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                                 [LOGO]

                      IMPORTANT SHAREHOLDER COMMUNICATION

                                                                 January 7, 1997

DEAR SHAREHOLDER:

    You are cordially invited and encouraged to attend the special meeting (the "Special Meeting") of shareholders of The Corvallis Clinic, P.C., an Oregon professional corporation ("Corvallis Clinic"), to be held on Monday, January 20, 1997, at 3680 NW Samaritan Drive, Corvallis, Oregon 97330, commencing at 6:30 p.m. (Pacific Standard Time). At the Special Meeting, shareholders of Corvallis Clinic will consider and make a fundamental determination regarding the future direction of Corvallis Clinic.

    REORGANIZATION AND MERGER

    More specifically, at the Special Meeting, shareholders will be asked to consider and vote upon three proposals (the "Proposals") in connection with the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of September 19, 1996, as amended on November 4, 1996, November 29, 1996 and December 31, 1996 (referred to herein, as so amended, as the "Reorganization and Merger Agreement"), among Corvallis Clinic, HealthFirst Medical Group, P.C., an Oregon professional corporation ("HealthFirst"), Medford Clinic, P.C., an Oregon professional corporation ("Medford Clinic" and, together with Corvallis Clinic and HealthFirst, referred to herein, collectively, as the "Companies"), and Physician Partners, Inc., a newly-formed Delaware corporation ("PPI").

    The Reorganization and Merger Agreement contemplates that each Company will effect a reorganization of its corporate structure and a merger with and into PPI, resulting in a consolidation of the operations (other than the provider professional services businesses) of the Companies. Upon consummation of the transactions contemplated by the Reorganization and Merger Agreement, each shareholder of Corvallis Clinic will be a stockholder of PPI as well as a shareholder of a newly-formed Oregon professional corporation ("Corvallis Clinic New PC"), and PPI and Corvallis Clinic New PC will be parties to a 40-year practice management agreement (the "Management Agreement"). It is a condition to the consummation of the transactions contemplated by the Reorganization and Merger Agreement that the holders of two-thirds of the outstanding shares of Class A Preferred Stock of Corvallis Clinic and the holders of two-thirds of the outstanding shares of Class B Common Stock of Corvallis Clinic, in each case voting separately as a group, vote in person or by proxy at the Special Meeting FOR the approval thereof.

    The first two proposals arising under the Reorganization and Merger Agreement seek the approval, respectively, of (1) the distribution (the "Corvallis Clinic Distribution") by Corvallis Clinic to its Class A shareholders of the entire equity interest in Corvallis Clinic New PC, a newly-formed Oregon professional corporation subsidiary of Corvallis Clinic, to which the provider professional services business of Corvallis Clinic will be transferred, and (2) the merger (the "Merger") of Corvallis Clinic, reorganized to hold the physician practice management business, HealthFirst and Medford Clinic (each of which would be similarly reorganized) with and into PPI.

    The Corvallis Clinic Distribution will be made whereby the holders of Class A Preferred Stock of Corvallis Clinic will receive all of the issued and outstanding shares of Corvallis Clinic New PC, allocated on a pro rata basis in accordance with the percentage of Class A Preferred Stock of Corvallis Clinic then held by each such holder. The transfer of the provider professional services business to Corvallis Clinic New PC and the subsequent Corvallis Clinic Distribution is necessary to comply with Oregon law restrictions on non-physician ownership or control of a medical practice. Holders of Class B Common Stock of Corvallis Clinic and Class C Preferred Stock of Corvallis Clinic at the time of such reorganization and Merger would hold, after consummation thereof, common stock of PPI; holders of Class A Preferred Stock of Corvallis Clinic would hold common stock of both Corvallis Clinic New PC and PPI. The number
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of shares of common stock of PPI which shareholders of Corvallis Clinic will receive in the Merger is based on an exchange ratio described in the accompanying Joint Proxy Statement/Prospectus.

    The Reorganization and Merger Agreement also contemplates that PPI, Corvallis Clinic and the other Companies will, prior to the effective time of the Merger, enter into an escrow agreement with an escrow agent reasonably acceptable to PPI and the Companies, pursuant to which escrow agreement the shareholders of each of the Companies will deposit into escrow a certain number of shares of common stock of PPI received in consideration of the Merger. The aggregate number of shares of common stock of PPI deposited in escrow by holders of Class B Common Stock of Corvallis Clinic as of the effective time of the Merger will be 622,000 (representing 8,000 shares for each full-time equivalent physician and other specified provider ("FTE") of Corvallis Clinic as of October 1, 1996). Shareholders of HealthFirst and Medford Clinic will deposit in escrow 840,000 shares and 464,000 shares, respectively, of common stock of PPI (again, representing 8,000 shares per FTE). Since the shareholders of each of the Companies, as a group, will initially be entitled to receive an aggregate of 31,000 shares per FTE of such Company as consideration in the Merger, such shareholders, as a group, will hold outside of escrow at least 23,000 shares per FTE of such Company. Common stock of PPI will be released to such shareholders (referred to herein as "Escrow Holders") from escrow based on the net shareholder equity per FTE of the Companies as reflected on their audited balance sheets as of December 31, 1996 ("Net Shareholder Equity Per FTE"). If the Net Shareholder Equity Per FTE of any Company (referred to herein as an "Excess Company") exceeds that of any of the other Companies by more than 20 percent (a difference of greater than 20 percent being referred to herein as an "Excess Difference"), the number of shares released from escrow will be adjusted to reflect such Excess Difference. More specifically, shares will be released to Escrow Holders so that the Escrow Holders who had been shareholders of an Excess Company would receive out of escrow, in the aggregate, such number of shares of common stock of PPI as represents a value (measured assuming a $15.82 per share value of common stock of PPI(1)) exceeding the aggregate value of shares of common stock of PPI received by the Escrow Holders who had been shareholders of the other Company or Companies by an amount equal to the product of the Excess Difference multiplied by the FTE of such Excess Company. In contrast, if the Net Shareholder Equity Per FTE of each of the Companies is within 20 percent of one another, each Escrow Holder will receive out of escrow one-half of the shares deposited thereby (which would result in the shareholders of each of the Companies receiving, in the aggregate, 27,000 shares per FTE of such Company).

    Thus, depending upon differences between net shareholder equity of the Companies as of December 31, 1996, the shareholders of each of the Companies might receive all, a portion or none of the shares of common stock of PPI deposited thereby in escrow (ranging from an aggregate of 31,000 shares per FTE to an aggregate 23,000 shares per FTE on a Company-by-Company basis, provided that the aggregate number of shares released from escrow will not result in the total number of shares issued as consideration in the Merger to the shareholders of all of the Companies exceeding 27,000 shares per FTE of all the Companies). Balance sheets reflecting the December 31, 1996 net shareholder equity of the Companies will be prepared and audited no later than March 31, 1997; within five business days of delivery of such balance sheets, the Escrow Holders will receive shares of common stock of PPI from escrow as described above. Any common stock of PPI not so released from escrow will be cancelled and retired. For details regarding the material terms of the escrow arrangement, see "Terms of the Reorganization and Merger-- Escrow Arrangement" of the accompanying Joint Proxy Statement/Prospectus.

    The shares of common stock of PPI to be received by each shareholder as consideration in the Merger will be Class A Common Stock, par value $0.01 per share ("PPI Class A Common Stock"), of PPI which

------------------------

(1) The $15.82 per share value is based on an appraisal of PPI that was prepared by an independent valuation firm assuming the consummation of the Merger as of June 30, 1996 and assuming that 6,635,250 shares of common stock of PPI (reflecting the sum of 27,000 shares per FTE of the Companies and 135,000 shares issued to four officers and one director of PPI) are outstanding after the release of shares from escrow.

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are subject to repurchase by PPI, at its option, only in the event that, for reasons other than death, disability or retirement, such shareholder ceases to be an employee or member of the board of directors of PPI or Corvallis Clinic New PC. If such a shareholder undertakes certain activities in competition with either PPI or physician groups with which PPI has entered into a Management Agreement after the termination of employment or membership in the board of directors of PPI or Corvallis Clinic New PC, the repurchase price for the shares held by such shareholder will be equal to the lesser of fair market value at the time of repurchase and fair market value at the time of issuance of such shares. If PPI decides to exercise such right to repurchase any share of PPI Class A Common Stock upon the occurrence of such event, PPI will comply with applicable requirements of Rule 14e-1 promulgated under the Securities Exchange Act of 1934, as amended. For details regarding the repurchase right and the repurchase price, see "Terms of the Reorganization and Merger--PPI's Right to Repurchase PPI Class A Common Stock."

    The shares of PPI Class A Common Stock are also subject to a prohibition against transfer for a period of five years from the date of issuance to the original holder thereof (the "Issuance Date"), provided that such holder has a right to elect, at any time after the second anniversary of the Issuance Date, to require PPI to include up to 20 percent of such shares held thereby in a subsequent registration statement relating to any proposed registered public offering of common stock of PPI under which PPI receives net proceeds in excess of $30 million, subject to a reduction in the number of shares included in such public offering as determined by the managing underwriter. Upon the transfer of any share of PPI Class A Common Stock to a third party unaffiliated with the original holder thereof after the fifth anniversary of the Issuance Date when the transfer restriction expires or, if earlier, after the second anniversary of the Issuance Date pursuant to an exercise of the registration rights, such share will convert into one fully paid and non-assessable share of Class B Common Stock, par value $0.01 per share, of PPI. For a more detailed discussion of the transfer restriction, the registration rights and the conversion of PPI Class A Common Stock, see "Terms of the Reorganization and Merger--Resales of PPI Class A Common Stock and Registration Rights and Conversion of PPI Class A Common Stock."

    MANAGEMENT AGREEMENT

    In connection with the reorganization of Corvallis Clinic, the Management Agreement will be entered into between Corvallis Clinic and Corvallis Clinic New PC. Upon consummation of the Merger, PPI would succeed to Corvallis Clinic's rights and obligations under the Management Agreement and would provide to Corvallis Clinic New PC management and administrative services and facilities and equipment. As consideration, PPI would be entitled to (a) reimbursement of all Manager's Expenses (as such term is hereinafter defined) incurred by PPI and
(b) a management fee equal to 16% of the "Distributable Profit Amount" (defined as (i) gross revenues, booked on an accrual basis and subtracting specified contractual allowances and bad debts, received by PPI or Corvallis Clinic New PC relating to services provided by Corvallis Clinic New PC less (ii) Manager's Expenses). Corvallis Clinic New PC will be responsible for provider compensation and benefits. Corvallis Clinic New PC will be the entity responsible for the practice of medicine. The term "Manager's Expenses" is defined in the Management Agreement to mean the actual cost of all operating and non-operating expenses incurred by PPI in the operation of Corvallis Clinic New PC's medical offices. Any allocation of costs (as opposed to a pass-through of actual direct costs incurred by PPI in connection with the operation of Corvallis Clinic New PC medical offices, for which PPI shall be reimbursed in full) by PPI to Corvallis Clinic New PC shall require approval of the joint management board (composed of PPI and Corvallis Clinic New PC representatives) of the proposed cost allocation for a defined period of time prior to implementation of the function for which a cost allocation is proposed. "Manager's Expenses" expressly will not include any corporate overhead charges of PPI (other than as expressly agreed to in the Management Agreement), federal or state income taxes of PPI or Corvallis Clinic New PC, any expenses which are expressly designated as obligations to be assumed solely by PPI, and any amortization expense resulting from the amortization of costs in connection with the execution of the Management Agreement.

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    The Management Agreement will also provide for a Joint Management Board to govern and monitor the contractual relationship (including budgetary matters) between PPI and Corvallis Clinic New PC. In addition, it will require Corvallis Clinic New PC to make payments to PPI in the event that certain Corvallis Clinic New PC providers (excluding (i) those providers not subject to contracts with the predecessor Company of the New PC containing similar restrictions as of September 17, 1996, (ii) providers who, although not employed by such Company as of September 17, 1996, had entered into an employment agreement with such Company without some or all such covenants prior to September 17, 1996, (iii) those providers employed by such Company as of September 17, 1996, and bound by a covenant not to compete that shall have subsequently expired by its own terms (such provider being an Unbound Provider only with respect to such noncompetition covenant after the date of such expiration) or (iv) those providers employed by such Company as of September 17, 1996 and bound by a covenant not to compete whose employment by such Company or the successor New PC shall have been subsequently terminated involuntarily by such employer (such provider being an Unbound Provider only with respect to such noncompetition covenant after the date of such termination)) (a) engage in competition against Corvallis Clinic New PC, (b) disclose or misappropriate trade secrets of Corvallis Clinic New PC or PPI or (c) solicit employees to terminate their employment by Corvallis Clinic New PC or PPI. It is anticipated that each provider who is newly employed or promoted by Corvallis Clinic New PC will enter into an employment agreement containing a covenant requiring such provider to, in effect, indemnify Corvallis Clinic New PC in the event Corvallis Clinic New PC becomes obligated to make any such payment under the Management Agreement to PPI as a result of such provider's activities.

    The terms and conditions of the Reorganization and Merger Agreement and related documentation are described in the accompanying Joint Proxy Statement/Prospectus. The complete text of the Reorganization and Merger Agreement is attached as Appendix A to the accompanying Joint Proxy Statement/ Prospectus.

    STOCK OPTION PLAN

    The third Proposal to be considered and voted upon by Corvallis Clinic shareholders at the Special Meeting seeks approval of various PPI incentive compensation plans, copies of which are attached as Appendices B, C, D and E to the accompanying Joint Proxy Statement/Prospectus.

    Each of the Proposals to be considered and voted upon at the Special Meeting is described in greater detail in the accompanying Joint Proxy
Statement/Prospectus.

    PURPOSE OF TRANSACTIONS

    The Board of Directors of Corvallis Clinic believes that in order to maintain competitiveness in the health care industry and to continue to fund the growth of Corvallis Clinic, the ability to raise capital is critical for the future of Corvallis Clinic and that the proposed business combination with HealthFirst and Medford Clinic would enable the combined entity to have a significantly better chance of raising capital than that of Corvallis Clinic alone. The Board of Directors of Corvallis Clinic also believes that each of HealthFirst and Medford Clinic has proven its ability to manage its business and quality of care and, thus, are good merger partners. Furthermore, with a greater base of physicians and extensive geographical presence, the combined entity would have an enhanced capacity to provide a high quality of clinical care and to compete economically in both managed care and fee-for-service markets.

    RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Corvallis Clinic Board has unanimously approved the Corvallis Clinic Reorganization Proposal, the Merger Proposal and the PPI Incentive Compensation Plans Proposal and determined that the Merger is fair to, and in the best interest of, the shareholders of Corvallis Clinic. The material factors considered by the Corvallis Clinic Board in reaching its decision were the following: (i) a significantly better chance of acquiring capital for the future through PPI than as Corvallis Clinic alone; (ii) the ability to share strengths

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and management expertise with the other Companies; (iii) the ability to transfer employees among offices without losing seniority or benefits; (iv) significantly better Merger consideration to the shareholders of Corvallis Clinic than any other alternative; (v) the exchange of Corvallis Clinic shares for shares of PPI Class A Common Stock on a tax-free basis; and (vi) fairness of Merger consideration to the shareholders of Corvallis Clinic. Potential negative factors considered by the Corvallis Clinic Board included (a) apprehension that acquisitions by PPI in surrounding service areas could limit Corvallis Clinic's growth and (b) the impact of losing the services of certain key personnel to PPI. Such considerations were outweighed by the positive factors. AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS OF CORVALLIS CLINIC HAS UNANIMOUSLY APPROVED THE REORGANIZATION AND MERGER AGREEMENT AND THE PROPOSALS AND
RECOMMENDS THAT YOU VOTE IN FAVOR THEREOF AT THE SPECIAL MEETING.

    The directors and executive officers of Corvallis, as a group, beneficially hold an aggregate of 6 shares of Class A Preferred Stock of Corvallis Clinic and an aggregate of 891 shares of Class B Common Stock of Corvallis Clinic, representing approximately 10% and 7% of the outstanding shares of Class A Preferred Stock of Corvallis Clinic and Class B Common Stock of Corvallis Clinic, respectively. Each of the directors and executive officers of Corvallis Clinic has indicated that it is his or her present intention to vote all of the shares held thereby FOR approval of the Proposals. The Corvallis Clinic management has also indicated its present intention to support approval of the Proposals.

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    VOTING PROCEDURES

    The affirmative vote of two-thirds of the outstanding shares of Class A Preferred Stock of Corvallis Clinic and two-thirds of the outstanding shares of Class B Common Stock of Corvallis Clinic, in each case as a voting group, is necessary for approval of the Proposals. It is important that your shares of Class A Preferred Stock of Corvallis Clinic and Class B Common Stock of Corvallis Clinic be voted at the Special Meeting, regardless of the number of such shares held by you. FAILURE OF A SHAREHOLDER TO SUBMIT A PROXY OR VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE APPROVAL OF THE PROPOSALS. THEREFORE, PLEASE COMPLETE, SIGN, DATE AND RETURN THE APPLICABLE ENCLOSED PROXY OR PROXIES AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, AND NO LATER THAN JANUARY 20, 1997.

    A return envelope is enclosed for your convenience and requires no postage for mailing in the United States. When a proxy is properly executed and returned, shares of Class A Preferred Stock of Corvallis Clinic or Class B Common Stock of Corvallis Clinic to which such proxy is applicable will be voted in accordance with the directions indicated on the proxy applicable to such shares, or if no directions are indicated, such shares will be voted FOR each of the Corvallis Clinic Reorganization Proposal, the Merger Proposal and the PPI Incentive Compensation Plans Proposal.

    This will not prevent you from voting such shares in person in the event that you attend the Special Meeting. Any Corvallis Clinic shareholder giving a proxy with respect to Class A Preferred Stock or Class B Common Stock may revoke such proxy at any time before it is voted at the Special Meeting by (i) providing written notice of such revocation to Corvallis Clinic, (ii) signing and delivering another proxy with respect to Class A Preferred Stock or Class B Common Stock, as the case may be, bearing a later date, to Darrel D. Bibler, M.D., Secretary, The Corvallis Clinic, P.C., 444 NW Elks Drive, Corvallis, Oregon 97330 or (iii) attending the Special Meeting and voting in person.

    We look forward to seeing you on Monday, January 20, 1997.

                                          Sincerely,

                                                        [SIG]
                                          --------------------------------------

                                          David H. Cutsforth, Jr., M.D.
                                          President

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                           THE CORVALLIS CLINIC, P.C.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 20, 1997

To the Shareholders of The Corvallis Clinic, P.C.:

    NOTICE IS HEREBY GIVEN that a special meeting (the "Special Meeting") of the shareholders of The Corvallis Clinic, P.C., an Oregon professional corporation ("Corvallis Clinic"), will be held on January 20, 1997, at 3680 NW Samaritan Drive, Corvallis, Oregon 97330, commencing at 6:30 p.m. (Pacific Standard Time), for the following purposes (which shall constitute the agenda for the meeting):

    1. To consider and vote upon a proposal to approve the following constituting the Corvallis Clinic Reorganization Proposal:

       (a) the Corvallis Clinic Asset Transfer (as such term is defined below);

       (b) the Corvallis Clinic Conversion (as such term is defined below) and other transactions contemplated by the Corvallis Clinic Reorganization Transactions (as such term is defined below); and

       (c) the provisions of the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of September 19, 1996, as amended on November 4, 1996, November 29, 1996 and December 31, 1996 (referred to herein, as so amended, as the "Reorganization and Merger Agreement"), among Corvallis Clinic, HealthFirst Medical Group, P.C., an Oregon professional corporation ("HealthFirst"), Medford Clinic, P.C., an Oregon professional corporation ("Medford Clinic"), and Physician Partners, Inc., a newly-formed Delaware corporation ("PPI"), relating to the Corvallis Clinic Reorganization Transactions.

    Pursuant to the Reorganization and Merger Agreement, Corvallis Clinic will effect the following transactions (referred to herein, collectively, as the "Corvallis Clinic Reorganization Transactions"):

           (i) Corvallis Clinic will incorporate, as a wholly-owned subsidiary thereof, a professional corporation ("Corvallis Clinic New PC") under the Oregon Professional Corporation Act;

           (ii) Corvallis Clinic will transfer to Corvallis Clinic New PC certain of Corvallis Clinic's assets relating to the provider professional services business of Corvallis Clinic, which assets are expected to be intangible assets related to the practice of medicine, including employment agreements with providers, medical records and insurance contracts (referred to herein, collectively, as the "Corvallis Clinic New PC Assets"), and cause Corvallis Clinic New PC to assume liabilities of Corvallis Clinic relating to the Corvallis Clinic New PC Assets ("Corvallis Clinic Asset Transfer");

           (iii) it is anticipated that Corvallis Clinic will make a distribution under which the holders of Class A Preferred Stock of Corvallis Clinic shall receive all of the issued and outstanding shares of Corvallis Clinic New PC, allocated on a pro rata basis in accordance with the percentage of Class A Preferred Stock of Corvallis Clinic then held by each such holder (such distribution being referred to herein as the "Corvallis Clinic Distribution"), so long as such distribution would not cause adverse tax or other consequences for HealthFirst or Medford Clinic or their respective shareholders with respect to the qualification of the Merger (as such term is defined below) as a "reorganization" within the meaning of Section 368(a)(i)(A) of the Internal Revenue Code, as amended (the "Code");

           (iv) Corvallis Clinic will convert from an Oregon professional corporation to an Oregon business corporation (such conversion being referred to herein as the "Corvallis Clinic Conversion") by filing Restated Articles of Incorporation, together with the required fee, with the Secretary of State of the State of Oregon in accordance with the Oregon Professional Corporation Act and the Oregon Business Corporation Act (collectively, the "Oregon Law"); and
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           (v) Corvallis Clinic will enter into a 40-year practice management agreement with Corvallis Clinic New PC.

    2. To consider and vote upon a proposal to approve the following constituting the Merger Proposal:

       (a) the Merger (as such term is defined below); and

       (b) the provisions of the Reorganization and Merger Agreement relating to the Merger Transactions (as such term is defined below).

    Pursuant to the Reorganization and Merger Agreement, the Companies will effect the following transactions (referred to herein, collectively, as the "Merger Transactions"):

           (i) Corvallis Clinic, HealthFirst and Medford Clinic (each being, at such time, a newly-converted Oregon business corporation) will merge with and into PPI (the "Merger"), which Merger will occur as promptly as practicable after the consummation of similar reorganization transactions by each of HealthFirst and Medford Clinic as described in the Reorganization and Merger Agreement;

           (ii) each outstanding share of Class A Preferred Stock of Corvallis Clinic, other than the shares held by those shareholders who take required actions to properly assert their dissenters' rights under the Oregon Business Corporation Act, will be converted into the right to receive 1,454 shares of Class A Common Stock, par value $0.01 per share ("PPI Class A Common Stock"), of PPI (the term "par value" denotes a stated value of capital stock, determined somewhat arbitrarily and generally bearing no relation to the market or actual value of such capital stock);

           (iii) each outstanding share of Class B Common Stock of Corvallis Clinic, other than the shares held by those shareholders who take required actions to properly assert their dissenters' rights under the Oregon Business Corporation Act, will be converted into the right to receive 192 shares of PPI Class A Common Stock;

           (iv) each outstanding share of Class C Preferred Stock of Corvallis Clinic, other than the shares held by those shareholders who take required actions to properly assert their dissenters' rights under the Oregon Business Corporation Act, will be converted into the right to receive six shares of PPI Class A Common Stock;

           (v) each outstanding Class A Share of HealthFirst, other than the shares held by those shareholders who take required actions to properly assert their dissenters' rights under the Oregon Business Corporation Act, will be converted into the right to receive 354 shares of PPI Class A Common Stock;

           (vi) each outstanding share of Common Stock of Medford Clinic, other than the shares held by those shareholders who take required actions to properly assert their dissenters' rights under the Oregon Business Corporation Act, will be converted into the right to receive 31,362 shares of PPI Class A Common Stock; and

           (vii) each outstanding option to purchase Class B Common Stock of Corvallis Clinic, Series 1 of Class A Shares of HealthFirst and Common Stock of Medford Clinic will be converted into the right to acquire, on the same terms and conditions, shares of PPI Class A Common Stock with the number of shares and exercise price applicable to such option adjusted based on the applicable exchange ratio for the underlying Class A Common Stock of Corvallis Clinic, Class A Shares of HealthFirst or Common Stock of Medford Clinic, as the case may be.

    The Reorganization and Merger Agreement also contemplates that PPI, Corvallis Clinic and the other Companies will, prior to the Effective Time of the Merger, enter into an escrow agreement with an escrow agent reasonably acceptable to PPI and the Companies, pursuant to which escrow agreement the shareholders of each of the Companies will deposit into escrow a certain number of shares of PPI Class A

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Common Stock received in consideration of the Merger. The aggregate number of shares of PPI Class A Common Stock deposited in escrow by holders of Class B Common Stock of Corvallis Clinic as of the Effective Time of the Merger will be 622,000 (representing 8,000 shares for each full-time equivalent physician and other specified provider ("FTE") of Corvallis Clinic as of October 1, 1996). Shareholders of HealthFirst and Medford Clinic will deposit in escrow 840,000 shares and 464,000 shares, respectively, of PPI Class A Common Stock (again, representing 8,000 shares per FTE). On a per-share basis (i) 91 shares of PPI Class A Common Stock per share of HealthFirst Class A Share will be deposited in escrow, (ii) 52 shares of PPI Class A Common Stock per share of Corvallis Clinic Class B Stock will be deposited in escrow and (iii) 8,098 shares of PPI Class A Common Stock per share of Medford Clinic Common Stock will be deposited in escrow. Since the shareholders of each of the Companies, as a group, will initially be entitled to receive an aggregate of 31,000 shares per FTE of such Company as consideration in the Merger, such shareholders, as a group, will hold outside of escrow at least an aggregate of 23,000 shares per FTE of such Company.

    PPI Class A Common Stock will be released to such shareholders (referred to herein as "Escrow Holders") from escrow based on the net shareholder equity per FTE of the Companies as reflected on their audited balance sheets as of December 31, 1996 ("Net Shareholder Equity Per FTE"). If the Net Shareholder Equity Per FTE of any Company (referred to herein as an "Excess Company") exceeds that of any of the other Companies by more than 20 percent (a difference of greater than 20 percent being referred to herein as an "Excess Difference"), the number of shares released from escrow will be adjusted to reflect such Excess Difference. More specifically, shares will be released to Escrow Holders so that the Escrow Holders who had been shareholders of an Excess Company would receive out of escrow, in the aggregate, such number of shares of PPI Class A Common Stock as represents a value (measured assuming a $15.82 per share value of PPI Class A Common Stock(1)) exceeding the aggregate value of shares of PPI Class A Common Stock received by the Escrow Holders who had been shareholders of the other Company or Companies by an amount equal to the product of the Excess Difference multiplied by the FTE of such Excess Company. In contrast, if the Net Shareholder Equity Per FTE of each of the Companies is within 20 percent of one another, each Escrow Holder will receive out of escrow one-half of the shares deposited thereby (which would result in the shareholders of each of the Companies receiving, in the aggregate, 27,000 shares per FTE of such Company).

    Thus, depending upon differences between net shareholder equity of the Companies as of December 31, 1996, the shareholders of each of the Companies might receive all, a portion or none of the shares of PPI Class A Common Stock deposited thereby in escrow (ranging from an aggregate of 31,000 shares per FTE to an aggregate of 23,000 shares per FTE on a Company-by-Company basis, provided that the aggregate number of shares released from escrow will not result in the total number of shares issued as consideration in the Merger to the shareholders of all of the Companies exceeding 27,000 shares per FTE of all the Companies). The aggregate number of shares of PPI Class A Common Stock which the shareholders of each of the Companies, may receive, as a group, as consideration in the Merger ranges from an aggregate of 31,000 shares per FTE to an aggregate of 23,000 per FTE on a Company-by-Company basis, provided that an aggregate number of shares released from escrow will not result in the total number of shares issued to all of the shareholders of the Companies as consideration in the Merger exceeding 27,000 shares per FTE of all of the Companies. On a per-share basis, the ranges are (i) from 263 shares to 354 shares of PPI Class A Common Stock per HealthFirst Class A Share, (ii) from 140 shares to 192 shares of PPI Class A Common Stock per share of Corvallis Clinic Class B Stock and
(iii) from 23,269 shares to 31,362 shares of PPI Class A Common Stock per share of Medford Clinic Common Stock.

------------------------

(1) The $15.82 per share value is based on an appraisal of PPI that was prepared by an independent valuation firm assuming the consummation of the Merger as of June 30, 1996 and assuming that 6,635,250 shares of PPI Class A Common Stock (reflecting the sum of 27,000 shares per FTE of the Companies and 135,000 shares issued to four officers and one director of PPI) are outstanding after the release of shares from escrow.

Balance sheets reflecting the December 31, 1996 net shareholder equity of the Companies will be prepared and audited no later than March 31, 1997; within five business days of delivery of such balance sheets, the Escrow Holders will receive shares of PPI Class A Common Stock from escrow as described above. Any PPI Class A Common Stock not so released from escrow will be cancelled and retired. For details regarding the material terms of the escrow arrangement, see "Terms of the Reorganization and Merger-- Escrow Arrangement" of the accompanying Joint Proxy Statement/Prospectus.

    The complete text of the Reorganization and Merger Agreement is attached as Appendix A to the accompanying Joint Proxy Statement/Prospectus.

    3. To consider and vote upon a proposal to approve four plans (referred to collectively herein as the "PPI Incentive Compensation Plans"):

           (i) the Physician Partners, Inc. Employee Stock Option Plan;

           (ii) the Physician Partners, Inc. Non-Employee Director Stock Option Plan;

           (iii) the Physician Partners, Inc. Non-Employee Provider Stock Option Plan; and

           (iv) the Physician Partners, Inc. Change in Control Plan,

under which a total of up to 2,500,000 shares of PPI Class A Common Stock will be available for issuance to.

               (A) providers employed by Corvallis Clinic New PC or any other newly-formed professional corporation with which PPI enters into a practice management agreement;

               (B) officers and employees of PPI or any of its operating
                   subsidiaries; and

               (C) non-employee members of the Board of Directors of PPI.

    Copies of the PPI Incentive Compensation Plans are attached as Appendices B, C, D and E to the accompanying Joint Proxy Statement/Prospectus.

    4. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

    Only shareholders of record at the close of business on December 24, 1996, will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

    The terms and conditions of the Reorganization and Merger Agreement are described in the accompanying Joint Proxy Statement/Prospectus.
                            ------------------------

    YOUR VOTE IS IMPORTANT. The affirmative vote of two-thirds of the outstanding shares of Class A Preferred Stock of Corvallis Clinic and two-thirds of the outstanding shares of Class B Common Stock of Corvallis Clinic, in each case as a voting group, is necessary for approval of the proposals described herein at the Special Meeting. THEREFORE, PLEASE COMPLETE, SIGN, DATE AND RETURN THE APPLICABLE ENCLOSED PROXY OR PROXIES AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, AND NO LATER THAN JANUARY 20, 1997. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States. Proxies are revocable at any time prior to the time they are voted, and shareholders who are present at the Special Meeting may withdraw their proxies and vote in person if they so desire.

    When a proxy is properly executed and returned, the shares of Class A Preferred Stock of Corvallis Clinic or Class B Common Stock of Corvallis Clinic to which such proxy is applicable will be voted in accordance with the directions indicated on the proxy applicable to such shares, or if no directions are indicated, such shares will be voted FOR each of the Corvallis Clinic Reorganization Proposal, the Merger

Proposal and the PPI Incentive Compensation Plans Proposal. Additional terms and conditions relating to the enclosed proxy or proxies are described in the accompanying Joint Proxy Statement/Prospectus.

                                          By Order of the Board of Directors

                                                          [SIG]
                                          --------------------------------------

                                          Darrel D. Bibler, M.D., Secretary

January 7, 1997

                             JOINT PROXY STATEMENT
                                      FOR
                       SPECIAL MEETING OF SHAREHOLDERS OF
                        HEALTHFIRST MEDICAL GROUP, P.C.
                         TO BE HELD ON JANUARY 21, 1997
                       SPECIAL MEETING OF SHAREHOLDERS OF
                           THE CORVALLIS CLINIC, P.C.
                         TO BE HELD ON JANUARY 20, 1997
                       SPECIAL MEETING OF SHAREHOLDERS OF
                              MEDFORD CLINIC, P.C.
                         TO BE HELD ON JANUARY 19, 1997
                            PHYSICIAN PARTNERS, INC.
                      PHYSICIAN PARTNERS HEALTHFIRST, P.C.
                       PHYSICIAN PARTNERS CORVALLIS, P.C.
                        PHYSICIAN PARTNERS MEDFORD, P.C.
                                   PROSPECTUS

    This Joint Proxy Statement/Prospectus is provided in connection with the solicitation by:

        (i) the Board of Directors of HealthFirst Medical Group, P.C., an Oregon professional corporation ("HealthFirst"), of proxies from holders of Class A Shares of HealthFirst ("HealthFirst Class A Shares") and for use at the special meeting of HealthFirst shareholders to be held on Tuesday, January 21, 1997 and at any adjournment thereof (the "HealthFirst Special Meeting");

        (ii) the Board of Directors of The Corvallis Clinic, P.C., an Oregon professional corporation ("Corvallis Clinic"), of proxies from holders of shares of Class A Preferred Stock of Corvallis Clinic ("Corvallis Clinic Class A Stock") and Class B Common Stock of Corvallis Clinic ("Corvallis Clinic Class B Stock") for use at the special meeting of Corvallis Clinic shareholders to be held on Monday, January 20, 1997 and at any adjournment thereof (the "Corvallis Clinic Special Meeting"); and

       (iii) the Board of Directors of Medford Clinic, P.C., an Oregon professional corporation ("Medford Clinic" and, together with HealthFirst and Corvallis Clinic, referred to herein, collectively, as the "Companies"), of proxies from holders of shares of Common Stock of Medford Clinic ("Medford Clinic Common Stock") for use at the special meeting of Medford Clinic shareholders to be held on Sunday, January 19, 1997 and at any adjournment thereof (the "Medford Clinic Special Meeting").

    This Joint Proxy Statement/Prospectus relates to the transactions contemplated by the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of September 19, 1996, as amended on November 4, 1996, November 29, 1996 and December 31, 1996 (referred to herein, as so amended, as the "Reorganization and Merger Agreement"), by and among HealthFirst, Corvallis Clinic, Medford Clinic and Physician Partners, Inc., a newly-formed Delaware corporation ("PPI"). The Reorganization and Merger Agreement provides for:

        (i) the HealthFirst Reorganization Transactions, the Corvallis Clinic Reorganization Transactions and the Medford Clinic Reorganization Transactions (as such terms are defined herein and, collectively, the "PC Reorganization Transactions"); and

        (ii) the Merger Transactions (as such term is defined herein).

    The complete text of the Reorganization and Merger Agreement, together with all amendments thereto, is attached hereto as Appendix A and is incorporated herein by this reference.

    THE BOARD OF DIRECTORS OF HEALTHFIRST HAS UNANIMOUSLY APPROVED THE REORGANIZATION AND MERGER AGREEMENT AND THE PROPOSALS CONTAINED HEREIN AND RECOMMEND THAT THE SHAREHOLDERS OF HEALTHFIRST VOTE IN FAVOR THEREOF AT THE HEALTHFIRST SPECIAL MEETING.

    THE BOARD OF DIRECTORS OF CORVALLIS CLINIC HAS UNANIMOUSLY APPROVED THE REORGANIZATION AND MERGER AGREEMENT AND THE PROPOSALS CONTAINED HEREIN AND RECOMMEND THAT THE SHAREHOLDERS OF CORVALLIS CLINIC VOTE IN FAVOR THEREOF AT THE CORVALLIS CLINIC SPECIAL MEETING.

    THE BOARD OF DIRECTORS OF MEDFORD CLINIC HAS UNANIMOUSLY APPROVED THE REORGANIZATION AND MERGER AGREEMENT AND THE PROPOSALS CONTAINED HEREIN AND RECOMMEND THAT THE SHAREHOLDERS OF MEDFORD CLINIC VOTE IN FAVOR THEREOF AT THE MEDFORD CLINIC SPECIAL MEETING.

                            ------------------------

    This Joint Proxy Statement/Prospectus is a prospectus under the Securities Act of 1933, as amended (the "Securities Act"), for (1) the dividend distribution of shares (the "New PC Distributions") (a) by HealthFirst of common stock of Physician Partners HealthFirst, P.C., a newly formed, wholly owned subsidiary of HealthFirst, (b) by Corvallis Clinic of common stock of Physician Partners Corvallis, P.C., a newly formed, wholly owned subsidiary of Corvallis Clinic, and (c) by Medford Clinic of common stock of Physician Partners Medford, P.C., a newly formed, wholly owned subsidiary of Medford Clinic (Physician Partners HealthFirst, P.C., Physician Partners Corvallis, P.C. and Physician Partners Medford, P.C. being referred to herein, collectively, as the "New PCs") and (2) the issuance of shares of Class A Common Stock, par value $0.01 per share ("PPI Class A Common Stock"), of PPI into which outstanding HealthFirst Class A Shares, Corvallis Clinic Class A Stock, Corvallis Clinic Class B Stock, Corvallis Clinic Class C Stock and Medford Clinic Common Stock (referred to herein, collectively, as the "Old PC Shares") will be converted upon consummation of the Merger.

    If the HealthFirst Reorganization Proposal and the Merger Proposal are approved by the shareholders of HealthFirst at the HealthFirst Special Meeting, the Corvallis Clinic Reorganization Proposal and the Merger Proposal are approved by the shareholders of Corvallis Clinic at the Corvallis Clinic Special Meeting and the Medford Clinic Reorganization Proposal and the Merger Proposal are approved by the shareholders of Medford Clinic at the Medford Clinic Special Meeting, and if the other conditions specified in the Reorganization and Merger Agreement (including the condition that not more than 15% of the outstanding shares of capital stock of any Company dissent from the Merger) are satisfied or waived, the Companies will make the New PC Distributions. Each HealthFirst shareholder will receive one share of common stock of Physician Partners HealthFirst, P.C. Each Corvallis Clinic Class A shareholder will receive one share of common stock of Physician Partners Corvallis, P.C. Each Medford Clinic shareholder will receive one share of common stock of Physician Partners Medford, P.C. Subsequently, each of HealthFirst, Corvallis Clinic and Medford Clinic will merge with and into PPI and will cease to exist as a separate entity, with PPI continuing as the surviving corporation of the Merger. Upon the Merger (A) each outstanding HealthFirst Class A Share will be converted into the right to receive 354 shares of PPI Class A Common Stock, (B) each outstanding share of Corvallis Clinic Class A Stock, Corvallis Clinic Class B Stock and Corvallis Clinic Class C Stock will be converted into the right to receive 1,454 shares of PPI Class A Common Stock, 192 shares of PPI Class A Common Stock and six shares of PPI Class A Common Stock, respectively, and (C) each outstanding share of Medford Clinic Common Stock will be converted into the right to receive 31,362 shares of PPI Class A Common Stock.

    The Reorganization and Merger Agreement also contemplates that PPI and the Companies will, prior to the effective time of the Merger (the "Effective Time"), as determined by the Board of Directors of PPI (the "PPI Board"), enter into an escrow agreement with an escrow agent reasonably acceptable to PPI and the Companies, pursuant to which escrow agreement the shareholders of each of the Companies will deposit into escrow certain number of shares of PPI Class A Common Stock received in consideration of the Merger. The total number of shares of PPI Class A Common Stock that will be deposited in escrow by shareholders of HealthFirst, holders of Corvallis Clinic Class B Stock and shareholders of Medford Clinic as of the Effective Time of the Merger 1,926,000 (representing 8,000 shares for each full-time equivalent physician and other specified provider ("FTE") of each of the Companies as of October 1, 1996, with full-or part-time equivalence determined based on a work week of at least four full working days for full-time equivalence). Shareholders of HealthFirst, holders of Corvallis Clinic Class B Stock and shareholders of Medford Clinic, in each case as a group, will deposit in escrow 840,000 shares, 622,000 shares and 464,000 shares, respectively, of PPI Class A Common Stock. On a per-share basis, (i) 91 shares of PPI Class A Common Stock per HealthFirst Class A Share will be deposited in escrow, (ii) 52 shares of PPI Class A Common Stock per share of Corvallis Clinic Class B Stock will be deposited in escrow and (iii) 8,098 shares of PPI Class A Common Stock per share of Medford Clinic Common Stock will be deposited in escrow. Since the shareholders of each of the Companies, as a group, will be entitled to receive an aggregate of 31,000 shares per FTE of such Company as consideration in the Merger, such shareholders, as a group, will hold outside of escrow at least 23,000 shares per FTE of such Company.

    PPI Class A Common Stock will be released to such shareholders (referred to herein as "Escrow Holders") from the escrow based on the net shareholder equity per FTE of the Companies as reflected on their audited balance sheets as of December 31, 1996 ("Net Shareholder Equity Per FTE"). If the Net Shareholder Equity Per FTE of any Company (referred to herein as an "Excess Company") exceeds that of any of the other Companies by more than 20 percent (a difference of greater than 20 percent being referred to herein as an "Excess Difference" and the Company with the lowest Net Shareholder Equity Per FTE being referred to herein as the "Baseline Company"), the number of shares released from escrow will be adjusted to reflect such Excess Difference. More specifically, shares will be released to Escrow Holders so that the Escrow Holders who had been shareholders of an Excess Company would receive out of escrow, in the aggregate, such number of shares of PPI Class A Common Stock as represents a value (measured assuming a $15.82 per share value of PPI Class A Common Stock (1)) exceeding the aggregate value of shares of PPI Class A Common Stock received by the Escrow Holders who had been shareholders of the other Company or Companies by an amount equal to the product of the Excess Difference of such Excess Company multiplied by the FTE of such Excess Company. In contrast, if the Net Shareholder Equity Per FTE of each of the Companies is within 20 percent of one another, each Escrow Holder will receive out of escrow one-half of the shares deposited thereby (which would result in the shareholders of each of the Companies receiving, in the aggregate, 27,000 shares per FTE of such Company as consideration in the Merger).

    Thus, depending upon differences between net shareholder equity of the Companies as of December 31, 1996, each Escrow Holder might receive all, a portion or none of the shares of PPI Class A Common Stock deposited thereby in escrow. The aggregate number of shares of PPI Class A Common Stock which the shareholders of each of the Companies may receive, as a group, as consideration in the Merger ranges from an aggregate of 31,000 shares per FTE to an aggregate of 23,000 per FTE on a Company-by-Company basis, provided that the aggregate number of shares released from escrow will not result in the total number of shares issued to all of the shareholders of the Companies as consideration in the Merger exceeding 27,000 shares per FTE of all of the Companies. On a per-share basis, the ranges are (i) from 263 shares to 354 shares of PPI Class A Common Stock per HealthFirst Class A Share, (ii) from 140 shares to 192 shares of PPI Class A Common Stock per share of Corvallis Clinic Class B Stock and
(iii) from 23,269 shares to 31,362 shares of PPI Class A Common Stock per share of Medford Clinic Common Stock.

    Balance sheets reflecting the December 31, 1996 net shareholder equity of the Companies will be prepared and audited no later than March 31, 1997; within five business days of delivery of such balance sheets, the Escrow Holders will receive shares of PPI Class A Common Stock from escrow as described above. Any PPI Class A Common Stock not so released from escrow will be cancelled and retired. For

------------------------

(1) The $15.82 per share value is based on an appraisal of PPI that was prepared by an independent valuation firm assuming the consummation of the Merger as of June 30, 1996 and assuming that 6,635,250 shares of PPI Class A Common Stock (reflecting the sum of 27,000 shares per FTE of the Companies and 135,000 shares issued to four officers and one director of PPI) are outstanding after the release of shares from escrow.

details regarding the material terms of the escrow arrangement, see "Summary--The Merger" and "Terms of the Reorganization and Merger--Escrow Arrangement" of this Joint Proxy Statement/Prospectus.

    The complete text of the Reorganization and Merger Agreement is attached as Appendix A to this Joint Proxy Statement/Prospectus.

    Cash, without interest, will be paid in lieu of the issuance of fractional shares of PPI Class A Common Stock, rounded to the nearest cent, equal to the product of such fraction multiplied by the fair market value of a share of PPI Class A Common Stock as of the Effective Time.

    The shares of PPI Class A Common Stock to be received by each shareholder of each Company as consideration in the Merger will be subject to repurchase by PPI, at its option, at a price equal to the fair market value at the time of repurchase, only in the event such shareholder ceases (for reasons other than death, disability or certain retirement events) to be an employee or member of the board of directors of (i) PPI or (ii) any professional corporation with which PPI has entered into a practice management agreement (a "New PC Management Agreement"). If such shareholder, after the termination of employment or membership in the board of directors of PPI or such professional corporation undertakes activities which are competitive with PPI or physician groups with which PPI has entered into a practice management agreement, the repurchase price for the shares held by such shares will be equal to the lesser of (i) the fair market value of such shares at the time of issuance thereof to such shareholder or (ii) the fair market value of such shares at the time of such repurchase. If PPI decides to exercise such right to repurchase any share of PPI Class A Common Stock upon the occurrence of such event, PPI will comply with applicable requirements of Rule 14e-1 promulgated under the Securities Exchange Act of 1934, as amended. See "Terms of the Reorganization and Merger--PPI's Right to Repurchase PPI Class A Common Stock."

    The shares of PPI Class A Common Stock will not be transferable for five years other than under certain "piggyback" registration rights to which holders thereof are entitled beginning upon the second anniversary of the Merger. Each share of PPI Class A Common Stock converts automatically into one share of Class B Common Stock, par value $0.01 per share ("PPI Class B Common Stock") upon any such permitted sale or transfer thereof. PPI Class A Common Stock will not be convertible into PPI Class B Common Stock in any other circumstances. For a more detailed description of the transfer restrictions, the registration rights and the conversion feature regarding PPI Class A Common Stock, see "Terms of the Reorganization and Merger -- Resales of PPI Class A Common Stock and Registration Rights" and "Terms of the Reorganization and Merger -- Conversion of PPI Class A Common Stock."

    FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED WHEN EVALUATING THE TRANSACTIONS CONTEMPLATED BY THIS JOINT PROXY
STATEMENT/PROSPECTUS, SEE "RISK FACTORS" ON PAGES 27 THROUGH 38 OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

    NONE OF THE NEW PC DISTRIBUTIONS OR THE NEW PC SHARES TO BE DIVIDENDED IN CONNECTION THEREWITH NOR THE MERGER OR THE SECURITIES TO BE ISSUED IN THE MERGER HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The date of this Joint Proxy Statement/Prospectus is January 7, 1997, and it was mailed on or about such date.

                             AVAILABLE INFORMATION

    PPI has filed a registration statement on Form S-4 (the "Registration Statement") under the Securities Act, with the Securities and Exchange Commission (the "SEC") covering the PPI Class A Common Stock to be issued pursuant to the Reorganization and Merger Agreement. As permitted by the rules and regulations of the SEC, this Joint Proxy Statement/Prospectus does not contain all information set forth in the Registration Statement and exhibits thereto. For further information, please refer to the Registration Statement, including the exhibits thereto, all of which are available for inspection and copying at prescribed rates at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the regional offices of the SEC located at 5670 Wilshire Blvd., 11th Floor, Los Angeles, California 90036; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, Suite 1300, New York, New York 10048. The SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Statements contained in this Joint Proxy Statement/Prospectus relating to the contents of any contract or other document referred to herein are not necessarily complete, and reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

    Information regarding the New PCs is anticipated to be made available to shareholders in accordance with the past practices of the respective Companies. The New PCs do not expect to deliver to their shareholders annual reports containing financial information. Each New PC intends to file with the SEC such annual reports and other periodic informational reports as may be required thereof under the Securities Exchange Act of 1934, as amended.

                                     * * *

    All information in this Joint Proxy Statement/Prospectus concerning HealthFirst, HealthFirst New PC and their affiliates has been furnished by HealthFirst. All information in this Joint Proxy Statement/ Prospectus concerning Corvallis Clinic, Corvallis Clinic New PC and their affiliates has been furnished by Corvallis Clinic. All information in this Joint Proxy Statement/Prospectus concerning Medford Clinic, Medford Clinic New PC and their affiliates has been furnished by Medford Clinic. All information in this Joint Proxy Statement/Prospectus concerning PPI has been furnished by PPI.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO EXCHANGE OR SELL, OR A SOLICITATION OF AN OFFER TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED HEREBY, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SHARES OF PPI CLASS A COMMON STOCK OR SHARES OF THE NEW PCS MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE INFORMATION SET FORTH HEREIN OR THE AFFAIRS OF PPI, HEALTHFIRST, HEALTHFIRST NEW PC, CORVALLIS CLINIC, CORVALLIS CLINIC NEW PC, MEDFORD CLINIC, OR MEDFORD CLINIC NEW PC SINCE THE DATE HEREOF.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION.................................................................          i

SUMMARY...............................................................................          1
  General.............................................................................          1
  Risk Factors........................................................................          2
  The Companies.......................................................................          2
  The New PCs.........................................................................          3
  Background of the Merger............................................................          3
  Physician Partners, Inc.............................................................          4
  Meetings of the Shareholders........................................................          5
  Record Date and Vote Required.......................................................          6
  The Merger..........................................................................          6
  Comparison of Shares and Options....................................................          8
  The PC Reorganization Transactions..................................................         10
  Terms of the Reorganization and Merger..............................................         12
  Government and Regulatory Approvals.................................................         12
  Closing and Effective Time of the Merger............................................         12
  Interests of Certain Persons in the Merger..........................................         12
  Potential Adverse Consequences to Shareholders......................................         14
  Conditions of the PC Reorganization Transactions and the Merger.....................         15
  Termination of the PC Reorganization Transactions and the Merger....................         15
  Closing and Effective Time of the PC Reorganization Transactions and the Merger.....         16
  Effect of Merger on New Options.....................................................         16
  Recommendations of the Boards of Directors..........................................         16
  Federal Income Tax Considerations...................................................         17
  Accounting Treatment................................................................         18
  Dissenters' Rights Regarding the Merger.............................................         18
  Exchange/Issuance of Stock Certificates in the Merger...............................         19
  Summary Financial Data of the Companies, PPI and New PCs............................         19

RISK FACTORS..........................................................................         27
  Lack of Combined Operating History; New Company.....................................         27
  PPI's Dependence on New PCs.........................................................         27
  Impact of New PC Management Agreements on Provider Compensation and Benefits........         28
  Impact of Certain Restrictions on Providers of New PCs..............................         28
  Recent Operating Losses of Certain Companies........................................         29
  Risks Related to Capitation.........................................................         29
  Reduction in Third-Party Payor Reimbursement........................................         29
  Concentration of Payors.............................................................         30
  Growth Strategy; Capital Requirements...............................................         30
  Competition.........................................................................         31
  Exposure to Professional Liability Claims...........................................         31
  Government Regulation...............................................................         32
  Anti-Takeover Considerations........................................................         34
  Management Information System and Other Technology Needs............................         35
  Possible Inability to Retain or Attract Key Personnel; Dependence on Executive
    Officers..........................................................................         35
  Consent to Assignment of Health Plan Contracts......................................         35
  No Public Trading Market for PPI Class A Common Stock...............................         35
  PPI's Repurchase Right..............................................................         36
  Income Tax Risks....................................................................         36

  Risks Relating to Failure to Approve the Merger and PC Reorganization
    Transactions......................................................................         36
  Risks Relating to Escrow Arrangement................................................         37

THE HEALTHFIRST SHAREHOLDER MEETING...................................................         38
  Time, Date and Place of HealthFirst Meeting.........................................         38
  Business to be Conducted at the HealthFirst Meeting.................................         38
  Proxies: Voting and Revocation......................................................         38
  Proxy Solicitation..................................................................         39
  Vote Required.......................................................................         39
  Other Matters.......................................................................         39

THE CORVALLIS CLINIC SHAREHOLDER MEETING..............................................         39
  Time, Date and Place of Corvallis Clinic Meeting....................................         39
  Business to be Conducted at the Corvallis Clinic Meeting............................         40
  Proxies: Voting and Revocation......................................................         40
  Proxy Solicitation..................................................................         40
  Vote Required.......................................................................         40
  Other Matters.......................................................................         41

THE MEDFORD CLINIC SHAREHOLDER MEETING................................................         41
  Time, Date and Place of Medford Clinic Meeting......................................         41
  Business to be Conducted at the Medford Clinic Meeting..............................         41
  Proxies: Voting and Revocation......................................................         41
  Proxy Solicitation..................................................................         42
  Vote Required.......................................................................         42
  Other Matters.......................................................................         42

THE MERGER AND RELATED TRANSACTIONS...................................................         43
  General.............................................................................         43
  Background of the Merger............................................................         43
  HealthFirst's Reasons for the Merger................................................         47
  HealthFirst Board's Recommendation..................................................         51
  Corvallis Clinic's Reasons for the Merger...........................................         51
  Corvallis Clinic Board's Recommendation.............................................         58
  Medford Clinic's Reasons for the Merger.............................................         58
  Medford Clinic Board's Recommendation...............................................         61
  Failure to Approve the Merger.......................................................         61

THE PC REORGANIZATION TRANSACTIONS AND RELATED TRANSACTIONS...........................         62
  General.............................................................................         62
  Characteristics of the New PCs......................................................         62
  HealthFirst's Reasons for the HealthFirst Reorganization Transactions...............         64
  HealthFirst Board's Recommendation..................................................         64
  Corvallis Clinic's Reasons for the Corvallis Clinic Reorganization Transactions.....         64
  Corvallis Clinic Board's Recommendation.............................................         65
  Medford Clinic's Reasons for the Medford Clinic Reorganization Transactions.........         65
  Medford Clinic's Board Recommendation...............................................         66
  Failure to Approve the PC Reorganization Transactions...............................         66

TERMS OF THE REORGANIZATION AND MERGER................................................         67
  Closing and Effective Time of the Merger............................................         67
  Conditions of the Reorganization and Merger Agreement...............................         67
  Escrow Arrangement..................................................................         68
  Conduct of Businesses of Companies Pending the Merger...............................         71
  Termination of the Reorganization and Merger Agreement..............................         71

  Expense Sharing Agreement...........................................................         72
  Interests of Certain Persons in the Merger..........................................         73
  Shareholder Approvals...............................................................         77
  Rights of Security Holders..........................................................         77
  Government and Regulatory Approvals.................................................         81
  Federal Income Tax Considerations...................................................         82
  Accounting Treatment................................................................         83
  Dissenters' Rights Regarding the Merger.............................................         84
  Break-Up Fee........................................................................         86
  Effects of the Merger...............................................................         86
  Effect on New Stock Option Plans....................................................         89
  Effect on Existing Employee Benefit Plans...........................................         90
  Exchange/Issuance of Stock Certificates in the Merger...............................         90
  Payment in Lieu of Fractional Shares................................................         91
  PPI's Right to Repurchase PPI Class A Common Stock..................................         91
  Resales of PPI Class A Common Stock and Registration Rights.........................         91
  Conversion of PPI Class A Common Stock..............................................         92

PHYSICIAN PRACTICE MANAGEMENT INDUSTRY................................................         94
  General.............................................................................         94
  The Industry........................................................................         94
  Capitation..........................................................................         95
  Benefits a PPM Can Provide a Group Practice.........................................         96
  Government Regulation...............................................................         96
  Management Information Systems......................................................         98

OPERATION, MANAGEMENT AND BUSINESS OF PPI FOLLOWING THE MERGER........................         99
  Business of PPI.....................................................................         99
  The PPI Strategy....................................................................         99
  Practice Management Agreement.......................................................        100
  Properties and Facilities of PPI....................................................        102
  Legal Proceedings...................................................................        102
  Compensation of Directors...........................................................        105
  Compensation of Executive Officers..................................................        105
  Indemnification Agreements..........................................................        106
  Employment Contracts and Termination of Employment and Change-in-Control
    Arrangements......................................................................        107
  Certain Transactions................................................................        107
  Description of Capital Stock of PPI.................................................        107

PPI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS...........................................................................        110

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS OF PPI, INCLUDING NOTES THERETO....        113

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS OF NEW PCs, INCLUDING NOTES
 THERETO..............................................................................        121

OPERATION, MANAGEMENT AND BUSINESS OF HEALTHFIRST NEW PC FOLLOWING THE NEW PC
 DISTRIBUTION.........................................................................        133
  Development of Business of HealthFirst New PC.......................................        133
  Legal Proceedings...................................................................        133
  Management of HealthFirst New PC....................................................        133
  Ownership of Shares of HealthFirst New PC...........................................        136

OPERATION, MANAGEMENT AND BUSINESS OF CORVALLIS CLINIC NEW PC FOLLOWING THE NEW PC
 DISTRIBUTION.........................................................................        137
  Development of Business of Corvallis Clinic New PC..................................        137
  Legal Proceedings...................................................................        137
  Management of Corvallis Clinic New PC...............................................        137
  Compensation of Directors...........................................................        138
  Compensation of Executive Officers..................................................        138
  Indemnification Agreements..........................................................        139
  Ownership of Shares of Corvallis Clinic New PC......................................        139

OPERATION, MANAGEMENT AND BUSINESS OF MEDFORD CLINIC NEW PC FOLLOWING THE NEW PC
 DISTRIBUTION.........................................................................        140
  Development of Business of Medford Clinic New PC....................................        140
  Legal Proceedings...................................................................        140
  Management of Medford Clinic New PC.................................................        140
  Compensation of Directors...........................................................        142
  Compensation of Executive Officers..................................................        142
  Indemnification Agreements..........................................................        143
  Ownership of Shares of Medford Clinic New PC........................................        143

BUSINESS OF HEALTHFIRST...............................................................        144
  General.............................................................................        144
  Strategy............................................................................        145
  Government Regulation...............................................................        145
  Services Provided...................................................................        146
  Marketing and Development...........................................................        147
  Competition.........................................................................        147
  Employees...........................................................................        147
  Insurance...........................................................................        148
  Properties and Facilities...........................................................        148
  Information Systems.................................................................        148
  Legal Proceedings...................................................................        149

DESCRIPTION OF CAPITAL STOCK OF HEALTHFIRST...........................................        150

SELECTED FINANCIAL DATA OF HEALTHFIRST................................................        151

HEALTHFIRST MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS...........................................................................        152
  Overview............................................................................        152
  Results of Operations...............................................................        153
  Nine Months Ended September 30, 1996 Compared to Nine Months Ended September 30,
    1995..............................................................................        153
  Twelve Months Ended December 31, 1995 Compared to Twelve Months Ended December 31,
    1994..............................................................................        156
  Twelve Months Ended December 31, 1994 Compared to Twelve Months Ended December 31,
    1993..............................................................................        157
  Liquidity and Capital Resources.....................................................        159

BUSINESS OF CORVALLIS CLINIC..........................................................        160
  General.............................................................................        160
  Business Strategy...................................................................        161
  Government Regulation...............................................................        161
  Services Provided...................................................................        162
  Marketing and Development...........................................................        162

  Competition.........................................................................        162
  Employees...........................................................................        163
  Insurance...........................................................................        163
  Properties and Facilities...........................................................        163
  Information Systems.................................................................        164
  Legal Proceedings...................................................................        164

DESCRIPTION OF CAPITAL STOCK OF CORVALLIS CLINIC......................................        165

SELECTED FINANCIAL DATA OF CORVALLIS CLINIC...........................................        166

CORVALLIS CLINIC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS................................................................        167
  Overview............................................................................        167
  Results of Operations...............................................................        168
  Ten Months Ended September 30, 1996 Compared to Ten Months Ended September 30,
    1995..............................................................................        168
  Twelve Months Ended November 30, 1995 Compared to Twelve Months Ended November 30,
    1994..............................................................................        170
  Twelve Months Ended November 30, 1994 Compared to Twelve Months Ended November 30,
    1993..............................................................................        172
  Liquidity and Capital Resources.....................................................        173

BUSINESS OF MEDFORD CLINIC............................................................        175
  General.............................................................................        175
  Strategy............................................................................        175
  Government Regulation...............................................................        176
  Services Provided...................................................................        176
  Marketing and Development...........................................................        178
  Competition.........................................................................        178
  Employees...........................................................................        178
  Insurance...........................................................................        179
  Properties and Facilities...........................................................        179
  Information Systems.................................................................        179
  Legal Proceedings...................................................................        179

DESCRIPTION OF CAPITAL STOCK OF MEDFORD CLINIC........................................        180

SELECTED FINANCIAL DATA OF MEDFORD CLINIC.............................................        182

MEDFORD CLINIC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND
 RESULTS OF OPERATIONS................................................................        183
  Overview............................................................................        183
  Results of Operations...............................................................        184
  Nine Months Ended September 30, 1996 Compared to Nine Months Ended September 30,
    1995..............................................................................        184
  Twelve Months Ended December 31, 1995 Compared to Twelve Months Ended December 31,
    1994..............................................................................        186
  Twelve Months Ended December 31, 1994 Compared to Twelve Months Ended December 31,
    1993..............................................................................        188
  Liquidity and Capital Resources.....................................................        189

PROPOSAL NO. 3
 APPROVAL OF THE PPI INCENTIVE COMPENSATION PLANS PROPOSAL............................        191
  Employee Stock Option Plan..........................................................        191
  Non-Employee Director Stock Option Plan.............................................        193
  Non-Employee Provider Stock Option Plan.............................................        195

  Change in Control Plan..............................................................        197
  Plan Benefits to Officers and Directors.............................................        199
  Shareholder Approval and Board Recommendation.......................................        200

FUTURE SHAREHOLDER PROPOSALS..........................................................        200

EXPERTS...............................................................................        201

LEGAL MATTERS.........................................................................        201

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS APPENDICES

                                   APPENDICES

Appendix A: Amended and Restated Agreement and Plan of Reorganization.................        A-1

Appendix B: PPI Employee Stock Option Plan............................................        B-1

Appendix C: PPI Non-Employee Directors' Option Plan...................................        C-1

Appendix D: PPI Non-Employee Provider Option Plan.....................................        D-1

Appendix E: PPI Change in Control Plan................................................        E-1

Appendix G: Form of Company Restated Articles of Incorporation........................        G-1

Appendix H: Form of New PC Restated Articles of Incorporation.........................        H-1

Appendix I: Form of Escrow Agreement..................................................        I-1

Appendix J: Sections 60.551 through 60.594 of the Oregon Business Corporation Act.....        J-1

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/ PROSPECTUS. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE APPENDICES HERETO.

GENERAL

    This Joint Proxy Statement/Prospectus is provided to shareholders of HealthFirst, Corvallis Clinic and Medford Clinic, in connection with the solicitation of proxies by their respective Boards of Directors for use at the HealthFirst Special Meeting which will be held on January 21, 1997, the Corvallis Clinic Special Meeting which will be held on January 20, 1997 and the Medford Clinic Special Meeting which will be held on January 19, 1997 (collectively, the "Special Meetings").

    At the Special Meetings, shareholders of each of the Companies will consider and vote on a proposal to approve the Reorganization and Merger Agreement, and the transactions contemplated therein. Pursuant to the Reorganization and Merger
Agreement:

    (i) Each Company will perform certain steps to reorganize (the "HealthFirst Reorganization Transactions," the "Corvallis Clinic Reorganization Transactions" and the "Medford Clinic Reorganization Transactions," respectively, and, collectively, the "PC Reorganization Transactions") by (a) incorporating as a wholly-owned subsidiary thereof, a professional corporation (each, a "New PC"), under the Oregon Professional Corporation Act, (b) transferring to the New PC certain assets and liabilities relating to the provider professional services business, (c) making a distribution under which the shareholders of such Company will receive all of the issued and outstanding shares of capital stock of the New PC, allocated on a pro rata basis in accordance with the fair market value of each such shareholder's then-current equity interest in such Company (except for the Corvallis Clinic Distribution, under which the holders of Class A Preferred Stock of Corvallis Clinic shall receive all of the issued and outstanding shares of Corvallis Clinic New PC, allocated on a pro rata basis in accordance with the percentage of Class A Preferred Stock of Corvallis Clinic then held by each such holder) (each, a "New PC Distribution"), (d) converting such Company from an Oregon professional corporation to an Oregon business corporation and (e) entering into a 40-year New PC Management Agreement. HealthFirst will effectuate the HealthFirst Reorganization Transactions, Corvallis Clinic will effectuate the Corvallis Clinic Reorganization Transactions and Medford Clinic will effectuate the Medford Clinic Reorganization Transactions. The proposals to approve the HealthFirst Reorganization Transactions, the Corvallis Clinic Reorganization Transactions and the Medford Clinic Reorganization Transactions are referred to herein as the "HealthFirst Reorganization Proposal," the "Corvallis Clinic Reorganization Proposal" and the "Medford Clinic Reorganization Proposal," respectively;

    (ii) PPI, HealthFirst, Corvallis Clinic and Medford Clinic will effect a merger of HealthFirst, Corvallis Clinic and Medford Clinic with and into PPI (the "Merger") by undertaking the following "Merger Transactions": (a) HealthFirst, Corvallis Clinic and Medford Clinic, as newly-converted Oregon business corporations, will merge with and into PPI; (b) each outstanding share of each of the Companies, other than the shares held by those shareholders who take required actions to properly assert their dissenters' rights under the Oregon Business Corporation Act, will be converted into the right to receive a specified number of shares of PPI Class A Common Stock (see "Summary--The Merger" for the consideration in the Merger); and (c) each outstanding option to purchase shares of each of the Companies will be converted into an option to purchase, on the same terms and conditions, shares of PPI Class A Common Stock, with the number of such shares and exercise price applicable to such option adjusted based on the applicable exchange ratio for the underlying HealthFirst Class A Shares, Corvallis Clinic Class B Stock or Medford Clinic Common Stock, as the case may be.

    At the Special Meetings, the shareholders of each of the Companies will also consider and vote on a proposal to approve the Physician Partners, Inc. Employee Stock Option Plan, the Physician Partners, Inc. Non-Employee Director Stock Option Plan, the Physician Partners, Inc. Non-Employee Provider Stock Option Plan and the Physician Partners, Inc. Change in Control Plan (collectively, the "PPI Incentive Compensation Plans"), which proposal is referred to herein as the "PPI Incentive Compensation Plans Proposal."

RISK FACTORS

    A number of risk factors should be considered in evaluating the Merger and Reorganization Transactions and the receipt by the Companies' shareholders of shares of PPI Class A Common Stock and of their respective New PCs in connection therewith. These risk factors include: the lack of combined operating history of the Companies, PPI's dependence on the New PCs, the impact of the New PC Management Agreement on provider compensation and benefits, the impact of certain noncompetition and other restrictions on providers of the New PCs, recent operating losses of certain Companies, risks related to capitation, risks related to reductions in third-party payor reimbursement, concentration of payors, risks relating to the growth strategy and capital requirements of PPI, competition risks, risk of exposure to claims of professional liability, risks relating to government regulation, anti-takeover considerations, management information system and other technology needs, PPI's possible inability to retain or attract key personnel and dependence on executive officers, the need for consent to the assignment of health plan contracts, the lack of a public trading market for PPI Class A Common Stock, PPI's repurchase rights, certain income tax risks, risks relating to the failure to approve the Merger and PC Reorganization Transactions and risks relating to the escrow arrangement relating to the differences in net shareholder equity of the Companies as of December 31, 1996.

THE COMPANIES

    HEALTHFIRST MEDICAL GROUP, P.C.

    HealthFirst is an Oregon professional corporation founded in 1909. HealthFirst (formerly known as Metropolitan Clinic, P.C. ("Metropolitan")) consummated a business combination, accounted for on the purchase method, with Suburban Medical Clinic, Inc., an Oregon corporation ("Suburban"), on February 1, 1996. It operates 11 medical facilities located in and around Portland, Oregon. HealthFirst's physicians and other medical care providers (numbering 121 and 17, respectively, as of November 1, 1996) provide a broad range of primary care and specialty services, along with certain ancillary services (such as clinical laboratory and radiology services). The principal executive offices of HealthFirst are located at 10535 N.E. Glisan, Portland, Oregon 97220, and its telephone number is (503) 408-2542.

    THE CORVALLIS CLINIC, P.C.

    Corvallis Clinic is an Oregon professional corporation founded in 1947. It is a multi-specialty clinic located in the Willamette Valley approximately 45 miles north of Eugene, Oregon and 80 miles south of Portland, Oregon. Corvallis Clinic currently has two main facilities located in Corvallis, and five satellite locations in Corvallis, Philomath and Albany, Oregon. As of November 1, 1996, Corvallis Clinic employed 77 physicians and 12 other medical care providers. Corvallis Clinic provides coverage in most medical specialties. It has a full-service occupational medicine department and an immediate care center which is open 365 days a year. In addition to physician services, services are offered through the physical therapy, radiology, laboratory, pharmacy, and audiology departments and an optical shop. The principal executive offices of Corvallis Clinic are located at 444 NW Elks Drive, Corvallis, Oregon 97330. The telephone number is (541) 754-1374.

    MEDFORD CLINIC, P.C.

    Medford Clinic is a multi-specialty medical group organized in 1946 as an Oregon professional corporation. Medford Clinic operates seven medical office sites in Medford, Oregon and the greater Medford area (including Ashland, Grants Pass and Talent, Oregon). As of November 1, 1996, Medford Clinic employed 66 physicians and nine other medical care providers. Medford Clinic, at its various locations, provides a wide range of primary care and specialty physician services. Additional ancillary services include a clinical laboratory, radiology services, a pharmacy, a vascular laboratory and a category II ambulatory surgery center. In addition, Medford Clinic owns and operates two dialysis centers (Rogue Valley Dialysis Services and Redwood Dialysis Service Center) and manages certain other hospital-based dialysis centers. The principal executive offices of Medford Clinic are located at 555 Black Oak Drive, Medford, Oregon 97504, and the telephone number is (541) 734-3601.

THE NEW PCS

    Each of the Companies has formed a New PC as a wholly-owned subsidiary thereof and contemplates making an asset transfer to such New PC in connection with the PC Reorganization Transactions. The principal executive office and telephone number of each New PC is the same as that of the Company which formed such New PC.

BACKGROUND OF THE MERGER

    The original concept of merging multi-specialty clinics was initiated at a meeting of the board of directors of Corvallis Clinic in May, 1995. Through additional research of national and regional trends and due to perceived opportunities in the Oregon market, the board of directors of Corvallis Clinic agreed to pursue merger possibilities with similar group practices in the State of Oregon.

    Preliminary contacts were made with HealthFirst and Medford Clinic resulting in commitments of their respective boards of directors to evaluate the feasibility of a merger. From the fall of 1995 through spring of 1996, a preliminary compilation of the Companies' respective unaudited historical financial information was prepared and a management and governance structure was developed. In the spring of 1996, a Confidentiality Agreement was entered into among the Companies and significant legal and financial work was initiated. On June 28, 1996, the Companies entered into a Memorandum of Understanding setting forth the basic terms of the proposed merger. In late July 1996, the respective boards of directors of the Companies unanimously approved the Reorganization and Merger Agreement to proceed with the PC Reorganization Transactions and the Merger contingent upon shareholder approval. Various amendments to the Reorganization and Merger Agreement have been made with respect to certain terms of the PC Reorganization Transactions and the Merger, including an amendment establishing an escrow arrangement with respect to a part of the PPI Class A Common Stock issued to shareholders of the Company in the Merger. Ultimately, the respective boards of directors of the Companies concluded the proposed merger was the best available strategic alternative providing physician governance, economies of scale, size, access to capital and strong management. It is anticipated that the Merger will be consummated on or before January 31, 1997.

    For a more detailed discussion of the reasons considered by the respective boards of directors of HealthFirst, Corvallis Clinic and Medford Clinic in approving the HealthFirst Reorganization Proposal, the Corvallis Clinic Reorganization Proposal and the Medford Clinic Reorganization Proposal, respectively, and the Merger Proposal, see "The Merger and Related Transactions--Background of the Merger, Reasons for the Merger and Board's Recommendation."

PHYSICIAN PARTNERS, INC.

    GENERAL.

    PPI is a Delaware corporation newly formed for the purposes of the Merger. Upon the consummation of the Merger, PPI will provide management services to medical group practices. At the effective time of the Merger (the "Effective Time"), each Company will merge with and into PPI and PPI will be the surviving company. As the combined entity resulting from the Merger of the three Companies, PPI will provide management and administrative services and facilities and equipment to (i) HealthFirst New PC under the new PC Management Agreement with HealthFirst (the "HealthFirst Management Agreement"), (ii) Corvallis Clinic New PC under the New PC Management Agreement with Corvallis Clinic (the "Corvallis Clinic Management Agreement") and (iii) Medford Clinic New PC under the New PC Management Agreement with Medford Clinic (the "Medford Clinic Management Agreement"). Through these New PC Management Agreements, PPI's physician practice management operations will involve at the Effective Time approximately 265 physicians and 40 other medical care providers. The principal executive offices of PPI are located at 111 SW Columbia Street, Suite 725, Portland, Oregon 97201 and its telephone number is (503) 224-2249.

    Set forth below is a diagram showing the organizational structure of PPI immediately after the Merger.

                             STRUCTURE AFTER MERGER
The diagram is in the form of pyramid-like flow-chart, with the apex represented in the form of an oval containing the phrase "PPI STOCKHOLDERS"( "PPI Stockholder Oval"). Directly underneath the PPI Stockholder Oval, connected via a solid line, is a rectangle representing PPI and inscribed "PPI" ("PPI Rectangle"). Underneath the PPI Rectangle are three individual rectangles situated side-by-side with each rectangle representing each of the New PCs ("New PC Rectangles") and each inscribed, from left to right, "New Healthfirst PC", "New Corvallis PC" and "New Medford PC", respectively. The New PC Rectangles are connected to the PPI Rectangle via broken arrows. The broken arrows represent the PC Management Agreements. A notation is next to each of the individual broken arrows which states "Practice Management Agreement (Joint Management Board"). Additionally, the New PC Rectangles each have a broken dotted line connecting them to three separate oval figures which are inscribed with "PC Shareholders" ("PC Shareholders Oval"). The PC Shareholder Ovals represent the shareholders of the respective New PCs and are not connected to any other figures in the diagram.

    BUSINESS STRATEGY

    PPI's strategy is to consolidate medical group practices into networks of health care providers. Although PPI's operations initially will be concentrated in the Pacific Northwest, PPI intends to explore growth opportunities nationally. Within each of its managed clinics, PPI will seek to achieve a mix of primary care and specialty physicians who can provide services necessary to establish a significant market presence. PPI will enhance medical group operations by centralizing administrative functions and introducing management tools, such as clinical guidelines, utilization review and outcomes measurement.

    PPI will seek to affiliate with highly productive groups with significant shares of the markets in which they practice and strong reputations among patients, payors and peers for providing quality medical care. Typically, PPI will acquire the operating assets of these practices and will contract with the medical groups for 40 years for management services in exchange for a fixed percentage of practice revenue. PPI's profitability then will depend on enhancing operating efficiency, expanding health care services provided, increasing market share and assisting affiliated providers in managing the delivery of health care. PPI's network will integrate practices via financial and clinical systems and will offer groups the opportunity to maintain market competitive compensation, and to gain access to capital, management expertise, sophisticated information systems, and managed care contracts. For a detailed discussion of the business strategy of PPI as a physician practice management company, see "Operation, Management and Business of PPI Following the Merger."

MEETINGS OF THE SHAREHOLDERS

    The HealthFirst Special Meeting will be held at 6:30 p.m. (Pacific Standard
Time), on Tuesday, January 21, 1997, at Lloyd Center, Red Lion Hotel, 1000 NE Multnomah Ave., Portland, Oregon 97232.

    The Corvallis Clinic Special Meeting will be held at 6:30 p.m. (Pacific Standard Time), on Monday, January 20, 1997, at 3680 NW Samaritan Drive, Corvallis, Oregon 97330.

    The Medford Clinic Special Meeting will be held at 6:00 p.m. (Pacific Standard Time), on Sunday, January 19, 1997, at 555 Black Oak Drive, Medford, Oregon 97504.

    At the Special Meetings, shareholders of the respective Companies will be asked to consider and vote upon the HealthFirst Reorganization Proposal, the Corvallis Clinic Reorganization Proposal or the Medford Clinic Reorganization Proposal, as the case may be, and the Merger Proposal. A copy of the Reorganization and Merger Agreement is attached to this Joint Proxy Statement/Prospectus as Appendix A. The shareholders also will be asked to consider and vote upon the PPI Incentive Compensation Plans Proposal. The principal provisions of the PPI Incentive Compensation Plans are described in the Section below entitled "Proposal No. 3: Approval of the PPI Incentive Compensation Plans Proposal." Each of the PPI Incentive Compensation Plans is attached to this Joint Proxy Statement/Prospectus as Appendices B, C, D and E.

    The outstanding HealthFirst Class A Shares and the outstanding shares of Corvallis Clinic Class A Stock, Corvallis Clinic Class B Stock and Medford Clinic Common Stock (collectively, the "Voting Shares") represented by properly executed proxies will be voted at the appropriate Special Meeting in accordance with the directions on the proxies, unless such proxies previously have been revoked. If no direction is indicated, the Voting Shares will be voted FOR approval of the HealthFirst Reorganization Proposal, the Corvallis Clinic Reorganization Proposal or the Medford Clinic Reorganization Proposal, as the case may be, FOR the Merger Proposal and FOR approval of the PPI Incentive Compensation Plans Proposal. Any HealthFirst, Corvallis Clinic or Medford Clinic shareholder giving a proxy may revoke his or her proxy at any time before its exercise at the appropriate Special Meeting by (i) giving written notice of such revocation to the Secretary of HealthFirst, Corvallis Clinic or Medford Clinic, as the case may be, (ii) signing and delivering to such Secretary a proxy bearing a later date or (iii) attending the appropriate

Special Meeting and voting in person. A valid proxy will not be revoked if a shareholder attends a Special Meeting but does not vote. See "The Special Meetings--Proxies: Voting and Revocation".

RECORD DATE AND VOTE REQUIRED

    The record date for shareholders of HealthFirst entitled to vote at the HealthFirst Special Meeting is December 24, 1996. The record date for shareholders of Corvallis Clinic entitled to vote at the Corvallis Clinic Special Meeting is December 24, 1996. The record date for shareholders of Medford Clinic entitled to vote at the Medford Clinic Special Meeting is December 24, 1996.

    The HealthFirst Reorganization Proposal, the Merger Proposal and the PPI Incentive Compensation Plans Proposal must be approved by a majority of the outstanding HealthFirst Class A Shares. The Corvallis Clinic Reorganization Proposal, the Merger Proposal and the PPI Incentive Compensation Plans Proposal must be approved by holders of two-thirds of the outstanding shares of each of Corvallis Clinic Class A Stock and Corvallis Clinic Class B Stock, in each case as a voting group. The Medford Clinic Reorganization Proposal, the Merger Proposal and the PPI Incentive Compensation Plans Proposal must be approved by a majority of the outstanding shares of Medford Clinic Common Stock. In each case, abstentions will have the same effect as a vote against the Proposals.

    If the shareholders of any Company fail to approve by the requisite percentage any of the HealthFirst Reorganization Proposal, the Corvallis Clinic Reorganization Proposal, the Medford Clinic Reorganization Proposal or the Merger Proposal, the Merger will not be consummated.

THE MERGER

    The Reorganization and Merger Agreement contemplates that each of the Companies will merge with and into PPI, provided that all conditions to the consummation of the Merger are satisfied or waived. Shareholders of each of HealthFirst, Corvallis Clinic and Medford Clinic (other than shareholders who take required actions to properly assert their dissenters' rights under the Oregon Business Corporation Act) will receive shares of PPI Class A Common Stock in exchange for their shares of HealthFirst Class A Shares, Corvallis Clinic Class A Stock, Corvallis Clinic Class B Stock, Corvallis Clinic Class C Stock and Medford Common Stock, as applicable, as follows:

    - Each outstanding HealthFirst Class A Share will be converted into the right to receive 354 shares of PPI Class A Common Stock.

    - Each outstanding share of Corvallis Clinic Class A Stock will be converted into the right to receive 1,454 shares of PPI Class A Common Stock.

    - Each outstanding share of Corvallis Clinic Class B Stock will be converted into the right to receive 192 shares of PPI Class A Common Stock.

    - Each outstanding share of Corvallis Clinic Class C Stock will be converted into the right to receive 6 shares of PPI Class A Common Stock.

    - Each outstanding share of Medford Clinic Common Stock will be converted into the right to receive 31,362 shares of PPI Class A Common Stock.

    The exchange ratios set forth above were determined on the basis of the number of full-time-equivalent physicians and other specified providers ("FTE") of each Company as of October 1, 1996, with full- or part-time equivalence determined based on a work-week of at least four full-working days for full-time equivalence. A specified number of shares of PPI Class A Common Stock, equal to the product of 31,000 multiplied by the number of FTE of each Company ("Merger Shares"), was allocated to each of the Companies. The exchange ratio for each share of capital stock of each of the Companies was then computed by dividing the total outstanding number of shares of capital stock of such Company into the number of Merger Shares.

    The Reorganization and Merger Agreement also contemplates that PPI and the Companies will, prior to the Effective Time of the Merger, enter into an escrow agreement with an escrow agent reasonably acceptable to PPI and the Companies, pursuant to which escrow agreement the shareholders of each of the Companies will deposit into escrow a certain number of shares of PPI Class A Common Stock received in consideration of the Merger. The aggregate number of shares of PPI Class A Common Stock that will be deposited in escrow by shareholders of each of the Companies as of the Effective Time will be 1,926,000 (representing 8,000 shares for each full-time equivalent physician and other specified provider ("FTE") of each of the Companies as of October 1, 1996, with full- or part-time equivalence determined based on a work week of at least four full working days for full-time equivalence). Shareholders of HealthFirst, holders of Corvallis Clinic Class B Stock and shareholders of Medford Clinic will deposit in escrow 840,000 shares, 622,000 shares and 464,000 shares, respectively, of PPI Class A Common Stock (again, representing 8,000 shares per FTE). On a per-share basis,
(i) 91 shares of PPI Class A Common Stock per share of Healthfirst Class A Share will be deposited in escrow, (ii) 52 shares of PPI Class A Common Stock per share of Corvallis Clinic Class B Stock will be deposited in escrow and (iii) 8,098 shares of PPI Class A Common Stock per share of Medford Clinic Common Stock will be deposited in escrow. Since the shareholders of each of the Companies, as a group, will be entitled to receive an aggregate of 31,000 shares per FTE of such Company as consideration in the Merger, such shareholders, as a group, will hold outside of escrow at least 23,000 shares per FTE of such Company.

    PPI Class A Common Stock will be released to such shareholders (referred to herein as "Escrow Holders") from the escrow based on the net shareholder equity per FTE of the Companies as reflected on their audited balance sheets as of December 31, 1996 ("Net Shareholder Equity Per FTE"). If the Net Shareholder Equity Per FTE of any Company (referred to herein as an "Excess Company") exceeds that of any of the other Companies by more than 20 percent (a difference of greater than 20 percent being referred to herein as an "Excess Difference"), the number of shares released from escrow will be adjusted to reflect such Excess Difference. More specifically, shares shall be released to Escrow Holders so that the Escrow Holders who had been shareholders of an Excess Company would receive out of escrow, in the aggregate, such number of shares of PPI Class A Common Stock as represents a value (measured assuming a $15.82 per share value of PPI Class A Common Stock(1)) exceeding the aggregate value of shares of PPI Class A Common Stock received by the Escrow Holders who had been shareholders of the other Company or Companies by an amount equal to the product of the Excess Difference multiplied by the FTE of such Excess Company. In contrast, if the Net Shareholder Equity Per FTE of each of the Companies is within 20 percent of one another, each Escrow Holder will receive out of escrow one-half of the shares deposited thereby, which would result in the shareholders of each of the Companies receiving, in the aggregate, 27,000 shares per FTE of such Company.

    Thus, depending upon differences between net shareholder equity of the Companies as of December 31, 1996, the shareholders of each of the Companies might receive all, a portion of or none of the shares of PPI Class A Common Stock deposited thereby in escrow (ranging from an aggregate of 31,000 shares per FTE to an aggregate of 23,000 shares per FTE on a Company-by-Company basis, provided that the aggregate number of shares released from escrow will not result in the total number of shares issued as consideration in the Merger exceeding 27,000 shares per FTE of all the Companies). The aggregate number of shares of PPI Class A Common Stock which the shareholders of each of the Companies, may receive, as a group, as consideration in the Merger ranges from an aggregate of 31,000 shares per FTE to an aggregate of 23,000 per FTE on a Company-by-Company basis, provided that the aggregate number of shares released from escrow will not result in the total number of shares issued to all of the shareholders of

------------------------

(1) The $15.82 per share value is based on an appraisal of PPI that was prepared by an independent valuation firm assuming the consummation of the Merger as of June 30, 1996 and assuming that 6,635,250 shares of PPI Class A Common Stock (reflecting the sum of 27,000 shares per FTE of the Companies and 135,000 shares issued to four officers and one director of PPI) are outstanding after the release of shares from escrow.

the Companies as consideration in the Merger exceeding 27,000 shares per FTE of all of the Companies. On a per-share basis, the ranges are (i) from 263 shares to 354 shares of PPI Class A Common Stock per HealthFirst Class A Share, (ii) from 140 shares to 192 shares of PPI Class A Common Stock per share of Corvallis Clinic Class B Stock and (iii) from 23,269 shares to 31,362 shares of PPI Class A Common Stock per share of Medford Clinic Common Stock. Balance sheets reflecting the December 31, 1996 net shareholder equity of the Companies will be prepared and audited no later than March 31, 1997; within five business days of delivery of such balance sheets, the Escrow Holders will receive shares of PPI Class A Common Stock from escrow as described above. Any PPI Class A Common Stock not so released from escrow will be cancelled and retired.

    Under the escrow arrangement described above, the shareholders of each of the Companies will be receiving, in the aggregate, initially outside of escrow 23,000 shares per FTE of such Company as consideration in the Merger, since 8,000 shares per FTE will be deposited in escrow. Thus, regardless of the amount of Excess Difference between the Companies, the shareholders of each of the Companies will receive, in the aggregate, at least 23,000 shares per FTE of such Company. On the other hand, the maximum number of shares the shareholders of a Company with the highest Excess Difference will receive, regardless of the amount of such Excess Difference, in the aggregate, is 31,000 shares per FTE of such Company. For details regarding the number of shares of PPI Class A Common Stock allocated to the shareholders of each Company based on the number of FTE of such Company and the material terms of the escrow arrangement provided for in an escrow agreement, see and "Terms of the Reorganization and Merger--Escrow Arrangement" of this Joint Proxy Statement/Prospectus.

    The complete texts of the Reorganization and Merger Agreement and such escrow agreement are attached as Appendix A and Appendix I, respectively, to this Joint Proxy Statement/Prospectus.

    The respective boards of directors of the Companies also determined that the FTE of each Company was a fair and reasonable method of determining the value of each Company and thus the consideration in the Merger. See "Summary -- Recommendations of the Boards of Directors."

    It is contemplated that the Merger will occur as soon as practicable after each of the Companies' shareholders approve the PC Reorganization Transactions, the Merger Transactions and the PPI Incentive Compensation Plans at their respective Special Meetings on or before January 31, 1997.

COMPARISON OF SHARES AND OPTIONS

    Each Company is a privately-held professional corporation. No trading market currently exists for their shares.

    The following table sets forth for each Company the number of FTE, the aggregate number of shares of PPI Class A Common Stock allocated on an aggregate basis to the shareholders of such Company at the Effective Time and the applicable exchange ratio (with the minimum and maximum number of shares receivable as consideration in the Merger) for the underlying capital stock of such Company in the Merger.

                    CAPITAL STOCK MERGER CONSIDERATION TABLE

                                                                                                       E
                                                                                                 --------------
                                                                            C                        MERGER
                                                                        ----------       D       CONSIDERATION
                                                                        TOTAL PPI   -----------  RATIO (ROUNDED
                                                               B          COMMON    OUTSTANDING    TO NEAREST
                                                A        -------------    STOCK       SHARES         WHOLE)
                                          -------------   PPI COMMON    ALLOCATION    OF EACH    (C  DIVIDED BY
                                          PROVIDER FTE   STOCK PER FTE   (A X B)      COMPANY        D)(1)
                                          -------------  -------------  ----------  -----------  --------------
HEALTHFIRST.............................          105
    Minimum.............................                       23,000(2)  2,415,000
    Maximum.............................                       31,000(2)  3,255,000
  Class A...............................                                                  9,200
    Minimum.............................                                                               263:1
    Maximum.............................                                                               354:1

  Percent of Total......................        43.61%                       43.61%

CORVALLIS...............................        77.75
    Minimum.............................                       23,000(2)  1,788,250
    Maximum.............................                       31,000(2)  2,410,250
  Class A...............................                                                     64      1,454:1(3)
  Class B...............................                                                 11,800
    Minimum.............................                                                               140:1(4)
    Maximum.............................                                                               192:1(4)
  Class C...............................                                                  8,000          6:1(3)
  Percent of Total......................        32.29%                       32.29%

MEDFORD.................................           58
    Minimum.............................                       23,000(2)  1,334,000
    Maximum.............................                       31,000(2)  1,798,000
  Common................................                                                  57.33
    Minimum.............................                                                            23,269:1
    Maximum.............................                                                            31,362:1
  Percent of Total......................        24.09%                       24.09%

                        TOTAL:                 240.75                    7,463,250

------------------------

(1) The calculation (C DIVIDED BY D) applies, unless otherwise noted below.

(2) Although the number of shares of PPI Class A Common Stock allocated to the shareholders of each of the Companies is based on a range of 23,000 to 31,000 shares per FTE of such Company as of October 1, 1996, the escrow arrangement, which will be entered into by PPI and the Companies with an escrow agent prior to the Merger, will result in the total number of shares of PPI Class A Common Stock issued to shareholders of all of the Companies as consideration in the Merger not exceeding 27,000 shares per FTE of all of the Companies.

(3) The number of shares of PPI Class A Common Stock into which each share of Corvallis Clinic Class A Stock and the number of shares of PPI Class A Common Stock into which shares of Corvallis Clinic Class C Stock will be converted pursuant to the Merger represent aggregate values of $23,000 and $100, respectively, with the value of PPI Class A Common Stock being based on a valuation of the

    Companies as a combined entity, assuming such combination as of June 30, 1996 prepared by American Appraisal Associates, Inc. (an independent valuation firm selected by Corvallis Clinic pursuant to the Reorganization and Merger Agreement).

(4) The number of shares of PPI Class A Common Stock into which each share of Corvallis Clinic Class B Stock and ultimately released from escrow is equal to the quotient obtained by dividing (a) 11,800 (the number of all issued and outstanding shares of Corvallis Clinic Class B Stock at the Effective
    Time) into (b)2,269,194 (the excess of (i) or 2,410,250, which is the aggregate number of shares of PPI Class A Common Stock which Corvallis Clinic shareholders will be issued to Corvallis Clinic Shareholders as consideration in the Merger, over (ii) 141,056, the aggregate number of shares of PPI Class A Common Stock and ultimately released from escrow Corvallis Clinic Class A Stock and Corvallis Clinic Class C Stock and ultimately released from escrow under (3) above).

    The Reorganization and Merger Agreement also contemplates that each of the Companies will, prior to the Merger, adopt a stock option plan for certain of its employees and issue options to purchase HealthFirst Class A Shares, Corvallis Clinic Class B Stock or Medford Clinic Common Stock, as the case may be. These options will be converted into the right to acquire, on the same terms and conditions, shares of PPI Class A Common Stock with the number of shares and exercise price applicable to such option adjusted on the basis of applicable stock option exchange ratios set forth in the Reorganization and Merger Agreement (established on the basis of 27,000 shares per FTE of each Company being issued as consideration in the Merger and ultimately released from escrow).

    The following table sets forth for each Company the number of FTE, the number of options to purchase shares of PPI Class A Common Stock allocated on an aggregate basis to the shareholders of such Company, and the applicable exchange ratio for such options in the Merger.

                       STOCK OPTION EXCHANGE RATIO TABLE

                                                                                                           E
                                                                                            D         -----------
                                                                B             C       --------------  OUTSTANDING
                                                         ---------------  ----------   STOCK OPTION   OPTIONS OF
                                                           OPTIONS TO       TOTAL        EXCHANGE        EACH
                                                A         PURCHASE PPI     OPTIONS    RATIO (ROUNDED  COMPANY (C
                                          -------------   COMMON STOCK    ALLOCATION    TO NEAREST     DIVIDED BY
                                          PROVIDER FTE       PER FTE       (A X B)       WHOLE)*            D)
                                          -------------  ---------------  ----------  --------------  -----------
HEALTHFIRST.............................          105           5,000        525,000         308:1       1,704.5
  Class A...............................
  Percent of Total......................        43.61%                         43.61%

CORVALLIS...............................        77.75           5,000        388,750         163:1       2,385.0
  Class B...............................
  Percent of Total......................        32.29%                         32.29%

MEDFORD.................................           58           5,000        290,000      27,330:1          10.6
  Common................................
  Percent of Total......................        24.09%                         24.09%

                        TOTAL:                 240.75                      1,203,750

------------------------

* Stock option exchange ratios were calculated on the basis of 27,000 shares per FTE.

THE PC REORGANIZATION TRANSACTIONS

    The purpose of the PC Reorganization Transactions is to comply with the requirements of the Oregon Professional Corporation Act which prohibit a professional corporation from merging into a business corporation and which restrict non-physician ownership or control of a medical practice. The incorporation of each of HealthFirst New PC, Corvallis Clinic New PC and Medford Clinic New PC allows the respective shareholders of the Companies to continue as shareholders of a professional corporation. The conversion of each of the Companies from a professional corporation to a business corporation enables the Companies to merge with and into PPI.

    The Reorganization and Merger Agreement contemplates that each of the Companies will, prior to the Merger, incorporate, as a wholly-owned subsidiary thereof, a New PC. Each of HealthFirst New PC, Corvallis Clinic New PC and Medford Clinic New PC was incorporated under the laws of the State of Oregon on September 18, 1996. Each such New PC will, prior to the Effective Time, adopt and file with the Secretary of State of the State of Oregon the Restated Articles of Incorporation substantially in the form attached hereto as Appendix H, with such modifications as deemed appropriate by each such New PC. The bylaws of each such New PC, which will be adopted prior to the Effective Time, will be as close to the bylaws of the Company by which it was incorporated as is practical for a new entity, until modified by means provided in such bylaws. Each of the Companies will then transfer certain assets integral to its provider professional services business to such New PC and cause such New PC to assume liabilities of such Company relating to such transferred assets. After such transfer of assets, each of HealthFirst and Medford Clinic will make a distribution under which the then-current shareholders of such Company will receive all of the issued and outstanding shares of such New PC, allocated on a pro rata basis in accordance with the fair market value of each such shareholder's then-current equity interest in such Company. Corvallis Clinic will instead make a distribution under which the holders of Class A Preferred Stock of Corvallis Clinic shall receive all of the issued and outstanding shares of Corvallis Clinic New PC, allocated on pro rata basis in accordance with the percentage of Class A Preferred Stock of Corvallis Clinic then held by each such holder.

    Each of the Companies will then convert from an Oregon professional corporation to an Oregon business corporation by filing Restated Articles of Incorporation substantially in the form attached hereto as Appendix G to this Joint Proxy Statement/Prospectus, together with the required fee, with the Secretary of State of the State of Oregon in accordance with Oregon Law and enter into a New PC Management Agreement with each such Company's New PC. In connection with the Merger, by operation of law, such New PC Management Agreement will be assigned by such Company to PPI pursuant to which, in exchange for the management services provided by PPI to such Company's New PC, PPI will be entitled to receive (a) reimbursement of all Manager's Expenses (as such term is hereinafter defined) incurred by PPI plus (b) 16% of the Distributable Profit Amount of such Company's New PC. "Distributable Profit Amount" is defined as (i) gross revenues, booked on an accrual basis and subtracting specified contractual allowances and bad debt, received by PPI or such New PC relating to services provided by such New PC, less (ii) Manager's Expenses. Each Company's New PC will be responsible for provider compensation and benefits. The term "Manager's Expenses" is defined in the New PC Management Agreement to mean the actual cost of all operating and non-operating expenses incurred by PPI in the operation of a New PC's medical offices. Any allocation of costs (as opposed to a pass-through of actual direct costs incurred by PPI in connection with the operation of such New PC's medical offices for which PPI shall be reimbursed in full) by PPI to such New PC shall require approval of the joint management board (composed of PPI and such New PC representatives) of the proposed cost allocation for a defined period of time prior to implementation of the function for which a cost allocation is proposed. "Manager's Expenses" expressly will not include any corporate overhead charges of PPI (other than as expressly agreed to in the New PC Management Agreement), federal or state income taxes of PPI or such New PC, any expenses which are expressly designated as obligations to be assumed solely by PPI, and any amortization expense resulting from the amortization of costs in connection with the execution of the New PC Management Agreement.

    Upon consummation of the PC Reorganization Transactions, the new organizational structure of each New PC will be as follows:

                         STRUCTURE AFTER REORGANIZATION
The diagram is in the form of a triangular flow-chart with the top angle in the form of an oval inscribed with 'A Company's Shareholders' ('Shareholders Oval'). The Shareholders Oval is above and connected to, via a solid line, two individual rectangles which are situated side by side. The rectangle on the left is inscribed with 'Company as Business Corporation' and the rectangle on the right is inscribed with 'New PC.' The two individual rectangles are connected to each other via a broken arrow inscribed with, and representing, the 'Practice Management Agreement.'

TERMS OF THE REORGANIZATION AND MERGER

    The Reorganization and Merger Agreement was entered into by and among PPI, HealthFirst, Corvallis Clinic and Medford Clinic on July 29, 1996, following approval by the boards of directors of each party thereto, and subsequently amended and restated on September 19, 1996 and further amended on November 4, 1996 and November 29, 1996. Pursuant to the terms of the Reorganization and Merger Agreement, HealthFirst, Corvallis Clinic and Medford Clinic will effectuate the HealthFirst Reorganization Transactions, the Corvallis Clinic Reorganization Transactions and the Medford Clinic Reorganization Transactions, as the case may be, and will merge with and into PPI, all in accordance with the terms and conditions set forth in the Reorganization and Merger Agreement.

GOVERNMENT AND REGULATORY APPROVALS

    PPI, HealthFirst, Corvallis Clinic and Medford Clinic are aware of no governmental or regulatory approvals required for the consummation of the Merger, other than compliance with federal and applicable state securities and corporate laws, including the declaration of the SEC of the effectiveness of the Registration Statement relating to this Joint Proxy Statement/Prospectus and the required transfer of or amendment to licenses and permits of HealthFirst, Corvallis Clinic or Medford Clinic, as the case may be.

CLOSING AND EFFECTIVE TIME OF THE MERGER

    The Merger will become effective upon the completion of the filing of a properly executed Certificate of Merger with the Secretary of State of the State of Delaware reflecting the Merger, which filings will be made after satisfaction of certain conditions set forth in the Reorganization and Merger Agreement. See "Terms of the Reorganization and Merger--Conditions of the Reorganization and Merger Agreement".

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Due to the benefits to be received by certain individuals who are employees or directors of HealthFirst, Corvallis Clinic or Medford Clinic in connection with the Merger, as described below, the interests of these individuals may be different from the interests of shareholders of the Companies generally. Shareholders should consider such persons' interests in the Merger in connection with any such person's recommendation of the Merger.

    Upon the Effective Time, it is anticipated that (a) the current directors and executive officers of HealthFirst will beneficially own approximately four percent of the outstanding shares of PPI Class A Common Stock and approximately 12% of the outstanding shares of HealthFirst New PC, (b) the current directors and executive officers of Corvallis Clinic will beneficially own approximately two percent of the outstanding shares of PPI Class A Common Stock and approximately nine percent of the outstanding shares of Corvalis Clinic New PC, and (c) the current directors and executive officers of Medford Clinic will beneficially own approximately three percent of the outstanding shares of PPI Class A Common Stock and approximately 12% of the outstanding shares of Medford Clinic New PC.

    In anticipation of the consummation of the Merger, each of David M. Goldberg, M.H.A., Tim E. Dupell, C.P.A., Michael F. Bonazzola, M.D., Jerald W. Erstgaard, David L. Kobriger and Jon D. Ness has executed an employment agreement with PPI. The employment agreements of Mr. Goldberg and Mr. Dupell are currently effective; the employment agreements of Dr. Bonazzola, Mr. Erstgaard and Mr. Ness become effective at the Effective Time; and Mr. Kobriger's employment with Corvallis Clinic and prospective employment with PPI have both been terminated. The employment agreements for the respective executive officers provide as follows:

    1. Mr. Goldberg is employed as President and Chief Executive Officer of PPI for a term of three years. From July 1, 1996 until the Effective Time, Mr. Goldberg will be paid a base salary at an annual rate of $300,000; from and after the Effective Time, he will be paid a base salary at an annual rate of $225,000 and an option to purchase 50,000 shares of PPI Class A Common Stock. Pursuant to his employment agreement, on October 30, 1996, Mr. Goldberg received a restricted stock award of 27,000 shares of PPI Class A Common Stock. In the event Mr. Goldberg's employment is terminated without cause, he shall receive his base salary and medical, health and accident and disability insurance for a term of 12 months after the date of such termination. In the event the Merger fails to occur on or before January 31, 1997, Mr. Goldberg would be entitled to receive, among other things, severance compensation in the amount of $300,000 and health and disability insurance coverage for 12 months. The obligations of PPI under the employment agreement with Mr. Goldberg are guaranteed by the Companies.

    2. Mr. Dupell, is employed as Senior Vice President and Chief Financial Officer of PPI for a term of three years. From July 29, 1996 until the Effective Time, Mr. Dupell will be paid a base salary at an annual rate of $150,000; at the Effective Time, Mr. Dupell will receive an option to purchase 35,000 shares of PPI Class A Common Stock. Pursuant to his employment agreement, on October 30, 1996 Mr. Dupell received a restricted stock award for 27,000 shares of PPI Class A Common Stock. In the event Mr. Dupell's employment is terminated without cause, he shall receive his base salary and medical, health and accident and disability insurance for a term of 12 months after the date of such termination. In the event the Merger fails to occur on or before January 31, 1997, Mr. Dupell would be entitled to receive, among other things, severance compensation in the amount of $150,000 and health and disability insurance coverage for 12 months. The obligations of PPI under the employment agreement of Mr. Dupell are guaranteed by the Companies.

    3. Dr. Bonazzola, is employed as Senior Vice President and Chief Medical Officer of PPI for a term of three years. Commencing at the Effective Time, Dr. Bonazzola will be paid a base salary at an annual rate of $190,000, and receive a bonus award of $25,000 and an option to purchase 35,000 shares of PPI Class A Common Stock. In the event Dr. Bonazzola's employment is terminated without cause, he shall receive his base salary and medical, health and accident and disability insurance for a term of 12 months after the date of such termination. In the event the Merger fails to occur on or before January 31, 1997, Dr. Bonazzola would be entitled to receive, among other things, severance compensation in the amount of $190,000 and health and disability insurance coverage for 12 months. The obligations of PPI under the employment agreement of Dr. Bonazzola are guaranteed by the Companies.

    4. Mr. Ness is employed as Senior Vice President of PPI for a term of three years. Commencing at the Effective Time, Mr. Ness will be paid a base salary at an annual rate of $175,000 and receive an option to purchase 35,000 shares of PPI Class A Common Stock. Pursuant to his employment agreement, Mr. Ness received on October 30, 1996 a restricted stock award for 27,000 shares of PPI Class A Common Stock. In the event Mr. Ness' employment is terminated without cause, he shall receive his base salary and medical, health and accident and disability insurance for a term of 12 months after the date of such termination. Mr. Ness is not entitled to any severance compensation in the event the Merger fails to occur.

    5. Mr. Erstgaard is employed as Senior Vice President of PPI for a term of three years. Commencing at the Effective Time, Mr. Erstgaard will be paid a base salary at an annual rate of $132,000 and receive an option to purchase 35,000 shares of PPI Class A Common Stock. In the event Mr. Erstgaard is terminated without cause, he shall be entitled to receive his base salary and medical, health and accident and disability insurance for a term of 12 months after the date of such termination. Mr. Erstgaard is not entitled to any severance compensation in the event the Merger fails to occur.

    6. Mr. Kobriger's prospective employment with PPI has been terminated without cause. Under Mr. Kobriger's employment agreement, if the Merger occurs, Mr. Kobriger will be entitled to receive from PPI his agreed-upon annual base salary in the amount of $175,000 and medical, health and accident and disability insurance over a 12-month period.

    For further details relating to such benefits and compensation, see "The Merger and Related Transactions--Interests of Certain Persons in the Merger," and "Executive Compensation of PPI-- Employment Agreements and Severance Arrangements".

    The current employment agreements of such executive officers with the Companies provide no severance or termination payments upon termination of employment either in anticipation of the consummation of the Merger, or upon consummation of the Merger.

POTENTIAL ADVERSE CONSEQUENCES TO SHAREHOLDERS

    Shareholders of each Company may not have the same rights in PPI as they do in such Company due to material differences between the provisions of the articles of incorporation and bylaws of each Company and the Certificate of Incorporation (the "PPI Certificate") and the Bylaws of PPI (the "PPI Bylaws"). Such material differences include the rights of holders of Old PC Shares, on the one hand, and the holders of PPI Class A Common Stock, on the other hand. In addition, such material differences include provisions in the PPI Certificate and the PPI Bylaws that may have the effect of delaying or preventing a change of control, including (a) a two-thirds vote requirement (i) for removal of directors, which may be effected only for cause and (ii) for amending certain provisions of the PPI Certificate and the PPI Bylaws and (b) a more restrictive requirement with respect to calling special meetings of shareholders. Similarly, rights of shareholders of each Company will vary from those in the respective New PC.

    In addition, certain provisions of the PPI Certificate, the PPI Bylaws and Delaware law could, together or separately, discourage potential acquisition proposals, delay or prevent a change in control of PPI and limit the price that certain investors might be willing to pay in the future for shares of PPI Class A Common Stock. These provisions include a staggered board of directors and authority granted to the PPI Board to authorize the issuance, without further shareholder approval, of preferred stock with rights and privileges senior to PPI Common Stock. PPI also is subject to Section 203 of the General Corporation Law of the State of Delaware ("DGCL"), which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" (the owner of 15% or more of the then outstanding shares of PPI Common Stock) for a period of three years following the date that such stockholder became an interested stockholder. See "The Merger and Related Transactions--Rights of Security Holders."

CONDITIONS OF THE PC REORGANIZATION TRANSACTIONS AND THE MERGER

    Conditions to the closing of the Reorganization and Merger Agreement include, but are not limited to, the following:

     1. The requisite number of shareholders of each of HealthFirst, Corvallis Clinic and Medford Clinic shall have approved the Reorganization and Merger Agreement and all of the transactions contemplated thereby;

     2. The SEC shall have declared the Registration Statement effective;

     3. There shall be issued no preliminary or permanent injunction or other order by any federal, state or foreign court which prohibits the consummation of the transactions;

     4. PPI and the Companies shall have taken all necessary action to adopt the PPI Incentive Compensation Plans;

     5. PPI shall have adopted a rights agreement for a dividend distribution of one right to purchase a certain number of shares of a class of preferred stock of PPI for each share of PPI Common Stock;

     6. PPI and each of the Companies shall have received the opinion of counsel, with such assumptions and qualifications as are reasonably satisfactory to the Companies, based on certificates of officers of the Companies as requested by counsel, to the effect that the Merger will, more likely than not, be treated for federal income tax purposes as a tax-free transaction;

     7. Each New PC shall have obtained all material approvals, licenses, provider numbers and other items to operate and receive reimbursement after the effectiveness of the Merger;

     8. The respective Restated Articles of Incorporation of the Companies shall have been made effective and the PC Reorganization Transactions shall have been consummated in accordance with Oregon Law;

     9. Each Company shall have entered into a New PC Management Agreement with such Company's New PC;

    10. The aggregate number of shares held by the shareholders of any Company dissenting from the Merger shall not exceed 15% of all issued and outstanding capital stock of such Company; and

    11. PPI and the Companies shall have entered into an escrow agreement with an escrow agent reasonably acceptable to PPI and the Companies.

TERMINATION OF THE PC REORGANIZATION TRANSACTIONS AND THE MERGER

    The Reorganization and Merger Agreement may be terminated prior to the Effective Time upon certain occurrences, including, without limitation, the following:

     1. Written consent of all of the parties;

     2. An uncured or uncurable material breach;

     3. A determination by the Board of Directors of any party not to recommend the Reorganization and Merger Agreement, the HealthFirst Reorganization Proposal, the Corvallis Clinic Reorganization Proposal or the Medford Clinic Reorganization Proposal, as the case may be, or the Merger Proposal or withdrawal of a recommendation or resolution to do any of the foregoing;

     4. Any court order, decree or ruling or other action restraining or prohibiting any of the HealthFirst Reorganization Transactions, the Corvallis Clinic Reorganization Transactions or the Medford Clinic Reorganization Transactions, or the Merger;

     5. Written notice by any party to the other parties if approval of the shareholders of such party shall not have been obtained as required; and

     6. The Effective Time has not occurred on or before January 31, 1997.

CLOSING AND EFFECTIVE TIME OF THE PC REORGANIZATION TRANSACTIONS AND THE MERGER

    The Effective Time will occur upon the completion of the filing of a properly executed Certificate of Merger with the Secretary of State of the State of Delaware reflecting the merger of the Companies with and into PPI, which filing will be made after satisfaction of certain conditions set forth in the Reorganization and Merger Agreement, including approval by the shareholders of each Company. See "The Merger and Related Transactions--Closing and Effective Time of the Merger" below.

EFFECT OF MERGER ON NEW OPTIONS

    None of the Companies currently has any options outstanding. The Reorganization and Merger Agreement contemplates that each of the Companies will, prior to the consummation of the Merger, adopt a stock option plan for certain of its employees and issue options to purchase HealthFirst Class A Shares, Corvallis Clinic Class B Stock and Medford Clinic Common Stock (collectively, the "New Options"). New Options will be assumed by PPI and converted into rights to a number of shares of PPI Class A Common Stock equal to the number of shares subject to the New Options multiplied by the applicable exchange ratio for the underlying shares of HealthFirst Class A Shares, Corvallis Clinic Class B Stock or Medford Clinic Common Stock. The exercise price per share of an option to buy PPI Class A Common Stock will equal the former exercise price per share under the New Options divided by the applicable exchange ratio.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

    The HealthFirst Board has unanimously approved the HealthFirst Reorganization Proposal, the Merger Proposal and the PPI Incentive Compensation Plans Proposal and determined that the Merger is fair to, and in the best interests of, the shareholders of HealthFirst.

    The material factors considered by the HealthFirst Board in reaching its decision were the following: (i) the ability to realize cost savings; (ii) a significant base of geography and equity that would result in an enhanced ability to obtain capital; (iii) the broader geographic coverage and improved access for patients of HMOs and larger purchaser groups offered by PPI; (iv) the ability to provide better clinical care for patients; (v) the ability to transfer employees among locations without losing seniority or benefits; (vi) fair merger consideration to the shareholders of HealthFirst; and (vii) the exchange of HealthFirst shares for shares of PPI Class A Common Stock on a tax-free basis. Such factors outweighed the concerns over (a) the recent operating losses of Corvallis Clinic (b) the fear that the formation of PPI would attract greater competition from other physician practice management companies and hospitals in the same service areas and (c) uncertainty regarding the ability of the PPI management team to manage effectively. ACCORDINGLY, THE HEALTHFIRST BOARD UNANIMOUSLY RECOMMENDS APPROVAL OF THE HEALTHFIRST REORGANIZATION PROPOSAL, THE MERGER PROPOSAL AND THE PPI INCENTIVE COMPENSATION PLANS PROPOSAL BY ITS SHAREHOLDERS.

    The Corvallis Clinic Board has unanimously approved the Corvallis Clinic Reorganization Proposal, the Merger Proposal and the PPI Incentive Compensation Plans Proposal and determined that the Merger is fair to, and in the best interests of, the shareholders of Corvallis Clinic.

    The material factors considered by the Corvallis Clinic Board in reaching its decision were the following: (i) a significantly better chance of acquiring capital for the future through PPI than as Corvallis Clinic alone; (ii) the ability to share strengths and management expertise with the other Companies;
(iii) the ability to transfer employees among offices without losing seniority or benefits; (iv) significantly better merger consideration to the shareholders of Corvallis Clinic than any other alternative; (v) the exchange of Corvallis Clinic shares for shares of PPI Class A Common Stock on a tax-free basis; (vi) fairness of Merger consideration to the shareholders of Corvallis Clinic and
(vii) the exchange of Corvallis Clinic shares for shares of PPI Class A Common Stock on a tax-free basis. Potential negative factors considered by the Corvallis Clinic Board included (a) apprehension that acquisitions by PPI in surrounding service areas could limit Corvallis Clinic's growth and (b) the impact of losing the services of certain key personnel to PPI. Such considerations were outweighed by the positive factors. ACCORDINGLY, THE CORVALLIS CLINIC BOARD UNANIMOUSLY RECOMMENDS APPROVAL OF THE

CORVALLIS CLINIC REORGANIZATION PROPOSAL, THE MERGER PROPOSAL AND THE PPI INCENTIVE COMPENSATION PLANS PROPOSAL BY ITS SHAREHOLDERS.

    The Medford Clinic Board has unanimously approved the Medford Clinic Reorganization Proposal, the Merger Proposal and the PPI Incentive Compensation Plans Proposal and determined that the Merger is fair to, and in the best interests of, the shareholders of Medford Clinic.

    The material factors considered by the Medford Clinic Board in reaching its decision were the following: (i) the need for additional capital to fund the expansion of both the provider base and the supporting facilities; (ii) economies of scale in sharing costs and benefits of infrastructure; (iii) solid geographic coverage with HealthFirst and Corvallis Clinic; (iv) a potential opportunity to access public capital and other sources; (v) fairness of Merger consideration to the shareholders of Medford Clinic; and (vi) the exchange of Medford Clinic shares for shares of PPI Class A Common Stock on a tax-free basis. Among the concerns reviewed by the Medford Clinic Board were (a) the recent operating losses incurred by Corvallis Clinic and (b) potential disruption of Medford Clinic's relationships with payors and hospitals due to possible actions by PPI. The Medford Clinic Board determined that such concerns were far outweighed by the advantages enumerated in (i) through (vi). ACCORDINGLY, THE MEDFORD CLINIC BOARD UNANIMOUSLY RECOMMENDS APPROVAL OF THE MEDFORD CLINIC REORGANIZATION PROPOSAL, THE MERGER PROPOSAL AND THE PPI INCENTIVE COMPENSATION PLANS PROPOSAL BY ITS SHAREHOLDERS.

    The respective boards of directors of each of the Companies also determined that the respective FTE of each Company represented a fair and reasonable basis for allocation of shares of PPI Class A Common Stock to be issued by PPI as consideration in the Merger. Each such board of directors believed that the relative economic value of each of the Companies derives from the capacity of such Company to generate revenues for the combined PPI entity. Each Company's board of directors determined that such capacity was best measured by reference to the relative numbers of FTE providers employed thereby. The provisions of the Reorganization and Merger Agreement requiring the establishment of an escrow of a certain number of shares of PPI Class A Common Stock deposited by the shareholders of each of the Companies to be released to the shareholders of such Company based on the differences in net shareholder equity of the Companies as reflected on their audited balance sheets as of December 31, 1996 was also considered significant. Also see "Terms of the Reorganization and Merger--Escrow Arrangement."

FEDERAL INCOME TAX CONSIDERATIONS

    PC REORGANIZATIONS

    The PC Reorganization Transactions may be treated as taxable distributions, with the effect of the creation of taxable income at both the Company and the shareholder levels. The respective boards of directors of the Companies, however, did not require opinions from legal counsel with respect to the tax consequences of the PC Reorganization Transactions. McDermott, Will & Emery, counsel to PPI and the Companies, has provided a legal opinion to each of the Companies to the effect that the amount of income produced by a taxable distribution at both the Company and shareholder levels would be no more than the fair market value of the property distributed. It is the belief of the respective boards of directors of the Companies that, based on the terms and conditions of the New PC Management Agreement between PPI and each New PC and the limited nature of each New PC's business, each such New PC would have no more than a nominal value and, therefore, that the New PC Distribution would not involve material tax exposure to its shareholders. This belief is based on (a) the limited nature and value of assets that each Company will capitalize each New PC with in exchange for shares of such New PC and (b) a belief that the value of the common stock of each New PC is not material because the present value of the cash flow of each such New PC is expected to be not material. Among other reasons, none of the New PCs are expected to retain any significant earnings or otherwise build value, as essentially all cash receipts of the New PCs will be paid out as Manager's Expenses, the management fee, provider compensation and other expenses. For further information on assets to be held be each New PC, see "The PC Reorganization Transactions and Related Transactions--Characteristics of the New PCs."

    MERGER

    McDermott, Will & Emery, counsel to PPI and the Companies, has, upon the basis of certain assumed and described facts, rendered an opinion that, for federal income tax purposes, it is more likely than not that the Merger will constitute a tax-free transaction. As a tax-free transaction, the Merger would result in the following general federal income tax consequences: (i) no gain or loss would be recognized by the shareholders of each of the Companies who exchange their Old PC Shares for PPI Class A Common Stock pursuant to the Merger, (ii) the aggregate tax basis of PPI Class A Common Stock received in the Merger would equal the aggregate tax basis of the Old PC Shares exchanged therefor, (iii) no gain or loss would be recognized by each of the Companies in connection with the Merger and (iv) provided that the Old PC Shares are held as a capital asset at the Effective Time, the holding period of PPI Class A Common Stock would include the holding period of such Old PC Shares. An opinion of counsel is not binding on the Internal Revenue Service or the courts. No assurance can be given that the tax-deferred characterization of the Merger will not be challenged, or if challenged, will be defended successfully. If the tax characterization of the Merger is successfully challenged, there would be significant adverse tax consequences to the Companies and their respective shareholders. See "Terms of the Reorganization and Merger--Federal Income Tax Considerations."

ACCOUNTING TREATMENT

    Staff Accounting Bulletin ("SAB") 48 indicates that when a company acquires assets from promoters and shareholders in exchange for stock just prior to or at the time of its first public offering, such assets should generally be recorded at the cost to any such promoter or shareholder. Each of the Companies are involved as promoters of the Merger and the related first-time public registration of PPI capital stock. Accordingly, the assets and liabilities to be transferred from the Companies to PPI in the Merger Transactions will be recorded on the balance sheet of PPI in the same amounts as reflected in the balance sheets of the Companies at the Effective Time. See "Terms of the Reorganization and Merger-- Accounting Treatment."

    As reflected in the "Unaudited Pro Forma Financial Statements of PPI", substantially all assets and liabilities reflected on the historic balance sheets of the Companies are expected to be transferred to PPI. In addition, it is expected that certain of the intangible assets, contractual commitments and contingent liabilities of the Companies, which are not set forth on the Companies' respective balance sheets, would also be transferred to PPI in the Merger.

DISSENTERS' RIGHTS REGARDING THE MERGER

    Holders of record of HealthFirst Class A Shares, Corvallis Clinic Class A Stock, Corvallis Clinic Class B Stock or Medford Clinic Common Stock who comply with the applicable procedures under Sections 60.551 through 60.594 of the Oregon Business Corporation Act will be entitled to receive the fair value of shares held by such dissenting shareholders. The term "fair value" means the value of the shares immediately before the consummation of the Merger, excluding any element of value arising from the consummation or the expectation of the Merger. Dissenting shareholders have certain rights of appraisal. A dissenting shareholder must follow the steps specified by Oregon law properly and take required actions to assert such dissenting shareholder's dissenters' rights. Dissenting shareholders are urged to consult legal counsel with respect to dissenters' rights under the Oregon Business Corporation Act. See "Terms of the Reorganization and Merger--Dissenter's Rights Regarding the Merger;" "The HealthFirst Shareholder Meeting;" "The Corvallis Clinic Shareholder Meeting;" and the "Medford Clinic Shareholder Meeting."

EXCHANGE/ISSUANCE OF STOCK CERTIFICATES IN THE MERGER

    No later than the Effective Time, PPI shall make available, and each holder of the Old PC Shares (other than those shareholders who take required actions to properly assert their dissenters' rights under the Oregon Business Corporation
Act) will be entitled to receive, upon surrender to PPI of one or more stock certificates for cancellation, certificates evidencing the number of shares of PPI Class A Common Stock into which such Old PC Shares are converted in the Merger. As soon as reasonably practicable after the Effective Time, PPI shall mail to each holder of record of a certificate or certificates evidencing outstanding Old PC Shares which were converted into shares of PPI Class A Common Stock documents for effecting the surrender of such certificates in exchange for certificates evidencing shares of PPI Class A Common Stock. Cash, without interest, will be paid in lieu of the issuance of fractional shares of PPI Class A Common Stock, rounded to the nearest cent, equal to the product of such fraction multiplied by the fair market value of a share of PPI Class A Common Stock as of the Effective Time as determined by the PPI Board.

    Prior to the Effective Time, each Company shall make available, and each shareholder of HealthFirst, each holder of Corvallis Clinic Class A Stock and each shareholder of Medford Clinic (other than those shareholders who take required actions to properly assert their dissenters' rights under the Oregon Business Corporation Act) will be entitled to receive, a stock certificate evidencing one share of common stock of the respective New PC pursuant to the applicable New PC Distribution.

SUMMARY FINANCIAL DATA OF THE COMPANIES, PPI AND NEW PCS

    The following summary financial information for the Companies does not represent the financial position of PPI, the entity whose securities are being exchanged pursuant to the Reorganization and Merger Agreement as described in this Joint Proxy Statement/Prospectus. The financial information herein is provided to show the past operations of each of the Companies which will pay management fees to PPI under the New PC Management Agreements. The summary financial data for the years ended December 31, 1993, 1994 and 1995 and for the nine-month periods ended September 30, 1995 and 1996, respectively, regarding HealthFirst and Medford Clinic and for the years ended November 30, 1993, 1994 and 1995 and the ten-month periods ended September 30, 1995 and 1996 regarding Corvallis Clinic have been derived from, and should be read in conjunction with, the financial statements and related notes of the individual Companies included elsewhere in this Joint Proxy Statement/Prospectus.

           SUMMARY FINANCIAL DATA OF HEALTHFIRST MEDICAL GROUP, P.C.
                                 (IN THOUSANDS)

                                                                                            FOR THE NINE MONTHS
                                                           FOR THE YEAR ENDED DECEMBER 31    ENDED SEPTEMBER 30
                                                           -------------------------------  --------------------
SUMMARY OF OPERATIONS DATA:                                  1993       1994       1995       1995      1996(1)
---------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
                                                                                                (UNAUDITED)
Net Revenue Less Provider Compensation and Benefits......  $  18,120  $  23,901  $  28,122  $  19,131  $  25,337
Operating Expenses.......................................     15,963     20,648     27,593     18,919     22,440
Net Income (Loss)........................................      1,314      1,938        292        107     (4,639)(2)


                                                                  AS OF DECEMBER 31          AS OF SEPTEMBER 30
                                                           -------------------------------  --------------------
BALANCE SHEET DATA:                                          1993       1994       1995       1995      1996(1)
---------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
                                                                                                (UNAUDITED)
Working Capital (Deficit)................................      1,882      1,961     (1,507)      (739)    (6,195)
Total Assets.............................................     11,742     16,848     21,075     18,726     29,868
Long Term Debt, net......................................      2,223      1,731      3,711      2,935      3,911
Capital Leases and Direct Financing Obligations,
  net(3).................................................     --         --         --         --          4,167
Shareholders' Equity.....................................      5,344      7,253      7,597      7,404      1,977

                                                                  AS OF DECEMBER 31          AS OF SEPTEMBER 30
                                                           -------------------------------  --------------------
SUMMARY OF OPERATIONS HISTORY:                               1993       1994       1995       1995      1996(1)
---------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
                                                                                                (UNAUDITED)
Number of:
Providers................................................         60         72        105         86        145
Clinical Sites...........................................          5          6          7          6         11
Capitated Lives..........................................     16,431     20,186     23,661     20,176     44,559

------------------------

(1) Includes Suburban which was acquired in February, 1996.

(2) Includes a charge of $3.9 million relating to a Deferred Compensation Plan enacted in 1996 as discussed further in footnote 8 to the financial statements.

(3) Represents direct financing lease obligations and capital lease obligations with a related party.

              SUMMARY FINANCIAL DATA OF THE CORVALLIS CLINIC, P.C.
                                 (IN THOUSANDS)

                                                                                               FOR THE TEN MONTHS
                                                             FOR THE YEAR ENDED NOVEMBER 30    ENDED SEPTEMBER 30
                                                             -------------------------------  --------------------
SUMMARY OF OPERATIONS DATA:                                    1993       1994       1995       1995       1996
-----------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
                                                                                                  (UNAUDITED)
Net Revenue Less Provider Compensation and Benefits........  $  22,817  $  21,615  $  25,965  $  20,879  $  25,841
Operating Expenses.........................................     20,159     22,334     27,779     21,461     24,928
Net Income (Loss)..........................................      1,180     (1,277)    (2,107)    (1,117)        73


                                                                    AS OF NOVEMBER 30          AS OF SEPTEMBER 30
                                                             -------------------------------  --------------------
BALANCE SHEET DATA:                                            1993       1994       1995       1995       1996
-----------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
                                                                                                  (UNAUDITED)
Working Capital (Deficit)..................................      1,666       (296)    (1,251)        94       (934)
Total Assets...............................................     21,697     21,808     26,549(1)    26,111    26,894
Long Term Debt, net........................................      8,374      8,310        729(1)       463     1,549
Capital Leases and Direct Financing Obligations, net.......        245        155     14,258(1)    14,629    14,026
Redeemable Stocks and Accumulated Deficit..................      5,251      4,329      2,316      3,823      1,437

                                                                    AS OF NOVEMBER 30          AS OF SEPTEMBER 30
                                                             -------------------------------  --------------------
SUMMARY OF OPERATIONS HISTORY:                                 1993       1994       1995       1995       1996
-----------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
                                                                                                  (UNAUDITED)
Number of:
Providers..................................................         82         82         95         88         86
Clinical Sites.............................................          7          7          7          7          8
Capitated Lives............................................     20,031     23,457     28,487     26,815     28,724

------------------------

(1) In June 1995, Corvallis Clinic contributed property and related notes payable to HealthCare Partners, LLC. Corvallis Clinic recorded a direct financing lease obligation representing the underlying obligations assumed by HealthCare Partners, LLC as part of the transaction (see footnote 12 of the financial statements).

                 SUMMARY FINANCIAL DATA OF MEDFORD CLINIC, P.C.
                                 (IN THOUSANDS)

                                                                                              FOR THE NINE MONTHS
                                                             FOR THE YEAR ENDED DECEMBER 31    ENDED SEPTEMBER 30
                                                             -------------------------------  --------------------
SUMMARY OF OPERATIONS DATA:                                    1993       1994       1995       1995       1996
-----------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
                                                                                                  (UNAUDITED)
Net Revenue Less Provider Compensation and Benefits........  $  16,065  $  23,079  $  27,727  $  20,012  $  21,716
Operating Expense..........................................     15,805     22,457     26,277     19,020     21,893
Net Income (Loss)..........................................         84        192        652        404       (174)


                                                                    AS OF DECEMBER 31          AS OF SEPTEMBER 30
                                                             -------------------------------  --------------------
BALANCE SHEET DATA:                                            1993       1994       1995       1995       1996
-----------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
                                                                                                  (UNAUDITED)
Working Capital............................................      2,511      2,838      3,053      3,138      1,828
Total Assets...............................................     10,969     14,534     15,245     16,387     16,162
Long Term Debt, net........................................      3,128      5,459      4,932      5,090      4,184
Shareholders' Equity.......................................      2,322      2,514      3,166      2,918      2,356

                                                                    AS OF DECEMBER 31          AS OF SEPTEMBER 30
                                                             -------------------------------  --------------------
SUMMARY OF OPERATIONS HISTORY:                                 1993       1994       1995       1995       1996
-----------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
                                                                                                  (UNAUDITED)
Number of:
Providers                                                           64         72         71         68         73
Clinical Sites.............................................          7          9          9          9          9
Capitated Lives............................................      2,531      3,993      7,144      7,654      8,529

    The following summary pro forma financial data of PPI and the New PCs assumes that the PC Reorganization Transactions and the Merger Transactions described in this Joint Proxy Statement/ Prospectus had previously occurred. The summary of operations data assumes these transactions had taken place as of January 1, 1995, and the summary balance sheet data assumes the transactions were completed as of September 30, 1996.

    These summary pro forma financial data have been derived from the unaudited pro forma condensed financial statements of PPI and the New PCs and related assumptions deemed appropriate by PPI's management as included elsewhere in this Joint Proxy Statement/Prospectus. This summary financial data may not be indicative of actual results if the transactions had occurred on the dates indicated or which may be realized in the future. Neither expected benefits and cost reductions anticipated from the Merger nor future corporate costs of PPI have been reflected in such summary pro forma financial data.

 SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA OF PHYSICIAN PARTNERS, INC. AND THE
                                    NEW PCS
                                 (IN THOUSANDS)

                                                                                  FOR THE YEAR     FOR THE NINE
                                                                                     ENDED         MONTHS ENDED
Physician Partners, Inc.                                                          DECEMBER 31      SEPTEMBER 30
--------------------------------------------------------------------------------  ------------  ------------------
SUMMARY OF OPERATIONS DATA:                                                           1995             1996
                                                                                  ------------  ------------------
Net Revenue Less Provider Compensation and Benefits.............................   $  101,059       $   85,512
Operating Expenses..............................................................       94,419           80,297
Net Income......................................................................        2,486            1,882


                                                                                                 AS OF SEPTEMBER
BALANCE SHEET DATA:                                                                                  30, 1996
                                                                                                ------------------
Total Assets....................................................................                        72,927
Long Term Debt, net.............................................................                         9,644
Capital Leases and Direct Financing Obligations, net............................                        18,193
Stockholders' Equity............................................................                         5,773

                                                                                  FOR THE YEAR     FOR THE NINE
                                                                                     ENDED         MONTHS ENDED
HealthFirst New PC                                                                DECEMBER 31,     SEPTEMBER 30
--------------------------------------------------------------------------------  ------------  ------------------
SUMMARY OF OPERATIONS DATA:                                                           1995             1996
                                                                                  ------------  ------------------
Net Revenue Less Provider Compensation and Benefits.............................   $   42,576       $   34,977
Management Fee..................................................................       42,576           34,977
Net Income......................................................................            0                0

Corvallis Clinic New PC
--------------------------------------------------------------------------------
SUMMARY OF OPERATIONS DATA:
Net Revenue Less Provider Compensation and Benefits.............................       29,848           27,099
Management Fee..................................................................       29,848           27,099
Net Income......................................................................            0                0

Medford Clinic New PC
--------------------------------------------------------------------------------
SUMMARY OF OPERATIONS DATA:
Net Revenue Less Provider Compensation and Benefits.............................       28,635           23,436
Management Fee..................................................................       28,635           23,436
Net Income......................................................................            0                0

                        EQUIVALENT PER COMMON SHARE DATA

    The following table sets forth selected historical common share data for HealthFirst, Corvallis Clinic, Medford Clinic and PPI, pro forma data per share of PPI Class A Common Stock, and pro forma equivalent data per share for HealthFirst, Corvallis Clinic, and Medford Clinic. The pro forma equivalent data for HealthFirst, Corvallis Clinic and Medford Clinic are based on the historical amounts per share divided by the minimum and maximum merger consideration ratios. The data should be read in conjunction with the financial statements and notes thereto of the respective entities set forth elsewhere in this Joint Prospectus/Proxy Statement, and such data is qualified in its entirety by reference thereto.

                                                                                DECEMBER 31(5)  SEPTEMBER 30(5)
                                                                                --------------  ---------------
HEALTHFIRST                                                                          1995            1996
------------------------------------------------------------------------------  --------------  ---------------
Net Income (Loss) Per Share:
  Historical..................................................................   $      55.05    $     (679.69)(2)
  Pro Forma Equivalent........................................................
    Minimum...................................................................            .21            (2.68)(2)
    Maximum...................................................................            .16            (1.99)(2)
Book Value Per Share at Period End:(1)
  Historical..................................................................        --                247.12(2)
  Pro Forma Equivalent........................................................        --
    Minimum...................................................................        --                  0.94(2)
    Maximum...................................................................        --                  0.70(2)

CORVALLIS
------------------------------------------------------------------------------
Net Income (Loss) Per Share:
  Historical..................................................................        (239.69)           (3.59)
  Pro Forma Equivalent........................................................
    Minimum...................................................................          (1.15)            0.04
    Maximum...................................................................          (0.86)            0.03
Book Value Per Share at Period End:(1)
  Historical..................................................................        --                (70.48)
  Pro Forma Equivalent........................................................        --
    Minimum...................................................................        --                  0.79
    Maximum...................................................................        --                  0.59

MEDFORD
------------------------------------------------------------------------------
Net Income (Loss) Per Share:
  Historical..................................................................      11,535.31        (3,106.82)
  Pro Forma Equivalent........................................................
    Minimum...................................................................           0.50            (0.13)
    Maximum...................................................................           0.37            (0.10)
Book Value Per Share at Period End:(1)
  Historical..................................................................        --             42,070.75
  Pro Forma Equivalent........................................................        --
    Minimum...................................................................        --                  1.81
    Maximum...................................................................        --                  1.34

PPI
------------------------------------------------------------------------------
Net Income (Loss) Per Share:
  Historical(3)...............................................................        --                642.33
  Pro Forma Equivalent(4).....................................................           0.46             0.32

                                                                                DECEMBER 31(5)  SEPTEMBER 30(5)
                                                                                --------------  ---------------
PPI                                                                                  1995            1996
------------------------------------------------------------------------------  --------------  ---------------
Book Value Per Share at Period End:(1)
  Historical(3)...............................................................        --                  1.00
  Pro Forma Equivalent(4).....................................................        --                  0.92

------------------------

(1) Book value per share at period-end is included for period-end date specified (September 30, 1996) in accordance with SEC rules.

(2) In February, 1996, HealthFirst acquired the stock of Suburban Medical Clinic. HealthFirst financial information for the nine months ended September 30, 1996 includes pro forma combined income data as if this acquisition had occurred at the beginning of the period. In addition, September 30, 1996 results include a non-recurring charge of $3.9 million relating to a Deferred Compensation Plan enacted in 1996 as discussed further in Footnote 8 to the Financial Statements.

(3) Historical data for PPI represents the period from its inception to the period-end date noted.

(4) Pro forma data for PPI is included only for periods specified (year ended December 31, 1995 and nine months ended September 30, 1996) in accordance with SEC rules.

(5) Corvallis Clinic results are for the ten months ended September 30, 1996 and as of November 30, 1995. HealthFirst, Medford Clinic and PPI results are for the nine months ended September 30, 1996 and as of December 31, 1995.

    The information utilized to determine pro forma equivalent per share data on the basis of the minimum and maximum merger consideration ratio is summarized below.

                                                                                 SEPTEMBER 30,
                                                                      1995           1996
                                                                  -------------  -------------
HealthFirst:
  Net Income (Loss)                                               $     291,766  $  (4,804,900)
  Net Book Value                                                                 $   1,976,927
  PPI Equivalent Shares:
    Average During Period
      Minimum                                                         1,393,900      1,794,975
      Maximum                                                         1,876,200      2,416,050
    End of Period
      Minimum                                                                        2,104,000
      Maximum                                                                        2,832,000

Corvallis:
  Net Income (Loss)                                               $  (2,107,179) $      73,246
  Net Book Value                                                                 $   1,436,745
  PPI Equivalent Shares:
    Average During Period
      Minimum                                                         1,835,762      1,829,847
      Maximum                                                         2,461,582      2,455,667
    End of Period
      Minimum                                                                        1,824,502
      Maximum                                                                        2,450,340

Medford:
  Net Income (Loss)                                               $     651,745  $    (173,982)
  Net Book Value                                                                 $   2,355,962
  PPI Equivalent Shares:
    Average During Period
      Minimum                                                         1,314,699      1,303,064
      Maximum                                                         1,771,953      1,756,272
    End of Period
      Minimum                                                                        1,303,064
      Maximum                                                                        1,756,272

PPI:
  Net Income (Loss)                                               $   2,486,000  $   1,882,000
  Net Book Value                                                                 $   5,772,634
  PPI Equivalent Shares:
    Average During Period                                             5,435,426      5,885,553
    End of Period                                                                    6,242,108

                                  RISK FACTORS

    THE FOLLOWING FACTORS, IN ADDITION TO THOSE DISCUSSED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, SHOULD BE CAREFULLY CONSIDERED IN EVALUATING THE MERGER AND REORGANIZATION TRANSACTIONS AND THE RECEIPT BY THE COMPANIES' SHAREHOLDERS OF SHARES OF PPI CLASS A COMMON STOCK AND SHARES OF COMMON STOCK, NO PAR VALUE, OF EACH APPLICABLE NEW PC IN CONNECTION THEREWITH.

LACK OF COMBINED OPERATING HISTORY; NEW COMPANY

    Upon the consummation of the Merger, PPI will be conducting medical group management operations that previously have been conducted individually by the respective Companies. Because PPI does not have an independent operating history, its performance as a newly combined entity is uncertain. There can be no assurance that PPI will not encounter difficulties in integrating the operations of the Companies, that the benefits from such integration will be realized or that the operations, systems and personnel of the Companies will be compatible. For example, there can be no assurance that PPI will achieve desired levels of efficiencies and cost savings as a result of the combination of the Companies. Furthermore, any material delays or unexpected costs incurred in connection with such integration of management operations also could have a material adverse effect on PPI.

PPI'S DEPENDENCE ON NEW PCS

    PPI's revenue will depend substantially on revenue generated by HealthFirst New PC, Corvallis Clinic New PC and Medford Clinic New PC and any other medical groups with which PPI enters into a practice management agreement in the future. Under the New PC Management Agreements, PPI, as the manager, will provide management and administrative services, facilities and equipment to each respective New PC and, as compensation for its services, PPI will be entitled to receive (a) reimbursement of all Manager's Expenses (as defined below) incurred by PPI plus (b) 16% of the Distributable Profit Amount of such New PC. "Distributable Profit Amount" is defined as (i) gross revenues, booked on an accrual basis and subtracting specified contractual allowances and bad debt, received by PPI or such New PC relating to services provided by such New PC, less (ii) Manager's Expenses. Each New PC will be responsible for provider compensation and benefits. The term "Manager's Expenses" is defined in the New PC Management Agreement to mean the actual cost of all operating and non-operating expenses incurred by PPI in the operation of each respective New PC's medical offices. Any allocation of costs (as opposed to a pass-through of actual direct costs incurred by PPI, for which PPI shall be reimbursed in full) by PPI to each respective New PC shall require approval of the joint management board (composed of PPI and the applicable New PC representatives) of the proposed cost allocation for a defined period of time prior to implementation of the function for which a cost allocation is proposed. "Manager's Expenses" expressly will not include any corporate overhead charges of PPI (other than as expressly agreed to in the New PC Management Agreement), federal or state income taxes of PPI or the New PC, any expenses which are expressly designated as obligations to be assumed solely by PPI, and any amortization expense resulting from the amortization of costs in connection with the execution of the New PC Management Agreement. Each New PC Management Agreement will have a term of 40 years. Any loss of revenue by any or all of the New PCs could have a material adverse effect on PPI. The termination of any of the New PC Management Agreements also could have a material adverse effect on PPI.

    PPI will rely on providers of each New PC to provide sufficient provider coverage to meet payor requirements. Pursuant to each New PC Management Agreement, the New PC will be bound to agree to provide all required medical services under each contract entered into with payors that is approved by the New PC. There is no assurance that PPI, through the New PCs and any future PPI-managed medical groups, will be able to arrange for the provision of sufficient primary care and specialty services to retain existing contracts with payors, obtain additional contracts with health plans and other payors or be assigned additional members under existing health plan contracts.

    Furthermore, there is no assurance that PPI's relations with health plans and other payors after the consummation of the Merger would be on the same terms as the relations of the individual Companies with such payors before the Merger. Likewise, it is possible that relations with patients could be affected by the Merger, but this is not likely since the New PCs will operate in the same locations and employ the same providers (other than physicians who exercise their dissenters' rights and elect to terminate their employment by the Companies) as the Companies do prior to the effectiveness of the Merger.

    If one or more of the New PCs were to suffer significant losses of physicians to retirement, competitors or for other reasons, the ability of the New PCs to provide services to assigned patients could be materially affected. Many of the providers currently employed by the Companies and who will be employed by the New PCs after the Merger will not be restricted from competing with the New PCs or PPI after any termination of such providers' employment; hence, there is no assurance that such providers will not compete with the New PCs or PPI. Furthermore, there is no assurance that providers who will be subject to a covenant not to compete by their employing New PC will not relocate to a different market or that such covenant not to compete will not be subjected to legal challenge by any such providers. The New PC Management Agreements will contain provisions that require liquidated damages payments by the respective New PCs to PPI if, among other things, a provider of such New PC engages in certain competitive behavior with the New PC. While each New PC may seek indemnification from its providers under provisions of their employment agreements or shareholder agreements, significant provider defections from one or more of the New PCs and/or competition by such providers against the New PCs nevertheless could have a material adverse effect on PPI.

IMPACT OF NEW PC MANAGEMENT AGREEMENTS ON PROVIDER COMPENSATION AND BENEFITS

    The New PC Management Agreements provide that each New PC managed by PPI, out of revenues attributable thereto, will make disbursements of funds to PPI as reimbursement for certain enumerated costs incurred on behalf of the New PC and then for its management fee. The New PC will be required to cover certain of its other operating costs (comprised mostly of provider compensation and benefits) out of the residual amount. During certain periods in the past, the Companies have incurred expenses (including provider compensation and benefits) in excess of their respective revenues. The New PC Management Agreements will limit the ability of the New PCs to pay out of revenues provider compensation and benefits in excess of actual revenues. Moreover, subsequent to the Merger, the ability of the New PCs to obtain financing in order to subsidize provider compensation may be limited.

    If the New PC Management Agreements had been in effect (and assuming no reduced costs or enhanced revenues, or other synergies from the Merger), the aggregate amounts available to the Companies for provider compensation and benefits would have been reduced by $4,436,000, $6,066,000 and $5,743,000 in the 1993, 1994 and 1995 calendar years, respectively, and $4,336,000 for the nine-month period ended September 30, 1996. See "PPI Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Unaudited Pro Forma Condensed Financial Statements of PPI, Including Notes Thereto."

IMPACT OF CERTAIN RESTRICTIONS ON PROVIDERS OF NEW PCS

    The New PC Management Agreements contain provisions calling for the payment by the New PCs to PPI of certain liquidated damages in the event that certain physicians and other specified providers employed by such New PC with respect to which such New PC is bound, engage in any of the following activities: (a) competition against the New PC during the term of employment or for 18 months thereafter within a specified geographic area, (b) disclosing or misappropriating confidential information or trade secrets of the New PC or PPI and (c) soliciting employees of the New PC or PPI to leave such employment. See "Operation, Management and Business of PPI Following the Merger--Practice Management Agreement" for a detailed description of such restrictions. The New PCs will be required to restrict such activities of their respective providers and will be required to pay liquidated damages in certain amounts to

PPI if a provider who is required to be subject to any such restriction violates any such restriction (whether or not the provider's employment agreement with the New PC in fact includes such restrictions).

    Providers who take prohibited actions generally will be required to indemnify the New PC for the New PC's liability to PPI as a result of such providers' prohibited actions. The New PCs will enter into new or amended agreements with providers who are required under the New PC Management Agreements to be bound by any of the above restrictions, which agreements will restrict providers from taking the prohibited actions. Under the terms of such agreements, the New PCs will generally seek to recover from any provider who engages in a prohibited action liquidated damages in an amount equal to the amount of liquidated damages that the New PC will owe to PPI as a result of such provider's actions. With respect to a violation by a provider of a covenant not to compete with the New PC and the covenant not to disclose or misappropriate proprietary information, the provider generally would be liable to the New PC for each such violation in an amount equal to one-half of such provider's gross compensation from the New PC during the previous full fiscal year. In addition, with respect to a violation of the nonsolicitation provision, a breaching provider generally would be liable to the New PC for an amount equal to one year's salary of any employee solicited by the provider to leave such employee's employment with the New PC or PPI. Apart from the liquidated damages provisions that will apply to a provider who violates an applicable covenant not to compete, a provider who is subject to such a covenant will be prohibited from competing with the New PC and PPI during the period of time and in the geographic area specified in the covenant not to compete. Only if such restriction is violated will any monetary payment be due to the New PC. The existence of the above restrictions on certain providers is a material limitation on the ability of such providers to, among other things, practice in the same community as the New PC if the employment of such providers by their employing New PCs were to terminate.

RECENT OPERATING LOSSES OF CERTAIN COMPANIES

    Each of the Companies has experienced recent operating losses. Corvallis Clinic incurred operating losses of $1,277,000 and $2,107,000 in its fiscal years ended November 30, 1994 and November 30, 1995, respectively. HealthFirst has experienced a loss of $4,639,000, and Medford Clinic had a loss of $174,000, for the nine-month period ended September 30, 1996. There can be no assurance that the New PCs will not experience similar operating losses.

RISKS RELATED TO CAPITATION

    The Companies receive significant revenue related to agreements with HMOs that typically provide for the payment of fees on a capitated or per member per month ("PMPM") basis. Under such agreements, the Companies are responsible for providing or arranging for the provision of covered benefits to the applicable HMO members. Depending on the amount and cost of services required by members, PMPM capitation payments may be insufficient to cover such costs of services, thereby adversely affecting the Companies' operating results. It is sometimes necessary for the Companies to refer a member to an external provider in order to arrange for the provision of certain covered services. Each Company has contracted with a number of providers in order to ensure access to all covered services. Each Company is obligated to pay the cost of such external services and carries estimates in its financial statements related to the charges for these services which have been incurred but not reported ("IBNR") to the Company. While each Company estimates IBNR amounts based upon historical experience, there can be no assurance that actual charges incurred will not exceed such estimates.

REDUCTION IN THIRD-PARTY PAYOR REIMBURSEMENT

    The Companies render services to certain patients on a fee-for-service basis (as opposed to a capitated basis), and bill third-party payors such as private insurance carriers, Medicare and Medicaid. A significant portion of each Company's revenue is derived from payments made by these third-party payors. Such third-party payors are increasingly negotiating for lower prices charged for medical services with the goal of lowering reimbursement. In addition, third-party payors can deny reimbursement if they determine that treatment was not performed in accordance with the cost-effective treatment methods established by such payors or for other reasons. There can be no assurance that payment levels under these third-party contracts will remain at present levels. Any loss of revenue related to third-party payors could have a material adverse effect on a New PC's or PPI's operating results.

CONCENTRATION OF PAYORS

    Six health plans, Secure Horizons, PacifiCare, Blue Cross/Blue Shield of Oregon, HMO Oregon, Select Care and Oregon Health Plan, accounted for approximately 37% of the combined net revenue of the Companies for the six months ended June 30, 1996. The agreements with such health plans are generally for one-year terms and are thus subject to annual negotiation of rates, covered benefits and other terms and conditions. In addition, certain of such contracts with payors are terminable without cause upon prior notice to the Company. There can be no assurance that such agreements will be renewed or that they will contain favorable terms. Given this concentration of payors, the loss of any of the above health plans could have a material adverse effect on PPI.

GROWTH STRATEGY; CAPITAL REQUIREMENTS

    The implementation of PPI's growth strategy will depend largely on its ability to successfully manage the New PCs, under the New PC Management Agreements, and develop new physician practice management relationships through acquisitions or other means.

    PPI's success in effectively managing the New PCs will be measured, to a great extent, by its (a) expansion of the number of fee-for-service patients and prepaid health plan patients, (b) management and control of costs, (c) realization of economies of scale and (d) effective negotiation of existing and new health plan contracts. The growth in numbers of fee-for-service and health plan enrollees using PPI-managed medical groups for their medical care may come from the development or acquisition of medical groups serving enrollees in existing or new markets, increased enrollment in health plans currently contracting with PPI or PPI's managed medical groups or contracts with new health plans. There can be no assurance that PPI or PPI-managed medical groups will experience such patient growth. Any failure by PPI to implement economically feasible management relationships with the New PCs and any other medical groups it may manage in the future could result in failure to meet such objectives, and thereby have a material adverse effect on PPI.

    In light of its growth strategy, PPI will be subject to various risks associated with any acquisition-oriented business, including the risk that PPI will be unable to identify and recruit suitable acquisition candidates in the future or to successfully integrate or manage affiliated medical groups. Furthermore, there can be no assurance that PPI will be able to maintain and develop a system of business management to support future growth.

    PPI's expansion strategy also requires substantial capital investment. Capital is needed not only for the acquisition of medical groups, but also for the effective integration, operation and expansion of acquired medical groups, information systems maintenance and improvements. Acquired medical groups may require capital for renovation and expansion. In addition, newly-managed medical groups may not have been financially successful under prior management, and there is no assurance that PPI will be able to improve the performance of such practices to make them profitable.

    PPI will operate in a capital intensive industry that faces external pressures to contain costs and reduce fees. PPI may not be in a position to maintain adequate liquidity to respond to further expected and unexpected industry pressures. PPI will depend in large part upon cash flow from operations to satisfy its financial obligations. If cash provided by operations is not sufficient, PPI may experience difficulty in meeting its obligations to vendors, lessors and other creditors, which could have a material adverse effect on PPI. PPI might raise capital through the incurrence of long-term or short-term indebtedness (which could result in increased interest and amortization expense and decreased income to fund future expansion) or the issuance of equity securities in private or public transactions (which would result in the dilution of the equity positions of then-current PPI shareholders). There can be no assurance that acceptable financing for future acquisitions can be obtained.

COMPETITION

    In general, both the physician management industry and the health care provider industry are highly competitive. The Companies individually have significant experience and generally successful operating histories with respect to operating their respective medical practices in the greater Portland, Corvallis and Medford areas. However, the Companies have not previously operated, as a physician practice management company, on a combined basis in competition with other entities that provide medical practice management services. Some established physician practice management companies in Oregon currently provide some or all of the services that will be provided by PPI. There is no assurance that PPI will succeed in competing with such competitors.

    Competition in the provision of medical services in the markets where PPI will operate also comes from an increasing variety of providers who are in or have recently entered the physician provider business (E.G., other group practices, hospital systems, IPAs, HMOs, and academic medical centers). In the three markets presently served by the Companies, hospital systems employ primary care physicians who will compete directly against the PCs. While PPI will seek to acquire groups with significant market presence, there can be no assurance that PPI or the New PCs can successfully compete with other provider competitors.

    With respect to physician practice management companies, only two, MedPartners/Mullikin, Inc. ("MedPartners") and American Oncology Resources ("AORI"), have a presence in any of the markets currently served by the Companies. Both of these publicly traded PPMs have holdings in the Portland, Oregon market. MedPartners manages a growing multi-specialty group practice of approximately 70 physicians in the Portland market. MedPartners has been an aggressive suitor of physician groups in the Portland market, and recently acquired a group of OB/Gyn physicians who might have joined HealthFirst. AORI has during the past several years purchased two high-profile oncology providers in the Portland market which are in direct competition with HealthFirst's oncology practice. In the larger context of PPI's regional and national strategic growth plan in the pursuit of quality primary care-based multi-specialty group practice acquisitions, PPI will directly compete with public as well as private physician practice management companies. The can be no assurance that PPI will successfully compete against other PPMs in such markets.

    Finally, there is a risk that PPMs in service areas of the Companies will intensify their competitive behavior if the Companies merge with and into PPI. The commencement of business by PPI also could create an impetus to PPMs not currently in the Companies' markets to enter into such markets.

EXPOSURE TO PROFESSIONAL LIABILITY CLAIMS

    Physicians, hospitals and other participants in the health care industry are subject to an increasing number of lawsuits alleging medical malpractice and related claims. Many of these lawsuits involve large claims and substantial defense costs. Although neither PPI nor its employees will practice medicine, it is subject to the risks associated with medical malpractice and related litigation. PPI is susceptible to being named in actions involving care rendered to patients of the New PCs or any future PPI-managed medical groups. Because of PPI's economic dependence on each of the New PCs actions which threaten the economic or operational viability of such medical groups similarly threaten PPI. There can be no assurance that PPI, the New PCs or other PPI-managed practices will not become involved in such litigation in the future.

    Current professional liability coverage of the Companies is as follows:
Corvallis Clinic has coverage of $5 million per claim, with no aggregate maximum; HealthFirst's coverage with respect to Metropolitan providers is $5 million per claim and its coverage with respect to Suburban providers is $2 million per occurrence and $4 million annually in the aggregate; and Medford Clinic and each Medford Clinic provider has coverage of $1 million per occurrence and $3 million annually in the aggregate. Upon the effectiveness of the Merger, PPI expects that each of the New PCs will have professional liability coverage of $2 million per claim, plus $13 million annual aggregate excess professional liability coverage.

    Certain types of professional liability risks are not covered by insurance, and certain claims could exceed available insurance coverage. There can be no assurance that any professional liability claim or claims will be covered by insurance or will not exceed the limits of available insurance coverage.

GOVERNMENT REGULATION

    Many aspects of the health care industry are presently subject to extensive federal and state governmental regulation. Applicable federal and state laws include the fraud and abuse provisions of the federal Medicare and Medicaid statutes, which prohibit the solicitation, payment, receipt or offering of any remuneration, either direct or indirect, in exchange for or with the intent to induce the referral, of Medicare or Medicaid patients or for the recommendation, arranging, leasing or purchasing of goods or services for which payment may be made under the Medicare or Medicaid programs. Violation of the fraud and abuse laws is punishable with criminal and civil penalties. Federal law also imposes significant penalties for false or improper billings for physician services. In addition, the federal "Stark" law generally prohibits referrals by physicians for designated health services reimbursable under the Medicare and Medicaid programs to entities with which such physicians or their immediate family members have a financial interest.

    There can be no assurance that review of the operations of the Companies prior to the Merger, or the operations of the New PCs and PPI after the Merger, by courts or regulatory authorities will not result in a determination or further action that could have a material adverse effect on PPI. Moreover, there can be no assurance that existing laws and regulations will not be amended, interpreted or applied in the future in such a way as to have a material adverse effect on PPI, or that additional laws will not be enacted.

    Significant risk factors relating to the business of the Companies, the New PCs and PPI are described in more detail below.

    FRAUD AND ABUSE LAWS

    Certain provisions of the Social Security Act, commonly referred to as the "Anti-Kickback Statute," prohibit the offer, payment, solicitation, or receipt of any form of remuneration in return for the referral of Medicare or state health program patients or patient care opportunities, or in return for the recommendation, arrangement, purchase, lease or order of items or services that are covered by Medicare or state health programs. In recent years, there has been increasing scrutiny by law enforcement authorities, the United States Department of Health and Human Services, various state agencies, the federal and state courts and Congress, of financial arrangements between health care providers and potential sources of patient referrals to ensure that such arrangements are not disguised mechanisms to pay for patient referrals. The Anti-Kickback Statute is broad in scope and interpretations by various courts have been ambiguous or conflicting in certain respects. To the extent PPI is deemed to be either a referral source or a separate provider under the New PC Management Agreements that is in a position to influence referrals to or from physicians, the financial arrangements under these agreements could be subject to scrutiny and prosecution under the Anti-Kickback Statute.

    Furthermore, each of the Companies has had a history of receiving and making referrals to providers in their respective communities. There can be no assurance that the business practices of the Companies prior to the consummation of the Merger would be construed to comply with the fraud and abuse laws in all respects by applicable federal or state authorities. PPI or the New PCs, as successors in interest to the Companies, would be subject to liability in connection with any enforcement action taken against the Companies by a regulatory enforcement agency with respect to such laws.

    PHYSICIAN SELF-REFERRAL LAW

    Significant prohibitions against physician "self-referrals" apply to a variety of physician-owned or physician-interested entities. The Stark statute (42 U.S.C. Section1395nn) generally prohibits referrals by physicians for designated health services reimbursable under the Medicare and Medicaid programs to entities in which the referring physician or an immediate family member has an ownership interest or compensation arrangement, unless an exception provided under the statute applies. The Stark statute is broad and ambiguous in some respects, and regulations clarifying the provisions have been issued only with respect to clinical laboratory services (which was the subject of the "Stark I" legislation). Regulations interpreting the portion of the Stark statute known as "Stark II" or future clarification of existing regulations could require PPI, the New PCs and related physicians to modify the form of their relationships. Violations of the Stark statute are punishable by civil penalties, including exclusion from the Medicare and Medicaid programs.

    THE CORPORATE PRACTICE OF MEDICINE

    Certain laws prohibit the practice of medicine by corporations other than professional corporations. It is possible that the operations of PPI could be challenged on grounds that PPI, a business corporation, will participate in operations or revenues of the New PCs and other PPI-managed medical practices to a prohibited extent. Oregon law regarding the corporate practice of medicine does not specifically approve or forbid practice management companies from contracting with professional corporations and has been subjected to limited judicial and regulatory interpretation. Therefore, no assurance can be given that PPI's activities will be found to be in compliance with state law if challenged. In the event of a prohibition against the PPI form of business, the relationship between PPI and each of the New PCs may have to be modified, possibly resulting in a reduction of revenues received by PPI for managing the New PCs.

    FEE-SPLITTING LAWS

    The laws of many states prohibit physicians from splitting fees with non-physicians. Although Oregon currently does not have such a prohibition, there is no assurance that Oregon will not enact new laws or interpret existing laws in a manner that would require modifications to PPI's business in order to comply with such a law. In addition, expansion of the operations of PPI to jurisdictions that have laws that could be deemed to restrict or prohibit PPI's form of arrangement with managed medical groups may require structural and organizational modifications to PPI's form of management relationship, which could have an adverse effect on PPI.

    MEDICARE/MEDICAID REIMBURSEMENT

    State and federal civil and criminal statutes impose substantial penalties, including civil and criminal fines and imprisonment, upon health care providers who fraudulently or wrongfully bill governmental or other third-party payors for health care services. The federal law prohibiting false billings allows a private person to bring a civil action in the name of the United States government for violations of its provisions. While management of each Company has attempted to comply with billing requirements, there is no assurance that PPI's or the New PCs' activities will not be challenged or scrutinized by governmental authorities. Moreover, Medicare and other reimbursement rules impact the fee structure of medical billing. To the extent PPI's or the New PCs' billing arrangements may need to be modified to comply with existing or modified regulations, there could be a material adverse financial effect on PPI.

    OREGON INSURANCE LAW

    The Oregon Department of Consumer and Business Affairs, Insurance Division (the "Insurance Division"), regulates the transaction of insurance pursuant to the Oregon Insurance Code. Pursuant to Insurance Division Bulletin 96-2 (the "Bulletin") issued in April 1996 by the Oregon Insurance Commissioner, health care providers that are compensated on a capitated basis by a health insurer or health care service contractor ("HCSC") are not required to obtain a certificate of authority to transact insurance if the capitation is internal to a policy of insurance that is delivered by an authorized insurer or HCSC. The Bulletin also states that discounted fee-for-service arrangements with reasonable limits on discounts (i.e., not open-ended discounts) also do not require a certificate of authority. PPI arrangements should fall into these categories and therefore be exempt from regulation as an insurance company. There is no assurance, however, that the position of the Insurance Division will not change in the future. In such an event, PPI may be required to restructure its New PC Management Agreements or apply for a certificate of authorization, which could have a material adverse effect on PPI.

    ANTITRUST LAWS

    Because the New PCs will remain separate legal entities after the Merger, they may be deemed competitors subject to a range of antitrust laws which prohibit anti-competitive conduct, including price fixing, concerted refusals to deal and division of market. There is no assurance that the review of the businesses of the New PCs and PPI by courts or regulatory authorities will not result in a determination that could have a material adverse effect on PPI.

    PROPOSED LEGISLATION

    In addition to current federal regulations, the Clinton Administration and several members of Congress have proposed legislation for comprehensive reforms affecting the payment for and availability of health care services. Aspects of certain such health care proposals, such as reductions in Medicare and Medicaid payments and additional prohibitions on direct or indirect physician ownership of facilities to which they refer patients, if adopted, could have a material adverse effect on PPI. There can be no assurance as to the ultimate content, timing or effect of any health care reform legislation, nor is it possible at this time to estimate the impact of potential legislation on PPI.

ANTI-TAKEOVER CONSIDERATIONS

    Certain provisions of the PPI Certificate of Incorporation, the PPI Bylaws and Delaware law could, together or separately, discourage potential acquisition proposals, delay or prevent a change in control of PPI and limit the price that certain investors might pay in the future for shares of PPI Class A Common Stock. These provisions include a staggered board of directors and authority of the PPI Board to authorize the issuance, without further shareholder approval, of preferred stock with rights and privileges senior to PPI Class A Common Stock. PPI also is subject to Section 203 of the General Corporation Law of the State of Delaware ("DGCL"), which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder.

    Certain PPI stock option plans may also inhibit a change in control of PPI. The 1996 Stock Option Plan for Employees of Physician Partners, Inc., the 1996 Stock Option Plan for Non-Employee Directors of Physician Partners, Inc. (the "Director Option Plan") and the 1996 Stock Option Plan for Non-Employee Providers Affiliated with Physician Partners, Inc. (the "Provider Option Plan") provide discretion to the committee that administers such plans (the "Committee") to shorten the time during which options may be exercised or cancel options upon payment in cash of the amount determined by the Committee to be the fair market value of the option. The Physician Partners, Inc. Change in Control Plan (the "Change in Control Plan") contains several significant provisions that may inhibit a takeover, including a provision making benefits payable to eligible participants, a provision that participants will not be required to work to reduce the amount of payments to such person by seeking alternative employment in the event of a change in control, and a provision that would require PPI or its successor to pay all reasonable legal fees and related expenses incurred by a plan participant as a result of contesting or disputing a termination of employment following a change in control whether or not such dispute is resolved in the participant's favor.

    Pursuant to PPI's Rights Agreement, the PPI Board is authorized to declare a dividend distribution of one right (a "Right") for each outstanding share of PPI Common Stock to shareholders of record at the close of business on a specified record date. The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire PPI on terms not approved by the PPI Board. The Rights should not interfere with any merger or other business combination approved by the PPI Board since the PPI Board may, at its option, at any time until 10 days following the stock acquisition date, redeem all, but no less than all, of the then outstanding Rights at the applicable redemption price. The PPI Board currently has no plans to declare such distribution. For further details of the terms of the Rights, see "Description of PPI Capital Stock."

MANAGEMENT INFORMATION SYSTEM AND OTHER TECHNOLOGY NEEDS

    Physician practice management depends heavily on access to sophisticated and state of the art information systems in order to track utilization of services, costs, patient encounters, diagnoses and other elements of a medical practice. The development of new technologies or refinement of existing technologies potentially could make existing information systems technologically obsolete or cause a reduction in the value of, or reduce the need for, the equipment the Companies currently use. Should such developments occur, there can be no assurance that PPI will be able to acquire any new or improved equipment or upgrades to the extent necessary to service its customers and to compete effectively in the industry. The inability of PPI to access or acquire new equipment in a timely manner could have a material adverse effect on PPI.

    Each of the Companies presently has well functioning practice management electronic data systems. Each of these systems, however, is incompatible with the other two. There is no intent or need to integrate the practice management systems of the Companies and consequently no synergies can immediately be presumed. There may be future problems associated with the incompatibility of these data systems.

    The rapidity of change and technological obsolescence will pose challenges to PPI with significant downside financial impact. New developments in areas such as voice recognition systems, electronic medical record, integrated data management systems (e,g, ancillary data, hospital data) offer significant potential; however, such developments come with serious financial risk. There can be no assurances that PPI can develop and execute a sound plan of integrated electronic data management in the future.

POSSIBLE INABILITY TO RETAIN OR ATTRACT KEY PERSONNEL; DEPENDENCE ON EXECUTIVE
  OFFICERS

    The success of PPI will depend largely on its ability to retain and attract qualified key management personnel. PPI will be highly dependent on each of its executive officers, in particular, upon the consummation of the Merger. There can be no assurance that PPI will be able to retain such personnel and attract any additional personnel deemed necessary by PPI. Any failure to retain key employees or attract qualified new personnel deemed necessary to operate PPI successfully could have a material adverse effect on PPI.

CONSENT TO ASSIGNMENT OF HEALTH PLAN CONTRACTS

    In connection with the reorganization of the respective Companies and the Merger, it is contemplated that, to the extent legally permissible, the agreements with health plans that the respective Companies currently maintain will be assigned to PPI, and that the New PCs will provide the professional services pursuant to the New PC Management Agreements. In order to effect the assignment (by operation of law, pursuant to the Merger) of health plan contracts to PPI, certain such contracts require that the Companies obtain consents from the respective health plans. If and to the extent that health plans are unwilling to consent to the assignment of such contracts to PPI, PPI's financial position may be materially adversely affected.

NO PUBLIC TRADING MARKET FOR PPI CLASS A COMMON STOCK OR COMMON STOCK OF NEW PC;
  TRANSFER RESTRICTIONS

    There is currently no public market for the shares of PPI Class A Common Stock. There is no assurance that such a market will develop. In addition, holders of PPI Class A Common Stock will be prohibited from making any transfer or sale of such stock for a period of five years after the Effective Time other than in connection with certain "piggyback" registration rights of PPI shareholders. See "Terms of Reorganization and Merger--Resales of PPI Class A Common Stock and Registration Rights" and "Terms of the Reorganization and Merger--Conversion of PPI Class A Common Stock". Restrictions on transfer of the shares of the New PCs are contained in state law relating to Oregon professional corporations and the organizational documents of the New PCs.

PPI'S REPURCHASE RIGHT

    PPI will have the right to repurchase all or any portion of shares of PPI Class A Common Stock owned by a stockholder, for the fair market value of such shares at the time of repurchase only in the event such a stockholder ceases (for reasons other than death, disability or retirement after a specified number of years or age) to be an employee or member of the board of directors of (i) PPI or (ii) any entity with which PPI has entered into a practice management agreement. If such stockholder, after termination of employment or membership in the board of directors of PPI or such entity, undertakes activities which are competitive with PPI or with physician groups with which PPI has entered into a practice management agreement the repurchase price will be the lesser of (i) the fair market value of the stock at the time of issuance or (ii) the fair market value of such stock at the time of such repurchase. Thus, the appreciation to be realized by any such stockholder, who leaves employment of PPI or such entity and competes, with respect to such stockholder's PPI Class A Common Stock would potentially be limited by such repurchase right of PPI. For further information regarding such PPI repurchase right, see "Terms of the Reorganization and Merger--PPI's Right to Repurchase PPI Class A Common Stock".

INCOME TAX RISKS

    PPI and the Companies have received an opinion from McDermott, Will & Emery to the effect that the Merger will, more likely than not, satisfy the requirements for tax deferral under Section 368 of the Code. No ruling will be requested from the Internal Revenue Service (the "IRS") on this issue. An opinion of counsel is not binding on the IRS or the courts. Furthermore, no assurance can be given that the tax-deferred characterization of the Merger will not be challenged, or if challenged, will be defended successfully. If the tax characterization of the Merger is successfully challenged, there could be significant adverse tax consequences to the Companies and their respective shareholders.

    In addition, the PC Reorganization Transactions may be treated as taxable distributions, with the effect of the creation of taxable income at both the Company and the shareholder levels. The Companies have received a legal opinion from McDermott, Will & Emery to the effect that the amount of income produced by a taxable distribution at both the Company and shareholder levels would be no more than the fair market value of the property distributed. If the value of capital stock of one or more of the New PCs distributed in the respective New PC Reorganization Transactions exceeds the nominal value determined to be applicable by the respective boards of directors of the Companies, there could be significant adverse tax consequences to the Companies distributing, and shareholders receiving, the capital stock of such New PC or New PCs.

RISKS RELATING TO FAILURE TO APPROVE THE MERGER AND PC REORGANIZATION
  TRANSACTIONS

    The Companies have incurred and are expected to further incur substantial costs, in an aggregate amount estimated to be $3,500,000 through the end of 1996, in connection with the analysis, planning, documentation, negotiation and approval process related to the Merger and PC Reorganization Transactions. In the event the shareholders of the Companies do not approve the proposed Merger and Reorganization Transactions, a large portion of such costs will be shared pro rata by the Companies according to the number of full-time equivalent providers of each Company on June 1, 1996, pursuant to the terms of the Expense Sharing Agreement, dated as of July 29, 1996, as amended and restated September 18, 1996, among HealthFirst, Corvallis Clinic, Medford Clinic and PPI. Additional costs will be incurred by PPI (which costs are guaranteed by the Company) in connection with the payment of severance and benefit amounts to PPI executives Mr. Goldberg, Dr. Bonazzola and Mr. Dupell. Further, under the

Expense Sharing Agreement, the Companies would be required to reimburse PPI for certain additional liabilities to which it may be subject. PPI has entered into a seven-year lease of office space (which may be sublet with the consent of the landlord thereto, such event not to be unreasonably withheld) in Portland, Oregon, which has a current rent obligation of $7,317 per month and increases annually based on inflation.

    Another risk of failure to approve the Merger and PC Reorganization Transactions is that the Companies would remain in their current respective circumstances, which include the circumstances that led the respective board of directors of each Company to recommend the Merger. See "HealthFirst's Reasons for the Merger," "Corvallis Clinic's Reasons for the Merger" and "Medford Clinic's Reasons for the Merger."

RISKS RELATING TO ESCROW ARRANGEMENT

    The Reorganization and Merger Agreement also contemplates that PPI and the Companies will, prior to the Effective Time of the Merger, enter into an escrow agreement with an escrow agent reasonably acceptable to PPI and the Companies, pursuant to which escrow agreement the shareholders of each of the Companies will deposit into escrow certain number of shares of PPI Class A Common Stock received in consideration of the Merger. The aggregate number of shares of PPI Class A Common Stock that will be deposited in escrow by shareholders of each of the Companies as of the Effective Time is 1,926,000 (representing 8,000 shares for each full-time equivalent physician and other specified provider ("FTE") of each of the Companies as of October 1, 1996, with full- or part-time equivalence determined based on a work week of at least four full working days for full-time equivalence). Shareholders of HealthFirst, holders of Corvallis Clinic Class B Stock and shareholders of Medford Clinic will deposit in escrow 840,000 shares, 622,000 shares and 464,000 shares, respectively, of PPI Class A Common Stock. On a per-share basis, (i) 91 shares of PPI Class A Common Stock per share of HealthFirst Class A Share will be deposited in escrow, (ii) 52 shares of PPI Class A Common Stock per share of Corvallis Clinic Class B Stock will be deposited in escrow and (iii) 8,098 shares of PPI Class A Common Stock per share of Medford Clinic Common Stock will be deposited in escrow. Since the shareholders of each of the Companies, as a group, will be entitled to receive an aggregate of 31,000 shares per FTE of such Company as consideration in the Merger, such shareholders, as a group, will hold outside of escrow at least 23,000 shares per FTE of such Company.

    PPI Class A Common Stock will be released to such shareholders (referred to herein as "Escrow Holders") from escrow based on the net shareholder equity per FTE of the Companies as reflected on their audited balance sheets as of December 31, 1996 ("Net Shareholder Equity Per FTE"). If the Net Shareholder Equity Per FTE of any Company (referred to herein as an "Excess Company") exceeds that of any of the other Companies by more than 20 percent (a difference of greater than 20 percent being referred to herein as an "Excess Difference"), the number of shares released from escrow will be adjusted to reflect such Excess Difference. More specifically, shares will be released to Escrow Holders so that the Escrow Holders who had been shareholders of an Excess Company would receive out of escrow, in the aggregate, such number of shares of PPI Class A Common Stock as represents a value (measured assuming a $15.82 per share value of PPI Class A Common Stock(1)) exceeding the aggregate value of shares of PPI Class A Common Stock received by the Escrow Holders who had been shareholders of the other Company or Companies by an amount equal to the product of the Excess Difference multiplied by the FTE of such Excess Company. In contrast, if the Net Shareholder Equity Per FTE of each of the Companies is within 20 percent of one another, each Escrow Holder will receive out of escrow one-half of the shares deposited thereby (which would result in the shareholders of each of the Companies receiving, in the aggregate, 27,000 shares per FTE of such Company.)

------------------------
(1) The $15.82 per share value is based on an appraisal of PPI that was prepared by an independent valuation firm assuming the consummation of the Merger as of June 30, 1996 and assuming that 6,635,250 shares of PPI Class A Common Stock (reflecting the sum of 27,000 shares per FTE of the Companies and 135,000 shares issued to four officers and one director of PPI) are outstanding after the release of shares from escrow.

    Thus, depending upon differences between net shareholder equity of the Companies as of December 31, 1996, the shareholders of each of the Companies might receive all, any portion or none of the shares of PPI Class A Common Stock deposited thereby in escrow, the aggregate number of shares of PPI Class A Common Stock which the shareholders of each of the Companies, may receive, as a group, as consideration in the Merger ranges from an aggregate of 23,000 shares per FTE to an aggregate of 31,000 per FTE on a Company-by-Company basis, provided that the aggregate number of shares released from escrow will not result in the total number of shares issued to the shareholders of all of the Companies as consideration in the Merger exceeding 27,000 shares per FTE of all of the Companies. On a per-share basis, the ranges are (i) from 263 shares to 354 shares of PPI Class A Common Stock per HealthFirst Class A share, (ii) from 140 shares to 192 shares of PPI Class A Common Stock per share of Corvallis Clinic Class B Stock and (iii) from 23,269 shares to 31,262 shares of PPI Class A Common Stock per share of Medford Clinic Common Stock. Balance sheets reflecting the December 31, 1996 net shareholder equity of the Companies will be prepared and audited no later than March 31, 1997; within five business days of delivery of such balance sheets, the Escrow Holders will receive shares of PPI Class A Common Stock from escrow as described above. Any PPI Class A Common Stock not so released from escrow will be cancelled and retired.

    Under the escrow arrangement described above, regardless of the amount of Excess Difference between the Companies, the shareholders of each of the Companies will receive, in the aggregate, at least 23,000 shares per FTE of such Company. On the other hand, the maximum number of shares the shareholders of a Company with the highest Excess Difference will receive, regardless of the amount of such Excess Difference, in the aggregate, is 31,000 shares per FTE of such Company. For details regarding the material terms of the escrow arrangement, see 'Terms of the Reorganization and Merger--Escrow Arrangement" of this Joint Proxy Statement/Prospectus. To the extent such adjustment is made pursuant to such escrow arrangement, shareholders of a Company with the lowest Net Shareholder Equity per FTE will suffer a relative reduction in the amount of consideration in the Merger.

                      THE HEALTHFIRST SHAREHOLDER MEETING

TIME, DATE AND PLACE OF HEALTHFIRST MEETING

    The HealthFirst Special Meeting will be held at 6:30 p.m., Pacific Standard Time ("P.S.T."), on Tuesday, January 21, 1997 at Lloyd Center, Red Lion Hotel, 1000 NE Multnomah Ave., Portland, Oregon 97232.

BUSINESS TO BE CONDUCTED AT THE HEALTHFIRST MEETING

    Each copy of this Joint Proxy Statement/Prospectus mailed to HealthFirst shareholders is accompanied by a form of proxy solicited by the HealthFirst Board of Directors ("HealthFirst Board") for use at the HealthFirst Special Meeting and at any adjournment thereof. At the HealthFirst Special Meeting, the HealthFirst shareholders will vote upon the HealthFirst Reorganization Proposal and the Merger Proposal. See "The PC Reorganization Transactions and Related Transactions" and "The Merger and Related Transactions." The HealthFirst shareholders will also be asked at the HealthFirst Special Meeting to vote upon the PPI Incentive Compensation Plans Proposal. See "Proposal No. 3: Approval of the PPI Incentive Compensation Plans Proposal" for a description of the material provisions of the PPI Incentive Compensation Plans.

PROXIES: VOTING AND REVOCATION

    When a proxy is properly executed and returned, HealthFirst Class A Shares will be voted in accordance with the directions indicated on the proxy, or if no directions are indicated, such shares will be voted FOR each of the HealthFirst Reorganization Proposal, the Merger Proposal and the PPI Incentive Compensation Plans Proposal. Any HealthFirst shareholder giving a proxy may revoke his or her proxy at any time before its exercise at the HealthFirst Special Meeting by (i) giving written notice of such revocation, (ii) signing and delivering a proxy bearing a later date, to Vern R. Williams, M.D., Secretary, HealthFirst Medical Group, P.C., 10535 NE Glisan, Portland, Oregon 97220 or (iii) attending the HealthFirst Special Meeting and voting in person.

    HEALTHFIRST SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO HEALTHFIRST IN THE ENCLOSED POSTAGE-PAID ENVELOPE, EVEN IF THEY ARE PLANNING TO ATTEND THE HEALTHFIRST SPECIAL MEETING.

PROXY SOLICITATION

    HealthFirst will bear the costs of soliciting proxies from its shareholders. Proxies may be solicited by directors, officers or employees of HealthFirst in person, by telephone or through other forms of communication without payment of additional compensation to such persons. HealthFirst does not intend to incur any outside expenses in connection with the solicitation of proxies.

VOTE REQUIRED

    The presence in person or by proxy of persons entitled to vote a majority of the outstanding HealthFirst Class A Shares is necessary to constitute a quorum at the HealthFirst Special Meeting. Under the Restated Articles of HealthFirst and Oregon Law, the holders of a majority of the outstanding HealthFirst Class A Shares must approve the HealthFirst Reorganization Proposal, the Merger Proposal and the PPI Incentive Compensation Plans Proposal. Votes will be counted by the HealthFirst Board of Directors. Neither the Restated Articles nor the Bylaws of HealthFirst contain any provisions with respect to the treatment or effect of abstentions. Abstentions will have the same effect as a vote against the HealthFirst Reorganization Proposal, the Merger Proposal and the PPI Incentive Compensation Plans Proposal.

    Only holders of record of HealthFirst Class A Shares at the close of business on December 24, 1996, are entitled to receive notice of, and to vote at, the HealthFirst Special Meeting. As of January 2, 1997, there were 9,200 Class A Shares outstanding and entitled to vote, with each such share entitled to one vote, and 92 holders of record thereof. As of that date, the directors and executive officers of HealthFirst, together with their affiliates, beneficially held an aggregate of 1,100 HealthFirst Class A Shares, not including options, warrants or other rights to purchase HealthFirst Class A Shares (representing approximately 12% of the outstanding HealthFirst Class A Shares). The directors and executive officers of HealthFirst have indicated that it is their present intention to vote all of the shares held thereby FOR the approval of the HealthFirst Reorganization Proposal, the Merger Proposal and the PPI Incentive Compensation Plans Proposal.

OTHER MATTERS

    HealthFirst is not aware of any other business to be brought before the HealthFirst Special Meeting. If any matters come before the HealthFirst Special Meeting which are not directly referred to in this Joint Proxy Statement/Prospectus or the enclosed proxy, including matters incident to the conduct of the HealthFirst Special Meeting, the proxy holders will vote the shares represented by the proxies in accordance with the recommendations of the HealthFirst Board.

                    THE CORVALLIS CLINIC SHAREHOLDER MEETING

TIME, DATE AND PLACE OF CORVALLIS CLINIC MEETING

    The Corvallis Clinic Special Meeting will be held at 6:30 p.m., P.S.T., on Monday, January 20, 1997, at 3680 NW Samaritan Drive, Corvallis, Oregon 97330.

BUSINESS TO BE CONDUCTED AT THE CORVALLIS CLINIC MEETING

    Each copy of this Joint Proxy Statement/Prospectus mailed to Corvallis Clinic shareholders is accompanied by a form of proxy solicited by the Board of Directors of Corvallis Clinic (the "Corvallis Clinic Board") for use at the Corvallis Clinic Special Meeting and at any adjournment thereof. At the Corvallis Clinic Special Meeting, the Corvallis Clinic shareholders will vote upon the Corvallis Clinic Reorganization Proposal and the Merger Proposal. See "The PC Reorganization Transactions and Related Transactions" and "The Merger and Related Transactions." The Corvallis Clinic shareholders will also be asked at the Corvallis Clinic Special Meeting to vote upon the PPI Incentive Compensation Plans Proposal. See "Proposal No. 3: Approval of the PPI Incentive Compensation Plans Proposal" for a description of the material provisions of the PPI Incentive Compensation Plans.

PROXIES: VOTING AND REVOCATION

    When a proxy is properly executed and returned, the shares of Corvallis Clinic Class A Stock and Corvallis Clinic Class B Stock will be voted in accordance with the directions indicated on the proxy, or if no directions are indicated, such shares will be voted FOR each of the Corvallis Clinic Reorganization Proposal, the Merger Proposal and the PPI Incentive Compensation Plans Proposal. Any Corvallis Clinic shareholder giving a proxy may revoke his or her proxy at any time before its exercise at the Corvallis Clinic Special Meeting by (i) giving written notice of such revocation, (ii) signing and delivering a proxy bearing a later date, to Darrel D. Bibler, M.D., Secretary, The Corvallis Clinic, P.C., Corvallis, Oregon 97330 or (iii) attending the Corvallis Clinic Special Meeting and voting in person.

    CORVALLIS CLINIC SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO CORVALLIS CLINIC IN THE ENCLOSED POSTAGE-PAID ENVELOPE, EVEN IF THEY ARE PLANNING TO ATTEND THE CORVALLIS CLINIC SPECIAL MEETING.

PROXY SOLICITATION

    Corvallis Clinic will bear the costs of soliciting proxies from its shareholders. Proxies may be solicited by directors, officers or employees of Corvallis Clinic in person, by telephone or through other forms of communication without payment of additional compensation to such persons. Corvallis Clinic does not intend to incur any outside expenses in connection with the solicitation of proxies.

VOTE REQUIRED

    The presence in person or by proxy of persons entitled to vote a majority of the outstanding shares of each of Corvallis Clinic Class A Stock and Corvallis Clinic Class B Stock is necessary to constitute a quorum at the Corvallis Clinic Special Meeting. Under the Restated Articles of Corvallis Clinic and Oregon Law, the holders of two-thirds of the outstanding shares of Corvallis Clinic Class A Stock and two-thirds of the outstanding shares of Corvallis Clinic Class B Stock, in each case as a separate voting group, must approve the Corvallis Clinic Reorganization Proposal, the Merger Proposal and the PPI Incentive Compensation Plans Proposal. Votes will be counted by the Corvallis Clinic Board of Directors. Neither the Restated Articles nor the Bylaws of Corvallis Clinic contain any provisions with respect to the treatment or effect of abstentions. Abstentions will have the same effect as a vote against the Corvallis Clinic Reorganization Proposal, the Merger Proposal and the PPI Incentive Compensation Plans Proposal.

    Only holders of record of Corvallis Clinic Class A Stock and Corvallis Clinic Class B Stock at the close of business on December 24, 1996, are entitled to receive notice of, and to vote at, the Corvallis Clinic Special Meeting. As of January 2, 1997, there were 64 shares of Corvallis Clinic Class A Stock and 11,800 shares of Corvallis Clinic Class B Stock outstanding and entitled to vote, with each such share entitled to one vote. There were 64 holders of record of Corvallis Clinic Class A Stock and 74 holders of record of Corvallis Clinic Class B Stock. As of that date, the directors and executive officers of Corvallis Clinic, together with their affiliates, beneficially held an aggregate of six shares of Corvallis Clinic Class A Stock and an aggregate of 891 shares of Corvallis Clinic Class B Stock, exclusive of options, warrants or other rights to purchase Corvallis Clinic Class A Stock or Corvallis Clinic Class B Stock (representing approximately 10 percent and 7 percent of the outstanding shares of Corvallis Clinic Class A Stock and Corvallis Clinic Class B Stock, respectively). The directors and executive officers of Corvallis Clinic have indicated that it is their present intention to vote all of the shares held thereby FOR the approval of the Corvallis Clinic Reorganization Proposal, the Merger Proposal and the PPI Incentive Compensation Plans Proposal.

OTHER MATTERS

    Corvallis Clinic is not aware of any other business to be brought before the Corvallis Clinic Special Meeting. If any matters come before the Corvallis Clinic Special Meeting which are not directly referred to in this Joint Proxy Statement/Prospectus or the enclosed proxy, including matters incident to the conduct of the Corvallis Clinic Special Meeting, the proxy holders will vote the shares represented by the proxies in accordance with the recommendations of the Corvallis Clinic Board.

                     THE MEDFORD CLINIC SHAREHOLDER MEETING

TIME, DATE AND PLACE OF MEDFORD CLINIC MEETING

    The Medford Clinic Special Meeting will be held at 4:00 p.m., P.S.T., on Sunday, January 19, 1997, at 555 Black Oak Drive, Medford, Oregon 97504.

BUSINESS TO BE CONDUCTED AT THE MEDFORD CLINIC MEETING

    Each copy of this Joint Proxy Statement/Prospectus mailed to Medford Clinic shareholders is accompanied by a form of proxy solicited by the Board of Directors of Medford Clinic (the "Medford Clinic Board") for use at the Medford Clinic Special Meeting and at any adjournment thereof. At the Medford Clinic Special Meeting, the Medford Clinic shareholders will vote upon the Medford Clinic Reorganization Proposal and the Merger Proposal. See "The PC Reorganization Transactions and Related Transactions" and "The Merger and Related Transactions." The Medford Clinic shareholders will also be asked at the Medford Clinic Special Meeting to vote upon the PPI Incentive Compensation Plans Proposal. See "Proposal No. 3: Approval of the PPI Incentive Compensation Plans Proposal" for a description of the material provisions of the PPI Incentive Compensation Plans.

PROXIES: VOTING AND REVOCATION

    When a proxy is properly executed and returned, the shares of Medford Clinic Common Stock will be voted in accordance with the directions indicated on the proxy, or if no directions are indicated, such shares will be voted FOR each of the Medford Clinic Reorganization Proposal, the Merger Proposal and the PPI Incentive Compensation Plans Proposal. Any Medford Clinic shareholder giving a proxy may revoke his or her proxy at any time before its exercise at the Medford Clinic Special Meeting by (i) giving written notice of such revocation, (ii) signing and delivering a proxy bearing a later date, to Jon Ness, Secretary, Medford Clinic, P.C., 555 Black Oak Drive, Medford, Oregon 97504 or (iii) attending the Medford Clinic Special Meeting and voting in person.

    MEDFORD CLINIC SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO MEDFORD CLINIC IN THE ENCLOSED POSTAGE-PAID ENVELOPE, EVEN IF THEY ARE PLANNING TO ATTEND THE MEDFORD CLINIC SPECIAL MEETING.

PROXY SOLICITATION

    Medford Clinic will bear the costs of soliciting proxies from its shareholders. Proxies may be solicited by directors, officers or employees of Medford Clinic in person, by telephone or through other forms of communication without payment of additional compensation to such persons. Medford Clinic does not intend to incur any outside expenses in connection with the solicitation of proxies.

VOTE REQUIRED

    The presence in person or by proxy of persons entitled to vote a majority of the outstanding shares of Medford Clinic Common Stock is necessary to constitute a quorum at the Medford Clinic Special Meeting. Under the Articles of Incorporation of Medford Clinic and Oregon Law, the holders of a majority of the outstanding shares of Medford Clinic Common Stock must approve the Medford Clinic Reorganization Proposal, the Merger Proposal and the PPI Incentive Compensation Plans Proposal. Votes will be counted by the Medford Clinic Board of Directors. Neither the Articles of Incorporation nor the Bylaws of Medford Clinic contain any provisions with respect to the treatment or effect of abstentions. Abstentions will have the same effect as a vote against the Medford Clinic Reorganization Proposal, the Merger Proposal and the PPI Incentive Compensation Plans Proposal.

    Only holders of record of Medford Clinic Common Stock at the close of business on December 24, 1996, are entitled to receive notice of, and to vote at, the Medford Clinic Special Meeting. As of January 2, 1997, there were 58 holders of 57 1/3 shares of Medford Clinic Common Stock outstanding and entitled to one vote per share. As of that date, the directors and executive officers of Medford Clinic, together with their affiliates, beneficially held an aggregate of seven shares of Medford Clinic Common Stock, exclusive of options, warrants or other rights to purchase Medford Clinic Common Stock (representing approximately 12% of the outstanding shares of Medford Clinic Common Stock). The directors and executive officers of Medford Clinic have indicated that it is their present intention to vote all of the shares held thereby FOR the approval of the Medford Clinic Reorganization Proposal, the Merger Proposal and the PPI Incentive Compensation Plans Proposal.

OTHER MATTERS

    Medford Clinic is not aware of any other business to be brought before the Medford Clinic Special Meeting. If any matters come before the Medford Clinic Special Meeting which are not directly referred to in this Joint Proxy Statement/Prospectus or the enclosed proxy, including matters incident to the conduct of the Medford Clinic Special Meeting, the proxy holders will vote the shares represented by the proxies in accordance with the recommendations of the Medford Clinic Board.

                      THE MERGER AND RELATED TRANSACTIONS

GENERAL

    The descriptions in this Joint Proxy Statement/Prospectus of the terms and conditions of the PC Reorganization Proposal and the Merger Proposal are qualified in their entirety by reference to the copy of the Reorganization and Merger Agreement attached as Appendix A to this Joint Proxy Statement/ Prospectus, and to each of the other Appendices to this Joint Proxy Statement/Prospectus, all of which are incorporated herein by this reference.

    The Reorganization and Merger Agreement contemplates that each of the Companies will merge with and into PPI, provided that all conditions to the consummation of the Merger are satisfied or waived. Each shareholder of HealthFirst, Corvallis Clinic and Medford Clinic (other than those shareholders who exercise their dissenters' rights under the Oregon Business Corporation Act) will receive shares of PPI Class A Common Stock in exchange for their shares in HealthFirst, Corvallis Clinic or Medford Clinic, as applicable (with the number of shares received based on a separate exchange ratio for each class and series of stock of each Company, as necessary). It is contemplated that the Merger will occur as soon as practicable after the HealthFirst Special Meeting, the Corvallis Clinic Special Meeting, and the Medford Clinic Special Meeting, and upon satisfaction or waiver of all of the other conditions set forth in the Reorganization and Merger Agreement. The Merger is presently anticipated to occur on or before January 31, 1997. See "The Merger and Related Transactions."

BACKGROUND OF THE MERGER

    In early May 1995, the Corvallis Clinic Board held a meeting which included members of the Corvallis Clinic Board and senior management to explore strategic issues and capital needs. The Corvallis Clinic Board reviewed summaries of industry research reports as well as the prospectuses relating to the then-recent initial public offering of MedPartners and other similar offerings. The Corvallis Clinic Board and senior management discussed (i) the concept of a physician practice management company (a "PPM") and the potential value added thereby to medical groups, (ii) the possibility of Corvallis Clinic forming a PPM, (iii) the possible opportunities to join other similar group practices and form a PPM and (iv) preliminary criteria of a PPM. The Corvallis Clinic Board considered Oregon a unique market based on several factors: (a) Oregon is one of the most heavily managed care states in the U.S., (b) Oregon had, to date, little national physician practice management penetration, (c) Oregon has a number of independent, historically strong, physician-owned primary care based multi-specialty group practices which do not compete with one another in their distinct local markets and (d) Oregon has a limited number of major payors which contract with each of the large primary care based multi-specialty groups.

    The Corvallis Clinic Board and senior management developed criteria for primary care-based multi-specialty group practices in Oregon with which it would consider combining to form a PPM: (i) The groups must be physician owned, (ii) the groups must be physician governed, (iii) the groups must be for-profit, (iv) the groups must have had significant successful history in their respective communities, (v) the groups must not be competitors with each other (i.e. in separate markets), AND (vi) the groups must have strong physician management (i.e. the existence of a paid full-time medical director) and (vii) the groups must have a minimum of 50 providers. Further, the Corvallis Clinic Board and senior management believed that, due to the customary complexity of merger transactions, no more than three medical group organizations should be combined. Only five medical groups located in Oregon, in addition to Corvallis Clinic, met the criteria. Four of such groups were approached, two of which expressed little interest in proceeding. The other two groups, Medford Clinic and HealthFirst (then known as Metropolitan Clinic, P.C.), responded positively to the idea of pursuing the possibility of a business combination. Due to such positive response from HealthFirst and Medford Clinic, Corvallis Clinic did not hold further discussions with the two groups which had initially expressed little interest in pursuing a business combination. Corvallis Clinic did not even initiate initial contact with the fifth group meeting its qualifying criteria because such group is located in the same geographic market as one of the interested groups.

    Later in May 1995, the senior management of Corvallis Clinic met with the executive committee of the Medford Clinic Board and Medford Clinic senior management and reviewed similar materials and discussed similar issues, including preliminary discussions regarding a merger between Corvallis Clinic and Medford Clinic.

    In July and August 1995, Corvallis Clinic held similar preliminary meetings with the leadership of three other Oregon group practices, including HealthFirst. Of the three, only HealthFirst expressed a strong interest in pursuing merger discussions and based on such initial meetings, representatives of each of Corvallis Clinic, Medford Clinic and HealthFirst determined that it would be in the best interest of such Company to further explore a business combination with the other Companies. As a result of these meetings, the board of directors of each Company concluded that the other Companies were compatible in financial condition, assessment of future market changes and business philosophy. Each Company also acknowledged that its management team possessed strengths that would be compatible with and complementary to that of the other Companies. An initial meeting of the chief executive officers of the Companies and the chief financial officer of Corvallis Clinic was held in late August 1995. The primary issues discussed during such meeting were (a) summary of the preliminary PPM industry research, (b) proposed timetable and (c) general outline of a letter of intent.

    Early in the discussion process, David Goldberg, a consultant was retained by HealthFirst and Medford Clinic to explore appropriate long-term business plans for such entities. Mr. Goldberg became involved in preliminary transaction development discussions.

    In September 1995, the three Companies executed a letter of intent and confidentiality agreement to initiate a preliminary study to determine what a merged organization might comprise. In October 1995, a preliminary compilation of the Companies' respective unaudited historical financial information was presented at a meeting of the senior management of the three Companies. The Companies agreed to provide the other Companies, on a confidential basis, with information on corporate structure, financial condition, capital structure and contractual obligations with third parties. Site visits were also approved by the Companies to permit the other Companies to perform a preliminary financial analysis. By the end of September 1995, HealthFirst, Corvallis Clinic and Medford Clinic were negotiating and developing preliminary terms and structure of the proposed reorganization and merger transactions for presentations to their respective shareholders. Based upon the perceived complimentary nature of the three Companies as to markets, management style, facilities and business philosophy, the respective boards of directors and managements began to form a belief that a merger among the Companies would present strategic opportunities not available from other potential acquisition or merger partners. In November 1995, several members of the senior management of the Companies met informally and separately with the representatives of two investment banks to discuss generally the PPM industry and the availability of capital for PPMs. The investment bank representatives expressed positive views on the consolidation of the PPM industry and were generally enthusiastic about the favorable investment climate for PPMs. Neither of the investment banks was retained by the Companies and none of them provided any written report or advice to any of the Companies in connection with the proposed business combination or otherwise.

    In January 1996, members of the respective boards of directors and senior management met to discuss the proposed business combination and the process for further discussion. The meeting was also attended by representatives of potential financial and accounting firms who were potential advisors to the Companies. Such meeting was informational in nature and no written report or other specific advisory material was provided by such potential advisors. Of such advisory firms, only Arthur Andersen, LLP, (which has audited the financial statements in this Joint Proxy Statement/Prospectus) was retained by any of the Companies. The participants in such meeting reviewed the preliminary unaudited historical financial information previously compiled, discussed PPM industry overview and a preliminary process timetable.

On January 13, 1996, the Companies entered into the second letter of intent pursuant to which the Companies agreed to share the expenses of outside experts in preparing a draft business plan for the proposed business combination. During the first quarter of 1996, each Company, along with its legal and accounting advisors, assessed projected transaction costs relating to the proposed business combination with the other Companies.

    The chief executive officers of the Companies met on January 12 and on February 16, 1996. These meetings were informal and no outside advisors were present. The purpose of the January 12, 1996 meeting, attended by the three chief executive officers of the Companies and the chief financial officer of Corvallis Clinic, was to evaluate if and how the executive officers could work together. The discussion was general and addressed, in broad terms, the tasks required to potentially bring the Companies together. The meeting of January 12, 1996 was attended by the three chief executive officers of the Companies and the chief financial officer of Corvallis Clinic. The purpose of this meeting was to further the discussions concerning management, structure, governance, tax concerns, use of advisors and future operational concerns and to begin to consider a timetable for the tasks required. The meeting of February 16, 1996 was also attended by the three chief executive officers of the Companies and the chief financial officer of Corvallis Clinic. Here, again, the three chief executive officers increased their comfort with one another and with the effort which would be required to proceed toward a business combination. No materials were prepared or distributed at these meetings. At the end of February, the three Companies agreed to commission a draft business plan of the proposed business combination to be completed in April 1996.

    In March 1996, a working group was convened comprised of the chief executive officers and physician board leaders from each of the Companies and the chief financial officer of Corvallis Clinic. Legal counsel specializing in health care business combinations was also present. Issues discussed during the initial meeting of such working group included (i) process for selection of an accounting auditing firm, (ii) process for interviewing and selection of an investment banking advisor, (iii) overview of a proposed reorganization structure, (iv) management and governance issues and (v) work plan.

    On April 4, 1996, the working group reconvened to provide an update on the proposed corporate management and board structure and for presentation of the general project goals to the respective Companies. On the same day, the Companies entered into a confidentiality agreement to keep confidential all information provided by the other Companies in connection with due diligence for the proposed reorganization and merger.

    On June 28, 1996, the Companies entered into a memorandum of understanding which set forth the basic terms and structure of the proposed reorganization and merger and the agreement by the Companies not to initiate or solicit any inquiry or proposal with respect to, or engage in negotiations concerning, any acquisition or business combination with any person or entity other than the other Companies. Pursuant to the memorandum of understanding, the Companies also agreed that the execution and delivery of definitive documentation relating to the proposed reorganization and merger are subject to completion of due diligence and approval of the respective boards of directors of the Companies.

    On July 24, 1996, the Corvallis Clinic Board held a board meeting and approved the Corvallis Clinic Reorganization Proposal and the Merger Proposal, subject to approval of the shareholders of the Company.

    On July 25, 1996, the Medford Clinic Board held a board meeting and approved the Medford Clinic Reorganization Proposal and the Merger Proposal, subject to approval of the shareholders of the Company.

    On July 26, 1996, the HealthFirst Board held a board meeting and approved the HealthFirst Reorganization Proposal and the Merger Proposal, subject to approval of the shareholders of the Company.

    On July 29, 1996, the Reorganization and Merger Agreement and the Expense Sharing Agreement were executed and delivered by PPI and the Companies.

    On September 13, 1996, the Reorganization and Merger Agreement and the Expense Sharing Agreement, in each case as amended and restated, were executed and delivered by PPI and the Companies. On November 4, 1996, an amendment to the Reorganization and Merger Agreement was executed and delivered by PPI and the Companies pursuant to which the parties agreed to amend, among other provisions,
Section 5.1(b)(ii) of the Reorganization and Merger Agreement which permitted each of the Companies to make, prior to the Effective Time, a distribution to its shareholders in the event the net shareholder equity per FTE of such Company exceeded the net shareholder equity per FTE of any other Company by more than 20%, based on the reviewed balance sheet thereof as of June 30, 1996. Such amendment provided that in the event the balance sheet as of September 30, 1996 for each of the Companies became available before the mailing of the Joint Proxy Statement/Prospectus, the net shareholder equity per FTE would be determined by the September 30, 1996 balance sheet.

    On November 24, 1996, several members of the senior management of the Companies and PPI met to discuss the unaudited balance sheets of each of the Companies for the period ended September 30, 1996 which had been recently completed. The September 30, 1996 balance sheet of HealthFirst showed a significant operating loss, reflecting a cumulative loss of $4,639,000 for the nine-month period ended September 30, 1996. Under the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of September 19, 1996 and amended on November 4, 1996, based on the September 30, 1996 balance sheet, each of Corvallis Clinic and Medford Clinic was entitled to make a significant amount of distribution to its shareholders prior to the Effective Time. The Companies expressed a concern and agreed with PPI management that such distributions by Corvallis Clinic and Medford Clinic would result in a substantially weaker financial condition of PPI after the Merger. As an alternative, it was agreed that the differentials in the net shareholder equity per FTE among the Companies, as reflected in the respective audited balance sheets of the Companies as of December 31, 1996 delivered to PPI on or before March 31, 1997, be adjusted by establishing an escrow prior to the Effective Time into which the shareholders of each Company would deposit a certain number of shares of PPI Class A Common Stock. The aggregate number of shares of PPI Class A Common Stock that will be deposited in escrow by shareholders of each of the Companies as of the Effective Time is 1,926,000 (representing 8,000 shares per FTE of each of the Companies as of October 1, 1996). Shareholders of HealthFirst, holders of Corvallis Clinic Class B Stock and shareholders of Medford Clinic will deposit in escrow 840,000 shares, 622,000 shares and 464,000 shares, respectively, of PPI Class A Common Stock (again, representing 8,000 shares per FTE). PPI Class A Common Stock will be released to such shareholders (referred to herein as "Escrow Holders") from escrow based on the Net Shareholder Equity Per FTE. If the Net Shareholder Equity Per FTE of any Company (referred to herein as an "Excess Company") exceeds that of any of the other Companies by more than 20 percent (a difference of greater than 20 percent being referred to herein as an "Excess Difference"), the number of shares released from escrow will be adjusted to reflect such Excess Difference. More specifically, shares shall be released to Escrow Holders so that the Escrow Holders who had been shareholders of an Excess Company would receive out of escrow, in the aggregate, such number of shares of PPI Class A Common Stock as represents a value (measured assuming a $15.82 per share value of PPI Class A Common Stock(1)) exceeding the aggregate value of shares of PPI Class A Common Stock received by the Escrow Holders who had been shareholders of the other Company or Companies by an amount equal to the product of the Excess Difference multiplied by the FTE of such Excess Company. In contrast, if the Net Shareholder Equity Per FTE of each of the Companies is within 20 percent of one

------------------------

(1)The $15.82 per share value is based on an appraisal of PPI that was prepared by an independent valuation firm assuming the consummation of the Merger as of June 30, 1996 and assuming that 6,635,250 shares of PPI Class A Common Stock (reflecting 27,000 shares per FTE of the Companies and 135,000 shares issued to former officers and one director of PPI, in the aggregate) are outstanding after the release of shares from escrow.

another, each Escrow Holder will receive out of escrow one-half of the shares deposited thereby (which would result in the shareholders of each of the Companies receiving, in the aggregate, 27,000 shares per FTE of such Company). Thus, depending upon differences between net shareholder equity of the Companies as of December 31, 1996, the shareholders of each of the Companies might receive any portion of or none of the shares of PPI Class A Common Stock deposited thereby in escrow (ranging from an aggregate of 31,000 shares per FTE to an aggregate of 23,000 shares per FTE on a Company-by-Company basis, provided that the aggregate number of shares released from escrow will not result in the total number of shares issued to the shareholders of all the Companies as consideration in the Merger exceeding 27,000 shares per FTE of all the Companies). Balance sheets reflecting the December 31, 1996 net shareholder equity of the Companies will be prepared and audited no later than March 31, 1997; within five business days of delivery of such balance sheets, the Escrow Holders will receive shares of PPI Class A Common Stock from escrow as described above. Any PPI Class A Common Stock not so released from escrow will be cancelled and retired.

    On November 25, 1996 the Corvallis Clinic Board and the Medford Clinic Board unanimously approved the escrow arrangement. On November 26, 1996 the HealthFirst Board unanimously approved the escrow arrangement. The respective boards of directors of the Companies agreed with the PPI Board's concern that cash distributions by Corvallis Clinic and Medford Clinic permitted under the Reorganization and Merger Agreement then in effect would have resulted in a substantially weaker financial condition of PPI, which, in turn, would have made PPI a much less attractive vehicle for raising capital. They were also in agreement that calculating the Net Shareholder Equity Per FTE on the basis of audited balance sheets of the Companies as of December 31, 1996 would also provide a more appropriate and up-to-date basis for determining the relative net shareholder equity of the Companies. On November 29, 1996, PPI and the Companies entered into the Second Amendment and Waiver of Amended and Restated Agreement and Plan of Reorganization and Merger on November 29, 1996 and the Third Amendment to Amended and Restated Agreement and Plan of Reorganization and Merger on December 31, 1996.

HEALTHFIRST'S REASONS FOR THE MERGER

    In anticipation of changes in the business of medicine, Metropolitan, the predecessor to HealthFirst, had by the early 1990s accomplished a change in its corporate structure and begun to accumulate retained earnings, both of which were unusual in medical groups. These changes at Metropolitan, combined with its success since 1985 with managed and capitated care in the Portland area, allowed for substantial growth from 1990 to 1995. Metropolitan subsequently entered into a business combination with Suburban Medical Group ("Suburban"). As the product of such business combination, HealthFirst positioned itself for continued growth. However, despite the wide geographic coverage, large number of providers and long-standing managed care experience of HealthFirst in the Portland area, the HealthFirst Board also recognized the following conditions:

    - CAPITAL NEEDS: Increased capital, which could no longer be obtained from retained earnings, would be needed to sustain continued growth and build increasingly necessary and capital-intensive infrastructure, including the technological infrastructure necessary to improve computer capabilities, link multiple HealthFirst sites and make the transition to electronic medical record systems; and various sources of capital, including debt, venture capital and existing physician practice management ("PPM") companies would not adequately meet the needs of HealthFirst for capital while maintaining physician control.

    - PHYSICIAN LEADERSHIP: Physicians, especially those in practice groups, were in a better position than non-physician business people to guide the direction of changes in medicine and to control costs because of their unique role as advocates for patients.

    - COMPETITION: Competitors in the HealthFirst market were beginning to affiliate with PPMs, hospitals and other third parties, giving them a better access to capital; and competition for managed care lives was increasing in the Portland market.

    In response to these business conditions, in March 1996, the HealthFirst Board undertook a strategic planning initiative. One of the purposes of this initiative was to explore a variety of potential strategic capital partners, including local hospitals, publicly-traded PPMs and large medical group practices. The HealthFirst Board eliminated consideration of local hospitals due to the long-standing strategic position taken by HealthFirst and its predecessor clinic (Metropolitan) to stay neutral in the highly competitive and complex local hospital marketplace in Portland. Subsequently, the HealthFirst Board also considered the possibility of combining with two separate national PPMs. In September 1995 a marketing representative from a publicly-traded PPM met with the HealthFirst Board. Such representative provided a general marketing presentation and answered some general questions regarding organization, governance and management of such PPM. No HealthFirst data was provided to this representative. The HealthFirst Board concluded that there was not a strategic fit with such PPM due to its lack of managed care experience and the lack of meaningful influence which HealthFirst physicians would have on the governance thereof. No further analysis was undertaken or contacts initiated with such PPM. Subsequently, in March 1996, the HealthFirst Board met with representatives from another publicly-traded PPM. Again, no HealthFirst data was offered to these representatives. After such meeting, the HealthFirst Board concluded that there was not a strategic fit with this PPM based on the PPM's then existing relationships in the Portland market, the history of this PPM in terms of the Board's perception that such PPM was focused on growth for growth's sake, and the Board's concern about the future financial stability of such PPM. Again, no further analysis was undertaken or contacts initiated with such PPM.

    At the same time, the HealthFirst Board began to establish essential criteria for selecting a strategic capital partner. The criteria required that a strategic capital partner have significant physician ownership, physician-controlled governance, extensive group practice experience and culture, extensive managed care (capitated) experience and the ability to exert local market leverage. Based on meetings with national PPMs and upon the criteria established, the HealthFirst Board determined that a merger with other Oregon primary care based multi-specialty groups was the preferred option for a strategic and capital partnership. Accordingly, the HealthFirst Board and management decided to enter into discussions with Corvallis Clinic and Medford Clinic for a possible merger of the three Companies and the formation of PPI as a PPM. See "The Merger and Related Transactions--Background of the Merger".

    The material favorable, unfavorable and certain neutral factors considered by the HealthFirst Board in reaching its decision to approve the Merger Proposal are set forth below:

    - SYNERGIES: The HealthFirst Board's belief that medical groups with similar culture and quality in delivery of health care services would be its best partners. Medical groups with the proven ability to deliver quality medical care and manage covered lives efficiently would benefit patients as well as their shareholders. In Corvallis Clinic and Medford Clinic, the HealthFirst Board perceived two excellent potential partners. By forming PPI, HealthFirst believed that it would be able to withstand adverse market conditions through realization of cost savings, elimination of redundancy and economies of scale. The HealthFirst Board has identified several areas where there are potential cost savings resulting from the proposed merger: (a) supply purchasing (medical, surgical, drug and administrative); (b) business insurance (including professional liability, capitation risk stop loss, business and property liability and casualty insurance); (c) employee insurance (health, life and disability); and (d) consolidation of existing long and short term indebtedness. The HealthFirst Board's belief regarding opportunities for synergies was based on its general knowledge of the marketplace, extensive experience in managing a medical group and on general discussions by its managers with the management of Corvallis Clinic and Medford Clinic. The HealthFirst Board did not, at such time, wish to incur the expense or assign the resources necessary to quantify such synergies. The HealthFirst Board considered the possible inability to realize synergies in aligning with a Company--Corvallis Clinic--which had experienced recent operating losses. There was also uncertainty among members of the HealthFirst Board regarding the new PPI management team's ability to manage effectively. The HealthFirst Board concluded that the potential synergies resulting from the business combination with Corvallis Clinic and Medford Clinic outweighed the HealthFirst Board's concerns regarding management.

    - CAPITAL NEEDS: The HealthFirst Board's conclusion that a capital equity partner was required in order for HealthFirst to meet future capital requirements needed to sustain continued growth and competitiveness. The HealthFirst Board perceived increasingly adverse market conditions stemming from the competitive environment for attracting and retaining quality physicians and medical groups. Merger and acquisition activities, as well as direct employment of primary care physicians by local hospitals, had all been on the rise. In addition, one national PPM had already created competition for HealthFirst as a potential merger candidate with another medical group in the market. By merging with entities outside of its geographic market, HealthFirst could address its need to expand in order to attract managed care providing without additional recruitment in Portland, Oregon, or incurring the expense of opening up new offices in more distant locations. The HealthFirst Board considered questions concerning competition for limited PPI capital resources among the New PCs after the Merger. The HealthFirst Board believed, however, that financially justifiable capital investments could be recommended to PPI and endorsed for funding. The HealthFirst Board concluded that the potential need to compete and justify future capital needs was outweighed by the new business discipline that would apply to all of the New PCs to the analysis of future capital needs.

    - ACCESS TO CAPITAL: The HealthFirst Board's conclusion that PPI, as the combined entity, would have a significant base of shareholders, providers, geography and equity and, thus, an advantageous position for obtaining capital. The Merger enhances the possibility that shareholders could hold securities traded on a national securities exchange in the future. If the shares of PPI Class A Common Stock were publicly traded, the stockholders of PPI, including the current shareholders of HealthFirst, would enjoy more liquidity in their investment and greater potential for maximizing long-term shareholder return (although the HealthFirst Board understood there could be no assurance that PPI securities would be so traded). Although the HealthFirst Board realized that in the short term the Management Fee would likely reduce provider compensation, the HealthFirst Board determined that the overriding factor was that the Merger would greatly enhance HealthFirst's access to capital. This factor weighed strongly in the HealthFirst Board's overall decision to recommend the Merger Proposal.

    - GEOGRAPHIC COVERAGE: The HealthFirst Board's belief that the broader geographic coverage and improved access for patients of HMOs and larger purchaser groups offered by PPI would allow it to better compete in a managed care environment and would improve growth in covered lives. The HealthFirst Board was concerned about the possibility that the formation of PPI would attract greater competition from other PPMs and hospitals in HealthFirst's and other Companies' service areas. The HealthFirst Board was also concerned about potential difficulties for PPI in attempting to satisfy the differing and sometimes conflicting needs of the Portland market compared to that of Corvallis or Medford. Specific concern was expressed regarding relationships with payors. If, for example, PPI were to seek substantially better terms from a payor in one of PPI's markets, there could be a backlash in such payor's relationship with HealthFirst. The HealthFirst Board concluded, however, that it was more likely that HealthFirst would instead achieve greater leverage and opportunity by virtue of greater geographic coverage.

    - PHYSICIAN LEADERSHIP: The HealthFirst Board's belief that the ability of PPI to provide leadership by physicians in both governance and clinical program development of PPI would enhance HealthFirst's ability to provide better clinical care for patients and compete in both managed care and fee-for-service markets. During the HealthFirst Board's deliberations, concern was expressed regarding the structure of physician leadership and whether HealthFirst's medical director would be distracted by the larger needs of PPI. In addition, the HealthFirst Board was concerned that outside leadership might change positive features of the governance of HealthFirst. Nonetheless, after becoming acquainted with the leaders of the other entities and their values, the HealthFirst Board concluded that PPI's physician leadership component provided a strong reason to recommend the Merger Proposal.

    - EMPLOYEE BENEFITS: The HealthFirst Board's belief that the Merger would enhance the workplace for its employees and future employees of HealthFirst New PC by allowing the ability to transfer among locations without losing seniority or benefits and, for its provider-employees, by providing eligibility for ownership of PPI through stock option plans. Significant concern was expressed, however, that employees might lose benefits which they presently have at HealthFirst as a result of the Merger.

    - FAIR VALUE AND OTHER TERMS: The HealthFirst Board's conclusion that the consideration to be received by the shareholders of HealthFirst pursuant to the Merger and other terms of the Reorganization and Merger Agreement are fair to, and in the best interests of, HealthFirst and its shareholders. The HealthFirst Board determined that the respective FTE of each Company represented a fair and reasonable basis for allocation of shares of PPI Class A Common Stock to be issued by PPI as a consideration in the Merger. The HealthFirst Board believed that the relative economic value of each of the Companies derives from the capacity of such Company to generate revenues for the combined entity, PPI. The HealthFirst Board determined that such capacity was best measured by reference to the number of FTE providers employed by a Company. The HealthFirst Board deemed it unnecessary to engage an outside advisor to confirm the fairness of the consideration in the Merger to be received by the shareholders of HealthFirst in the Merger. The HealthFirst Board did not consider engaging an outside party to determine whether the exchange ratio and other terms of the New PC Reorganization and the Merger were fair to HealthFirst shareholders.

    - ESCROW ARRANGEMENT: The provision of the Reorganization and Merger Agreement calling for a certain number shares of PPI Class A Common Stock for issuance to shareholders of each of the Companies to be deposited into escrow for release to such shareholders in amounts corresponding with the relative Net Shareholder Equity Per FTE of each such Company was also considered significant. The HealthFirst Board determined that using the report of American Appraisal that was originally prepared for the purpose of allocating Merger consideration value among Corvallis Clinic shareholders was a reasonable and fair basis for valuing the shares to be deposited in escrow by the shareholders of each Company. For a more detailed discussion of such American Appraisal Report, see "The Merger and Related Transactions--Corvallis Clinic's Reasons for the Merger." The HealthFirst Board recognized that cash distributions by Corvallis Clinic and Medford Clinic, based on the unaudited September 30, 1996 balance sheets of the Companies, permitted under the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of September 19, 1996 and amended on November 4, 1996, would have substantially weakened financial condition of PPI, which, in turn, would have had an adverse impact on one of the more important factors considered by the HealthFirst Board in approving the Merger--an enhanced ability to raise capital. The HealthFirst Board also concluded that calculating the Net Shareholder Equity Per FTE on the basis of audited balance sheets of the Companies as of December 31, 1996 would provide a more appropriate and timely basis for determining Merger consideration adjustment based on the relative net shareholder equity of the Companies. The potential risk to its shareholders in the event HealthFirst's financial performance did not improve during the last quarter of 1996 was not considered to be significant. (For a more detailed description of the circumstances under which such adjustment and the amount thereof may be made, see "Terms of the Reorganization and Merger--Escrow Arrangement").

    - TAX CONSEQUENCES: The HealthFirst Board's conclusion that the structure of the Merger would permit the holders of HealthFirst Class A Shares to exchange their shares for PPI Class A Common Stock on a tax-free basis. HealthFirst has received an opinion from McDermott, Will & Emery, counsel to PPI and each of the Companies, that, upon the basis of certain assumed and described facts, it is more likely than not that the Merger will constitute a tax-free transaction. See "Terms of the Reorganization and Merger--Federal Income Tax Considerations."

    - INTEREST OF CERTAIN PARTIES: The HealthFirst Board considered the potential benefit of the proposed Merger to individuals associated with HealthFirst. The HealthFirst Board did not believe the potential benefits of the proposed Merger inuring to certain individuals (including any possible conflicts of interest) were significant negative factors in its determination to recommend the Merger.

    In light of the factors described above, the HealthFirst Board concluded that the Merger was fair to, and in the best interests of, HealthFirst and its shareholders. The HealthFirst Board found that the potential negative effects of the Merger were outweighed by the positive factors and, thus, that such positive factors were persuasive in recommending approval of the Merger Proposal to the shareholders of HealthFirst. The HealthFirst Board was willing to forego exploring proposals from other parties for a specified period of time in order to concentrate solely on the Merger with Corvallis Clinic and Medford Clinic. The downside risks of putting aside other potential opportunities and the risk of incurring a break-up fee were determined to be secondary to the benefits of the opportunity to attempt to consummate the Merger.

HEALTHFIRST BOARD'S RECOMMENDATION

    The HealthFirst Board believes that the Merger and the terms of the Reorganization and Merger Agreement are fair to, and in the best interests of, HealthFirst and its shareholders and has thus unanimously approved the Merger Proposal. THE HEALTHFIRST BOARD UNANIMOUSLY RECOMMENDS THAT HEALTHFIRST SHAREHOLDERS VOTE IN FAVOR OF THE MERGER PROPOSAL.

CORVALLIS CLINIC'S REASONS FOR THE MERGER

    At a meeting held on July 18, 1996, the Corvallis Clinic Board, with the assistance of Corvallis Clinic's outside legal counsel, considered the terms and structure of the Merger and the related transactions and reviewed the legal, financial and other ramifications of the Merger and the related transactions. At a meeting held on July 24, 1996, the Corvallis Clinic Board unanimously adopted the Merger Proposal and the other Proposals. The Merger Proposal was adopted because it appeared to allow Corvallis Clinic physicians the maximum opportunity to retain physician control over the medical affairs of Corvallis Clinic while adjusting its business structure to align with a marketplace requiring an increased ability to negotiate with managed care payors and to raise capital. Such factors were more important to the Corvallis Clinic Board than the attainment of specified cost savings through the Merger. The Corvallis Clinic Board agreed to forego exploring proposals from other parties for a specified period of time and accepted the risk of incurring a break-up fee in order to move ahead with the agreed upon Merger with HealthFirst and Medford Clinic on a mutually concentrated and focused basis. The Corvallis Clinic Board determined that it was appropriate to do so based on its perception of the marked potential advantages of the proposed business combination with HealthFirst and Medford Clinic.

    No outside consultants were engaged by the Corvallis Clinic Board to analyze the relative values of the Companies for purposes of determining the allocation of shares of PPI Class A Common Stock because the Corvallis Clinic Board believed that it, together with management of HealthFirst and Medford Clinic, could agree upon proposals that would mutually benefit the shareholders of each of the Companies and also felt positive about the methodology ultimately adopted regarding Merger consideration.

    As contemplated by the Reorganization and Merger Agreement, an outside party, American Appraisal, was engaged for the purpose of determining the exchange of the Companies' shares for PPI equity to be received among the holders of Corvallis Clinic Class A Stock, Corvallis Clinic Class B Stock and Corvallis Clinic Class C Stock. American Appraisal was selected based upon the accessibility it could provide and its expertise in valuations in the health care industry. American Appraisal has performed over 6,500 engagements regarding health care valuation since 1965. It is familiar with valuations involving complex health care provider enterprises and related intangible assets. In order to determine the appropriate allocation as contemplated under the Reorganization and Merger Agreement, American Appraisal completed an investigation and appraisal of the total business enterprise of PPI and opined that, as of June 30, 1996 (based on the assumption that the transactions contemplated by the Reorganization and Merger Agreement were consummated as of such date), the fair market value of the total business enterprise of PPI, for purposes of the exchange of shares for equity in PPI and financial reporting, would be reasonably represented by the amount of $105,000,000. "Fair market value" is defined in the Appraisal Report prepared and issued on November 2, 1996 by American Appraisal (the "American Appraisal Report"), as the estimated amount at which the property or total business enterprise might be expected to exchange between an informed, willing buyer and an informed willing seller neither being under compulsion each having reasonable knowledge of all relevant facts. Balance sheets, financial statistics and operating results furnished to American Appraisal by Corvallis and PPI with respect to the Companies were assumed to properly represent business operations and conditions. The American Appraisal Report was provided to the Corvallis Clinic Board as an opinion of value to be used as a basis for the exchange of Corvallis Clinic's shares for PPI equity among its various classes of shareholders. The American Appraisal Report does not address any aspect of the Merger other than the exchange of shares for PPI equity and does not address any related transaction, nor does it constitute a recommendation to any Corvallis Clinic shareholder or other shareholder regarding a vote on the Proposals.

    For its business enterprise appraisal, American Appraisal's investigation included a review of financial data, as well as discussions with management regarding operations. The appraisal process undertaken by American Appraisal included consideration of various factors affecting the operation of the business and its ability to generate future investment returns. The factors considered by American Appraisal in reaching its conclusion on value, included but not limited to: (i) history of the Companies and PPI from their inception and the nature of such enterprises, (ii) financial condition and book value,
(iii) historical revenues and earnings of the Companies, (iv) specific economic and competitive elements affecting PPI, its industry and markets, (v) projected operating results, (vi) dividend-paying capacity, (vii) present worth of future monetary benefits based upon appropriate rates of return as indicated by alternative investment opportunities of comparable magnitude, character and risk, (viii) comparative analysis of the financial condition and operating results with those of publicly owned companies engaged in similar lines of business activity, (ix) existence of nonoperating assets, (x) existence of assets of an intangible nature (xi) current and historical relationships between the reported stock prices and earnings levels of selected publicly traded companies and (xii) balance sheet historical costs for certain assets and liabilities and the likelihood of receiving value in a continued-use scenario for such assets or being obligated to satisfy liabilities in a continued-use scenario.

    More specifically, with respect to certain of such items, American Appraisal, in connection with its opinion, (i) reviewed the Reorganization and Merger Agreement, (ii) reviewed the consolidated financial statements and results of the three Companies that will be managed by PPI, (iii) reviewed financial statements as of and for the years ended November 30, 1991 through 1995 for Corvallis Clinic and as of and for the years ended December 31, 1991 through 1995 for HealthFirst and Medford Clinic, (iv) reviewed audited balance sheets as of November 30, 1994 and 1995 for Corvallis Clinic and as of December 31, 1994 through 1995 for HealthFirst and Medford Clinic and audited statements of operations for the years ended November 30, 1993 through 1995 for Corvallis Clinic and for the years ended December 31, 1993 through 1995, (v) reviewed fiscal year-to-date statements for the seven months ended June 30, 1996, for Corvallis Clinic and the six months ended June 30, 1996, for HealthFirst and Medford Clinic, (vi) reviewed historical financial statements for HealthFirst for the five years ended December 31, 1991 through 1995, (HealthFirst's historical financial statements were aggregated by American Appraisal by adding Metropolitan and Suburban historical financial statements together), (vii) reviewed internal financial projections of PPI prepared by the management of PPI for the six years ending December 31, 2001, (viii) reviewed the financial terms, to the extent publicly available, of certain comparable transactions, which are similar in certain respects to the Merger, (ix) compared the historical and projected financial results of PPI to comparable publicly traded companies which are similar in certain respects to PPI, and (x) considered such other information, financial studies and analyses, and financial, economic and market criteria as American Appraisal deemed relevant.

    American Appraisal used both an income approach (based generally on a discounted cash flow analysis) and a market approach (based generally on acquisition prices for multi-specialty and physician practices which have recently been acquired or are in the process of being acquired in the marketplace) as indications of the fair market value of PPI's business enterprise. No limitations were placed on American Appraisal by Corvallis Clinic or PPI with respect to the investigation made or the procedures followed in preparing its report.

    INCOME APPROACH--The income approach explicitly recognizes that the current value of an investment is premised upon the expected receipt of future economic benefits, such as cost savings, periodic income, or sale proceeds.

    The discounted cash flow analysis of the income approach to valuation used by American Appraisal for PPI utilized a net debt-free cash flow stream, defined as cash flow free of long-term debt charges and net of requirements for future working capital, capital expenditures, cash for acquisitions, and bonus payments. Anticipated depreciation and amortization expense was then added to the projected debt-free net income to arrive at debt-free cash flows.

    American Appraisal reviewed a forecast prepared by PPI of operating results for the fiscal years ending December 31, 1996 through 2001. The forecast was divided into the following six periods: (1) June 30, 1996 to December 31, 1996,
(2) January 1, 1997 to December 31, 1997, (3) January 1, 1998 to December 31, 1998, (4) January 1, 1999 to December 31, 1999, (5) January 1, 2000 to December 31, 2000 and (6) January 1, 2001 to December 31, 2001.

    The projections reviewed by American Appraisal were prepared by the management of PPI. Such projections were not prepared with a view towards public disclosure. Such projections were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

    A discount rate was applied to PPI's debt-free net cash flows through December 31, 2001 and relevant terminal values. The discount was based on the weighted average cost of capital ("WACC") analysis. In determining the correct discount rate utilizing the WACC analysis, consideration was given to an analysis of short-term interest rates, the yields of long-term corporate and government bonds, and other alternative instruments, as well as to the typical capital structure of the companies in the industry.

    As the cash inflows were projected on a debt-free basis, the discount rate applied was weighted to incorporate the rates of return currently required by all suppliers of capital. Because the optimum debt ratio for a specific firm cannot be calculated and because the purpose of the appraisal was to value the business to any willing buyer, the discount rate developed was based on the average capital structure of firms in the industry under review.

    American Appraisal used Ibbotson and Sinquefield's Stocks, Bonds, Bills, and
Inflation: The Past and Future, which included a statistical examination of six basic series: common stocks, small capitalization common stocks, long-term U.S. government bonds, U.S. Treasury bills, and inflation. This study computed total rates of return reflecting capital gains and dividends or interest income for each series. It demonstrated that investments in common stocks, as represented by Standard & Poor's Composite Index, have provided an arithmetic mean return premium of 7 percent over the benchmark government issues since 1926. Additionally, American Appraisal compared historical returns on investments in New York Stock

Exchange ("NYSE") stocks in general and on investments in small capitalization stocks--those making up the fifth quintile of the NYSE. The results of this comparison indicated that returns on small capitalization stocks listed on the NYSE have historically been about 5.2 percent greater than the returns on investments in NYSE stocks taken as a whole. employing this data, the discount rate was calculated to be 19 percent. Thus, a discount rate of 19 percent was utilized to present value PPI's debt-free cash flows for Periods 1 through 6 and the terminal values.

    Terminal values were derived by applying market multiples to various earnings streams of PPI during calendar year 2001 and discounting the terminal value to present value with a selected 19.0% discount rate. This approach made use of market price data of stocks of corporations engaged in the same or similar line of business as that of PPI. Stocks of these corporations are actively traded in a public, free, and open market, either on an exchange or over-the-counter basis. The companies selected were Caremark International, Inc., FPA Medical Management, Inc., InPhyNet Medical Management, Inc., Medpartners/Mullikin, Inc. and Phycor, Inc. (referred to herein, collectively, as the "Guideline Companies").

    Based on an analysis of the Guideline Companies in terms of business line and history, profitability and performance and growth, assuming the historical receipt of a management fee, as contemplated to be paid to PPI, in comparison to the consolidated results of the Companies, American Appraisal weighted such companies as follows in selection of the market multiples: Caremark International, Inc. at 25 percent, FPA Medical Management, Inc. at 15 percent, InPhyNet Medical Management, Inc. at 20 percent, Medpartners/Mullikin, Inc. at 15 percent, and Phycor, Inc. at 25 percent.

    American Appraisal used the latest 12-month invested capital to revenue, earnings before depreciation, interest, taxes and amortization ("EBDITA"), and earnings before interest and taxes ("EBIT") multiples of the Guideline Companies as a basis to derive multiples for PPI. The weighted multiples were adjusted for risk, growth and profitability and adjustments were made based on a restatement of the consolidated results of the Guideline Companies to a PPI-type structure in which a management fee would have been charged historically. An adjustment of 70 percent was applied to the indicated market weighted multiples to account for PPI's smaller size, assumed inferior growth, and similar profitability.

    American Appraisal weighted PPI's indicated invested capital values based on operating revenue, EBDITA and EBIT multiples to conclude an invested capital value of $90,478,000. The multiple for operating revenue was weighted at 50 percent, and each of the EBDITA and EBIT multiples were weighted at 25 percent. More weighting was applied to operating revenues as PPI has not operated historically and the projections prepared by PPI did not take into account any synergies.

    American Appraisal concluded that the market-derived multiples inherently reflect the aggregate opinion of minority investors due to the very nature of stock market transactions, and the PPI projections do not reflect any synergy. As such, American Appraisal adjusted the minority-indicated invested capital value to a majority-indicated invested capital value by applying a 25 percent premium for control to the concluded invested capital. A control premium of 25 percent was derived from an analysis of equity premiums offered in the health service industry. Mergerstat Review was the source of acquisition data for the period 1991 through 1995.

    Based on the preceding discussion of the valuation process, American Appraisal concluded that the indicated fair market value of the PPI business enterprise using the income approach is $113,100,000.

    MARKET APPROACH--Using transaction data provided by Irving Levine Associates, Inc. and The Goodwill Registry 1996, American Appraisal identified transactions involving multispecialty and physician practices which have been acquired or are in the process of being acquired. In its search for transaction data, American Appraisal concentrated on either primary care or multispecialty physician practices involving transactions occurring during 1995 or early 1996.

    American Appraisal noted that, due to the complexity of physician practice acquisitions, the market data presented was considered only in a broad sense, with the data providing the general limits or range within which physician practices of a particular size and quality should reasonably transfer in the currently competitive market.

    The first benchmark used by American Appraisal was to analyze the price paid on a per-physician basis. In this approach, American Appraisal viewed physicians as a common economic unit, capable of generating a certain level of profits. Thus, the value per physician would be comparable. In order to derive an applicable price per physician, American Appraisal reviewed Irving Levine Associates, Inc.'s, publication entitled "The Physicians Medical Group Acquisition Report," First Edition. American Appraisal selected 42 transactions (including 25 transactions which involved the Guideline Companies) in which the acquirer is in the process of acquiring multispecialty or primary care-type practices and in which the following data were available--target company, acquirer, number of physicians, purchase price, and latest annual revenue. From these data, American Appraisal determined the average and median price paid per physician, as well as the average and median price to revenue multiplier for each of the acquisitions. Based on the wide variability in data, American Appraisal determined that the median price per physician was a better indicator of value. Based on a median price per physician of approximately $380,000 and a physician base of approximately 270 physicians, the business enterprise value of PPI was calculated as $102,600,000.

    The second benchmark applied to the Companies' 1995 results by American Appraisal was to determine the revenue multiplier paid for the various medical practices from the 42 transactions analyzed. Based on correlating the prices paid for the business enterprise of each practice and the practice's most recent annual net revenue, American Appraisal derived the revenue multipliers for most of the transactions. Based on the data analyzed by American Appraisal, the prices paid ranged from a revenue multiplier at the low end of 24 percent to a high of 323 percent. Additionally, the average of the revenue multipliers was 78.0% and the median was 72 percent. Based on a median revenue multiplier of
0.72 and a 1995 consolidated net revenue of $131,211,000, the business enterprise value of PPI was calculated as $94,472,000.

    In addition, American Appraisal utilized The Health Care Group's publication entitled "Goodwill Registry 1996" in order to analyze transactions for multispecialty practices. American Appraisal analyzed 12 transactions of multispecialty practices that occurred during the period 1992 through 1995 and derived the gross revenue multipliers for the various medical practices. Based on the data, the average revenue multiplier excluding the high and low of the transactions was 62 percent, and the median gross revenue multiplier was 64 percent and a 1995 consolidated gross revenue of $153,209,000. Based on a median gross revenue multiplier of 64 percent, the business enterprise value of PPI was calculated as $98,054,000.

    American Appraisal applied the third benchmark to the Companies' financial results by isolating goodwill attributable to various market transactions in order to determine the ratio of goodwill as a percent of revenue for 34 medical specialties for the period 1987 to 1996. Applying approximately the median to the Companies gross revenue for 1995 indicates goodwill and business enterprise as $94,725,000.

    Based on the preceding discussion and the equal weighting of the results obtained under the guideline transaction technique, a business enterprise value of $97.5 million for PPI as of June 30, 1996 was concluded.

    American Appraisal concluded that each of the income and market approaches provide an appropriate indication of value. It was determined that the concluded values in each approach would be weighted equally and, as a result, a weighted indication of value was developed as follows: 50 percent of the income approach valuation of $113,100,000 plus 50 percent of the market approach valuation of $97,500,000 equals $105,300,000. As such, based on the investigation and premise described the appraisal report, it is American Appraisal's opinion that, as of June 30, 1996, the valuation of the total business enterprise of Physicians Partners, Inc., for the purpose of the exchange of the Companies' shares for PPI equity and financial reporting purposes, is reasonably represented by the amount of $105,000,000.

    The American Appraisal valuation report has been filed as an exhibit to the Registration Statement and is available for inspection and copying at the principal executive offices of PPI during its regular business hours by any shareholder of the Companies or a representative of such shareholders who is designated in writing.

    A more specific description of the material factors considered by the Corvallis Clinic Board in reaching its decision to adopt the Merger Proposal rather than other alternatives, is set forth below.

    - ACCESS TO CAPITAL: The Corvallis Clinic Board's recognition that in order to be competitive and to continue to expand in its market area, access to capital would be critical. The Corvallis Clinic Board believed that the combined entity could have a greater base of shareholders and a stronger capital structure, enhancing the likelihood that the capital stock of the combined entity would be listed on a national securities exchange (although the Corvallis Clinic Board understood there could be no assurance that PPI securities would be so listed). Thus, a combined entity would have a significantly better chance of acquiring capital for the future than Corvallis Clinic alone. Further, the Corvallis Clinic Board believed that, due in part to the recent operating losses incurred by Corvallis Clinic, future access to capital would be increasingly costly and difficult to obtain. Therefore, this factor was very significant in the Corvallis Clinic Board's recommendation of the Merger.

    - SYNERGIES: The Corvallis Clinic Board's belief that, because of the uniqueness and synergy of the three Companies, the Merger would have a positive impact on profitability. Significant economies of scale and financial benefits are anticipated from consolidation of the operations of the Companies in many areas, including business insurance, purchasing and employee benefits. The Corvallis Clinic Board's belief regarding opportunities for synergies was based on its experience in managing a significantly capitated multi-specialty group practice and on general discussions by its managers with the management of HealthFirst and Medford Clinic. The Corvallis Clinic Board did not, at such time, wish to incur the expense or make the staff time and effort commitment to quantify such synergies. The Corvallis Clinic Board expects the combined entity to have an enhanced negotiating posture with local hospitals and state-wide HMOs. The Corvallis Clinic
      Board further perceived an opportunity, as a result of the Merger, for PPI to build on the strengths of each of the three combining Companies across a variety of business and clinical operations which would benefit Corvallis Clinic and its shareholders. One issue of concern was the effect of the natural geographic boundaries which limit Corvallis Clinic's growth. In the event that PPI were to acquire additional hubs in Eugene and in Salem, Oregon, Corvallis Clinic could be adversely affected. In weighing its concerns, the Corvallis Clinic Board determined that such limitations and possibilities would exist whether or not Corvallis Clinic were to consummate the Merger and that, in any event, the synergies resulting from the Merger would outweigh the possible downside.

    - QUALITY OF KEY PERSONNEL: The Corvallis Clinic Board's belief that, because of the size and similarity of the Companies, there may be a distinct benefit created by enabling each Company to share its strengths and management expertise with the other Companies. The Corvallis Clinic Board considered, in connection with the Merger, the impact of losing the services of its chief financial officer to PPI. Such concern was mitigated by the notion that such officer would still be available, albeit on a more limited basis, to serve as a resource to Corvallis Clinic and its shareholders. The Corvallis Clinic Board believed that the benefits to Corvallis Clinic of the proposed Merger clearly outweighed such loss.

    - EMPLOYEE BENEFITS: The Corvallis Clinic Board's belief that the Merger would (1) in time enhance the workplace for its employees (as future employees of PPI or of Corvallis Clinic New PC, as the case may be) by allowing the ability to transfer among offices without losing seniority or benefits and (2) would offer its physician-employees eligibility to participate in stock option plans of PPI.

    - FAIR VALUE: The Corvallis Clinic Board's conclusion that the consideration to be received by the shareholders of Corvallis Clinic pursuant to the Merger was not only fair to such shareholders but better than other alternatives it reviewed. Looser affiliations among the Companies and transactions with other entities had been explored as alternatives at various times. The Corvallis Clinic Board determined that the respective FTE of each Company represented a fair and reasonable basis for allocation of shares of PPI Class A Common Stock to be issued by PPI as a consideration in the Merger. The Corvallis Clinic Board believed that the relative economic value of each of the Companies derives from the capacity of such Company to generate revenues for the combined entity, PPI. The Corvallis Clinic Board determined that such capacity was best measured by reference to the number of FTE providers employed by a Company. The Corvallis Clinic Board deemed unnecessary to engage an outside advisor to confirm the fairness of the consideration in the Merger to be received by the shareholders of Corvallis Clinic Board in the Merger. The following methodology was used by the Corvallis Clinic Board to allocate the PPI Class A Common Stock among the three classes of Capital Stock of Corvallis Clinic as follows: (i) the number of shares of PPI Class A Common Stock into which each share of Corvallis Clinic Class A Stock and each share of Corvallis Clinic Class B Stock will be converted pursuant to the merger represents that number having aggregate value of $23,000 and $100, respectively, the value of each share of PPI Class A Common Stock being based on the valuation prepared by American Appraisal of the Companies as a combined entity, assuming such combination as of June 30, 1996, and (ii) the number of shares of PPI Class A Common Stock into which each share of Corvallis Clinic Class B Stock will be converted pursuant to the Merger is equal to the quotient obtained by dividing (A) 11,800 (the number of all issued and outstanding shares of Corvallis Clinic Class B Stock at the Effective Time) into (B) 2,269,194 (the excess of 2,410,250 (the aggregate number of shares of PPI Class A Common Stock which Corvallis Clinic shareholders will be entitled to receive as consideration in the Merger) over 141,056 (the aggregate number of PPI Class A Common Stock into which all of the issued and outstanding shares of Corvallis Clinic Class A Stock and Corvallis Clinic Class C Stock will be converted under footnote 1 above)).

    - ESCROW ARRANGEMENT: The provisions of the Reorganization and Merger Agreement calling for shares of PPI Class A Common Stock for issuance to shareholders of each of the Companies to be deposited into escrow for release to such shareholders in amounts corresponding with the relative Net Shareholder Equity Per FTE of each such Company was determined to be fair to the shareholders. The Corvallis Clinic Board determined that the American Appraisal Report prepared for the purpose of allocating Merger consideration value among Corvallis Clinic shareholders would provide a reasonable basis for the valuation of shares to be deposited in escrow. See the above discussion of such report. In concluding that the escrow arrangement was fair to its shareholders, the Corvallis Clinic Board recognized that cash distributions by Corvallis Clinic and Medford Clinic to their shareholders under the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of September 19, 1996 and amended on November 4, 1996, would have eliminated most of the capital of PPI anticipated to exist upon the Merger and substantially hamper PPI's ability to raise new capital. The Corvallis Clinic Board also took in to consideration the fact that the audited December 31, 1996 balance sheets of the Companies, when compared with the unaudited September 30, 1996 balance sheets, would provide a more reasonable basis for determining Merger consideration adjustments based on the relative net shareholder equity of the Companies. In addition, the change from June 1, 1996 to October 1, 1996 as the date on which to determine the FTE of each Company pursuant to the Reorganization and Merger Agreement was considered significant, as Corvallis Clinic's effort in reducing its FTE from 83.25 to 77.25 from June 1, 1996 to October 1, 1996 had helped increase its Net Shareholder Equity Per FTE. Although the Corvallis Clinic Board also recognized that it shareholders, as a group, may not be entitled to any additional shares in excess of 23,000 shares per FTE (reduced from 27,000 shares per FTE as originally contemplated) due to possible changes in the financial performance of each of the Companies between September 30, 1996 and December 31, 1996, such risk was more than outweighed by the importance of maintaining the financial integrity of PPI upon the Merger. (For a more detailed

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      description of the circumstances under which such adjustment may be made, see "Terms of the Reorganization and Merger--Escrow Arrangement").

    - TAX CONSEQUENCES: The Corvallis Clinic Board's conclusion that the structure of the Merger would permit the holders of each of Corvallis Clinic Class A Stock, Corvallis Clinic Class B Stock and Corvallis Clinic Class C Stock to exchange their shares for shares of PPI Class A Common Stock on a tax-free basis. Corvallis Clinic has received an opinion from McDermott, Will and Emery, counsel to PPI and each of the Companies, that, upon the basis of certain assumed and described facts, it is more likely than not that the Merger will constitute a tax-free transaction (See "Terms of the Reorganization and Merger--Federal Income Tax Considerations").

    - INTEREST OF CERTAIN PARTIES: The Corvallis Clinic Board considered the potential benefit of the proposed Merger to individuals associated with Corvallis Clinic and the other Companies. The Corvallis Clinic Board did not believe the potential benefits of the proposed Merger inuring to certain individuals (including any possible conflicts of interest) were significant negative factors in its determination to recommend the Merger.

    In light of the factors noted above, the Corvallis Clinic Board concluded that the Merger is fair to, and in the best interests of, Corvallis Clinic and its shareholders.

CORVALLIS CLINIC BOARD'S RECOMMENDATION

    The Corvallis Clinic Board believes that the Merger and the terms of the Reorganization and Merger Agreement are fair to, and in the best interests of, Corvallis Clinic and its shareholders and has, thus, unanimously approved the Merger Proposal. THE CORVALLIS CLINIC BOARD UNANIMOUSLY RECOMMENDS THAT CORVALLIS CLINIC SHAREHOLDERS VOTE IN FAVOR OF THE MERGER PROPOSAL.

MEDFORD CLINIC'S REASONS FOR THE MERGER

    In the fall of 1995, Medford Clinic embarked on a strategic planning process which identified several priorities for the future of Medford Clinic. First and foremost was the conclusion that in order to thrive in the managed care era and to deal successfully with the challenges of the future, Medford Clinic would need a strategic capital partner. Medford Clinic systematically identified and prioritized potential partners, including hospital systems, health plans and practice management companies. In the spring of 1996, several potential partners were considered. At the same time, discussions with HealthFirst and Corvallis Clinic were in progress. By late spring of 1996, Medford Clinic had concluded that the interests of Medford Clinic were best served by a merger of the three Companies and formation of PPI as a PPM. The interests of the Medford Clinic Board in maintaining local autonomy and control were instrumental in its determination to commit to a period of exclusive negotiations with HealthFirst and Corvallis Clinic. The Medford Clinic Board agreed to forego exploring relationships with any other parties pending consummation or termination of the Merger with HealthFirst and Corvallis Clinic. The risks of ceasing to explore other strategic alliances and the financial risk of incurring a break-up fee were considered and thought to be reasonable in light of the benefits which would accrue to Medford Clinic as a result of the successful consummation of the Merger.

    At a meeting held on July 22, 1996, the Medford Clinic Board, with the assistance of Medford Clinic's legal advisors, considered the terms and structure of the Merger and related transactions and reviewed the legal, financial and strategic ramifications of the Merger and related transactions. At a meeting held on July 25, 1996, the Medford Clinic Board and management team reached a unanimous decision to adopt the Merger Proposal for the following reasons:

    - GROWTH REQUIREMENTS: The Medford Clinic Board's recognition of the need to expand both the provider base and the supporting facilities. New satellite clinics in Medford Clinic's service area as

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      well as expansion of current facilities would be needed to meet patient needs. Capital would be required to fund those expansions.

    - MANAGED CARE INFRASTRUCTURE: The Medford Clinic Board's recognition that the increasing requirements for sophisticated information systems, data analysis, contract negotiation, utilization review, quality assurance and monitoring and outcome analysis demand increasingly complex and expensive technologies. Expected capital expenditures were not quantified by or for the Medford Clinic Board during its evaluation of the Merger. Nonetheless, the Medford Clinic Board determined that economies of scale in sharing costs and benefits of such infrastructure with similar multi-specialty medical groups made strategic and financial sense.

    - GEOGRAPHIC COVERAGE: The Medford Clinic Board's belief that the strategic locations of Medford Clinic, HealthFirst and Corvallis Clinic throughout Oregon provide solid geographic coverage which will create strategic advantages with payors and health plans. The Medford Clinic Board considered the possible negative impact to the Medford market of potential actions which PPI might take in Portland or Corvallis, focusing particularly on possible disruption of Medford Clinic's relationship with payors and hospitals. The Medford Clinic Board determined that the leverage and strength gained by expansion of Medford Clinic's geographic coverage outweighed any such potential problems.

    - ACCESS TO CAPITAL: The Medford Clinic Board's belief that the Merger creates a potential opportunity to access capital on terms more favorable than those available to any of the three Companies separately.

    - SIMILAR CULTURES: The Medford Clinic Board's belief that the health care systems most likely to be successful in the future are those that combine physician clinically-oriented leadership and values with expert business management in a collaborative way. Medford Clinic, HealthFirst and Corvallis Clinic each have at minimum a 50-year tradition of successful delivery of health care in their respective communities. The cultures of the three Companies in terms of values, style of practice and governance are perceived as similar.

    - ECONOMIES OF SCALE: The Medford Clinic Board's belief that the Merger, by affording the consolidation of various systems among the Companies (such as human resources, information systems, managed care contracting, review and monitoring functions, supply acquisition, insurance, credentialing, accounting and billing) would achieve significant cost savings. The Medford Clinic Board's belief regarding opportunities for synergies was based on its substantial experience in managing a successful multi-specialty group practice and on general discussions by its managers with the management of HealthFirst and Corvallis Clinic. The Medford Clinic Board did not, at such time, wish to incur the expense or dedicate limited management time to quantify such synergies.

    - COMPETITION: The Medford Clinic Board's conclusion that the Merger and the subsequent operation of PPI as a combined entity resulting from the Merger represented the best alternative to enhance Medford Clinic's ability to compete and grow in the competitive environment of Southern Oregon and, potentially, in Northern California. The Medford Clinic was increasingly concerned about the acquisition of physician practices and development of physician hospital organizations ("PHOs") by local hospitals.

    - QUALITY OF KEY PERSONNEL: The Medford Clinic Board's belief that the merged entity, by virtue of its size, strategic position and access to capital, would be able to attract top level management personnel and physician providers. The Medford Clinic Board was concerned about the potential negative impact to its management of the loss of its Medical Director and its Chief Financial Officer, each of whom has joined PPI's corporate staff. The Medford Clinic Board believed that the reduced access it would have to such individuals, who still would be able to work closely with newly recruited staff in Medford, would be sufficient to ensure adequate transition of their duties.

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    - REALIZATION OF EQUITY: The Medford Clinic Board recognized that the Merger afforded an opportunity to further the equity interests of its stockholders and concluded that their equity interests would be enhanced over time with continued success of PPI.

    - FAIR VALUE: The Medford Clinic Board concluded that the terms of the Medford Clinic Reorganization Transactions and the Merger were fair to, and in the best interests of, Medford Clinic's shareholders based upon the aggregate value of shares of PPI Class A Common Stock that the Medford Clinic shareholders would receive in the Merger under the proposed exchange ratios. The Medford Clinic Board determined that the respective FTE of each Company represented a fair and reasonable basis for allocation of shares of PPI Class A Common Stock to be issued by PPI as a consideration in the Merger. The Medford Clinic Board believed that the relative economic value of each of the Companies derives from the capacity of such Company to generate revenues for the combined entity, PPI. The Medford Clinic Board determined that such capacity was best measured by reference to the number of FTE providers employed by a Company. The Medford Clinic Board deemed unnecessary to engage an outside advisor to confirm the fairness of the consideration in the Merger to be received by the shareholders of Medford Clinic in the Merger.

    - ESCROW ARRANGEMENT: The provision of the Reorganization and Merger Agreement requiring approximately 26% of the shares of PPI Class A Common Stock issued to shareholders of each of the Companies to be deposited into escrow for release to the shareholders of a Company with the Excess Difference in amounts corresponding with the relative Net Shareholder Equity Per FTE of such Companies was considered fair and was significant in the Medford Clinic Board's recommendation of approval of the Merger. One factor contributing to the assessment of the Medford Clinic Board that the escrow mechanism was fair was the use of the American Appraisal Report, originally prepared for the purpose of allocating Merger consideration value among Corvallis Clinic shareholders, to provide a dollar value for the shares to be deposited in escrow by the shareholders of each Company. For a more detailed discussion of the appraisal report, see "The Merger and Related Transactions--Corvallis Clinic's Reasons for the Merger." The Medford Clinic Board recognized that even though its shareholders, like the shareholders of Corvallis Clinic, would be entitled to a cash distribution under the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of September 19, 1996 and amended on November 4, 1996, based on the unaudited September 30, 1996 balance sheet, such distributions by both Medford Clinic and Corvallis Clinic would have significantly impaired the ability of PPI to obtain capital after the Merger. The Medford Clinic Board determined that the audited December 31, 1996 balance sheets of the Companies, when compared with the unaudited September 30, 1996 balance sheets, would provide a more reasonable basis for determining Merger Consideration adjustments based on the relative net shareholder equity of the Companies. Although the Medford Clinic Board also recognized that its shareholders, as a group, may not be entitled to any additional shares in excess of 23,000 shares per FTE (reduced from 27,000 shares per FTE as originally contemplated) due to changes in the financial performance of the respective Companies between September 30, 1996 and December 31, 1996, such risk was not enough to outweigh its interest in maintaining the financial integrity of PPI as a combined entity after the Merger. (For a more detailed description of the circumstances under which such release may be made, see "Terms of the Reorganization and Merger--Escrow Arrangement").

    - TAX CONSEQUENCES: With respect to the tax consequences of the Merger, Medford Clinic has received an opinion from McDermott, Will & Emery, counsel to PPI and each of the Companies, that, upon the basis of certain assumed and described facts, it is more likely than not that the Merger will constitute a tax-free transaction (see "Terms of the Reorganization and Merger-- Federal Income Tax Considerations").

    - INTEREST OF CERTAIN PARTIES: The Medford Clinic Board considered the potential benefit of the proposed Merger to individuals associated with Medford Clinic. The Medford Clinic Board did not

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
      believe the potential benefits of the proposed Merger inuring to certain individuals (including any possible conflicts of interest) were significant negative factors in its determination to recommend the Merger.

    The Medford Clinic Board considered all of these factors and weighed them against the advantages and disadvantages of other available options. Because the advantages of the Merger Proposal were believed to outweigh both its disadvantages and the advantages of competing business alternatives, the Medford Clinic Board concluded that Medford Clinic's shareholders were best served by proceeding with the terms of the Reorganization and Merger Agreement. The Medford Clinic Board further concluded that the terms expressed in the Reorganization and Merger Agreement are fair to and in the best interests of, Medford Clinic and its shareholders.

    The Medford Clinic Board did not rely significantly upon outside consultants or legal advice in evaluating whether the Merger was in the best interests of its shareholders. No outsiders evaluated the fairness of the transactions.

MEDFORD CLINIC BOARD'S RECOMMENDATION

    The Medford Clinic Board believes that the Merger and the terms of the Reorganization and Merger Agreement are fair to, and in the best interests of, Medford Clinic and its shareholders and has unanimously approved the Merger Proposal. THE MEDFORD CLINIC BOARD UNANIMOUSLY RECOMMENDS THAT MEDFORD CLINIC SHAREHOLDERS VOTE IN FAVOR OF THE MERGER PROPOSAL.

FAILURE TO APPROVE THE MERGER

    The combination of the operations of HealthFirst, Corvallis Clinic and Medford Clinic is conditioned upon the approval of the Merger Proposal by the respective shareholders of HealthFirst, Corvallis Clinic and Medford Clinic. Without the consummation of the Merger, the Companies believe that the initiative in the physician practice management business and the synergy created by linking together the three significant and successful medical groups with similar culture, management strategies and business plans will be lost. Moreover, the Companies' common goal to develop a high-quality physician services delivery system that will be managed by a centralized management services entity with emphasis on cost-efficient provision of services will suffer a setback. In addition, the Companies, and their shareholders indirectly, have incurred and are expected to further incur substantial costs in an amount estimated to be $3.5 million through the end of 1996 in connection with the analysis, planning, documentation and approval process related to the Merger and the PC Reorganization Transactions.

    In the event that the shareholders of the Companies do not approve the Merger and the PC Reorganization Transactions, a large portion of the above-mentioned costs will be shared on a pro rata basis among the Companies in accordance with the respective FTEs of the Companies under the Expense Sharing Agreement, dated as of July 29, 1996, as amended and restated September 18, 1996 among HealthFirst, Corvallis Clinic, Medford Clinic and PPI (as so amended and restated, the "Expense Sharing Agreement"). For the details on the terms and conditions of the Expense Sharing Agreement, see "Terms of the Reorganization and Merger--Expense Sharing Agreement." Common costs under the Expense Sharing Agreement include, without limitation, payment of (i) certain severance compensation and benefits to David M. Goldberg, M.H.A., Tim E. Dupell, C.P.A. and Michael F. Bonazzola, M.D. under their respective employment agreements with PPI and (ii) rent under a lease agreement, dated as of September 9, 1996, between PPI, as tenant, and 111 SW Columbia Avenue, as landlord, for the lease of the executive office of PPI for a term of seven years in the amount of $7,317 per month, increased annually based on increases in inflation. Each Company's portion of all such costs and expenses arising from the failure of the Merger to occur would be allocated pro rata in accordance with the number of full-time

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equivalent physicians and other specified providers ("FTE") of such Company on
June 1, 1996, with full-time equivalence determined based on a workweek of at least four full-working days.

          THE PC REORGANIZATION TRANSACTIONS AND RELATED TRANSACTIONS

GENERAL

    The descriptions in this Joint Proxy Statement/Prospectus of the terms and conditions of the PC Reorganization Proposal are qualified in their entirety by reference to the copy of the Reorganization and Merger Agreement attached as Appendix A to this Joint Proxy Statement/Prospectus, and to each of the other Appendices to this Joint Proxy Statement/Prospectus, all of which are incorporated herein by this reference.

    The Reorganization and Merger Agreement contemplates that each of the Companies will, as soon as practicable prior to the Merger:

    (i) incorporate a New PC under the Oregon Professional Corporation Act;

    (ii) transfer to such New PC certain of such Company's assets relating to the provider professional services business of such Company, which assets are expected to be intangible assets related to the practice of medicine, including medical records, employment agreements with providers, certain provider contracts under which the New PC will be receiving fee-for-service compensation from a governmental payor, such as Medicare, and in the case of Corvallis Clinic and Medford Clinic, membership interests in not-for-profit fundraising corporations of which such Companies are sole members (collectively, the "New PC Assets"), and cause such New PC to assume liabilities of such Company relating to the New PC Assets (the "New PC Asset Transfer");

   (iii) make a distribution under which the shareholders of such Company will receive all of the issued and outstanding shares of capital stock of such New PC, allocated on a pro rata basis in accordance with the fair market value of each such shareholder's then-current equity interest in such Company (except that the holders of Class A Preferred Stock of Corvallis Clinic will receive all of the issued and outstanding shares of Corvallis Clinic New PC, allocated on a pro rata basis in accordance with the percentage of Class A Preferred Stock of Corvallis Clinic then held by each such holder.) (such distribution being referred to herein as the "New PC Distribution");

    (iv) convert from an Oregon professional corporation to an Oregon business corporation (such conversion being referred to herein as the "PC Conversion") by filing Restated Articles of Incorporation, together with the required fee, with the Secretary of State of the State of Oregon in accordance with Oregon Law; and

    (v) enter into the New PC Management Agreement with such New PC (all of the foregoing transactions referred to herein, collectively, as the "PC Reorganization Transactions").

    It is contemplated that the PC Reorganization Transactions will occur as soon as practicable after the HealthFirst Special Meeting, the Corvallis Clinic Special Meeting and the Medford Clinic Special Meeting, and upon satisfaction or waiver of all of the other applicable conditions set forth in the Reorganization and Merger Agreement. The PC Reorganization Transactions are presently anticipated to occur on or before January 31, 1997.

CHARACTERISTICS OF THE NEW PCS

    Each Company will form a New PC to which it will transfer the New PC Assets, which are largely intangible assets. As of the date of this Joint Proxy Statement/Prospectus, HealthFirst holds all 92 issued and outstanding shares of Common Stock of HealthFirst New PC, Corvallis Clinic holds all 64 issued and outstanding shares of Common Stock of Corvallis Clinic New PC and Medford Clinic holds all 57 1/3 issued and outstanding shares of Common Stock of Medford Clinic New PC. Each of the New PCs have adopted

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Bylaws containing terms and provisions generally similar to those set forth in the Bylaws of its sole shareholder. No shares are currently owned by officers or directors; no assets have been contributed to the New PCs. It is not anticipated that the New PCs will own any significant fixed assets while they are managed by PPI, because their sole purpose is to employ health care providers who will render professional services. After the Merger, all other assets now held by the Companies will be held by PPI. Upon an evaluation of the assets to be contributed to each New PC, each Board of Directors has determined that the value of the assets to be held by its respective New PC is not material.

    In the case of the New PCs, essentially all of the cash of each New PC will flow to the providers employed by the New PCs as compensation and benefits or to PPI either as reimbursement for its expenses in managing the New PC or as its management fee. It is believed that the respective New PCs will not have material present value in light of the contractual obligations each will have to
(i) PPI for its management fee and reimbursement of specified expenses of PPI incurred on behalf of such New PC, (ii) vendors and other creditors and (iii) its providers for compensation and benefits. To the extent that funds remain after payment to other parties is made, payments to providers as compensation generally are expected to reflect the residual cash remaining. In addition, the replacement cost of the assets to be transferred to each New PC from the respective Companies is not deemed to be material. It is therefore contemplated that, and the contractual arrangement between each New PC and PPI will be designed so that, substantially all of the economic value of the Companies will be transferred to PPI. This analysis has led the Board of Directors of each Company to determine that, in the event the PC Reorganization of such Company is ultimately not treated as a tax-free transaction, such New PC Distribution would not involve material tax exposure.

    Although the New PCs will not hold significant assets or retain significant amounts of cash, they will serve functions independent from PPI. The New PCs will have responsibility for functions including hiring providers, ensuring that the terms of their contracts are met, and coordinating peer review.

    Prior to the Effective Time, HealthFirst New PC, Corvallis Clinic New PC and Medford Clinic New PC will amend and restate their respective Articles of Incorporation in substantially the form attached hereto as Appendix H, with such changes thereto as deemed appropriate by the respective New PCs (the "Restated Articles"). Certain differences between the documents governing the New PCs and the documents governing the Companies are discussed under "Terms of the Reorganization and Merger-- Rights of Security Holders." The Restated Articles of each of the New PCs contain, among other provisions, a provision restricting the transfer of the Common Stock of such New PC. There is no established market for the Common Stock of any of the New PCs. Shareholders of the New PCs will not, in general, be able to sell or otherwise transfer the shares of Common Stock of the New PCs. The Restated Articles of each of the New PCs allow (but do not require) such New PC to repurchase shares of Common Stock of the New PC when a shareholder is no longer eligible to be a shareholder caused by certain events, including when a provider is no longer employed by such New PC or in good standing with the state licensing authorities. The eligibility requirements for shareholders may vary among the New PCs. These provisions assist compliance with Sections 58.255 and 58.108 of Oregon Law, which indicate, respectively, that shareholders may sell or transfer their shares only in a manner which leaves the professional corporation in compliance with the Oregon Professional Corporation Act and that a majority of shareholders of an Oregon professional corporation must be licensed or authorized to render the professional services for which the corporation is organized. The Articles of Incorporation and Bylaws of each of the New PCs do not restrict the right of such New PC to declare a dividend to its shareholders; however, the New PCs have no intention of declaring any dividend in the future.

    It is contemplated that the PC Reorganization Transactions will occur as soon as practicable after the HealthFirst Special Meeting, the Corvallis Clinic Special Meeting and the Medford Clinic Special Meeting, and upon satisfaction or waiver of all of the other applicable conditions set forth in the Reorganization and Merger Agreement. The PC Reorganization Transactions are presently anticipated to occur on or before January 31, 1997.

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HEALTHFIRST'S REASONS FOR THE HEALTHFIRST REORGANIZATION TRANSACTIONS

    In reaching its decision to approve the HealthFirst Reorganization Transactions, the HealthFirst Board recognized that the PC Reorganization Transactions are structured so as to comply with the requirements of the Oregon Professional Corporation Act which prohibit a professional corporation from merging into a business corporation and which restrict non-physician ownership or control of a medical practice. The incorporation of HealthFirst New PC allows the shareholders of HealthFirst to continue as shareholders of a professional corporation and the conversion of HealthFirst from a professional corporation to a business corporation enables the Companies to consummate the Merger. The HealthFirst Board also took into consideration the fact that the New PC Distribution by HealthFirst would be unlikely to generate any potential tax to the shareholders because of the nominal value believed by the HealthFirst Board to be attributable to HealthFirst New PC. The HealthFirst Board determined that there was no better alternative to achieving the two goals of (i) complying with Oregon law in consummating the Merger and (ii) enabling the shareholders to maintain an equity interest in a professional corporation.

    The HealthFirst Board also recognized that the consummation of the business combination contemplated by the Reorganization and Merger Agreement is predicated upon (i) the formation of PPI as a physician practice management company and HealthFirst New PC as the medical group and (ii) the creation of a contractual relationship between the two companies under the HealthFirst Management Agreement. The HealthFirst Reorganization Transactions enable the shareholders of HealthFirst to maintain the culture and identity of the professional corporation in which they practice even after the Merger by retaining an equity interest in HealthFirst New PC. In addition, the transfer of the provider professional services business followed by New PC Distribution by HealthFirst is necessary to comply with Oregon law restrictions on non-physician ownership or control of a medical office.

    Most importantly, however, the HealthFirst Board also concluded that the HealthFirst Reorganization Transactions are necessary to the consummation of the Merger. The material factors considered by the HealthFirst Board in reaching its decision to approve the Merger were the following: (i) the ability to realize cost savings; (ii) a significant base of geography and equity that would result in an enhanced ability to obtain capital; (iii) the broader geographic coverage and improved access for patients of HMOs and larger purchaser groups offered by PPI; (iv) the ability to provide better clinical care for patients; (v) the ability to transfer employees among locations without losing seniority or benefits; (vi) fair merger consideration to the shareholders of HealthFirst; and
(vii) the exchange of HealthFirst shares for shares of PPI Class A Common Stock on a tax-free basis. Such factors outweighed the concerns over (a) the recent operating losses of Corvallis Clinic; (b) the fear that the formation of PPI would attract greater competition from other physician practice management companies and hospitals in the same service areas and (c) uncertainty regarding the ability of the PPI management team to manage effectively.

HEALTHFIRST BOARD'S RECOMMENDATION

    The HealthFirst Board believes that the HealthFirst Reorganization Transactions and the terms of the Reorganization and Merger Agreement are fair to, and in the best interests of, HealthFirst and its shareholders and has unanimously approved the HealthFirst Reorganization Proposal. THE HEALTHFIRST BOARD UNANIMOUSLY RECOMMENDS THAT HEALTHFIRST SHAREHOLDERS VOTE IN FAVOR OF THE HEALTHFIRST REORGANIZATION PROPOSAL.

CORVALLIS CLINIC'S REASONS FOR THE CORVALLIS CLINIC REORGANIZATION TRANSACTIONS

    The Corvallis Clinic Board has determined that the Merger is fair to, and in the best interests of, Corvallis Clinic and its shareholders for a number of reasons. See "The Merger and Related Transactions--Corvallis Clinic's Reasons for the Merger." In reaching its decision to approve the Corvallis Clinic Reorganization Transactions, the Corvallis Clinic Board recognized that the PC Reorganization Transactions are structured so as to comply with the requirements of the Oregon Professional Corporation Act

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which prohibit a professional corporation from merging into a business corporation and which restrict non-physician ownership or control of a medical practice. The incorporation of Corvallis Clinic New PC allows the holders of Class A Preferred Stock of Corvallis Clinic to continue as shareholders of a professional corporation and the conversion of Corvallis Clinic from a professional corporation to a business corporation enables the Companies to consummate the Merger. The Corvallis Clinic Board also took into consideration the fact that the New PC Distribution by Corvallis Clinic would be unlikely to generate tax to the shareholders because of the immaterial value of Corvallis Clinic New PC. The Corvallis Clinic Board determined that there was no better alternative to achieving the two goals of (i) complying with Oregon law in consummating the Merger and (ii) enabling the shareholders to maintain an equity interest in a professional corporation.

    The Corvallis Clinic Board also recognized that the consummation of the business combination contemplated by the Reorganization and Merger Agreement is predicated upon (i) the formation of PPI as a physician practice management company and Corvallis Clinic New PC as the medical group and (ii) the creation of a contractual relationship between the two companies under the Corvallis Clinic Management Agreement. The Corvallis Clinic Reorganization Transactions enable the holders of Class A Preferred Stock of Corvallis Clinic to maintain the Corvallis Clinic's culture and identity and to control the medical affairs of the New PC even after the Merger by retaining an equity interest in Corvallis Clinic New PC. In addition, the transfer of the provider professional services business followed by New PC Distribution by Corvallis Clinic is necessary to comply with Oregon law restrictions on non-physician ownership or control of a medical practice.

    Most importantly, however, the Corvallis Clinic Board concluded that the Corvallis Clinic Reorganization Transactions are necessary to the consummation of the Merger. The material factors considered by the Corvallis Clinic Board in reaching its decision to approve the Merger were the following: (i) a significantly better chance of acquiring capital for the future through PPI than as Corvallis Clinic alone; (ii) the ability to share strengths and management expertise with the other Companies; (iii) the ability to transfer employees among offices without losing seniority or benefits; (iv) significantly better merger consideration to the shareholders of Corvallis Clinic than any other alternative; (v) the exchange of Corvallis Clinic shares for shares of PPI Class A Common Stock on a tax-free basis; and (vi) fairness of Merger consideration to the shareholders of Corvallis Clinic. Potential negative factors considered by the Corvallis Clinic Board included (a) apprehension that acquisitions by PPI in surrounding service areas could limit Corvallis Clinic's growth and (b) the impact of losing the services of certain key personnel to PPI. Such considerations were outweighed by the positive factors.

CORVALLIS CLINIC BOARD'S RECOMMENDATION

    The Board of Corvallis Clinic believes that the Corvallis Clinic Reorganization Transactions and the terms of the Reorganization and Merger Agreement are fair to, and in the best interests of, Corvallis Clinic and its shareholders and has unanimously approved the Corvallis Clinic Reorganization Proposal. THE CORVALLIS CLINIC BOARD UNANIMOUSLY RECOMMENDS THAT CORVALLIS CLINIC SHAREHOLDERS VOTE IN FAVOR OF THE CORVALLIS CLINIC REORGANIZATION PROPOSAL.

MEDFORD CLINIC'S REASONS FOR THE MEDFORD CLINIC REORGANIZATION TRANSACTIONS

    The Medford Clinic Board has determined that the Merger is fair to, and in the best interests of, Medford Clinic and its shareholders for a number of reasons. See "The Merger and Related Transactions--Medford Clinic's Reasons for the Merger." In reaching its decision to approve the Medford Clinic Reorganization Transactions, the Medford Clinic Board recognized that the PC Reorganization Transactions are structured so as to comply with the requirements of the Oregon Professional Corporation Act which prohibit a professional corporation from merging into a business corporation and which restrict non-physician ownership or control of a medical practice. The incorporation of Medford Clinic New PC allows

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the shareholders of Medford Clinic to continue as shareholders of a professional corporation and the conversion of Medford Clinic from a professional corporation to a business corporation enables the Companies to consummate the Merger. The Medford Clinic Board also took into consideration the fact that the New PC Distribution by Medford Clinic would be unlikely to generate tax to shareholders because of the immaterial value of Medford Clinic New PC. The Medford Clinic Board determined that there was no better alternative to achieving the two goals of (i) complying with Oregon law in consummating the Merger and (ii) enabling the shareholders to maintain an equity interest in a professional corporation.

    The Medford Clinic Board also recognized that the consummation of the business combination contemplated by the Reorganization and Merger Agreement is predicated upon (i) the formation of PPI as a physician practice management company and Medford Clinic New PC as the medical group and (ii) the creation of a contractual relationship between the two companies under the Medford Clinic Management Agreement. The Medford Clinic Reorganization Transactions enable the shareholders of Medford Clinic to maintain their own culture and identity even after the Merger by retaining an equity interest in Medford Clinic New PC. In addition, the transfer of the provider professional services business followed by the New PC Distribution by Medford Clinic is necessary to comply with Oregon law restrictions on non-physician ownership or control of a medical practice.

    Most importantly, however, the Medford Clinic Board concluded that the Medford Clinic Reorganization Transactions are necessary to the consummation of the Merger. The material factors considered by the Medford Clinic Board in reaching its decision to approve the Merger were the following: (i) the need for additional capital to fund the expansion of both the provider base and the supporting facilities; (ii) economies of scale in sharing costs and benefits of infrastructure; (iii) solid geographic coverage with HealthFirst and Corvallis Clinic; (iv) a potential opportunity to access public capital and other sources;
(v) fairness of Merger consideration to the shareholders of Medford Clinic; and
(vi) the exchange of Medford Clinic shares for PPI Class A Common Stock on a tax-free basis. Among the concerns reviewed by the Medford Clinic Board were (a) the recent operating losses incurred by Corvallis Clinic and (b) potential disruption of Medford Clinic's relationships with payors and hospitals due to possible actions by PPI. The Medford Clinic Board determined that such concerns were far outweighed by the advantages enumerated in (i) through (vi).

MEDFORD CLINIC'S BOARD RECOMMENDATION

    The Medford Clinic Board believes that the Medford Clinic Reorganization Transactions and the terms of the Reorganization and Merger Agreement are fair to, and in the best interests of, Medford Clinic and its shareholders and has unanimously approved the Medford Clinic Reorganization Proposal. THE MEDFORD CLINIC BOARD UNANIMOUSLY RECOMMENDS THAT MEDFORD CLINIC SHAREHOLDERS VOTE IN FAVOR OF THE MEDFORD CLINIC REORGANIZATION PROPOSAL.

FAILURE TO APPROVE THE PC REORGANIZATION TRANSACTIONS

    The consummation of the Merger is conditioned upon the approval of the HealthFirst Reorganization Proposal, the Corvallis Clinic Reorganization Proposal, and the Medford Reorganization Proposal by the respective shareholders of HealthFirst, Corvallis Clinic and Medford Clinic. The consequences of the failure of the shareholders of HealthFirst to approve the HealthFirst Reorganization, the failure of shareholders of Corvallis Clinic to approve the Corvallis Clinic Reorganization Proposal, or the failure of the shareholders of Medford Clinic to approve the Medford Reorganization Proposal are similar to those described in "The Merger and Related Transactions--Failure to Approve the Merger."

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                     TERMS OF THE REORGANIZATION AND MERGER

    The Reorganization and Merger Agreement was entered into by and among PPI, HealthFirst, Corvallis Clinic and Medford Clinic on July 29, 1996, following approval by each of their boards of directors, and subsequently amended and restated on September 19, 1996 and further amended on November 4, 1996 and on November 29, 1996. Pursuant to the terms of the Reorganization and Merger Agreement, HealthFirst, Corvallis Clinic and Medford Clinic will merge with and into PPI. Descriptions of the Reorganization and Merger Agreement set forth below provide a discussion of all material terms thereof and are qualified in their entirety by reference to the Reorganization and Merger Agreement set forth as Appendix A hereto and incorporated herein by this reference.

CLOSING AND EFFECTIVE TIME OF THE MERGER

    The Merger will become effective upon the completion of the filing of a properly executed Certificate of Merger with the Secretary of State of the State of Delaware reflecting the Merger, which filing will be made after satisfaction of certain conditions set forth in the Reorganization and Merger Agreement. See "Conditions of the Reorganization and Merger Agreement" below.

CONDITIONS OF THE REORGANIZATION AND MERGER AGREEMENT

    Conditions to the closing of the Reorganization and Merger Agreement include, but are not limited to, the following:

        1. SHAREHOLDER APPROVAL. The Reorganization and Merger Agreement and the transactions contemplated hereby (including, without limitation, the PC Reorganization Transactions and the Merger Transactions) shall have been approved and adopted by the affirmative vote of the holders of (a) a majority of the outstanding HealthFirst Class A Shares, (b) two-thirds of the outstanding shares of Corvallis Clinic Class A Stock and two-thirds of the outstanding shares of Corvallis Clinic Class B Stock, in each case as a separate voting group, and (c) a majority of the outstanding shares of Medford Clinic Common Stock.

        2. REGISTRATION STATEMENT. The SEC shall have declared the Registration Statement effective, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or similar proceeding in respect of the Joint Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

        3. NO INJUNCTION OR ORDER. No preliminary or permanent injunction or other order by any federal, state or foreign court of competent jurisdiction which prohibits the consummation of the Merger shall have been issued and remain in effect.

        4. INCENTIVE COMPENSATION PLANS. PPI shall have taken all necessary action to adopt the Physician Partners, Inc. Employee Option Plan, the Physician Partners, Inc. Non-Employee Director Option Plan, the Physician Partners, Inc. Non-Employee Provider Option Plan and the Physician Partners, Inc. Change in Control Plan.

        5. RIGHTS AGREEMENT. PPI shall have taken all necessary action to adopt a rights agreement for a dividend distribution of one right to purchase a certain number of shares of a class of preferred stock of PPI for each share of PPI Common Stock.

        6. TAX OPINION. PPI and each of the Companies shall have received the opinion of counsel with such assumptions and qualifications as are reasonably satisfactory to the Companies, based on certificates of the Companies as requested by counsel to the effect that the Merger will, more likely than not, be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368 of the Code.

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        7.  APPROVALS; PROVIDER NUMBERS.  Each of HealthFirst New PC, Corvallis
    Clinic New PC and Medford Clinic New PC shall have obtained approvals, licenses and provider numbers from all governmental authorities, in form and substance reasonably satisfactory to the Companies, necessary or appropriate for the operation following the Effective Time of the respective businesses of HealthFirst, Corvallis Clinic and Medford Clinic as currently operated thereby, including the receipt of confirmation from all applicable governmental agencies that at the Effective Time all licenses required by law to operate such businesses as currently operated will be transferred to, or reissued in the name of HealthFirst New PC, Corvallis Clinic New PC and Medford Clinic New PC, as the case may be. Further, each of HealthFirst New PC, Corvallis Clinic New PC and Medford Clinic New PC shall have received approvals, consents or commitments satisfactory to the Companies from Medicare and other third-party payors of certification effective as of the Effective Time for the participation by HealthFirst New PC, Corvallis Clinic New PC and Medford Clinic New PC in each such program and the right of HealthFirst New PC, Corvallis Clinic New PC and Medford Clinic New PC to receive reimbursement with respect thereto.

         8. PC REORGANIZATION TRANSACTIONS. The Articles of Incorporation of the Companies as restated after the Merger shall have been made effective and the PC Reorganization Transactions shall have been consummated in accordance with Oregon Law.

         9. MANAGEMENT AGREEMENTS. HealthFirst shall have entered into the HealthFirst Management Agreement with HealthFirst New PC; Corvallis Clinic shall have entered into the Corvallis Clinic Management Agreement with Corvallis Clinic New PC; Medford Clinic shall have entered into the Medford Clinic Management Agreement with Medford Clinic New PC.

        10. DISSENTING SHAREHOLDERS. The aggregate number of shares held by shareholders of each of the Companies dissenting from the Merger and exercising their dissenters' rights to demand fair value of such shares in accordance with the provisions of Section 60.554 of the Oregon Business Corporation Act shall not exceed 15% of all issued and outstanding shares of capital stock of such Company.

        11. ESCROW AGREEMENT. PPI and the Companies shall have entered into an escrow agreement with an escrow agent reasonably acceptable to PPI and the Companies.

ESCROW ARRANGEMENT

    The Reorganization and Merger Agreement contemplates that, prior to the Effective Time, PPI and the Companies will enter into an escrow agreement, upon such terms and conditions as are acceptable to the parties thereto, with an escrow agent reasonably acceptable to PPI and the Companies. The escrow agreement will require, among other things, that, at the Effective Time, (a) each holder of Class B Common Stock of Corvallis Clinic as of the Effective Time (each, a "Corvallis Clinic Class B Shareholder") shall deposit into escrow (the "Corvallis Clinic Escrow Deposit") such number of shares of PPI Class A Common Stock as is equal to approximately 27% of all shares of PPI Class A Common Stock issued to such Corvallis Clinic Class B Shareholder in the Merger, which would result in a total of 622,000 shares of PPI Class A Common Stock being deposited by all Corvallis Clinic Class B Shareholders in the Corvallis Clinic Escrow Deposit, (b) each holder of Class A Shares of HealthFirst as of the Effective Time (each, a "HealthFirst Shareholder") shall deposit into escrow (the "HealthFirst Escrow Deposit") such number of shares of PPI Class A Common Stock as is equal to approximately 26% of all shares of PPI Class A Common Stock issued to such HealthFirst Shareholder in the Merger, which would result in a total of 840,000 shares of PPI Class A Common Stock being deposited by all HealthFirst Shareholders in the HealthFirst Escrow Deposit and (c) each holder of Common Stock of Medford Clinic as of the Effective Time (each, a "Medford Clinic Shareholder") shall deposit into escrow (the "Medford Clinic Escrow Deposit") and, together with the Corvallis Clinic Escrow Deposit and the HealthFirst Escrow Deposit, referred to herein, collectively, as the "Escrow Deposits") such number of shares of PPI Class A Common Stock as is equal to approximately 26% of all shares of PPI Class A Common Stock issued to

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
such Medford Clinic Shareholder in the Merger, which would result in a total of 464,000 shares of PPI Class A Common Stock being deposited by all Medford Clinic Shareholders in the Medford Common Stock Escrow Deposit. There will be deposited in escrow, specifically, (i) 91 shares of PPI Class A Common Stock per HealthFirst Class A Share, (ii) 52 shares of PPI Class A Common Stock per share of Corvallis Clinic Class B Stock and (iii) 8,098 shares of PPI Class A Common Stock per share of Medford Clinic Common Stock. Thus, out of the 31,000 shares of PPI Class A Common Stock per FTE to be received, at the Effective Time in the aggregate, by shareholders of each Company, 8,000 shares per FTE will be deposited in escrow.

    The shares of PPI Class A Common Stock in the Corvallis Clinic Escrow Deposit, the HealthFirst Escrow Deposit and the Medford Clinic Escrow Deposit will be held by the Escrow Agent pending the determinations described below. In the event that the quotient obtained by dividing (a) the FTE of Corvallis Clinic, the FTE of HealthFirst or the FTE of Medford Clinic as of October 1, 1996 into (b) the excess of total assets over total liabilities of Corvallis Clinic, HealthFirst or Medford Clinic, as applicable (such Company's "Net Shareholder Equity Per FTE"), as reflected on the balance sheet thereof as at December 31, 1996, audited by Arthur Andersen LLP and delivered to PPI no later than March 31, 1997, which audited balance sheet shall be adjusted (except in the case of HealthFirst) by changing the value of any real estate specified thereon from book value to fair market value based on fair market value appraisals prepared by appraisers reasonably acceptable to the other Companies during the 30-month period prior to December 31, 1996 (such reviewed balance sheets and such fair market value appraisals, absent manifest error, being conclusive and binding for purposes of determining each Company's Net Shareholder Equity Per FTE), does not exceed the Net Shareholder Equity Per FTE of any other Company by more than 20 percent (the "Minimum Net Equity Threshold"), the Escrow Agent shall, no later than five business days after the delivery of such balance sheets of the Companies, release from the Escrow Deposits to Corvallis Clinic Class B Shareholders, HealthFirst Shareholders and Medford Clinic Shareholders as of the Effective Time such number of shares of PPI Class A Common Stock as is equal to 50 percent of the number of shares of PPI Class A Common Stock deposited by each such shareholder in the Corvallis Clinic Escrow Deposit, the HealthFirst Escrow Deposit or the Medford Clinic Escrow Deposit, as applicable. Any shares of PPI Class A Common Stock remaining in the Escrow Deposits will be cancelled and retired and cease to exist.

    Alternatively, in the event that the Net Shareholder Equity Per FTE of a Company or Companies (each, the "Excess Company") exceeds the Net Shareholder Equity Per FTE of any other Company by more than the Minimum Net Equity Threshold (such excess, referred to herein, as the "Excess Difference"), the Escrow Agent will release from the Escrow Deposits to Corvallis Clinic Class B Shareholders, HealthFirst Shareholders and Medford Clinic Shareholders as of the Effective Time, as the case may be, such number of shares of PPI Class A Common Stock as determined by the following formula:

        (a) Multiply the Excess Difference of the Excess Company by the FTE of such Excess Company and multiply the Excess Difference of any other Excess Company, if any, by the FTE of such Excess Company (each, the "Excess Company's True-Up Amount");

        (b) If more than one Excess Company's True-Up Amount is applicable (because more than one Company is an Excess Company) add both Excess Company's True-Up Amounts (collectively, the "Total True-Up Adjustment");

        (c) Multiply $15.82 (representing the value per share of PPI Class A Common Stock issued by PPI as consideration in the Merger, based on the $105,000,000 valuation of the Companies as a combined entity, assuming such combination as of June 30, 1996 (1), and the aggregate number of

------------------------

(1) The $105,000,000 valuation was derived from the American Appraisal Report prepared in connection with the Corvallis Clinic Merger consideration allocation, which the Companies also agreed to use to value the shares to be deposited in escrow. For a more detailed discussion of the appraisal report, see "The Merger and Related Transactions--Corvallis Clinic's Reasons for the Merger."

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
    shares of PPI Class A Common Stock outstanding after the Merger being equal to 6,635,250, which is the sum of (A) 6,500,250, (the product of 27,000 shares multiplied by 240.75, which is the total FTEs of the Companies) PLUS
    (B) 135,000 shares issued to four officers and one director of PPI), by 135,000 (the aggregate number of restricted shares of PPI Class A Common Stock issued to four executive officers and one director of PPI) for a total of $2,135,700 (the "Restricted Stock Adjustment");

        (d) Add the Excess Company's True-Up Amount or, if there is more than one Excess Company, the Total True-Up Adjustment, to the Restricted Stock Adjustment (the "Total Adjustment");

        (e) Subtract the Total Adjustment from the $105,000,000 valuation of the Companies as a combined entity, assuming such combination as of June 30, 1996, made by American Appraisal (the resulting amount being referred to as the "Adjusted Combined Enterprise Value");

        (f) For each Company, multiply the Adjusted Combined Enterprise Value by a fraction, the numerator of which is the FTE of such Company and the denominator of which is the sum of the FTE of the three Companies, or 240.75 (such Company's "FTE-Based Value");

        (g) Divide each Company's FTE-Based Value by $15.82 (such Company's "FTE-Based Share Allocation");

        (h) Divide each Company's FTE-Based Share Allocation by the FTE of such Company (such Company's "Share Allocation per FTE");

        (i) Divide any Excess Company's True-Up Amount by $15.82 (such Excess Company's "PPI Share Equivalency");

        (j) Divide each Excess Company's PPI Share Equivalency by the FTE of such Excess Company (such Excess Company's "True-Up Share Allocation per FTE"); and

        (k) Add Share Allocation per FTE to True-Up Share Allocation per FTE of each Company (such Company's "Final Share Allocation per FTE").

    If any Company's Final Share Allocation per FTE exceeds 27,000 (such excess referred to herein as "FTE Differential"), the Escrow Agent will release to each of the shareholders of such Company as of the Effective Time such number of shares of PPI Class A Common Stock as is equal to (a) 50 percent of the number of shares of PPI Class A Common Stock deposited in the applicable Escrow Deposit by such shareholder, PLUS (b) such number of shares of PPI Class A Common Stock as is equal to the product of the FTE Differential, multiplied by a fraction (x) the numerator of which is the number of shares of PPI Class A Common Stock deposited by such shareholder in the applicable Escrow Deposit and (y) the denominator of which is the aggregate number of shares of PPI Class A Common Stock deposited by all of the shareholders of such Company in the applicable Escrow Deposit.

    Alternatively, if any Company's Final Share Allocation per FTE is less than 27,000 (such shortfall referred to herein as "FTE Shortfall"), the Escrow Agent will release to each of the shareholders of such Company as of the Effective Time such number of shares of PPI Class A Common Stock as is equal to (a) 50 percent of the number of shares of PPI Class A Common Stock deposited in the applicable Escrow Deposit by such shareholder, MINUS (b) such number of shares of PPI Class A Common Stock as is equal to the product of the FTE Shortfall multiplied by a fraction (x) the numerator of which is the number of shares of PPI Class A Common Stock deposited by such shareholder in the applicable Escrow Deposit and (y) the denominator of which is the aggregate number of shares of PPI Class A Common Stock deposited by all of the shareholders of such Company in the applicable Escrow Deposit.

    If any Company's Final Share Allocation per FTE equals 27,000, the Escrow Agent will release to each of the shareholders of such Company as of the Effective Time such number of shares of PPI Class A Common Stock as is equal to 50 percent of the number of shares of PPI Class A Common Stock deposited by each such shareholder in the applicable Escrow Deposit.

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
    Any shares of PPI Class A Common Stock remaining in the Escrow Deposits will be cancelled and retired and cease to exist.

    Within five business days after delivery of audited balance sheets reflecting the December 31, 1996 net shareholder equity of the Companies, the shareholders of the former companies will receive shares of PPI Class A Common Stock from escrow as described above. After such release of shares of PPI Class A Common Stock from the Escrow Deposit to Escrow Holders and the cancellation of the balance of such shares, depending on the relative Net Shareholder Equity Per FTE of the Companies as herein described (1) holders of HealthFirst Class A Shares will have received in the Merger, in respect of each such HealthFirst Class A Share, a minimum of 263 shares of PPI Class A Common Stock and a maximum of 354 shares of PPI Class A Common Stock, (2) holders of Corvallis Clinic Class B Stock will have received in the Merger, in respect to each share thereof, a minimum of 23,403 shares of PPI Class A Common Stock and a maximum of 31,544 shares of PPI Class A Common Stock, and (3) holders of Medford Clinic Common Stock will have received in the Merger, in respect to each share thereof, a minimum of 1,334,000 shares of PPI Class A Common Stock and a minimum of 1,798,000 shares of PPI Class A Common Stock. Such numbers reflect, in each case, shareholders of each of these Companies receiving an aggregate range of 23,000 shares of PPI Class A Common Stock per FTE to 31,000 shares of PPI Class A Common Stock per FTE for all shareholders of a Company. Ultimately, the sum of the aggregate number of shares released from escrow to the shareholders of each Company and the aggregate number of shares retained by the shareholders of such Company before escrow will equal 27,000 shares per FTE of such Company.

CONDUCT OF BUSINESSES OF COMPANIES PENDING THE MERGER

    During the period from the date of the Reorganization and Merger Agreement until the Effective Time, each of the Companies is generally required to conduct its operations only in the ordinary course of business and consistent with past practice. However, the Reorganization and Merger Agreement does provide that the cumulative amount of obligations incurred by each of the Companies under any contract, agreement commitment or arrangement in the ordinary course of business
(i) after December 1, 1995 through the Effective Time shall not, without the prior approval of PPI and the other Companies, exceed $1,300,000 in the case of Corvallis Clinic and (ii) after January 1, 1996 through the Effective Time shall not, without the prior approval of PPI and the other companies, exceed $4,300,000 in the case of HealthFirst and $1,600,000 in the case of Medford Clinic.

    In addition, the cumulative amount of compensation and benefits received by providers employed by each of the Companies in the ordinary of course of business (i) after December 1, 1995 through the Effective Time shall not, without the prior approval of PPI and the other Companies, exceed $12,500,000 in the case of Corvallis Clinic and (ii) after January 1, 1996 through the Effective Time shall not, without the prior approval of PPI and the other Companies, exceed $20,000,000 in the case of HealthFirst or $12,500,000 in the case of Medford Clinic.

TERMINATION OF THE REORGANIZATION AND MERGER AGREEMENT

    TERMINATION EVENT

    The Reorganization and Merger Agreement may be terminated prior to the Effective Time upon certain occurrences, including, without limitation, the following:

        1.  By written consent of all of the parties.

        2. By any party (referred to herein as the "Notice Party") if there shall have been any material breach of a material obligation of any other party (referred to herein as the "Breaching Party") thereunder and, if such breach is curable, such default shall have not been remedied within 10 days after receipt by the Breaching Party of notice in writing from the Notice Party specifying such breach and requesting that such breach be remedied; provided, however, that such 10-day period shall be extended for so long as the Breaching Party shall make diligent attempts to cure such default and such default remains curable.

        3. By any party if the board of directors of such party shall have (i) determined, in the exercise of its fiduciary duties under applicable law, not to recommend the Reorganization and Merger Agreement, the applicable PC Reorganization or the Merger or shall have withdrawn such recommendation or
    (ii) resolved to do any of the foregoing.

        4. By any party if any court of competent jurisdiction in the United States or any governmental authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting any PC Reorganization or the Merger and such order, decree, ruling or other action shall have become final and non-appealable.

        5. By any party upon written notice to the other Parties if any approval of the shareholders of such party required for the consummation of the transactions submitted for their approval shall not have been obtained by reason of the failure to obtain the required vote at a duly-held meeting of shareholders or at any adjournment thereof.

        6. By any party if the Effective Time shall not have taken place on or before January 31, 1997 (which date may be extended by agreement of the Parties hereto), unless the party desiring to so terminate pursuant to this provision is in default under the Reorganization and Merger Agreement.

    BREAK-UP FEE

    If the Reorganization and Merger Agreement is terminated as a result of any material breach of a material obligation of any party or if the board of directors of any Company shall have determined not to recommend the Reorganization and Merger Agreement, then in such event, such party shall forthwith pay to each of the other Companies a breakup fee in an amount equal to all costs and expenses incurred by each such Company or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of the Reorganization and Merger Agreement and all other matters related to the consummation of the transactions contemplated thereby.

EXPENSE SHARING AGREEMENT

    HealthFirst, Corvallis Clinic and Medford Clinic entered into the Expense Sharing Agreement in order to share in the payment of certain costs and expenses incurred in connection with the transactions contemplated by the Reorganization and Merger Agreement (collectively, the "Common Transactional Expenses"), including, without limitation (i) all fees and expenses of counsel, accountants, investment bankers, experts and consultants (specifically excluding the fees and expenses of accountants retained by HealthFirst and Medford Clinic in converting the method of accounting from cash basis to accrual basis and the fees and expenses of local counsel and other experts and consultants retained by any Company to advise such Company on matters that are of specific interest or benefit to such Company) in connection with or related to (A) the authorization, preparation, negotiation, execution and performance of the Reorganization and Merger Agreement and all agreements, documents and instruments relating thereto,
(B) the formation of PPI and other entities contemplated by the Reorganization and Merger Agreement, (C) the preparation, filing, printing and mailing of this Joint Proxy Statement/Prospectus and the Registration Statement, (D) the solicitation of shareholder approvals, (E) the compensation and benefits paid by
(x) Medford Clinic to Dr. Bonazzola and Medford Clinic's former chief financial officer (currently PPI's controller) since September 1, 1996, (y) Corvallis Clinic to Mr. Dupell from January 1, 1996 through July 28, 1996, and (z) HealthFirst to Mr. Goldberg since July 1, 1996 and a PPI executive assistant since July 15, 1996, in each case only to the extent the services of such persons since such dates or during such period have been directed on matters that are of common interest and benefit to the Companies and (f) all other matters related to the consummation of the transactions contemplated by the Reorganization and Merger Agreement that are of common interest and benefit to the Companies and (ii) all reasonable

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operating expenses of PPI, including salaries of employees, and, in the event the Proposals are abandoned by the parties, all severance payments to be made to executive officers of PPI.

    Under the Expense Sharing Agreement, each Company is required to make cash disbursements to PPI in an amount equal to its pro rata share of the Common Transactional Expenses, calculated on the basis of FTE of such Company on June 1, 1996, which pro rata shares (the "Pro Rata Shares") are 42.6% for HealthFirst, 33.8% for Corvallis Clinic and 23.6% for Medford Clinic.

    The September 19, 1996 amendment and restatement of the Expense Sharing Agreement provided that (i) the Companies shall make cash disbursements (referred to herein as "Disbursements") to PPI from time to time on any business day during the period from July 29, 1996 to and including the Effective Time, or an earlier date if the Transactions are abandoned or terminated prior to the Effective Time, in accordance with the terms of the Reorganization and Merger Agreement, its Pro Rata Share of the Common Transactional Expenses, (ii) all Disbursements relating to the Common Transactional Expenses shall be made only to PPI and no such Disbursements shall be made directly to third parties on behalf of PPI to which PPI is indebted contractually or otherwise obligated ("Third-Party Disbursements"); PROVIDED, HOWEVER, that (A) Corvallis Clinic may, on behalf of PPI, continue to make compensation payments directly to Mr. Dupell pursuant to the Amended and Restated Employment Agreement, dated as of September 19, 1996, between Mr. Dupell and PPI and (B) HealthFirst may, on behalf of PPI, continue to make compensation payments directly to Mr. Goldberg pursuant to the Amended and Restated Employment Agreement, dated as of September 19, 1996, between Mr. Goldberg and PPI, and to a PPI executive assistant, (C) Medford Clinic may, on behalf of PPI, continue to make compensation payments directly to Medford Clinic's former chief financial officer (currently PPI's controller),
(D) all Third-Party Disbursements relating to the Common Transactional Expenses made by any Company from January 1, 1996 through September 19, 1996 shall be recognized and counted as part of such Company's Pro Rata Share and (E) any Company that has made disbursements in excess of its Pro Rata Share shall be reimbursed by the other Companies in an aggregate amount equal to such excess.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    STOCK AND OPTION HOLDINGS OF DIRECTORS AND OFFICERS

    The Reorganization and Merger Agreement contemplates that, prior to the Merger, each of the Companies will adopt a stock option plan for certain of its employees and grant New Options to purchase shares of its capital stock. From and after the Effective Time, each New Option to purchase or receive HealthFirst Class A Shares, Corvallis Clinic Class B Stock or Medford Clinic Common Stock, as the case may be, will be converted into a PPI Option to purchase or receive the same number of shares of PPI Class A Common Stock as the holder of such New Option would have received had such holder exercised his or her New Option in full immediately prior to the Effective Time, with the exercise price per share to be adjusted as described below.

    - The adjusted exercise price per share for each New Option currently covering shares of HealthFirst Class A Shares will be determined by dividing the exercise price in effect for such New Option immediately prior to the Effective Time by 308.

    - The adjusted exercise price per share for each New Option currently covering shares of Corvallis Clinic Class B Stock will be determined by dividing the exercise price in effect for such New Option immediately prior to the Effective Time by 163.

    - The adjusted exercise price per share for each New Option currently covering shares of Medford Clinic Common Stock will be determined by dividing the exercise price in effect for such New Option immediately prior to the Effective Time by 27,330.

    As of December 1, 1996, none of the Companies have issued stock options under their respective stock option plans. See "Terms of the Reorganization and Merger--Effect on New Stock Option Plans." It

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is anticipated that the Companies will issue, in accordance with the
Reorganization and Merger Agreement, (i) New Options to purchase an aggregate of 1,704.5 HealthFirst Series 1 Shares, (ii) New Options to purchase an aggregate of 2,385 shares of Corvallis Clinic Class B Stock and (iii) New Options to purchase an aggregate of 10.6 shares of Medford Clinic Common Stock.

    In the aggregate, as of January 2, 1997 (a) HealthFirst's directors and executive officers beneficially owned approximately 10% of the outstanding HealthFirst Class A Shares, (b) Corvallis Clinic's directors and executive officers beneficially owned (i) approximately 10% of the outstanding Corvallis Clinic Class A Stock, (ii) approximately seven percent of the outstanding Corvallis Clinic Class B Stock and (iii) approximately 10% of the outstanding Corvallis Clinic Class C Stock, and (c) Medford Clinic's directors and executive officers beneficially owned approximately 12% of the outstanding Medford Clinic Common Stock. Immediately after the Effective Time, it is anticipated that (A) directors and officers of Corvallis Clinic will own, in the aggregate, the percentage of stock of Corvallis Clinic New PCs as is equivalent to the aggregate ownership of Corvallis Clinic Class A Stock and (B) directors and officers will own, in the aggregate, of the other Companies percentages of stock of the respective New PCs equivalent to their aggregate ownership in such respective other Companies.

    Additionally, upon the Effective Time, it is anticipated that (a) the current directors and executive officers of HealthFirst will beneficially own approximately four percent of the outstanding shares of PPI Class A Common Stock, (b) the current directors and executive officers of Corvallis Clinic will beneficially own approximately two percent of the outstanding shares of PPI Class A Common Stock and (c) the current directors and executive officers of Medford Clinic will beneficially own approximately three percent of the outstanding shares of PPI Class A Common Stock.

    All of the current directors and executive officers of each Company have indicated that it is their present intention to vote their shares in the respective Company FOR approval of the Merger Proposal. For more information, see "Operation, Management and Business of PPI After the Merger--Principal Stockholders of PPI." See "The HealthFirst Shareholder Meeting--Vote Required"; "The Corvallis Clinic Shareholder Meeting--Vote Required" and "The Medford Clinic Shareholder Meeting--Vote Required".

    EMPLOYMENT AND SEVERANCE ARRANGEMENTS

    In anticipation of the consummation of the Merger, certain of the executive officers and directors of HealthFirst, Corvallis Clinic and Medford Clinic have been named as executive officers and directors of PPI. See "Operation, Management and Business of PPI After the Merger--Management of PPI."

    In anticipation of the consummation of the Merger, each of Mr. Goldberg, Mr. Dupell, Dr. Bonazzola, Mr. Erstgaard, Mr. Kobriger and Mr. Ness executed an employment agreement with PPI on July 1, 1996, which was amended and restated on September 19, 1996 (each, a "PPI Employment Agreement"). The PPI Employment Agreement of Mr. Goldberg became effective as of July 1, 1996; the PPI Employment Agreement of Mr. Dupell became effective as of July 29, 1996; the PPI Employment Agreements of Dr. Bonazzola, Mr. Erstgaard and Mr. Ness will become effective at the Effective Time. Mr. Kobriger's employment with Corvallis Clinic and prospective employment with PPI have both been terminated. The PPI Employment Agreements provide for the following compensation and benefits:

    1. Mr. Goldberg is employed as President and Chief Executive Officer of PPI for a term of three years. From July 1, 1996 until the Effective Time, Mr. Goldberg is paid a base salary at an annual rate of $300,000. From and after the Effective Time, Mr. Goldberg will (a) be paid a base salary at an annual rate of $225,000, (b) be eligible for an annual incentive bonus not less than $125,000 assuming achievement of the financial standards of performance and 100% of the agreed non-financial objectives and (c) receive an option to purchase 50,000 shares of PPI Class A Common Stock at the fair market value of such shares as of the date such option is granted, which option shall vest and become exercisable with respect to 20% of such shares subject to such option on each anniversary of the date of the grant.

    Pursuant to his PPI Employment Agreement, Mr. Goldberg, on October 30, 1996, received a restricted stock award of 27,000 shares of PPI Class A Common Stock, one-third of which restricted shares shall vest as of each of the first, second and third anniversaries of the Effective Time, provided that Mr. Goldberg is still employed on each such anniversary. In connection with the grant of restricted stock to Mr. Goldberg, PPI and Mr. Goldberg entered into a restricted stock agreement, which agreement sets forth certain terms and conditions, including, without limitation, restrictions on transfer of shares, requirements of vesting and forfeiture, redemption of shares and extension of a loan by PPI to Mr. Goldberg in an amount equal to the tax liability resulting from the grant of such restricted stock not to exceed $25,000. Such loan shall accrue interest at the adjusted federal rate, as determined by the IRS, and shall be repaid in 120 equal and consecutive monthly installments, which installments shall be deducted from his payroll; provided, however, that the loan shall be immediately due and payable on the date Mr. Goldberg's employment with PPI is terminated.

    In the event Mr. Goldberg's employment is terminated by PPI without cause, he shall receive his base salary and medical, health and accident and disability insurance for a term of 12 months after the date of such termination. In the event the Merger fails to occur on or before January 31, 1997, Mr. Goldberg would be entitled to (i) be "made whole" by PPI for losses (if any) in purchasing a home in Portland, Oregon (including closing and loan costs), provided Mr. Goldberg sells that home and relocates to a new home outside of Portland, Oregon within one year, and (ii) severance compensation in the amount of $300,000 and health and disability insurance coverage for 12 months. The obligations of PPI under the PPI Employment Agreement of Mr. Goldberg are guaranteed by the Companies.

    2. Mr. Dupell is employed as Senior Vice President and Chief Financial Officer of PPI for a term of three years. Since July 29, 1996, Mr. Dupell has been paid a base salary at an annual rate of $150,000. From and after the Effective Time, Mr. Dupell will (a) be eligible for an annual incentive bonus of not less than $90,000 assuming achievement of the financial standards of performance and 100% of the agreed non-financial objectives and (b) receive an option to purchase 35,000 shares of PPI Class A Common Stock at the fair market value of such shares as of the date such option is granted, which option shall vest and become exercisable with respect to 20% of such shares subject to such option on each anniversary of the date of such grant.

    Pursuant to his PPI Employment Agreement, Mr. Dupell received, on October 30, 1996, a restricted stock award for 27,000 shares of PPI Class A Common Stock, one-third of which restricted shares shall vest as of each of the first, second and third anniversaries of the Effective Time, provided that Mr. Dupell is still employed on each such anniversary. In connection with the grant of restricted stock to Mr. Dupell, PPI and Mr. Dupell entered into a restricted stock agreement, which agreement sets forth certain terms and conditions, including, without limitation, restrictions on transfer of shares, requirements of vesting and forfeiture, redemption of shares and the extension of a loan by PPI to Mr. Dupell in an amount equal to the tax liability resulting from the grant of such restricted stock not to exceed $25,000. Such loan shall accrue interest at the adjusted federal rate, as determined by the IRS, and shall be repaid in 120 equal consecutive monthly installments, which installments shall be deducted from his pay; provided, however, that the loan shall be immediately due and payable on the date Mr. Dupell's employment with PPI is terminated.

    In the event Mr. Dupell's employment is terminated by PPI without cause, he shall receive his base salary and medical, health and accident and disability insurance for a term of 12 months after the date of such termination. In the event the Merger fails to occur on or before January 31, 1997, Mr. Dupell would be entitled to (i) be "made whole" by PPI for losses (if any) in purchasing a home in Portland, Oregon (including closing and loan costs), provided Mr. Dupell sells that home and relocates to a new home outside of Portland, Oregon, within one year, (ii) severance compensation in the amount of $150,000 and (iii) health and disability insurance coverage for 12 months. The obligations of PPI under the PPI Employment Agreement of Mr. Dupell are guaranteed by the Companies. Mr. Dupell is not entitled to receive any severance or termination payments resulting from his termination of employment with

Corvallis Clinic either in anticipation of the consummation of the Merger, or upon consummation of the Merger.

    3. Dr. Bonazzola is employed as Senior Vice President and Chief Medical Officer of PPI for a term of three years. Commencing at the Effective Time, Dr. Bonazzola will (a) be paid a base salary at an annual rate of $190,000, (b) receive a bonus award of $25,000, (c) be eligible for an annual incentive bonus of not less than $70,000 assuming achievement of the financial standards of performance and 100% of the agreed non-financial objectives and (d) receive an option to purchase 35,000 shares of PPI Class A Common Stock at the fair market value of such shares as of the date such option is granted, which option shall vest and become exercisable with respect to 20% of the shares subject to such option on each anniversary of the date of such grant.

    In the event Dr. Bonazzola's employment is terminated by PPI without cause, he shall receive his base salary and medical, health and accident and disability insurance for a term of 12 months after the date of such termination. In the event the Merger fails to occur on or before January 31, 1997, Dr. Bonazzola would be entitled to (i) be "made whole" by PPI for losses (if any) in purchasing a home in Portland, Oregon (including closing and loan costs), provided Dr. Bonazzola sells that home and relocates to a new home outside of Portland, Oregon, within one year, (ii) severance compensation in the amount of $190,000 and (iii) health and disability insurance coverage for 12 months. The obligations of PPI under the PPI Employment Agreement of Dr. Bonazzola are guaranteed by the Companies. Dr. Bonazzola is not entitled to receive any severance or termination payments resulting from his termination of employment with Medford Clinic either in anticipation of the consummation of the Merger, or upon consummation of the Merger.

    4. Mr. Ness is employed as Senior Vice President of PPI for a term of three years. Commencing at the Effective Time, Mr. Ness will (a) be paid a base salary at an annual rate of $175,000, (b) be eligible for an annual incentive bonus of not less than $50,000 assuming achievement of the financial standards of performance and 100% of the agreed non-financial objectives, and (c) receive an option to purchase 35,000 shares of PPI Class A Common Stock at the fair market value of such shares as of the date such option is granted, which option shall vest and become exercisable with respect to 20% of such shares subject to such option on each anniversary of the date of such grant.

    Pursuant to his PPI Employment Agreement, Mr. Ness received on October 30, 1996 a restricted stock award for 27,000 shares of PPI Class A Common Stock, one-third of which restricted shares shall vest as of each of the first, second and third anniversaries of the Effective Time, provided that he is still employed on each such anniversary. In connection with the grant of restricted stock to Mr. Ness, PPI and Mr. Ness entered into a restricted stock agreement, which agreement sets forth certain terms and conditions, including, without limitation, restrictions on transfer of shares, requirements of vesting and forfeiture, redemption of shares and extension of a loan by PPI to Mr. Ness in an amount equal to the tax liability resulting from the grant of such restricted stock, not to exceed $25,000. Such loan shall accrue interest at the adjusted federal rate, as determined by the IRS, and shall be repaid in 120 equal consecutive monthly installments, which installments shall be deducted from his pay; provided, however, that the loan shall be immediately due and payable on the date Mr. Ness' employment with PPI is terminated.

    In the event Mr. Ness' employment is terminated by PPI without cause, he shall be entitled to receive his base salary and medical, health and accident and disability insurance for a term of 12 months after the date of termination. Mr. Ness is not entitled to any severance compensation in the event the Merger fails to occur. Mr. Ness is not entitled to receive any severance or termination payments resulting from his termination of employment with Medford Clinic either in anticipation of the consummation of the Merger, or upon consummation of the Merger.

    5. Mr. Erstgaard is employed as Senior Vice President of PPI for a term of three years. Commencing at the Effective Time, Mr. Erstgaard will (a) be paid a base salary at an annual rate of $132,000, (b) be eligible for an annual incentive bonus of not less than $50,000 assuming achievement of the financial standards of performance and 100% of the agreed non-financial objectives, (c) receive an option to purchase 35,000 shares of PPI Class A Common Stock at the fair market value of such shares as of the date such option is granted, which option shall vest and become exercisable with respect to 20% of such shares subject to such option on each anniversary of the date of such grant.

    In the event Mr. Erstgaard is terminated by PPI without cause, he shall be entitled to receive his base salary and medical, health and accident and disability insurance for a term of 12 months after the date of termination. Mr. Erstgaard is not entitled to any severance compensation in the event the Merger fails to occur. Mr. Erstgaard is not entitled to receive any severance or termination payments resulting from his termination of employment with HealthFirst either in anticipation of the consummation of the Merger, or upon consummation of the Merger.

    6. Prior to Mr. Kobriger's termination of prospective employment with PPI, Mr. Kobriger received a restricted stock award of 27,000 shares of PPI Class A Common Stock pursuant to the PPI Employment Agreement, dated as of September 19, 1996, between PPI and Mr. Kobriger. The restricted stock so awarded is contemplated to vest only so long as Mr. Kobriger was employed by PPI. Since Mr. Kobriger's prospective employment with PPI was terminated without cause, under Mr. Kobriger's employment agreement, Mr. Kobriger would be entitled to receive from PPI his agreed-upon annual base salary in the amount of $175,000 and medical, health and accident and disability insurance over a 12-month period.

    Certain of the executive officers and directors of HealthFirst, Corvallis Clinic and Medford Clinic have been named as executive officers and directors of the respective New PCs. Initially, the executive officers and directors of the New PCs are expected to be identical or substantially the same as the executive officers and directors of the respective Companies. For information regarding current officers and directors of the New PCs, see "Operation, Management and Business of HealthFirst New PC following the New PC Distribution--Management of HealthFirst New PC", "Operation, Management and Business of Corvallis Clinic New PC Following the New PC Distribution--Management of Corvallis Clinic New PC" and "Operation, Management and Business of Medford Clinic New PC Following the New PC Distribution--Management of Medford Clinic New PC."

SHAREHOLDER APPROVALS

    HEALTHFIRST SHAREHOLDER APPROVAL

    The affirmative vote of the holders of a majority of the outstanding HealthFirst Class A Shares is required for the approval of the PC Reorganization Proposal and the Merger Proposal.

    CORVALLIS CLINIC SHAREHOLDER APPROVAL

    The affirmative vote of the holders of two-thirds of the outstanding shares of Corvallis Clinic Class A Stock and two-thirds of the outstanding shares of Corvallis Clinic Class B Stock, in each case as a separate voting group, is required for the approval of the PC Reorganization Proposal the Merger Proposal.

    MEDFORD CLINIC SHAREHOLDER APPROVAL

    The affirmative vote of the holders of a majority of the outstanding shares of Medford Clinic Common Stock is required for approval of the PC Reorganization Proposal and the Merger Proposal.

RIGHTS OF SECURITY HOLDERS

    The shareholders of each of HealthFirst, Corvallis Clinic and Medford Clinic should be aware that their rights as stockholders in PPI, unlike their rights as shareholders in the Companies or the New PCs will be governed by the laws of the State of Delaware, the state of incorporation of PPI, and will be governed by the PPI Certificate and the PPI Bylaws. At the Effective Time, the rights of the shareholders of each of HealthFirst, Corvallis Clinic and Medford Clinic will be changed, possibly in adverse respects, due to differences between the articles and bylaws of each such Company (the "Governance Documents"), on the one hand, and the PPI Certificate and PPI Bylaws, on the other hand. Accordingly, the shareholders of each of the Companies should carefully review the following, which the Companies believe addresses all material differences in the rights of the shareholders upon the Effective Time, to understand how certain of their rights as shareholders of the Companies will be affected if they were to become stockholders of PPI upon consummation of the Merger.

    The following is a brief description of differences between the rights of the stockholders of PPI and the shareholders of each of HealthFirst, Corvallis Clinic and Medford Clinic, on the other hand. Such description does not purport to be a complete explanation of all such differences. Furthermore, the identification of specific differences is not meant to indicate that other differences do not exist. The following summary is also qualified in its entirety by reference to the DGCL, the Governance Documents, the PPI Certificate and the PPI Bylaws.

    SHAREHOLDER VOTING REQUIREMENTS

    Under the Governance Documents, unless otherwise required by Oregon law, (i) an action requiring HealthFirst shareholder approval must be approved by a majority vote of HealthFirst Class A Shares, each as a voting group, present in person or represented by proxy and entitled to vote on the subject matter at a meeting at which a quorum is present, (ii) an action requiring Corvallis Clinic shareholder approval must be approved in general by a two-thirds vote of Corvallis Clinic Class A Stock, and in certain cases, the vote of two-thirds of the Corvallis Clinic Class B Stock; except that the right to elect certain committee members is relegated to the holders of Corvallis Clinic Class B Stock, and in any case shareholders may be present in person or represented by proxy and entitled to vote on the subject matter at a meeting at which a quorum is present and (iii) an action requiring Medford Clinic shareholder approval must be approved by a majority vote of Medford Clinic Common Stock present in person or represented by proxy and entitled to vote on the subject matter at a meeting at which a quorum is present. The Governance Documents of each Company permits shareholders to take action by written consent without a meeting of shareholders.

    Under the PPI Certificate, unless specified therein to the contrary, an action requiring PPI stockholder approval must be approved by a majority vote of shares of Class A Common Stock present in person or by proxy and entitled to vote on the subject matter at a meeting at which a quorum is present. The PPI Certificate contains provisions which require the affirmative vote of 80% of the outstanding shares of all classes and series of PPI Common Stock and a majority of the outstanding shares of all classes and series of PPI Common Stock held by "disinterested stockholders" (stockholders who are not an interested stockholder or affiliated with an interested stockholder to approve certain business transactions involving any "interested stockholder" (the owner of 15% or more of the then outstanding shares of PPI Common Stock)). These provisions are designed to discourage potential acquisition proposals, delay or prevent a change in control of PPI and thus limit the price that certain investors might be willing to pay in the future for shares of PPI Class A Common Stock. These provisions include a staggered board of directors and authority of the PPI Board to authorize the issuance, without further shareholder approval, of preferred stock with rights and privileges senior to PPI Common Stock. PPI also is subject to
Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder.

    NOTICE PROCEDURES FOR SHAREHOLDER PROPOSALS

    Under the Governance Documents of each of the Companies, (i) any special meeting of HealthFirst shareholders may be called for any purpose upon written demand of the holders of not less than one-tenth of all of the outstanding shares entitled to vote at such meeting and the notice of any such meeting is required to be delivered not less than 10 days nor more than 60 days before the date of the meeting,

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(ii) any special meeting of Corvallis Clinic shareholders may be called for any purpose upon written demand of the holders of not less than one-tenth of all of the outstanding shares entitled to vote at such meeting and the notice of any such meeting is required to be delivered not less than 10 days before the date of the meeting and (iii) any special meeting of Medford Clinic shareholders may be called for any purpose upon written demand of the holders of not less than one-third of all of the outstanding shares entitled to vote at such meeting and the notice of any such meeting is required to be delivered not less than 10 days nor more than 50 days before the date of the meeting.

    The PPI Certificate and the PPI Bylaws establish advance notice procedures with regard to the nomination, other than by or at the direction of the Board of Directors, of persons for election as directors. The PPI procedures require nominations for the election of directors at an annual meeting to be in writing and received by the Secretary of PPI, not less than 30 days nor more than 60 days prior to the meeting. If less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be received by the Secretary not later than the close of business on the tenth day following the mailing of notice of the date the meeting was made public. The notice of nomination must set forth certain information with respect to the stockholder and each nominee for director. Although these procedures do not give the PPI Board any power to approve or disapprove stockholder nominations for election of directors, they may have the effect of precluding a nomination for election of directors, if the proper procedures are not followed, and could discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors, even if such solicitation might be beneficial to PPI or its stockholders. Accordingly, these provisions may have certain anti-takeover effects to which the shareholders of each of HealthFirst, Corvallis Clinic and Medford Clinic are not currently subject.

    REDUCTIONS OR EXPANSION OF BOARD

    The Governance Documents of each of the Companies provide that (i) the number of directors on the HealthFirst Board may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding shares,
(ii) the number of directors on the Corvallis Clinic Board may be increased or decreased by the affirmative vote of the holders of two-thirds of the outstanding shares of Corvallis Clinic Class A Stock and (iii) the number of directors on the Medford Clinic Board may be increased or decreased by the affirmative vote of the holders of 60% of the outstanding shares.

    In contrast, the PPI Bylaws provide that the number of directors on the PPI Board may be increased or decreased only by the vote of a majority of the entire PPI Board, provided that such number may not be reduced to less than three and that any increase or decrease in the number of directors on the PPI Board be apportioned among the three classes as to make all classes as nearly equal in number as possible. A vote of the stockholders of PPI is not required for such action.

    REMOVAL OF DIRECTORS

    The Governance Documents of each of the Companies provide that (i) a member of the HealthFirst Board may be removed, with or without cause, by the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote at an election of directors, (ii) a member of the Corvallis Clinic Board may be removed, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at an election of directors and (iii) a member of the Medford Clinic Board may be removed, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at an election of directors.

    The DGCL provides that, except with respect to corporations with classified or staggered boards of directors or cumulative voting, a director may be removed, with or without cause, by the holders of the majority of the shares entitled to vote at an election of directors. The PPI Certificate and the PPI Bylaws allow for the removal of directors only for cause, by the affirmative vote of the holders of two-thirds of the voting stock entitled to elect directors. Accordingly, after the consummation of the Merger, the ability of PPI stockholders to remove a director of PPI will be more restrictive than currently is the case for HealthFirst, Corvallis Clinic and Medford Clinic.

    AMENDMENTS TO THE PPI CERTIFICATE AND PPI BYLAWS

    Under the Governance Documents of each of the Companies, (i) the Governance Documents of HealthFirst may be amended by the affirmative vote of the holders of a majority of the outstanding shares, (ii) the Governance Documents of Corvallis Clinic may be amended by the affirmative vote of the holders of two-thirds of the outstanding shares of Corvallis Clinic Class A Stock, except that the affirmative vote of the holders of two-thirds of the outstanding shares of Corvallis Clinic Class B Stock is required to approve certain specified matters affecting the rights of such holders and (iii) the Governance Documents of Medford Clinic may be amended by the affirmative vote of the holders of 60% of the outstanding shares.

    The PPI Certificate provides that certain provisions of the PPI Certificate may not be amended without specified supermajority votes. The PPI Bylaws provide that the PPI Board has the authority to amend the PPI Bylaws, in general, by an affirmative vote of a majority of the entire PPI Board.

    The vote of 80% of the stockholders of PPI and the vote of a majority of "Disinterested Stockholders" is required for approval relating to certain business transactions involving an "interested stockholder" (any holder of 15 percent or more of the outstanding shares of PPI Common Stock). Approval of 66 2/3 percent of the outstanding shares of PPI Common Stock is required for amendment of any of the following provisions:

    (i) the number, election and terms of directors,

    (ii) stockholder nomination of director candidates and the introduction of business at annual meetings,

   (iii) filling newly created directorships and vacancies,

    (iv) the removal of directors,

    (v) calling special meetings,

    (vi) the rights of the directors and officers of PPI with respect to indemnification under Article 7 of the PPI Bylaws, and

   (vii) the approval of new bylaws or the amendment or repeal of, or approval of any provision inconsistent with, the provisions of the PPI Bylaws described in clause (i) through (vi).

    Accordingly, it may be more difficult for the stockholders of PPI to amend certain sections of the PPI Certificate than currently is the case for shareholders of HealthFirst, Corvallis Clinic and Medford Clinic with respect to their Governance Documents. This could work to the benefit or detriment of shareholders depending upon a shareholder's position with respect to a particular issue.

    SPECIAL MEETINGS

    Under the Governance Documents of each of the Companies, (i) any special meeting of HealthFirst shareholders may be called for any purpose by the president of HealthFirst, the HealthFirst Board or upon written demand of the holders of not less than one-tenth of all of the outstanding shares entitled to vote at such meeting, (ii) any special meeting of Corvallis Clinic shareholders may be called for any purpose by the president of Corvallis Clinic, the Corvallis Clinic Board or upon written demand of the holders of not less than one-tenth of all of the outstanding shares entitled to vote at such meeting and
(iii) any special meeting of Medford Clinic shareholders may be called for any purpose by the president of Medford Clinic, the Medford Clinic Board or upon written demand of the holders of not less than one-third of all of the outstanding shares entitled to vote at such meeting and the notice of any such meeting.

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    Special meetings of the stockholders of a Delaware corporation may be called by the board of directors or by the persons authorized in the corporation's certificate of incorporation or bylaws. The PPI Bylaws provide that special meetings of the stockholders may be called only by a majority of the entire PPI Board.

    Accordingly, each of the shareholders of HealthFirst and Corvallis Clinic will be subject to a more restrictive standard as stockholders of PPI with respect to the calling of special meetings of stockholders after the Merger.

    SHAREHOLDER RIGHTS--THE NEW PCS COMPARED TO THE COMPANIES

    The following is a brief description of the differences between the rights shareholders of the Companies will have in the New PCs as compared to their rights in the respective Companies. This description does not purport to be a complete explanation of all such differences. Furthermore, the identification of specific differences is not meant to indicate that other differences do not exist. The following summary is also qualified in its entirety to Oregon Law, the Governance Documents, the Restated Articles of each New PC and the Bylaws of each New PC.

    VOTING RIGHTS. Voting rights of the shareholders of each of HealthFirst New PC, Corvallis Clinic New PC and Medford Clinic New PC will not be materially different from those of the shareholders of HealthFirst, Corvallis Clinic or Medford Clinic as the case may be.

    LIQUIDATION AND REDEMPTION VALUES. The Restated Articles of each of the New PCs do not set forth liquidation values for shares of the New PCs. Accordingly, upon the dissolution of a New PC, Oregon Law would compel the distribution of assets of such New PC on a pro rata basis among the shareholders of such New PC. As discussed elsewhere in the Joint Proxy Statement/Prospectus, it is not anticipated that any New PC will have or accumulate significant assets. Shares of Common Stock of each New PC are redeemable in specified circumstances for a nominal price, also consistent with the absence of value expected for such New PC. See "The PC Reorganization Transactions and Related Transactions-- Characteristics of the New PCs." In contrast, under the Articles of Incorporation of HealthFirst, redemption values range from $100 per share to $23,000 per share when a shareholder dies, retires or relinquishes shares of HealthFirst for any reason other than in conjunction with the formation of a physician practice management company. The Articles of Incorporation of Corvallis Clinic sets forth liquidation preferences of $100 per share of Class C Stock of Corvallis Clinic and $23,000 per share of Class A Stock of Corvallis Clinic, with the remaining assets and funds to be allocated among holders of Class B Stock of Corvallis Clinic.

GOVERNMENT AND REGULATORY APPROVALS

    It is a condition to the consummation of the transactions contemplated by the Reorganization and Merger Agreement that each of the Companies must have received necessary government and regulatory approvals prior to the Merger. At any time before or after the Effective Time, the Federal Trade Commission or the Antitrust Division of the United States Department of Justice or any state could take action pursuant to the federal or state antitrust laws to seek to enjoin the consummation of the Merger. Private parties may also seek to take legal action under the antitrust laws. Based on information available to them, HealthFirst, Corvallis Clinic and Medford Clinic believe that the Merger can be effected in compliance with federal and state antitrust laws. PPI, HealthFirst, Corvallis Clinic and Medford Clinic are aware of no governmental or regulatory approvals required for the consummation of the Merger, other than compliance with federal and applicable state securities and corporate laws, and the required transfer of or amendment to certain of HealthFirst's, Corvallis Clinic's and Medford Clinic's licenses and permits.

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FEDERAL INCOME TAX CONSIDERATIONS

    PC DISTRIBUTIONS

    If, for federal income tax purposes, each of the New PC Distributions satisfies the requirements for tax-free treatment under Sections 355 and 368(a)(1)(D) of the Code, then the following tax treatment will result:

    (i) no gain or loss will be recognized by (and no amount will be included in the income of) a holder of Old PC Shares upon the receipt of shares of capital stock in a New PC ("New PC Shares");

    (ii) no gain or loss will be recognized by (and no amount will be included in the income of) any Company or such Company's New PC upon the distribution of the New PC Shares;

   (iii) the aggregate tax basis of the New PC Shares and the Old PC Shares in the hands of each shareholder of such Company after the New PC Distribution will, in each instance, be the same as the basis of the Old PC Shares held by such shareholder immediately before the New PC Distribution, allocated in proportion to the fair market value of each; and

    (iv) assuming that the Old PC Shares are held as capital assets, the holding period of the New PC Shares received in the New PC Distribution by a holder of Old PC Shares will include the period during which such Old PC Shares were held.

    If any New PC Distribution does not qualify under Section 355 of the Code, then:

    (i) a corporate level tax would be payable based upon the amount by which the fair market value of the New PC Shares distributed to the shareholders of such Company exceeded such Company's adjusted tax basis therein; and

    (ii) each holder of Old PC Shares who receives New PC Shares in the New PC Distribution will hold such shares at a fair market value basis and will be treated as having received a taxable distribution, taxed first as a dividend to the extent of such shareholder's pro rata share of such Company's current and accumulated earnings and profits on the date of the applicable New PC Distribution, and then as a nontaxable return of capital to the extent of such shareholder's basis in the Old PC Shares (with any remaining amount being taxed as capital gain). In such event, the transaction may also be taxable for state and local tax purposes.

    It is the belief of the respective boards of directors of the Companies that, based on the terms and conditions of the New PC Management Agreement between PPI and each New PC and the limited nature of such New PC's business, as a factual matter such New PC would have no more than a nominal value and as a result the New PC Distribution would not involve any material tax exposure to the shareholders of any of the Companies. This belief is based both on a determination that the present value of the cash flows of each New PC would not be material, taking into account provider compensation and benefits, and on an assessment that the value of the assets to be held by each New PC is not material. As a result, the respective boards of directors of the Companies deemed it unnecessary and inadvisable to engage legal counsel to undertake the rigorous factual review and analysis that would have been required before counsel could consider delivering an opinion regarding whether the New PC Distributions would satisfy the requirements for tax-free treatment under
Section 355 of the Code. McDermott, Will & Emery, counsel to PPI and the Companies, has delivered a legal opinion to each of the Companies that the amount of income produced by a taxable distribution at both the Company and shareholder levels would be no more than the fair market value of the property distributed. See "The PC Reorganization Transactions and Related Transactions -- Characteristics of the New PCs," "The PC Reorganization Transactions and Related Transactions -- HealthFirst's Reasons for the HealthFirst Reorganization Transactions," "The PC Reorganization Transactions and Related Transactions -- Corvallis Clinic's Reasons for the Corvallis Clinic Reorganization Transactions" and "The PC Reorganization Transactions and Related Transactions -- Medford Clinic's Reasons for the Medford Clinic Reorganization Transactions."

    Treasury regulations governing Section 355 of the Code require that each shareholder of a Company who receives New PC Shares pursuant to the New PC Distribution attach a statement to his or her federal income tax return for the taxable year in which he or she received such stock, which statement shows the applicability of Section 355 of the Code to the New PC Distribution. Each of the Companies will provide each shareholder thereof with the information necessary to comply with this requirement, if applicable.

    MERGER

    McDermott, Will & Emery, counsel to PPI and each of the Companies, has, upon the basis of assumed consummation of the Merger, as described in this Joint Proxy Statement/Prospectus and representations of the officers of each of the Companies, rendered an opinion that, for federal income tax purposes, it is more likely than not that the Merger will constitute a tax-free transaction. As a result, as a tax-free transaction, the Merger will have the following general federal income tax consequences: (i) no gain or loss will be recognized by the shareholders of any of the Companies who exchange their Old PC Shares for PPI Class A Common Stock pursuant to the Merger, (ii) the aggregate tax basis of PPI Class A Common Stock received in the Merger will equal the aggregate tax basis of the Old PC Shares exchanged therefor, (iii) no gain or loss will be recognized by each of the Companies in connection with the Merger and (iv) provided that the Old PC Shares are held as a capital asset at the Effective Time, the holding period of PPI Class A Common Stock will include the holding period of such Old PC Shares. An opinion of counsel is not binding on the IRS or the courts. No assurance can be given that the tax-deferred characterization of the Merger will not be challenged or, if challenged, will be defended successfully. If the tax characterization of the Merger is successfully challenged, there would be significant adverse tax consequences to the Companies and their respective shareholders.

    THE FOREGOING SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE PC DISTRIBUTIONS AND THE MERGER AND RELATED TRANSACTIONS IS FOR GENERAL INFORMATION ONLY. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE PARTICULAR CONSEQUENCES TO THEM OF THE APPLICABLE PC DISTRIBUTION AND THE MERGER, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS. THIS SUMMARY MAY BE INAPPLICABLE TO SHAREHOLDERS WHO RECEIVED THEIR SHARES OF CAPITAL STOCK OF THEIR RESPECTIVE COMPANIES PURSUANT TO THE EXERCISE OF OPTIONS OR AS OTHER FORMS OF COMPENSATION (INCLUDING HOLDERS OF RESTRICTED STOCK) OR WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES, WHO SHOULD CONSULT THEIR OWN TAX ADVISERS AS TO THE CONSEQUENCES OF THE APPLICABLE PC DISTRIBUTION AND THE MERGER.

ACCOUNTING TREATMENT

    SAB 48 indicates that when a company acquires assets from promoters and shareholders in exchange for stock just prior to, or at the time, of, its first public offering, such assets should generally be recorded at the cost to each such promoter or shareholder. Each of the Companies is involved as a promoter of the Merger and the related first-time public registration of capital stock of PPI. Accordingly, the assets and liabilities to be transferred from the Companies to PPI in connection with the Merger Transactions will be recorded on the PPI balance sheet in the same amounts as reflected on the balance sheets of the Companies at the Effective Time.

    As reflected in the "Unaudited Pro Forma Financial Statements of PPI", all assets and liabilities reflected in the historic balance sheets of the Companies are expected to be transferred to PPI in the Merger. In addition, it is expected that certain of the intangible assets, contractual commitments and contingent liabilities of the Companies, which are not set forth on the respective historic balance sheets of the Companies, would also be transferred to PPI.

DISSENTERS' RIGHTS REGARDING THE MERGER

    Holders of record of HealthFirst Class A Shares, Corvallis Clinic Class A Stock, Corvallis Clinic Class B Stock or Medford Clinic Common Stock who comply with the applicable procedures summarized herein (collectively, the "Dissenting Shareholders") will be entitled to receive fair value of the shares of the Companies held by such Dissenting Shareholders under Sections 60.551 through
60.594 of the Oregon Business Corporation Act. A Dissenting Shareholder must follow the steps summarized below properly and in a timely manner to properly assert such Dissenting Shareholder's rights.

    THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO DISSENTERS' RIGHTS UNDER THE OREGON BUSINESS CORPORATION ACT AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTIONS 60.551 THROUGH 60.594 WHICH IS REFERRED IN ITS ENTIRETY AS APPENDIX J TO THIS PROXY STATEMENT. ALL REFERENCES IN SECTIONS 60.551 THROUGH 60.594 AND IN THIS SUMMARY TO A "SHAREHOLDER" ARE TO A RECORD HOLDER OF HEALTHFIRST CLASS A SHARES, CORVALLIS CLINIC CLASS A STOCK, CORVALLIS CLINIC CLASS B STOCK OR MEDFORD CLINIC COMMON STOCK AS TO WHICH DISSENTERS' RIGHTS ARE ASSERTED. VOTING AGAINST, ABSTAINING FROM VOTING OR FAILING TO VOTE ON APPROVAL AND ADOPTION OF THE PC REORGANIZATION PROPOSAL OR THE MERGER PROPOSAL WILL NOT CONSTITUTE A DEMAND FOR FAIR VALUE WITHIN THE MEANING OF SECTION 60.551 OF THE OREGON BUSINESS CORPORATION ACT.

    Under the Oregon Business Corporation Act, Dissenting Shareholders who follow the procedures set forth in Sections 60.551 through 60.594 will be entitled to receive the fair value of the shares held thereby, plus accrued interest. The term "fair value" is defined in Section 60.551(4) to mean the value of the shares immediately before the consummation of the proposed merger to which the Dissenting Shareholder objects, excluding "any appreciation or depreciation in anticipation" of the proposed merger unless exclusion would be inequitable.

    Under Section 60.561, where a proposed merger is to be submitted for approval at a meeting of shareholders, the notice of meeting must state that shareholders are or may be entitled to assert dissenters' rights under Sections
60.551 through 60.594 and must include in such notice a copy of Sections 60.551 through 60.554. This Joint Proxy Statement/Prospectus constitutes such notice to the holders of HealthFirst Series 1 Shares, HealthFirst Series 2 Shares, Corvallis Clinic Class A Stock, Corvallis Clinic Class B Stock or Medford Clinic Common Stock. The applicable statutory provisions of the Oregon Business Corporation Act are attached to this Joint Proxy Statement/Prospectus as Appendix G. Failure to timely and properly comply with the procedures specified in the Oregon Business Corporation Act will result in the loss of dissenters' rights.

    A Dissenting Shareholder wishing to exercise such holder's dissenters' rights (i) must not vote in favor of adoption of the Merger Proposal, and (ii) must deliver, prior to the vote on the Merger Proposal, a written notice of such Dissenting Shareholder's intent to demand payment for the shares held thereby. The HealthFirst Special Meeting and vote will be held on January 21, 1997. The Corvallis Clinic Special Meeting and vote will be held on January 20, 1997. The Medford Clinic Special Meeting and vote will be held on January 19, 1997. Notices should be delivered to HealthFirst at 10535 NE Glisan, Portland, Oregon 97220, Attention: Secretary; to Corvallis Clinic at 444 NW Elks Drive, Corvallis, Oregon 97330, Attention: Secretary or to Medford Clinic at 555 Black Oak Drive, Medford, Oregon 97504, Attention: Secretary. A Dissenting Shareholder wishing to exercise dissenters' rights must be the record holder of such shares before the date of the first announcement of the terms of the proposed merger to news media or shareholders (the "Required Date") and must continue to hold such shares of record until the Effective Time. Accordingly, a Dissenting Shareholder who is the record holder of the shares on such date but who thereafter transfers such shares prior to the Effective Time will lose any right to receive fair value of such shares.

    HealthFirst, Corvallis Clinic and Medford Clinic shall, within 10 days after the Effective Time, notify each Dissenting Shareholder who has complied with the statutory requirements summarized above that the Merger has become effective. Such notice from the Company shall set a date by which such Company must receive the payment demand, which date may not be less than 30 days nor more than 60 days after such Company delivers such notice. Each Dissenting Shareholder who has received the notice from HealthFirst, Corvallis Clinic or Medford Clinic must make a written demand for payment of fair value held thereby within the period specified in the Company's notice, certify whether such Dissenting Shareholder acquired the shares before the Required Date and deposit such Dissenting Shareholder's stock certificates with the Company in which such Dissenting Shareholder is a shareholder. The written demands for payment of fair value, the certification of the Dissenting Shareholder regarding the Required Date and the stock certificates representing such shares shall be delivered to
(i) in the case of HealthFirst shareholders, to HealthFirst at 10535 NE Glisan, Portland, Oregon 97220, Attention: Secretary, (ii) in the case of Corvallis Clinic shareholders, to Corvallis Clinic at 444 NW Elks Drive, Corvallis, Oregon 97330, Attention: Secretary and (iii) in the case of Medford Clinic shareholders, to Medford Clinic at 555 Black Oak Drive, Medford, Oregon 97504,
Attention: Secretary. A Dissenting Shareholder who demands payment and deposits the stock certificates with the Company retains all of the rights of a shareholder. After receiving such demand, certification and stock certificates (the "Payment Demand Date"), such Company must pay the amount such Company estimates to be the fair value of such shares plus accrued interest. The payment must be accompanied by such Company's latest financial statements and a statement of estimate of the fair value and accrued interest.

    If the Company fails to pay the Dissenting Shareholder within 60 days after the Payment Demand Date or if the Dissenting Shareholder disagrees with Company's estimate of fair value, the Dissenting Shareholder may demand from the Company payment of fair value of his or her shares based on his or her estimate of fair value. If the Company disagrees with the Dissenting Shareholder's estimate of fair value, such Company must commence a judicial proceeding within 60 days of the Payment Demand Date to determine the fair value of the shares and accrued interest. If the Company does not commence a judicial proceeding within the 60-day period, it must pay the Dissenting Shareholder's estimate of fair value and accrued interest.

    If a petition for an appraisal is timely filed by the Company, after a hearing on such petition, the court will determine the shareholders who are entitled to dissenters' rights and will appraise the "fair value" of their shares, exclusive of any element of value arising from the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Dissenting Shareholders considering seeking appraisal should be aware that the fair value of their shares as determined under Sections 60.551 through 60.594 could be more than, the same as or less than the consideration they would receive pursuant to the Reorganization and Merger Agreement. The court shall assess the costs of appraisal against the Company, except that the court may assess all or a portion of the expenses incurred by the parties to the proceeding in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, against a party that acted arbitrarily, vexatiously or not in good faith.

    If any shareholder who properly demands payment of fair value of such shareholder's shares fails to perfect, or effectively withdraws or loses by failing to demand payment or deposit the stock certificates with the Company, such shareholder's right to receive fair value as provided in the Oregon Business Corporation Act, the shares held by the shareholder will be converted into the right to receive the consideration receivable with respect to such shares under the Reorganization and Merger Agreement.

    Dissenting shareholders are urged to consult legal counsel with respect to dissenters' rights under the Oregon Business Corporation Act. HealthFirst, Corvallis Clinic and Medford Clinic shareholders considering the exercise of dissenters' rights should consider the information set forth under "The Merger and Related Transactions--Federal Income Tax Aspects of the PC Distribution and the Merger."

BREAK-UP FEE

    If the Reorganization and Merger Agreement is terminated as a result of any material breach of a material obligation of any party or if the board of directors of any Company shall have determined, in the exercise of its fiduciary duties under applicable law, not to recommend the Reorganization and Merger Agreement, the applicable PC Reorganization or the Merger or shall have withdrawn such recommendation or resolved to do any of the foregoing, then, in such event, such party shall forthwith pay, within five days of the date of the termination of the Reorganization and Merger Agreement, to each of the other Companies a breakup fee in an amount equal to all costs and expenses incurred by each such party, including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants incurred by each such Company or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of the Reorganization and Merger Agreement, the preparation, filing, printing and mailing of this Joint Proxy Statement/Prospectus and the Registration Statement, the solicitation of shareholder approvals and all other matters related to the consummation of the transactions contemplated thereby (including, without limitation, the PC Reorganization Transactions and the Merger).

EFFECTS OF THE MERGER

    As of the Effective Time, the following will occur.

        1. HealthFirst, Corvallis Clinic and Medford Clinic will be merged with and into PPI, and after the Merger, the separate existence of each of HealthFirst, Corvallis Clinic and Medford Clinic will cease.

        2. Each outstanding HealthFirst Class A Share (except for those held by shareholders who exercise their dissenters' rights under the Oregon Business Corporation Act) will be converted into the right to receive 354 shares of PPI Class A Common Stock.

        3. Each outstanding share of Corvallis Clinic Class A Stock (except for those held by shareholders who exercise their dissenters' rights under the Oregon Business Corporation Act) will be converted into the right to receive 1,454 shares of PPI Class A Common Stock.(1)

        4. Each outstanding share of Corvallis Clinic Class B Stock (except for those held by shareholders who exercise their dissenters' rights under the Oregon Business Corporation Act) will be converted into the right to receive 192 shares of PPI Class A Common Stock.(2)

------------------------

(1) The number of shares of PPI Class A Common Stock into which each share of Corvallis Clinic Class A Stock and each share of Corvallis Clinic Class B Stock will be converted pursuant to the Merger represents that number having aggregate value of $23,000 and $100, respectively (the value of shares of PPI Class A Common Stock for such purpose being based on the valuation prepared by American Appraisal Associates, Inc. an independent valuation firm, of the Companies as a combined entity, assuming the business combination thereof as of June 30, 1996, which valuation is described in more detail in "The Merger and Related Transactions--Corvallis Clinic's Reasons for the Merger."

(2) The number of shares of PPI Class A Common Stock into which each share of Corvallis Clinic Class B Stock will be converted pursuant to the Merger is equal to the quotient obtained by dividing (a) 11,800 (the number of all issued and outstanding shares of Corvallis Clinic Class B Stock at the Effective Time) into (b) 2,269,194 (the excess of (i) 2,410,250 (the aggregate number of shares of PPI Class A Common Stock which Corvallis Clinic shareholders will receive at the Effective Time) over (ii) 141,250 (the aggregate number of shares of PPI Class A Common Stock into which all of the issued and outstanding shares of Corvallis Clinic Class A Stock and Corvallis Clinic Class C Stock will be converted at the Effective Time)).

        5. Each outstanding share of Corvallis Clinic Class C Stock (except for those held by shareholders who exercise their dissenters' rights under the Oregon Business Corporation Act) will be converted into the right to receive 6 shares of PPI Class A Common Stock.(1)

        6. Each outstanding share of Medford Clinic Common Stock (except for those held by shareholders who exercise their dissenters' rights under the Oregon Business Corporation Act) will be converted into the right to receive 31,362 shares of PPI Class A Common Stock.

        7. Each New Option will be assumed by PPI and converted into the right to purchase or receive, on the same terms and conditions as were applicable under the New Options, the number of shares of PPI Class A Common Stock equal to the number of shares subject to the New Option, multiplied by the applicable exchange ratio for the underlying shares of HealthFirst Class A Shares, Corvallis Clinic Class B Stock or Medford Clinic Common Stock, at an exercise price per share of PPI Class A Common Stock equal to the former exercise price per share under the New Option divided by the applicable exchange ratio.

    The exchange ratios set forth above were determined on the basis of FTE of each Company as of October 1, 1996, with full- or part-time equivalence determined based on a work-week of at least four full-working days for full-time equivalence. A specified number of shares of PPI Class A Common Stock, equal to the product of 31,000(3) multiplied by the number of FTE of each Company ("Merger Shares"), was allocated to the shareholders of each of the Companies. The exchange ratio for each share of capital stock of each of the Companies was then computed by dividing the total outstanding number of shares of capital stock of such Company into the number of Merger Shares.

    The Reorganization and Merger Agreement also contemplates that PPI and the Companies will, prior to the Effective Time of the Merger, enter into an escrow agreement with an escrow agent reasonably acceptable to PPI and the Companies, pursuant to which escrow agreement the shareholders of each of the Companies will deposit into escrow certain number of shares of PPI Class A Common Stock received in consideration of the Merger. The aggregate number of shares of PPI Class A Common Stock deposited in escrow by shareholders of each of the Companies as of the Effective Time of the Merger will be 1,926,000 (representing 8,000 shares for each FTE of each of the Companies as of October 1, 1996). Shareholders of HealthFirst, Corvallis Clinic and Medford Clinic will deposit in escrow 840,000 shares, 622,000 shares and 464,000 shares, respectively, of PPI Class A Common Stock (again, representing 8,000 shares per FTE). On a per-share basis, (i) 91 shares of PPI Class A Common Stock per share of HealthFirst Class A Share will be deposited in escrow, (ii) 52 shares of PPI Class A Common Stock per share of Corvallis Clinic Class B Stock will be depsoited in escrow and
(iii) 8,098 shares of PPI Class A Common Stock per share of Medford Clinic Common Stock will be deposited in escrow. Since the shareholders of each of the Companies, as a group, will be entitled to receive an aggregate of 31,000 shares per FTE of such Company as consideration in the Merger, such shareholders, as a group, will hold outside of escrow at least 23,000 shares per FTE of such Company.

    PPI Class A Common Stock will be released to such shareholders (referred to herein as "Escrow Holders") from escrow based on the net shareholder equity per FTE of the Companies as reflected on their audited balance sheets as of December 31, 1996 ("Net Shareholder Equity Per FTE"). If the Net Shareholder Equity Per FTE of any Company (referred to herein as an "Excess Company") exceeds that of any of the other Companies by more than 20 percent (a difference of greater than 20 percent being referred to herein as an "Excess Difference" and the Company with the lowest Net Shareholder Equity Per

------------------------

(3) Although the number of shares of PPI Class A Common Stock initially allocated to the shareholders of each of the Companies is based on 31,000 shares per FTE of such Company as of October 1, 1996, the escrow arrangement, which will be adopted by PPI and the Companies prior to the Merger, will result in a potential variation in the total number of shares of PPI Class A Common Stock released to the shareholders of each Company. See "Terms of the Reorganization and Merger -- Escrow Arrangement."

FTE being referred to herein as the "Baseline Company"), the number of shares released from escrow will be adjusted to reflect such Excess Difference. More specifically, shares will be released to Escrow Holders so that the Escrow Holders who had been shareholders of an Excess Company would receive out of escrow, in the aggregate, such number of shares of PPI Class A Common Stock as represents a value (measured assuming a $15.82 per share value of PPI Class A Common Stock(4)) exceeding the aggregate value of shares of PPI Class A Common Stock received by the Escrow Holders who had been shareholders of the other Company or Companies by an amount equal to the product of the Excess Difference of such Excess Company multiplied by the FTE of such Excess Company. In contrast, if the Net Shareholder Equity Per FTE of each of the Companies is within 20 percent of one another, each Escrow Holder will receive out of escrow one-half of the shares deposited thereby (which would result in the shareholders of each of the Companies receiving, in the aggregate, 27,000 shares per FTE of such Company).

    Thus, depending upon differences between net shareholder equity of the Companies as of December 31, 1996, the shareholders of each of the Companies might receive any portion of or none of the shares of PPI Class A Common Stock deposited thereby in escrow. Balance sheets reflecting the December 31, 1996 net shareholder equity of the Companies will be prepared and audited no later than March 31, 1997; within five business days of delivery of such balance sheets, the Escrow Holders will receive shares of PPI Class A Common Stock from escrow as described above. Any PPI Class A Common Stock not so released from escrow will be cancelled and retired. The aggregate number of shares of PPI Class A Common Stock which the shareholders of each of the Companies, may receive, as a group, as consideration in the Merger ranges from an aggregate of 23,000 shares per FTE to an aggregate of 31,000 per FTE on a Company-by-Company basis, provided that the aggregate number of shares released from escrow will not result in the total number of shares issued to all of the shareholders of the Companies as consideration in the Merger exceeding 27,000 shares per FTE of all of the Companies. On a per-share basis, the ranges are (i) from 263 shares to 354 shares of PPI Class A Common Stock per HealthFirst Class A Share, (ii) from 140 shares to 192 shares of PPI Class A Common Stock per share of Corvallis Clinic Class B Stock and (iii) from 23,269 shares to 31,362 shares of PPI Class A Common Stock per share of Medford Clinic Common Stock.

    Under the escrow arrangement described above, the shareholders of each of the Companies will be receiving, in the aggregate, initially outside of escrow 23,000 shares per FTE of such Company as consideration in the Merger, since 8,000 shares per FTE will be deposited in escrow. Thus, regardless of the amount of Excess Difference between the Companies, the shareholders of each of the Companies will receive, in the aggregate, at least 23,000 shares per FTE of such Company. On the other hand, the maximum number of shares the shareholders of a Company with the highest Excess Difference will receive, regardless of the amount of such Excess Difference, in the aggregate, is 31,000 shares per FTE of such Company. For details regarding the material terms of the escrow arrangement, see "Terms of the Reorganization and Merger--Escrow Arrangement" of this Joint Proxy Statement/Prospectus.

    The boards of directors of the Companies also determined that the FTE of each Company represented a fair and reasonable basis for allocation of shares of PPI Class A Common Stock to be issued by PPI as consideration in the Merger. Each such board of directors believed that the relative economic value of each of the Companies derives from the capacity of such Company to generate revenues for the combined entity, PPI. Each board of directors determined that such capacity was best measured by reference to the number of FTE providers employed by a Company. The provision of the Reorganization and Merger Agreement permitting a distribution to shareholders by a Company if such Company's net equity per FTE exceeded that of either of the other Companies by a specified threshold amount was also considered significant.

------------------------

(4) The $15.82 per share value is based on an appraisal of PPI that was prepared by an independent valuation firm assuming the consummation of the Merger as of June 30, 1996 and assuming that 6,635,250 shares of PPI Class A Common Stock (reflecting 27,000 shares per FTE of the Companies and 135,000 shares issued to former officers and one director of PPI, in the aggregate) are outstanding after the release of shares from escrow.

    The valuation report prepared by American Appraisal is available for inspection and copying at the principal executive offices of PPI during its regular business hours by any holder of equity in the Companies or a representative of such holder who is designated in writing.

EFFECT ON NEW STOCK OPTION PLANS

    The Reorganization and Merger Agreement contemplates that each of the Companies will, prior to the Effective Time, adopt a stock option plan for certain of its employees and grant New Options to such employees. None of the Companies had stock options outstanding before stock option plans were adopted in contemplation of the Merger. In connection with the Merger and at the Effective Time, PPI will assume the outstanding obligations of HealthFirst, Corvallis Clinic and Medford Clinic under New Options to purchase HealthFirst Series 1 Stock, Corvallis Clinic Class B Stock and Medford Clinic Common Stock. No further options will be granted by the Companies under any stock option plans assumed by PPI, except in connection with any repricing of New Options which the Compensation Committee of the PPI Board may from time to time determine in its sole discretion to implement. The stock plans to be adopted by the Companies prior to the Effective Time and anticipated to be so assumed by PPI may be summarized as follows:

    HEALTHFIRST PLAN

    1997 Provider Stock Option Plan. As of January 2, 1997, no stock options had been granted by HealthFirst. It is anticipated that HealthFirst will grant, prior to the Effective Time, options to its providers under the HealthFirst 1997 Provider Stock Option Plan (the "HealthFirst Plan") to purchase an aggregate of up to 1,704.5 HealthFirst Series 1 Shares. The HealthFirst Plan will be administered by a committee appointed by the HealthFirst Board (the "HealthFirst Committee"). Options granted to providers of HealthFirst cannot be exercised prior to the Effective Time; in the event the Merger is not consummated, any option or portion thereof which has not expired on or before the date the HealthFirst Committee determines the Merger will not be consummated shall expire automatically. The exercise price of such option will be based on the fair market value of PPI Class A Common Stock as of the Effective Time.

    At the Effective Time, each outstanding option to purchase HealthFirst Series 1 Shares under the HealthFirst Plan will be converted into the right to acquire on the same terms and conditions shares of PPI Class A Common Stock equal to the number of shares subject to each option immediately prior to the Effective Time multiplied by 308, with the exercise price per share being adjusted by dividing the exercise price in effect for each option immediately prior to the Effective Time by 308. See "The Merger and Related Transactions--Effects of the Merger."

    CORVALLIS CLINIC PLAN

    1997 Provider Stock Option Plan. As of January 2, 1997, no stock options had been granted by Corvallis Clinic. It is anticipated that Corvallis Clinic will grant, prior to the Effective Time, options to its providers under the Corvallis Clinic 1997 Provider Stock Option Plan (the "Corvallis Clinic Plan") to purchase an aggregate of up to 2,385 shares of Corvallis Clinic Class B Stock. The Corvallis Clinic Plan will be administered by a committee appointed by the Corvallis Clinic Board (the "Corvallis Clinic Committee"). Options granted to providers of Corvallis Clinic cannot be exercised prior to the Effective Time; in the event the Merger is not consummated, any option or portion thereof which has not expired on or before the date the Corvallis Clinic Committee determines the Merger will not be consummated shall expire automatically. The exercise price of such options will be based on the fair market value PPI Class A Common Stock as of the Effective Time.

    At the Effective Time, each outstanding option to purchase Corvallis Clinic Class B Stock under the Corvallis Clinic Plan will be converted into the right to acquire on the same terms and conditions shares of

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PPI Class A Common Stock equal to the number of shares subject to each option immediately prior to the Effective Time multiplied by 192, with the exercise price per share being adjusted by dividing the exercise price in effect for each option immediately prior to the Effective Time by 163. See "The Merger and Related Transactions--Effects of the Merger."

    MEDFORD CLINIC PLAN

    1997 EMPLOYEE STOCK OPTION PLAN. As of January 2, 1997, no stock options had been granted by Medford Clinic. It is anticipated that Medford Clinic will grant options to its employees under the Medford Clinic 1997 Employee Stock Option Plan (the "Medford Clinic Plan") to purchase an aggregate of up to 10.6 shares of Medford Clinic Common Stock. The Medford Clinic Plan will be administered by a committee appointed by the Medford Clinic Board (the "Medford Clinic Committee"). Options granted to employees of Medford Clinic cannot be exercised prior to the Effective Time; in the event the Merger is not consummated, any option or portion thereof which has not expired or been exercised on or before the date the Medford Clinic Committee determines the Merger will not be consummated shall expire automatically. The exercise price of such options will be based on the fair market value of PPI Class A Common Stock as of the Effective Time.

    At the Effective Time, each outstanding option to purchase Medford Clinic Common Stock under the Medford Clinic Plan will be converted into the right to acquire on the same terms and conditions shares of PPI Class A Common Stock equal to the number of shares subject to such option immediately prior to the Effective Time multiplied by 27,330, with the exercise price per share being adjusted by dividing the exercise price in effect for such option immediately prior to the Effective Time by 27,330. See "Terms of the Reorganization and Merger--Effects of the Merger."

EFFECT ON EXISTING EMPLOYEE BENEFIT PLANS

    At the Effective Time, the 1997 employee benefit programs of each of the Companies in effect immediately prior to the Effective Time will be separately maintained by PPI, with few modifications. Thus, after the Effective Time, all individuals who are currently employees of a Company immediately prior to the Effective Time will continue to receive substantially the same benefits as are provided under such Company's employee benefit programs. Each individual employed by PPI prior to the Effective Time will be offered an opportunity to participate in the employee benefit programs of the Company with which such individual has the closest pre-existing relationship. For example, a PPI employee formerly employed by a Company will after the Effective Time, be able to participate in the benefit program previously maintained by such Company. It is anticipated that, in 1998, PPI will discontinue the three separate benefit programs and adopt new and uniform benefit programs that cover the employees of PPI and each New PC.

EXCHANGE/ISSUANCE OF STOCK CERTIFICATES IN THE MERGER

    No later than the Effective Time, PPI will make available, and each holder of Old PC Shares will be entitled to receive, upon surrender to PPI of one or more certificates evidencing Old PC Shares for cancellation, certificates evidencing the number of shares of PPI Class A Common Stock into which such Old PC Shares are converted in the Merger. Shares of PPI Class A Common Stock into which Old PC Shares are to be converted in the Merger shall be deemed to have been issued at the Effective Time.

    As soon as reasonably practicable after the Effective Time, PPI shall mail to each holder of record of converted Old PC Shares (i) a letter of transmittal (which shall specify that risk of loss of and title to certificates evidencing Old PC shares shall pass only upon receipt of PPI certificates in such form as PPI may reasonably specify) and (ii) instructions for exchange of certificates of each Company for certificates evidencing PPI Class A Common Stock. Upon surrender of a certificate evidencing Old PC Shares for cancellation to PPI together with such letter of transmittal, duly executed, the holder of a certificate of

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Company shares shall be entitled to receive in exchange therefor a certificate evidencing such number equivalent shares of PPI Class A Common Stock.

    In the event that any certificate evidencing Old PC Shares has been lost, stolen or destroyed, the person or entity claiming such loss may give an affidavit to PPI describing the loss. PPI will issue or cause to be issued in exchange for such lost, stolen or destroyed certificate, a certificate evidencing an equivalent number of shares of PPI Class A Common Stock.

PAYMENT IN LIEU OF FRACTIONAL SHARES

    No certificates or scrip evidencing fractional shares of PPI Class A Common Stock shall be issued upon the surrender for exchange of certificates evidencing Old PC Shares. In lieu of any such fractional securities, each holder of Old PC Shares which would otherwise have been entitled to a fraction of a share of PPI Class A Common Stock upon surrender of certificates evidencing such Old PC Shares for exchange shall be paid an amount in cash (without interest), rounded to the nearest cent, equal to the product of (a) such fraction multiplied by (b) the fair market value of a share of PPI Class A Common Stock as of the Effective Time as determined by the PPI Board.

PPI'S RIGHT TO REPURCHASE PPI CLASS A COMMON STOCK

    The PPI Certificate provides that PPI shall have the right, but not the obligation, to repurchase all or any portion of a PPI stockholder's shares of PPI Class A Common Stock only in the event a stockholder ceases to be an employee or member of the board of directors of (i) PPI, (ii) any entity that, directly or indirectly, controls or is controlled by or are under common control with PPI or (iii) HealthFirst New PC, Corvallis Clinic New PC, Medford Clinic New PC or any other professional corporation with which PPI has entered a Management Agreement (each a "PPI Affiliate").

    If PPI elects to repurchase any share of PPI Class A Common Stock from a stockholder following the termination of employment with a PPI Affiliate, PPI will pay a purchase price for each such share in an amount equal to the average closing sale price of the PPI Class A Common Stock during the preceding four-month period if the PPI Class A Common Stock was publicly traded or the amount equal to the fair market value of the PPI Class A Common Stock as of December 31 of the immediately preceding year, as determined by a nationally-recognized independent valuation firm (the "Valuation Firm").

    If PPI elects to repurchase any share of PPI Class A Common Stock from a stockholder who, following the termination of employment with a PPI Affiliate, undertakes certain activities in competition with PPI or a PPI Affiliate, PPI will pay a purchase price for each such share in an amount equal to the lesser of (i) the fair market value of such share of PPI Class A Common Stock at the time of issuance thereof to such stockholder, as determined by the Valuation Firm and (ii) (A) the average closing sales price of PPI Class A Common Stock or any other common stock of PPI during the preceding four-month period if such PPI Class A Common Stock was publicly traded during such period, or (B) otherwise, the fair market value of such share of PPI Class A Common Stock at the time of such repurchase, as determined by the Valuation Firm.

    If PPI decides to exercise such right to repurchase any share of PPI Class A Common Stock upon the occurrence of such event, PPI will comply with applicable requirements of Rule 14e-1 promulgated under the Securities Exchange Act of 1934, as amended.

RESALES OF PPI CLASS A COMMON STOCK AND REGISTRATION RIGHTS

    Subject to the registration right of PPI Class A Common Stockholders described below, no stockholder of PPI may sell, assign, transfer, pledge or otherwise encumber or dispose of any shares of PPI Class A Common Stock owned by such stockholder or any interest in any such shares prior to the fifth anniversary of the date of the Effective Time. Any attempted or purported sale, assignment, transfer, pledge or other encumbrance or disposition of shares of PPI Class A Common Stock by such stockholder shall be null and void and of no force and effect.

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    Stockholders of PPI who receive PPI Class A Common Stock in the Merger
("Class A PPI Stockholders") shall have the right to elect, at any time after the second anniversary of the Effective Time, to require PPI to include up to 20% of the shares of PPI Class A Common Stock held by such Class A PPI Stockholder in a registration statement (a "Subsequent Registration Statement") relating to any proposed registered public offering of PPI Class A Common Stock that occurs subsequent to the Effective Time and under which PPI expects to receive proceeds in excess of $30 million, net of underwriters' commissions and discounts (a "Registered Public Offering"). If, at any time after the second anniversary of the Effective Time, PPI shall determine to register any of its securities (any such registration being referred to herein as a "Registration") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with any Registered Public Offering, PPI shall deliver to each Class A PPI Stockholder a written notice. For a period of 30 days following the date of any such notice, each Class A PPI Stockholder shall have the right, but not the obligation, to elect to require PPI to include up to 20% of the shares of PPI Class A Common Stock received by such Class A PPI Stockholder in connection with the Merger (the "Registrable Shares") in the Subsequent Registration Statement related to such Registration.

    If the managing underwriter selected by PPI in connection with a Registration (the "Managing Underwriter") determines, for any reason, that the number of Registrable Shares to be included in a Registered Public Offering must be reduced, the Managing Underwriter may reduce the number of such Registrable Shares. The reduction in shares shall occur as described below. First, the number of Registrable Shares owned by PPI Class A Common Stockholders who are not Eligible Investors ("Ineligible Investors") shall be reduced pro rata (for the definition of "Eligible Investors," see "Terms of the Reorganization and Merger--PPI's Right to Repurchase PPI Class A Common Stock"). Second, if the Managing Underwriter determines that the number of Registrable Shares must be reduced despite the exclusion of all Registrable Shares owned by Ineligible Investors, the number of Registrable Shares to be included in the Subsequent Registration Statement that are owned by Eligible Investors shall be reduced pro rata.

    All expenses incurred in connection with any Subsequent Registration Statement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for PPI, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration shall be borne by PPI, provided that, unless otherwise stated, all selling expenses relating to Registrable Shares shall be borne by each Class A PPI Stockholder, pro rata on the basis of the number of Registrable Shares included in the Subsequent Registration Statement.

    Each Class A PPI Stockholder will indemnify PPI, each of its directors and officers, each person who controls PPI or such "underwriter" (within the meaning of Section 15 of the Securities Act), and each other Class A PPI Stockholder, each of its officers and directors and partners and each person controlling such "Holder" (within the meaning of Section 15 of the Securities Act), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Subsequent Registration Statement, prospectus, offering circular or other similar document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

    PPI shall have the right to terminate or withdraw any Subsequent Registration Statement initiated by PPI prior to the effectiveness of such Subsequent Registration Statement, whether or not any Class A PPI Stockholder has elected to include its shares of PPI Class A Common Stock in such Subsequent Registration Statement.

CONVERSION OF PPI CLASS A COMMON STOCK

    Upon the transfer of any share of PPI Class A Common Stock to a third party unaffiliated with the original holder thereof, as permitted after the fifth anniversary of the date of issuance of such share to such holder or, if earlier, pursuant to an excercise of registration rights after the second anniversary of such issuance date, such share shall convert into one fully paid non-assessable share of Class B Common Stock,

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par value $0.01 per share ("PPI Class B Common Stock"). The conversion shall be effected at the time the holder of PPI Class A Common Stock surrenders such holder's certificate for PPI Class A Common Stock to be transferred, duly endorsed, at the office of PPI or any transfer agent for PPI Class A Common Stock. Promptly thereafter, PPI shall issue and deliver to the assignee, a certificate or certificates for the number of shares of PPI Class B Common Stock to which the assignee shall be entitled. The conversion shall be deemed to have been made at the close of business on the date of the surrender and the person entitled to receive shares of PPI Class B Common Stock issuable on the conversion shall be treated for all purposes as the record holder of the shares of PPI Class B Common Stock on that date.

    The initial number of shares of PPI Class B Common Stock into which shares of PPI Class A Common Stock are convertible shall be subject to adjustment in order to, among other things, provide certain anti-dilution protections. Adjustments would be made in the event that PPI shall (i) pay a dividend in, or make distribution of, shares of PPI Class B Common Stock, (ii) subdivide its outstanding shares of PPI Class B Common Stock into a greater number of such shares, (iii) combine its outstanding shares of PPI Class B Common Stock into a smaller number of such shares, (iv) consolidate or merge with or into another corporation (other than a consolidation or merger which does not result in any reclassification or change of PPI Class A Common Stock), or (v) sell or convey all or substantially all of PPI's assets in their entirety to another corporation (other than a consolidation or merger which does not result in any reclassification or change of PPI Class A Common Stock). The total number of shares of PPI Class B Common Stock into which shares of PPI Class A Common Stock are convertible shall be adjusted so that the holder of PPI Class A Common Stock that is surrendered for conversion after one of the events listed above is entitled to receive the number of shares of PPI Class B Common Stock which such holder would have been entitled to receive immediately following the occurrence of such event had such PPI Class A Common Stock been converted immediately prior to the occurrence of such event. Any such adjustment, in the case of a stock dividend or distribution, becomes effective as of the record date therefor and, in the case of a subdivision, combination, grant, conveyance or merger, as of the effective date thereof.

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                     PHYSICIAN PRACTICE MANAGEMENT INDUSTRY

GENERAL

    PPMs create vehicles through which physicians can join together in large entities that are favorably positioned to contract and negotiate with managed care organizations and other third-party payors. PPMs essentially manage the business of group practices. The managed providers usually enter into long-term exclusive contracts with the PPM and pay a percentage of their revenues to the PPM.

    Both medical groups and payors can benefit from the PPM structure. Providers gain skilled and innovative management, sophisticated information systems and capital resources, all of which give the providers time to practice medicine and treat patients. Payors look to PPMs to help maintain quality outcomes, management programs and patient care data, and to provide broader geographic coverage for their enrollees.

THE INDUSTRY

    The American Medical Association ("AMA") lists approximately 650,000 physicians in its data base of practicing physicians. According to the AMA's Census of Medical Groups, as published in the AMA's 1996 edition of "Medical Groups in the US: A Survey of Practice Characteristics" (the "AMA Report"), there were 19,787 medical groups and 210,811 medical group physicians in 1995. Over the past two to three decades, the medical group practice industry has evolved and strengthened. Physicians have organized into increasingly large and complex single- and multi-specialty group practices. According to data reported in the AMA Report, between 1965 and 1995, the number of physicians in the U.S. in group practices (versus solo practices) has more than quadrupled. Inasmuch as current market trends indicate that physicians are joining medical groups to deal effectively with managed care, among other things, there is a substantial potential customer base for PPMs. However, relatively few PPMs are in a position to tap into physician practice management on a national scale. The few PPMs that can compete on a broad geographic basis tend to be publicly traded PPMs.

    In addition, a large amount of revenue flows through the medical services industry. Physician services in 1994 accounted for approximately $190 billion, according to data collected by HCFA and the Office of National Health Statistics. According to a projection of national health expenditures published by the U.S. Department of Health and Human Services, there was an estimated $1 trillion spent on health care in the U.S. in 1995, approximately 14.2% of the gross domestic product.

    Despite the size of the industry, however, the potential financial leverage of physicians generally has been diluted due to the way physicians have traditionally organized. Health care in the United States historically has been delivered through unrelated health care providers, including individual or small groups of primary care physicians and specialists. In addition, many physicians have joined together in informal group practices or affiliations--independent physician associations ("IPAs"), PHOs and clinics-without-walls. While these organizational structures do, in fact, bring physicians together, they generally have failed to provide the market strength and benefits of truly integrated and self-governed medical group practices. IPAs, PHOs and other such arrangements may well be "way stations" as physicians move from solo and small groups to larger integrated multi-specialty groups.

    The migration of physicians into groups has paralleled other trends in health care organization, finance and delivery in the U.S. The influence of managed care and the size of HMOs have increased significantly. Managed care is widely believed to be the most likely vehicle to deliver and spread the costs of high quality and cost-efficient health care services. The emergence of and popularity of managed care has had a dramatic effect on physician organizations. The combination of the growth of HMOs and recent HMO industry consolidation has resulted in fewer and larger HMO companies nationwide.

    Managed care trends, aligned with other market forces such as consolidation of the hospital industry, more sophisticated purchasing of health care by employers and increasingly complex governmental

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regulations, have further contributed to the growth of physician groups and
PPMs. Concerns over the accelerating cost of health care have resulted in the increasing prominence of managed care. Traditional physician practices generally may be at a disadvantage in a managed care environment because they typically have high operating costs, little purchasing power with suppliers and must spread overhead over a relatively small revenue base. In addition, these physician practices often have insufficient capital to purchase new technologies and lack the sophisticated systems necessary to contract effectively with larger, better-funded competitors. These trends have motivated successful medical group practices to seek strong corporate strategic and capital partners. Hence the emergence and growth of the PPM industry.

    In the late 1980s PPMs emerged. These corporate entities are intended to bring management talent, corporate structure, business discipline and acumen and capital to their managed medical groups. To date, the industry has divided into two dominant physician equity models of PPMs: (i) companies that manage multi-specialty groups and (ii) companies which focus on the management of single-specialty medical groups or networks. PPI is a PPM which will focus on well-positioned primary care-based multi-specialty group practices. Opportunities for growth may arise in other market segments, however, such as acquiring groups of physicians from hospital systems, staff model HMOs or academic medical groups. In spite of the growth trends referred to above, organizing physicians and managing medical groups is a daunting task. To date, PPMs manage less than 10% of the nation's physician practices and it is uncertain that PPMs will become an attractive organizational model which will capture any significant share of the physician revenue market. There is no assurance that PPI as a PPM will be attractive to other physicians or physician groups.

CAPITATION

    HMOs typically pay their providers on a capitated or other prepaid basis. Capitation revenue will be a significant source of revenue generated by the New PCs after the Merger. Capitation arrangements between health plans and providers typically involve a payment to the provider of a specific amount per assigned member per month, in exchange for such provider's assumption of the obligation to provide or arrange for all medically necessary covered services required by each health plan member assigned to such provider. The aggregate capitation payments made to capitated providers constitute the most significant portion of the compensation to such providers. (Certain other payments, such as copayments and risk pool distributions, are also typically made to capitated providers.) This obligation to provide or arrange for all covered services applies to providers (and will apply to PPI under the proposed arrangement with the New
PCs), regardless of whether any medical services are rendered to the HMO or other health plan capitated members and regardless of the cost to the provider of any covered services provided. If a capitated provider refers to an outside specialist or outpatient ancillary service provider, the charges of such third-party providers typically must be paid by the capitated provider. Capitation, therefore, shifts the risk of the cost of providing covered services from the payor to the capitated provider. Reinsurance and stop-loss protection are typically maintained by providers to mitigate capitation risk. Nevertheless, if revenue received by the provider is insufficient to cover the costs of covered services provided to or arranged for patients, the provider's operating results will suffer.

    One of the challenging issues for providers, and therefore PPMs, to address is how to effectively manage capitation risk with respect to relevant patient populations. The capitation risk ideally should be well understood, managed and spread over large numbers of insured HMO members. The ability to bear and manage risk is a major factor in the growth of the number, size and complexity of medical group practices.

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BENEFITS A PPM CAN PROVIDE A GROUP PRACTICE

    The underlying rationale for the existence and growth of the PPM industry is to add value to medical groups. Value is added in four interrelated ways:

        - CAPITAL. PPMs provide needed capital for medical groups. Capital is required to finance growth, to replace and enhance equipment and to manage clinical and business data and information.

        - MANAGEMENT EXPERTISE. As medical groups grow and enter into managed care capitation arrangements, the need for management and business expertise becomes more critical. PPMs can provide management and business discipline to medical groups.

        - COST MANAGEMENT. PPMs assist medical groups in achieving significant economies of scale by consolidating medical groups. Medical groups can benefit from the increased collective purchasing power and the increased leverage with vendors. Significant savings can be expected in employee benefits, medical and office supply purchasing and insurance costs.

        - REVENUE ENHANCEMENT. PPMs have the ability to contract on behalf of increasingly large numbers of groups and physicians. Representing large numbers of providers gives the PPM increased leverage to negotiate beneficial contracts with payors, as well as with hospitals, service vendors and ancillary service providers.

GOVERNMENT REGULATION

    Each of the Companies is subject to federal and state laws regulating the relationships among providers of health care services, physicians and other clinicians. These laws include the fraud and abuse provisions of the Medicare and Medicaid statutes, which prohibit the solicitation, payment, receipt or offering of any direct or indirect remuneration for the referral of Medicare or Medicaid patients or for the recommending, leasing, arranging, ordering or purchasing of Medicare or Medicaid covered services. Other laws impose significant penalties for false or improper billings for physician services and impose restrictions on physician referrals for designated health services to entities with which they have financial relationships. Violations of those laws may result in substantial civil or criminal penalties for individuals or entities, including large civil money penalties and exclusion from participation in the Medicare and Medicaid programs. Significant laws applicable to the health care industry generally are described in more detail below.

    FRAUD AND ABUSE LAWS

    Certain provisions of the Social Security Act, commonly referred to as the "Anti-Kickback Statute," prohibit the offer, payment, solicitation, or receipt of any form of remuneration in return for the referral of Medicare or state health program patients or patient care opportunities, or in return for the recommendation, arrangement, purchase, lease or order of items or services that are covered by Medicare or state health programs. In recent years, there has been increasing scrutiny by law enforcement authorities, the United States Department of Health and Human Services, various state agencies, the federal and state courts and Congress, of financial arrangements between health care providers and potential sources of patient referrals to ensure that such arrangements are not disguised mechanisms to pay for patient referrals. The Anti-Kickback Statute is broad in scope and interpretations by various courts have been ambiguous or conflicting in certain respects. To the extent PPI is deemed to be either a referral source or a separate provider under the New PC Management Agreements that is in a position to influence referrals to or from physicians, the financial arrangements under these agreements could be subject to scrutiny and prosecution under the Anti-Kickback Statute.

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    PHYSICIAN SELF-REFERRAL LAW

    Significant prohibitions against physician "self-referrals" apply to a variety of physician-owned or physician-interested entities. The Stark statute (42 U.S.C. Section1395nn) generally prohibits referrals by physicians for designated health services reimbursable under the Medicare and Medicaid programs to entities in which the referring physician or an immediate family member has an ownership interest or compensation arrangement, unless an exception provided under the statute applies. The Stark statute is broad and ambiguous in some respects, and regulations clarifying the provisions have been issued only with respect to clinical laboratory services (which was the subject of the "Stark I" legislation). Regulations interpreting the portion of the Stark statute known as "Stark II" or future clarification of existing regulations could require PPI, the New PCs and related physicians to modify the form of their relationships.

    THE CORPORATE PRACTICE OF MEDICINE

    Certain laws prohibit the practice of medicine by corporations other than professional corporations. It is possible that the operations of PPI could be challenged on the ground that PPI, a business corporation, will participate in operations or revenues of the New PCs and other PPI-managed medical practices to a prohibited extent. Oregon law regarding the corporate practice of medicine does not specifically approve or forbid practice management companies from contracting with professional corporations and has been subjected to limited judicial and regulatory interpretation. In the event of a prohibition against the PPI form of business, the relationship between PPI and each of the New PCs may have to be modified, possibly resulting in a reduction of revenues received by PPI for managing the New PCs.

    FEE-SPLITTING LAWS

    The laws of many states prohibit physicians from splitting fees with non-physicians. Although Oregon currently does not have such a prohibition, there is no assurance that Oregon will not enact new laws or interpret existing laws in a manner that would require modifications to PPI's business in order to comply with such a law. In addition, expansion of the operations of PPI to jurisdictions that have laws that could be deemed to restrict or prohibit PPI's form of arrangement with managed medical groups may require structural and organizational modifications to PPI's form of management relationship, which could have an adverse effect on PPI.

    MEDICARE/MEDICAID REIMBURSEMENT

    State and federal civil and criminal statutes impose substantial penalties, including civil and criminal fines and imprisonment, upon health care providers who fraudulently or wrongfully bill governmental or other third-party payors for health care services. The federal law prohibiting false billings allows a private person to bring a civil action in the name of the United States government for violations of its provisions. While management of each Company has attempted to comply with billing requirements, there is no assurance that PPI's or the New PCs' activities will not be challenged or scrutinized by governmental authorities. Moreover, Medicare and other reimbursement rules impact the fee structure of medical billing. To the extent PPI's or the New PCs' billing arrangements may need to be modified to comply with existing or modified regulations, there could be a material adverse financial effect on PPI.

    OREGON INSURANCE LAW

    The Oregon Department of Consumer and Business Affairs, Insurance Division (the "Insurance Division"), regulates the transaction of insurance pursuant to the Oregon Insurance Code. Pursuant to Insurance Division Bulletin 96-2 (the "Bulletin") issued in April 1996 by the Oregon Insurance Commissioner, health care providers that are compensated on a capitated basis by a health insurer or health care service contractor ("HCSC") are not required to obtain a certificate of authority to transact insurance if

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the capitation is internal to a policy of insurance that is delivered by an authorized insurer or HCSC. The Bulletin also states that discounted fee-for-service arrangements with reasonable limits on discounts (i.e., not open-ended discounts) also do not require a certificate of authority. PPI arrangements should fall into these categories and therefore be exempt from regulation as an insurance company. There is no assurance, however, that the position of the Insurance Division will not change in the future.

    ANTITRUST LAWS

    Antitrust laws apply to health care providers just as they do to other businesses; however, certain exceptions specifically applicable to provider entities are available under current law. Because the New PCs will remain separate legal entities after the Merger, they may be deemed competitors subject to a range of antitrust laws which prohibit anti-competitive conduct, including price fixing, concerted refusals to deal and division of market.

    PROPOSED LEGISLATION

    In addition to current federal regulations, the Clinton Administration and several members of Congress have proposed legislation for comprehensive reforms affecting the payment for and availability of health care services. Aspects of certain such health care proposals, such as reductions in Medicare and Medicaid payments and additional prohibitions on direct or indirect physician ownership of facilities to which they refer patients, if adopted, could have a significant impact on the health care industry. There can be no assurance as to the ultimate content, timing or effect of any health care reform legislation, nor is it possible at this time to estimate the impact of potential legislation on the industry.

MANAGEMENT INFORMATION SYSTEMS

    The emergence of managed care has increased the need for specific and extensive information collection, analysis and management throughout the entire health care industry. Sophisticated and timely data are required for managers and providers to quantify the revenues and expenses associated with managed care contracting and with the measurement and determination of efficient utilization and quality clinical care. Thus, information management systems are moving from the traditional billing functions to more complex clinical information management. Increasingly, effective management of health care service delivery will require the ability to collect, analyze and manage clinical as well as financial information an a timely basis. Anticipated future developments which may be required for successful PPMs include voice recognition systems, electronic medical records, chart tracking systems and advanced actuarial modeling capability.

         OPERATION, MANAGEMENT AND BUSINESS OF PPI FOLLOWING THE MERGER

BUSINESS OF PPI

    The goal of PPI is to pioneer innovative health care delivery into the 21st century as a leading primary care-based multi-specialty group PPM. To achieve such goal, PPI endeavors to deliver health care with sound ethical standards by involving physicians at every level of PPI, including clinical and business policies and decisions. PPI will continuously seek innovation to enable the New PCs and other multi-specialty group practices with which PPI has entered into a practice management agreement to deliver quality patient care and services efficiently. PPI also actively seeks opportunities to grow through acquisition of quality primary care based multi-specialty group practices.

    PPI will operate as a PPM organization, focusing on the long-term management of high quality, well-positioned primary care based multi-specialty group practices. PPI typically will acquire certain assets of established medical groups, such as their equipment and accounts receivable, and manage such medical group under a long-term management agreement. Because PPI does not employ physicians and does not practice medicine, it will not acquire provider professional services business assets such as Medicare provider numbers.

    While PPI is similar to other multi-specialty group practice PPMs, PPI can be distinguished and differentiated in several important aspects. PPI is the first PPM to originate in the Pacific Northwest. At the Effective Time, PPI will have significant geographical presence and strength in the State of Oregon with nearly 300 providers practicing in three hub clinics (I.E., the New PCs) with 28 clinical delivery sites. PPI is also unique in that it will be owned by group practice physicians and governed by a board of directors a majority of whom are group practice physicians. PPI will employ a full-time Chief Medical Officer responsible for managing the clinician and clinical issues with each group's medical director. Because PPI will be the surviving corporation of a merger of three successful primary care-based multi-specialty groups with collectively more than 150 years of group practice and group practice management experience, PPI business and clinical managers have extensive experience with managed care under a variety of payment methodologies, including several forms of capitation.

    PPI also has approved the advisory position of a Medical Ethicist to the PPI Board in order for the physicians affiliated with PPI to adhere to the fundamental principles of medical ethics, continue to act as advocates for their patients and provide quality patient care. The Medical Ethicist will attend board meetings of PPI and advise the PPI Board regarding ethical implications of the issues with which the PPI Board must deal in the course of its management of PPI.

THE PPI STRATEGY

    PPI's business strategy involves integrating physician group practices into networks of health care providers. Initially, PPI's operations will be concentrated in the Pacific Northwest and will be affiliated with approximately 300 providers. PPI believes that there are numerous opportunities to extend its network across the United States.

    The key elements of PPI's strategy include:

    - STRENGTHENING OPERATIONAL EFFICIENCIES. Cost reductions can be made through economies of scale in purchasing supplies, equipment and services. Operational efficiencies may also be achieved by expanding PPI's market coverage and number of HMO enrollees, refining utilization management programs, increasing standardization, developing additional in-house specialty and ancillary services, increasing the emphasis on outpatient care and utilizing sophisticated information systems to make available detailed clinical data that can ensure both quality and cost containment.

    - EXPANDING THE EXISTING MARKETS OF THE NEW PCS. Growth in greater Portland, Corvallis and Medford, Oregon may occur through the acquisition of or affiliation with physicians and medical groups within those markets. PPI will invest capital in each of its merged hub primary care-based multi-specialty group practices and will assist these practices in acquiring existing local medical groups. New groups will have the opportunity to be incorporated into the governance and leadership structure of the existing PPI hub clinic.

    - EXPANSION INTO NEW HUB MARKETS. Expansion into new areas is anticipated to occur primarily through the acquisition of physician groups. New PPI hub clinics are expected to be primary care-based multi-specialty groups with
      (i) more than 30 physicians, (ii) potential for a significant market share, (iii) a strong group practice culture, (iv) experience or interest in managed care and (v) high quality with a strong reputation in its community. PPI hopes to acquire two additional hub groups in 1997.

    - DEVELOPING AND ACQUIRING SMALL PHYSICIAN PRACTICE GROUPS. In markets including the Pacific Northwest, many communities are too small to support the typical PPI primary care-based multi-specialty group practice hub. There are many primary care-based medical groups with fewer providers that have significant market presence. Opportunities for growth may arise in market segments other than the physician-owned, primary care-based multi-specialty groups, such as IPAs and PHOs. PPI may consider acquisitions such as purchasing groups of physicians from hospital systems, HMOs or academic medical centers.

PRACTICE MANAGEMENT AGREEMENT

    Under the respective New PC Management Agreements, PPI will provide a variety of management services, and certain facilities and equipment, to the managed New PCs. Further, PPI will provide certain leased equipment and space to the managed practices and will employ and provide each managed New PC with non-physician personnel (other than personnel required to be employed by the New PCs in order for services rendered by such ancillary service providers "incident to" physician services to be appropriately billed to and reimbursed by Medicare). PPI also will enter into agreements directly with health plans and will receive revenue directly from payors to the extent permissible, or otherwise as an agent on behalf of the respective New PCs.

    In exchange for the management services provided by PPI to a New PC, PPI will be entitled to receive (a) reimbursement of all Manager's Expenses incurred by PPI plus (b) 16% of the Distributable Profit Amount of such New PC. "Distributable Profit Amount" is defined as (i) gross revenues, booked on an accrual basis and subtracting specified contractual allowances and bad debt, received by PPI or such New PC relating to services provided by such New PC, less (ii) Manager's Expenses. Each New PC will be responsible for provider compensation and benefits. The term "Manager's Expenses" is defined in the New PC Management Agreement to mean the actual cost of all operating and non-operating expenses incurred by PPI in the operation of respective New PC's medical offices. Any allocation of costs (as opposed to a pass-through of actual direct costs incurred by PPI in connection with the operation of such New PC's medical offices, for which PPI shall be reimbursed in full) by PPI to such New PC shall require approval of the joint management board (composed of PPI and such New PC's representatives) of the proposed cost allocation for a defined period of time prior to implementation of the function for which a cost allocation is proposed. "Manager's Expenses" expressly will not include any corporate overhead charges of PPI (other than as expressly agreed to in the New PC Management Agreement), federal or state income taxes of PPI or such New PC, any expenses which are expressly designated as obligations to be assumed solely by PPI, and any amortization expense resulting from the amortization of costs in connection with the execution of the New PC Management Agreement. The right of PPI to receive reimbursement of Manager's Expenses and the management fee is secured by a security interest in all accounts receivable (whether an account, chattel paper or other right to payment for services rendered on behalf of Medical Group) owned or created by the New PC, together with the proceeds thereof, excluding accounts receivable which PPI legally cannot hold as collateral.

    PPI's management structure will enable each managed New PC to retain significant control over the operation and strategic direction of its respective group practice. Specifically, each managed New PC will retain its own physician board. The functions of this physician board will include:

    (i) determination and management of physician compensation methodologies;

    (ii) employing and reviewing (with the assistance of the PPI Chief Medical Officer) the performance of the PC's Medical Director and compensation for and appointment of physician managers (e.g., department chairs);

   (iii) dealing with individual physician quality and behavioral issues;

    (iv) approving all growth and acquisitions by being the only body which can approve employment of physicians by such New PC; and

    (v) appointing three members to the Joint Management Board and designating its Medical Director as an ex officio member.

    Subject to the rights of each New PC's physician board, the business of each managed New PC will be governed by its Joint Management Board. The Joint Management Board is designed to represent equally the clinical and physician perspective and the management and business perspective. The Joint Management Board is formed by each managed New PC appointing three members (presumably physician members of the New PC Board) and PPI appointing three members (one of whom must be the local PPI group practice administrator). The New PC's medical director will serve as a seventh ex officio, non-voting member of the Joint Management Board. The Joint Management Board will provide local expertise and develop and approve all submissions to PPI regarding New PC growth, annual budgets, payor relations, local strategic initiatives and capital improvements.

    The New PC Management Agreements will contain certain significant restrictions and liquidated damage assessments against the New PCs relating to certain activities by its employed providers with respect to (a) solicitation of employees, (b) disclosure or misappropriation of trade secrets by employees and
(c) competition. If the prohibition against the solicitation of employees is violated, the New PC generally will be required to pay to PPI liquidated damages in the amount equal to one year's salary of any person employed by PPI or the New PC who is solicited by a provider (other than an "Unbound Provider") of the New PC to leave such employment. If a provider other than an "Unbound Provider" employed by a New PC (a) discloses or misappropriates trade secrets of such New PC or PPI or (b) engages in prohibited competitive actions against a New PC during the provider's term of employment by such New PC or at any time during the 18 months thereafter, such New PC generally will be required to pay to PPI, with respect to any such breach, liquidated damages in the amount equal to 50% of such provider's gross compensation received from such New PC during its most recent fiscal year. The New PC Management Agreements provide that no such restrictions will apply to activities of providers employed by the New PCs who were not bound by the employing Company under similar restrictive covenants as of September 17, 1996. However, the New PC, will be obligated to make such liquidated damages payments to PPI to the extent providers who are bound or required (under the New PC Management Agreement) to be bound by such covenants in their employment contracts or shareholder agreements with the New PCs take prohibited actions. The New PC Management Agreements define an "Unbound Provider" as any provider who (i) was employed by any Company as of September 17, 1996 without having been bound by a prohibition against solicitation, disclosure or misappropriation of trade secrets or covenant not to compete, as applicable, as of such date, (ii) although not employed by a Company as of September 17, 1996, had entered into an employment agreement with a Company without some or all such covenants prior to September 17, 1996, (iii) was employed by a Company as of September 17, 1996, and was bound by a covenant not to compete that shall have subsequently expired by its own terms (such provider being an Unbound Provider only with respect to such noncompensation covenant after the date of such expiration), or (iv) was employed by a Company as of September 17, 1996 and is bound by a covenant not to compete, but whose employment by a Company or its successor New PC shall have been subsequently terminated involuntarily by such Company or its successor (such provider being an Unbound Provider only with respect to such noncompetition covenant after the date of such termination). Each Company and each New PC will be subject to liquidated damages for violations of the covenants against solicitation and disclosure or misappropriation of trade secrets with respect to any provider who is promoted to shareholder status on and after September 17, 1996. Similarly, each Company and each New PC will be obligated to make liquidated damages payments to PPI with respect to violations of the covenant not to compete by any Unbound Provider who became a shareholder of a Company or a New PC after September 17, 1996, unless (x) such provider was or is required to sign such a covenant at the time of such provider's promotion to shareholder status and (y) the Company or New PC, as applicable, is unable to enforce such a provision against such provider after exhausting all of its legal and equitable remedies against such provider. PPI will have no direct right of enforcement against, or right to receive liquidated damages from, any provider for any such activities. To the extent any applicable covenant in a provider's employment or shareholder agreement with the New PC is breached by a provider, liquidated damages will be payable by the employing New PC to PPI. It is anticipated that each New PC will require each provider employed by such New PC after September 17, 1996 to indemnify the New PC in the event the New PC becomes obligated to make a payment to PPI due to such provider's actions. However, the New PCs will not be required to seek to enforce any right to indemnity it may have against a provider.

PROPERTIES AND FACILITIES OF PPI

    As of the date of this Joint Proxy Statement/Prospectus, PPI owns no properties. PPI has entered into a lease for an office suite in Portland, Oregon. The lease is for a term of seven years and has an initial month rent of $7,317, which will be adjusted annually by increases in inflation.

LEGAL PROCEEDINGS

    There are currently no legal proceedings pending, or to the knowledge of management of each of the Companies and PPI, threatened against PPI.

                               MANAGEMENT OF PPI

    The following table sets forth certain information about the persons who will serve as directors and officers of PPI:

NAME                                       AGE                            POSITION                             SINCE
-------------------------------------      ---      -----------------------------------------------------  -------------
David M. Goldberg, M.H.A.............          48   President and Chief Executive Officer, Director         July 2, 1996
Tim E. Dupell, C.P.A.................          34   Senior Vice President and Chief Financial Officer,
                                                    Director                                                July 2, 1996
Michael F. Bonazzola, M.D............          46   Senior Vice President and Chief Medical Officer,
                                                    Director                                                July 2, 1996
Bruce E. Van Zee, M.D................          51   Chairman of the Board, Director                         July 2, 1996
David H. Cutsforth, Jr. M.D..........          49   Director                                                July 2, 1996
Russell A. Dow, M.D..................          48   Director                                                July 2, 1996
Douglas M. Mancino, Esq..............          47   Director                                                July 2, 1996
Jerald W. Erstgaard..................          48   Senior Vice President                                   July 2, 1996
Jon D. Ness..........................          40   Senior Vice President                                   July 2, 1996

    PPI has a Board of Directors consisting of seven persons elected for three-year staggered terms and holding office until their respective successors are elected and qualified. Tim E. Dupell, C.P.A. and Michael F. Bonazzola, M.D. belong to one class of directors whose term expires at the first annual meeting of stockholders to be held in 1997; David M. Goldberg, M.H.A. and Douglas M. Mancino, Esq. belong to another class whose term expires at the second annual meeting of stockholders, to be held in 1998; and Bruce E. Van Zee, M.D., David H. Cutsforth, Jr., M.D. and Russell A. Dow, M.D. belong to another class whose term expires at the third annual meeting of stockholders, to be held in 1999.

    Officers of PPI are appointed and serve at the discretion of the PPI Board.

    MR. DAVID M. GOLDBERG joined PPI as its Chief Executive Officer in 1996. Mr. Goldberg earned a B.A. degree in Sociology in 1970 from the University of Colorado at Boulder and a Masters of Science degree in Health Care Administration in 1977 from the University of Colorado Medical Center, Denver, Colorado. From 1993 until joining PPI as its founding CEO, Mr. Goldberg was employed as President of Simmonds Consulting, Inc., a national group practice strategic planning and merger and acquisition consulting company which he helped found. Mr. Goldberg was employed by Medical Management, Inc. as senior consultant from 1986-1992. In this capacity he managed all group practice management and strategic planning consulting and was instrumental in developing standardized management, strategic and financial reporting systems for all of the managed group practices, for the oldest (and then largest) contract group practice management company in the U.S. The Companies engaged Mr. Goldberg as a consultant through Simmonds Consulting, Inc. before he was employed by PPI. From 1983-1986, Mr. Goldberg served in a variety of senior management positions at Lovelace Medical Center and Lovelace Health Plan, then a 250,000 member group model HMO; Director of Planning for all of the Lovelace organizations and Director of Primary Care and Associated Group Practices for Lovelace Medical Center. Mr. Goldberg was the founding executive director of New Mexico Health Resources, Inc., a private company which was the predecessor to the New Mexico State Office of Rural Health. After receiving his graduate education under the guidance of Dr. Leland Kaiser, Mr. Goldberg was a recipient of a Robert Wood Johnson Foundation grant to co-found a model rural primary care group practice. During the past 15 years, Mr. Goldberg has been a frequent speaker and lecturer for the Medical Group Management Association as well as for other national and regional professional and trade organizations.

    MR. TIM E. DUPELL joined PPI as its Chief Financial Officer in 1996. Prior to joining PPI, Mr. Dupell served as Chief Financial Officer for Corvallis Clinic beginning in March, 1994. From 1988 to 1994, Mr. Dupell held concurrent positions in Finance, Operations and Risk Sharing Plans with Blue Cross/Blue Shield of Oregon and with the Blue Cross/Blue Shield health maintenance organization, HMO Oregon. From 1984-1988, Mr. Dupell was a senior auditor in the Portland, Oregon office of Ernst & Young, LLP. Mr. Dupell holds a Bachelor's degree in Business from Pacific University. In addition, Mr. Dupell is a Certified Public Accountant, Certified Management Accountant, and a Certified Internal Auditor. He is a member of the Oregon Society of Certified Public Accountants, The American Institute of Certified Public Accountants, The Institute of Management Accountants, The Institute of Internal Auditors and the National Association of Accountants.

    MICHAEL F. BONAZZOLA, M.D. joined Physician Partners, Inc. as Senior Vice President and Chief Medical Officer in 1996. Dr. Bonazzola practiced general internal medicine at Medford Clinic from 1982 to 1996. Dr. Bonazzola holds a Bachelor's degree in Natural Sciences from Lewis and Clark College and a Doctor of Medicine degree from University of Oregon Medical School and served as chief medical resident at St. Vincent Hospital and Medical Center (Portland, Oregon). He is Board Certified in Internal Medicine. He was a member of the board of directors of Medford Clinic from 1983-1991 and served as its President from 1989-1991. Since Dr. Bonazzola became Medford Clinic's Medical Director in 1991, Medford Clinic has grown from 35 physicians, with no managed care contracts, to 64 physicians with approximately 35% of the overall business provided under managed care contracts. Between 1992 and 1995, Dr. Bonazzola served on the board of directors of HMO Oregon. He is a Trustee of the Oregon Medical Professional Review Organization. In addition to his medical and administrative duties, Dr. Bonazzola airs five nights weekly a medical report on local ABC affiliated television stations in Medford, Klamath Falls and Eugene, Oregon and presents a shorter report five mornings each week.

    BRUCE E. VAN ZEE, M.D. joined Physician Partners, Inc. as a founding member of the Board of Directors in 1996. Dr. Van Zee is President and Chairman of the Board of Medford Clinic. Dr. Van Zee is a practicing physician of Medford Clinic committed to physician involvement in the governance and management of innovative health care organizations. He received his medical degree magna cum laude at the University of Oregon in 1970. He is Board Certified in Internal Medicine and Nephrology, having completed his post graduate education at the University of Rochester. Dr. Van Zee has served in a variety of medical management roles which include chair of the department of medicine and president of the medical society in his community. He has received advanced post graduate training in physician management issues and in biomedical ethics.

    DAVID H. CUTSFORTH, JR., M.D. joined Physician Partners, Inc. as a founding member of the Board of Directors in 1996. He practiced as a Philomath Family Medicine physician before that entity merged with Corvallis Clinic and currently practices at Corvallis Clinic. Dr. Cutsforth is President and Chairman of the Board of Corvallis Clinic. Dr. Cutsforth has been active in local and statewide health forums. He served as a board director for Western Oregon IPA from 1989-1993. He served as an original committee member in the formulation of the Oregon Health Plan, a national model for Medicaid reform. Dr. Cutsforth received his medical degree from the University of Oregon in 1973. He is Board Certified in Family Medicine, having completed his residency training at the University of Texas in Houston. Dr. Cutsforth has served in a variety of management roles including chair of the Department of Family Medicine and Peer Review Committee of Good Samaritan Hospital, Corvallis. He received a superior service award from the U.S. Public Health Service in 1977 and was recognized as America's Family Doctor of the Year in 1994.

    RUSSELL A. DOW, M.D. joined Physician Partners, Inc. as a founding member of the Board of Directors in 1996. Dr. Dow serves as Chairman of the Board of HealthFirst, in Portland, Oregon. Dr. Dow is a HealthFirst physician practicing Obstetrics and Gynecology and has been involved in medical leadership and governance for many years. He received his medical degree from Tufts University School of Medicine in Boston, Massachusetts in 1974. He is Board Certified in Obstetrics and Gynecology, having completed his post-graduate training at the Oregon Health Sciences University. Dr. Dow is active in community, state and regional health and medical policy issues.

    DOUGLAS M. MANCINO, ESQ. joined Physician Partners, Inc. as a founding outside member of the Board of Directors in 1996. Mr. Mancino is an attorney and a partner in McDermott, Will & Emery's Los Angeles office. He has had more than 20 years of experience representing a broad variety of health care organizations. Mr. Mancino has been recognized by THE NATIONAL LAW JOURNAL as one of the country's leading managed care lawyers, and by the LOS ANGELES BUSINESS JOURNAL as one of Southern California's top 100 health care executives. Mr. Mancino is the author of a new book, TAXATION OF HOSPITALS AND HEALTH CARE ORGANIZATIONS (Warren, Gorham & Lamont 1995) and a co-author of NAVIGATING YOUR WAY THROUGH THE FEDERAL SELF-REFERRAL LAW: A GUIDEBOOK TO STARK II (Atlantic Information Systems, Inc. 1995). He has also co-authored a 1987 Aspen Systems book, JOINT VENTURES BETWEEN HOSPITALS AND PHYSICIANS and has written more than 30 articles on a variety of health care and taxation topics. Mr. Mancino received his law degree, summa cum laude, from The Ohio State University of Law in 1974. He is an active member and officer of several national legal organizations and publications and is a Fellow of the American College of Tax Counsel. Mr. Mancino also has served as a director of Health Systems International, Inc., including acting on its Compensation Committee.

    JON D. NESS holds the administrative position of chief executive officer of Medford Clinic. Before employment by Medford Clinic in 1995, he acted as Vice President of Deaconess-Billings Clinic Health System. Mr. Ness is a member of MGMA and a member of the certified medical practice executive program. Mr. Ness received his Master of Arts in Urban Planning from North Dakota State University in 1984. He acted as a corporate planner of St. Luke's Hospital, affiliated with Fargo Clinic, a 250 physician multi-specialty clinic, from 1986 to 1989.

    JERALD W. ERSTGAARD obtained a Bachelor of Arts degree from the University of South Dakota with a concentration in business. In 1973, he received a Masters degree in Business Administration from the

University of Wyoming. Mr. Erstgaard worked as an assistant administrator at Corvallis Clinic from 1979 to 1986. He joined Metropolitan as an administrator in 1986. Since February 1, 1996, at the time of the business combination of Metropolitan and Suburban, Mr. Erstgaard has held the administrative position of chief executive officer of HealthFirst. During Mr. Erstgaard's tenure, HealthFirst has grown from an organization of 15 physicians to an entity with approximately 120 physicians. In addition to his role in management at HealthFirst, Mr. Erstgaard acts as a member of the board of directors of the American Medical Group Association and of the Northwest Group Practices Association. He is a Member of Medical Group Management Association. He previously served as President of Oregon Medical Group Management Association.

COMPENSATION OF DIRECTORS

    PPI directors are entitled to receive compensation for serving as directors in an amount equal to $1,000 per board meeting or $5,000 per fiscal quarter of PPI, whichever is greater. In addition, directors may be reimbursed for reasonable and actual out-of-pocket expenses incurred in connection with their duties as directors.

COMPENSATION OF EXECUTIVE OFFICERS

    PPI was incorporated on June 20, 1996, and has not conducted any operations to date. For details of the compensation of the executive officers of PPI under their respective employment agreements with PPI, see "Interests of Certain Persons in the Merger--Terms of the Reorganization and the Merger."

    The following table sets forth information regarding the number of shares of stock the executive officers and directors of the Companies hold in the Companies and will hold in PPI after the PC Reorganization Transactions and the
Merger:

                         PRINCIPAL STOCKHOLDERS OF PPI

                                                              HEALTHFIRST                    PPI CLASS A
                                                                CLASS A                         STOCK
                                                                SHARES                       BENEFICIALLY
                                                             BENEFICIALLY     PERCENTAGE      OWNED (PRO      PERCENTAGE
                                                                 OWNED        OUTSTANDING       FORMA)       OUTSTANDING
                                                             -------------  ---------------  ------------  ----------------
HEALTHFIRST
Leigh C. Dolin, M.D........................................          100          1.1 %**       30,800***         *
Russell A. Dow, M.D........................................          100          1.1 %         30,800            *
Barbara K. Ferre, M.D......................................           100           1.1    %    30,800          *
Resa L. Hyzer, M.D.........................................           100           1.1    %    30,800          *
Malcolm L. McAninch, M.D...................................           100           1.1    %    30,800          *
Alar Mirka, M.D............................................           100           1.1    %    30,800          *
Gloria J. Myers, M.D.......................................           100           1.1    %    30,800          *
James C. Ritzenthaler, M.D.................................           100           1.1    %    30,800          *
Matthew M. Shelley, M.D....................................           100           1.1    %    30,800          *
John Teller, M.D...........................................           100           1.1    %    30,800          *
Vern R. Williams, M.D......................................           100           1.1    %    30,800          *
                                                                                                                     --
                                                                    -----         -----      ------------
ALL OFFICERS AND DIRECTORS OF HEALTHFIRST
  AS A GROUP...............................................         1,100          11.96   %   338,800               5.1   %

------------------------

  *Less than one percent (1%) of the total PPI Class A Common Stock outstanding on a pro forma basis.

 **Rounded to the nearest tenths.

***Assumes the adjusted exchange ratio applicable to HealthFirst Class A Shares based on 27,000 shares of PPI Class A Common Stock per FTE.

                         PRINCIPAL STOCKHOLDERS OF PPI

                                CORVALLIS CLASS A                    CORVALLIS CLASS                    CORVALLIS CLASS
                                     SHARES                             B SHARES                           C SHARES
                                  BENEFICIALLY         PERCENT        BENEFICIALLY        PERCENT        BENEFICIALLY
                                      OWNED          OUTSTANDING          OWNED         OUTSTANDING          OWNED
                                -----------------  ----------------  ---------------  ----------------  ---------------
CORVALLIS CLINIC
Janice L. Frost, M.D..........              1             1.6%**              100              0.8%              150
Jess W. Hickerson, M.D........              1             1.6%                117              1.0%              190
Christopher P. Swan, M.D......               1             1.6     %           100             0.8    %            50
David H. Cutsforth, Jr.,
  M.D.........................               1             1.6     %           100             0.8    %            50
John R. Ladd, M.D.............               1             1.6     %           235             2.0    %           190
Darrel D. Bibler, M.D.........               1             1.6     %           239             2.0    %           190
                                             -              --                                  --
                                                                               ---                                ---
ALL OFFICERS AND DIRECTORS OF
  CORVALLIS CLINIC AS A
  GROUP.......................               6             9.5     %           891             7.4    %           820

                                                 PPI CLASS A
                                                    STOCK
                                                 BENEFICIALLY
                                    PERCENT       OWNED (PRO       PERCENT
                                  OUTSTANDING       FORMA)       OUTSTANDING
                                ---------------  ------------  ----------------
CORVALLIS CLINIC
Janice L. Frost, M.D..........         1.9%**       18,654***         *
Jess W. Hickerson, M.D........         2.4%         21,165            *
Christopher P. Swan, M.D......          0.6    %    18,054          *
David H. Cutsforth, Jr.,
  M.D.........................          0.6    %    18,054          *
John R. Ladd, M.D.............          2.4    %    40,899          *
Darrel D. Bibler, M.D.........          2.4    %    41,551          *
                                                                         --
                                       ---       ------------
ALL OFFICERS AND DIRECTORS OF
  CORVALLIS CLINIC AS A
  GROUP.......................         10.4    %   158,877              2.4    %

--------------------------

  *Less than one percent (1%) of the total PPI Class A Common Stock outstanding on a pro forma basis.

 **Rounded to the nearest tenths.

***Assumes the adjusted exchange ratio applicable to the capital stock of Corvallis Clinic based on 27,000 shares of PPI Class A Common Stock per FTE.

                                                                                                 PPI CLASS A
                                                              MEDFORD COMMON                        STOCK
                                                                  SHARES                         BENEFICIALLY
                                                               BENEFICIALLY         PERCENT       OWNED (PRO       PERCENT
                                                                   OWNED          OUTSTANDING       FORMA)       OUTSTANDING
                                                             -----------------  ---------------  ------------  ----------------
MEDFORD CLINIC
Bruce E. Van Zee, M.D......................................              1             1.8%**       27,330***         *
Steven Schnugg, M.D........................................              1             1.8%         27,330            *
Bruce E. Johnson, M.D......................................               1             1.8    %    27,330          *
Daniel Brandenburg, M.D....................................               1             1.8    %    27,330          *
John A. Schwartz, M.D......................................               1             1.8    %    27,330          *
Daniel M. Wayman, M.D......................................               1             1.8    %    27,330          *
Michael F. Bonazzola, M.D..................................               1             1.8    %    27,330          *
                                                                          -                                              --
                                                                                        ---      ------------
ALL OFFICERS AND DIRECTORS OF MEDFORD CLINIC
  AS A GROUP...............................................               7            12.3    %   191,310               2.9   %

------------------------

  *Less than one percent (1%) of the total PPI Class A Common Stock outstanding on a pro forma basis.

 **Rounded off to the nearest tenths.

***Assumes the adjusted exchange ratio applicable to the Medford Clinic Common
   Stock based on 27,000 shares of PPI Class A Common Stock per FTE.

INDEMNIFICATION AGREEMENTS

    Pursuant to Article VII of the PPI Bylaws, PPI is obligated to indemnify each of its directors and officers that could require PPI, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and officers and to advance expenses incurred by them as a result of any proceeding against them as to which they could be indemnified.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
  ARRANGEMENTS

    PPI expects to adopt the Physician Partners, Inc. Change in Control Plan (the "Change in Control Plan"). Pursuant to agreements entered into under the Change in Control Plan, each employee selected to participate (including each of the named executive officers) will be entitled to separation pay and benefits following a change of control in PPI and the employee's subsequent termination of employment unless such termination is voluntary and unprovoked or results from death, disability, retirement or cause. The eligible termination must occur within 24 months of the change in control or the agreement is void. Each agreement will continue for three years from the date the agreement is executed and automatically renew every three years from that date unless the employee receives written notice of termination at least ninety days prior to the renewal date. The separation pay under each agreement (including those for each of the named executive officers) will equal three years' annualized base salary and maximum target bonus. In addition, upon an eligible termination, all outstanding options to purchase PPI Class A Common Stock shall immediately vest and become exercisable. In the event that any payments to be made to an employee in connection with a change in control of PPI under the Change in Control Plan or any other plan or arrangement would not be deductible by PPI for federal income tax purposes, then the payments under the Change in Control Plan and the employee's agreement will be reduced as necessary to eliminate the disallowance of the deduction.

CERTAIN TRANSACTIONS

    In connection with the grant of restricted stock to Messrs. Goldberg, Dupell and Ness under their respective employment agreements with PPI, it is anticipated that PPI and each such executive officer of PPI will enter into a restricted stock agreement, which agreement shall set forth certain terms and conditions, including, without limitation, restrictions on transfer of shares, requirements of vesting and forfeiture, redemption of shares and extension of a loan by PPI to such executive officer in an amount equal to the tax liability resulting from the grant of such restricted stock. Such loan shall accrue interest at the adjusted federal rate, as determined by the IRS, and shall be repaid on the tenth anniversary of the date of the loan; provided, however, that the loan shall be immediately due and payable on the date such executive officer's employment with PPI is terminated.

DESCRIPTION OF CAPITAL STOCK OF PPI

    The authorized capital stock of PPI consists of (a) 50,000,000 shares of PPI Common Stock, consisting of 20,000,000 PPI Class A Common Stock and 30,000,000 PPI Class B Common Stock, and (b) 50,000,000 shares of Preferred Stock, par value $.01 per share ("PPI Preferred Stock"). As of January 2, 1997, there were 138,000 shares of PPI Class A Common Stock outstanding held of record by eight stockholders, with (i) each of HealthFirst, Corvallis Clinic and Medford Clinic holding 1,000 shares and (ii) each of Messrs. Goldberg, Dupell, Ness, Kobriger and Mancino holding 27,000 shares. There is no established public trading market for Class A Common Stock of PPI.

    COMMON STOCK. The holders of PPI Class A Common Stock and PPI Class B Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to the prior rights of holders of PPI Preferred Stock which may be issued in the future, the holders of PPI Class A Common Stock and PPI Class B Common Stock are entitled to dividends, when, as and if declared by the PPI Board, out of funds legally available therefor. Neither holders of PPI Class A Common Stock nor holders of PPI Class B Common Stock have preemptive rights.

    RESTRICTION ON TRANSFER. No holder of PPI Class A Common Stock may sell, assign, transfer, pledge or otherwise encumber or dispose of any share of PPI Class A Common Stock or of any interest therein prior to the fifth anniversary of the date of the issuance of such share (or, in the case of a share issued pursuant to the exercise of a stock option granted by PPI, the date of grant of such option) to such holder (in either case, such date being referred to herein as the "Issuance Date").

    CONVERSION. Upon the transfer of any whole number or all of the shares of PPI Class A Common Stock to a third party unaffiliated with the original holder thereof permitted after the fifth anniversary of the Issuance Date or, if earlier, pursuant to the exercize of registration rights after the second anniversary of the Issuance Date, the transferred shares of PPI Class A Common Stock will convert into fully paid and nonassessable shares of PPI Class B Common Stock at the rate of one share of PPI Class B Common Stock for each share of PPI Class A Common Stock so converted. The initial number of shares of Class B Common Stock into which shares of PPI Class A Common Stock are convertible and the number of votes the holder of each share of PPI Class A Common Stock is entitled will be subject to adjustment from time to time, after the date hereof, in case PPI will (i) pay a dividend in, or make distribution of, shares of Class B Common Stock, (ii) subdivide its outstanding shares of Class B Common Stock into a greater number of such shares, (iii) combine its outstanding shares of Class B Common Stock into a smaller number of such shares or (iv) consolidate or merge with or into another corporation (other than a consolidation or merger which does not result in any reclassification or change of PPI Class A Common Stock), or sell or convey all or substantially all of PPI's assets in their entirety to another corporation.

    REGISTRATION RIGHTS. A holder of PPI Class A Common Stock has the right to elect, at any time after the second anniversary of the Issuance Date, to require PPI to include up to 20 percent of the Registrable Shares in a Subsequent Registration Statement relating to any proposed registered public offering of (referred to herein as a "Registered Public Offering") PPI Common Stock under which PPI receives proceeds in excess of $30 million (net of underwriters' commissions and discounts), subject to a reduction in the Registrable Shares to be included in the Subsequent Registration Statement determined by the managing underwriter of such Registered Public Offering. (See "Terms of Reorganization and Merger-- Resales of PPI Class A Common Stock and Registration Rights."

    REPURCHASE RIGHT. PPI has the right, but not the obligation, to repurchase all or any portion of shares of PPI Class A Common Stock held by a stockholder in the event such stockholder ceases to be an employee or member of the PPI Board or of an entity with which PPI has entered into a practice management agreement, for reasons other than death, disability or retirement, at a certain price. (See "Terms of Reorganization and Merger--PPI's Right to Repurchase PPI Class A Common Stock.)

    PREFERRED STOCK. Subject to the rights of the holders of Series A Junior Participating Preferred Stock described below, the PPI Board has the authority, without further stockholder approval, to issue authorized but unissued shares of preferred stock in one or more series and to determine the preferences, rights, privileges and restrictions of any series, including the dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and number of shares constituting, and designation of, such series. Any such issuance of preferred stock may adversely affect, among other things, the voting rights of existing stockholders. The PPI Board would retain the flexibility to issue preferred stock in a variety of circumstances, including to one or more venture capital investors or to a strategic investor in a negotiated transaction.

    There are no shares of Series A Junior Participating Stock currently outstanding. PPI has no present plans to issue any shares of Series A Junior Participating Preferred Stock or any other series or classes of preferred stock.

    ANTITAKEOVER PROVISIONS. The PPI Certificate and PPI Bylaws provide for three classes of directors, with directors in one class serving one-year terms, the second class serving two-year terms and the third-class serving three-year terms. Vacancies on the PPI Board may only be filled by the vote of a majority of the members of the PPI Board then in office. Further, the PPI Certificate and PPI Bylaws require a vote of holders of 80% or more of the outstanding shares before certain business transactions with an "interested stockholder" (any holder of 15 percent or more of shares of PPI Common Stock) may be effected, including (i) mergers or consolidations of PPI, (ii) sales or leases of any substantial part of PPI's assets, (iii) issuances of securities to another corporation in exchange for cash, other stock or securities, (iv) the dissolution or liquidation of PPI or (v) the amendment of certain provisions of PPI Certificate and PPI

Bylaws. The above provisions may have the effect of delaying or making it more difficult for a stockholder or group of stockholders to take corporate actions or gain control of PPI. Under the PPI Certificate, the PPI Board has the right to declare a dividend distribution of a Right for each outstanding share of PPI Common Stock to stockholders of record. Currently, PPI has no plans to declare such a dividend distribution. Until a Right is exercised, the holder thereof will have no rights as a stockholder of PPI, including, without limitation, the right to vote or to receive dividends due to the ownership of such Right; such PPI stockholder; rights with respect to the PPI Class A Common Stock held thereby would remain intact, of course. While the distribution of the Rights will not be taxable to stockholders or to PPI, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of PPI or for common stock of the acquiring company as set forth above. The Rights have strong anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire PPI on terms not approved by PPI's Board. The Rights should not interfere with any merger or other business combination approved by the PPI Board since the PPI Board may, at its option, at any time redeem all, but no less than all, of the then outstanding Rights at the applicable redemption price.

    CERTAIN PROVISIONS OF THE PPI CERTIFICATE AND PPI BYLAWS. Under the PPI Certificate, after giving effect to the issuance of shares contemplated in the Merger and accounting for shares reserved for issuance pursuant to the Merger and the PPI Option Plans, there will be an aggregate of approximately 10,891,750 authorized but unissued and unreserved shares of PPI Class A Common Stock, 30,000,000 authorized but unissued and unreserved shares of PPI Class B Common Stock and 50,000,000 authorized but unissued and unreserved shares of PPI Preferred Stock. These additional authorized shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital and to finance corporate acquisitions. Except pursuant to the Merger and certain derivative securities described in this Joint Proxy Statement/Prospectus, PPI currently has no plans to issue additional shares of PPI Common Stock or PPI Preferred Stock. However, one of the effects of authorized but unissued and unreserved shares of capital stock may be to render more difficult or discourage an attempt by a potential acquiror to obtain control of PPI by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of PPI's management. The issuance of such shares of capital stock may have the effect of delaying, deferring or preventing a change in control of PPI without any further action by the stockholders of PPI.

             PPI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    The following discussion should be read in connection with the financial statements of PPI and the PPI unaudited pro forma financial statements, contained elsewhere in this Joint Proxy Statement/ Prospectus.

OVERVIEW

    PPI has conducted no significant operations to date but will be acquiring, in connection with the Reorganization and Merger, tangible and intangible assets and liabilities of, and assuming the rights of the Companies under the Practice Management Agreements with the New PCs. For a description of the Companies, see "Business of HealthFirst", "Business of Corvallis Clinic", and "Business of Medford Clinic". Under the New PC Management Agreements, PPI will provide certain nonprovider personnel, equipment, space, supplies, and management and administrative services necessary to operate the medical offices. The Companies shall be solely and exclusively in control of all aspects of the practice of medicine and the provision of professional medical services to their patients, including all medical training and medical supervision of licensed personnel and PPI shall neither have nor exercise any control or discretion over methods by which the Companies or the providers shall practice medicine.

    Through the Practice Management Agreements, PPI will provide management, operational, and administrative services to the Companies in return for management fees. The management fees payable to PPI under the New PC Management Agreements will be an amount equal to:

    (a) reimbursement of all Manager's Expenses, plus

    (b) 16% of the Distributable Profit Amount of the managed New PC, where "Distributable Profit Amount" is defined as

        (i) gross revenues, booked on an accrual basis and subtracting specified contractual allowances and bad debts, received by PPI or such New PC relating to services provided by such New PC, less

        (ii) Manager's Expenses (See "Operation, Management and Business of PPI Following the Merger--Practice Management Agreement").

Each New PC will be responsible for provider compensation and benefits.

    PPI will incur substantial costs and expenses in fulfilling its obligations to the Companies. The expenses incurred by PPI in fulfilling its obligations under the New PC Management Agreements are generally the same as the operating costs and expenses that would have otherwise been incurred by the individual clinic practices, including the salaries, wages, and benefits of practice personnel, pharmaceutical and supply expenses involved in administering their clinical practices, the office (general and administrative) expenses of the practices, depreciation and amortization of assets acquired from the three founding clinic practices as well as certain other income items. As further described in "Business of PPI-- Business Strategy," PPI anticipates being able to reduce these operating costs and expenses through purchase discounts, economies of scale, benchmarking programs and more effective equipment utilization. In addition to the operating costs and expenses discussed above, PPI will be incurring personnel and administrative expenses in connection with establishing and maintaining a corporate office, which will provide management, administrative, marketing and acquisition services.

RESULTS OF OPERATIONS

    HISTORICAL. PPI has conducted no significant operations to date and will not conduct significant operations until the transaction is completed. PPI has incurred and will continue to incur various legal, accounting, appraisal and consulting costs in connection with the Reorganization and Merger.

PRO FORMA

    REVENUES. As discussed in the notes to the unaudited pro forma statement of operations, the revenues of PPI will consist primarily of fees under the New PC Management Agreements and reimbursement of direct clinic expenses paid on behalf of the Companies. The revenues included in the pro forma financial statements of $101,059,000, and $85,512,000 for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively, are those that would have been earned if the management agreement would have been in effect as of January 1, 1995.

    PROVIDER COMPENSATION AND BENEFITS. As discussed in the notes to the unaudited pro forma statement of operations, Provider Compensation and Benefits will be the responsibility of the New PCs; accordingly, no provider compensation and benefit costs have been reflected in the PPI pro forma column.

    OPERATING EXPENSES. The total pro forma operating expenses of $94,419,000 and $80,297,000 for the year ended December 31, 1995, and for the nine months ended September 30, 1996, respectively, do not reflect any cost reductions anticipated by PPI. The trends underlying the individual operating expenses are discussed in the management's discussion and analysis of financial results for the historical clinic operations.

    PROVISION FOR INCOME TAXES. Pro forma income taxes assume that PPI had operated as a tax-paying entity for the year ended December 31, 1995 and the nine months ended September 30, 1996, subject to an effective combined tax rate for state and federal income taxes of 40% for both periods.

LIQUIDITY AND CAPITAL RESOURCES.

    Working Capital and Short-term Financing:

    As of September 30, 1996, PPI had a pro forma working capital deficit of $5,298,000. This deficit is due to accruals for excess provider compensation and short-term financing used to invest in capital purchases. PPI will seek to convert the $3,750,000 construction note related to HealthFirst into a long-term note or mortgage. The accrual amounts for provider compensation will be paid prior to the Effective Time. Future amounts due would be the responsibility of the New PCs and would not be the responsibility of PPI. See "HealthFirst Management's Discussion and Analysis of Financial Condition and Results of Operations," "Corvallis Clinic Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Medford Clinic Management's Discussion and Analysis of Financial Condition and Results of Operations."

    Management believes that working capital deficits are unlikely to continue due to the receipt of management fees related to the New PC Management Agreement and resulting financial discipline involved in governing the business aspects of the New PCs through the Joint Management Board. See "Operation, Management and Business of PPI Following the Merger."

    Long-Term:

    CAPITAL EXPENDITURES. Capital expenditures relating to HealthFirst, Corvallis Clinic and Medford Clinic are described in "HealthFirst Management's Discussion and Analysis of Financial Condition and Results of Operations," "Corvallis Clinic Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Medford Clinic Management's Discussion and Analysis of Financial Condition and Results of Operations." Capital expenditure plans and projects will be approved by the Joint Management Boards of the New PCs as part of the annual budgeting process. See "Operation, Management and Business of PPI Following the Merger."

    FINANCING ACTIVITIES. Management expects to obtain a combined short-term working capital line of credit upon the Merger by combining the lines of credit from each New PC. In addition, management is in the process of evaluating various alternatives to financing the ongoing business needs of PPI and the

Companies and potential acquisition strategies of PPI. Such alternatives include but are not limited to, traditional commercial banks, private debt, private equity, public equity or public debt. Any future acquisitions are expected to be funded through a combination of existing cash and debt, new debt and the issuance of new PPI stock.

    The existing debt obligations of the Companies are described in "HealthFirst Management's Discussion and Analysis of Financial Condition and Results of Operations," "Corvallis Clinic Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Medford Clinic Management's Discussion and Analysis of Financial Condition and Results of Operations."

    Management believes that additional financing will be required to fund planned capital expenditures over the next several years and potential acquisition strategies of PPI which include expanding the existing markets of the New PCs, expansion into new hub markets and developing and acquiring small physician practice groups. See "Operation, Management and Business of PPI Following the Merger--The PPI Strategy."

    PPI's efforts relating to potential acquisition targets are at a very preliminary stage. PPI has held high-level nonbinding discussions and has initiated other marketing efforts with numerous medical groups and PPMs in and outside of its direct geographic service area regarding potential business affiliations. It is not possible, at this time, to determine which, if any, of these discussions might proceed to an actual transaction. None of these discussions or meetings have resulted in letters of intent, memoranda of understanding or other oral or written agreements with PPI. As a result, it is not possible at this time to quantify the amount of additional financing which will be required to fund PPI's strategy.

           UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS OF PPI,
                            INCLUDING NOTES THERETO

    The following pro forma selected financial information does not project the future financial position of PPI whose securities are being exchanged pursuant to the Reorganization and Merger Agreement as described in this Proxy Statement. Such financial information is provided to illustrate the effect of the PC Reorganization Transactions as if they had occurred on the dates indicated.

    The business of PPI is to acquire the assets of multi-specialty medical groups and provide operational and administrative services and facilities to the physicians practicing exclusively through such medical groups. The relationship between PPI and each such medical group is structured through practice management agreements which provide, in general, for PPI (which owns certain assets, including equipment and accounts receivable) to provide offices and facilities, inventory and supplies, equipment, management and administrative services to such medical group. Each medical group, in return, agrees to conduct its practice of medicine exclusively in affiliation with PPI.

                            PHYSICIAN PARTNERS, INC.

                    PRO FORMA CONDENSED FINANCIAL STATEMENTS

                                  (UNAUDITED)

    As explained elsewhere in this Joint Proxy Statement/Prospectus, the PC Reorganization Transactions would result in a division of the current businesses of HealthFirst Corvallis Clinic and Medford Clinic.

    Various business support functions along with substantially all of the assets and liabilities of the three existing Companies would be transferred to PPI in exchange for PPI Class A Common Stock. Under accounting rules prescribed by the staff of the Securities and Exchange Commission in SAB 48, when a company acquires assets from promoters and shareholders in exchange for stock just prior to, or at the time of, its first public offering, such assets should generally be recorded at the cost to each such promoter or shareholder. Each of the three existing Companies is involved as a promoter of the Merger and the related first-time public registration of stock of PPI. Accordingly, the assets and liabilities to be transferred from the Companies to PPI in connection with the merger transactions will be recorded on the PPI balance sheet in the same amounts as reflected on the balance sheets of the Companies at the effective date of the merger and the PPI stock will be valued at the historic cost of the net assets to be transferred.

    The medical practice (i.e., physicians and medical service staff) would be "spun off" to New PCs. The New PCs would then enter into New PC Management Agreements with PPI for various management, finance and administrative support services. PPI revenues under the Management Agreements would include (a) reimbursement of all Manager's Expenses plus (b) a management fee equal to 16% of the Distributable Profit Amount of the New PCs. "Distributable Profit Amount" is defined as (i) New PC gross revenues, booked on an accrual basis, less specified contractual discounts and bad debts, relating to services provided by the New PCs, less (ii) Manager's Expenses. See "Operation, Management and Business of PPI Following the Merger--Practice Management Agreement."

    The amount available for provider compensation and benefits will be directly effected by the amount of the management fee to be paid to PPI. Although the impact can not be determined at this time, the amount available for Provider Compensation and Benefits may also be effected by synergies resulting from the Merger and management's ability to reduce costs or enhance revenues.

    The pro forma financial statements include the unaudited pro forma condensed balance sheet of PPI as of September 30, 1996 and the unaudited pro forma condensed statements of operations of PPI for the year ended December 31, 1995 and the nine months ended September 30, 1996.

    The unaudited condensed pro forma financial statements illustrate the balance sheet of PPI as if the PC Reorganization Transactions and the Merger had occurred on September 30, 1996. The unaudited condensed pro forma statements of operations illustrate the operating results of PPI for the periods presented as if the PC Reorganization Transactions and the Merger had occurred and the New PC Management Agreements were in effect throughout the periods presented.

    The unaudited condensed pro forma financial statements have been prepared by PPI based on the historical financial statements of PPI and the Companies and their predecessors included elsewhere in this Joint Proxy Statement/Prospectus and assumptions deemed appropriate by PPI. These unaudited condensed pro forma financial statements may not be indicative of actual results if the transactions contemplated by the Reorganization and Merger Agreement had occurred on the dates indicated or which may be realized in the future. No pro forma adjustments for the potential positive impact on the management fee of higher revenues or anticipated cost reductions related to operations of the New PCs have been reflected as they are not factually supportable at the present time.

                            PHYSICIAN PARTNERS, INC.

                       PRO FORMA CONDENSED BALANCE SHEET

                               SEPTEMBER 30, 1996

                             (THOUSANDS OF DOLLARS)

                                  (UNAUDITED)

                                      PPI   HEALTHFIRST   CORVALLIS   MEDFORD  ADJUSTMENTS   PPI PRO FORMA
                                     -----  -----------   ---------   -------  -----------   -------------
CURRENT ASSETS:

  Cash and short-term
    investments....................  $   3    $ 1,195      $     72   $   878    $--           $  2,148
  Accounts receivable
    Gross accounts receivable......   --        9,500         8,555    10,872     --             28,927
    Reserves.......................   --        1,970         2,353     3,316     --              7,639
      Receivable, net..............   --        7,530         6,202     7,556     --             21,288
    Other current assets...........   --          859           646     1,801     --              3,306
                                     -----  -----------   ---------   -------  -----------   -------------
      Total current assets.........      3      9,584         6,920    10,235     --             26,742

PROPERTY, PLANT AND EQUIPMENT:
  Gross property...................   --       25,500        28,035    10,881     --             64,416
  Accumulated depreciation.........   --        5,523         8,811     5,275     --             19,609
      Property, plant and
        equipment, net.............   --       19,977        19,224     5,606     --             44,807
  Other noncurrent assets..........   --          307           750       321     --              1,378
                                     -----  -----------   ---------   -------  -----------   -------------
      Total assets.................  $   3    $29,868      $ 26,894   $16,162    $--           $ 72,927
                                     -----  -----------   ---------   -------  -----------   -------------
                                     -----  -----------   ---------   -------  -----------   -------------

CURRENT LIABILITIES:
  Accounts and notes payable.......  $--      $ 2,711      $  3,313   $ 1,363    $--           $  7,387
  Other current liabilities........   --       13,068         4,541     7,044     --             24,653
                                     -----  -----------   ---------   -------  -----------   -------------
      Total current liabilities....   --       15,779         7,854     8,407     --             32,040
LONG-TERM DEBT, net of current
  portion..........................   --        3,911         1,549     4,184     --              9,644
CAPITAL AND DIRECT FINANCING LEASE
  OBLIGATIONS, net of current
  portion..........................   --        4,167        14,026     --        --             18,193
OTHER LONG-TERM LIABILITIES........   --        4,034         2,028     1,215     --              7,277
REDEEMABLE STOCK...................   --       --             6,744     --        (6,744)(A)     --
STOCKHOLDERS' EQUITY:
  Common stock.....................   --          570        --             1       (506)(A)         65
  Additional paid-in capital.......  2,724        122        --         --         5,583(A)       8,429
  Retained earnings (deficit)......  (2,721)     1,285       (5,307)    2,355      1,667(A)      (2,721)
                                     -----  -----------   ---------   -------  -----------   -------------
      Total liabilities and
        equity.....................  $   3    $29,868      $ 26,894   $16,162    $--           $ 72,927
                                     -----  -----------   ---------   -------  -----------   -------------
                                     -----  -----------   ---------   -------  -----------   -------------

 See accompanying notes to unaudited pro forma condensed financial statements.

                            PHYSICIAN PARTNERS, INC.

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1996

                             (THOUSANDS OF DOLLARS)

                                  (UNAUDITED)

                                      PPI   HEALTHFIRST                 CORVALLIS   MEDFORD   SUBTOTAL
                                     -----  -----------    SUBURBAN     ---------   -------  -----------   ADJUSTMENTS
                                                          -----------                                      -----------
                                                             (HH)                                             (II)
NET REVENUES.......................  $--      $42,689       $ 1,232      $34,088    $30,268    $ 108,277    ($108,277)(AA)
                                                                                                              85,512(BB)
Less Provider Compensation and
  Benefits.........................   --       17,352           373        8,247     8,553        34,525     (34,525)(CC)
                                     -----  -----------   -----------   ---------   -------  -----------   -----------
  Net Revenues Less Provider
    Compensation and Benefits......   --       25,337           859       25,841    21,715        73,752      11,760
  TOTAL OPERATING EXPENSES.........   --       32,440         1,036       24,928    21,893        80,297      --
OTHER (INCOME) EXPENSES............   --         (192)          (11)         840       242           879       1,200(DD)
REORGANIZATION COSTS...............  2,721     --            --            --         --           2,721      (2,721)(EE)
                                     -----  -----------   -----------   ---------   -------  -----------   -----------
  Income (Loss) Before Income
    Taxes..........................  (2,721)    (6,911)        (166)          73      (420 )     (10,145)     13,281
INCOME TAX
  (BENEFIT)                                                                                                    1,254(FF)
  EXPENSE..........................   --       (2,272)       --            --         (246 )      (2,518)      2,518(GG)
                                     -----  -----------   -----------   ---------   -------  -----------   -----------
  Net Income (Loss)................  $(2,721)   $(4,639)    $  (166)     $    73    $ (174 )   $  (7,627)    $ 9,509
                                     -----  -----------   -----------   ---------   -------  -----------   -----------
                                     -----  -----------   -----------   ---------   -------  -----------   -----------

                                     PPI PRO FORMA
                                     -------------

NET REVENUES.......................    $ 85,512

Less Provider Compensation and
  Benefits.........................      --
                                     -------------
  Net Revenues Less Provider
    Compensation and Benefits......      85,512
  TOTAL OPERATING EXPENSES.........      80,297
OTHER (INCOME) EXPENSES............       2,079
REORGANIZATION COSTS...............      --
                                     -------------
  Income (Loss) Before Income
    Taxes..........................       3,136
INCOME TAX
  (BENEFIT)
  EXPENSE..........................       1,254
                                     -------------
  Net Income (Loss)................    $  1,882
                                     -------------
                                     -------------

 See accompanying notes to unaudited pro forma condensed financial statements.

                            PHYSICIAN PARTNERS, INC.

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1995

                             (THOUSANDS OF DOLLARS)

                                  (UNAUDITED)

                                      PPI   HEALTHFIRST                 CORVALLIS   MEDFORD   SUBTOTAL
                                     -----  -----------    SUBURBAN     ---------   -------  -----------   ADJUSTMENTS
                                                          -----------                                      -----------
                                                             (HH)                                             (II)
NET REVENUES.......................  $--      $37,652       $15,418      $39,174    $38,966    $ 131,210    ($131,210)(AA)
                                                                                                             101,059(BB)
Less Provider Compensation and
  Benefits.........................   --        9,530         3,916       13,209    11,239        37,894     (37,894)(CC)
                                     -----  -----------   -----------   ---------   -------  -----------   -----------
  Net Revenues Less Provider
    Compensation and Benefits......   --       28,122        11,502       25,965    27,727        93,316       7,743
TOTAL OPERATING EXPENSES...........   --       27,593        12,770       27,779    26,277        94,419      --
OTHER (INCOME) EXPENSES............   --           29           185          293       390           897       1,600(DD)
                                     -----  -----------   -----------   ---------   -------  -----------   -----------
  Income (Loss) Before Income
    Taxes..........................   --          500        (1,453)      (2,107)    1,060        (2,000)      6,143
INCOME TAX
  (BENEFIT)                                                                                                    1,657(FF)
  EXPENSE..........................   --          208          (610)       --          408             6          (6)(GG)
                                     -----  -----------   -----------   ---------   -------  -----------   -----------
  Net Income (Loss)................  $--      $   292       $  (843)     $(2,107)   $  652     $  (2,006)    $ 4,492
                                     -----  -----------   -----------   ---------   -------  -----------   -----------
                                     -----  -----------   -----------   ---------   -------  -----------   -----------

                                     PPI PRO FORMA
                                     -------------

NET REVENUES.......................    $101,059

Less Provider Compensation and
  Benefits.........................      --
                                     -------------
  Net Revenues Less Provider
    Compensation and Benefits......     101,059
TOTAL OPERATING EXPENSES...........      94,419
OTHER (INCOME) EXPENSES............       2,497
                                     -------------
  Income (Loss) Before Income
    Taxes..........................       4,143
INCOME TAX
  (BENEFIT)
  EXPENSE..........................       1,657
                                     -------------
  Net Income (Loss)................    $  2,486
                                     -------------
                                     -------------

 See accompanying notes to unaudited pro forma condensed financial statements.

                            PHYSICIAN PARTNERS, INC.

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

    The pro forma condensed balance sheet has been presented as if the proposed PC Reorganization Transactions had taken place on September 30, 1996.

    The pro forma condensed statements of operations have been presented as if the proposed PC Reorganization Transactions had taken place and that the proposed New PC Management Agreement was in effect throughout the periods presented.

ADJUSTMENTS TO PRO FORMA BALANCE SHEET

    Under accounting rules prescribed by the staff of the SEC in SAB 48, when a company acquires assets from promoters and shareholders in exchange for stock just prior to, or at the time of, its first public offering, such assets should generally be recorded at the cost to each such promoter or shareholder. Each of the three existing Companies is involved as a promoter of the Merger and the related first-time public registration of stock of PPI. Accordingly, the assets and liabilities to be transferred from the Companies to PPI in connection with the Merger transactions will be recorded on the PPI balance sheet in the same amounts as reflected on the balance sheets of the Companies at the Effective Time of the Merger and the PPI stock will be valued at the historic cost of the net assets to be transferred.

(A)        The adjustments reflect the effect of the PC Reorganization Transactions on the shareholders' equity accounts which includes the issuance of 7,463,250 shares of PPI common stock in exchange for all classes of the stock of the Companies. These PPI shares will be recorded at par value of $.01 per share and all of the remaining balances in the Companies capital accounts will be reflected as paid-in-capital.

ADJUSTMENTS TO PRO FORMA STATEMENTS OF OPERATIONS

           The unaudited condensed pro forma statements of operations reflect the following adjustments:

(AA)       The pro forma presentation includes the historic revenues of the Companies from providing medical services. These revenues have been eliminated from PPI pro forma revenues because they will be retained by the New PCs.

(BB)       Represents the pro forma PPI management services revenues as calculated under the terms of the proposed New PC Management Agreement as applied to the historical operating results of the Companies.

                                                                   (THOUSANDS OF DOLLARS)
                                                            NINE MONTHS ENDED      YEAR ENDED
                                                            SEPTEMBER 30, 1996  DECEMBER 31, 1995
                                                            ------------------  -----------------
Reimbursement of Manager's Expenses incurred under the
  terms of the New PC Management Agreement (includes
  operating and other expenses)...........................      $   81,176         $    95,316
Management fee as computed under the terms of the New PC
  Management Agreement (16% of New PC revenues less the
  amount of the Manager's Expenses to be reimbursed by the
  New PCs)................................................           4,336               5,743
                                                                   -------            --------
                                                                $   85,512         $   101,059
                                                                   -------            --------
                                                                   -------            --------

                            PHYSICIAN PARTNERS, INC.

(CC)       Eliminates the previously recorded Provider Compensation and Benefits of the
           Companies. Under the terms of the Merger and the PC Reorganization Transactions, the
           medical practice of each Company would be spun off to the New PCs. The New PCs would be responsible for the costs related to Provider Compensation and Benefits.

           The amount available for Provider Compensation and Benefits will be directly affected by the amount of the management fee to be paid to PPI. If the New PC
           Management Agreement had been in effect during the periods presented below, the amount available for Provider Compensation and Benefits would have been reduced by the amount of the management fee as follows:

                                                                (THOUSANDS OF DOLLARS)
                                                 HEALTHFIRST*    CORVALLIS     MEDFORD     COMBINED
                                                 -------------  -----------  -----------  -----------
1993...........................................    $   1,844     $   1,450    $   1,142    $   4,436
                                                      ------    -----------  -----------  -----------
                                                      ------    -----------  -----------  -----------
1994...........................................    $   2,542     $   1,992    $   1,532    $   6,066
                                                      ------    -----------  -----------  -----------
                                                      ------    -----------  -----------  -----------
1995...........................................    $   1,999     $   1,776    $   1,968    $   5,743
                                                      ------    -----------  -----------  -----------
                                                      ------    -----------  -----------  -----------
Nine months ended September 30, 1996...........    $   1,704     $   1,331    $   1,301    $   4,336
                                                      ------    -----------  -----------  -----------
                                                      ------    -----------  -----------  -----------

       *   Includes Suburban for the period prior to acquisition by HealthFirst.

           Although the impact cannot be determined at this time, the amount available for Provider Compensation and Benefits may also be positively effected by synergies from the Merger and management's ability to reduce costs or enhance revenues.

           In the periods presented in the pro forma financial statements, HealthFirst, Medford
           Clinic and Corvallis Clinic recorded Provider Compensation and Benefits expense in excess of amounts available from current operating profits. In the case of
           HealthFirst, most of this excess is related to costs associated with a bonus compensation plan which is to be paid out over a period of eight years. Payments to date have been funded from operations. The remaining obligation at the Effective
           Date will be transferred to PPI. The excess compensation expense for Corvallis
           Clinic of $1.3 million and $2.1 million for 1994 and 1995, respectively, was funded by operating cashflows in 1994 and by bank borrowings in 1995 which will be transferred to PPI at the Effective Time. The excess Provider Compensation and
           Benefits expense for Medford Clinic of $174,000 for the nine months ended September
           30, 1996 was funded by operating cash flows. In the future, the Management Agreement does not provide for, nor do the Companies intend to pay Provider Compensation and
           Benefits in excess of amounts generated from operations on an annual basis.

(DD)       This represents the corporate overhead expenses of PPI which are currently estimated to be approximately $1.6 million in its initial year of operations. These estimates are supported by employment agreements with management personnel, a lease agreement for corporate office space, compensation expense related to restricted stock awards and budgeted amounts for other corporate overhead costs expected to be incurred.
           Based on the nature of these costs, they would not be reimbursable Manager's
           Expenses under the terms of the New PC Management Agreement.

                            PHYSICIAN PARTNERS, INC.

(EE)       Eliminates the impact on operations of nonrecurring costs incurred in connection with the PC Reorganization Transactions. Substantially all of these costs are related to services from accountants, attorneys and other consultants to provide legal documents, accounting and other information required for the Merger and PC
           Reorganization Transactions. Additional PC Reorganization Transactions and Merger
           costs of approximately $0.8 million are expected to be incurred between September
           30, 1996 and the Effective Time of the Merger. Such costs have not been reflected in the pro forma financial statements.

(FF)       The pro forma income taxes of PPI at an estimated 40% combined federal and state tax rate.

(GG)       Represents the elimination of previously recorded income tax provision (benefit) of the Companies.

(HH)       Suburban was acquired by HealthFirst on February 1, 1996 in a purchase transaction.
           Accordingly, Suburban's operating results subsequent to the purchase date are included with HealthFirst. Suburban's revenues and expenses prior to that date are shown in the Suburban column.

           A reconciliation between the pro forma statements of operations and pro forma results disclosed in Note 12 to the HealthFirst financial statements follows:

                                                              YEAR ENDED      NINE MONTHS ENDED
                                                           DECEMBER 31, 1995  SEPTEMBER 30, 1996
                                                           -----------------  ------------------
           Net Revenues Less Provider Compensation and
            Benefits--
           Per pro forma statement of operations:
           HealthFirst...................................      $  28,122          $   25,337
           Suburban......................................         11,502                 859
                                                                 -------             -------
           Per Note 12...................................      $  39,624          $   26,196
                                                                 -------             -------
                                                                 -------             -------

(II)       No pro forma adjustments for the potential positive impact on the management fee of higher revenues or anticipated cost reductions related to operations of the New PCs have been reflected as they are not factually supportable at the present time.

             UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS OF
                      THE NEW PCS, INCLUDING NOTES THERETO

    The following pro forma selected financial information does not project the future financial position of the New PCs whose securities are being distributed by the Companies to their respective shareholders pursuant to the Reorganization and Merger Agreement as described in this Joint Proxy Statement/ Prospectus. Such financial information is provided to illustrate the effect of the PC Reorganization Transactions as if they had occurred on the dates indicated.

    The business of the New PCs is to contract with physicians to provide medical services. PPI will provide operational and administrative services and facilities to the physicians practicing with the New PCs. The relationship between the New PCs and PPI is structured through practice management agreements which provide, in general, for PPI (which owns certain assets, including equipment and accounts receivable) to provide office and facilities, inventory and supplies, equipment, management and administrative services to the New PCs. The New PCs, in return, agree to conduct practice of medicine exclusively in affiliation with PPI.

                                  THE NEW PCS
                    PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

    As explained elsewhere in this Joint Proxy Statement/Prospectus, the PC Reorganization Transactions would result in a division of the current businesses of HealthFirst Medical Group, P.C., The Corvallis Clinic, P.C. and Medford Clinic, P.C.

    The medical practice (i.e., physicians and medical service staff) will be "spun off" to New PCs. Each of HealthFirst New PC, Corvallis Clinic New PC and Medford Clinic New PC was incorporated under the laws of the state of Oregon on September 18, 1996. Each of the three existing Companies will transfer certain assets integral to its provider professional services business to the New PCs and cause such New PC to assume liabilities of such Company relating to such transferred assets. The assets and liabilities to be transferred to the New PCs represent various intangible assets, e.g., medical records and certain contractual rights and related contractual obligations. These assets and liabilities have no carrying value on the books of the three existing Companies.

    After such transfer of assets, HealthFirst and Medford Clinic will make a distribution under which the then-current shareholders of each Company will receive all of the issued and outstanding shares of the respective New PCs, allocated on a pro rata basis in accordance with the fair market value of each shareholders' then-current equity interest. Corvallis Clinic will instead make a distribution under which the holders of Class A Preferred Stock of Corvallis Clinic shall receive all of the issued and outstanding shares of Corvallis Clinic New PC, allocated on pro rata basis in accordance with the percentage of Class A Preferred Stock of Corvallis Clinic then held by each such holder.

    Various business support functions along with substantially all of the assets and liabilities of the three existing Companies would be transferred to PPI. As discussed in the "Summary" section under "Accounting Treatment," the assets and liabilities to be transferred from the Companies to PPI in connection with the merger transactions will be recorded on the PPI balance sheet in the same amounts as reflected on the balance sheets of the three existing Companies at the Effective Time.

    Subsequent to the Merger, the New PCs will receive revenues from providing medical services and will pay for Provider Compensation and Benefits, as well as expenses under Management Agreements to be entered into with PPI. The Management Agreements will cover various management, finance and administrative support services to be provided to the New PCs by PPI. The payments to be made to PPI under the Management Agreements would include (a) reimbursement of all Manager's Expenses plus (b) a management fee equal to 16% of the Distributable Profit Amount of the New PCs. "Distributable Profit Amount" is defined as (i) New PC gross revenues, booked on an accrual basis, less specified contractual discounts and bad debts, relating to services provided by the New PCs, less (ii) Manager's Expenses.

    It is expected that the New PCs will generally operate on a break-even basis. Accordingly, the amount available for future Provider Compensation and Benefits will be directly effected by the amount of the management fee to be paid to PPI. Although the impact cannot be determined at this time, the future amounts available for Provider Compensation and Benefits may also be effected by synergies resulting from the Merger and management's ability to reduce costs or enhance revenues.

    The pro forma financial statements include the unaudited pro forma condensed balance sheets of the New PCs as of September 30, 1996 and the unaudited pro forma condensed statements of operations of the New PCs for the year ended December 31, 1995 and for the nine months ended September 30, 1996.

    The unaudited condensed pro forma financial statements illustrate the balance sheets of the New PCs as if the PC Reorganization Transactions and the Merger had occurred on September 30, 1996. The unaudited condensed pro forma statements of operations illustrate the operating results of the New PCs for the periods presented as if the PC Reorganization Transactions and the Merger had occurred and the Management Agreements were in effect on January 1, 1995.

    The unaudited condensed pro forma financial statements have been prepared by the New PCs based on the historical financial statements of the Companies and their predecessors included elsewhere in this Joint Proxy Statement/Prospectus and assumptions as described in the footnotes to these unaudited condensed pro forma financial statements. These unaudited condensed pro forma financial statements may not be indicative of actual results if the transactions contemplated by the Reorganization and Merger Agreement had occurred on the dates indicated or which may be realized in the future. No pro forma adjustments for the potential positive impact on the management fee of higher revenues or anticipated cost reductions related to operations of the New PCs have been reflected as they are not factually supportable at the present time.

                               HEALTHFIRST NEW PC

                       PRO FORMA CONDENSED BALANCE SHEET

                               SEPTEMBER 30, 1996

                                  (UNAUDITED)

                                     ASSETS

                                                                                                      HEALTHFIRST
                                                                          HEALTHFIRST                    NEW PC
                                                                             NEW PC     ADJUSTMENTS    PRO FORMA
                                                                          ------------  ------------  ------------
CURRENT ASSETS:
  Cash and short-term investments.......................................  $    --       $    --       $    --
  Accounts receivable--
    Gross accounts receivable...........................................       --            --            --
    Reserves............................................................       --            --            --
                                                                          ------------  ------------  ------------
        Receivable, net.................................................       --            --            --
  Other current assets..................................................             1       --                  1
                                                                          ------------  ------------  ------------
        Total current asssets...........................................             1       --                  1
PROPERTY, PLANT AND EQUIPMENT:
  Gross property........................................................       --            --            --
  Accumulated depreciation..............................................       --            --            --
                                                                          ------------  ------------  ------------
        Property, plant and equipment, net..............................       --            --            --
  Other noncurrent assets...............................................       --            --            --
                                                                          ------------  ------------  ------------
        Total assets....................................................  $          1  $    --       $          1
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts and notes payable............................................  $    --       $    --       $    --
  Other current liabilities.............................................       --            --            --
                                                                          ------------  ------------  ------------
        Total current liabilities.......................................       --            --            --
LONG-TERM DEBT, net of current portion..................................       --            --            --
CAPITAL AND DIRECT FINANCING LEASE OBLIGATIONS, net of current
 portion................................................................       --            --            --
OTHER LONG-TERM LIABILITIES.............................................       --            --            --
STOCKHOLDERS' EQUITY:
  Common stock..........................................................             1       --                  1
  Additional paid-in capital............................................       --            --            --
  Retained earnings (deficit)...........................................       --            --            --
                                                                          ------------  ------------  ------------
        Total liabilities and stockholders' equity......................  $          1  $    --       $          1
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

     See accompanying notes to unaudited pro forma condensed balance sheet.

                               HEALTHFIRST NEW PC

                       PRO FORMA STATEMENTS OF OPERATIONS

                             (THOUSANDS OF DOLLARS)
                                  (UNAUDITED)

                      NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                                                                           HEALTHFIRST
                                        HEALTHFIRST                                                          NEW PC
                                          NEW PC      SUBURBAN    HEALTHFIRST   SUBTOTAL     ADJUSTMENTS    PRO FORMA
                                        -----------  -----------  -----------  -----------  -------------  -----------
                                                         (E)
Net revenues..........................   $  --        $   1,232    $  42,689    $  43,921     $  --         $  43,921
Less-- Provider Compensation and
 Benefits.............................      --              373       17,352       17,725        (8,781)(A)      8,944
                                        -----------  -----------  -----------  -----------  -------------  -----------
Net revenues less Provider
 Compensation and Benefits............      --              859       25,337       26,196         8,781        34,977
Total operating expenses..............      --            1,036       32,440       33,476       (33,476)(B)     --
Other (income) expenses...............      --              (11)        (192)        (203)          203(B)     --
Management fee........................      --           --           --           --            34,977(C)     34,977
                                        -----------  -----------  -----------  -----------  -------------  -----------
Net income (loss) before income
 taxes................................      --             (166)      (6,911)      (7,077)        7,077        --
Income tax (benefit) expense..........      --           --           (2,272)      (2,272)        2,272(D)     --
                                        -----------  -----------  -----------  -----------  -------------  -----------
Net income (loss).....................   $  --        $    (166)   $  (4,639)   $  (4,805)    $   4,805     $  --
                                        -----------  -----------  -----------  -----------  -------------  -----------
                                        -----------  -----------  -----------  -----------  -------------  -----------

                          YEAR ENDED DECEMBER 31, 1995

                                                                                                           HEALTHFIRST
                                        HEALTHFIRST                                                          NEW PC
                                          NEW PC      SUBURBAN    HEALTHFIRST   SUBTOTAL     ADJUSTMENTS    PRO FORMA
                                        -----------  -----------  -----------  -----------  -------------  -----------
                                                         (E)
Net revenues..........................   $  --        $  15,418    $  37,652    $  53,070     $  --         $  53,070
Less-- Provider Compensation and
 Benefits.............................      --            3,916        9,530       13,446        (2,952)(A)     10,494
                                        -----------  -----------  -----------  -----------  -------------  -----------
Net revenues less Provider
 Compensation and Benefits............      --           11,502       28,122       39,624         2,952        42,576
Total operating expenses..............      --           12,770       27,593       40,363       (40,363)(B)     --
Other (income) expenses...............      --              185           29          214          (214)(B)     --
Management fee........................      --           --           --           --            42,576(C)     42,576
                                        -----------  -----------  -----------  -----------  -------------  -----------
Net income (loss) before income
 taxes................................      --           (1,453)         500         (953)          953        --
Income tax (benefit) expense..........      --             (610)         208         (402)          402(D)     --
                                        -----------  -----------  -----------  -----------  -------------  -----------
Net income (loss).....................   $  --        $    (843)   $     292    $    (551)    $     551     $  --
                                        -----------  -----------  -----------  -----------  -------------  -----------
                                        -----------  -----------  -----------  -----------  -------------  -----------

 See accompanying notes to unaudited pro forma condensed financial statements.

                            CORVALLIS CLINIC NEW PC

                       PRO FORMA CONDENSED BALANCE SHEET

                               SEPTEMBER 30, 1996

                                  (UNAUDITED)

                                     ASSETS

                                                                                                       CORVALLIS
                                                                           CORVALLIS                     CLINIC
                                                                             CLINIC                      NEW PC
                                                                             NEW PC     ADJUSTMENTS    PRO FORMA
                                                                          ------------  ------------  ------------
CURRENT ASSETS:
  Cash and short-term investments.......................................  $    --       $    --       $    --
  Accounts receivable--
    Gross accounts receivable...........................................       --            --            --
    Reserves............................................................       --            --            --
                                                                          ------------  ------------  ------------
        Receivable, net.................................................       --            --            --
  Other current assets..................................................             1       --                  1
                                                                          ------------  ------------  ------------
        Total current asssets...........................................             1       --                  1
PROPERTY, PLANT AND EQUIPMENT:
  Gross property........................................................       --            --            --
  Accumulated depreciation..............................................       --            --            --
                                                                          ------------  ------------  ------------
        Property, plant and equipment, net..............................       --            --            --
  Other noncurrent assets...............................................       --            --            --
                                                                          ------------  ------------  ------------
        Total assets....................................................  $          1  $    --       $          1
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts and notes payable............................................  $    --       $    --       $    --
  Other current liabilities.............................................       --            --            --
                                                                          ------------  ------------  ------------
        Total current liabilities.......................................       --            --            --
LONG-TERM DEBT, net of current portion..................................       --            --            --
CAPITAL AND DIRECT FINANCING LEASE OBLIGATIONS, net of current
 portion................................................................       --            --            --
OTHER LONG-TERM LIABILITIES.............................................       --            --            --
STOCKHOLDERS' EQUITY:
  Common stock..........................................................             1       --                  1
  Additional paid-in capital............................................       --            --            --
  Retained earnings (deficit)...........................................       --            --            --
                                                                          ------------  ------------  ------------
        Total liabilities and stockholders' equity......................  $          1  $    --       $          1
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

     See accompanying notes to unaudited pro forma condensed balance sheet.

                            CORVALLIS CLINIC NEW PC

                  PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

                             (THOUSANDS OF DOLLARS)
                                  (UNAUDITED)

                      NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                                                                      CORVALLIS
                                                                  CORVALLIS                            CLINIC
                                                                   CLINIC    CORVALLIS                 NEW PC
                                                                   NEW PC     CLINIC    ADJUSTMENTS   PRO FORMA
                                                                  ---------  ---------  -----------  -----------
Net revenues....................................................  $  --      $  34,088   $  --        $  34,088
Less-- Provider Compensation and Benefits.......................     --          8,247      (1,258)(A)      6,989
                                                                  ---------  ---------  -----------  -----------
Net revenues less Provider Compensation and Benefits............     --         25,841       1,258       27,099
Total operating expenses........................................     --         24,928     (24,928)(B)     --
Other (income) expenses.........................................     --            840        (840)(B)     --
Management fee..................................................     --         --          27,099(C)     27,099
                                                                  ---------  ---------  -----------  -----------
Net income (loss) before income taxes...........................     --             73         (73)      --
Income tax (benefit) expense....................................     --         --          --           --
                                                                  ---------  ---------  -----------  -----------
Net income (loss)...............................................  $  --      $      73   $     (73)   $  --
                                                                  ---------  ---------  -----------  -----------
                                                                  ---------  ---------  -----------  -----------

                          YEAR ENDED DECEMBER 31, 1995

                                                                                                      CORVALLIS
                                                                  CORVALLIS                            CLINIC
                                                                   CLINIC    CORVALLIS                 NEW PC
                                                                   NEW PC     CLINIC    ADJUSTMENTS   PRO FORMA
                                                                  ---------  ---------  -----------  -----------
Net revenues....................................................  $  --      $  39,174   $  --        $  39,174
Less-- Provider Compensation and Benefits.......................     --         13,209      (3,883)(A)      9,326
                                                                  ---------  ---------  -----------  -----------
Net revenues less Provider Compensation and Benefits............     --         25,965       3,883       29,848
Total operating expenses........................................     --         27,779     (27,779)(B)     --
Other (income) expenses.........................................     --            293        (293)(B)     --
Management fee..................................................     --         --          29,848(C)     29,848
                                                                  ---------  ---------  -----------  -----------
Net income (loss) before income taxes...........................     --         (2,107)      2,107       --
Income tax (benefit) expense....................................     --         --          --           --
                                                                  ---------  ---------  -----------  -----------
Net income (loss)...............................................  $  --      $  (2,107)  $   2,107    $  --
                                                                  ---------  ---------  -----------  -----------
                                                                  ---------  ---------  -----------  -----------

 See accompanying notes to unaudited pro forma condensed financial statements.

                             MEDFORD CLINIC NEW PC

                       PRO FORMA CONDENSED BALANCE SHEET

                               SEPTEMBER 30, 1996

                                  (UNAUDITED)

                                     ASSETS

                                                                                                         MEDFORD
                                                                               MEDFORD                 CLINIC NEW
                                                                              CLINIC NEW                 PC PRO
                                                                                  PC      ADJUSTMENTS     FORMA
                                                                              ----------  -----------  -----------
CURRENT ASSETS:
  Cash and short-term investments...........................................  $       --   $      --    $      --
  Accounts receivable-
    Gross accounts receivable...............................................          --          --           --
    Reserves................................................................          --          --           --
                                                                              ----------  -----------  -----------
      Receivable, net.......................................................          --          --           --
  Other current assets......................................................           1          --            1
                                                                              ----------  -----------  -----------
      Total current assets..................................................           1          --            1
PROPERTY, PLANT AND EQUIPMENT:
  Gross property............................................................          --          --           --
  Accumulated depreciation..................................................          --          --           --
                                                                              ----------  -----------  -----------
      Property, plant and equipment, net....................................          --          --           --
  Other noncurrent assets...................................................          --          --           --
                                                                              ----------  -----------  -----------
      Total assets..........................................................  $        1   $      --    $       1
                                                                              ----------  -----------  -----------
                                                                              ----------  -----------  -----------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts and notes payable................................................  $       --   $      --    $      --
  Other current liabilities.................................................          --          --           --
                                                                              ----------  -----------  -----------
      Total current liabilities.............................................          --          --           --
LONG-TERM DEBT, net of current portion......................................          --          --           --
CAPITAL AND DIRECT FINANCING LEASE
 OBLIGATIONS, net of current portion........................................          --          --           --
OTHER LONG-TERM LIABILITIES.................................................          --          --           --
STOCKHOLDERS' EQUITY:
  Common stock..............................................................           1          --            1
  Additional paid-in capital................................................          --          --           --
  Retained earnings (deficit)...............................................          --          --           --
                                                                              ----------  -----------  -----------
      Total liabilities and stockholders' equity............................  $        1   $      --    $       1
                                                                              ----------  -----------  -----------
                                                                              ----------  -----------  -----------

     See accompanying notes to unaudited pro forma condensed balance sheet.

                             MEDFORD CLINIC NEW PC
                  PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                             (THOUSANDS OF DOLLARS)
                                  (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                                                                       MEDFORD
                                                                 MEDFORD                             CLINIC NEW
                                                                CLINIC NEW   MEDFORD                   PC PRO
                                                                    PC        CLINIC    ADJUSTMENTS     FORMA
                                                                ----------  ----------  -----------  -----------
Net Revenues                                                    $       --  $   30,268   $      --    $  30,268
Less-Provider Compensation and Benefits.......................          --       8,553      (1,721)(A)      6,832
                                                                ----------  ----------  -----------  -----------
Net revenue less Provider Compensation and Benefits...........          --      21,715       1,721       23,436
Total operating expenses......................................          --      21,893     (21,893)(B)         --
Other (income) expenses.......................................          --         242        (242)(B)         --
Management fee................................................          --          --      23,436(C)     23,436
                                                                ----------  ----------  -----------  -----------
Net income (loss) before income taxes.........................          --        (420)        420           --
Income tax (benefit) expense..................................          --        (246)        246(D)         --
                                                                ----------  ----------  -----------  -----------
Net income (loss).............................................  $       --  $     (174)  $     174    $      --
                                                                ----------  ----------  -----------  -----------
                                                                ----------  ----------  -----------  -----------

                                          YEAR ENDED DECEMBER 31, 1995


                                                                                                       MEDFORD
                                                                 MEDFORD                             CLINIC NEW
                                                                CLINIC NEW   MEDFORD                   PC PRO
                                                                    PC        CLINIC    ADJUSTMENTS     FORMA
                                                                ----------  ----------  -----------  -----------

Net revenues..................................................  $       --  $   38,966   $      --    $  38,966
Less-Provider Compensation and Benefits.......................          --      11,239        (908)(A)     10,331
                                                                ----------  ----------  -----------  -----------
Net revenue less Provider Compensation and Benefits...........          --      27,727         908       28,635
Total operating expenses......................................          --      26,277     (26,277)(B)         --
Other (income) expenses.......................................          --         390        (390)(B)         --
Management fee................................................          --          --      28,635(C)     28,635
                                                                ----------  ----------  -----------  -----------
Net income (loss) before income taxes.........................          --       1,060      (1,060)          --
Income tax (benefit) expense..................................          --         408        (408)(D)         --
                                                                ----------  ----------  -----------  -----------
Net Income loss...............................................  $       --  $      652   $    (652)   $      --
                                                                ----------  ----------  -----------  -----------
                                                                ----------  ----------  -----------  -----------

 See accompanying notes to unaudited pro forma condensed financial statements.

                                  THE NEW PCS

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

    The pro forma condensed balance sheet has been presented as if the proposed reorganization transaction had taken place on September 30, 1996.

    The pro forma condensed statements of operations have been presented as if the proposed reorganization had taken place and that the proposed Management Agreement was in effect throughout the periods presented. The historic operating revenues and expenses of each of the three existing Companies have been incorporated into the pro forma statements of operations to illustrate how the historic operations of the Clinics would be impacted by the Merger transaction.

ADJUSTMENTS TO PRO FORMA BALANCE SHEET

    Under accounting rules prescribed by the staff of the Securities and Exchange Commission in SAB 48, when a company acquires assets from promoters and shareholders in exchange for stock just prior to, or at the time of, its first public offering, such assets should generally be recorded at the cost to each such promoter or shareholder. Each of the three existing Companies is involved as a promoter of the Merger and the related first-time public registration of stock.

    The initial capitalization of $1 is reflected in the New PCs financial statements. The assets and liabilities to be transferred to the New PCs have no carrying value on the books of the three existing Companies. In accordance with the provisions of SAB 48, they will also have no carrying value on the books of the new PCs. Accordingly, no adjustments have been reflected in the pro forma balance sheets for the New PCs.

                                  THE NEW PCS

ADJUSTMENTS TO PRO FORMA STATEMENTS OF OPERATIONS

    The unaudited condensed pro forma statements of operations reflect the following adjustments:

(A) Adjusts the amount that would be available for Provider Compensation and Benefits. The amount available for Provider Compensation and Benefits on a pro forma basis is calculated at 84% of the aggregate of Net Revenues less Manager's Expenses.

                                                                       NINE MONTHS ENDED      YEAR ENDED
                                                                       SEPTEMBER 30, 1996  DECEMBER 31, 1995
                                                                       ------------------  -----------------
HEALTHFIRST NEW PC
Net Revenues.........................................................          43,921             53,070
Manager's Expenses...................................................         (33,273)           (40,577)
                                                                               10,648             12,493
                                                                                   84%                84%
                                                                              -------            -------
Provider Compensation and Benefits...................................           8,944             10,494
                                                                              -------            -------
                                                                              -------            -------
CORVALLIS CLINIC NEW PC
Net Revenues.........................................................          34,088             39,174
Manager's Expenses...................................................         (25,768)           (28,072)
                                                                                8,320             11,102
                                                                                   84%                84%
                                                                              -------            -------
Provider Compensation and Benefits...................................           6,989              9,326
                                                                              -------            -------
                                                                              -------            -------
MEDFORD CLINIC NEW PC
Net Revenues.........................................................          30,268             38,966
Manager's Expenses...................................................         (22,135)           (26,667)
                                                                                8,133             12,299
                                                                                   84%                84%
                                                                              -------            -------
Provider Compensation and Benefits...................................           6,832             10,331
                                                                              -------            -------
                                                                              -------            -------

    Historically HealthFirst, Medford Clinic and Corvallis Clinic recorded Provider Compensation and Benefits expense in excess of amounts available from current operating profits. In the case of HealthFirst, most of this excess is related to costs associated with a bonus compensation plan which is to be paid out over a period of eight years. Payments to date have been funded from operations. The remaining obligation at the Effective Date will be transferred to PPI. The excess compensation expense for Corvallis Clinic of $2.1 million in 1995, was funded by bank borrowings, which will be transferred to PPI at the Effective Time. The excess Provider Compensation and Benefits expense for Medford Clinic of $174,000 for the nine months ended September 30, 1996 was funded by operating cash flows. In the future, the Management Agreement does not provide for, nor do the Companies intend to pay, Provider Compensation and Benefits in excess of amounts generated from operations on an annual basis.

(B) Eliminates the previously recorded operating expenses and other (income) expense. Under the terms of the Management Agreement, these costs will be incurred by PPI and reimbursed by the New PCs as Manager's Expenses.

    No pro forma adjustments for the impact on the amounts available for Provider Compensation and Benefits have been included for potential changes in revenues or costs related to operations of the New PCs have been reflected as they are not factually supportable at the present time.

                                  THE NEW PCS

(C) Represents the management services expenses calculated under the terms of the proposed New PC Management Agreement as applied to the historical operating results.

                                                                     REIMBURSEMENT
                                                                      OF MANAGER'S    MANAGEMENT
                                                                        EXPENSES         FEE*         TOTAL
                                                                     --------------  -------------  ---------
                                                                              (THOUSANDS OF DOLLARS)

HEALTHFIRST NEW PC
  1996 (nine months ended September 30)............................    $   33,273      $   1,704    $  34,977
  1995.............................................................        40,577          1,999       42,576

CORVALLIS CLINIC NEW PC
  1996 (nine months ended September 30)............................        25,768          1,331       27,099
  1995.............................................................        28,072          1,776       29,848

MEDFORD CLINIC NEW PC
  1996 (nine months ended September 30)............................        22,135          1,301       23,436
  1995.............................................................        26,667          1,968       28,635

*  16% of New PC revenues less Manager's Expenses to be reimbursed by the New
PCs.

(D) Represents the elimination of historical income tax provisions (benefits as the New PCs are expected to be operated on a break-even basis.

(E) Suburban was acquired by HealthFirst on February 1, 1996 in a purchase transaction. Accordingly, Suburban's operating results subsequent to the purchase date are included with HealthFirst. Suburban's revenues and expenses prior to that date are shown in the Suburban column.

A reconciliation between the pro forma statements of operations and pro forma results disclosed in Note 12 to the HealthFirst financial statements follows:

                                                                        NINE MONTHS ENDED      YEAR ENDED
                                                                        SEPTEMBER 30, 1996  DECEMBER 31, 1995
                                                                        ------------------  -----------------
Net revenues less Provider
  Compensation and Benefits--
    Per pro forma statements of
      operations:
      HealthFirst.....................................................      $   25,337          $  28,122
      Suburban........................................................             859             11,502
                                                                               -------            -------
    Per Note 12.......................................................      $   26,196          $  39,624
                                                                               -------            -------
                                                                               -------            -------

                     OPERATION, MANAGEMENT AND BUSINESS OF
              HEALTHFIRST NEW PC FOLLOWING THE NEW PC DISTRIBUTION

DEVELOPMENT OF BUSINESS OF HEALTHFIRST NEW PC

    It is anticipated that after consummation of the PC Reorganization Transactions and the Merger, HealthFirst New PC will conduct its business substantially as HealthFirst conducted its professional services business. For a discussion of functions and governance of HealthFirst New PC and the other New PC, see "The PC Reorganization Transactions and Related Transactions--Characteristics of the New PCs." The number of employees of HealthFirst New PC will be substantially smaller than the number of employees of HealthFirst because non-provider employees will be employed by PPI. Management of HealthFirst New PC anticipates the entity will employ 121 individuals.

LEGAL PROCEEDINGS

    Management of HealthFirst New PC knows of no pending or contemplated legal or governmental proceedings against HealthFirst New PC.

MANAGEMENT OF HEALTHFIRST NEW PC

    The following table sets forth certain information about the persons who will serve as directors and officers of HealthFirst New PC:

                        MANAGEMENT OF HEALTHFIRST NEW PC

NAME                                                   AGE                    POSITION                      SINCE
-------------------------------------------------      ---      ------------------------------------  ------------------
Russell A. Dow...................................      48       Chairman of the Board and Director    September 18, 1996
Vern R. Williams.................................      42       Secretary and Director                September 18, 1996
Matthew Shelley..................................      43       President and Director                September 18, 1996
Leigh C. Dolin...................................      50       Director                              September 18, 1996
Resa Hyzer.......................................      35       Director                              September 18, 1996
Malcolm L. McAninch..............................      42       Director                              September 18, 1996
Alar Mirka.......................................      44       Director                              September 18, 1996
Gloria J. Myers..................................      50       Director                              September 18, 1996
James C. Ritzenthaler............................      46       Director                              September 18, 1996
John D. Teller...................................      40       Director                              September 18, 1996
Barbara K. Ferre.................................      45       Director                              September 18, 1996

    HealthFirst New PC has a Board of Directors consisting of 11 persons elected for one-year terms and holding office until their respective successors are elected and qualified.

    Officers of HealthFirst New PC are appointed and serve at the discretion of the HealthFirst New PC Board.

    RUSSELL A. DOW, M.D. is a director and serves as Chairman of the Board of HealthFirst New PC. Dr. Dow practices Obstetrics and Gynecology and has been involved in medical leadership and governance for many years. He received his medical degree from Tufts University School of Medicine in Boston, Massachusetts in 1974. He is Board Certified in Obstetrics and Gynecology, having completed his post-graduate training at the Oregon Health Sciences University. Dr. Dow is active in community, state and regional health and medical policy issues.

    MATTHEW SHELLEY, M.D. is the President and a director of HealthFirst New PC and Chair of its Executive Committee. Dr. Shelley is Board Certified in Pediatrics, he received his undergraduate education at the University of Oregon in Eugene in 1983. He attended medical school and completed his residency at Oregon Health Sciences University, in Portland. He was President of Suburban Medical Clinic for one and a half years before its merger with Metropolitan Clinic and previously served on Metropolitan Clinic's executive committee. Dr. Shelley is also on the board of the Good Health Plan of Oregon and is a member of the American College of Physician Executives.

    LEIGH C. DOLIN, M.D. is a director of HealthFirst New PC. Dr. Dolin received his undergraduate degree at Columbia University in 1967 and attended medical school at SUNY Downstate College of Medicine, graduating in 1971. He subsequently completed an internship and first-year medicine residency at Kings County Hospital, Brooklyn, New York. A second-year medicine residency followed at Tucson Medical Center, Tucson, Arizona, which was completed in 1974. After completing his medical training, Dr. Dolin served as a Major in the United States Air Force for three years, and was based in Japan. Certified by the American Board of Internal Medicine, Dr. Dolin has been very active in the state's medical community. He is a Past President of the Oregon Medical Association (OMA), and currently serves as chair of its legislative committee. In addition to serving on HealthFirst's board, he also serves on the boards of the Foundation of Medical Excellence, Oregon Health Foundation and Oregon Health Policy Institute.

    BARBARA K. FERRE, M.D. is a director of HealthFirst New PC. Dr. Ferre has been in practice since 1983 after earning a bachelor's degree from Northwestern University in 1974 and her medical degree from the University of Illinois, Chicago in 1980. An internship and residency followed at Oregon Health Sciences University in Portland, which was completed in 1983. Certified by the American Board of Pediatrics, Dr. Ferre served on the Board of Metropolitan Clinic for a number of years before its merger with Suburban Medical Clinic.

    THERESA (RESA) HYZER, M.D. is a director of HealthFirst New PC. Dr. Hyzer attended the University of Tennessee in Chattanooga, where she received a Bachelor's degree in elementary education in 1983 and a Master of Education degree in Special Education in 1985. She earned her medical degree from the University of Louisville School of Medicine, Louisville, Kentucky, in 1990, and completed her postgraduate training in pediatrics at Oregon Health Sciences University, Portland, Oregon, in 1993. She is the co-chair of the Pediatrics Department at HealthFirst Medical Group and was the Chair of Suburban Medical Clinic's Pediatrics Department in 1994. In addition to serving on HealthFirst's board of directors, she is the medical site director at HealthFirst's Powell Valley's Office and a representative on the Clinical Quality Committee for the Good Health Plan of Oregon.

    MALCOLM L. MCANINCH, M.D. is a director of HealthFirst New PC. Dr. McAninch has been in practice since 1985 and is Certified by the American Board of Internal Medicine. He earned his Bachelor of Science degree from the University of Puget Sound, Tacoma, Washington in 1977 and his Medical Degree from Jefferson Medical College, Philadelphia, Pennsylvania in 1981. He subsequently completed his internship and residency in internal medicine at Good Samaritan Hospital, Portland, Oregon in 1985, where he was Chief Resident. Prior to serving on HealthFirst's board of directors, he was Secretary of Metropolitan.

    GLORIA J. MYERS, M.D. is a director of HealthFirst New PC. Dr. Myers earned her Bachelor of Arts degree from Hunter College, New York in 1981. Dr. Myers completed her medical education at Mount Sinai School of Medicine, New York, in 1985. She went on to serve a residency in internal medicine at Good Samaritan Hospital in Portland in 1988. Dr. Myers, who is Certified by the American Board of Internal Medicine, serves on HealthFirst's board of directors.

    ALAR MIRKA, M.D., PH.D. is a director of HealthFirst New PC. Dr. Mirka received his bachelor's degree from the University of Akron, Akron, Ohio, in 1973. He went on to complete a doctorate in neurophysiology at Oregon Health Sciences University, Portland in 1979, where he also earned a medical degree in 1982. Dr. Mirka completed his residency at Good Samaritan Hospital, Portland, Oregon, in 1985. In addition to being Chief Resident at Good Samaritan, he was a CIDA Research Associate for the hospital's Department of Neuro-Otology at Good Samaritan Hospital from 1986 to 1989. He was the 1987 recipient of the Good Samaritan Hospital, Department of Medicine Teaching Award and the 1991 Resident's Internist of the Year Recipient. Dr. Mirka is Board Certified in Internal Medicine. Dr. Mirka serves on HealthFirst's board of directors.

    JAMES C. RITZENTHALER, M.D. is a director of HealthFirst New PC. Dr. Ritzenthaler attended undergraduate and medical school at the University of Colorado, Boulder, Colorado. After receiving his medical degree in 1981, he completed a residency at Good Samaritan Hospital in 1984. Board Certified in Internal Medicine, Dr. Ritzenthaler previously served as Medical Director for Metropolitan Clinic. Dr. Ritzenthaler has served on HealthFirst's board of directors for the past two years.

    JOHN D. TELLER, M.D. is a director of HelathFirst New PC. Dr. Teller earned a bachelor's degree from Oregon State University, Corvallis, Oregon, in 1978 and his medical degree from Oregon Health Sciences University, Portland, Oregon, in 1982. An internship followed in 1983 at Hennepin County Medical Center in Minneapolis, Minnesota. He also served a residency at Lutheran Medical Center, Brooklyn, N.Y. in 1985, where he was Chief Resident. Prior to joining HealthFirst, Dr. Teller was a physician with Tualatin Medical Center. Board Certified in Family Practice, he has been in practice since 1985 and serves on HealthFirst's board of directors and HealthFirst's Executive Committee. In addition, he serves as Treasurer of HealthFirst.

    VERN R. WILLIAMS, M.D. is the Secretary and a director of HealthFirst New PC. Dr. Williams earned his undergraduate degree from the University of Oregon, Eugene in 1976 and attended graduate and medical school at the University of Hawaii, receiving his medical degree in 1984. His postgraduate medical training was completed at Good Samaritan Hospital, Portland, Oregon in 1988. Dr. Williams is Certified by the American Board of Internal Medicine. In addition to serving on HealthFirst's board of directors, Dr. Williams also serves on the Executive Committee.

COMPENSATION OF DIRECTORS

    HealthFirst New PC directors are entitled to receive compensation for serving as directors, in an annual amount equal to $10,000 per director. Russell
M. Dow, M.D. will be compensated in an annual amount equal to $30,000 for serving as Chairman of the Board of Directors. Vern Williams, M.D. and John Teller, M.D. are directors and members of the Executive Committee and are entitled to be compensated at the annual amount equal to $25,000 in connection with their duties. In addition, directors may be reimbursed for reasonable and actual out-of-pocket expenses incurred in connection with their duties as directors.

COMPENSATION OF EXECUTIVE OFFICERS

    HealthFirst New PC was incorporated on September 18, 1996, and has not conducted any operations to date. Matthew Shelley, M.D. will be compensated at an annual rate of $90,000 for his duties as President of HealthFirst New PC. Officers may be reimbursed for reasonable and actual out-of-pocket expenses incurred in connection with their duties as officers.

    The following table sets forth information regarding the number of shares of capital stock the executive officers and directors of HealthFirst New PC hold in HealthFirst and will hold in HealthFirst New PC after the PC Reorganization Transactions and the Merger:

                  PRINCIPAL SHAREHOLDERS OF HEALTHFIRST NEW PC

                                                        HEALTHFIRST                     HEALTHFIRST NEW PC
                                                          CLASS A                          COMMON STOCK
                                                          SHARES                           BENEFICIALLY
                                                       BENEFICIALLY     PERCENTAGE             OWNED            PERCENTAGE
                                                           OWNED       OUTSTANDING          (PRO FORMA)         OUTSTANDING
                                                       -------------  --------------  -----------------------  -------------
HEALTHFIRST
Leigh C. Dolin, M.D..................................       100              1.1%*                   1                1.1%
Russell A. Dow, M.D..................................       100              1.1%                    1                1.1%
Barbara K. Ferre, M.D................................       100              1.1%                    1                1.1%
Resa L. Hyzer, M.D...................................       100              1.1%                    1                1.1%
Malcolm L. McAninch, M.D.............................       100              1.1%                    1                1.1%
Alar Mirka, M.D......................................       100              1.1%                    1                1.1%
Gloria J. Myers, M.D.................................       100              1.1%                    1                1.1%
James C. Ritzenthaler, M.D...........................       100              1.1%                    1                1.1%
Matthew M. Shelley, M.D..............................       100              1.1%                    1                1.1%
John Teller, M.D.....................................       100              1.1%                    1                1.1%
Vern R. Williams, M.D................................       100              1.1%                    1                1.1%
                                                                                                    --
                                                           -----           -----                                    ------
All Officers and Directors of HealthFirst as a
 Group...............................................      1,100           11.96%                   11               11.9%

------------------------

*   Rounded to the nearest tenths.

INDEMNIFICATION AGREEMENTS

    Pursuant to Article X of the HealthFirst New PC Restated Articles of Incorporation, HealthFirst New PC is obligated to indemnify each of its directors and officers that could require HealthFirst New PC, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and officers.

OWNERSHIP OF SHARES OF HEALTHFIRST NEW PC

                                        NAME                        AMOUNT
                                     AND ADDRESS                  AND NATURE
         TITLE OF                   OF BENEFICIAL                OF BENEFICIAL                   PERCENT
           CLASS                        OWNER                      OWNERSHIP                    OF CLASS
---------------------------  ---------------------------  ---------------------------  ---------------------------
Common                               HealthFirst                   92 Shares                 100% of issued
Stock                             10535 N.E. Glisan                                          and outstanding
                                    Portland, OR                                                 shares
                                        97220

                     OPERATION, MANAGEMENT AND BUSINESS OF
           CORVALLIS CLINIC NEW PC FOLLOWING THE NEW PC DISTRIBUTION

DEVELOPMENT OF BUSINESS OF CORVALLIS CLINIC NEW PC

    It is anticipated that after consummation of the PC Reorganization Transactions and the Merger, Corvallis Clinic New PC will conduct its business substantially as Corvallis Clinic conducted its professional services business. For a discussion of functions and governance of Corvallis Clinic New PC and the other new PCs, see "The PC Reorganization Transactions and Related Transactions-- Characteristics of the New PCs." The number of employees of Corvallis Clinic New PC will be substantially smaller than the number of employees of Corvallis Clinic because non-provider employees will be employed by PPI. Management of Corvallis Clinic New PC anticipates the entity will employ 88 individuals.

LEGAL PROCEEDINGS

    Management of Corvallis Clinic New PC knows of no pending or contemplated legal governmental proceedings against Corvallis Clinic New PC.

MANAGEMENT OF CORVALLIS CLINIC NEW PC

    The following table sets forth certain information about the persons who will serve as directors and officers of Corvallis Clinic New PC:

                     MANAGEMENT OF CORVALLIS CLINIC NEW PC

NAME                                   AGE                          POSITION                              SINCE
---------------------------------      ---      ------------------------------------------------  ----------------------
David H. Cutsforth, Jr...........          49   Chairman of the Board, President and Director     September 18, 1996
John R. Ladd.....................          59   Vice President and Director                       September 18, 1996
Darrel D. Bibler.................          61   Secretary and Director                            September 18, 1996
Janice L. Frost..................          44   Director                                          September 18, 1996
Jess W. Hickerson................          44   Director                                          September 18, 1996
Christopher P. Swan..............          46   Director                                          September 18, 1996

    Corvallis Clinic New PC has a Board of Directors consisting of six persons elected for staggered terms and holding office until their respective successors are elected and qualified.

    Officers of Corvallis Clinic New PC are appointed and serve at the discretion of the Corvallis Clinic New PC Board.

    DAVID H. CUTSFORTH, JR., M.D. is the Chairman of the Board, President and a director of Corvallis Clinic New PC. He practiced as a Philomath Family Medicine physician before that entity merged with Corvallis Clinic. Dr. Cutsforth is President and Chairman of the Board of Corvallis Clinic. Dr. Cutsforth has been active in local and statewide health forums. He served as a board director for Western Oregon IPA from 1989-1993. He served as an original committee member in the formulation of the Oregon Health Plan, a national model for Medicaid reform. Dr. Cutsforth received his medical degree from the University of Oregon in 1973. He is Board Certified in Family Medicine, having completed his residency training at the University of Texas in Houston. Dr. Cutsforth has served in a variety of management roles including chair of the Department of Family Medicine and Peer Review Committee of Good Samaritan Hospital, Corvallis. He received a superior service award from the U.S. Public Health Service in 1977 and was recognized as America's Family Doctor of the Year in 1994.

    JOHN R. LADD, M.D. is Vice President and a director of Corvallis Clinic New PC. Dr. Ladd is a physician practicing in Rheumatology and Internal Medicine. He received his medical degree from the University of Michigan Medical School, Ann Arbor, Michigan, in 1962. He is Board Certified by the American Board of Internal Medicine (1968) and Rheumatology (1972). He received his undergraduate degree from the University of Michigan, Ann Arbor, Michigan.

    DARREL D. BIBLER, M.D. is the Secretary and a director of Corvallis Clinic New PC. Dr. Bibler is a physician practicing in General Surgery. He received his medical degree from Harvard Medical School, Boston, Massachusetts, in 1961. He is Board Certified by the American Board of Surgery (1969) and recertified in 1980. He received his undergraduate degree from Denison University, Granville, Ohio, in 1957.

    JANICE L. FROST, M.D. is a director of Corvallis Clinic New PC. Dr. Frost is a physician practicing Cardiology and Internal Medicine. She received her medical degree from the University of Washington, Seattle, Washington, in 1983. She is Board Certified by the American Board of Internal Medicine (1986) and Cardiovascular Diseases (1990). She received her undergraduate degree from Pomona College, Claremont, California, in 1974. Dr. Frost serves on the Compensation Committee and Finance Committee.

    JESS W. HICKERSON, M.D. is a director of Corvallis Clinic New PC. Dr. Hickerson is a physician practicing Obstetrics and Gynecology. He received his medical degree from Oregon Health Sciences University, Portland, Oregon, in 1981. He is Board Certified by the American Board of Obstetrics and Gynecology
(1988). He received his undergraduate degree from Oregon State University, Corvallis, Oregon in 1976. He is a member of the Compensation Committee.

    CHRISTOPHER P. SWAN, M.D. is a director of Corvallis Clinic New PC. Dr. Swan is a physician practicing Family Medicine. He received his medical degree from the University of Oregon Health Sciences Center, Portland, Oregon, in 1977. He is Board Certified by the American Board of Family Practice (1981). He received his undergraduate degree from Linfield College McMinnville, Oregon, in 1972.

COMPENSATION OF DIRECTORS

    Corvallis Clinic New PC directors are entitled to receive compensation for serving as directors in an amount equal to four percent of adjusted shareholder income for that year. The monthly compensation payments are based on projected budget estimate. Settlement for differences, if any, will be made at end of such year. However, David M. Cutsforth, M.D., will be entitled to receive compensation in connection with his duties as President and director in an amount equal to 8 percent of the average shareholder income. In addition, directors may be reimbursed for reasonable and actual out-of-pocket expenses incurred in connection with their duties as directors.

COMPENSATION OF EXECUTIVE OFFICERS

    Corvallis Clinic New PC was incorporated on September 18, 1996, and has not conducted any operations to date. As stated previously, David M. Cutsforth, M.D. will be entitled to receive compensation in connection with his duties as President in an amount equal to eight percent of the average shareholder income. No compensation will be provided to the officers of Corvallis Clinic New PC other than reimbursements for reasonable and actual out-of-pocket expenses incurred in connection with their duties as officers.

    The following table sets forth information regarding the number of shares of capital stock the executive officers and directors of Corvallis Clinic New PC hold in Corvallis Clinic and will hold in Corvallis Clinic New PC after the PC Reorganization Transactions and the Merger:

               PRINCIPAL SHAREHOLDERS OF CORVALLIS CLINIC NEW PC

                                          CORVALLIS                         CORVALLIS                       CORVALLIS
                                           CLASS A                           CLASS B                         CLASS C
                                           SHARES                            SHARES                          SHARES
                                        BENEFICIALLY         PERCENT      BENEFICIALLY       PERCENT      BENEFICIALLY
                                            OWNED          OUTSTANDING        OWNED        OUTSTANDING        OWNED
                                      -----------------  ---------------  -------------  ---------------  -------------
CORVALLIS CLINIC
Janice L. Frost, M.D................              1             1.6%              100            0.8%             150
Jess W. Hickerson, M.D..............              1             1.6%              117            1.0%             190
Christopher P. Swan, M.D............              1             1.6%              100            0.8%              50
David H. Cutsforth, Jr., M.D........              1             1.6%              100            0.8%              50
John R. Ladd, M.D...................              1             1.6%              235            2.0%             190
Darrel D. Bibler, M.D...............              1             1.6%              239            2.0%             190
                                                  -
                                                  -
                                                                ---               ---            ---              ---
                                                                ---               ---            ---              ---

All Officers and Directors of
 Corvallis Clinic as a Group........              6             9.4%              891            7.4%             820

                                                       CORVALLIS CLINIC
                                                            NEW PC
                                                         COMMON STOCK
                                                         BENEFICIALLY
                                          PERCENT           OWNED           PERCENT
                                        OUTSTANDING      (PRO FORMA)      OUTSTANDING
                                      ---------------  ----------------  -------------
CORVALLIS CLINIC
Janice L. Frost, M.D................         1.9%*              1                1.6*
Jess W. Hickerson, M.D..............         2.4%               1                1.6
Christopher P. Swan, M.D............         0.6%               1                1.6
David H. Cutsforth, Jr., M.D........         0.6%               1                1.6
John R. Ladd, M.D...................         2.4%               1                1.6
Darrel D. Bibler, M.D...............         2.4%               1                1.6

                                           -----              ---              -----
                                           -----              ---              -----
All Officers and Directors of
 Corvallis Clinic as a Group........        10.4%               6                9.4%

------------------------------
*   Rounded to the nearest tenths.

INDEMNIFICATION AGREEMENTS

    Pursuant to Article X of the Corvallis Clinic New PC Restated Articles of Incorporation, Corvallis Clinic New PC is obligated to indemnify each of its directors and officers that could require Corvallis Clinic New PC, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and officers.

OWNERSHIP OF SHARES OF CORVALLIS CLINIC NEW PC

                                            AMOUNT AND
                                              NATURE
                      NAME AND ADDRESS          OF
                        OF BENEFICIAL       BENEFICIAL
 TITLE OF CLASS             OWNER            OWNERSHIP             PERCENT OF CLASS
-----------------  -----------------------  -----------  ------------------------------------
Common Stock       Corvallis Clinic          64 shares   100% of issued and outstanding
                   444 NW Elks Drive                     shares
                   Corvallis, OR 97330

                     OPERATION, MANAGEMENT AND BUSINESS OF
            MEDFORD CLINIC NEW PC FOLLOWING THE NEW PC DISTRIBUTION

DEVELOPMENT OF BUSINESS OF MEDFORD CLINIC NEW PC

    It is anticipated that after consummation of the Reorganization Transactions and the Merger, Medford Clinic New PC will conduct its business substantially as Medford Clinic conducted its professional services. For a discussion of functions and governance of Medford Clinic New PC and the other New PC's, see "The PC Reorganization Transactions and Related Transactions--Characteristics of the New PCs." The number of employees of Medford Clinic New PC will be substantially smaller than the number of employees of Medford Clinic because non-provider employees will be employed by PPI. Management of Medford Clinic New PC anticipates the entity will employ 78 individuals.

LEGAL PROCEEDINGS

    Management of Medford Clinic New PC knows of no pending or contemplated legal or governmental proceedings against Medford Clinic New PC.

MANAGEMENT OF MEDFORD CLINIC NEW PC

    The following table sets forth certain information about the persons who will serve as directors and officers of Medford Clinic New PC:

                      MANAGEMENT OF MEDFORD CLINIC NEW PC

NAME                                                             AGE           POSITION                   SINCE
--------------------------------------------------------  -----------  -------------------------  ----------------------
Stephen J. Schnugg......................................          47    President and Director        September 18, 1996
Bruce E. Van Zee........................................          51           Director               September 18, 1996
Bruce E. Johnson........................................          55           Director               September 18, 1996
John A. Schwartz........................................          44           Director               September 18, 1996
Daniel R. Brandenberg...................................          42           Director               September 18, 1996
Daniel M. Wayman........................................          41           Director               September 18, 1996
Jon D. Ness.............................................          40           Secretary              September 18, 1996
Vicki S. Wagner.........................................          43           Treasurer              September 18, 1996

    Medford Clinic New PC has a Board of Directors consisting of six persons elected for staggered terms and hold office until their respective successors are elected and qualified.

    Officers of Medford Clinic New PC are appointed and serve at the discretion of the Medford Clinic New PC Board.

    STEPHEN J. SCHNUGG, M.D. is the President and a director of Medford Clinic New PC. He received a bachelor's degree at the University of California, Berkeley (1971) and his medical degree at UCLA School of Medicine (1975). He served his residency in Internal Medicine at and received a fellowship in Cardiology from Wadsworth VA Hospital. Prior to joining Medford Clinic he was with Cabrillo Cardiology Medical Group, Inc. in Oxnard, CA. Dr. Schnugg is Board Certified by the Board of Internal Medicine in Internal Medicine (1980) and the Board of Internal Medicine in Cardiovascular Diseases (1981). Dr. Schnugg has been Chairman of Department of Medicine in Oxnard, Chairman of the Ethics Committee and Director of the Coronary Care Unit at St. John's Regional Medical Center in Oxnard, California. He is a Fellow of the American College of Cardiology (1981).

    BRUCE E. VAN ZEE, M.D. is a director of Medford Clinic New PC and a practicing physician of Medford Clinic who has spent substantial time and energy to achieve physician involvement in the governance and management of innovative health care organizations. He received his medical degree magna cum laude at the University of Oregon in 1970. He is Board Certified in Internal Medicine and Nephrology, having completed his post graduate education at the University of Rochester. Dr. Van Zee has served in a variety of medical management roles which include chair of the department of medicine and president of the medical society in his community. He has received advanced post graduate training in physician management issues and in biomedical ethics.

    DANIEL R. BRANDENBURG, M.D. is a director of Medford Clinic New PC. He received a bachelor's degree in 1976 from Lewis and Clark College and in 1980 a medical degree from Oregon Health Sciences University. Dr. Brandenburg completed his residency in Internal Medicine at Providence Medical Center from 1981 to 1983. He is Board Certified by the National Board of Medical Examiners and the American Board of Internal Medicine. Prior to joining Medford Clinic he was a partner with North Coast Internal Medicine in Eureka, CA. Dr. Brandenburg is a member of the American College of Physicians and the Jackson County Medical Association. He was the 1986 recipient of the "Service with Love Award" from the St. Joseph Hospital Staff in Eureka, CA. Dr. Brandenburg is the author of "The Intravenous Marijuana Syndrome" Western Journal of Medicine (July 1986).

    BRUCE E. JOHNSON, M.D. is a director of Medford Clinic New PC. He received a bachelor's degree from Charleton College in 1963 and medical degree from the University of Nebraska College of Medicine in 1967. Dr. Johnson performed his family practice residency at San Bernadino County Hospital in San Bernadino, California. He is Board Certified in family practice. Prior to joining Medford Clinic, Dr. Johnson was in private practice and was a partner with Southern Oregon Family Practice Group. Dr. Johnson presently serves on the Ashland Community Hospital Board of Directors, the Ashland Community Hospital Foundation, and is on the Executive Committee for Jackson County Medical Society. Previously, he was a director of the Rogue Valley Physicians Service, Health Masters of Oregon, Oregon Heart Association and Prime Care (Southern Oregon Independent Physicians Association). He was past president of the Jackson County Medical Society as well as past president of Ashland Community Hospital Medical Staff. Presently, he is a member of the American Medical Association, the American Academy of Family Practice, the American Heart Association, the American Geriatrics Society, the Oregon Medical Association, the Oregon Academy of Family Practice, the Jackson County Medical Society and the Jackson County Academy of Family Practice.

    JOHN A. SCHWARTZ, M.D., F.A.C.S. is a director of Medford Clinic New PC. He received a bachelor's degree from Xavier University and his medical degree in 1978 from the University of Cincinnati College of Medicine. He served his residency in General Surgery at the University of Illinois, West Side Virginia, and Cook County Hospitals and a fellowship in Vascular Surgery at the University of North Carolina Memorial Hospital George Johnson, Jr., M.D., Chief (1984-86). He is Board Certified by the American Board of Surgery (1985), with Added Qualifications in General Vascular Surgery (1988) and Added Qualifications in Surgical Critical Care (1989). He was awarded the Peter B. Samuels Essay Award from the Society for Clinical Vascular Surgery in 1986 and is a Representative of the Oregon Chapter for the American College of Surgeons--Young Surgeons. He currently serves as the Attending Surgeon (General and Vascular Surgery) for Ashland Community Hospital, Providence Hospital and Rogue Valley Medical Center. Dr. Schwartz also serves as a director with the Vascular Laboratory Medford Clinic and is a member, Intensive Care Committee of the Providence Hospital and Rogue Valley Medical Center.

    DANIEL M. WAYMAN, M.D. is a director of Medford Clinic New PC. He received his bachelor's degree from the University of California at Davis (1979) and his medical degree from the University of Nevada in Reno, Nevada (1986). He served his residency in surgery at the University of Nevada in 1986-1987. He was a resident in Surgery at Kaiser San Francisco in San Francisco, California (1987-1988) as well as a resident in Otolaryngology--Head and Neck Surgery at Kaiser Oakland in California. Dr. Wayman was previously the supervising paramedic in Reno, Nevada (1981-1982) and Staff Emergency Room Physician at Kaiser Vallejo in Vallejo, California (1988-1991). He is a member of Alpha Omega Alpha Honor Society, the American Academy of Facial Plastics and Reconstructive Surgery, the American Academy of Otolaryngology--Head and Neck Surgery and the American Medical Association. He is Board Certified in general surgery and otolaryngology. He co-authored "THE AUDIOLOGIC MANIFESTATIONS OF RAMSAY HUNT SYNDROME", The Journal of Laryngology and Otology (February 1990).

    JON D. NESS is the Secretary of Medford Clinic New PC. He also holds the administrative position of chief executive officer of Medford Clinic New PC. Before employment by Medford Clinic in 1995, he acted as Vice President of Deaconess-Billings Clinic Health System. Mr. Ness is a member of MGMA and a member of the certified medical practice executive program. Mr. Ness received his Master of Arts in Urban Planning from North Dakota State University in 1984. He acted as a corporate planner of St. Luke's Hospital, a 250-physician multi-specialty clinic affiliated with Fargo Clinic from 1986 to 1989.

    VICKI S. WAGNER is the Treasurer of Medford Clinic New PC. Ms. Wagner served as Chief Financial Officer for Medford Clinic beginning October, 1994 and Controller from 1993. Previously, Ms. Wagner worked for a defense electronics manufacturer serving as the Director of Accounting and other various roles in operations. From 1980 to 1985 Ms. Wagner served as Corporate Manager of Financial Reporting for a publicly-held company in the entertainment industry. From 1978 to 1980, she was an auditor with KPMG Peat Marwick in Los Angeles and Miami. Ms. Wagner holds a bachelor's degree from California State University, Northridge and an MBA from Pepperdine University in Malibu, California. In addition, Ms. Wagner is a Certified Public Accountant in California, Florida and Oregon. She is a member of the American Institute of Certified Public Accountants and the Healthcare Financial Management Association.

COMPENSATION OF DIRECTORS

    Medford Clinic New PC directors are entitled to receive compensation for serving as directors in an amount equal to $500 per month. Stephen J. Schnugg, M.D. will be entitled to receive $1,500 per month for serving as a director and President of Medford Clinic New PC. In addition, directors may be reimbursed for reasonable and actual out-of-pocket expenses incurred in connection with their duties as directors.

COMPENSATION OF EXECUTIVE OFFICERS

    Medford Clinic New PC was incorporated on September 18, 1996, and has not conducted any operations to date. Other than the compensation provided to Dr. Schnugg, in his capacity as President, no compensation will be provided to any executive officer of Medford Clinic New PC. Reimbursements for reasonable and actual out-of-pocket expenses incurred in connection with their duties as officers will be made.

    The following table sets forth information regarding the number of shares of capital stock the executive officers and directors of Medford Clinic New PC hold in Medford Clinic and will hold in Medford Clinic New PC after the PC Reorganization Transactions and the Merger:

                PRINCIPAL SHAREHOLDERS OF MEDFORD CLINIC NEW PC

                                                               MEDFORD                        MEDFORD CLINIC NEW
                                                               COMMON                           PC COMMON STOCK
                                                               SHARES                            BENEFICIALLY
                                                            BENEFICIALLY        PERCENT              OWNED            PERCENT
                                                                OWNED        OUTSTANDING          (PRO FORMA)       OUTSTANDING
                                                          -----------------  ---------------  -------------------  -------------
MEDFORD CLINIC
Bruce E. Van Zee, M.D...................................              1             1.7%*                  1              1.7%*
Steven J. Schnugg, M.D..................................              1             1.7%                   1              1.7%
Bruce E. Johnson, M.D...................................              1             1.7%                   1              1.7%
Daniel R. Brandenburg, M.D..............................              1             1.7%                   1              1.7%
John A. Schwartz, M.D...................................              1             1.7%                   1              1.7%
Daniel M. Wayman, M.D...................................              1             1.7%                   1              1.7%
                                                                      -                                    -
                                                                                    ---                                 ------
ALL OFFICERS AND DIRECTORS OF MEDFORD CLINIC AS A
 GROUP..................................................              6            10.3%                   6             10.3%

------------------------

*   Rounded off to the nearest tenths.

INDEMNIFICATION AGREEMENTS

    Pursuant to Article X of the Medford Clinic New PC Restated Articles of Incorporation, Medford Clinic New PC is obligated to indemnify each of its directors and officers that could require Medford Clinic New PC, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and officers.

OWNERSHIP OF SHARES OF MEDFORD CLINIC NEW PC

                                        NAME                        AMOUNT
                                     AND ADDRESS                  AND NATURE
         TITLE OF                   OF BENEFICIAL                OF BENEFICIAL                   PERCENT
           CLASS                        OWNER                      OWNERSHIP                    OF CLASS
---------------------------  ---------------------------  ---------------------------  ---------------------------
Common                             Medford Clinic                  58 shares                 100% of issued
Stock                            555 Black Oak Drive                                         and outstanding
                                     Medford, OR                                                 shares
                                        97504

                            BUSINESS OF HEALTHFIRST

GENERAL

    HealthFirst, an Oregon professional corporation founded in 1909, is a multi-specialty group that provides a broad array of medical services in several facilities in the Portland area. Medical specialties offered by HealthFirst include critical care, dermatology, family practice, gastroenterology, gynecology, hematology, infectious disease, internal medicine, oncology, obstetrics, pediatrics, podiatry, rheumatology and surgery. In addition, HealthFirst offers certain office-based ancillary services, such as basic clinical laboratory and radiology services. HealthFirst currently operates in 11 practice sites located in Portland, Oregon and surrounding communities (including Beaverton, Gresham, Lake Oswego, Tualatin and Tigard, Oregon). As of January 2, 1997, HealthFirst employed 121 full-time and part-time physicians, of which 91 are primary care physicians (internal medicine, family practice and pediatrics) and 30 are specialists. HealthFirst's patient population consists in large part of enrollees of HMOs, PPOs and other health plans, but HealthFirst also provides a significant amount of services to patients covered by other payors such as federal and state programs, self-insured employers and traditional indemnity insurance payors.

    Since its formation HealthFirst has been the successor to a number of individual physician practices and medical groups; in particular, it has acquired several medical groups over the past five years. HealthFirst has grown, in part, by acquiring or affiliating with medical groups that complement HealthFirst's market strategies. The direct predecessor of HealthFirst is Metropolitan Clinic, P.C. ("Metropolitan"). HealthFirst changed its name from Metropolitan Clinic, P.C. in February 1996 as a result of the business combination of Metropolitan with another medical group, Suburban Medical Clinic, Inc. ("Suburban"). In connection with the transaction, Metropolitan was renamed "HealthFirst Medical Group, P.C.," Suburban was reorganized as "HealthFirst Management Services, Inc.," an Oregon business corporation ("HealthFirst Management"), and HealthFirst acquired all of the issued and outstanding shares of HealthFirst Management. Also in connection with the transaction, all of the physicians who were previously shareholders of Suburban became shareholders of HealthFirst. All shareholders of Suburban received HealthFirst Series 2 Shares in exchange for their Suburban shares.

    HealthFirst owns all of the issued and outstanding shares of stock in HealthFirst Management. HealthFirst Management currently provides various management services to HealthFirst pursuant to a written Management Agreement. Under such agreement, HealthFirst Management manages HealthFirst's agreements and relationships with health plans, other payors and providers and HealthFirst agrees to provide the necessary medical services under such agreements. The current term of such agreement expires December 31, 1997. Such agreement will be terminated in connection with the Merger. It is anticipated that HealthFirst Management may be dissolved in connection with or after the Merger.

    HealthFirst Properties, L.L.C., an Oregon limited liability company ("HealthFirst Properties"), was formed in January 1996 to acquire all of the real property then owned by HealthFirst. Many of the current shareholders of HealthFirst are members of HealthFirst Properties. Each member of HealthFirst Properties purchased at least 500 units in such entity at a price of $20 per unit. All funds received by HealthFirst Properties from the sale of the units, net of costs, were used as a down payment for the purchase of such properties. HealthFirst and HealthFirst Properties entered into a Land Sale Contract, dated May 1, 1996, pursuant to which HealthFirst Properties holds equitable title to three medical office buildings. Under the terms of the Land Sale Contract, however, HealthFirst will retain legal title to the properties until a 20-year installment note is paid in full by HealthFirst Properties. During the term of such agreement, HealthFirst leases back office space from HealthFirst Properties.

    In May 1995, HealthFirst entered into a strategic alliance in the form of an Oregon business corporation named Northwest Physician Alliance, Inc. (the "Alliance"). The equity owners of the Alliance are Blue Cross/Blue Shield ("BCBS") of Oregon, Legacy Health Systems ("Legacy"), Portland Adventist Medical Center, HealthFirst and two other Portland-area medical groups. The Alliance contemplates that Legacy, HealthFirst and the other participating medical groups will provide or arrange for substantially all of the professional, institutional and ancillary health care services required by enrollees of BCBS' prepaid health plans in a defined service area.

    The Alliance is intended to collaboratively manage "Alliance health plans," defined as all current and future HMO and HMO-type health plans offered by HMO Oregon or Health Maintenance of Oregon, and all current and future managed care plans offered by BCBS in which Legacy serves as the strategic institutional health care provider. The Alliance service area includes Multnomah, Clackamas, Washington, Yamhill, Columbia and North Marion counties in Oregon and Washington State's Clark County.

    In connection with the Alliance, HealthFirst also became a member of an entity called Northwest Group Practices' Association, L.L.C., an Oregon limited liability company ("NGPA"). NGPA is owned by three medical groups and was formed to provide management services to the Alliance.

STRATEGY

    HealthFirst's strategy is to provide high-quality, cost-effective medical care in an expanding geographic area. HealthFirst's multi-specialty physician clinics are designed to meet the medical needs of certain markets within the Portland area. HealthFirst's strategy also involves affiliating with primary care providers and physicians with specialties which are needed by HealthFirst.

    Over the past five years, HealthFirst's strategy has involved increasing its geographic service area to strengthen its position with managed care providers and being a founding member of the Alliance with other local providers and BCBS. HealthFirst believes, however, that its attractiveness to managed care payors would increase if it served a wider geographic area rather than a larger percentage of Portland-area managed care enrollees. Consequently, HealthFirst has sought its current partners for the Merger described herein.

    HealthFirst's operational goals include the following: (1) remodel the Powell Valley facility, the Lake Oswego facility and the Northwest Portland facility to accommodate additional providers; (2) expand the office space in the Albers Mill building; (3) expand technological capabilities, including expansion of the telephone system and the computer system; (4) plan the implementation of HealthFirst's electronic medical records system; and (5) achieve specified retained earnings targets as a percentage of net revenues.

GOVERNMENT REGULATION

    HealthFirst is subject to federal and state laws regulating the relationships among providers of health care services, physicians and other clinicians. These laws include the fraud and abuse provisions of the Medicare and Medicaid statutes, which prohibit the solicitation, payment, receipt or offering of any direct or indirect remuneration for the referral of Medicare or Medicaid patients or for the recommending, leasing, arranging, ordering or purchasing of Medicare or Medicaid covered services. Other laws impose significant penalties for false or improper billings for physician services and impose restrictions on physician referrals for designated health services reimbursable under the Medicare and Medicaid programs to entities with which they have financial relationships. See "Physician Practice Management Industry--Government Regulation". While HealthFirst believes it is in material compliance with applicable laws and regulations, there is no assurance that HealthFirst's present or past operations will not be subjected to scrutiny or legal challenge.

SERVICES PROVIDED

    HealthFirst provides the following professional services:

Critical Care                           Internal Medicine
Dermatology                             Obstetrics
Family Practice                         Oncology
Gastroenterology                        Pediatrics
Gynecology                              Podiatry
Hematology                              Rheumatology
Infectious Disease                      Surgery

    Under capitated and other prepaid contracts, HealthFirst provides or arranges for all physician services and receives a fixed monthly capitation payment (or similar prepayment) from health plans for each member who chooses a HealthFirst physician as his or her primary care physician. HealthFirst serves capitated patients through a number of health plans, including those operated by HMO Oregon, PacifiCare, Providence Health Plans and others, including carriers of Medicare-risk products and Oregon Health Plan. HealthFirst accepts assignment from Medicare as full compensation for services provided to Medicare patients, except for applicable deductibles and copayments. Other HealthFirst fee arrangements include (a) contracts with providers based on fee schedules (including Oregon Health Plan), (b) affiliations with certain PPOs and employers which pay based on fee schedules or a specified percentage of ordinary and customary charges of HealthFirst, and (c) fee-for-service payments from a small percentage of patients and traditional indemnity insurers.

    Most of HealthFirst's patients are covered under either commercial or senior prepaid health plans. Enrollment is categorized as "commercial" for enrollees under the age of 65 whose health coverage is generally sponsored by employees or "senior" for retired enrollees over the age of 65 who are covered by Medicare. Higher capitation rates are typically received for senior patients because their medical needs are generally greater and, consequently, the cost of covered care for such patients is higher. To the extent that enrollees require more care than is anticipated or require supplemental medical care which is not otherwise reimbursed by the health plans or other payors, aggregate capitation payments may be insufficient to cover the costs associated with the treatment of enrollees. If such revenue is insufficient, HealthFirst maintains stop-loss coverage which mitigates the effect of occasional high utilization of health care services.

    Generally, HealthFirst's contracts with health plans and other payors come up for renewal each year. Managed care contracting has become very competitive and reimbursement schedules are being reduced to reimbursement levels at or slightly above the amounts paid by Medicare. If such contracts are not renewed or replaced by other programs that provide a large volume of business, HealthFirst's revenues and profits could be adversely affected. HealthFirst's management expects that its substantial payors will elect to renew their contracts, but no assurances can be given in this regard.

    In 1995, $14,817,480 (or approximately 39.4%) of HealthFirst net patient revenues came from capitated (prepaid) arrangements; and $22,834,493 (or approximately 60.6%) of net revenues derived from PPOs, other contractual relationships, individuals or private insurance carriers (fee-for-service). In 1994, $13,463,161 (or approximately 41.7%) of HealthFirst net patient revenues came from capitated (prepaid) arrangements; $18,813,260 (or approximately 58.3%) of net revenues derived from PPOs, other contractual relationships, individuals or private insurance carriers (fee-for-service).

    Medically necessary services provided to participants in the federal Medicare program are reimbursed only: (i) if such services have been approved for reimbursement by HCFA, and (ii) in the amount authorized on a geographical basis by Medicare intermediaries (contracted insurance companies). The services currently provided by HealthFirst have been approved for reimbursement by HCFA. There are significant differences in Medicare reimbursement rates for services in different locations. Generally, Medicare reimbursement rates are lower than the reimbursement rates paid by third-party insurance carriers.

             ENROLLEES OF AT-RISK HEALTH PLANS UNDER CONTRACT WITH
                     HEALTHFIRST OR HEALTHFIRST MANAGEMENT
                           (AS OF SEPTEMBER 30, 1996)

                                                                           ENROLLED    % OF TOTAL
                                                                          -----------  -----------
Commercial..............................................................      48,408         72.9
Medicaid................................................................       6,203          9.4
Medicare................................................................      11,753         17.7
                                                                          -----------       -----
TOTAL...................................................................      66,364        100.0%
                                                                          -----------       -----
                                                                          -----------       -----

MARKETING AND DEVELOPMENT

    HealthFirst markets its services by offering a wide variety of locations (11 in the Portland Metropolitan Area) and choice of 145 physicians in 11 medical and surgical specialties. HealthFirst also offers two geographically dispersed urgent care centers which are open on weekends and evenings.

    In 1995, HealthFirst became fully accredited by the Medical Quality Commission ("MQC") to become one of three physician practice groups in Oregon and approximately 25 physician practice groups in the United States to be so accredited. The accreditation process reviews 150 quality and service measures. HealthFirst regularly measures patient satisfaction and has comprehensive quality improvement programs.

    HealthFirst offers its patients a variety of educational programs, including programs on diet, diabetes, and hypertension, supported by both classes and written materials.

    A senior executive of HealthFirst is designated to seek and negotiate managed care contracts as well as to further develop programs such as occupational medicine. HealthFirst regularly evaluates adding new services as well as providers in new specialties.

COMPETITION

    The Portland, Oregon area is a highly competitive market for physician services. Primary competitors of HealthFirst include integrated medical groups such as MedPartners, Cascade Medical Group, Providence Medical Group, The Portland Clinic, Portland Adventist Medical Group and others. Competitors also include hospital systems which employ primary care physicians, IPAs, staff model HMOs (such as Kaiser) and academic medical centers. In light of its size, however, HealthFirst is a significant health care provider in its relevant market. HealthFirst competes for contracts with certain national provider entities (such as MedPartners) and many regional and local providers of physician management services. Although the bases of competition may vary, competition is generally based on cost and quality of care.

    In terms of physician practice management companies, only two, MedPartners and AORI have a presence in HealthFirst's service area. Both of these publicly traded PPMs have holdings in the Portland, Oregon market. MedPartners operates a growing multi-specialty group practice of approximately 70 physicians in the Portland market. MedPartners has been an aggressive suitor of groups of physicians in the Portland market, and recently acquired a group of OB/Gyn physicians who might have joined HealthFirst. AORI has during the past several years purchased two high-profile oncology providers in the Portland market. These practices are in direct competition with HealthFirst's oncology practice. Further, PhyCor, another publicly traded PPM, is attempting to enter the PPM market in and around Portland.

EMPLOYEES

    PROVIDER EMPLOYEES.

    As of January 2, 1997, HealthFirst had 97 full-time and 24 part-time physician employees. HealthFirst physicians typically initially sign one-year associate employment contracts. Such contracts offer the physicians a specified base salary, a signing bonus, and eligibility for an incentive bonus. The physicians are also eligible to receive benefits such as health, dental, life, and professional liability insurance, paid time off, and an allowance for continuing medical education and other professional expenses. HealthFirst shareholder physicians vote on whether to offer shares to an associate physician after two years of service as an associate physician. In order for an associate physician to become a shareholder of HealthFirst, such physician must sign a new shareholder employment agreement. HealthFirst physicians currently are not subject to a covenant not to compete with medical services provided by HealthFirst.

    As of January 2, 1997, there were 14 non-physician providers under contract with HealthFirst. None have covenants not to compete. Shareholder contracts for eligible non-physician employees generally are similar to the associate version except for compensation and certain other provisions.

    NON-PROVIDER EMPLOYEES.

    As of January 2, 1997, HealthFirst had 577 full-time and 57 part-time non-provider employees. Of the non-physician clinical and administrative support personnel, 429 were full-time employees and 53 were part-time employees. The remainder were corporate personnel, consisting of 148 full-time employees and three part-time employees. None of HealthFirst's employees are represented by a labor union. Management believes its employee relations to be satisfactory.

INSURANCE

    The business of HealthFirst entails an inherent risk of claims of provider professional liability. To protect its overall operations from such potential liabilities, HealthFirst maintains professional liability insurance and general liability insurance on a claims-made basis, with policy coverage of $5 million per claim, and no annual aggregate maximum benefit, for claims made against HealthFirst and its employees, except that the claims made professional liability insurance policy maintained by the former physician-employees of Suburban had coverage limits of $2 million per claim and $4 million aggregate maximum benefit. HealthFirst also carries workers' compensation insurance and maintains multiperil liability, fiduciary liability, employee dishonesty, professional liability, general liability, excess professional liability and director's and officers' insurance, with coverage limits HealthFirst believes to be customary and reasonable for a business of its kind. Management does not believe the related exposure is significant; however, there can be no assurance that a future claim will not exceed the limits of available insurance coverage or that such coverage will continue to be available.

PROPERTIES AND FACILITIES

    HealthFirst conducts its operations out of offices located in locations in the greater Portland area, identified as follows: Albers Mill, Broadway, Gateway, Gresham, Hollywood, Northwest, Lake Oswego, Powell Valley, Tualatin, Tigard, Beaverton and Wilshire. The administrative headquarters of HealthFirst are located in Portland in the Gateway building, with certain administrative functions located in the Albers Mill and other locations. HealthFirst and HealthFirst Properties entered into a sale-leaseback transaction pursuant to a Land Sale Contract, dated May 1, 1996, pursuant to which HealthFirst Properties obtained equitable title to three medical office buildings (the Broadway, Beaverton and Tualatin buildings) and leased such properties back to HealthFirst. Under the terms of the Land Sale Contract, however, HealthFirst will retain legal title to the properties until a 20-year installment note is paid in full by HealthFirst Properties. HealthFirst leases each of its other locations.

INFORMATION SYSTEMS

    HealthFirst has developed and maintains integrated information systems to support its growth and acquisition plans. HealthFirst's overall systems design is open, modular and flexible. HealthFirst believes that it has configured its systems to give physicians efficient and rapid access to complex clinical data. HealthFirst is committed to the development of integrated and comprehensive information systems. The current capabilities include the practice management functions of registration, scheduling and appointments, electronic claims submission and remittance. Managed care functions include referrals, eligibility, claims payment and reporting.

    Extensive efforts are underway to prepare for the implementation of an electronic medical records system and a lab information system.

    Effective and efficient access to key clinical patient data is critical in improving cost and quality outcomes as HealthFirst enters into more capitation contracts. HealthFirst attempts to utilize its existing information systems to improve productivity, manage complex reimbursement procedures, measure patient care satisfaction and outcomes of care, and integrate information from various sources. These systems allow HealthFirst to analyze clinical and cost data so that it is able to determine thresholds of profitability under various capitation arrangements.

LEGAL PROCEEDINGS

    HealthFirst is engaged in the defense of lawsuits arising in the ordinary course and conduct of its business (including cases naming Suburban or Metropolitan a defendant). These proceedings have all arisen out of the ordinary course of its business and HealthFirst believes that none of these proceedings will have a material adverse effect on HealthFirst.

                  DESCRIPTION OF CAPITAL STOCK OF HEALTHFIRST

    The authorized capital stock of HealthFirst as of January 2, 1997 consists of 1,400,000 shares of Class A Common Voting Shares, no par value, of which 800,000 shares are Series 1 Class A Shares ("HealthFirst Series 1 Shares"), 200,000 shares are Series 2 Class A Shares ("HealthFirst Series 2 Shares"), 200,000 shares are Series 3 Class A Shares, 100,000 shares are Series 4 Class A Shares and 100,000 shares are Series 5 Class A Shares. As of January 2, 1997 there are issued and outstanding 7,000 HealthFirst Series 1 Shares and 2,200 HealthFirst Series 2 Shares. All of the outstanding HealthFirst Series 1 Shares and HealthFirst Series 2 Shares have been validly issued and are fully paid and nonassessable. It is anticipated that HealthFirst will grant, prior to the Effective Time, New Options exercisable for up to 1,704.5 shares of HealthFirst Series 1 Shares. There are no outstanding options, warrants, subscriptions, conversions or other rights, agreements or commitments obligating HealthFirst to issue any additional HealthFirst Series 1 Shares or HealthFirst Series 2 Shares or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any HealthFirst Series 1 Shares or HealthFirst Series 2 Shares. There are no voting trusts or other agreements or understandings to which HealthFirst is a party with respect to the voting of HealthFirst Series 1 Shares or HealthFirst Series 2 Shares. Cash dividends were not declared on common equity of HealthFirst in the 1995 or 1994 fiscal years.

    The Restated Articles of HealthFirst provide that the shareholders do not have any preemptive rights and that such shareholders cannot cumulate their votes for the election of directors. HealthFirst Series 1 Shares, HealthFirst Series 2 Shares and HealthFirst Series 3 Shares have identical voting rights but different redemption rights. HealthFirst Series 1 Shares have a redemption value of $100 per share, not to exceed $10,000 per holder of such share, HealthFirst Series 2 Shares have a redemption value of $150, not to exceed $15,000 per holder of such share, HealthFirst Series 3 Shares have a redemption value of $230, not to exceed $23,000 per holder of such share. The redemption value is paid when a shareholder dies, retires or relinquishes such shares for any reason other than in connection with the formation of a physician practice management company. Such redemption rights of shareholders of HealthFirst do not apply to the Merger Transactions.

                     SELECTED FINANCIAL DATA OF HEALTHFIRST

    The following table sets forth selected financial data which have been derived from the consolidated financial statements as of and for the years ended December 31, 1991 through 1995. The Consolidated Balance Sheets as of December 31, 1994 and 1995 and the related Consolidated Statements of Operations, Stockholders' Equity and Cash Flows for the years ended December 31, 1993 through 1995 have been audited by Arthur Andersen LLP. The financial statements as of and for the nine months ended September 30, 1995 and 1996 have been derived from the unaudited consolidated financial statements of HealthFirst which, in the opinion of management, include all adjustments (which consist of only normal recurring adjustments) necessary for a fair presentation of the information set forth therein. The financial statements for the nine months ended September 30, 1996 include the acquired business of Suburban. The following data should be read in conjunction with "HealthFirst Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and the notes thereto included elsewhere in this document.

                                                                                                               FOR THE NINE
                                                                                                               MONTHS ENDED
                                                               FOR THE YEAR ENDED DECEMBER 31                  SEPTEMBER 30
                                                    -----------------------------------------------------  --------------------
                                                      1991       1992       1993       1994       1995       1995      1996(1)
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                                  (IN THOUSANDS)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Fee-For-Service, net..............................  $   7,868  $   9,395  $  13,505  $  18,813  $  22,835  $  16,341  $  24,200
Prepaid Health Care...............................      6,139      8,261     10,893     13,463     14,817     11,312     18,489
Total Net Revenues................................     14,007     17,656     24,398     32,276     37,652     27,653     42,689
Less Provider Compensation and Benefits(2)........     (4,566)    (5,586)    (6,278)    (8,375)    (9,530)    (8,522)   (17,352)
Net Revenue Less Provider Compensation and
 Benefits.........................................      9,441     12,070     18,120     23,901     28,122     19,131     25,337

OPERATING EXPENSES:
Clinic Salaries, Wages and Benefits...............  $   3,234  $   3,879  $   6,276  $   8,614  $  11,737  $   7,441     12,786
Purchased Medical Services........................      1,962      2,836      3,157      3,530      4,253      3,434      7,070
Medical and Office Supplies.......................      1,042      1,429      2,245      3,076      4,377      2,723      4,355
General and Administrative........................      1,176      1,321      2,471      3,200      4,491      3,275      4,414
Lease and Rent Expense............................        283        341        608        655        853        637      1,338
Provision for Uncollectible Accounts..............        369        446        696        936      1,146        860      1,239
Depreciation and Amortization.....................        433        328        510        637        736        549      1,238
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Operating Expenses..........................      8,499     10,580     15,963     20,648     27,593     18,919     32,440
Operating Income (Loss) (2).......................        942      1,490      2,157      3,253        529        212     (7,103)
Other Non-Operating Income........................         24         36        113        189        121         83        643
Interest Income...................................         34         51        115         98         39         34         87
Interest Expense..................................        182        219        182        186        189        150        538
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (Loss) Before Taxes........................        818      1,358      2,203      3,354        500        179     (6,911)
Income Tax Expense (Benefit)......................        425        715        889      1,416        208         72     (2,272)
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net Income (Loss) (2).............................        393        643      1,314      1,938        292        107     (4,639)
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------


                                                                                                            AS OF SEPTEMBER 30
                                                                      AS OF DECEMBER 31
                                                    -----------------------------------------------------  --------------------
                                                      1991       1992       1993       1994       1995       1995       1996
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
CONSOLIDATED BALANCE SHEET DATA:
Working Capital (Deficit).........................  $   1,100  $   1,339  $   1,882  $   1,961  $  (1,507) $    (739) $  (6,195)
Total Assets......................................      9,048     10,407     11,742     16,848     21,075     18,726     29,868
Long-Term Debt, net...............................      2,836      2,252      2,223      1,731      3,711      2,935      3,911
Capital and Direct Financing Lease Obligations,
 net..............................................     --         --         --         --         --         --          4,167
Stockholders Equity...............................      3,229      3,984      5,344      7,253      7,597      7,404      1,977

------------------------
(1) Includes Suburban, which was acquired in February 1996.

(2) Includes a charge of $3.9 million relating to a Deferred Compensation Plan enacted in 1996 as discussed in Footnote 8 to the Financial Statements.

(3) In May 1996, HealthFirst entered into a direct financing lease obligation with a related party. In addition, HealthFirst assumed a capital lease obligation with a related party as part of the Suburban acquisition. See Footnote 7 in the Financial Statements.

              HEALTHFIRST MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    HealthFirst is a primary care based multi-specialty medical clinic founded in 1909. In February 1996, Metropolitan merged with Suburban and changed its name to HealthFirst. The merger has been accounted for as a purchase of Suburban by Metropolitan in the financial statements.

    As of January 2, 1997, HealthFirst consisted of 681 employees and 145 providers who offer a wide range of primary and specialty care services including allergy, dermatology, family practice, gastroenterology, hematology/oncology, infectious disease, internal medicine, pediatrics, geriatrics, obstetrics/gynecology, podiatry, rheumatology and surgery.

    HealthFirst operates clinics in 11 Portland-area locations including:
Tualatin, Tigard, Beaverton, Lake Oswego, Broadway, Northwest Portland, Wilshire, Gateway, Gresham, Hollywood and Powell Valley.

    Historically, the operations of HealthFirst have included both the provision of medical services that, subsequent to the HealthFirst Reorganization Transactions, will be provided by the New PCs and the management aspects of the practice that, subsequent to the Merger, will be carried on by PPI. It was not necessary to, nor did the clinics, segregate their operating results by these categories. Accordingly, the results discussed below will not reflect the results that might have occurred had those businesses been operated separately.

    HealthFirst earns its revenues by providing services to patients under Fee-For-Service and Prepaid arrangements summarized as follows:

    Fee-For-Service: Patient service revenues are recorded in the period in which services are provided at established rates. HealthFirst has agreements with third-party payors that provide payments to HealthFirst at amounts different from its established rates. The difference between the established rates and related payments amounts are reflected as contractual discounts.

    Prepaid: HealthFirst contracts with various HMOs to provide care to plan enrollees at prepaid monthly fixed capitation rates on a per member basis. Under a prepaid contract, HealthFirst assumes the obligation of providing all contractually defined health care services to enrollees and is obligated to reimburse outside providers for services rendered to enrollees. HealthFirst has entered into discounted fee-for-service and subcapitation agreements with these outside providers. Additional limitation of risk is provided by the payment of stop loss reinsurance premiums. In addition, the prepaid contracts contain minimum threshold reimbursement levels which limit the downside risk.

    The table below indicates the payor mix of the aggregate net clinic revenue earned by HealthFirst:

                                                                                      NINE MONTHS ENDED
PAYOR                                                                                 SEPTEMBER 30, 1996
------------------------------------------------------------------------------------  ------------------
Fee-For-Service:
  Commercial and Private............................................................           48.1%
  Medicare..........................................................................            6.6%
  Medicaid..........................................................................            1.6%
Prepaid (1).........................................................................           43.7%
                                                                                             -------
                                                                                              100.0%
                                                                                             -------
                                                                                             -------

------------------------

(1) Includes Commercial, Medicare and Medicaid prepaid programs.

    The table below summarizes certain operating statistics at the end of the periods noted:

                                                                 DECEMBER 31                 SEPTEMBER 30
                                                       -------------------------------  ----------------------
                                                         1993       1994       1995       1995      1996 (1)
                                                       ---------  ---------  ---------  ---------  -----------
Physicians...........................................         56         66         93         86         145
Other Providers......................................          4          6         12         12          14
Employees............................................        240        395        555        443         681
Capitated Lives......................................     16,431     20,186     23,661     20,176      44,559
Clinical Sites.......................................          5          6          7          6          11

------------------------

(1) Includes Suburban, which was acquired in February 1996.

    The table below sets forth the percentages of Net Revenue Less Provider Compensation and Benefits represented by certain items reflected in HealthFirst's Consolidated Statements of Operations. The information that follows should be read in conjunction with the Consolidated Financial Statements and notes thereto contained elsewhere.

                                                                 FOR THE YEAR               FOR THE NINE MONTHS
                                                              ENDED DECEMBER 31             ENDED SEPTEMBER 30
                                                      ----------------------------------  -----------------------
                                                         1993        1994        1995        1995      1996 (1)
                                                      ----------  ----------  ----------  ----------  -----------
Net Revenue Less Provider Compensation and
 Benefits...........................................      100.0%      100.0%      100.0%      100.0%      100.0%
Operating Expenses:
Clinic Salaries and Wages, Benefits.................       34.6%       36.0%       41.7%       38.9%       50.5%
Purchased Medical Services..........................       17.4%       14.8%       15.1%       18.0%       27.9%
Medical and Office Supplies.........................       12.4%       12.9%       15.6%       14.2%       17.2%
General and Administrative..........................       13.6%       13.4%       16.0%       17.1%       17.4%
Lease and Rent Expense..............................        3.4%        2.7%        3.0%        3.3%        5.3%
Provision for Uncollectible Accounts................        3.8%        3.9%        4.1%        4.5%        4.9%
Depreciation and Amortization.......................        2.8%        2.7%        2.6%        2.9%        4.9%
                                                      ----------  ----------  ----------  ----------  -----------
Total Operating Expenses............................       88.0%       86.4%       98.1%       98.9%      128.1%
Operating Income (Loss).............................       12.0%       13.6%        1.9%        1.1%      (28.1)%
Interest Income.....................................        0.6%        0.4%        0.2%        0.2%        0.3%
Interest Expense....................................        1.0%        0.8%        0.7%        0.8%        2.0%
Other Income (Expense)..............................        0.6%        0.8%        0.4%        0.4%        2.5%
                                                      ----------  ----------  ----------  ----------  -----------
Income (Loss) Before Taxes..........................       12.2%       14.0%        1.8%        0.9%      (27.3)%
Income Tax Expense (Benefit)........................        4.9%        5.9%        0.7%        0.3%       (9.0)%
                                                      ----------  ----------  ----------  ----------  -----------
Net Income (Loss) (2)...............................        7.3%        8.1%        1.0%        0.6%      (18.3)%
                                                      ----------  ----------  ----------  ----------  -----------
                                                      ----------  ----------  ----------  ----------  -----------

------------------------

(1) Includes Suburban, which was acquired in February 1996.

(2) Includes a charge of $3.9 million relating to a Deferred Compensation Plan enacted in 1996 as discussed in Footnote 8 to the Financial Statements.

RESULTS OF OPERATIONS

    The results of operations have been segregated between medical and management services.

NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30,
  1995

    MEDICAL SERVICES

    Net revenues from providing Medical Services and related Provider Compensation and Benefits comprise this aspect of the business.

    NET REVENUES

    Net revenues consist of revenues received from Fee-for-Service and Prepaid Health Care activities as follows.

       FEE-FOR-SERVICE, NET. Fee-for Service, net increased from $16.3 million for the nine months ended September 30, 1995 to $24.2 million for the nine months ended September 30, 1996, an increase of $7.9 million or 48.5%. This was primarily due to the purchase of Suburban in February 1996 and the addition of new providers in the last six months of 1995.

       PREPAID HEALTH CARE. Prepaid Health Care increased from $11.3 million for the nine months ended September 30, 1995 to $18.5 million for the nine months ended September 30, 1996, an increase of $7.2 million or 63.7%. This increase relates to an increase in capitated lives, offset in part by reduced risk sharing incentive revenues.

    PROVIDER COMPENSATION AND BENEFITS. Historically, Provider Compensation available for distribution was the excess of modified cash basis revenues less modified cash basis expenses. Amounts retained by HealthFirst were based upon arbitrary and subjective decisions made by HealthFirst's Board of Directors. Amounts of Provider Compensation distributed between providers were based on mixtures of productivity and salary based formulas taking into consideration historical and projected provider productivity. Provider Compensation and Benefits increased from $8.5 million for the nine months ended September 30, 1995 to $17.4 million for the nine months ended September 30, 1996, an increase of $8.9 million or 105%. This increase was partially the result of a charge of $3.9 million related to a bonus compensation plan that was established in February 1996. The Plan establishes a fixed amount to be paid to each participant. The benefit is fully vested after five years of employment and is to be paid over a future period of eight years. The present value of amounts to be paid is being accrued over the vesting period. A substantial portion of the participants were fully vested as of September 30, 1996. The increase in Provider Compensation and Benefits is also the result of the increase in the number of providers due to the merger with Suburban.

    The amount available for Provider Compensation and Benefits will be directly effected by the amount of the management fee to be paid to PPI. If the New PC Management Agreement had been in effect during these periods, the amount available for Provider Compensation and Benefits would have been reduced by the amount of the management fee of $1,704,000 in 1996 and $1,392,000 in 1995. Although the impact can not be determined at this time, the amount available for Provider Compensation and Benefits may also be effected by synergies resulting from the Merger and management's ability to reduce costs or enhance revenues.

    During 1996, HealthFirst recorded Provider Compensation and Benefits expense in excess of amounts available from current operating profits. Most of the excess is related to costs associated with a bonus compensation plan which is to be paid out over a period of eight years. Any remaining obligations for Provider Compensation and Benefits as of the Effective Time will be transferred to PPI. In the future, the Management Agreement does not provide for, nor do the Companies intend to pay, Provider Compensation and Benefits in excess of amounts generated from operations on an annual basis.

    MANAGEMENT SERVICES

    The historical operating expenses of HealthFirst represent the costs incurred in the Management Services portion of the business. Such costs will be reimbursed to PPI in the future as a component of the management fee.

    CLINIC SALARIES, WAGES AND BENEFITS. Clinic Salaries, Wages and Benefits which includes the salaries, wages and benefits of all non-provider personnel, increased from $7.4 million for the nine months ended September 30, 1995 to $12.8 million for the nine months ended September 30, 1996, an increase of $5.4 million or 73.0%. The increase resulted from the additional staff needed to support providers added through the last six months of 1995 and due to the staff added from the purchase of

    Suburban as well as the opening of the Tigard Clinic. Clinic Salaries, Wages and Benefits, as a percentage of Net Revenues Less Provider Compensation and Benefits adjusted for the non-recurring expense of $3.9 million relating to Provider Deferred Compensation, increased from 38.9% for the nine months ended September 30, 1995 to 43.7% for the nine months ended September 30, 1996.

    PURCHASED MEDICAL SERVICES. Purchased Medical Services which include professional and diagnostic services performed by third parties increased from $3.4 million for the nine months ended September 30, 1995 to $7.0 million for the nine months ended September 30, 1996, an increase of $3.6 million or 105.9%. Purchased Medical Services as a percentage of Net Revenues Less Provider Compensation and Benefits adjusted for the non-recurring expense of $3.9 million relating to Provider Deferred Compensation, increased from 18.0% for the nine months ended September 30, 1995 to 24.2% for the nine months ended September 30, 1996. The increase is due an increase in capitated lives which is primarily attributable to the purchase of Suburban in February 1996 and the addition of providers in the last six months of 1995.

    MEDICAL AND OFFICE SUPPLIES. Medical and Office Supplies, which include pharmaceuticals, medical supplies, office supplies and diagnostic supplies, increased from $2.7 million for the nine months ended September 30, 1995 to $4.4 million for the nine months ended September 30, 1996, an increase of $1.7 million or 63.0%. Medical and Office Supplies, as a percentage of Net Revenues Less Provider Compensation and Benefits adjusted for the non-recurring expense of $3.9 million relating to Provider Deferred Compensation, remained relatively stable. The increase in supplies expenses results from the additional use of internally provided services resulting from the purchase of Suburban in February 1996 and the addition of other providers in the last six months of 1995.

    GENERAL AND ADMINISTRATIVE. General and Administrative expenses increased from $3.3 million for the nine months ended September 30, 1995 to $4.4 million for the nine months ended September 30, 1996, an increase of $1.1 million or 33.3%. General and Administrative expenses, as a percentage of Net Revenues less Provider Compensation and Benefits adjusted for the non-recurring expense of $3.9 million relating to Provider Deferred Compensation, decreased from 17.1% for the nine months ended September 30, 1995 to 15.1% for the nine months ended September 30, 1996. The dollar increase was the result of professional and promotional fees relating to the purchase of Suburban and a concurrent change in the corporation's name to HealthFirst in addition to the recruiting costs for new providers in 1996. The decrease as a percentage of Net Revenues Less Provider Compensation is due to economies in overhead services realized from the merger with Suburban in February 1996.

    LEASE AND RENT EXPENSE. Lease and Rent Expense increased from $637,000 for the nine months ended September 30, 1995 to $1,338,000 for the nine months ended September 30, 1996, an increase of $701,000 or 110.1%. Lease and Rent Expense, as a percentage of Net Revenues Less Provider Compensation and Benefits adjusted for the non-recurring expense of $3.9 million relating to Provider Deferred Compensation, increased from 3.3% for the nine months ended September 30, 1995 to 4.6% for the nine months ended September 30, 1996. The increase was the result of increasing leased square footage.

    PROVISION FOR UNCOLLECTIBLE ACCOUNTS. Provision for Uncollectible Accounts increased from $860,000 for the nine months ended September 30, 1995 to $1,239,000 for the nine months ended September 30, 1996, an increase of $379,000 or 44.0%. As a percentage of Net Revenues Less Provider Compensation and Benefits, Provision for Uncollectible Accounts remained relatively stable. The Provision for Uncollectible Accounts primarily relates to the ability to collect for services provided to private parties. The increase relates to the purchase of Suburban.

    DEPRECIATION AND AMORTIZATION. Depreciation and Amortization increased from $549,000 for the nine months ended September 30, 1995 to $1,238,000 for the nine months ended September 30, 1996, an increase of $689,000 or 125.5%. Depreciation and Amortization expense as a percentage of Net Revenues Less Provider Compensation and Benefits, adjusted for the non-recurring expense of

    $3.9 million relating to Provider Deferred Compensation, increased from 2.9% for the nine months ended September 30, 1995 to 4.2% for the nine months ended September 30, 1996. The increase relates to the purchase of Suburban, the completion of the construction of a new clinic building and equipment to support the addition of new providers.

    OTHER NON-OPERATING INCOME. Other Non-Operating Income increased from $83,000 for the nine months ended September 30, 1995 to $643,000 for the nine months ended September 30, 1996, an increase of $560,000 or 674.7%. This increase was primarily the result of subleasing office space and other income received from the Northwest Physician Alliance.

    INTEREST EXPENSE. Interest Expense increased from $150,000 for the nine months ended September 30, 1995 to $538,000 for the nine months ended September 30, 1996, an increase of $388,000 or 258.7%. This increase was the result of additional debt related to the new Tualatin Clinic building and equipment.

TWELVE MONTHS ENDED DECEMBER 31, 1995 COMPARED TO TWELVE MONTHS ENDED DECEMBER
  31, 1994

    MEDICAL SERVICES

    Net revenues from providing Medical Services and related Provider Compensation and Benefits comprise this aspect of the business.

    NET REVENUES

    Net revenues consist of revenues received from Fee-for-Service and Prepaid Health Care activities as follows.

       FEE-FOR-SERVICE, NET. Fee-for-Service, net increased from $18.8 million for the 12 months ended December 31, 1994 to $22.8 million for the 12 months ended December 31, 1995, an increase of $4.0 million or 21.3%. This increase correlates with a increase in providers during the last six months of 1995.

       PREPAID HEALTH CARE. Prepaid Health Care increased from $13.5 million for the 12 months ended December 31, 1994 to $14.8 million for the 12 months ended December 31, 1995, an increase of $1.3 million or 9.6%. This increase is a result of an increase in the number of member lives during the period.

    PROVIDER COMPENSATION AND BENEFITS. Historically, Provider Compensation available for distribution was the excess of modified cash basis revenues less modified cash basis expenses. Amounts retained by the clinic were based upon arbitrary and subjective decisions made by HealthFirst's Board of Directors. Amounts of Provider Compensation distributed between providers were based on mixtures of productivity and salary based formulas taking into consideration historical and projected provider productivity. Provider Compensation and Benefits increased from $8.4 million for the year ended December 31, 1994 to $9.5 million for the year ended December 31, 1995, an increase of $1.1 million or 13%. This increase was the result of additional providers that were recruited during 1995.

    The amount available for Provider Compensation and Benefits will be directly effected by the amount of the management fee to be paid to PPI. If the New PC Management Agreement had been in effect during these periods, the amount available for Provider Compensation and Benefits would have been reduced by the amount of the management fee of $1,999,000 in 1995 and $2,542,000 in 1994. Although the impact can not be determined at this time, the amount available for Provider Compensation and Benefits may also be effected by synergies resulting from the Merger and management's ability to reduce costs or enhance revenues.

    MANAGEMENT SERVICES

    The historical operating expenses of HealthFirst represent the costs incurred in the Management Services portion of the business. Such costs will be reimbursed to PPI in the future as a component of the management fee.

    CLINIC SALARIES, WAGES AND BENEFITS. Clinic Salaries, Wages and Benefits which include the salaries, wages and benefits of all non-provider personnel, increased from $8.6 million for the 12 months ended December 31, 1994 to $11.7 million for the 12 months ended December 31, 1995, an increase of $3.1 million of 36.0%. Clinic Salaries, Wages and Benefits, as a percentage of Net Revenue less Provider Compensation and Benefits, increased from 36.0% to 41.7% for the 12 months ended December 31, 1994 and 1995, respectively. The increase resulted from additional employees hired to support the 45.8% increase in providers.

    PURCHASED MEDICAL SERVICES. Purchased Medical Services increased from $3.5 million for the 12 months ended December 31, 1994 to $4.3 million for the 12 months ended December 31, 1995, an increase of $800,000 or 22.9%. The increase is due to the 17.2% increase in capitated lives and an increased use of externally provided managed care services by existing members.

    MEDICAL AND OFFICE SUPPLIES. Medical and Office Supplies, which include pharmaceuticals, medical supplies, office supplies and diagnostic supplies, increased from $3.1 million for the 12 months ended December 31, 1994 to $4.4 million for the 12 months ended December 31, 1995, an increase of $1.3 million or 41.9%. Medical and Office Supplies, as a percentage of Net Revenues less Provider Compensation and Benefits, increased from 12.9% to 15.6% for the 12 months ended December 31, 1994 and 1995, respectively, as a result of setting up new provider practices in 1995.

    GENERAL AND ADMINISTRATIVE. General and Administrative increased from $3.2 million for the 12 months ended December 31, 1994 to $4.5 million for the 12 months ended December 31, 1995, an increase of $1.3 million or 40.6%. General and Administrative, as a percentage of Net Revenues Less Provider Compensation and Benefits, increased from 13.4% to 16.0% for the 12 months ended December 31, 1994 and 1995, respectively. The increase is due to the additional costs incurred to add providers during the last six months of 1995.

    LEASE AND RENT EXPENSE. Lease and Rent Expense increased from $655,000 for the 12 months ended December 31, 1994 to $853,000 for the 12 months ended December 31, 1995, an increase of $198,000 or 30.2%. The increase is due primarily to the addition of an Immediate Care Clinic facility and the assumption of new leases associated with the addition of new providers in July 1995.

    PROVISION FOR UNCOLLECTIBLE ACCOUNTS. Provision for Uncollectible Accounts increased from $936,000 for the 12 months ended December 31, 1994 to $1.1 million for the 12 months ended December 31, 1995, an increase of $164,000 or 17.5%. This increase correlates to the increase in accounts receivable offset by a reduction in the proportion due from private parties.

    DEPRECIATION AND AMORTIZATION. Depreciation and Amortization increased from $637,000 for the 12 months ended December 31, 1994 to $736,000 for the 12 months ended December 31, 1995, an increase of $99,000 or 15.5%. The increase is due to the purchase of furniture and equipment for the new Tualatin facility, and other leasehold improvements.

TWELVE MONTHS ENDED DECEMBER 31, 1994 COMPARED TO TWELVE MONTHS ENDED DECEMBER
  31, 1993

    MEDICAL SERVICES

    Net revenues from providing Medical Services and related Provider Compensation and Benefits comprise this aspect of the business.

    NET REVENUES

    Net revenues consist of revenues received from Fee-for-Services and Prepaid Health Care activities as follows.

       FEE-FOR-SERVICE, NET. Fee-for-Service, net increased from $13.5 million for the 12 months ended December 31, 1993 to $18.8 million for the 12 months ended December 31, 1994, an increase of $5.3 million or 39.3%. The increase is due to a new clinic location serving primarily fee-for-service patients and new providers at existing clinics.

       PREPAID HEALTH CARE. Prepaid Health Care increased from $10.9 million for the 12 months ended December 31, 1993 to $13.5 million for the 12 months ended December 31, 1994, an increase of $2.6 million or 23.9%. This increase correlates with a 22.9% increase in the number of capitated lives by the end of the period.

    PROVIDER COMPENSATION AND BENEFITS. Historically, Provider Compensation available for distribution was the excess of modified cash basis revenues less modified cash basis expenses. Amounts retained by the clinic were based upon arbitrary and subjective decisions made by the HealthFirst's Board of Directors. Amounts of Provider Compensation distributed between providers were based on mixtures of productivity and salary based formulas taking into consideration historical and projected provider productivity. Provider Compensation and Benefits increased from $6.3 million for the year ended December 31, 1993 to $8.4 million for the year ended December 31, 1994, an increase of $2.1 million or 33.3%. This increase was the result of the addition of providers to support the new clinic location that was established in 1994 and the addition of new providers at existing sites.

    The amount available for Provider Compensation and Benefits will be directly effected by the amount of the management fee to be paid to PPI. If the New PC Management Agreement had been in effect during these periods, the amount available for Provider Compensation and Benefits would have been reduced by the amount of the management fee of $2,542,000 in 1994 and $1,844,000 in 1993. Although the impact can not be determined at this time, the amount available for Provider Compensation and Benefits may also be effected by synergies resulting from the Merger and management's ability to reduce costs or enhance revenues.

    MANAGEMENT SERVICES

    The historical operating expenses of HealthFirst represent the costs incurred in the Management Services portion of the business. Such costs will be reimbursed to PPI in the future as a component of the management fee.

    CLINIC SALARIES, WAGES AND BENEFITS. Clinic Salaries, Wages and Benefits which include the salaries, wages and benefits of all non-provider personnel, increased from $6.3 million for the 12 months ended December 31, 1993 to $8.6 million for the 12 months ended December 31, 1994, an increase of $2.3 million or 36.5%. The increase is due to employees hired to support the increase in providers.

    PURCHASED MEDICAL SERVICES. Purchased Medical Services increased from $3.2 million for the 12 months ended December 31, 1993 to $3.5 million for the 12 months ended December 31, 1994, an increase of $300,000 or 9.4%. The increase is due to a 22.9% increase in capitated lives by the end of the period which was offset by lower use of externally provided managed care services by existing members.

    MEDICAL AND OFFICE SUPPLIES. Medical and Office Supplies, which include pharmaceuticals, medical supplies, office supplies and diagnostic supplies, increased from $2.2 million for the 12 months ended December 31, 1993 to $3.1 million for the 12 months ended December 31, 1994, an increase of $900,000 or 40.9%. The increase is related to a 23.9% increase in office visits and an increase in drug therapy for oncology patients.

    GENERAL AND ADMINISTRATIVE. General and Administrative expenses increased from $2.5 million for the 12 months ended December 31, 1993 to $3.2 million for the 12 months ended December 31, 1994, an increase of $700,000 or 28.0%. This increase correlates to an increase in providers.

    LEASE AND RENT EXPENSE. Lease and Rent Expense increased from $608,000 for the 12 months ended December 31, 1993 to $655,000 for the 12 months ended December 31, 1995, an increase of $47,000 or

    7.7%. The increase is primarily due to the assumption of a new lease from the addition of Tualatin Medical Center in January 1994.

    PROVISION FOR UNCOLLECTIBLE ACCOUNTS. Provision for Uncollectible Accounts increased from $696,000 for the 12 months ended December 31, 1993 to $936,000 for the 12 months ended December 31, 1994, an increase of $240,000 or 34.5%. This increase correlates to an increase in accounts receivable.

    DEPRECIATION AND AMORTIZATION. Depreciation and Amortization increased from $510,000 for the 12 months ended December 31, 1993 to $637,000 for the 12 months ended December 31, 1994, an increase of $127,000 or 24.9%. This relates to the equipment purchased to support new providers.

LIQUIDITY AND CAPITAL RESOURCES

    WORKING CAPITAL. At September 30, 1996, HealthFirst had a working capital deficit of $7.1 million, compared to a $1.5 million deficit at December 31, 1995. The change is primarily due to additional current borrowings of $1.25 million on a construction loan for the Tualatin facility, an advance from a health plan payor of $1 million that must be repaid within the next 12 months, accrued provider compensation of $1 million payable at December 31, 1996, a $500,000 increase in the amount of accrued healthcare costs due to higher utilization and the working capital deficit of $500,000 acquired from Suburban. As a result of the Merger, PPI will assume the financing activities relating to the working capital needs of HealthFirst. See "PPI Management's Discussion and Analysis of Financial Condition and Results of Operations".

    CAPITAL EXPENDITURES. Capital expenditures during the first nine months of 1996 required $2.5 million. Expenditures are related to the purchase of furniture and medical equipment for the newly constructed Tualatin Facility and leased Tigard Facility. Subsequent to the Merger, PPI and HealthFirst will negotiate and agree upon the annual capital budget and the related terms of providing the needed financing as part of the activities of the Joint Management Board. See "PPI Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Operation, Management and Business of PPI Following the Merger--Practice Management Agreement."

    FINANCING ACTIVITIES. In May 1996, HealthFirst negotiated a new $2.5 million Line of Credit with U.S. National Bank of Oregon, replacing the previous $1.0 million line. HealthFirst has $1.5 million currently outstanding under this line of credit including $1.4 million borrowed subsequent to September 30, 1996. The Line of Credit is secured by substantially all of the assets of HealthFirst. It is anticipated that PPI will seek to combine HealthFirst's short-term line of credit into a consolidated PPI line of credit. See "PPI Management's Discussion and Analysis of Financial Condition and Results of Operations."

    Financing activities generated $0.3 million for the nine months ended September 30, 1996. HealthFirst received $1.25 million in proceeds from the construction loan for the Tualatin Facility and $1 million from HealthFirst Properties, LLC as consideration related to the new direct financing lease obligation of HealthFirst's clinic facilities. In addition, HealthFirst made payments, in accordance with the Expense Sharing Agreement, of $1.3 million. In July 1995, a Construction Note of $3.75 million with interest only payments for 18 months with U.S. National Bank of Oregon, was activated for the purpose of partially funding the building of a new Tualatin Medical Clinic facility. In December 1995, a 15 year mortgage on the Broadway Medical Clinic was created with U.S. National Bank of Oregon to provide the remaining capital needed for the new Tualatin facility. HealthFirst intends on converting the short-term construction loan to a mortgage.

    HealthFirst also has entered into a $2 million line of credit facility for the purchase of furnishings and equipment. Indebtedness outstanding under such line of credit totalled approximately $400,000 as of September 30, 1996; an additional $1.6 million has been borrowed thereunder subsequent to September 30, 1996.

    HealthFirst believes that the funds available under lines of credit should be sufficient to meet short-term working capital needs. HealthFirst recognizes that in order to finance the continued operations and long-term growth of the organization it needs to increase its ability to access capital. See "The Merger and Related Transactions--HealthFirst's Reasons for the Merger."

                          BUSINESS OF CORVALLIS CLINIC

GENERAL

    Corvallis Clinic is a multi-specialty medical group which emphasizes internal medicine and family medicine. It originally was founded in 1947 in downtown Corvallis, Oregon but relocated to its current site, near Good Samaritan Hospital Corvallis, in 1978. Corvallis Clinic maintains a strong presence in the Corvallis, Oregon community with over 75 full-time and two part-time physician employees.

    Over the past five years, Corvallis Clinic has seen a growth in capitated payment plans and has therefore concentrated on building alliances to serve its capitated patients. Since 1991, Corvallis Clinic has made a concerted effort to expand its primary care base and obtain the services of additional primary care physicians. In 1993, Corvallis Clinic expanded by acquiring three medical groups in the region--Albany Family Medicine, Corvallis Clinic Family Medicine and Philomath Family Medicine. Since the three acquisitions, a total of 10 additional new primary care physicians have been recruited. The 1993 expansion gave Corvallis Clinic access to the HMO Oregon Health Plan which significantly increased Corvallis Clinic's patient base.

    Under capitated contracts, Corvallis Clinic is paid a fixed fee per covered life on a monthly basis throughout the contract period. Corvallis Clinic provides services on a capitated basis to PacifiCare and SelectCare patients, including patients that have Medicare coverage through these programs. Corvallis Clinic is also at risk for HMO Oregon patients and patients enrolled in the Oregon Health Plan. In addition, Corvallis Clinic has fee arrangements with several outside providers based on fee schedules or a specified percentage of ordinary and customary charges, including certain PPOs and certain employers.

    While Corvallis Clinic obtains a substantial and growing portion of its revenues from managed care programs, it continues to conduct more traditional forms of business. Corvallis Clinic is a Medicare provider and it also receives fee-for-service payments from a significant percentage of patients and traditional indemnity insurers.

    In 1995, $18,469,738 (or approximately 47%) of Corvallis Clinic net patient revenues came from capitated (prepaid) arrangements; $20,704,589 (or approximately 53%) derived from PPOs, other contractual relationships, individuals or private insurance carriers (fee-for-service). In 1994, $15,798,726 (or approximately 45%) of Corvallis Clinic net patient revenues came from prepaid arrangements; $19,545,575 (or approximately 55%) derived from fee-for-service work.

    Corvallis Clinic is actively involved in the process of becoming accredited through MQC under the auspices of American Medical Group Association ("AMGA"). Corvallis Clinic's Accreditation Plan was implemented in January of 1996. Site review and completion is scheduled for April of 1997. Corvallis Clinic feels that the accreditation certification will greatly enhance its reputation as a premier provider of medical services.

    In addition to receiving income from its primary business as a health care provider, Corvallis Clinic participates in two joint ventures. Corvallis Clinic is a 50% owner of a limited liability company of which Good Samaritan Hospital Corvallis is the other owner. This limited liability company, HealthCare Partners, LLC owns five buildings in which Corvallis Clinic leases space. In addition, Corvallis Clinic is one of three equal partners, together with Corvallis Radiology, P.C. and Samaritan Enterprises (a corporate affiliate of Good Samaritan Hospital Corvallis) in the Corvallis MRI Joint Venture ("Corvallis MRI"), an entity which renders magnetic resonance imaging services.

    The Corvallis Clinic Foundation is a non-profit Section 501(c)(3) corporation formed by Corvallis Clinic in 1954, and of which Corvallis Clinic is the sole member. Such foundation sponsors an ongoing scholarship program at local high schools, community college and Oregon State University.

BUSINESS STRATEGY

    During the past five years, Corvallis Clinic's strategy involved increasing its geographic service area to strengthen its position as a managed care provider. In 1992, Corvallis Clinic had an exclusive relationship to serve PacifiCare patients in Corvallis, Oregon and the surrounding areas. Noting the growth of managed care generally and the increasing reliance on one HMO for Corvallis Clinic capitation, Corvallis Clinic management decided to forego its exclusive arrangement with PacifiCare and to diversify into three major health plans. Corvallis Clinic chose to retain its contract with PacifiCare (on a nonexclusive basis), and added SelectCare and HMO Oregon.

    In 1995, Corvallis Clinic entered into a regional alliance with three local PHOs through a corporation called HealthQuest, Inc. In 1996, Corvallis Clinic continued to use the provider arrangements the regional alliance developed but commenced procedures to enable it to withdraw from the alliance. Corvallis Clinic management determined that its attractiveness and leverage with the major health plans would increase if it affiliated with entities outside the region of Corvallis, Oregon. Consequently, Corvallis Clinic has sought its current partners for the Merger described herein. See "The Merger and Related Transactions-- Corvallis Clinic's Reasons for the Merger" and "The PC Reorganization Transactions and Related Transactions--Corvallis Clinic's Reasons for the Corvallis Clinic's Reorganization Transactions."

    Aside from the business combination with the other Companies, the current business strategy of Corvallis Clinic involves cost reduction and control to serve capitated patients more efficiently. While Corvallis Clinic will continue to consider affiliations or combinations with primary care providers in the greater Corvallis area in 1997, it will be most likely to pursue acquisitions of physicians or groups that already have a full complement of patients. Corvallis Clinic is in the process of formulating a patient quality customer satisfaction program that will be rolled out in 1997.

GOVERNMENT REGULATION

    Corvallis Clinic is subject to federal and state laws regulating the relationships among providers of health care services, physicians and other clinicians. These laws include the fraud and abuse provisions of the Medicare and Medicaid statutes, which prohibit the solicitation, payment, receipt or offering of any direct or indirect remuneration for the referral of Medicare or Medicaid patients or for the recommending, leasing, arranging, ordering or purchasing of Medicare or Medicaid covered services. Other laws impose significant penalties for false or improper billings for physician services and impose restrictions on physician referrals for designated health services reimbursable under the Medicare or Medicaid programs to entities with which they have financial relationships. See "Physician Practice Management Industry-- Government Regulation". There can be no assurance that Corvallis Clinic's present or past operations will not be subjected to scrutiny or legal challenges.

SERVICES PROVIDED

    Specialties offered by Corvallis Clinic include:

Allergy                                Neurology
Behavioral Health                      Obstetrics
Cardiology                             Occupational Medicine
Critical Care                          Oncology
Dermatology                            Ophthalmology
Endocrinology                          Optometry
Family Practice                        Orthopedics
Gastroenterology                       Otolaryngology
Gynecology                             Pediatrics
Hematology                             Podiatry
Immunology                             Rheumatology
Infectious Disease                     Surgery--General and Vascular
Internal Medicine                      Urgent Care
Nephrology                             Urology

    Corvallis Clinic has numerous provider arrangements in the community so that it can offer additional services to patients covered under capitated contracts. In addition to medical services, Corvallis Clinic offers a number of ancillary services within its offices, including Cardiopulmonary and Clinical Laboratories, Physical Therapy and Radiology Facilities, an Optical Dispensary and a Pharmacy.

             ENROLLEES OF AT-RISK HEALTH PLANS UNDER CONTRACT WITH
                                CORVALLIS CLINIC
                           (AS OF SEPTEMBER 30, 1996)

                                                                           ENROLLED    % OF TOTAL
                                                                          -----------  -----------
Commercial..............................................................      28,631         77.9
Medicaid................................................................       3,784         10.3
Medicare................................................................       4,318         11.8
                                                                          -----------  -----------
TOTAL...................................................................      36,733        100.0%
                                                                          -----------  -----------
                                                                          -----------  -----------

MARKETING AND DEVELOPMENT

    Corvallis Clinic actively seeks managed care contracts and enters into contracts with regional employers in cases where it determines the volume of patients and reimbursements it will obtain will allow for the cost-effective provision of medical services. Because Corvallis Clinic is well known in the communities in which it is based, it has not performed extensive local marketing. Much of its business development is based upon relationships between its physicians and the community at large. Several Corvallis Clinic physicians hold leadership positions in the community. In addition, Corvallis Clinic directly supports local youth and non-profit programs.

COMPETITION

    The health care industry is highly competitive. The industry is also subject to continuing changes in the services that are provided and how providers are selected and paid. In the Corvallis market, Corvallis Clinic is the largest physician-owned multi-specialty group in its service area. Corvallis Clinic's main competition comes from three PHOs located in Corvallis, Albany and Lebanon, Oregon. In addition, a multi-specialty IPA known as Quality Care Associates competes with Corvallis Clinic's specialists in specialties such as orthopedics, ophthalmology, surgery and dermatology.

EMPLOYEES

    PROVIDER EMPLOYEES

    As of January 2, 1997, Corvallis Clinic had 75 full-time and two part-time physician employees. New Corvallis Clinic physicians initially sign one-year associate employment contracts. These contracts offer a specified guaranteed salary and an incentive bonus. Physicians are also eligible to receive benefits such as health, dental, life and professional liability insurance, paid time off and an allowance for continuing medical education and other professional expenses. At the end of the associate year, the physician becomes eligible to become a shareholder. A rigorous peer review is completed prior to the offering of shareholder status. The transition must be approved by both the individual physician and a two-thirds vote of the shareholders.

    Certain other Corvallis Clinic provider employees, including psychologists and podiatrists, are eligible for shareholder status on terms similar to those of physicians. In addition, Corvallis Clinic employs four nurse practitioners, two physician assistants and one optometrist.

    NON-PROVIDER EMPLOYEES

    As of January 2, 1997, Corvallis Clinic had approximately 390 full-time and 135 part-time non-provider employees. None of Corvallis Clinic's employees are represented by a labor union. Management believes its employee relations to be satisfactory.

    Corvallis Clinic has invested heavily in its managed care functions. It currently has a staff of 18 full-time employees and handles a full range of services including enrollment data, customer service, vendor contracting, claims adjudication, and claims payment.

INSURANCE

    The business of Corvallis Clinic entails an inherent risk of claims of provider professional liability. To protect its overall operations from such potential liabilities, Corvallis Clinic maintains professional liability insurance and general liability insurance on a claims-made basis. The current policy provides coverage of $5 million per occurrence, with no aggregate maximum limit for claims made against Corvallis Clinic and its employees. Accruals for outstanding claims and associated deductibles are made in the period in which the event becomes known. Management does not believe professional liability exposure is significant; however, there can be no assurance that a future claim will not exceed the limits of available insurance coverage or that such coverage will continue to be available. Corvallis Clinic carries workers' compensation insurance and maintains multiperil liability, fiduciary liability, employee dishonesty, professional liability, general liability and directors and officers' insurance. Corvalis Clinic believes these types of insurance to be customary and reasonable for a business of its kind.

PROPERTIES AND FACILITIES

    The main offices of Corvallis Clinic are two buildings located near one another in Corvallis, Oregon. The Asbury Building, which was named after one of the founding physicians of the clinic, consists of over 80,000 square feet of medical office space. It houses the Immediate Care Center which is open 365 days a year and the majority of Corvallis Clinic's primary care and specialty physicians. The Aumann Building is located adjacent to the Asbury building and consists of over 40,000 square feet with some medical offices as well as the administrative offices. The Asbury and Aumann Buildings are located adjacent to a medical campus on which Good Samaritan Hospital Corvallis, Good Samaritan's Radiation Oncology Center, and the Samaritan Medical Group are located.

    Corvallis Clinic maintains three geographically dispersed satellite offices. Corvallis Family Medicine supports the practice of five family practice physicians and one nurse practitioner. Philomath Family

Medicine supports the practice of four family practice physicians. Albany Family Medicine supports the practice of five family practice physicians. Corvallis Clinic has the option to contract for additional space in the Albany facility that would also support six physicians.

    Corvallis Clinic has an Occupational Medicine Facility located in Corvallis. It is a full service Occupational Medicine Department which is open five days a week. Other than a short-term lease agreement with Pacific Communities Hospital in Newport, Oregon where Corvallis Clinic provides an oncologist one day per week, all Corvallis Clinic facilities are leased through HealthCare Partners, LLC. The ownership and control of HealthCare Partners, LLC are shared equally between Corvallis Clinic and Good Samaritan Hospital Corvallis. Decisions regarding the business of HealthCare Partners, LLC require an agreement of both members. From and after the Merger, the interest of Corvallis Clinic in HealthCare Partners, LLC will be owned by PPI.

INFORMATION SYSTEMS

    Corvallis Clinic has invested significantly in capital equipment and in information technologies. In the past, Corvallis Clinic has typically purchased equipment directly rather than leasing it. Information technologies have been an important component of the capital investments of Corvallis Clinic. Corvallis Clinic uses a network of desktop computers with additional stand-alone computers that are dedicated to specific tasks. Corvallis Clinic has purchased or licensed appropriate software for these computers. Computer software significant to Corvallis Clinic includes CyCare for patient billing and scheduling, SoftMed for chart tracking and transcription, Kronos for payroll, Clarion for claims payment, and ANSOS for physician and nurse scheduling. The laboratory, radiology and accounting departments also use specialized computer software. The hardware that the Corvallis Clinic utilizes for its main information system was converted to the Hewlett-Packard 9000 in 1995, giving the information system network significant additional capacity and speed.

LEGAL PROCEEDINGS

    Corvallis Clinic is engaged in the defense of lawsuits arising in the ordinary course and conduct of its business. Corvallis Clinic believes that such actions will not have a material adverse effect on its business.

                DESCRIPTION OF CAPITAL STOCK OF CORVALLIS CLINIC

    Corvallis Clinic is owned by 64 holders of Corvallis Clinic Class A Stock, 74 holders of Corvallis Clinic Class B Stock and 55 holders of Corvallis Clinic Class C Stock. Most shareholders hold shares all three classes of capital stock of Corvallis Clinic. As of January 2, 1997, shares of Corvallis Clinic Class A Stock were held by 60 practicing Corvallis Clinic shareholder physicians, three psychologists and one podiatrist. In addition, 13 retired or departed Corvallis Clinic physicians hold shares of Corvallis Clinic Class B Stock.

    Under the Corvallis Clinic Articles of Incorporation, the shares of Corvallis Clinic Class A Stock have voting rights on all matters to be voted on by the shareholders of Corvallis Clinic other than matters expressly reserved to the holders of Corvallis Clinic Class B Stock. Approval by two-thirds of the holders of Corvallis Clinic Class A Stock is required on matters on which they vote. The only voting right expressly reserved to holders of Corvallis Clinic Class B Stock is a right to vote with respect to the election of certain members of an "LLC Committee" and each member of a "Restricted Fund Committee" (advisory committees to the Corvallis Clinic Board regarding, respectively, management of HealthCare Partners, LLC and the investment of certain funds including amounts distributed by HealthCare Partners, LLC to Corvallis Clinic). Holders of Corvallis Clinic Class B Stock have additional limited voting rights so that the approval by two-thirds of the outstanding shares of each of Corvallis Clinic Class A Stock and Corvallis Clinic Class B Stock is required on certain matters. These matters include certain amendments to the Articles of Incorporation and amendments to provisions in the Bylaws regarding the LLC Committee and the Restricted Fund Committee. Holders of Corvallis Clinic Class B Stock are not entitled to vote separately regarding a merger. Shares of Corvallis Clinic Class C Stock are non-voting and convey additional equity in Corvallis Clinic.

    Corvallis Clinic equity is not traded on an established public market. Transfer of the shares of capital stock of Corvallis Clinic is currently restricted by the terms of a Restrictive Stock Agreement dated February 26, 1990, as amended March 14, 1994. Pursuant to this Restrictive Stock Agreement and the Articles of Incorporation, shares of Corvallis Clinic Class A Stock are redeemable at $23,000 per share, shares of Corvallis Clinic Class B Stock are redeemable at $595 per share and shares of Corvallis Clinic Class C Stock are redeemable at $100 per share. Under the Articles of Incorporation, in the event of any liquidation, dissolution or winding up of Corvallis Clinic, either voluntary or involuntary, the assets of Corvallis Clinic will be distributed in the following order of priority: (i) holders of Corvallis Clinic Class C Stock shall be entitled to receive, pro rata based on the number of shares of Corvallis Clinic Class C Stock held by each such holder, $100 per share, (ii) holders of Corvallis Clinic Class A Stock shall be entitled to receive, pro rata based on the ownership by each such holder of one share of Corvallis Clinic Class A Stock, $23,000 per share and (iii) holders of Corvallis Clinic Class B Stock shall be entitled to receive the remaining assets of Corvallis Clinic legally available for distribution to shareholders, pro rata based on the number of shares of Corvallis Clinic Class B Stock held by each such holder.

    No persons are the beneficial owners of more than five percent of any class of Corvallis Clinic shares. Cash dividends were not declared on the common equity of Corvallis Clinic in the 1995 or 1994 fiscal years. All of the outstanding Corvallis Clinic shares have been validly issued and are fully paid and nonassessable. Other than the Corvallis Clinic Option Shares, there are no outstanding options, warrants, subscriptions, conversions or other rights, agreements or commitments obligating Corvallis Clinic to issue any additional shares or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any Corvallis Clinic shares. There are no voting trusts or other agreements or understandings to which Corvallis Clinic is a party with respect to the voting of Corvallis Clinic shares.

                  SELECTED FINANCIAL DATA OF CORVALLIS CLINIC

    The following table sets forth selected financial data which have been derived from the financial statements as of and for the fiscal years ended November 30, 1991 through 1995. The Balance Sheets as of November 30, 1994 and 1995, and the related Statements of Operations, Shareholders' Equity and Cash Flows for each of the years ended November 30, 1993 through 1995 have been audited by Arthur Andersen L.L.P. The financial statements as of and for the 10-month periods ended September 30, 1995 and 1996 have been derived from the unaudited financial statements of Corvallis Clinic which, in the opinion of management, include all adjustments (which consist of only normal, recurring adjustments) necessary for a fair presentation of the information set forth therein. The following data should be read in conjunction with "Corvallis Clinic Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this document.

                                                                                                                FOR THE TEN MONTHS
                                                                                                               ENDED SEPTEMBER 30,
                                                                   FOR THE YEAR ENDED NOVEMBER 30,
                                                        -----------------------------------------------------  --------------------
                                                          1991       1992       1993       1994       1995       1995       1996
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                                      (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
REVENUES:
Fee-For-Service, net..................................  $  14,220  $  15,262  $  16,422  $  19,545  $  20,705  $  17,097  $  17,299
Prepaid Health Care, net..............................      5,631      8,601     13,517     15,799     18,469     14,968     16,789
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Net Revenues....................................     19,851     23,863     29,939     35,344     39,174     32,065     34,088
Less Provider Compensation and Benefits...............     (8,071)    (8,094)    (7,122)   (13,729)   (13,209)    11,186      8,247
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net Revenue Less Provider Compensation and Benefits...     11,780     15,769     22,817     21,615     25,965     20,879     25,841

OPERATING EXPENSES:
Clinic Salaries, Wages and Benefits...................      6,921      7,370     10,175     10,404     12,579     10,667     12,116
Purchased Medical Services............................      1,252      2,096      2,656      3,081      4,717      3,352      4,445
Medical and Office Supplies...........................      1,314      2,610      3,014      3,327      3,843      2,921      3,454
General and Administrative............................      2,155      2,136      2,436      3,157      3,560      2,509      2,573
Lease and Rent Expense................................        173        177        177        178        198        168        217
Provision for Contractual Discounts and Uncollectible
 Accounts.............................................        486        735      1,033      1,181      1,767        984        844
Depreciation and Amortization.........................        544        536        668      1,006      1,115        860      1,278
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Operating Expenses..............................     12,845     15,660     20,159     22,334     27,779     21,461     24,927
Operating Income (Loss)...............................     (1,065)       109      2,658       (719)    (1,814)      (582)       914
Other Non-Operating (Income) Expenses.................       (269)      (233)        80       (166)      (738)      (422)      (555)
Interest Income.......................................         --         --         --         56        192         58         35
Interest Expense......................................        275        350        639        780      1,223      1,015      1,431
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (Loss) Before Taxes............................     (1,071)        (8)     1,939     (1,277)    (2,107)    (1,117)        73
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income Tax Expense (Benefit)..........................       (455)       (32)       759          0          0          0          0
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net Income (Loss).....................................       (616)        24      1,180     (1,277)    (2,107)    (1,117)        73
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------


                                                                                                                      AS OF
                                                                         AS OF NOVEMBER 30,                       SEPTEMBER 30,
                                                        -----------------------------------------------------  --------------------
                                                          1991       1992       1993       1994       1995       1995       1996
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
BALANCE SHEET DATA:
Working Capital (Deficit).............................      1,180      1,071      1,666       (296)    (1,251)        94       (934)
Total Assets..........................................     11,448     14,034     21,697     21,808     26,549     26,111     26,894
Long-Term Debt, net...................................      2,675      3,962      8,374      8,310        729        463      1,549
Capital and Direct Finance Lease Obligations, net.....         --         --        245        155     14,258     14,629     14,026
Redeemable Stocks and Accumulated Deficit.............      3,091      3,409      5,251      4,329      2,316      3,205      1,437

            CORVALLIS CLINIC MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    Corvallis Clinic is a primary care based multi-specialty medical clinic founded in 1947. As of January 2, 1997, Corvallis Clinic consisted of 519 employees and 86 providers who offer a wide range of primary and specialty care. In addition, Corvallis Clinic offers ancillary services such as physical therapy, optical, pharmacy, laboratory and imaging.

    The majority of Corvallis Clinic operations are located in two facilities in Corvallis, Oregon. In addition, Corvallis Clinic operates four satellite offices: Albany Family Medicine, Corvallis Family Medicine, Philomath Family Medicine and Research Park.

    Historically, the operations of Corvallis Clinic have included both the provision of medical services that, subsequent to the Corvallis Clinic Reorganization Transactions, will be provided by the New PCs and the management aspects of the practice that, subsequent to the Merger, will be carried on by PPI. As such, it was not necessary to, nor did the clinics, segregate their operating results by these categories. Accordingly, the results discussed below will not reflect the results that might have occurred had those businesses been operated separately.

    The revenues are reported on a Fee-For-Service and Prepaid basis as follows:

       FEE-FOR-SERVICE. Patient service revenues are recorded at established rates in the period in which services are provided. Corvallis Clinic has agreements with third-party payors that provide payments to Corvallis Clinic at amounts different from its established rates. The difference between the established rates and the related payment amounts are reflected as contractual discounts.

       PREPAID. Corvallis Clinic contracts with various HMOs to provide care to plan enrollees for prepaid monthly fixed capitation rates on a per member basis. Under a prepaid contract, Corvallis Clinic assumes the obligation of providing all contractually defined health care services to enrollees and is obligated to reimburse outside providers for services rendered to enrollees. Corvallis Clinic has entered into discounted fee-for-service and subcapitation agreements with many of these outside providers. Additional limitation of risk is provided by the payment of stop loss reinsurance premiums. In addition, prior to January 1, 1992, Corvallis Clinic included minimum threshold reimbursement levels in its Medicare-risk contracts; there are no longer such provisions in any of Corvallis Clinic's prepaid contracts.

    The following table indicates the payor mix of the aggregate net clinic revenue earned by Corvallis Clinic:

                                                                                       TEN MONTHS ENDED
                                       PAYOR                                          SEPTEMBER 30, 1996
-----------------------------------------------------------------------------------  ---------------------
Fee-For-Service:
  Commercial and Private...........................................................             41.9%
  Medicare.........................................................................              7.6%
  Medicaid.........................................................................              1.3%
Prepaid (5)........................................................................             49.2%
                                                                                               -----
                                                                                                 100%
                                                                                               -----
                                                                                               -----

------------------------

(5) Includes enrollees under Commercial, Medicare and Medicaid programs.

    The table below summarizes certain operating statistics at the end of the periods noted:

                                                                                                           AS OF
                                                                         AS OF NOVEMBER 30,            SEPTEMBER 30,
                                                                   -------------------------------  --------------------
                                                                     1993       1994       1995       1995       1996
                                                                   ---------  ---------  ---------  ---------  ---------
Physicians.......................................................         74         73         84         80         79
Other Providers..................................................          8          9         11          8          7
Employees........................................................        392        469        526        503        519
Capitated Lives..................................................     20,031     23,457     28,487     26,815     28,724
Clinical Sites...................................................          7          7          7          7          8

    The table below sets forth the percentages of net revenue less compensation to providers represented by certain items reflected in Corvallis Clinic's Statements of Income. The information that follows should be read in conjunction with the Financial Statements and notes thereto contained elsewhere.

                                                                                                       FOR THE TEN MONTHS
                                                             FOR THE YEAR ENDED NOVEMBER 30,          ENDED SEPTEMBER 30,
                                                         ----------------------------------------  --------------------------
                                                             1993          1994          1995          1995          1996
                                                         ------------  ------------  ------------  ------------  ------------
Net Revenue Less Provider Compensation and Benefits....      100.0%        100.0%        100.0%        100.0%        100.0%
Operating Expenses:
Clinic Salaries, Wages and Benefits....................       44.6%         48.1%         48.4%         51.1%         46.9%
Purchased Medical Services.............................       11.6%         14.2%         18.2%         16.1%         17.2%
Medical and Office Supplies............................       13.2%         15.4%         14.8%         14.0%         13.4%
General and Administrative.............................       10.7%         14.6%         13.7%         12.0%         10.0%
Lease and Rent Expense.................................        0.8%          0.8%          0.8%          0.8%          0.8%
Provision for Uncollectible Accounts...................        4.5%          5.5%          6.8%          4.7%          3.3%
Depreciation and Amortization..........................        2.9%          4.7%          4.3%          4.1%          4.9%
                                                           -----         -----         -----         -----         -----
Total Operating Expenses...............................       88.3%        103.3%        107.0%        102.8%         96.5%
                                                           -----         -----         -----         -----         -----
Operating Income (Loss)................................       11.7%         (3.3%)        (7.0%)        (2.8%)         3.5%
Other Non-Operating (Income) Expense...................       (0.3%)        (0.8%)         2.8%         (2.0%)        (2.1%)
Interest Income........................................        0.0%          0.2%          0.7%          0.3%          0.2%
Interest Expense.......................................        2.8%          3.6%          4.7%          4.9%          5.5%
                                                           -----         -----         -----         -----         -----
Income (Loss) Before Taxes.............................        8.5%         (5.9%)        (8.1%)        (5.4%)         0.3%
Income Tax Expense.....................................        3.3%          0.0%          0.0%          0.0%          0.0%
                                                           -----         -----         -----         -----         -----
Net Income (Loss)......................................        5.2%         (5.9%)        (8.1%)        (5.4%)         0.3%
                                                           -----         -----         -----         -----         -----
                                                           -----         -----         -----         -----         -----

RESULTS OF OPERATIONS

    The results of operations have been segregated between medical and management services.

TEN MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO TEN MONTHS ENDED SEPTEMBER 30,
  1995

    MEDICAL SERVICES

    Net revenues from providing medical services and related Provider Compensation and Benefits comprise this aspect of the business.

    NET REVENUES.

    Net revenues consist of revenues received from Fee-for-Service and Prepaid Health Care activities as follows.

       FEE-FOR-SERVICE, NET. Fee-For-Service, net increased from $17.1 million for the ten months ended September 30, 1995 to $17.3 million for the ten months ended September 30, 1996, an increase of $200,000 or 1.2%. This increase is the result of increased production which was partially offset by an increase in contractual adjustments, discounts and other adjustments.

       PREPAID HEALTH CARE, NET. Prepaid Health Care, net increased from $15.0 million for the ten months ended September 30, 1995 to $16.8 million for the ten months ended September 30, 1996, an increase of $1.8 million or 12.0%. This increase correlates with a 7.1% increase in the number of capitated lives which was offset by a decrease in certain capitation rates.

   PROVIDER COMPENSATION AND BENEFITS. Historically, Provider Compensation available for distribution was the excess of modified cash basis revenues less modified cash basis expenses. Amounts retained by the clinic were based upon arbitrary and subjective decisions made by Corvallis Clinic's Board of Directors. Amounts of Provider Compensation distributed between providers were based on mixtures of productivity and salary based formulas taking into consideration historical and projected provider productivity. Provider Compensation and Benefits decreased from $11.2 million for the ten months ended September 30, 1995 to $8.2 million for the ten months ended September 30, 1996, a decrease of $3.0 million or 26.8%. This decrease was the result of reduced compensation amounts paid per physician in 1996 compared to 1995 as a result of changes to the compensation plan calculation mechanics.

    The amount available for Provider Compensation and Benefits will be directly affected by the amount of the management fee to be paid to PPI. If the New PC Management Agreement had been in effect during these periods, the amount available for Provider Compensation and Benefits would have been reduced by the amount of the management fee of $1,331,000 in 1996 and $1,611,000 in 1995. Although the impact can not be determined at this time, the amount available for Provider Compensation and Benefits may also be affected by synergies resulting from the Merger and management's ability to reduce costs or enhance revenues. During 1995, Corvallis Clinic recorded Provider Compensation and Benefits expense in excess of amounts available from current operating profits. Any remaining obligations for Provider Compensation and Benefits as of the Effective Time will be transferred to PPI. In the future, the Management Agreement does not provide for, nor do the Companies intend to pay, Provider Compensation and Benefits in excess of amounts generated from operations on an annual basis.

    MANAGEMENT SERVICES

    The historical operating expenses of Corvallis Clinic represent the costs incurred in the Management Services portion of the business. Such costs will be reimbursed to PPI in the future as a component of the management fee.

        CLINIC, SALARIES, WAGES AND BENEFITS. Clinic Salaries, Wages and Benefits, which includes the salaries, wages and benefits of all non-provider personnel, increased from $10.7 million for the ten months ended September 30, 1995 to $12.1 million for the ten months ended September 30, 1996, an increase of $1.4 million or 13.1%. The increase is the result of the addition of new employees late in 1995 required to support the increase in production and managed care lives. In addition, annual compensation increases accounted for approximately 3% of the increase. As a percentage of Net Revenues Less Provider Compensation and Benefits, clinic salaries, wages and benefits decreased from 51.1% to 46.9% for the ten months ended September 30, 1995 and 1996 respectively. This decrease is a result of increased net revenues and decreased Provider Compensation and Benefits.

        PURCHASED MEDICAL SERVICES. Purchased Medical Services, which include professional and diagnostic services performed by third parties, increased from $3.4 million for the ten months ended September 30, 1995 to $4.4 million for the ten months ended September 30, 1996, an increase of $1.0 million or 29.4%. This increase results from the additional use of externally provided managed care services resulting from an increase in production and managed care lives.

        MEDICAL AND OFFICE SUPPLIES. Medical and Office Supplies, which include pharmaceuticals, medical supplies, office supplies and diagnostic supplies, increased from $2.9 million for the ten months ended September 30, 1995 to $3.5 million for the ten months ended September 30, 1996, an increase of $600,000 or 20.7%. This increase results from the additional use of internally provided services resulting from an increase in production and managed care lives and, to a lesser extent, the modification of drug therapies for oncology patients.

        GENERAL AND ADMINISTRATIVE. General and Administrative expenses increased from $2.5 million for the ten months ended September 30, 1995 to $2.6 million for the ten months ended September 30, 1996, an increase of $100,000 or 4.0%. This increase is primarily due to an increase in insurance and other overhead costs associated with the addition of new providers in 1996. As a percentage of Net Revenue Less Provider Compensation and Benefits, General and Administrative expenses decreased from 12.0% in 1995 to 9.9% in 1996. The decrease is due to the fixed cost component of general and administrative expenses remaining consistent relative to increased revenues and decreased Provider Compensation.

        OTHER NON-OPERATING INCOME. Other Non-Operating Income increased from $422,000 for the ten months ended September 30, 1995 to $555,000 for the ten months ended September 30, 1996, an increase of $133,000 or 31.5%. The increase in operating income was the result of higher losses experienced on the sale of assets during the ten months ended September 30, 1995.

TWELVE MONTHS ENDED NOVEMBER 30, 1995 COMPARED TO TWELVE MONTHS ENDED NOVEMBER
  30, 1994

    MEDICAL SERVICES

    Net revenues from providing medical services and related Provider Compensation and Benefits comprise this aspect of the business.

    NET REVENUES

    Net revenues consist of revenues received from Fee-for-Service and Prepaid Health Care activities as follows.

       FEE-FOR-SERVICE, NET. Fee-For-Service, net increased from $19.5 million for the 12 months ended November 30, 1994 to $20.7 million for the 12 months ended November 30, 1995, an increase of $1.2 million or 6.2%. The increase is primarily attributable to the addition of 13 providers in the last four months of 1995.

       PREPAID HEALTH CARE, NET. Prepaid Health Care, net increased from $15.8 million for the 12 months ended November 30, 1994 to $18.5 million for the 12 months ended November 30, 1995, an increase of $2.7 million or 17.0%. This increase correlates with the 21.4% increase in the number of capitated lives. However, the addition of capitated lives from the new senior plan were not added until October, 1995.

   PROVIDER COMPENSATION AND BENEFITS. Historically, Provider Compensation available for distribution was the excess of modified cash basis revenues less modified cash basis expenses. Amounts retained by the clinic were based upon arbitrary and subjective decisions made by Corvallis Clinic's Board of Directors. Amounts of Provider Compensation distributed between providers were based on mixtures of productivity and salary based formulas taking into consideration historical and projected provider productivity. Provider Compensation and Benefits decreased from $13.7 million for the year ended November 30, 1994 to $13.2 million for the year ended November 30, 1995, a decrease of $500,000 or 3.6%. This decrease was the result of decreased bonuses paid to the providers in 1995 versus 1994 due to reduced operating results.

    The amount available for Provider Compensation and Benefits will be directly effected by the amount of the management fee to be paid to PPI. If the New PC Management Agreement had been in effect during these periods, the amount available for Provider Compensation and Benefits would have been reduced by the amount of the management fee of $1,776,000 in 1995 and $1,992,000 in 1994. Although the impact can not be determined at this time, the amount available for Provider Compensation and Benefits may also be effected by synergies resulting from the Merger and management's ability to reduce costs or enhance revenues.

    During 1995 and 1994, Corvallis Clinic recorded Provider Compensation and Benefits expense in excess of amounts available from current operating profits. Any remaining obligations for Provider Compensation and Benefits as of the Effective Time will be transferred to PPI. In the future, the Management Agreement does not provide for, nor do the Companies intend to pay, Provider Compensation and Benefits in excess of amounts generated from operations on an annual basis.

    MANAGEMENT SERVICES

    The historical operating expenses of Corvallis Clinic represent the costs incurred in the Management Services portion of the business. Such costs will be reimbursed to PPI in the future as a component of the management fee.

        CLINIC SALARIES, WAGES AND BENEFITS. Clinic Salaries, Wages and Benefits which includes the salaries, wages and benefits of all non-provider personnel, increased from $10.4 million for the 12 months ended November 30, 1994 to $12.6 million for the 12 months ended November 30, 1995, an increase of $2.2 million or 21.2%. This change is due to the increased number of employees in anticipation of increasing the number of providers.

        PURCHASED MEDICAL SERVICES. Purchased Medical Services, which include professional and diagnostic services performed by third parties, increased from $3.1 million for the 12 months ended November 30, 1994 to $4.7 million for the 12 months ended November 30, 1995, an increase of $1.6 million or 51.6%. Purchased Medical Services as a percentage of prepaid health care increased from 19.5% for the 12 months ended November 30, 1994 to 25.5% for the 12 months ended November 30, 1995. This increase results from the additional use of externally provided managed care services, by existing members, and from an increase in the number of providers and capitated lives.

        MEDICAL AND OFFICE SUPPLIES. Medical and Office Supplies, which include pharmaceuticals, medical supplies, office supplies and diagnostic supplies, increased from $3.3 million for the 12 months ended November 30, 1994 to $3.8 million for the 12 months ended November 30, 1995, an increase of $500,000 or 15.1%. This increase is due to the number of providers added in the last four months of 1995 and increased number of office visits.

        GENERAL AND ADMINISTRATIVE. General and Administrative expenses increased from $3.2 million for the twelve months ended November 30, 1994 to $3.6 million for the 12 months ended November 30, 1995, an increase of $400,000 or 12.5%. General and Administrative expenses as a percentage of Net Revenue Less Provider Compensation and Benefits decreased from 14.6% for the 12 months ended November 30, 1994 to 13.7% for the 12 months ended November 30, 1995. The increase in General and Administrative expenses was the result of increased recruiting costs for the addition of 13 new providers and additional legal costs incurred for the creation of HealthCare Partners, LLC.

        PROVISION FOR UNCOLLECTIBLE ACCOUNTS. Provision for Uncollectible Accounts increased from $1.2 million for the 12 months ended November 30, 1994 to $1.8 million for the 12 months ended November 30, 1995, an increase of $600,000 or 50.0%. This increase was the result of changes in business office personnel during the period which resulted in lower collection of receivables generated during the period. New business office personnel put in place at the end of 1995 implemented policies to improve the collection rate on private pay patients.

        OTHER NON-OPERATING INCOME. Other Non-Operating Income increased from $166,000 for the 12 months ended November 30, 1994 to $738,000 for the 12 months ended November 30, 1995, an increase of $572,000 or 344.6%. The increase is primarily due to increased income from Corvallis MRI, the investment in HealthCare Partners, and fees received for processing claims on behalf of third parties.

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
        INTEREST EXPENSE. Interest Expense increased from $780,000 for the 12 months ended November 30, 1994 to $1.2 million for the 12 months ended November 30, 1995, an increase of $420,000 or 53.8%. The increase in interest expense was due to increased borrowings for new clinic space and purchase of equipment, as well as interest cost related to a financing lease obligation.

TWELVE MONTHS ENDED NOVEMBER 30, 1994 COMPARED TO TWELVE MONTHS ENDED NOVEMBER
  30, 1993

    MEDICAL SERVICES

    Net revenues from providing medical services and related Provider Compensation and Benefits comprise this aspect of the business.

    NET REVENUES.

    Net revenues consist of revenues received from Fee-for-Service and Prepaid Health Care activities as follows.

       FEE-FOR-SERVICE, NET. Fee-For-Service, net increased from $16.4 million for the 12 months ended November 30, 1993 to $19.5 million for the 12 months ended November 30, 1994, an increase of $3.1 million or 19.0%. This increase was due to an increase in patient visits of 12% and the addition of Philomath Family Medicine in May, 1993, which was composed of substantially all fee-for-service providers.

       PREPAID HEALTH CARE, NET. Prepaid Health Care, net increased from $13.5 million for the 12 months ended November 30, 1993, to $15.8 million for the 12 months ended November 30, 1994, an increase of $2.3 million or 17.0%. This correlates with a 17.1% increase in capitated lives.

       PROVIDER COMPENSATION AND BENEFITS. Historically, Provider Compensation available for distribution was the excess of modified cash basis revenues less modified cash basis expenses. Amounts retained by the clinic were based upon arbitrary and subjective decisions made by the Corvallis Clinic's Board of Directors. Amounts of Provider Compensation distributed between providers were based on mixtures of productivity and salary based formulas taking into consideration historical and projected provider productivity. Provider Compensation and Benefits increased from $7.1 million for the year ended November 30, 1993 to $13.7 million for the year ended November 30, 1994 an increase of $6.6 million or 93.0%. This increase was the result of bonuses paid to providers in 1994 which stemmed from a significant cash basis income.

       The amount available for Provider Compensation and Benefits will be directly effected by the amount of the management fee to be paid to PPI. If the New PC Management Agreement had been in effect during these periods, the amount available for Provider Compensation and Benefits would have been reduced by the amount of the management fee of $1,992,000 in 1994 and $1,450,000 in 1993. Although the impact can not be determined at this time, the amount available for Provider Compensation and Benefits may also be effected by synergies resulting from the Merger and management's ability to reduce costs or enhance revenues.

       During 1994, Corvallis Clinic recorded Provider Compensation and Benefits expense in excess of amounts available from current operating profits. Any remaining obligations for Provider Compensation and Benefits as of the Effective Time will be transferred to PPI. In the future, the Management Agreement does not provide for, nor do the Companies intend to pay, Provider Compensation and Benefits in excess of amounts generated from operations on an annual basis.

    MANAGEMENT SERVICES The historical operating expenses of Corvallis Clinic represent the costs incurred in the Management Services portion of the business. Such costs will be reimbursed to PPI in the future as a component of the management fee.

        CLINIC SALARIES, WAGES AND BENEFITS. Clinic Salaries, Wages and Benefits which include the salaries, wages and benefits of all non-provider related personnel, increased from $10.2 million for the 12 months ended November 30, 1993 to $10.4 million for the 12 months ended November 30, 1994, an increase of $200,000 or 2.0%. Clinic Salaries, Wages and Benefits, as a percentage of Net Revenues Less Provider Compensation and Benefits, increased from 44.6% in 1993 to 48.1% in 1994. This increase was the result of increasing the number of employees in anticipation of future growth and the addition of Philomath Family Medicine in May of 1993.

        PURCHASED MEDICAL SERVICES. Purchased Medical Services, which include professional and diagnostic services performed by third parties, increased from $2.7 million for the 12 months ended November 30, 1993 to $3.1 million for the 12 months ended November 30, 1994, an increase of $400,000 or 14.8%. This increase is primarily the result of the growth in capitated lives.

        MEDICAL AND OFFICE SUPPLIES. Medical and Office Supplies, which include pharmaceuticals, medical supplies, office supplies and diagnostic supplies, increased from $3.0 million for the 12 months ended November 30, 1993 to $3.3 million for the 12 months ended November 30, 1994, an increase of $300,000 or 10.0%. This increase is due to the 12% increase in patient visits.

        GENERAL AND ADMINISTRATIVE. General and Administrative expenses increased from $2.4 million for the twelve months ended November 30, 1993 to $3.2 million for the 12 months ended November 30, 1994, an increase of $800,000 or 33.3%. As a percentage of Net Revenues Less Provider Compensation and Benefits, General and Administrative expenses increased from 10.7% in 1993 to 14.6% in 1994. The increase in General and Administrative expenses resulted from higher costs incurred for professional liability insurance, temporary employees, and consultant fees.

LIQUIDITY AND CAPITAL RESOURCES

    The working deficit for Corvallis Clinic has decreased from $1.3 million at November 30, 1995 to $900,000 at September 30, 1996. As a result of the Merger, PPI will assume the financing activities relating to the working capital needs of Corvallis Clinic. See "PPI Management's Discussion and Analysis of Financial Condition and Results of Operations."

    Investing activities which consisted primarily of property, plant, and equipment purchases in the first 10 months of 1996 required $1,000,000 of cash. For the 12 months ended November 30, 1995, capital expenditures required $3.2 million. These activities primarily consisted of payments to general contractors and architects for the development, design and construction of the Asbury building remodeling project and the initial construction of the Albany Family Medicine Building. Subsequent to the Merger, PPI and Corvallis Clinic will negotiate and agree upon the annual capital budget and the related terms of providing the needed financing as part of the activities of the Joint Management Board. See "PPI Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Operation, Management and Business of PPI Following the Merger."

    Financing activities generated approximately $400,000 for the ten months ended September 30, 1996, compared to $5.2 million for the 12 months ended November 30, 1995. Corvallis Clinic's long-term borrowings produced $1.4 million for the 10 months ended September 30, 1996, and $1.2 million for the 12 months ended November 30, 1995. Also in 1995, Corvallis Clinic received $2.7 million from HealthCare Partners, LLC relating to the direct financing lease obligation. In addition, Corvallis Clinic made payments, in accordance with the terms of the Expense Sharing Agreement, of approximately $850,000 in 1996.

    Corvallis Clinic has credit arrangements as of September 30, 1996 which are summarized as follows: a short-term working capital line-of-credit in the aggregate amount of $2.5 million and an equipment credit facility in the amount of $1.4 million. It is anticipated that PPI will seek to combine Corvallis Clinic's short-term line of credit into a consolidated PPI line of credit. See "PPI Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Operation, Management and Business of PPI Following Merger--Practice Management Agreement."

    Corvallis Clinic management believes it has sufficient funds and short-term borrowing capacity to finance its short-term operations. Corvallis Clinic recognizes that in order to finance the continued long-term growth of the organization it needs to increase its ability to access capital. See "The Merger and Related Transactions--Corvallis Clinic's Reasons for the Merger."

                           BUSINESS OF MEDFORD CLINIC

GENERAL

    Medford Clinic is a multi-specialty group formed in 1946 and now organized as an Oregon professional corporation. Medford Clinic provides professional health care services on both a prepaid and fee-for-service basis in the greater Medford, Oregon area. Medford Clinic contracts directly with health plans and PPOs to provide medical services to enrollees who have selected a Medford Clinic physician as their primary health care provider. Through contracts with various health plans, as of September 30, 1996, Medford Clinic physicians were responsible for the health care of approximately 24,000 health plan members. Medford Clinic operates nine clinical locations as well as several hospital-based locations in the Medford area.

    Medford Clinic has grown through a combination of acquisitions of medical practices that complement its services and recruitment of individual associate physicians in needed practice areas. In order for Medford Clinic to provide its patients with the necessary specialty services, Medford Clinic contracts with providers of such specialties that Medford Clinic physicians do not practice. For example, Medford Clinic has contracts with independent orthopedics and radiology groups to provide services to patients covered under capitated health plan contracts.

    In 1993, Medford Clinic acquired all of the interest of Rogue Valley Medical Center ("RVMC") in an entity called Rogue Valley Dialysis Services ("RVDS"), a joint venture that was organized by Medford Clinic and RVMC in 1987. The joint venture with RVMC was terminated effective July 1, 1993, and Medford Clinic acquired RVMC's share of the assets in the joint venture. Medford Clinic currently operates the RVDS center under the marketing name "Rogue Valley Dialysis Services." After the Merger, PPI will succeed to financial liabilities associated with the acquisition of the RVDS center.

    Medford Clinic also owns and operates another dialysis center under the name "Redwood Dialysis Center" and manages dialysis units and provides dialysis services at three local hospitals (Providence Medford Medical Center and RVMC in Medford, and Merle West Medical Center in Klamath Falls, Oregon).

    In addition, Medford Clinic is the sole member of Medford Clinic Foundation, an Oregon nonprofit corporation (the "Foundation"). The Foundation was organized in 1979. In February 1980, the Foundation obtained from the Internal Revenue Service a determination of federal tax-exempt status as a Section 501(c)(3) organization which is not a private foundation. The Foundation generally engages in raising funds that are distributed to individuals or entities whose grant proposals are approved. All grants must be used for worthy purposes that benefit the Medford community.

STRATEGY

    Medford Clinic's strategy is to continue penetration of its existing markets, expand into other markets, create strategic alliances with hospitals, increase the operational efficiency of, and reduce costs associated with, the Medford Clinic operations.

    The future growth of Medford Clinic in its existing markets is dependent in part on the continued increase of health plan enrollees using Medford Clinic providers for medical services on a capitated basis. This growth may come, with respect to professional services, from the development or acquisition of additional facilities; and the development of affiliations with medical groups serving enrollees in existing markets, increased enrollment in health plans currently contracting with Medford Clinic and its medical affiliates, and contracts with new health plans. Medford Clinic has added ancillary services to reduce dependence on outside providers. It actively recruits new providers and seeks to enter into new managed care contracts in order to enlarge the potential patient base in its service areas.

    Medford Clinic's principal strategy for expanding into new markets is through acquisitions (through purchase, merger, or otherwise) of medical groups. Medford Clinic generally seeks providers that provide needed specialties and that have established reputations for providing quality medical care. Medford Clinic has also sought to expand its existing operations through the development of its clinics. Medford Clinic also will consider opportunities to enter into contractual arrangements with providers of necessary physician or ancillary services in existing or new markets.

    Medford Clinic seeks to increase its operating efficiency through a variety of factors, including refinement of its utilization management programs that deliver information used by its providers to monitor and improve their practice patterns, increased specialization and the development of additional in-house services. Medford Clinic has implemented cost reductions in 1994 and 1995, and such efforts are continuing. Cost reductions to date have included restructuring of salary levels for professional staff, reorganization of certain ancillary services and alternate approaches to purchasing specialty medical care services. Medford Clinic's costs consist primarily of providers and non-provider compensation and benefits.

    Medford Clinic has recently launched the development of two new operating technologies designed to increase productivity and improve service. The first is a computerized nurse triage program launched in July 1996, which is operational five days per week. The second is the AutoChart Electronic Medical Record currently being piloted in the Specialty Medicine Department of the clinic. Both technologies are somewhat unique in the local market and are being implemented to increase productivity and improve service to patients.

    Medford Clinic intends to pursue Medical Quality Commission accreditation under the auspices of AMGA in 1997. Management believes that such accreditation will further its marketability and business prospects.

GOVERNMENT REGULATION

    Medford Clinic is subject to federal and state laws regulating the relationships among providers of health care services, physicians and other clinicians. These laws include the fraud and abuse provisions of the Medicare and Medicaid statutes, which prohibit the solicitation, payment, receipt or offering of any direct or indirect remuneration for the referral of Medicare or Medicaid patients or for the recommending, leasing, arranging, ordering or purchasing of Medicare or Medicaid covered services. Other laws impose significant penalties for false or improper billings for physician services and impose restrictions on physician referrals for designated health services reimbursable under the Medicare or Medicaid programs to entities with which they have financial relationships. See "Physician Practices Management Industry-- Government Regulation". While Medford Clinic believes it is in material compliance with applicable laws, there is no assurance that its present or past operations will not be subjected to scrutiny or legal challenges.

SERVICES PROVIDED

    Medford Clinic operates seven clinics that are staffed by primary care providers and various medical and surgical specialists. As of January 2, 1997, Medford Clinic employed 36 primary care and 31 specialist providers. Medford Clinic's providers and non-provider professionals provide a wide variety of medical care. Medford Clinic's primary care services include family practice, internal medicine and pediatrics. Medford Clinic also utilizes the services of eight nurse practitioners and one physician assistant. Medford Clinic also provides services, such as hemodialysis and chemotherapy, through local hospitals. At certain locations, Medford Clinic also operates centers for ambulatory surgery, urgent care, cancer management, hemodialysis and allergy treatment. Medford Clinic provides the following professional services:

Allergy and Asthma                            Obstetries
Cardiology                                    Oncology and Hematology
Dermatology                                   Otolaryngology
Endoctinology                                 Pediatrics
Family Practice                               Podiatry
Gastroenterology                              Rheumatology
Gynecology                                    Surgery--General and Vascular
Infectious Disease                            Urgent Care
Internal Medicine                             Urology
Nephrology

    Under capitated contracts, Medford Clinic provides or arranges for all physician services and Medford Clinic receives a fixed monthly capitation payment from health plans for each member who chooses a Medford Clinic physician as his or her primary care physician. Contracts with prepaid health plans (including PacifiCare, Secure Horizons and Oregon Health Plan) accounted for approximately 13% of Medford Clinic's consolidated operating revenue in fiscal 1995. To the extent that enrollees require more care than is anticipated or require supplemental medical care which is not otherwise reimbursed by the payors, aggregate capitation payments may be insufficient to cover the costs associated with the treatment of enrollees. If such revenue is insufficient, Medford Clinic maintains stop-loss coverage which mitigates the effect of occasional high utilization of health care services. Enrollment is categorized as "commercial" for enrollees under the age of 65 whose health coverage is generally sponsored by employers or "senior" for retired enrollees over the age of 65 covered by Medicare. Higher capitation rates are typically received for senior patients, because their medical needs are generally greater and consequently the cost of covered care is higher.

    At September 30, 1996, over 24,000 managed care enrollees were covered beneficiaries for professional services by Medford Clinic. Health plans currently under contract with Medford Clinic include Blue Cross, HMO of Oregon, Good Health Plan, MetraHealth, Vantage Health Services and others.

             ENROLLEES OF AT-RISK HEALTH PLANS UNDER CONTRACT WITH
                                 MEDFORD CLINIC
                           (AS OF SEPTEMBER 30, 1996)

                                                              ENROLLED               % OF TOTAL
                                                  ---------------------------------  -----------
Commercial......................................                 11,937                    58.2
Medicaid........................................                  4,806                    23.4
Medicare........................................                  3,762                    18.4
                                                                 ------                   -----
TOTAL...........................................                 20,505                   100.0%
                                                                 ------                   -----
                                                                 ------                   -----

    Medford Clinic closely monitors the need of health plan enrollees to access specialists and the utilization of outside providers to ensure efficient and appropriate delivery of care on a day-to-day basis. The Medical Director and Utilization Review Team review and authorize requests for referrals to outside providers on a daily basis. Medford Clinic's utilization review staff monitors enrollees receiving care outside of the Medford Clinic locations. Claims for payment to outside providers are scrutinized through a similar process; physicians and Medford Clinic's claims payments administrative staff routinely examine claims for appropriate medical charges.

MARKETING AND DEVELOPMENT

    Medford Clinic developed a comprehensive strategic plan which delineates target markets. Subsequent planning analyses indicate that there are 260,000 residents in the primary service area of Jackson and Josephine counties. The strongest growth is in the City of Medford and its outlying development areas. Medford Clinic is considering development of additional primary care satellites to accommodate future population and managed care growth.

COMPETITION

    The health care industry is highly competitive. The industry is also subject to continuing changes in the services that are provided and how providers are selected and paid.

    Medford Clinic operates in the southern Oregon region and the northern fringes of California and generally provides outpatient services to 30-40% of the outpatient services market. The significant health care competitors in this market are almost exclusively within the community of Medford. They include the ASANTE Health System, which is comprised of one hospital in the city of Medford, two hospitals in the city of Grants Pass, multiple subsidiaries related to ancillary and support services, and a physician practice known as the Southern Oregon Health Trust (with 35 primary care physicians).

    A significant amount of competition comes from local hospitals. Medford Clinic competes directly with the Southern Oregon Health Trust for primary care services in the region. The Southern Oregon Health Trust is managed as a department of Rogue Valley Medical Center in Medford. Although there is increased competition with the Trust, Medford Clinic's primary care base continues to grow in direct response to increasing patient demand. The existence of the Southern Oregon Health Trust has apparently not inhibited Medford Clinic's growth. Providence Medical Center also competes with Medford Clinic. Providence Medford Medical Center owns and operates a primary care medical group comprised of 15 primary care physicians.

    In addition, Medford Clinic competes with a local IPA by the name of PrimeCare with approximately 150 member physicians. This IPA is primarily composed of specialists and competes directly with Medford Clinic.

EMPLOYEES

    PROVIDER EMPLOYEES

    Medford Clinic physicians initially sign one-year associate employment contracts. These contracts offer a specified guaranteed salary and an incentive bonus. Physicians are also eligible to receive benefits such as health, dental and life insurance, paid time off and an allowance for continuing medical education and other professional expenses. At the end of the associate year, the physician is eligible to become a shareholder. The transition must be approved by both the individual physician and a 70% vote of the shareholders. A rigorous peer review is completed prior to the offering of shareholder status. Medford Clinic, as of January 2, 1997, employs 65 physicians (57 full-time and eight part-time).

    As of January 2, 1997, Medford Clinic employs eight nurse practitioners and one physician assistant.

    NON-PROVIDER EMPLOYEES

    As of January 2, 1997, Medford Clinic had approximately 566 non-physician employees (304 full time and 262 part-time), including approximately 60 employees working in the dialysis center. None of Medford Clinic's employees are represented by a labor union. Management of Medford Clinic believes its employee relations are good.

INSURANCE

    Medford Clinic maintains insurance coverage for various perils and from various carriers. In addition to property and casualty, worker's compensation, directors and officers liability and other coverage Medford Clinic believes to be customary and reasonable for a business of its kind, Medford Clinic maintains a general and professional liability insurance policy (the "Liability Policy") with Norcal insurance. The Liability Policy provides for $1 million in coverage per claim and $3 million aggregate annual coverage. Each professional of Medford Clinic, at each location, is covered under the Liability Policy.

PROPERTIES AND FACILITIES

    Medford Clinic owns two properties, the Redwood Dialysis Center and the Rogue Valley Dialysis Center facilities. Medford Clinic leases its other facilities from third parties. As of January 2, 1997, Medford Clinic leased real estate for their clinics in eight locations in the Medford, Oregon area. Medford Clinic leases an approximately 61,000 square foot building at 555 Black Oak Drive in Medford which is occupied by its main administrative and clinical facilities. In addition, Medford Clinic leases one other property used for general administrative offices. Certain of Medford Clinic's leased facilities are owned by shareholders of Medford Clinic.

INFORMATION SYSTEMS

    Medford Clinic believes that the effective analysis of medical and financial data is essential in today's managed care environment. Accordingly, Medford Clinic is committed to the development of a fully-integrated management information system ("MIS") for practice management. Medford Clinic's MIS capabilities include nurse triage electronic medical charting and tracking analysis of practice management information and financial data. Practice management functions of the current MIS include registration, centralized scheduling and appointments, electronic claims submission and remittance. Managed care functions include referrals, eligibility, determination, claim management and payment functions.

LEGAL PROCEEDINGS

    Medford Clinic is engaged in the defense of lawsuits arising in the ordinary course and conduct of its business. Medford Clinic believes that such actions will not have a material adverse effect on Medford Clinic.

                 DESCRIPTION OF CAPITAL STOCK OF MEDFORD CLINIC

    As of January 2, 1997, the authorized capital stock of Medford Clinic consists of 500 shares of Medford Clinic Common Stock held by 58 shareholders holding all of the 57 1/3 issued and outstanding shares of Medford Clinic Common Stock.

    It is anticipated that Medford Clinic will grant, prior to the Effective Time, New Options exercisable for an aggregate of 10.6 shares of Medford Clinic Common Stock.

    All of the outstanding Medford Clinic Common Stock has been validly issued and is fully paid and nonassessable. There are no outstanding options, warrants, subscriptions, conversions or other rights, agreements or commitments obligating Medford Clinic to issue any additional shares of Medford Clinic Common Stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe, for any Medford Clinic Common Stock. There are no voting trusts or other agreements or understandings to which Medford Clinic is a party with respect to the voting of Medford Clinic Common Stock. Cash dividends were not declared on the common equity of Medford Clinic in the 1995 or 1994 fiscal years.

    Shareholders of Medford Clinic currently are subject to various rights, privileges and restrictions with respect to their shares of common stock in Medford Clinic. Medford Clinic's bylaws specify that only licensed physicians may be shareholders, and require that shareholders dispose of their stock in the event of disqualification from practice or termination of employment by Medford Clinic. Each Medford Clinic shareholder's employment agreement sets forth the terms of employment and grounds for termination. Each shareholder of Medford Clinic is also bound by the terms of a buy-sell agreement, which restricts the transfer of shares and sets forth the grounds and procedure for redemption of a shareholder's shares by Medford Clinic.

    Medford Clinic has two versions of shareholder buy-sell agreement -- the first version for shareholders who were shareholders as of November 1995 (the "Buy-Sell Agreement"), the second version for physicians who become shareholders after that date (the "New Buy-Sell"). Both the Buy-Sell Agreement and the New Buy-Sell prohibit the transfer of Medford Clinic Common Stock by a shareholder, except as provided in such agreement. Upon the occurrence of death or permanent and total disability, termination of employment, reduction of practice to less than half-time or bankruptcy of a shareholder, Medford Clinic is required to repurchase all of such shareholder's Medford Clinic Common Stock for $10.

    The most significant difference between the two versions of the buy-sell agreement is that, under the New Buy-Sell, the right of new shareholders to receive "Dissolution" proceeds is subject to a vesting period of three years (33 percent per year over three years), whereas each shareholder subject to a Buy-Sell Agreement is fully vested from the effective date of such agreement. A "Dissolution" is defined in clause (i) of Section 7.A of both the Buy-Sell Agreement and the New Buy-Sell as an event in which Medford Clinic "has merged with another entity, has sold all of its shares to another entity, or has sold substantially all of its assets to another entity."

    Under Section 7.A. of both the Buy-Sell Agreement and the New Buy-Sell, a retired shareholder (i.e., an individual who was retired from Medford Clinic and whose Medford Clinic Common Stock has been redeemed by Medford Clinic) is deemed to be a "Qualified Retiree" if all of the conditions set forth in such section are satisfied.

    Both the Buy-Sell Agreement and the New Buy-Sell provide that, upon the occurrence of a Dissolution of Medford Clinic, the consideration to be received by the holders of Medford Clinic Common Stock in connection therewith shall be distributed in equal portions to all then-current shareholders, and that Qualified Retirees are entitled to the following percentages of a shareholder portion:

    (A) a Qualified Retiree whose shareholder status terminated less than one year prior to the closing date of the Dissolution transaction shall be entitled to 100% of a shareholder portion;

    (B) a Qualified Retiree whose shareholder status terminated more than one year and less than two years prior to the closing of the Dissolution transaction shall be entitled to 66% of a shareholder's portion; and

    (C) a Qualified Retiree whose shareholder status terminated more than two years and less than three years prior to the closing date of a Dissolution transaction shall be entitled to 33% of a shareholder's portion.

    The terms of the Buy-Sell Agreement and the New Buy-Sell, as the case may be, will not apply to shares of PPI Class A Common Stock or to shares in Medford Clinic New PC subsequent to the Merger.

                   SELECTED FINANCIAL DATA OF MEDFORD CLINIC

    The following table sets forth selected financial data which have been derived from the financial statements as of and for the years ended December 31, 1991 through 1995. The accompanying Balance Sheets as of December 31, 1994 and 1995, and the related Statements of Operations, Stockholders' Equity and Cash Flows as of and for the years ended December 31, 1993 through 1995 have been audited by Arthur Andersen LLP. The financial statements as of and for the nine month periods ended September 30, 1995 and 1996 have been derived from the unaudited financial statements of Medford Clinic which, in the opinion of management included all adjustments (which consist of only normal recurring adjustments) necessary for a fair presentation of the information set forth therein.

    The following data should be read in conjunction with "Medford Clinic's Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this document.

                                                                                                               FOR THE NINE MONTHS
                                                                   FOR THE YEAR ENDED DECEMBER 31               ENDED SEPTEMBER 30
                                                        -----------------------------------------------------  --------------------
STATEMENT OF OPERATIONS DATA:                             1991       1992       1993       1994       1995       1995       1996
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                           (IN THOUSANDS)
Revenues:
  Fee-For-Service, net................................  $  14,907  $  17,925  $  22,805  $  29,920  $  33,951  $  25,022  $  24,831
  Prepaid Health Care.................................     --         --            269      2,407      5,015      3,271      5,437
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Net Revenues....................................     14,907     17,925     23,074     32,327     38,966     28,293     30,268
Less Provider Compensation and Benefits...............     (4,735)    (5,647)    (7,009)    (9,248)   (11,239)    (8,281)    (8,552)
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net Revenue Less Provider Compensation and Benefits...     10,172     12,278     16,065     23,079     27,727     20,012     21,716
Clinic Salaries, Wages & Benefits.....................      4,428      5,124      7,683     10,900     11,838      8,679     10,020
Purchased Medical Services............................        522        592        758        920      2,283      1,308      2,960
Medical and Office Supplies...........................      1,695      1,934      3,368      4,676      5,578      4,293      3,937
General & Administrative..............................      1,444      1,988      2,306      2,959      3,446      2,463      2,555
Provision for Uncollectible Accounts..................        308        288        396      1,027        868        651        767
Lease and Rent Expense................................        622        669        702      1,057      1,139        834        804
Depreciation and Amortization.........................        708        641        592        918      1,125        792        851
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Operating Expenses..............................      9,727     11,236     15,805     22,457     26,277     19,020     21,894
Operating Income (Loss)...............................        445      1,042        260        622      1,450        992       (178)
Other Non-Operating (Income) Expenses.................       (262)      (242)       (49)    --         --         --         --
Interest Income.......................................         27         25         19         27         97         45         94
Interest Expense......................................        194        143        200        324        487        380        336
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (Loss) Before Taxes............................        540      1,166        128        325      1,060        657       (420)
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income Tax Expense (Benefit)..........................        203        413         44        133        408        253       (246)
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net Income (Loss).....................................        337        753         84        192        652        404       (174)
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------


                                                                                                                AS OF SEPTEMBER 30
                                                                          AS OF DECEMBER 31
                                                        -----------------------------------------------------  --------------------
BALANCE SHEET DATA:                                       1991       1992       1993       1994       1995       1995       1996
                                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------
Working Capital.......................................        680      1,398      2,511      2,838      3,053      3,138      1,828
Total Assets..........................................      6,311      7,600     10,969     14,534     15,245     16,387     16,162
Long-Term Debt, net...................................      1,419      1,067      3,128      5,459      4,932      5,090      4,184
Stockholder's Equity..................................      1,484      2,237      2,322      2,514      3,166      2,918      2,355

             MEDFORD CLINIC MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

OVERVIEW

    Medford Clinic is a primary care based multi-specialty medical clinic. Medford Clinic was founded in 1946 and at January 2, 1997 consisted of 588 employees and 73 professional providers who offer a wide range of primary and specialty care services at nine different locations. In addition, Medford Clinic offers ancillary services such as radiology, pharmacy and laboratory services.

    In 1994, Medford Clinic expanded its dialysis operations, opening a new facility in Josephine County. Medford Clinic now provides dialysis services through its Rogue Valley Dialysis Center which was operated as a joint venture with Rogue Valley Medical Center ("RVMC") until 1993 when Medford Clinic purchased RVMC's interest in a transaction accounted for as a purchase.

    Historically, the operations of Medford Clinic included both the provision of medical services that, subsequent to the Medford Clinic Reorganization Transactions, will be provided by the New PCs and the management aspects of the practice that, subsequent to the Merger, will be carried on by PPI. As such, it was not necessary, nor did the Companies segregate their operating results by these categories. Accordingly, the results discussed below will not reflect the results that might have occurred had those businesses been operated separately.

    The revenues are reported on a Fee-for-Service and Prepaid basis as follows:

       FEE-FOR-SERVICE. Patient service revenues are recorded at established rates in the period in which services are provided. Medford Clinic has agreements with third-party payors that provide payments to Medford Clinic at amounts different from its established rates. The difference between charges generated from agreements with third party payors and the related payment amounts are reflected as contractual discounts.

       PREPAID. Medford Clinic contracts with various HMOs to provide care to plan enrollees at prepaid monthly fixed capitation rates on a per member basis. Under a prepaid contract, Medford Clinic assumes the obligation of providing all contractually defined health care services to enrollees and is obligated to reimburse outside Providers for services rendered to enrollees. Included in some of these contracts is a provision that Medford Clinic shares in risk for control of costs of inpatient hospital services. Risk sharing contracts provide financial incentive to control costs and provide financial penalties when costs exceed a predetermined budget. To manage its liability to outside providers, Medford Clinic has entered into contractual agreements with certain outside providers. These arrangements are discounted fee for service arrangements. Additional limitations on losses are provided by the payment of stop-loss reinsurance premiums. In addition, the prepaid contracts contain minimum threshold reimbursement levels which limit the downside risk.

    The following table indicates the payor mix of the aggregate net clinic revenue earned by Medford Clinic:

                                                                              NINE MONTHS ENDED
                                  PAYOR                                      SEPTEMBER 30, 1996
--------------------------------------------------------------------------  ---------------------
Fee-For-Service:
  Commercial and Private..................................................             63.7%
  Medicare................................................................             17.3%
  Medicaid................................................................              1.0%
Prepaid(6)................................................................             18.0%
                                                                                      -----
                                                                                      100.0%
                                                                                      -----
                                                                                      -----

------------------------

(6) Includes Commercial, Medicare and Medicaid prepaid programs.

    The table below sets forth the percentages of net revenue less compensation to providers represented by certain items reflected in Medford Clinic's Statements of Income. The information that follows should be read in conjunction with the Financial Statements and notes thereto contained elsewhere.

                                                                                               FOR THE NINE MONTHS
                                                              FOR THE YEAR ENDED DECEMBER 31    ENDED SEPTEMBER 30
                                                              -------------------------------  --------------------
                                                                1993       1994       1995       1995       1996
                                                              ---------  ---------  ---------  ---------  ---------
Net Revenue Less Provider Compensation and Benefits.........      100.0%     100.0%     100.0%     100.0%     100.0%
Operating Expenses:
Clinic Salaries, Wages and Benefits.........................       47.8%      47.2%      42.7%      43.3%      46.1%
Purchased Medical Services..................................        4.7%       4.0%       8.2%       6.5%      13.6%
Medical and Office Supplies.................................       21.0%      20.3%      20.1%      21.5%      18.1%
General and Administrative..................................       14.3%      12.8%      12.4%      12.3%      11.8%
Lease and Rent Expense......................................        4.4%       4.6%       4.2%       4.2%       3.7%
Provision for Uncollectible Accounts........................        2.5%       4.4%       3.1%       3.2%       3.5%
Depreciation and Amortization...............................        3.7%       4.0%       4.1%       4.0%       4.0%
                                                              ---------  ---------  ---------  ---------  ---------
  Total Operating Expenses..................................       98.4%      97.3%      94.8%      95.0%     100.8%
                                                              ---------  ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------  ---------
Operating Income (Loss).....................................        1.6%       2.7%       5.2%       5.0%     (0.8)%
Other Non-Operating Income..................................        0.3%       0.0%       0.0%       0.0%       0.0%
Interest Income.............................................        0.1%       0.1%       0.3%       0.2%       0.4%
Interest Expense............................................        1.2%       1.4%       1.7%       1.9%       1.5%
                                                              ---------  ---------  ---------  ---------  ---------
Income (Loss) Before Taxes..................................        0.8%       1.4%       3.8%       3.3%     (1.9)%
Income Tax Expense (Benefit)................................        0.3%       0.6%       1.5%       1.3%     (1.1)%
                                                              ---------  ---------  ---------  ---------  ---------
  Net Income (Loss).........................................        0.5%       0.8%       2.3%       2.0%     (0.8)%
                                                              ---------  ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------  ---------

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30,
  1995

    MEDICAL SERVICES

    Net revenues from providing Medical Services and related Provider Compensation and Benefits comprise this aspect of the business.

    NET REVENUES

    Net revenues consist of revenues received from Fee-for Service and Prepaid Health Care activities as follows.

       FEE-FOR-SERVICE, NET. Fee-For-Service, net decreased from $25.0 million for the nine months ended September 30, 1995 to $24.8 million for the nine months ended September 30, 1996, a decrease of $200,000 or 0.8%. Although there were three fewer providers in the nine months ended September 30, 1996, compared to the same period ended September 30, 1995, this was offset by a 10% increase in provider productivity.

       PREPAID HEALTH CARE. Prepaid Health Care increased from $3.3 million for the nine months ended September 30, 1995 to $5.4 million for the nine months ended September 30, 1996, an increase of $2.1 million or 63.6%. This increase correlates with 26% increase in the number of capitated lives and expansion of contracted services over the same period.

   PROVIDER COMPENSATION AND BENEFITS. Historically, provider compensation available for distribution was the excess of modified cash basis revenues less modified cash basis expenses. Amounts retained by Medford Clinic were based upon arbitrary and subjective decisions made by the Medford Clinic Board of Directors. Amounts of provider compensation distributed between providers were based on mixtures of productivity and salary based formulas taking into consideration historical and projected provider productivity. Provider compensation and benefits increased from $8.3 million for the nine months ended September 30, 1995 to $8.6 million for the nine months ended September 30, 1996, an increase of $300,000 or 3.6%.

    The amount available for Provider Compensation and Benefits will be directly affected by the amount of the management fee to be paid to PPI. If the New PC Management Agreement had been in effect during these periods, the amount available for Provider Compensation and Benefits would have been reduced by the amount of the management fee of $1,301,000 in 1996 and $1,430,000 in 1995. Although the impact can not be determined at this time, the amount available for Provider Compensation and Benefits may also be affected by synergies resulting from the Merger and management's ability to reduce costs or enhance revenues.

    During 1996, Medford Clinic recorded Provider Compensation and Benefits expense in excess of amounts available from current operating profits. Any remaining obligations for Provider Compensation and Benefits as of the Effective Time will be transferred to PPI. In the future, the Management Agreement does not provide for, nor do the Companies intend to pay, Provider Compensation and Benefits in excess of amounts generated from operations on an annual basis.

    MANAGEMENT SERVICES

    The historical operating expenses of Medford Clinic represent the costs incurred in the Management Services portion of the business. Such costs will be reimbursed to PPI in the future as a component of the management fee.

   CLINIC SALARIES, WAGES AND BENEFITS. Clinic Salaries, Wages and Benefits, which includes the salaries, wages and benefits of all non-provider personnel increased from $8.7 million in the nine months ended September 30, 1995 to $10.0 million in the nine months ended September 30, 1996, an increase of $1.3 million or 14.9%. As a percentage of Net Revenue Less Provider Compensation and Benefits, salaries increased from 43.3% to 46.1% in the nine months ended September 30, 1995 and 1996, respectively. The increase was due to staff added to support increased provider productivity, a planned 7% increase in salaries and benefits, and a staff bonus.

   PURCHASED MEDICAL SERVICES. Purchased Medical Services which include professional and diagnostic services performed by third parties, increased from $1.3 million in the nine months ended September 30, 1995 to $3.0 million in the nine months ended September 30, 1996, an increase of $1.7 million or 131.0%. As a percentage of Net Revenue Less Provider Compensation and Benefits, Purchased Medical Services increased from 6.5% to 13.6% in the nine months ended September 30, 1995 and 1996, respectively. The increase is due to increased prepaid health care revenue and contractual changes with regard to services covered. The majority of these newly covered services were purchased from outside providers.

   MEDICAL AND OFFICE SUPPLIES. Medical and Office Supplies which include pharmaceuticals, medical supplies, offices supplies and diagnostic supplies, decreased from $4.3 million in the nine months ended September 30, 1995 to $3.9 million in the nine months ended September 30, 1996 for a decrease of $400,000 or 9.3%. As a percentage of Net Revenues Less Providers Compensation and Benefits, Medical and Office Supplies decreased from 21.5% to 18.1% for the nine months ended September 30, 1995 and 1996, respectively. The decrease was partially attributable to decreased pharmacy sales in 1996 relative to 1995 and a drug inventory management program undertaken in 1996.

   GENERAL AND ADMINISTRATIVE EXPENSES. General and Administrative Expenses increased from $2.5 million in the nine months ended September 30, 1995 to $2.6 million in the nine months ended September 30, 1996 for an increase of $100,000 or 4.0% due to costs incurred during 1996 with respect to the recruitment of eight providers.

TWELVE MONTHS ENDED DECEMBER 31, 1995 COMPARED TO TWELVE MONTHS ENDED DECEMBER
  31, 1994

    MEDICAL SERVICES

    Net revenues from providing medical services and related Provider Compensation and Benefits comprise this aspect of the business.

    NET REVENUES.

    Net revenues consist of revenues received from Fee-for-Service and Prepaid Health Care activities as follows.

       FEE-FOR-SERVICE, NET. Fee-For-Service, net increased from $29.9 million for the 12 months ended December 31, 1994 to $34.0 million for the 12 months ended December 31, 1995, an increase of $4.1 million or 13.7%. This increase was attributable to the addition of 10 new providers in mid-1994.

       PREPAID HEALTH CARE. Prepaid Health Care increased from $2.4 million for the 12 months ended December 31, 1994 to $5.0 million for the twelve months ended December 31, 1995, an increase of $2.6 million or 108.3%. This increase correlates with the 79% increase in the number of capitated lives over the same period combined with an expansion of contracted covered services for certain plans.

   PROVIDER COMPENSATION AND BENEFITS. Historically, provider compensation available for distribution was the excess of modified cash basis revenues less modified cash basis expenses. Amounts retained by the clinic were based upon arbitrary and subjective decisions made by the Medford Clinic Board of Directors. Amounts of provider compensation distributed between providers were based on mixtures of productivity and salary based formulas taking into consideration historical and projected provider productivity. Provider compensation and benefits increased from $9.2 million for the year ended December 31, 1994 to $11.2 million for the year ended December 31, 1995, an increase of $2.0 million or 21.7%. This increase was the result of the addition of ten new providers in mid 1994.

    The amount available for Provider Compensation and Benefits will be directly effected by the amount of the management fee to be paid to PPI. If the New PC Management Agreement had been in effect during these periods, the amount available for Provider Compensation and Benefits would have been reduced by the amount of the management fee of $1,968,000 in 1995 and $1,532,000 in 1994. Although the impact can not be determined at this time, the amount available for Provider Compensation and Benefits may also be effected by synergies resulting from the Merger and management's ability to reduce costs or enhance revenues.

    MANAGEMENT SERVICES

    This historical operating expenses of Medford Clinic represent the costs incurred in the Management Services portion of the business. Such costs will be reimbursed to PPI in the future as a component of the management fee.

   CLINIC SALARIES, WAGES AND BENEFITS. Clinic Salaries, Wages and Benefits, which includes the salaries, wages and benefits of all non-provider personnel increased from $10.9 million in 1994 to $11.8 million in 1995 for an increase of $900,000 or 8.3%. The increase was attributable to the addition of new support personnel related to the addition of 10 new providers in mid-1994. As a percentage of revenue, salaries decreased from 47.2% to 42.7% in 1994 and 1995, respectively. This decrease is primarily due to implementation of an administrative plan to reduce personnel cost per provider.

   PURCHASED MEDICAL SERVICES. Purchased Medical Services which include professional and diagnostic services performed by third parties, increased from $900,000 in 1994 to $2.3 million 1995, an increase of $1.4 million or 155.6%. As a percentage of Net Revenue Less Provider Compensation and Benefits, Purchased Medical Services increased from 4.0% to 8.2% in 1994 and 1995, respectively. The increase is attributed to a 108% increase in prepaid health care revenues combined with an expansion of contracted covered services for certain plans.

   MEDICAL AND OFFICE SUPPLIES. Medical and Office Supplies which include pharmaceuticals, medical supplies, office supplies and diagnostic supplies, increased from $4.7 million in 1994 to $5.6 million in 1995 an increase of $900,000 or 19.1%. The increase correlates with the increase in total revenues.

   GENERAL AND ADMINISTRATIVE. General and Administrative Expenses increased from $3.0 million in 1994 to $3.4 million in 1995, an increase of $400,000 or 13.3%. The increase is attributable to the increased activity due to the addition of providers. As a percentage of Net Revenue Less Provider Compensation and Benefits, General and Administrative expense remained relatively stable.

   PROVISION FOR UNCOLLECTIBLE ACCOUNTS. Provision for Uncollectible Accounts decreased from $1,027,000 in 1994 to $868,000 in 1995, a decrease of $159,000 or 15.4%. As a percentage of Net Revenue Less Provider Compensation and Benefits, Provision for Uncollectible Accounts remained relatively stable. The decrease between years is due to improved collection experience as a result of the completed implementation of a new patient accounting system purchased in late 1994.

   DEPRECIATION AND AMORTIZATION. Depreciation and Amortization Expenses increased from $918,000 in 1994 to $1,125,000 in 1995, an increase of $207,000 or 22.5%. The increase is a result of additional capital expenditures, including a new computer system purchased in late 1994.

   INTEREST EXPENSE. Interest Expense increased from $324,000 in 1994 to $487,000 in 1995, an increase of $163,000, or 50.3%. This increase was attributable to increased debt obligations in 1995 incurred to fund computer equipment purchases, another dialysis center building and the furnishings and equipment for two new satellite locations.

TWELVE MONTHS ENDED DECEMBER 31, 1994 COMPARED TO TWELVE MONTHS ENDED DECEMBER
  31, 1993

    MEDICAL SERVICES

    Net revenues from providing medical services and related Provider Compensation and Benefits comprise this aspect of the business.

    NET REVENUES.

    Net revenues consist of revenues received from Fee-for-Service and Prepaid Health Care activities as follows.

       FEE-FOR-SERVICE, NET. Fee-For-Service, net increased from $22.8 million for the 12 months ended December 31, 1993 to $29.9 million for the 12 months ended December 31, 1994, an increase of $7.1 million or 31.1%. The increase is primarily attributable to the increased number of patient visits resulting from the addition of 22 new providers, the purchase of the remaining interest in a 20 station dialysis center in mid-1993 and the addition of 10 new providers in 1994.

       PREPAID HEALTH CARE. Prepaid Health Care increased from $300,000 for the 12 months ended December 31, 1993 to $2.4 million for the 12 months ended December 31 1994, an increase of $2.1 million or 700%. This increase correlates with introduction of the Oregon Health Plan, the Oregon managed Medicaid program.

   PROVIDER COMPENSATION AND BENEFITS. Historically, provider compensation available for distribution was the excess of modified cash basis revenues less modified cash basis expenses. Amounts retained by Medford Clinic were based upon arbitrary and subjective decisions made by the Medford Clinic Board of Directors. Amounts of provider compensation distributed between providers were based on mixtures of productivity and salary based formulas taking into consideration historical and projected provider productivity. Provider Compensation and Benefits increased from $7.0 million for the year ended December 31, 1993 to $9.2 million for the year ended December 31, 1994, an increase of $2.2 million or 31.4%. This increase was the result of the addition of 22 new providers during 1994.

    The amount available for Provider Compensation and Benefits will be directly effected by the amount of the management fee to be paid to PPI. If the New PC Management Agreement had been in effect during these periods, the amount available for Provider Compensation and Benefits would have been reduced by the amount of the management fee of $1,532,000 in 1994 and $1,142,000 in 1993. Although the impact can not be determined at this time, the amount available for Provider Compensation and Benefits may also be effected by synergies resulting from the Merger and management's ability to reduce costs or enhance revenues.

    MANAGEMENT SERVICES

    The historical operating expenses of Medford Clinic represent the costs incurred in the Management Services portion of the business. Such costs will be reimbursed to PPI in the future as a component of the management fee.

   CLINIC SALARIES, WAGES AND BENEFITS. Clinic Salaries, Wages and Benefits, which includes the salaries, wages and benefits of all non-provider personnel increased from $7.7 million in 1993 to $10.9 million in 1994 for an increase of $3.2 million or 41.6%. The increase was attributable to the addition of support personnel related to the increased number of Providers and the addition of the dialysis centers mid-1993 and 1994. As a percentage of Net Revenue Less Provider Compensation and Benefits, Salaries, Wages and Benefits remained relatively stable.

   PURCHASED MEDICAL SERVICES. Purchased Medical Services which include professional and diagnostic services performed by third parties increased from $758,000 in 1993 to $920,000 in 1994, an increase of $162,000 or 21.4%.
   This increase is attributed to the increase in prepaid healthcare revenue.

   MEDICAL AND OFFICE SUPPLIES. Medical and Office Supplies which include pharmaceuticals, medical supplies, office supplies and diagnostic supplies, increased from $3.4 million in 1993 to $4.7 million in 1994, an increase of $1.3 million or 38.2%. The increase was consistent with the increased revenues attributable to the addition of Providers and the dialysis centers. As a percentage of Net Revenue Less Provider Compensation and Benefits, Medical and Office Supplies remained relatively stable.

   GENERAL AND ADMINISTRATIVE. General and Administrative Expenses increased from $2.3 million in 1993 to $3.0 million in 1994, an increase of $700,000 or 30.4%. This increase is attributable to the addition of providers in mid-1993 and 1994. As a percentage of Net Revenue Less Provider Compensation and Benefits, General and Administrative expenses decreased from 14.3% to 12.8% from 1993 to 1994, respectively. This percentage decrease is attributable to cost containment programs in General and Administrative expenses and economies of scale achieved through the 56% increase in providers without a corresponding increase in the fixed component of general and administrative expense.

   LEASE AND RENT EXPENSE. Lease and rent expense increased from $700,000 in 1993 to $1.1 million in 1994, an increase of $400,000 or 57.1%. The increase was attributable to the addition of a new satellite location in Talent, Oregon and the addition of two facilities in Ashland, Oregon and an orthopedic clinic in Medford, Oregon. As a percentage of Net Revenue Less Provider Compensation and Benefits, Lease and Rent Expense remained relatively stable.

   DEPRECIATION AND AMORTIZATION. Depreciation and amortization expenses increased from $592,000 in 1993 to $918,000 in 1994, an increase of $326,000 or 55.1%. The increase is a result of additional capital expenditures required to support the addition of providers and the acquisition of the dialysis centers. As a percentage of Net Revenue Less Provider Compensation and Benefits, Depreciation and Amortization remained relatively stable.

   OTHER NONOPERATING INCOME. Prior to June 30, 1993, Medford Clinic owned a 50% partnership interest in the Rogue Valley Dialysis Center. The amount reflected in other income represents the company's share of net income of the dialysis center. This entity was acquired in its entirety as of July 1, 1993.

LIQUIDITY AND CAPITAL RESOURCES

    At September 30, 1996, Medford Clinic had $1.8 million in working capital, down from $3.0 million as of December 31, 1995. This decrease is primarily due to the acquisition of capital equipment without obtaining any corresponding long-term debt. As a result of the Merger PPI will assume the financing activities relating to the working capital needs of Medford Clinic. See "PPI Management's Discussion and Analysis of Financial Condition and Results of Operations".

    Medford Clinic generated $2.8 million of cash flow from operations in the nine months ended September 30, 1996 compared to $4.2 million for the nine months ended September 30, 1995. At September 30, 1996, net accounts receivable of $6.9 million amounted to 73 days of net clinic revenue compared to $6.7 million and 72 days at the end of the prior year.

    Capital expenditures were $1.1 million in the first nine months of 1996 and it is estimated that another $200,000 was spent prior to the end of 1996. These purchases include furnishings and equipment for a new medical facility opened in August 1996. Subsequent to the Merger, PPI and Medford Clinic will negotiate and agree upon the annual capital budget and the related terms of providing the needed financing as part of the activities of the Joint Management Board. See "PPI Management's Discussion and Analysis of

Financial Condition and Results of Operations" and "Operation, Management and Business of PPI Following the Merger."

    Medford Clinic has maintained a $500,000 Operating Line of Credit with U.S. Bank, which has not been utilized since February 1995. A restricted investment of $244,000 on deposit for the State of Oregon Medicaid program; due to a change in contractual relations, will be released in April 1997. It is anticipated that PPI will seek to combine Medford Clinic's short-term line of credit into a consolidated PPI line of credit. See "PPI Management's Discussion and Analysis of Financial Condition and Results of Operations--Operation, Management and Business of PPI Following the Merger--Practice Management Agreement". In addition, Medford Clinic made payments, in accordance with the terms of the Expense Sharing Agreement, of approximately $635,000 in 1996.

    Medford Clinic believes that the funds available from cash reserves and cash flow from operations should be sufficient to meet Medford Clinic's short-term capital expenditures and working capital needs. Medford Clinic recognizes that in order to finance the continued long-term growth of the organization it needs to increase its ability to access capital. See "The Merger and Related Transactions--Medford Clinic's Reasons for the Merger."

                                 PROPOSAL NO. 3
           APPROVAL OF THE PPI INCENTIVE COMPENSATION PLANS PROPOSAL

    The shareholders of each Company are being asked to approve the Physician Partners, Inc. Employee Stock Option Plan (the "Employee Plan"), the Physician Partners, Inc. Non-Employee Director Stock Option Plan (the "Director Plan"), the Physician Partners, Inc. Non-Employee Provider Stock Option Plan (the "Provider Plan") and the Physician Partners, Inc. Change in Control Plan (the "Change in Control Plan"), pursuant to which an aggregate of up to 2,500,000 shares of PPI Class A Common Stock will be reserved for issuance. The HealthFirst Board, the Corvallis Clinic Board and the Medford Clinic Board have each authorized the implementation of the PPI Incentive Compensation Plans to become effective at the Effective Time, provided shareholder approval of each Company is obtained.

    The following are summaries of the principal features of each of the PPI Incentive Compensation Plans. Such summaries do not purport to be complete descriptions of all of the provisions of each of the PPI Incentive Compensation Plans and are qualified in their entirety by the full text of such plans, which are attached as Appendices B, C and D to this Joint Proxy Statement/Prospectus.

EMPLOYEE STOCK OPTION PLAN

    PURPOSE

    The Employee Plan was established to (i) furnish incentives to eligible employees chosen to receive options because they are considered capable of responding by improving operations of PPI and increasing profits, (ii) encourage selected employees to accept or continue employment with PPI and (iii) increase the interest of selected employees and officers in PPI's welfare through their participation in the growth in value of PPI Class A Common Stock. The Employee Plan will become effective at the Effective Time (expected to occur on January 31, 1997) provided that shareholder approval of each Company is obtained.

    ELIGIBLE PERSONS

    Every person who is an employee or officer of PPI or of certain affiliates of PPI or any individual subject to an acquisition or management agreement with PPI is eligible to receive options. There will be approximately 1,600 eligible participants.

    ADMINISTRATION

    The Employee Plan will be administered by a committee (the "Employee Plan Committee") of not less than three members appointed by the PPI Board (or if no such Employee Plan Committee shall have been formed, by the PPI Board). Currently, no Employee Plan Committee has been constituted.

    STOCK OPTION GRANTS

    No more than 900,000 shares of PPI Class A Common Stock will be issued under the Employee Plan. If options expire or are terminated for any reason prior to being exercised in full, the shares for which such options are exercisable shall become available for future grants.

    Grants may be for "incentive stock options" pursuant to Section 422 of the Code or non-statutory stock options. These two types of options are similar, except for their tax consequences. Upon the grant of either a non-statutory stock option or an incentive stock option, the recipient will not recognize any income for tax purposes; the granting company will not be entitled to a tax deduction. However, the tax consequences vary upon exercise. When a non-statutory stock option is exercised, the holder recognizes ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the option price; the company is entitled to a corresponding deduction. In contrast, upon exercise of an incentive stock option, the holder does not recognize income; the granting company is not entitled to a deduction.

    All stock options granted by PPI and the Employee Plan shall be evidenced by written agreements between PPI and the optionee thereunder that are consistent with the Employee Plan. The purchase or exercise price of such stock options shall be determined by the Employee Plan Committee. The exercise price with respect to incentive stock options shall not be less than the fair market value of PPI Class A Common Stock on the date of grant thereof. The exercise price with respect to all other stock options shall not be less than 85% of the fair market value on the date of grant thereof (provided that such exercise price for any person who owns, directly or indirectly (or is treated as owning by reason of attribution rules currently set forth in Section 424 of the Code), capital stock of PPI constituting more than 10% of the total combined voting power of all classes of outstanding capital stock of PPI or of certain affiliates of PPI, shall in no event be less than 100% of such fair market value). The term of each option granted under the Employee Plan shall be fixed by the Employee Plan Committee, provided that no option shall be granted with a term of more than 10 years. PPI shall not grant any options which may become exercisable at a rate in excess of 20% per annum from the date of such grant without the written consent of a majority of the members of the Employee Plan Committee. Options are granted under the Employee Plan in consideration for services rendered, or to be rendered, by the optionee thereunder.

    PAYMENT

    Payment of the exercise price with respect to stock options granted under the Employee Plan may be made in cash or, with the consent of the Employee Plan Committee, with a full-recourse promissory note, shares of PPI Class A Common Stock then valued at fair market value, any other property acceptable to the Employee Plan Committee or a combination of such forms of payment.

    TRANSFERABILITY OF OPTIONS AND TERMINATION OF EMPLOYMENT

    During the lifetime of an optionee holding stock options granted under the Employee Plan, only such optionee or such optionee's guardian or legal representative may exercise the option. No such option shall be assigned or transferred other than by will or the laws of descent and distribution. Each such option will expire on the date of termination of employment "for cause" of the optionee. Each optionee holding stock options granted under the Employee Plan will have the right to exercise such options within 90 days of termination of employment without cause of such optionee. Each optionee holding stock options granted under the Employee Plan, or such optionee's personal representative, will have the right to exercise such option within 12 months after the date of termination of employment by reason of the permanent disability or death of such optionee.

    AMENDMENT AND TERMINATION

    The Employee Plan permits the PPI Board to at any time amend, alter, suspend or discontinue such Employee Plan, provided that no such amendment may be effected with respect to any outstanding option without the consent of the optionee holding such option.

    CHANGES IN CAPITALIZATION

    Under the Employee Plan, if the capital stock of PPI is changed by reason of a stock split, reverse stock split, stock dividend or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, appropriate adjustments will be made in (i) the number and class of shares of PPI Class A Common Stock subject to the Employee Plan and each outstanding option granted thereunder and (ii) the exercise price of each outstanding option granted thereunder. Any such adjustment shall be determined by the Employee Plan Committee in its sole discretion, which determination shall be final and binding.

    CORPORATE TRANSACTIONS

    The Employee Plan provides that new option rights may be substituted for options granted thereunder, or PPI's obligations as to any such outstanding options may be assumed, by an employer corporation other than PPI in connection with any merger, consolidation, acquisition, separation, reorganization, dissolution, liquidation, sale or other similar transaction in which PPI is involved and which the Employee Plan Committee, or if there is no such Committee, the PPI Board, determines, in its sole discretion, would materially alter the structure of PPI. If there is a successor corporation and replacement options are not granted by the successor corporation, all outstanding options shall become exercisable prior to the consummation of such transaction.

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

    PURPOSE

    The purpose of the Director Plan is to provide to the directors of PPI who are not either employees or officers of PPI added incentive to continue in the service of PPI and a more direct interest in the future success of the operations of PPI by granting to such directors options to purchase shares of PPI Common Stock. The Director Plan will become effective at the Effective Time (expected to occur on January 31, 1997), provided that shareholder approval of each Company is obtained.

    ADMINISTRATION

    Under the Director Plan, non-employee directors are divided into two groups. The first group of non-employee directors consists of providers whose practice of medicine is associated with an entity or organization for which PPI performs management services ("affiliated directors"). The second group consists of directors who are not affiliated directors ("non-affiliated directors").

    The Director Plan shall administered by the PPI Board or a committee thereof. The PPI Board shall have no authority, discretion or power to select the non-affiliated directors who will receive options, to set the number of shares to be covered by each option granted to a non-affiliated director, to set the exercise price or the exercise period of a non-affiliated director's options, or to alter any other terms or conditions specified herein applicable to a non-affiliated director.

    The PPI Board shall have the authority, discretion or power to select the affiliated directors who receive options, to set the number of shares covered by each affiliated director's options, to set the exercise price or exercise period of an affiliated director's options, or to alter any other term or conditions specified herein.

    Each non-affiliated director serving PPI as a director on the effective date of the Director Plan and on each grant date shall be granted, as of such date, an option to purchase 7,500 shares of Common Stock. The PPI Board shall determine the number of shares of PPI Common Stock subject to an option granted to an affiliated director who is serving PPI on the effective date of the Director Plan and on each grant date. If, on any January 1 during the term of the Director Plan, the number of options scheduled to be granted to non-affiliated directors is greater than the number of shares of PPI Common Stock then available for grant on that date, the available shares shall be allocated pro rata in determining the number of shares of PPI Common Stock to be subject to each option to be granted to each such non-affiliated director on such date.

    SHARES AVAILABLE FOR GRANT OF OPTIONS

    The total number of shares of PPI Common Stock as to which options may be granted pursuant to the Director Plan shall be 100,000, except as such number of shares shall be adjusted from time to time. If any outstanding option under the Director Plan shall expire or be terminated or forfeited for any reason, the shares of PPI Common Stock allocable to the unexercised portion of such option may again be subject to the Director Plan. PPI shall, at all times during the life of any outstanding option, retain as authorized and unissued PPI Common Stock at least such number of shares as may be from time to time included in the outstanding options or shall otherwise assure itself of its ability to perform its obligations under the Director Plan.

    ELIGIBILITY AND TERMS OF THE GRANT OF OPTIONS

    To be eligible for an option, the optionee must be a member of the PPI Board who is not an officer or an employee of PPI. The exercise price for each option shall be the fair market value of PPI Common Stock on the date of grant. Each director serving on the PPI Board shall be granted an option to purchase 7,500 shares of PPI Common Stock at an exercise price per share equal to the fair market value of PPI Common Stock on the date of grant. Each optionee shall agree to remain in the service of PPI, at the pleasure of PPI's stockholders, for a continuous period of at least one year after the date of the grant of any option, at the retainer rate then in effect or at such changed rate as PPI from time to time may establish. Each option shall be exercisable as to one-third of the shares subject to the option as of each of the first, second and third anniversaries of the grant date of the option. There are four persons currently eligible to participate in the class as non-employed directors.

    EXERCISE OF OPTIONS AND PAYMENT

    An optionee may exercise all or any portion of an option by providing specified notice and making payment of the exercise price in cash, in outstanding shares of PPI Class A Common Stock at their fair market value (as determined by the PPI Board) or by delivery of vested options with a value equal to the exercise price (the difference between the fair market value on the exercise date of PPI Class A Common Stock subject to such option and the exercise price thereof).

    TAX CONSEQUENCES AND TRANSFERABILITY OF OPTIONS

    The options available under the Director Plan are not qualified under
Section 422 of the Code. Consequently, on the granting of the options, the company will not be entitled to a tax deduction; on receipt the recipient will not recognize any income. On exercise the holder recognizes ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the option price; the company is entitled to a corresponding deduction. PPI shall have the right to withhold, or require an optionee to remit, an amount needed to satisfy any applicable federal, state, local or foreign withholding tax requirements. Options granted shall be exercisable only by the optionee or the optionee's guardian or legal representative and may not be transferred other than by will or by the laws of descent and distribution.

    ADJUSTMENTS

    In the event PPI shall effect a split of PPI Class A Common Stock or dividend payable in PPI Class A Common Stock, or in the event the outstanding PPI Class A Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which options may be granted under the Director Plan shall be increased or decreased proportionately. In the event that before delivery by PPI of all of the shares of PPI Class A Common Stock in respect of which any option has been granted under the Director Plan, PPI shall have effected such a split, dividend or combination, the shares subject to the option and the purchase price per share shall be increased or decreased proportionately so that the aggregate purchase price for all the then optioned shares shall remain the same as immediately prior to such split, dividend or combination.

    In the event of a reclassification of PPI Class A Common Stock not covered by the foregoing or in the event of a liquidation or reorganization, (including a merger, consolidation or sale of assets of PPI), the PPI Board shall make such adjustment, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of options theretofore granted under the Director Plan.

    CORPORATE TRANSACTIONS

    New option rights may be substituted for options granted, or PPI's obligations as to outstanding options may be assumed, by an employer corporation other than PPI, or an affiliate thereof, in connection with any merger, consolidation, acquisition, separation, reorganization, dissolution, liquidation, sale or similar transaction in which PPI is involved and which the PPI Board determines, in its absolute discretion, would materially alter the structure. However, if there is a successor corporation and replacement options are not granted by the successor corporation, all outstanding options shall become exercisable prior to the consummation of such transaction.

    ADOPTION, AMENDMENT, SUSPENSION AND TERMINATION

    The PPI Board may at any time amend, suspend or terminate the Director Plan, provided that no such amendment, suspension or termination shall (i) impair any options previously granted under the Director Plan or deprive any holder of any shares of PPI Common Stock which such holder might have acquired through or as a result of the Director Plan or (ii) be made without the approval of the stockholders of PPI where such change would increase the total number of shares of PPI Common Stock which may be granted under the Director Plan. If not sooner terminated by the PPI Board, the Director Plan terminates at the close of business on December 31, 2005.

NON-EMPLOYEE PROVIDER STOCK OPTION PLAN

    PURPOSE

    The Provider Plan was established to (i) furnish incentives to eligible physicians chosen to receive options because they are considered capable of responding by improving operations of PPI and increasing profits and (ii) increase the interest of selected physicians in PPI's welfare through their participation in the growth in value of PPI Class A Common Stock. The Provider Plan will become effective at the Effective Time (expected to occur on January 31, 1997), provided that shareholder approval of each Company is obtained.

    ELIGIBLE PERSONS

    Every person who is a non-employee provider affiliated with PPI or any affiliate of PPI and certain non-employee providers subject to an acquisition or management agreement with PPI are eligible to receive options. After the PC Reorganization Transactions and the Merger approximately 300 providers will be eligible to receive options under the Provider Plan.

    ADMINISTRATION

    The Provider Plan shall be administered by a committee (the "Provider Plan Committee") of not less than three members appointed by the PPI Board (or if no such committee has been formed, by the PPI Board). Currently, no Provider Plan Committee has been constituted.

    STOCK OPTION GRANTS

    The number of shares of PPI Class A Common Stock that can be issued under the Provider Plan shall not exceed an aggregate of 1,500,000 shares. If options expire or are terminated for any reason prior to being exercised in full, the remaining shares shall be available for future grants. Grants will be for non-statutory stock options. All stock options granted shall be evidenced by written agreements between PPI and the optionee that are consistent with the Provider Plan. The purchase or exercise price shall be determined by the Provider Plan Committee, or, if no such committee has been formed, by the PPI Board. The exercise price shall not be less than 85% of the fair market value on the date of grant (except that such exercise price for any person who owns, directly or indirectly (or is treated as owning by reason of attribution rules currently set forth in Section 424 of the Code), capital stock of PPI constituting more than 10% of the total combined voting power of all classes of outstanding capital stock of PPI or of any affiliate of PPI, shall in no event be less than 100% of such fair market value. The term of the option granted shall be fixed by the Provider Plan Committee (or by the PPI Board if no such committee has been formed), provided that no option shall be granted with a term more than 10 years. PPI shall not grant any options which may become exercisable at a rate in excess of 20% per year from the date of such grant without the written consent of a majority of the members of the Provider Plan Committee. Options are granted in consideration for services rendered, or to be rendered, by the optionee.

    PAYMENT

    Payment of the exercise price, which shall be a price determined by the Board of Directors but not less than the fair market value price of the PPI Class A Common Stock, may be made in cash, or with the consent of the Provider Plan Committee, with a full-recourse promissory note, shares of PPI Class A Common Stock then valued at fair market value, any other property acceptable to the Provider Plan Committee, or a combination of such forms of payment.

    TRANSFERABILITY OF OPTIONS AND CESSATION OF AFFILIATION

    During the lifetime of an optionee, only that optionee or the optionee's guardian or legal representative may exercise an option. Options shall not be assigned or transferred other than by will or the laws of descent and distribution. In the event of termination of employment with an entity operating under a management contract with PPI, the option will expire within 90 days of cessation. In the event such termination of employment ceases by reason of permanent disability or death, the optionee or the optionee's personal representative would have the right to exercise the option within 12 months after the date of cessation of employment.

    TAX CONSEQUENCES AND TRANSFERABILITY OF OPTIONS

    The options available under the Provider Plan are not qualified under
Section 422 of the Code. Consequently, on the granting of the options, PPI will not be entitled to a tax deduction; on receipt the recipient will not recognize any income. On exercise the holder recognizes ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the option price; PPI is entitled to a corresponding deduction. PPI shall have the right to withhold, or require an optionee to remit, an amount needed to satisfy any applicable federal, state, local or foreign withholding tax requirements. Options granted shall be exercisable only by the optionee or the optionee's guardian or legal representative and may not be transferred other than by will or by the laws of descent and distribution.

    AMENDMENT AND TERMINATION

    The PPI Board may at any time amend, alter, suspend or discontinue the Provider Plan, provided that, with respect to outstanding options, the optionee consents to such amendment.

    CHANGES IN CAPITALIZATION

    If the stock of PPI is altered by reason of a stock split, reverse stock split, stock dividend or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, appropriate adjustments shall be made in (i) the number and class of shares of stock subject to the Provider Plan and each outstanding option and (ii) the exercise price of each outstanding option (provided that PPI shall not be required to issue fractional shares as a result of any such adjustment). Each adjustment in option rights related to an alteration in PPI stock shall be determined by the Provider Plan Committee, or if no such committee has been formed, by the PPI Board, in its discretion, which determination shall be final and binding on all persons.

    CORPORATE TRANSACTIONS

    New option rights may be substituted for options granted, or PPI's obligations as to outstanding options may be assumed, by an employer corporation other than PPI or an affiliate thereof, in connection with any merger, consolidation, acquisition, separation, reorganization, dissolution, liquidation, sale or similar transaction in which PPI is involved and which the Provider Plan Committee determines, in its absolute discretion, would materially alter the structure of PPI. If there is a successor corporation and replacement options are not granted by the successor corporation, all outstanding options shall become exercisable prior to the consummation of such transaction.

CHANGE IN CONTROL PLAN

    PURPOSE

    The Change in Control Plan was established to enable PPI and its subsidiaries and affiliates (collectively, the "PPI ERISA Parties") to provide severance benefits to eligible executive or management employees whose employment is terminated following a Change in Control of PPI ERISA Parties. It is the intent of PPI that the Change in Control Plan constitute an "employee welfare benefit plan" within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and comply with the applicable requirements of ERISA.

    DEFINITION OF CHANGE IN CONTROL

    For purposes of the Change in Control Plan, a "Change in Control" shall have occurred if any of the following occur:

        (a) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than PPI, any corporation owned, directly or indirectly, by the stockholders of PPI in substantially the same proportions as their ownership of stock in PPI, or any trustee or other fiduciary holding securities under a company employee benefit plan or such proportionately owned corporation, becomes the "beneficial owner" (as such term is defined in rule 13d-3 under the Exchange Act), directly or indirectly, of securities of PPI representing 20% or more of the combined voting power of PPI's then-outstanding securities;

        (b) during any period of not more than 24 months, individuals who at the beginning of such period constitute the PPI Board, and any new director (other than a director designated by a Person who has entered into an agreement with PPI to effect a transaction described in paragraphs (a), (c) or (d) of this subsection) whose election was approved by a vote of at least two-thirds of the directors then still in office, cease for any reason to constitute at least a majority of the PPI Board;

        (c) the stockholders of PPI approve a merger or consolidation of PPI with any other entity or corporation, other than (i) a merger or consolidation which would result in the voting securities of PPI outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of PPI or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of PPI (or similar transaction) in which no Person acquires more than 20% of the combined voting power of PPI's then-outstanding securities; or

        (d) the stockholders of PPI approve a plan of complete liquidation of PPI or an agreement for the sale or disposition by PPI of all or substantially all of its assets (or any transaction having a similar effect).

    PPI may also determine, in its discretion, that a sale of a substantial portion of its assets or one of its businesses constitutes a "Change of Control" with respect to any individual who may receive benefits under a Plan (a "Participant") if the Participant is employed in the affected operation.

    ADMINISTRATION

    The Change in Control Plan shall be administered by a committee of the PPI Board (the "Control Plan Committee") of not less than three members appointed by the PPI Board, at least two of whom must be nonphysician disinterested directors (the "Disinterested Directors") as defined under Rule 16b-3 ("Rule 16b-3") promulgated under the Exchange Act, or if no such committee has been formed, by the PPI Board.

    PARTICIPATION

    The Control Plan Committee shall designate from time to time those employees of PPI employed in an executive or management position who shall participate in the Change in Control Plan (a "Participant"). An employee who has been so designated may participate by signing an agreement with PPI (a "Participation Agreement"), which shall specify the benefits the Participant is entitled to receive should the Participant's employment terminate following a Change in Control of PPI and the terms and conditions under which those benefits will be provided.

    BENEFITS FOLLOWING A CHANGE IN CONTROL

    If a Participant's employment with PPI terminates within 24 months following a Change in Control, the Participant shall be entitled to the benefits specified in the Participation Agreement.

    NON-COMPETITION AND NON-SOLICITATION

    In consideration for the benefits provided for under a Participant's Agreement, the Participant shall agree that during the 24-month period following the Participant's date of termination (the "Severance Period") such Participant will comply with the non-competition and non-solicitation covenants set forth in the Change in Control Plan. If a Participant fails to comply with the non-competition covenant, the non-solicitation covenant or any covenant or material condition in the Participation Agreement, participation in the Change in Control Plan shall immediately terminate and the Participant shall forfeit any remaining unpaid benefits.

    FORM OF PAYMENT

    Subject to the terms of a Participant's Agreement, benefits shall be paid in equal installments according to PPI's normal payroll schedule. In the event of a Participant's death before the Participant receives all benefits to which such Participant otherwise would be entitled under the Change in Control Plan, payment shall be made to the Participant's beneficiary in installments or a lump sum, as determined by the Control Plan Committee, or if no such committee has been formed, by the PPI Board.

    OTHER EMPLOYMENT

    A Participant shall not be required to act to mitigate the amount of any payment or benefit provided for under the Change in Control Plan by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for under the Change in Control Plan be reduced by any compensation earned by the Participant as a result of other employment.

    FEES AND EXPENSES

    PPI shall pay all reasonable legal fees and related expenses (including the reasonable costs of experts, evidence and counsel), when and as incurred by a Participant, as a result of contesting or disputing any termination of employment of the Participant following a Change in Control whether or not such contest or dispute is resolved in the Participant's favor but only if the Participant was seeking in good faith to obtain or enforce any right or benefit provided by the Change in Control Plan or the Participant's Agreement.

    WITHHOLDING AND TRANSFERABILITY OF BENEFITS

    PPI shall have the right to withhold, or require a Participant to remit, an amount needed to satisfy any applicable federal, state, local or foreign withholding tax requirements. The interests of persons entitled to benefits under the Change in Control Plan are not subject to their debts or other obligations and, except as may be required by the tax withholding provisions of the Code or any state's income tax act or pursuant to an agreement between a Participant and PPI, may not be voluntarily sold, transferred, alienated, assigned or encumbered.

    AMENDMENT AND TERMINATION

    PPI has the right to amend or terminate the Change in Control Plan at any time, provided that no such amendment or termination of the Change in Control Plan shall affect the provisions of any Participant's Agreement then in force under the Change in Control Plan.

PLAN BENEFITS TO OFFICERS AND DIRECTORS

    The following chart indicates the benefits available to certain executive officers and to certain groups as a whole under the PPI Incentive Compensation
Plans:

                               NEW PLAN BENEFITS

                                          NUMBER OF OPTIONS     NUMBER OF OPTIONS UNDER    NUMBER OF OPTIONS UNDER
                                         UNDER EMPLOYEE STOCK    NON-EMPLOYEE DIRECTOR      NON-EMPLOYEE PROVIDER
NAME AND POSITION                            OPTION PLAN           STOCK OPTION PLAN          STOCK OPTION PLAN
---------------------------------------  --------------------  -------------------------  -------------------------
David M. Goldberg, M.H.A. .............
  President and Chief Executive
  Officer, Director                               50,000                  --                         --

Michael F. Bonazzola, M.D., ...........
  Senior Vice President and Chief
  Medical Officer, Director                       35,000                  --                         --

Tim E. Dupell, C.P.A. .................
  Senior Vice President and Chief
  Financial Officer, Director                     35,000                  --                         --

Jerald Erstgaard ......................
  Senior Vice President                           35,000                  --                         --

Jon Ness ..............................
  Senior Vice President                           35,000                  --                         --

Executive Group........................          190,000                  --                         --

Non-Executive Director Group...........           --                       7,500                     --

SHAREHOLDER APPROVAL AND BOARD RECOMMENDATION

    The shareholders of each Company must approve the PPI Incentive Compensation Plans. The affirmative vote of two-thirds of the outstanding shares of each of Corvallis Clinic Class A Stock and Corvallis Class B Stock, in each case as a voting group, present in person or represented by proxy at the Corvallis Clinic Special Meeting is required for Corvallis Clinic to approve the PPI Incentive Compensation Plans. The affirmative vote of a majority of the outstanding HealthFirst Class A Shares present in person or by proxy at the HealthFirst Special Meeting is required for HealthFirst to approve the PPI Incentive Compensation Plans. The affirmative vote of a majority of the outstanding shares of Medford Clinic Common Stock present in person or represented by proxy at the Medford Clinic Special Meeting is required for Medford Clinic to approve the PPI Incentive Compensation Plans. If such approvals are obtained, each PPI Incentive Compensation Plan will become effective as of the Effective Time. If, however, all of such shareholder approvals are not obtained for this Proposal, none of the PPI Incentive Compensation Plans will become effective.

    Each of the HealthFirst Board, the Corvallis Clinic Board and the Medford Clinic Board believes that it is in the best interests of their respective Companies to approve the PPI Incentive Compensation Plans, which provide a meaningful opportunity for officers, employees, non-employee directors and physicians employed by entities with which PPI has entered into a practice management agreement to acquire a substantial propriety interest in PPI and to more closely align their interests to those of other stockholders of PPI. ACCORDINGLY, THE HEALTHFIRST BOARD UNANIMOUSLY RECOMMENDS APPROVAL OF THE PPI INCENTIVE COMPENSATION PLANS PROPOSAL. THE CORVALLIS CLINIC BOARD UNANIMOUSLY RECOMMENDS APPROVAL OF THE PPI INCENTIVE COMPENSATION PLANS PROPOSAL. THE MEDFORD CLINIC BOARD UNANIMOUSLY RECOMMENDS APPROVAL OF THE PPI INCENTIVE COMPENSATION PLANS PROPOSAL.

                          FUTURE SHAREHOLDER PROPOSALS

    If the Merger is consummated, the first annual meeting of the stockholders of PPI after such consummation is expected to be held on or about May 9, 1997. Depending upon whether the Merger and New PC Distributions occur, the 1997 Annual Meeting of Shareholders of HealthFirst or HealthFirst New PC is expected to be held on or about September 8, 1997, the 1997 Annual Meeting of Shareholders of Corvallis Clinic or Corvallis Clinic New PC is expected to be held on or about March 10, 1997 and the 1997 Annual Meeting of Shareholders of Medford Clinic or Medford Clinic New PC is expected to be held on or about January 11, 1997.

    Subject to the foregoing, if any PPI stockholder intends to present a proposal at the 1997 Annual Meeting of Stockholders of PPI and wishes to have such proposal considered for inclusion in the proxy materials for such meeting, such holder must submit the proposal to the Secretary of PPI in writing so as to be received at the principal executive offices of PPI by January 9, 1997. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholders' proposals. The only shareholder proposals eligible to be considered for inclusion in the proxy materials for the 1997 Annual Meeting of Shareholders of HealthFirst or HealthFirst New PC will be those which have been duly submitted to the Secretary of HealthFirst by April 11, 1997. The only shareholder proposals eligible to be considered for inclusion in the proxy materials for the 1997 Annual Meeting of Shareholders of Corvallis Clinic or Corvallis Clinic New PC will be those which have been duly submitted to the Secretary of Corvallis Clinic by November 10, 1996. The only shareholder proposals eligible to be considered for inclusion in the proxy materials for the 1997 Annual Meeting of Shareholders of Medford Clinic will be those which have been duly submitted to the Secretary of Medford Clinic or Medford Clinic New PC by September 13, 1996.

                                    EXPERTS

    The financial statements included in this Joint Proxy Statement/Prospectus, to the extent and for the periods indicated in such financial statements, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports in respect of such financial statements and are included herein in reliance upon the authority of said firm as such experts in giving such reports.

    The PPI valuation report referenced in this Joint Proxy Statement/Prospectus has been prepared by American Appraisal Associates, Inc., and reference thereto has been included herein in reliance upon the authority of such entity as an expert in preparing such reports.

                                 LEGAL MATTERS

    The validity of shares of PPI Class A Common Stock to be issued in connection with the Merger has been passed upon for PPI by McDermott, Will & Emery and the validity of shares of Common Stock, no par value of HealthFirst New PC, Common Stock, no par value of Corvallis Clinic New PC and Common Stock, no par value of Medford Clinic New PC to be distributed as dividends in the New PC Distributions has been passed upon by Peter F. Stoloff, P.C. McDermott, Will & Emery has also issued legal opinions to HealthFirst, Corvallis Clinic and Medford Clinic regarding certain federal income tax matters. Douglas Mancino is a partner of McDermott, Will & Emery, a member of the PPI Board and holder of PPI Class A Common Stock which, at the Effective Time, will represent less than one percent of the outstanding PPI Class A Common Stock.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                 PAGE
                                                                                                 -----
  I.    PHYSICIAN PARTNERS, INC.:
        Report of Independent Public Accountants.............................................      F-1
        Balance Sheets as of September 30, 1996..............................................      F-2
        Statement of Operations for the period from inception (June 20, 1996) to September
          30, 1996...........................................................................      F-3
        Statement of Stockholders' Equity for the period from inception (June 20, 1996) to
          June 30, 1996 and September 30, 1996...............................................      F-4
        Statement of Cash Flows for the period from inception (June 20, 1996) to September
          30, 1996...........................................................................      F-5
        Notes to Financial Statements........................................................      F-6

 II.    PHYSICIAN PARTNERS, INC.--PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED):
        Unaudited Pro Forma Condensed Balance Sheet as of September 30, 1996.................      F-9
        Unaudited Pro Forma Condensed Statements of Operations for the nine months ended
          September 30, 1996.................................................................     F-10
        Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31,
          1995...............................................................................     F-11
        Notes to Unaudited Pro Forma Condensed Financial Statements..........................     F-13

III.    PHYSICIAN PARTNERS HEALTHFIRST, P.C.
        Report of Independent Accountants....................................................     F-15
        Balance Sheet as of September 30, 1996...............................................     F-16
        Notes to Financial Statements........................................................     F-17

 IV.    PHYSICIAN PARTNERS CORVALLIS, P.C.
        Report of Independent Accountants....................................................     F-18
        Balance Sheet as of September 30, 1996...............................................     F-19
        Notes to Financial Statements........................................................     F-20

  V.    PHYSICIAN PARTNERS MEDFORD, P.C.
        Report of Independent Accountants....................................................     F-21
        Balance Sheet as of September 30, 1996...............................................     F-22
        Notes to Financial Statements........................................................     F-23

 VI.    THE NEW PCS--PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED):
        HealthFirst New PC Pro Forma Condensed Balance Sheet as of September 30, 1996........     F-26
        HealthFirst New PC Pro Forma Statements of Operations................................     F-27
        Corvallis Clinic New PC Pro Forma Condensed Balance Sheet as of September 30, 1996...     F-28
        Corvallis Clinic New PC Pro Forma Condensed Statements of Operations.................     F-29
        Medford Clinic New PC Pro Forma Condensed Balance Sheet as of September 30, 1996.....     F-30
        Medford Clinic New PC Pro Forma Statements of Operations.............................     F-31
        The New PCs Notes to Unaudited Pro Forma Condensed Financial Statements..............     F-32

VII.    HEALTHFIRST MEDICAL GROUP, P.C.:
        HEALTHFIRST MEDICAL GROUP, P.C.:
        Report of Independent Public Accountants.............................................     F-35
        Balance Sheets as of December 31, 1994 and 1995 and September 30, 1996...............     F-36
        Statements of Operations for the three years ended December 31, 1995 and the nine
          months ended September 30, 1995 and 1996...........................................     F-38
        Statements of Stockholders' Equity for the three years ended December 31, 1995 and
          the nine months ended September 30, 1996...........................................     F-39

                                                                                                 PAGE
                                                                                                 -----
        Statements of Cash Flows for the three years ended December 31, 1995 and the nine
          months ended September 30, 1995 and 1996...........................................     F-40
        Notes to Financial Statements........................................................     F-42

        HEALTHFIRST MEDICAL GROUP, P.C.--ACQUISITION
          (THE SUBURBAN MEDICAL CLINIC, INC.):
        Report of Independent Public Accountants.............................................     F-56
        Balance Sheets as of December 31, 1994 and 1995......................................     F-57
        Statements of Operations for the three years ended December 31, 1995 and the nine
          months ended September 30, 1995....................................................     F-58
        Statements of Stockholders' Equity for the years ended December 31, 1993, 1994 and
          1995...............................................................................     F-59
        Statements of Cash Flows for the three years ended December 31, 1995 and the nine
          months ended September 30, 1995....................................................     F-60
        Notes to Financial Statements........................................................     F-61

VIII.   THE CORVALLIS CLINIC, P.C.:
        THE CORVALLIS CLINIC, P.C.
        Report of Independent Public Accountants.............................................     F-72
        Balance Sheets as of November 30, 1994 and 1995 and September 30, 1996...............     F-73
        Statements of Operations for the three years ended November 30, 1995 and the ten
          months ended September 30, 1995 and 1996...........................................     F-74
        Statements of Accumulated Deficit for the three years ended November 30, 1995 and the
          ten months ended September 30, 1996................................................     F-75
        Statements of Cash Flows for the three years ended November 30, 1995 and the ten
          months ended September 30, 1995 and 1996...........................................     F-76
        Notes to Financial Statements........................................................     F-77

        THE CORVALLIS CLINIC, P.C.--SIGNIFICANT INVESTMENT
          INTEREST (CORVALLIS MRI):
        Report of Independent Public Accountants.............................................     F-92
        Balance Sheets as of December 31, 1994 and 1995 and September 30, 1996...............     F-93
        Statements of Operations for the three years ended December 31, 1995 and the nine
          months ended September 30, 1995 and 1996...........................................     F-94
        Statements of Partners' Equity for the three years ended December 31, 1995 and the
          nine months ended September 30, 1996...............................................     F-95
        Statements of Cash Flows for the three years ended December 31, 1995 and the nine
          months ended September 30, 1995 and 1996...........................................     F-96
        Notes to Financial Statements........................................................     F-97

 IX.    MEDFORD CLINIC, P.C.:
        Report of Independent Public Accountants.............................................    F-101
        Balance Sheets as of December 31, 1994 and 1995 and September 30, 1996...............    F-102
        Statements of Operations for the three years ended December 31, 1995 and the nine
          months ended September 30, 1995 and 1996...........................................    F-103
        Statements of Stockholders' Equity for the three years ended December 31, 1995 and
          the nine months ended September 30, 1996...........................................    F-104
        Statements of Cash Flows for the three years ended December 31, 1995 and the nine
          months ended September 30, 1995 and 1996...........................................    F-105
        Notes to Financial Statements........................................................    F-107

                                                                                                 PAGE
                                                                                                 -----
  X.    SUPPLEMENTARY SCHEDULES:
        SCHEDULES OF CHANGES IN THE ALLOWANCES FOR CONTRACTUAL DISCOUNTS AND UNCOLLECTIBLE
          ACCOUNTS
        Report of Independent Public Accountants.............................................    F-117
        HealthFirst Medical Group, P.C.......................................................    F-118
        The Suburban Medical Clinic, Inc.....................................................    F-119
        The Corvallis Clinic, P.C............................................................    F-120
        Corvallis MRI........................................................................    F-121
        Medford Clinic, P.C..................................................................    F-122

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Physician Partners, Inc.:

    We have audited the accompanying balance sheet of Physician Partners, Inc. (a Delaware corporation) as of September 30, 1996, and the related statements of operations, stockholders' equity and cash flows for the period from inception to September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Physician Partners, Inc. as of September 30, 1996, and the results of its operations and its cash flows for the period from inception to September 30, 1996 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Portland, Oregon,
November 22, 1996

                            PHYSICIAN PARTNERS, INC.

                       BALANCE SHEET--SEPTEMBER 30, 1996

                                     ASSETS

ASSETS:
  Cash......................................................................   $      3,000
                                                                              --------------
    Total assets............................................................   $      3,000
                                                                              --------------
                                                                              --------------

                            LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES.................................................................   $    --

STOCKHOLDERS' EQUITY:
  Preferred stock--$0.01 par value; 50,000,000 shares authorized; no shares
    issued or outstanding...................................................        --

  Common stock--
    Class A--Voting; $0.01 par value; 20,000,000 shares authorized; 3,000
      shares issued and outstanding.........................................             30
    Class B--Voting; $0.01 par value; 30,000,000 shares authorized; no
      shares issued or outstanding..........................................        --
  Additional paid in capital................................................      2,724,135
  Accumulated deficit.......................................................     (2,721,165)
                                                                              --------------
    Total stockholders' equity..............................................          3,000
                                                                              --------------
    Total liabilities and stockholders' equity..............................   $      3,000
                                                                              --------------
                                                                              --------------

       The accompanying notes are an integral part of this balance sheet.

                            PHYSICIAN PARTNERS, INC.

                            STATEMENTS OF OPERATIONS

      FOR THE PERIOD FROM INCEPTION (JUNE 20, 1996) TO SEPTEMBER 30, 1996

REVENUES....................................................................   $    --
                                                                              --------------
REORGANIZATION COSTS........................................................      2,721,165
                                                                              --------------
  Operating loss............................................................     (2,721,165)
OTHER INCOME (EXPENSE)......................................................        --
                                                                              --------------
  Net loss before income taxes..............................................     (2,721,165)
                                                                              --------------
INCOME TAX BENEFIT..........................................................        --
                                                                              --------------
NET LOSS....................................................................   $ (2,721,165)
                                                                              --------------
                                                                              --------------
LOSS PER SHARE..............................................................   $        907
                                                                              --------------
                                                                              --------------
NUMBER OF SHARES USED IN LOSS PER SHARE CALCULATION.........................          3,000
                                                                              --------------
                                                                              --------------

        The accompanying notes are an integral part of these statements.

                            PHYSICIAN PARTNERS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                               CLASS A
                                             COMMON STOCK
                                       ------------------------
                                                                 ADDITIONAL
                                         NUMBER                    PAID IN    ACCUMULATED
                                        OF SHARES     AMOUNT       CAPITAL     DEFICIT      TOTAL
                                       -----------  -----------  -----------  ----------  ----------
BALANCE, June 20, 1996 (inception)...      --        $  --        $  --       $   --      $   --
  Issuance of common stock...........       3,000           30        2,970       --           3,000
  Reorganization costs incurred by
    Founding Clinics.................      --           --        2,721,165       --       2,721,165
  Net loss...........................      --           --           --       (2,721,165) (2,721,165)
                                            -----        -----   -----------  ----------  ----------
BALANCE, September 30, 1996..........       3,000    $      30    $2,724,135  $(2,721,165) $    3,000
                                            -----        -----   -----------  ----------  ----------
                                            -----        -----   -----------  ----------  ----------

         The accompanying notes are an integral part of this statement.

                            PHYSICIAN PARTNERS, INC.

                            STATEMENTS OF CASH FLOWS

      FOR THE PERIOD FROM INCEPTION (JUNE 20, 1996) TO SEPTEMBER 30, 1996

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................................   $ (2,721,165)
  Reorganization costs incurred by Founding Clinics.........................      2,721,165
                                                                              --------------
  Net cash from operating activities........................................        --
CASH FLOWS FROM INVESTING ACTIVITIES........................................        --
                                                                              --------------
  Net cash from investing activities........................................        --
                                                                              --------------
CASH FLOWS FROM FINANCING ACTIVITIES........................................        --
                                                                              --------------
  Proceeds from payments of stock subscriptions receivable..................          3,000

  Net cash from financing activities........................................          3,000
                                                                              --------------
NET CHANGE IN CASH..........................................................          3,000
CASH, beginning of period...................................................        --
                                                                              --------------
CASH, end of period.........................................................   $      3,000
                                                                              --------------
                                                                              --------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest....................................................   $    --
  Cash paid for income taxes................................................        --
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
  Stock subscriptions receivable issued for common stock....................   $    --

        The accompanying notes are an integral part of these statements.

                            PHYSICIAN PARTNERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

    Physician Partners, Inc. (PPI), is a Delaware corporation formed on June 20, 1996 for the purpose of effecting a reorganization transaction between PPI and HealthFirst Medical Group, PC., The Corvallis Clinic, PC. and The Medford Clinic, PC., (collectively, The Founding Clinics). On July 29, 1996, the Board of Directors of each party approved the reorganization plan described in Note 1 subject to the approval of the stockholders of the three Founding Clinics.

    This transaction would result in a separation of operations of the three Founding Clinics between medical professional services activities (i.e., providers of medical services) and the physician practice management activities of the business. The professional services activities would be spun off into newly formed professional corporations (New PCs). The physician practice management business, along with substantially all of the assets and liabilities of the three Founding Clinics, i.e., accounts receivable, property, plant, equipment, contracts, payables, accruals and debt, would be transferred to PPI. When the transaction becomes effective, the stockholders of the existing Founding Clinics will become the original stockholders of PPI.

    An integral part of the reorganization is a 40-year management agreement whereby PPI would provide physician practice management services to the New PCs. Services to be provided would include management and administrative services, capital resources, facilities, equipment and supplies.

    As consideration, PPI would be entitled to (a) reimbursement of all managerial costs and expenses (Manager's Expenses) incurred by PPI and (b) a management fee equal to 16 percent of the Distributable Profit Amount (defined as (i) gross revenues, booked on an accrual basis, less contractual allowances and bad debts, received by PPI or the New PCs relating to services provided by the New PCs less (ii) Manager's Expense).

    The New PCs would be responsible for providing medical services and the related costs for provider compensation and benefits.

2. REORGANIZATION COSTS:

    The Founding Clinics have incurred costs of $2,721,165 related to the reorganization transaction through September 30, 1996. These costs have been treated as expenses in the accompanying financial statements with a contra credit to paid-in capital.

    Costs to be incurred between September 30, 1996 and the effective date of the reorganization transaction are estimated to be approximately $0.8 million and will be accounted for in the PPI financial statements in the same manner as the costs incurred to date.

3. LOSS PER SHARE:

    The loss per share was computed by dividing net losses by the weighted average number of common shares outstanding during the period.

4. EMPLOYMENT AGREEMENTS

    In anticipation of the consummation of the reorganization transaction, various individuals have entered into Employment Agreements with PPI which provide for base compensation, incentive bonuses, stock options and restricted stock awards, termination benefits and, in certain cases, severance compensation in the event the transaction is not consummated prior to January 31, 1997. The stock options will be

                            PHYSICIAN PARTNERS, INC.

4. EMPLOYMENT AGREEMENTS (CONTINUED)
granted when the reorganization and merger become effective. The restricted stock awards will be granted during the third quarter of 1996. A summary of these Employment Agreements follows:

        Restricted stock awards aggregating 108,000 shares of PPI Class A common stock would be granted. One-third of the shares will vest at the first, second and third anniversaries of the effective date of the merger. Shares issued will be recorded at their fair market value on the date of grant with a corresponding charge to stockholders' equity representing the unearned portion of the awards. The unearned portion will be amortized as compensation expense on a straight-line basis over the related vesting period.

        Stock options would be granted for 225,000 shares of PPI Class A common stock. The exercise price will be the fair market value of the shares at the date of grant. These options will vest and become exercisable at a rate of 20 percent on each anniversary date of the grant.

        In the event the merger fails to occur on or before January 31, 1997, PPI would be obligated to pay severance costs to certain of these individuals in an aggregate amount of $475,000 to $640,000. Other termination benefits would also be required such as health and disability insurance and indemnification of any losses related to the executives' primary residences.

    The obligations of PPI under certain of these agreements are guaranteed by the three Founding Clinics.

5. STOCK OPTION PLANS

    The reorganization plan will include a proposal to establish various stock option plans for PPI employees and directors, as well as providers employed by the New PCs. These plans would reserve a total of 2,500,000 options for PPI Class A common stock. This includes the options for the 225,000 shares covered by the Employment Agreements discussed above.

6. LEASE COMMITMENTS

    On August 28, 1996, the Company entered into a seven year lease for office space. Future minimum rental payments under this lease are as follows:

1996......................................................  $  21,953
1997......................................................     87,810
1998......................................................     87,810
1999......................................................     87,810
2000......................................................     87,810
Thereafter................................................    241,477
                                                            ---------
  Total...................................................  $ 614,670
                                                            ---------
                                                            ---------

7. SUBSEQUENT EVENTS

    Subsequent to September 30, 1996 an additional 27,000 shares were issued to a director of the Company.

                            PHYSICIAN PARTNERS, INC.

                    PRO FORMA CONDENSED FINANCIAL STATEMENTS

                                  (UNAUDITED)

    As explained elsewhere in this Joint Proxy Statement/Prospectus, the PC Reorganization Transactions would result in a division of the current businesses of HealthFirst Medical Group, P.C., The Corvallis Clinic, P.C. and Medford Clinic, P.C.

    Various business support functions along with substantially all of the assets and liabilities of the three existing Companies would be transferred to PPI in exchange for PPI Class A Common Stock. Under accounting rules prescribed by the staff of the Securities and Exchange Commission in SAB 48, when a company acquires assets from promoters and shareholders in exchange for stock just prior to, or at the time of, its first public offering, such assets should generally be recorded at the cost to each such promoter or shareholder. Each of the three existing Companies is involved as a promoter of the Merger and the related first-time public registration of stock of PPI. Accordingly, the assets and liabilities to be transferred from the Companies to PPI in connection with the merger transactions will be recorded on the PPI balance sheet in the same amounts as reflected on the balance sheets of the Companies at the effective date of the merger and the PPI stock will be valued at the historic cost of the net assets to be transferred.

    The medical practice (i.e., physicians and medical service staff) would be "spun off" to New PCs. The New PCs would then enter into Management Agreements with PPI for various management, finance and administrative support services. PPI revenues under the Management Agreements would include (a) reimbursement of all Manager's Expenses plus (b) a management fee equal to 16% of the Distributable Profit Amount of the New PCs. "Distributable Profit Amount" is defined as (i) New PC gross revenues, booked on an accrual basis, less specified contractual discounts and bad debts, relating to services provided by the New PCs, less (ii) Manager's Expenses.

    The amount available for provider compensation and benefits will be directly effected by the amount of the management fee to be paid to PPI. Although the impact can not be determined at this time, the amount available for Provider Compensation and Benefits may also be effected by synergies resulting from the Merger and management's ability to reduce costs or enhance revenues.

    The pro forma financial statements include the unaudited pro forma condensed balance sheet of PPI as of September 30, 1996 and the unaudited pro forma condensed statements of operations of PPI for the year ended December 31, 1995 and for the nine months ended September 30, 1996.

    The unaudited condensed pro forma financial statements illustrate the balance sheet of PPI as if the PC Reorganization Transactions and the Merger had occurred on September 30, 1996. The unaudited condensed pro forma statements of operations illustrate the operating results of PPI for the periods presented as if the PC Reorganization Transactions and the Merger had occurred and the Management Agreements were in effect throughout the periods presented.

    The unaudited condensed pro forma financial statements have been prepared by PPI based on the historical financial statements of PPI and the Companies and their predecessors included elsewhere in this Joint Proxy Statement/Prospectus and assumptions deemed appropriate by PPI. These unaudited condensed pro forma financial statements may not be indicative of actual results if the transactions contemplated by the Reorganization and Merger Agreement had occurred on the dates indicated or which may be realized in the future. No proforma adjustments for the potential positive impact on the management fee of higher revenues or anticipated cost reductions related to operations of the New PCs have been reflected as they are not factually supportable at the present time.

                            PHYSICIAN PARTNERS, INC.

                       PRO FORMA CONDENSED BALANCE SHEET

                               SEPTEMBER 30, 1996

                             (THOUSANDS OF DOLLARS)

                                  (UNAUDITED)

                                                        PPI        HEALTHFIRST       CORVALLIS
                                                     ---------    -------------    -------------
CURRENT ASSETS:
  Cash and short-term investments.................   $       3    $      1,195     $          72
  Accounts receivable--
    Gross accounts receivable.....................      --               9,500             8,555
    Reserves......................................      --               1,970             2,353
                                                     ---------    -------------    -------------
      Receivable, net.............................      --               7,530             6,202
  Other current assets............................      --                 859               646
                                                     ---------    -------------    -------------
      Total current assets........................           3           9,584             6,920
PROPERTY, PLANT AND EQUIPMENT:
  Gross property..................................      --              25,500            28,035
  Accumulated depreciation........................      --               5,523             8,811
                                                     ---------    -------------    -------------
      Property, plant and equipment, net..........      --              19,977            19,224
  Other noncurrent assets.........................      --                 307               750
                                                     ---------    -------------    -------------
      Total assets................................   $       3    $     29,868     $      26,894
                                                     ---------    -------------    -------------
                                                     ---------    -------------    -------------
CURRENT LIABILITIES:
  Accounts and notes payable......................   $  --        $      2,711     $       3,313
  Other current liabilities.......................      --              13,068             4,541
                                                     ---------    -------------    -------------
      Total current liabilities...................      --              15,779             7,854
LONG-TERM DEBT, net of current portion............      --               3,911             1,549
CAPITAL AND DIRECT FINANCING LEASE OBLIGATIONS,
  net of current portion..........................      --               4,167            14,026
OTHER LONG-TERM LIABILITIES.......................      --               4,034             2,028
REDEEMABLE STOCK..................................      --             --                  6,744
STOCKHOLDERS' EQUITY:
  Common stock....................................      --                 570          --
  Additional paid-in capital......................       2,724             122          --
  Retained earnings (deficit).....................      (2,721)          1,285            (5,307)
                                                     ---------    -------------    -------------
      Total liabilities and equity................   $       3    $     29,868     $      26,894
                                                     ---------    -------------    -------------
                                                     ---------    -------------    -------------

                                                        MEDFORD        ADJUSTMENTS     PPI PRO FORMA
                                                     -------------    -------------    -------------
CURRENT ASSETS:
  Cash and short-term investments.................   $         878    $    --          $      2,148
  Accounts receivable--
    Gross accounts receivable.....................          10,872         --                28,927
    Reserves......................................           3,316         --                 7,639
                                                     -------------          ------     -------------
      Receivable, net.............................           7,556         --                21,288
  Other current assets............................           1,801         --                 3,306
                                                     -------------          ------     -------------
      Total current assets........................          10,235         --                26,742
PROPERTY, PLANT AND EQUIPMENT:
  Gross property..................................          10,881         --                64,416
  Accumulated depreciation........................           5,275         --                19,609
                                                     -------------          ------     -------------
      Property, plant and equipment, net..........           5,606         --                44,807
  Other noncurrent assets.........................             321         --                 1,378
                                                     -------------          ------     -------------
      Total assets................................   $      16,162    $    --          $     72,927
                                                     -------------          ------     -------------
                                                     -------------          ------     -------------
CURRENT LIABILITIES:
  Accounts and notes payable......................   $       1,363    $    --          $      7,387
  Other current liabilities.......................           7,044         --                24,653
                                                     -------------          ------     -------------
      Total current liabilities...................           8,407         --                32,040
LONG-TERM DEBT, net of current portion............           4,184         --                 9,644
CAPITAL AND DIRECT FINANCING LEASE OBLIGATIONS,
  net of current portion..........................        --               --                18,193
OTHER LONG-TERM LIABILITIES.......................           1,215         --                 7,277
REDEEMABLE STOCK..................................        --                (6,744)(A)      --
STOCKHOLDERS' EQUITY:
  Common stock....................................               1            (506)(A)           65
  Additional paid-in capital......................        --                 5,583(A)         8,429
  Retained earnings (deficit).....................           2,355           1,667(A)        (2,721)
                                                     -------------          ------     -------------
      Total liabilities and equity................   $      16,162    $    --          $     72,927
                                                     -------------          ------     -------------
                                                     -------------          ------     -------------

 See accompanying notes to unaudited pro forma condensed financial statements.

                            PHYSICIAN PARTNERS, INC.

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1996

                             (THOUSANDS OF DOLLARS)

                                  (UNAUDITED)

                                                PPI        HEALTHFIRST       SUBURBAN         CORVALLIS
                                             ---------    -------------    -------------    -------------
                                                                               (HH)
NET REVENUES..............................   $  --        $     42,689     $      1,232     $     34,088
  Less--Provider compensation and
    benefits..............................      --              17,352              373            8,247
                                             ---------    -------------          ------     -------------
      Net revenues less provider
        compensation and benefits.........      --              25,337              859           25,841
TOTAL OPERATING EXPENSES..................      --              32,440            1,036           24,928
OTHER (INCOME) EXPENSES...................      --                (192)             (11)             840
REORGANIZATION COSTS......................       2,721         --               --               --
                                             ---------    -------------          ------     -------------
      Income (loss) before income taxes...      (2,721)         (6,911)            (166)              73
INCOME TAX (BENEFIT) EXPENSE..............      --              (2,272)         --               --
                                             ---------    -------------          ------     -------------
      Net income (loss)...................   $  (2,721)   $     (4,639)    $       (166)    $         73
                                             ---------    -------------          ------     -------------
                                             ---------    -------------          ------     -------------

                                                MEDFORD         SUBTOTAL        ADJUSTMENTS       PPI PRO FORMA
                                             -------------    -------------    -------------      -------------
                                                                                   (II)
NET REVENUES..............................   $     30,268     $     108,277    $   (108,277)(AA)  $     85,512
                                                                                     85,512(BB)
  Less--Provider compensation and
    benefits..............................          8,553            34,525         (34,525) (CC)      --
                                             -------------    -------------    -------------      -------------
      Net revenues less provider
        compensation and benefits.........         21,715            73,752          11,760             85,512
TOTAL OPERATING EXPENSES..................         21,893            80,297         --                  80,297
OTHER (INCOME) EXPENSES...................            242               879           1,200(DD)          2,079
REORGANIZATION COSTS......................        --                  2,721          (2,721)(EE)       --
                                             -------------    -------------    -------------      -------------
      Income (loss) before income taxes...           (420)          (10,145)         13,281              3,136
                                                                                      1,254(FF)
INCOME TAX (BENEFIT) EXPENSE..............           (246)           (2,518)          2,518(GG)          1,254
                                             -------------    -------------    -------------      -------------
      Net income (loss)...................   $       (174)    $      (7,627)   $      9,509       $      1,882
                                             -------------    -------------    -------------      -------------
                                             -------------    -------------    -------------      -------------

 See accompanying notes to unaudited pro forma condensed financial statements.

                            PHYSICIAN PARTNERS, INC.

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1995

                             (THOUSANDS OF DOLLARS)

                                  (UNAUDITED)

                                                PPI        HEALTHFIRST       SUBURBAN         CORVALLIS
                                             ---------    -------------    -------------    -------------
                                                                               (HH)
NET REVENUES..............................   $  --        $     37,652     $     15,418     $     39,174
  Less--Provider compensation and
    benefits..............................      --               9,530            3,916           13,209
                                             ---------    -------------    -------------    -------------
      Net revenues less provider
        compensation and benefits.........      --              28,122           11,502           25,965
TOTAL OPERATING EXPENSES..................      --              27,593           12,770           27,779
OTHER (INCOME) EXPENSES...................      --                  29              185              293
                                             ---------    -------------    -------------    -------------
      Income (loss) before income taxes...      --                 500           (1,453)          (2,107)
INCOME TAX (BENEFIT) EXPENSE..............      --                 208             (610)         --
                                             ---------    -------------    -------------    -------------
      Net income (loss)...................   $  --        $        292     $       (843)    $     (2,107)
                                             ---------    -------------    -------------    -------------
                                             ---------    -------------    -------------    -------------

                                                MEDFORD         SUBTOTAL        ADJUSTMENTS       PPI PRO FORMA
                                             -------------    -------------    -------------      -------------
                                                                                   (II)
NET REVENUES..............................   $     38,966     $     131,210    $   (131,210)(AA)  $    101,059
                                                                                    101,059(BB)
  Less--Provider compensation and
    benefits..............................         11,239            37,894         (37,894)(CC)       --
                                             -------------    -------------    -------------      -------------
      Net revenues less provider
        compensation and benefits.........         27,727            93,316           7,743            101,059
TOTAL OPERATING EXPENSES..................         26,277            94,419         --                  94,419
OTHER (INCOME) EXPENSES...................            390               897           1,600(DD)          2,497
                                             -------------    -------------    -------------      -------------
      Income (loss) before income taxes...          1,060            (2,000)          6,143              4,143
                                                                                      1,657(FF)
INCOME TAX (BENEFIT) EXPENSE..............            408                 6              (6)(GG)         1,657
                                             -------------    -------------    -------------      -------------
      Net income (loss)...................   $        652     $      (2,006)   $      4,492       $      2,486
                                             -------------    -------------    -------------      -------------
                                             -------------    -------------    -------------      -------------

 See accompanying notes to unaudited pro forma condensed financial statements.

                            PHYSICIAN PARTNERS, INC.

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

    BASIS OF PRESENTATION

    The pro forma condensed balance sheet has been presented as if the proposed reorganization transaction had taken place on September 30, 1996.

    The pro forma condensed statements of operations have been presented as if the proposed reorganization had taken place and that the proposed Management Agreement was in effect throughout the periods presented.

    ADJUSTMENTS TO PRO FORMA BALANCE SHEET

    Under accounting rules prescribed by the staff of the Securities and Exchange Commission in SAB 48, when a company acquires assets from promoters and shareholders in exchange for stock just prior to, or at the time of, its first public offering, such assets should generally be recorded at the cost to each such promoter or shareholder. Each of the three existing Companies is involved as a promoter of the Merger and the related first-time public registration of stock of PPI. Accordingly, the assets and liabilities to be transferred from the Companies to PPI in connection with the merger transactions will be recorded on the PPI balance sheet in the same amounts as reflected on the balance sheets of the Companies at the effective date of the merger and the PPI stock will be valued at the historic cost of the net assets to be transferred.

(A) The adjustments reflect the effect of the PC Reorganization Transactions on the shareholders' equity accounts which includes the issuance of 7,463,250 shares of PPI common stock in exchange for all classes of the stock of the Companies. These PPI shares will be recorded at par value of $.01 per share and all of the remaining balances in the Companies capital accounts will be reflected as paid-in-capital.

    ADJUSTMENTS TO PRO FORMA STATEMENTS OF OPERATIONS

    The unaudited condensed pro forma statements of operations reflect the following adjustments:

(AA) The pro forma presentation includes the historic revenues of the Companies from providing medical services. These revenues have been eliminated from PPI pro forma revenues because they will be retained by the New PCs.

                            PHYSICIAN PARTNERS, INC.

(BB) Represents the pro forma PPI management services revenues as calculated under the terms of the proposed New PC Management Agreement as applied to the historical operating results of the Companies.

                                                               (THOUSANDS OF DOLLARS)
                                                        NINE MONTHS ENDED      YEAR ENDED
                                                        SEPTEMBER 30, 1996  DECEMBER 31, 1995
                                                        ------------------  -----------------
Reimbursement of Manager's Expenses incurred under the
  terms of the New PC Management Agreement (includes
  operating and other expenses).......................      $   81,176         $    95,316
Management fee as computed under the terms of the New
  PC Management Agreement (16% of New PC revenues less
  the amount of the Manager's Expenses to be
  reimbursed by the New PCs)..........................           4,336               5,743
                                                               -------            --------
                                                            $   85,512         $   101,059
                                                               -------            --------
                                                               -------            --------

(CC) Eliminates the previously recorded Provider Compensation and Benefits of the Companies. Under the terms of the Merger and the PC Reorganization Transactions, the medical practice of each Company would be spun off to the New PCs. The New PCs would be responsible for the costs related to Provider Compensation and Benefits.

      The amount available for Provider Compensation and Benefits will be directly affected by the amount of the management fee to be paid to PPI. If the New PC Management Agreement has been in effect during the periods presented below, the amount available for Provider Compensation and Benefits would have been reduced by the amount of the management fee as follows:

                                                                (THOUSANDS OF DOLLARS)
                                                 HEALTHFIRST*    CORVALLIS     MEDFORD     COMBINED
                                                 -------------  -----------  -----------  -----------
1993...........................................    $   1,844     $   1,450    $   1,142    $   4,436
                                                      ------    -----------  -----------  -----------
                                                      ------    -----------  -----------  -----------
1994...........................................    $   2,542     $   1,992    $   1,532    $   6,066
                                                      ------    -----------  -----------  -----------
                                                      ------    -----------  -----------  -----------
1995...........................................    $   1,999     $   1,776    $   1,968    $   5,743
                                                      ------    -----------  -----------  -----------
                                                      ------    -----------  -----------  -----------
Nine months ended September 30, 1996...........    $   1,704     $   1,331    $   1,301    $   4,336
                                                      ------    -----------  -----------  -----------
                                                      ------    -----------  -----------  -----------

       *   Includes Suburban for period prior to acquisition by HealthFirst.

           Although the impact cannot be determined at this time, the amount available for Provider Compensation and Benefits may also be positively effected by synergies from the Merger and management's ability to reduce costs or enhance revenues.

      In the periods presented in the pro forma, HealthFirst, Medford and Corvallis Clinic recorded Provider Compensation and Benefits expense in excess of amounts available from current operating profits. In the case of HealthFirst, most of this excess is related to costs associated with a bonus compensation plan which is to be paid out over a period of eight years. Payments to date have been funded from operations. The remaining obligation at the Effective Time will be transferred to PPI. The excess compensation expense for Corvallis Clinic of $1.3 million and $2.1 million for 1994 and 1995, respectively, was funded by operating cash flows in 1994 and by bank borrowings in 1995 which will be transferred to PPI at the Effective Time. The excess Provider Compensation and

                            PHYSICIAN PARTNERS, INC.

     Benefits expense for Medford Clinic of $174,000 for the nine months ended
      September 30, 1996 was funded by operating cash flows. In the future, the Management Agreement does not provide for, nor do the Companies intend to pay, Provider Compensation and Benefits in excess of amounts generated from operations on an annual basis.

(DD) This represents the corporate overhead expenses of PPI which are currently estimated to be approximately $1.6 million in its initial year of operations. These estimates are supported by employment agreements with management personnel, a lease agreement for corporate office space, compensation expense related to restricted stock awards and budgeted amounts for other corporate overhead costs expected to be incurred. Based on the nature of these costs, they would not be reimbursable Manager's Expenses under the terms of the New PC Management Agreement.

(EE) Eliminates the impact on operations of nonrecurring costs incurred in connection with the PC Reorganization Transactions. Substantially all of these costs are related to services from accountants, attorneys and other consultants to provide legal documents, accounting and other information required for the Merger and PC Reorganization Transactions. Additional reorganization and Merger costs of approximately $0.8 million are expected to be incurred between September 30, 1996 and the Effective Time of the Merger. Such costs have not been reflected in the pro forma financial statements.

(FF) The pro forma income taxes of PPI at an estimated 40% combined federal and state tax rate.

(GG) Represents the elimination of previously recorded income tax provision (benefit) of the participating clinics.

(HH) Suburban was acquired by HealthFirst on February 1, 1996 in a purchase transaction. Accordingly, Suburban's operating results subsequent to the purchase date are included with HealthFirst. Suburban's revenues and expenses prior to that date are shown in the Suburban column.

      A reconciliation between the pro forma statements of operations and pro forma results disclosed in Note 12 to the HealthFirst financial statements follows:

                                                                               NINE MONTHS
                                                            YEAR ENDED            ENDED
                                                         DECEMBER 31, 1995  SEPTEMBER 30, 1996
                                                         -----------------  ------------------
Net revenues less provider compensation and benefits--
  Per pro forma statement of operations:
    HealthFirst........................................      $  28,122          $   25,337
    Suburban...........................................         11,502                 859
                                                               -------             -------
  Per Note 12..........................................      $  39,624          $   26,196
                                                               -------             -------
                                                               -------             -------

(II) No pro forma adjustments for the potential positive impact on the management fee of higher revenues or anticipated cost reductions related to operations of the New PCs have been reflected as they are not factually supportable at the present time.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of

Physician Partners HealthFirst, P.C.

    We have audited the accompanying balance sheet of Physician Partners HealthFirst, P.C. (an Oregon professional corporation) as of September 30, 1996. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Physician Partners HealthFirst, P.C. as of September 30, 1996 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Portland, Oregon
January 2, 1997

                      PHYSICIAN PARTNERS HEALTHFIRST, P.C.

                     BALANCE SHEET AS OF SEPTEMBER 30, 1996

                                     ASSETS

STOCK SUBSCRIPTION RECEIVABLE........................................................  $       1
                                                                                       ---------

      Total assets...................................................................  $       1
                                                                                       ---------
                                                                                       ---------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES..........................................................................  $  --

STOCKHOLDERS' EQUITY:................................................................

  Common stock voting; no par value; 1,000,000 shares authorized;
    92 shares issued and outstanding.................................................          1
                                                                                       ---------

      Total liabilities and stockholder's equity.....................................  $       1
                                                                                       ---------
                                                                                       ---------

         The accompanying notes are an integral part of this statement.

                      PHYSICIAN PARTNERS HEALTHFIRST, P.C.

                          NOTES TO FINANCIAL STATEMENT

1.  BUSINESS AND ORGANIZATION:

    Physician Partners HealthFirst, P.C. is an Oregon professional corporation which was incorporated on September 18, 1996 by its sole shareholder, HealthFirst Medical Group, P.C., for the purpose of effecting a reorganization transaction among Physician Partners, Inc. (PPI), the New PCs and HealthFirst Medical Group, P.C., the Corvallis Clinic, P.C. and Medford Clinic, P.C. (collectively, the Founding Clinics).

    This transaction would result in a separation of operations of the three Founding Clinics between medical professional services activities (i.e., providers of medical services) and the physician practice management activities of the business. The professional services activities would be spun off into newly formed professional corporation (New PCs). The physician practice management business, along with substantially all of the assets and liabilities of the three Founding Clinics, i.e., accounts receivable, property, plant, equipment, contracts, payables, accruals and debt, would be transferred to PPI. The New PCs would be responsible for providing medical services and the related costs for provider compensation and benefits. The assets to be transferred to the New PCs include the employment agreements between each Company and its providers, certain provider contracts under which the New PCs will be receiving fee-for-service compensation and patient medical records.

    An integral part of the reorganization is a 40-year management agreement whereby PPI would provide physician practice management services to the New PCs. Services to be provided would include management and administrative services, capital resources, facilities, equipment and supplies. As consideration, PPI would be entitled to (a) reimbursement of all managerial costs and expenses (Manager's Expenses) incurred by PPI and (b) a management fee equal to 16 percent of the Distributable Profit Amount (defined as (i) gross revenues, booked on an accrual basis, less contractual allowances and bad debts, received by PPI or the New PCs relating to services provided by the New PCs less (ii) Manager's Expense).

    Essentially all of the cash remaining in the New PC after the payments to PPI under the management agreement will fund the compensation and benefits of providers employed by the New PCs.

2.  STATEMENTS OF OPERATIONS AND CASH FLOWS:

    No statements of operations and cash flows have been presented as Physician Partners HealthFirst, P.C. has not yet commenced operations and, accordingly, there has been no operating or cash activities.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of

Physician Partners Corvallis, P.C.:

    We have audited the accompanying balance sheet of Physician Partners Corvallis, P.C. (an Oregon professional corporation) as of September 30, 1996. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial statement position of Physician Partners Corvallis, P.C. as of September 30, 1996 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Portland, Oregon,
January 2, 1997

                       PHYSICIAN PARTNERS CORVALLIS, P.C.

                     BALANCE SHEET AS OF SEPTEMBER 30, 1996

                                             ASSETS
STOCK SUBSCRIPTION RECEIVABLE                                                          $       1
                                                                                       ---------
  Total Assets                                                                         $       1
                                                                                       ---------
                                                                                       ---------
                              LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES                                                                            $  --
STOCKHOLDERS' EQUITY:
  Common stock voting; no par value; 500 shares authorized; 64 shares issued and
    outstanding                                                                                1
                                                                                       ---------
  Total liabilities and stockholders' equity                                           $       1
                                                                                       ---------
                                                                                       ---------

         The accompanying notes are an integral part of this statement.

                       PHYSICIAN PARTNERS CORVALLIS, P.C.
                          NOTES TO FINANCIAL STATEMENT

1.  BUSINESS AND ORGANIZATION:

    Physician Partners Corvallis, P.C. is an Oregon professional corporation which was incorporated on September 18, 1996 by its sole shareholder, The Corvallis Clinic, P.C. for the purpose of effecting a reorganization transaction among Physician Partners, Inc. (PPI), the New PCs and HealthFirst Medical Group, P.C., The Corvallis Clinic, P.C. and Medford Clinic, P.C. (collectively, the Founding Clinics).

    This transaction would result in a separation of operations of the three Founding Clinics between medical professional services activities (i.e., providers of medical services) and the physician practice management activities of the business. The professional services activities would be spun off into newly formed professional corporation (New PCs). The physician practice management business, along with substantially all of the assets and liabilities of the three Founding Clinics, i.e., accounts receivable, property, plant, equipment, contracts, payables, accruals and debt, would be transferred to PPI. The New PCs would be responsible for providing medical services and the related costs for provider compensation and benefits. The assets to be transferred to the New PCs include the employment agreements between each Company and its providers, certain provider contracts under which the New PCs will be receiving fee-for-service compensation and patient medical records.

    An integral part of the reorganization is a 40-year management agreement whereby PPI would provide physician practice management services to the New PCs. Services to be provided would include management and administrative services, capital resources, facilities, equipment and supplies. As consideration, PPI would be entitled to (a) reimbursement of all managerial costs and expenses (Manager's Expenses) incurred by PPI and (b) a management fee equal to 16 percent of the Distributable Profit Amount (defined as (i) gross revenues, booked on an accrual basis, less contractual allowances and bad debts, received by PPI or the New PCs relating to services provided by the New PCs less (ii) Manager's Expenses).

    Essentially all of the cash remaining in the New PC after the payments to PPI under the management agreement will fund the compensation and benefits of providers employed by the New PCs

2.  STATEMENTS OF OPERATIONS AND CASH FLOWS:

    No statements of operations and cash flows have been presented as Physician Partners Corvallis, P.C. has not yet commenced operations and, accordingly, there has been no operating or cash activities.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of

Physician Partners Medford, P.C.:

    We have audited the accompanying balance sheet of Physician Partners Medford, P.C. (an Oregon professional corporation) as of September 30, 1996. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Physician Partners Medford, P.C. as of September 30, 1996 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Portland, Oregon
January 2, 1997

                        PHYSICIAN PARTNERS MEDFORD, P.C.
                     BALANCE SHEET AS OF SEPTEMBER 30, 1996

                                             ASSETS

STOCK SUBSCRIPTION RECEIVABLE.........................................................  $       1
                                                                                              ---
    Total assets......................................................................  $       1
                                                                                              ---
                                                                                              ---

                              LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES...........................................................................  $  --

STOCKHOLDERS' EQUITY:
  Common stock voting; no par value; 500 shares authorized; 57 1/3 shares issued and
    outstanding.......................................................................          1
                                                                                              ---
    Total liabilities and stockholders' equity........................................  $       1
                                                                                              ---
                                                                                              ---

         The accompanying notes are an integral part of this statement.

                        PHYSICIAN PARTNERS MEDFORD, P.C.

                          NOTES TO FINANCIAL STATEMENT

1. BUSINESS AND ORGANIZATION:

    Physician Partners Medford, P.C. is an Oregon professional corporation which was incorporated on September 18, 1996 by its sole shareholder, Medford Clinic, P.C., for the purpose of effecting a reorganization transaction among Physician Partners, Inc. (PPI), the New PCs and HealthFirst Medical Group, P.C., The Corvallis Clinic, P.C, and Medford Clinic, P.C. (collectively, the Founding Clinics).

    This transaction would result in a separation of operations of the three Founding Clinics between medical professional services activities (i.e., providers of medical services) and the physician practice management activities of the business. The professional services activities would be spun off into newly formed professional corporation (New PCs). The physician practice management business, along with substantially all of the assets and liabilities of the three Founding Clinics, i.e., accounts receivable, property, plant, equipment, contracts, payables, accruals and debt, would be transferred to PPI. The New PCs would be responsible for providing medical services and the related costs for provider compensation and benefits. The assets to be transferred to the New PCs include the employment agreements between each Company and its providers, certain provider contracts under which the New PCs will be receiving fee-for-service compensation and patient medical records.

    An integral part of the reorganization is a 40-year management agreement whereby PPI would provide physician practice management services to the New PCs. Services to be provided would include management and administrative services, capital resources, facilities, equipment and supplies. As consideration, PPI would be entitled to (a) reimbursement of all managerial costs and expenses (Manager's Expenses) incurred by PPI and (b) a management fee equal to 16 percent of the Distributable Profit Amount (defined as (i) gross revenues, booked on an accrual basis, less contractual allowances and bad debts, received by PPI or the New PCs relating to services provided by the New PCs less (ii) Manager's Expense).

    Essentially all of the cash remaining in the New PC after the payments to PPI under the management agreement will fund the compensation and benefits of providers employed by the New PCs.

2. STATEMENTS OF OPERATIONS AND CASH FLOWS:

    No statements of operations and cash flows have been presented as Physician Partners Medford, P.C. has not yet commenced operations and, accordingly, there has been no operating or cash activities.

                                  THE NEW PCS
                    PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

    As explained elsewhere in this Joint Proxy Statement/Prospectus, the PC Reorganization Transactions would result in a division of the current businesses of HealthFirst Medical Group, P.C., The Corvallis Clinic, P.C. and Medford Clinic, P.C.

    The medical practice (i.e., physicians and medical service staff) will be "spun off" to New PCs. Each of Physician Partners HealthFirst, P.C. (HealthFirst New PC), Physician Partners Corvallis, P.C. (Corvallis Clinic New PC) and Physician Partners Medford, P.C. (Medford Clinic New PC) was incorporated under the laws of the state of Oregon on September 18, 1996. Each of the three existing Companies will transfer certain assets integral to its provider professional services business to the New PCs and cause such New PC to assume liabilities of such Company relating to such transferred assets. The assets and liabilities to be transferred to the New PCs represent various intangible assets, e.g., medical records and certain contractual rights and related contractual obligations. These assets and liabilities have no carrying value on the books of the three existing Companies.

    After such transfer of assets, HealthFirst and Medford Clinic will make a distribution under which the then-current shareholders of each Company will receive all of the issued and outstanding shares of the respective New PCs, allocated on a pro rata basis in accordance with the fair market value of each shareholders' then-current equity interest. Corvallis Clinic will instead make a distribution under which the holders of Class A Preferred Stock of Corvallis Clinic shall receive all of the issued and outstanding shares of Corvallis Clinic New PC, allocated on pro rata basis in accordance with the percentage of Class A Preferred Stock of Corvallis Clinic then held by each such holder.

    Various business support functions along with substantially all of the assets and liabilities of the three existing Companies would be transferred to PPI. As discussed in the "Summary" section under "Accounting Treatment," the assets and liabilities to be transferred from the Companies to PPI in connection with the merger transactions will be recorded on the PPI balance sheet in the same amounts as reflected on the balance sheets of the three existing Companies at the Effective Time.

    Subsequent to the Merger, the New PCs will receive revenues from providing medical services and will pay for Provider Compensation and Benefits, as well as expenses under Management Agreements to be entered into with PPI. The Management Agreements will cover various management, finance and administrative support services to be provided to the New PCs by PPI. The payments to be made to PPI under the Management Agreements would include (a) reimbursement of all Manager's Expenses plus (b) a management fee equal to 16% of the Distributable Profit Amount of the New PCs. "Distributable Profit Amount" is defined as (i) New PC gross revenues, booked on an accrual basis, less specified contractual discounts and bad debts, relating to services provided by the New PCs, less (ii) Manager's Expenses.

    It is expected that the New PCs will generally operate on a break-even basis. Accordingly, the amount available for future Provider Compensation and Benefits will be directly effected by the amount of the management fee to be paid to PPI. Although the impact cannot be determined at this time, the future amounts available for Provider Compensation and Benefits may also be effected by synergies resulting from the Merger and management's ability to reduce costs or enhance revenues.

    The pro forma financial statements include the unaudited pro forma condensed balance sheets of the New PCs as of September 30, 1996 and the unaudited pro forma condensed statements of operations of the New PCs for the year ended December 31, 1995 and for the nine months ended September 30, 1996.

    The unaudited condensed pro forma financial statements illustrate the balance sheets of the New PCs as if the PC Reorganization Transactions and the Merger had occurred on September 30, 1996. The unaudited condensed pro forma statements of operations illustrate the operating results of the New PCs for the periods presented as if the PC Reorganization Transactions and the Merger had occurred and the Management Agreements were in effect on January 1, 1995.

    The unaudited condensed pro forma financial statements have been prepared by the New PCs based on the historical financial statements of the Companies and their predecessors included elsewhere in this Joint Proxy Statement/Prospectus and assumptions as described in the footnotes to these unaudited condensed pro forma financial statements. These unaudited condensed pro forma financial statements may not be indicative of actual results if the transactions contemplated by the Reorganization and Merger Agreement had occurred on the dates indicated or which may be realized in the future. No pro forma adjustments for the potential positive impact on the management fee of higher revenues or anticipated cost reductions related to operations of the New PCs have been reflected as they are not factually supportable at the present time.

                               HEALTHFIRST NEW PC

                       PRO FORMA CONDENSED BALANCE SHEET

                               SEPTEMBER 30, 1996

                                  (UNAUDITED)

                                     ASSETS

                                                                                                      HEALTHFIRST
                                                                          HEALTHFIRST                    NEW PC
                                                                             NEW PC     ADJUSTMENTS    PRO FORMA
                                                                          ------------  ------------  ------------
CURRENT ASSETS:
  Cash and short-term investments.......................................  $    --       $    --       $    --
  Accounts receivable--
    Gross accounts receivable...........................................       --            --            --
    Reserves............................................................       --            --            --
                                                                          ------------  ------------  ------------
        Receivable, net.................................................       --            --            --
  Other current assets..................................................             1       --                  1
                                                                          ------------  ------------  ------------
        Total current assets............................................             1       --                  1
PROPERTY, PLANT AND EQUIPMENT:
  Gross property........................................................       --            --            --
  Accumulated depreciation..............................................       --            --            --
                                                                          ------------  ------------  ------------
        Property, plant and equipment, net..............................       --            --            --
  Other noncurrent assets...............................................       --            --            --
                                                                          ------------  ------------  ------------
        Total assets....................................................  $          1       --       $          1
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts and notes payable............................................  $    --       $    --       $    --
  Other current liabilities.............................................       --            --            --
                                                                          ------------  ------------  ------------
        Total current liabilities.......................................       --            --            --
LONG-TERM DEBT, net of current portion..................................       --            --            --
CAPITAL AND DIRECT FINANCING LEASE OBLIGATIONS, net of current
 portion................................................................       --            --            --
OTHER LONG-TERM LIABILITIES.............................................       --            --            --
STOCKHOLDERS' EQUITY:
  Common stock..........................................................             1       --                  1
  Additional paid-in capital............................................       --            --            --
  Retained earnings (deficit)...........................................       --            --            --
                                                                          ------------  ------------  ------------
        Total liabilities and stockholders' equity......................  $          1  $    --       $          1
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

     See accompanying notes to unaudited pro forma condensed balance sheet.

                               HEALTHFIRST NEW PC

                       PRO FORMA STATEMENTS OF OPERATIONS

                             (THOUSANDS OF DOLLARS)
                                  (UNAUDITED)

                      NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                                                                           HEALTHFIRST
                                        HEALTHFIRST                                                          NEW PC
                                          NEW PC      SUBURBAN    HEALTHFIRST   SUBTOTAL     ADJUSTMENTS    PRO FORMA
                                        -----------  -----------  -----------  -----------  -------------  -----------
                                                         (E)
Net revenues..........................   $  --        $   1,232    $  42,689    $  43,921     $  --         $  43,921
Less-- Provider Compensation and
 Benefits.............................      --              373       17,352       17,725        (8,781)(A)      8,944
                                        -----------  -----------  -----------  -----------  -------------  -----------
Net revenues less Provider
 Compensation and Benefits............      --              859       25,337       26,196         8,781        34,977
Total operating expenses..............      --            1,036       32,440       33,476       (33,476)(B)     --
Other (income) expenses...............      --              (11)        (192)        (203)          203(B)     --
Management fee........................      --           --           --           --            34,977(C)     34,977
                                        -----------  -----------  -----------  -----------  -------------  -----------
Net income (loss) before income
 taxes................................      --             (166)      (6,911)      (7,077)        7,077        --
Income tax (benefit) expense..........      --           --           (2,272)      (2,272)        2,272(D)     --
                                        -----------  -----------  -----------  -----------  -------------  -----------
Net income (loss).....................   $  --        $    (166)   $  (4,639)   $  (4,805)    $   4,805     $  --
                                        -----------  -----------  -----------  -----------  -------------  -----------
                                        -----------  -----------  -----------  -----------  -------------  -----------

                          YEAR ENDED DECEMBER 31, 1995

                                                                                                           HEALTHFIRST
                                        HEALTHFIRST                                                          NEW PC
                                          NEW PC      SUBURBAN    HEALTHFIRST   SUBTOTAL     ADJUSTMENTS    PRO FORMA
                                        -----------  -----------  -----------  -----------  -------------  -----------
                                                         (E)
Net revenues..........................   $  --        $  15,418    $  37,652    $  53,070     $  --         $  53,070
Less-- Provider Compensation and
 Benefits.............................      --            3,916        9,530       13,446        (2,952)(A)     10,494
                                        -----------  -----------  -----------  -----------  -------------  -----------
Net revenues less Provider
 Compensation and Benefits............      --           11,502       28,122       39,624         2,952        42,576
Total operating expenses..............      --           12,770       27,593       40,363       (40,363)(B)     --
Other (income) expenses...............      --              185           29          214          (214)(B)     --
Management fee........................      --           --           --           --            42,576(C)     42,576
                                        -----------  -----------  -----------  -----------  -------------  -----------
Net income (loss) before income
 taxes................................      --           (1,453)         500         (953)          953        --
Income tax (benefit) expense..........      --             (610)         208         (402)          402(D)     --
                                        -----------  -----------  -----------  -----------  -------------  -----------
Net income (loss).....................   $  --        $    (843)   $     292    $    (551)    $     551     $  --
                                        -----------  -----------  -----------  -----------  -------------  -----------
                                        -----------  -----------  -----------  -----------  -------------  -----------

 See accompanying notes to unaudited pro forma condensed financial statements.

                            CORVALLIS CLINIC NEW PC

                       PRO FORMA CONDENSED BALANCE SHEET

                               SEPTEMBER 30, 1996

                                   (DOLLARS)
                                  (UNAUDITED)

                                     ASSETS

                                                                                                       CORVALLIS
                                                                           CORVALLIS                     CLINIC
                                                                             CLINIC                      NEW PC
                                                                             NEW PC     ADJUSTMENTS    PRO FORMA
                                                                          ------------  ------------  ------------
CURRENT ASSETS:
  Cash and short-term investments.......................................  $    --       $    --       $    --
  Accounts receivable--
    Gross accounts receivable...........................................       --            --            --
    Reserves............................................................       --            --            --
                                                                          ------------  ------------  ------------
        Receivable, net.................................................       --            --            --
  Other current assets..................................................             1       --                  1
                                                                          ------------  ------------  ------------
        Total current assets............................................             1       --                  1
PROPERTY, PLANT AND EQUIPMENT:
  Gross property........................................................       --            --            --
  Accumulated depreciation..............................................       --            --            --
                                                                          ------------  ------------  ------------
        Property, plant and equipment, net..............................       --            --            --
  Other noncurrent assets...............................................       --            --            --
                                                                          ------------  ------------  ------------
        Total assets....................................................  $          1  $    --       $          1
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts and notes payable............................................  $    --       $    --       $    --
  Other current liabilities.............................................       --            --            --
                                                                          ------------  ------------  ------------
        Total current liabilities.......................................       --            --            --
LONG-TERM DEBT, net of current portion..................................       --            --            --
CAPITAL AND DIRECT FINANCING LEASE OBLIGATIONS, net of current
 portion................................................................       --            --            --
OTHER LONG-TERM LIABILITIES.............................................       --            --            --
STOCKHOLDERS' EQUITY:
  Common stock..........................................................             1       --                  1
  Additional paid-in capital............................................       --            --            --
  Retained earnings (deficit)...........................................       --            --            --
                                                                          ------------  ------------  ------------
        Total liabilities and stockholders' equity......................  $          1  $    --       $          1
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

     See accompanying notes to unaudited pro forma condensed balance sheet.

                            CORVALLIS CLINIC NEW PC

                  PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

                             (THOUSANDS OF DOLLARS)
                                  (UNAUDITED)

                      NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                                                                      CORVALLIS
                                                                  CORVALLIS                            CLINIC
                                                                   CLINIC    CORVALLIS                 NEW PC
                                                                   NEW PC     CLINIC    ADJUSTMENTS   PRO FORMA
                                                                  ---------  ---------  -----------  -----------
Net revenues....................................................  $  --      $  34,088   $  --        $  34,088
Less-- Provider Compensation and Benefits.......................     --          8,247      (1,258)(A)      6,989
                                                                  ---------  ---------  -----------  -----------
Net revenues less Provider Compensation and Benefits............     --         25,841       1,258       27,099
Total operating expenses........................................     --         24,928     (24,928)(B)     --
Other (income) expenses.........................................     --            840        (840)(B)     --
Management fee..................................................     --         --          27,099(C)     27,099
                                                                  ---------  ---------  -----------  -----------
Net income (loss) before income taxes...........................     --             73         (73)      --
Income tax (benefit) expense....................................     --         --          --           --
                                                                  ---------  ---------  -----------  -----------
Net income (loss)...............................................  $  --      $      73   $     (73)   $  --
                                                                  ---------  ---------  -----------  -----------
                                                                  ---------  ---------  -----------  -----------

                          YEAR ENDED DECEMBER 31, 1995

                                                                                                      CORVALLIS
                                                                  CORVALLIS                            CLINIC
                                                                   CLINIC    CORVALLIS                 NEW PC
                                                                   NEW PC     CLINIC    ADJUSTMENTS   PRO FORMA
                                                                  ---------  ---------  -----------  -----------
Net revenues....................................................  $  --      $  39,174   $  --        $  39,174
Less-- Provider Compensation and Benefits.......................     --         13,209      (3,883)(A)      9,326
                                                                  ---------  ---------  -----------  -----------
Net revenues less Provider Compensation and Benefits............     --         25,965       3,883       29,848
Total operating expenses........................................     --         27,779     (27,779)(B)     --
Other (income) expenses.........................................     --            293        (293)(B)     --
Management fee..................................................     --         --          29,848(C)     29,848
                                                                  ---------  ---------  -----------  -----------
Net income (loss) before income taxes...........................     --         (2,107)      2,107       --
Income tax (benefit) expense....................................     --         --          --           --
                                                                  ---------  ---------  -----------  -----------
Net income (loss)...............................................  $  --      $  (2,107)  $   2,107    $  --
                                                                  ---------  ---------  -----------  -----------
                                                                  ---------  ---------  -----------  -----------

 See accompanying notes to unaudited pro forma condensed financial statements.

                             MEDFORD CLINIC NEW PC

                       PRO FORMA CONDENSED BALANCE SHEET

                               SEPTEMBER 30, 1996

                                   (DOLLARS)
                                  (UNAUDITED)

                                     ASSETS

                                                                                                         MEDFORD
                                                                               MEDFORD                 CLINIC NEW
                                                                              CLINIC NEW                 PC PRO
                                                                                  PC      ADJUSTMENTS     FORMA
                                                                              ----------  -----------  -----------
CURRENT ASSETS:
  Cash and short-term investments...........................................  $       --   $      --    $      --
  Accounts receivable-
    Gross accounts receivable...............................................          --          --           --
    Reserves................................................................          --          --           --
                                                                              ----------  -----------  -----------
      Receivable, net.......................................................          --          --           --
  Other current assets......................................................           1          --            1
                                                                              ----------  -----------  -----------
      Total current assets..................................................           1          --            1
PROPERTY, PLANT AND EQUIPMENT:
  Gross property............................................................          --          --           --
  Accumulated depreciation..................................................          --          --           --
                                                                              ----------  -----------  -----------
      Property, plant and equipment, net....................................          --          --           --
  Other noncurrent assets...................................................          --          --           --
                                                                              ----------  -----------  -----------
      Total assets..........................................................  $        1   $      --    $       1
                                                                              ----------  -----------  -----------
                                                                              ----------  -----------  -----------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts and notes payable................................................  $       --   $      --    $      --
  Other current liabilities.................................................          --          --           --
                                                                              ----------  -----------  -----------
      Total current liabilities.............................................          --          --           --
LONG-TERM DEBT, net of current portion......................................          --          --           --
CAPITAL AND DIRECT FINANCING LEASE
 OBLIGATIONS, net of current portion........................................          --          --           --
OTHER LONG-TERM LIABILITIES.................................................          --          --           --
STOCKHOLDERS' EQUITY:
  Common stock..............................................................           1          --            1
  Additional paid-in capital................................................          --          --           --
  Retained earnings (deficit)...............................................          --          --           --
                                                                              ----------  -----------  -----------
      Total liabilities and stockholders' equity............................  $        1   $      --    $       1
                                                                              ----------  -----------  -----------
                                                                              ----------  -----------  -----------

     See accompanying notes to unaudited pro forma condensed balance sheet.

                             MEDFORD CLINIC NEW PC
                  PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                             (THOUSANDS OF DOLLARS)
                                  (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                                                                       MEDFORD
                                                                 MEDFORD                             CLINIC NEW
                                                                CLINIC NEW   MEDFORD                   PC PRO
                                                                    PC        CLINIC    ADJUSTMENTS     FORMA
                                                                ----------  ----------  -----------  -----------
Net Revenues                                                    $       --  $   30,268   $      --    $  30,268
Less-Provider Compensation and Benefits.......................          --       8,553      (1,721)(A)      6,832
                                                                ----------  ----------  -----------  -----------
Net revenue less Provider Compensation and Benefits...........          --      21,715       1,721       23,436
Total operating expenses......................................          --      21,893     (21,893)(B)         --
Other (income) expenses.......................................          --         242        (242)(B)         --
Management fee................................................          --          --      23,436(C)     23,436
                                                                ----------  ----------  -----------  -----------
Net income (loss) before income taxes.........................          --        (420)        420           --
Income tax (benefit) expense..................................          --        (246)        246(D)         --
                                                                ----------  ----------  -----------  -----------
Net income (loss).............................................  $       --  $     (174)  $     174    $      --
                                                                ----------  ----------  -----------  -----------
                                                                ----------  ----------  -----------  -----------

                                          YEAR ENDED DECEMBER 31, 1995


                                                                                                       MEDFORD
                                                                 MEDFORD                             CLINIC NEW
                                                                CLINIC NEW   MEDFORD                   PC PRO
                                                                    PC        CLINIC    ADJUSTMENTS     FORMA
                                                                ----------  ----------  -----------  -----------

Net revenues..................................................  $       --  $   38,966   $      --    $  38,966
Less-Provider Compensation and Benefits.......................          --      11,239        (908)(A)     10,331
                                                                ----------  ----------  -----------  -----------
Net revenue less Provider Compensation and Benefits...........          --      27,727         908       28,635
Total operating expenses......................................          --      26,277     (26,277)(B)         --
Other (income) expenses.......................................          --         390        (390)(B)         --
Management fee................................................          --          --      28,635(C)     28,635
                                                                ----------  ----------  -----------  -----------
Net income (loss) before income taxes.........................          --       1,060      (1,060)          --
Income tax (benefit) expense..................................          --         408        (408)(D)         --
                                                                ----------  ----------  -----------  -----------
Net Income loss...............................................  $       --  $      652   $    (652)   $      --
                                                                ----------  ----------  -----------  -----------
                                                                ----------  ----------  -----------  -----------

 See accompanying notes to unaudited pro forma condensed financial statements.

                                  THE NEW PCS

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

    The pro forma condensed balance sheet has been presented as if the proposed New PC Reorganization Transaction had taken place on September 30, 1996.

    The pro forma condensed statements of operations have been presented as if the proposed reorganization had taken place and that the proposed Management Agreement was in effect throughout the periods presented. The historic operating revenues and expenses of each of the three existing Companies have been incorporated into the pro forma statements of operations to illustrate how the historic operations of the Clinics would be impacted by the Merger transaction.

ADJUSTMENTS TO PRO FORMA BALANCE SHEET

    Under accounting rules prescribed by the staff of the Securities and Exchange Commission in SAB 48, when a company acquires assets from promoters and shareholders in exchange for stock just prior to, or at the time of, its first public offering, such assets should generally be recorded at the cost to each such promoter or shareholder. Each of the three existing Companies is involved as a promoter of the Merger and the related first-time public registration of stock.

    The assets and liabilities to be transferred to the New PCs have no carrying value on the books of the three existing Companies. In accordance with the provisions of SAB 48, they will also have no carrying value on the books of the new PCs. Accordingly, no adjustments have been reflected in the pro forma balance sheets for the New PCs.

                                  THE NEW PCS

ADJUSTMENTS TO PRO FORMA STATEMENTS OF OPERATIONS

    The unaudited condensed pro forma statements of operations reflect the following adjustments:

(A) Adjusts the amount that would be available for Provider Compensation and Benefits. The amount available for Provider Compensation and Benefits on a pro forma basis is calculated at 84% of the aggregate of Net Revenues less Manager's Expenses.

                                                                        NINE MONTHS ENDED      YEAR ENDED
                                                                        SEPTEMBER 30, 1996  DECEMBER 20, 1996
                                                                        ------------------  -----------------
HEALTHFIRST NEW PC
----------------------------------------------------------------------
  Net Revenues........................................................          43,921             53,070
  Managers Expenses...................................................         (33,273)           (40,577)
                                                                                10,648             12,493
                                                                                    84%                84%
                                                                               -------            -------
  Provider Compensation and Benefits..................................           8,944             10,494
                                                                               -------            -------
                                                                               -------            -------
CORVALLIS CLINIC NEW PC
----------------------------------------------------------------------
  Net Revenues........................................................          34,088             39,174
  Manager's Expenses..................................................         (25,768)           (28,072)
                                                                                 8,320             11,102
                                                                                    84%                84%
                                                                               -------            -------
  Provider Compensation and Benefits..................................           6,989              9,326
                                                                               -------            -------
                                                                               -------            -------
MEDFORD CLINIC NEW PC
----------------------------------------------------------------------
  Net Revenues........................................................          30,268             38,966
  Manager's Expenses..................................................         (22,135)           (26,667)
                                                                                 8,133             12,299
                                                                                    84%                84%
                                                                               -------            -------
  Provider Compensation and Benefits..................................           6,832             10,331
                                                                               -------            -------
                                                                               -------            -------

    Historically HealthFirst, Medford Clinic and Corvallis Clinic recorded Provider Compensation and Benefits expense in excess of amounts available from current operating profits. In the case of HealthFirst, most of this excess is related to costs associated with a bonus compensation plan which is to be paid out over a period of eight years. Payments to date have been funded from operations. The remaining obligation at the Effective Date will be transferred to PPI. The excess compensation expense for Corvallis Clinic of $2.1 million in 1995, was funded by bank borrowings, which will be transferred to PPI at the Effective Time. The excess Provider Compensation and Benefits expense for Medford Clinic of $174,000 for the nine months ended September 30, 1996 was funded by operating cash flows. In the future, the Management Agreement does not provide for, nor do the Companies intend to pay, Provider Compensation and Benefits in excess of amounts generated from operations on an annual basis.

(B) Eliminates the previously recorded operating expenses and other (income) expense. Under the terms of the Management Agreement, these costs will be incurred by PPI and reimbursed by the New PCs as Manager's Expenses.

                                  THE NEW PCS

    No pro forma adjustments for the impact on the amounts available for Provider Compensation and Benefits have been included for potential changes in revenues or costs related to operations of the New PCs have been reflected as they are not factually supportable at the present time.

(C) Represents the management services expenses calculated under the terms of the proposed New PC Management Agreement as applied to the historical operating results.

                                                                     REIMBURSEMENT
                                                                      OF MANAGER'S    MANAGEMENT
                                                                        EXPENSES         FEE*         TOTAL
                                                                     --------------  -------------  ---------
                                                                              (THOUSANDS OF DOLLARS)

HEALTHFIRST NEW PC
  1996 (nine months ended September 30)............................    $   33,273      $   1,704    $  34,977
  1995.............................................................        40,577          1,999       42,576

CORVALLIS CLINIC NEW PC
  1996 (nine months ended September 30)............................        25,768          1,331       27,099
  1995.............................................................        28,072          1,776       29,848

MEDFORD CLINIC NEW PC
  1996 (nine months ended September 30)............................        22,135          1,301       23,436
  1995.............................................................        26,667          1,968       28,635

*  16% of New PC revenues less Manager's Expenses to be reimbursed by the New
PCs.

(D) Represents the elimination of historical income tax provisions (benefits as the New PCs are expected to be operated on a break-even basis.

(E) Suburban was acquired by Health First on February 1, 1996 in a purchase transaction. Accordingly, Suburban's operating results subsequent to the purchase date are included with HealthFirst. Suburban's revenues and expenses prior to that date are shown in the Suburban column.

A reconciliation between the pro forma statements of operations and pro forma results disclosed in Note 12 to the HealthFirst financial statements follows:

                                                                        NINE MONTHS ENDED      YEAR ENDED
                                                                        SEPTEMBER 30, 1996  DECEMBER 31, 1995
                                                                        ------------------  -----------------
Net revenues less Provider
  Compensation and Benefits--
    Per pro forma statements of
      operations:
      HealthFirst.....................................................      $   25,337          $  28,122
      Suburban........................................................             859             11,502
                                                                               -------            -------
    Per Note 12.......................................................      $   26,196          $  39,624
                                                                               -------            -------
                                                                               -------            -------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
HealthFirst Medical Group, P.C.:

    We have audited the accompanying balance sheets of HealthFirst Medical Group, P.C. (an Oregon professional corporation) as of December 31, 1994 and 1995, and the related statements of operations, stockholders equity and cash flows for each of the years in the three year period ended December 31, 1995. These financial statements are the responsibility of HealthFirst's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HealthFirst Medical Group, P.C. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Portland, Oregon,

September 6, 1996

                        HEALTHFIRST MEDICAL GROUP, P.C.

                                 BALANCE SHEETS

                                     ASSETS

                                                                         DECEMBER 31,
                                                               --------------------------------    SEPTEMBER 30,
                                                                    1994              1995              1996
                                                               --------------    --------------    --------------
                                                                                                    (UNAUDITED)

CURRENT ASSETS:

  Cash and cash equivalents.................................   $        1,975    $      124,916    $    1,195,169

  Short-term investments....................................        2,616,566          --                --

  Patient accounts receivable, net of allowances for
    contractual discounts and uncollectible accounts of
    $1,110,193, $1,561,609 and $1,969,955 at December 31,
    1994 and 1995 and September 30, 1996, respectively......        3,342,827         4,363,353         5,367,472

  Healthcare and other receivables..........................        2,964,415         2,396,299         2,162,742

  Related party receivable..................................         --                --                 397,964

  Income taxes receivable...................................         --                 167,988            49,774

  Inventories of drugs and supplies.........................          179,059           195,395          --

  Prepaid expenses and deposits.............................          202,576           281,378           411,181
                                                               --------------    --------------    --------------

      Total current assets..................................        9,307,418         7,529,329         9,584,302
                                                               --------------    --------------    --------------

PROPERTY, PLANT AND EQUIPMENT, net of accumulated
  depreciation of $2,802,561, $3,534,908 and $5,522,557 at
  December 31, 1994 and 1995 and September 30, 1996,
  respectively..............................................        7,468,108        13,422,672        19,977,198
                                                               --------------    --------------    --------------

OTHER ASSETS................................................           72,102           122,548           306,604
                                                               --------------    --------------    --------------

      Total assets..........................................   $   16,847,628    $   21,074,549    $   29,868,104
                                                               --------------    --------------    --------------
                                                               --------------    --------------    --------------

      The accompanying notes are an integral part of these balance sheets.

                        HEALTHFIRST MEDICAL GROUP, P.C.

                                 BALANCE SHEETS

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                         DECEMBER 31,
                                                               --------------------------------    SEPTEMBER 30,
                                                                    1994              1995              1996
                                                               --------------    --------------    --------------
                                                                                                    (UNAUDITED)
CURRENT LIABILITIES:
  Line of credit............................................   $     --          $     --          $      100,000
  Current portion of long-term debt and capital and direct
    financing lease obligations.............................           15,727         2,958,506         4,321,604
  Drafts payable............................................        1,743,989           164,792         1,112,374
  Accounts payable..........................................          912,492         1,373,803         1,499,041
  Related party payable.....................................         --                --                 541,462
  Income taxes payable......................................          358,992          --                --
  PPI allocation payable....................................         --                --                 270,754
  Accrued expenses..........................................          280,282           241,743         1,039,060
  Accrued healthcare costs..................................          518,438           610,190         2,433,720
  Accrued compensation......................................        1,717,640         1,825,822         4,292,026
  Deferred revenue..........................................           15,000            17,686           168,789
  Deferred income tax liability.............................        1,784,151         1,844,262          --
                                                               --------------    --------------    --------------
      Total current liabilities.............................        7,346,711         9,036,804        15,778,830
                                                               --------------    --------------    --------------
LONG-TERM DEBT, net of current portion......................        1,731,359         3,711,488         3,911,408
CAPITAL AND DIRECT FINANCING LEASE OBLIGATIONS, net of
  current portion...........................................         --                --               4,166,723
DEFERRED COMPENSATION AND OTHER LONG-TERM LIABILITIES.......          425,464           627,000         4,034,216
LONG-TERM DEFERRED TAX LIABILITY............................           91,081           102,522          --
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock--
    Series 1 Class A--Voting; no par value; 800,000 shares
      authorized; 4,950, 5,650 and 5,800 shares issued and
      outstanding at December 31, 1994 and 1995 and
      September 30, 1996, respectively......................          495,000           565,000           576,000
    Series 2 Class A--Voting; no par value; 200,000 shares
      authorized; 0, 0 and 2,200 shares issued and
      outstanding at December 31, 1994 and 1995 and
      September 30, 1996, respectively......................         --                --                 330,000
    Series 3, 4 and 5 Class A--Voting; no par value;
      200,000, 100,000 and 100,000 shares authorized,
      respectively, none issued or outstanding at December
      31, 1994 and 1995 and September 30, 1996..............         --                --                --
    Class B--Nonvoting; no par value; 300,000 shares
      authorized; all shares repurchased in 1994............         --                --                --
  Additional paid-in capital................................         --                --                 122,180
  Retained earnings.........................................        6,909,269         7,201,035         1,285,097
  Notes receivable from stockholders for purchase of
    stock...................................................         (151,256)         (169,300)         (336,350)
                                                               --------------    --------------    --------------
      Total stockholders' equity............................        7,253,013         7,596,735         1,976,927
                                                               --------------    --------------    --------------
      Total liabilities and stockholders' equity............   $   16,847,628    $   21,074,549    $   29,868,104
                                                               --------------    --------------    --------------
                                                               --------------    --------------    --------------

      The accompanying notes are an integral part of these balance sheets.

                        HEALTHFIRST MEDICAL GROUP, P.C.

                            STATEMENTS OF OPERATIONS

                                                     YEAR ENDED                           NINE MONTHS ENDED
                                                    DECEMBER 31,                            SEPTEMBER 30,
                                    ---------------------------------------------   -----------------------------
                                        1993            1994            1995            1995            1996
                                    -------------   -------------   -------------   -------------   -------------
                                                                                             (UNAUDITED)
REVENUES:
  Fee-for-service, net............  $  13,504,882   $  18,813,260   $  22,834,493   $  16,341,383   $  24,199,735
  Prepaid healthcare..............     10,893,470      13,463,161      14,817,480      11,311,472      18,489,156
                                    -------------   -------------   -------------   -------------   -------------
    Net revenues..................     24,398,352      32,276,421      37,651,973      27,652,855      42,688,891
  Less--Provider compensation and
    benefits......................      6,278,413       8,375,513       9,529,634       8,521,869      17,352,016
                                    -------------   -------------   -------------   -------------   -------------
    Net revenue less provider
      compensation and benefits...     18,119,939      23,900,908      28,122,339      19,130,986      25,336,875
                                    -------------   -------------   -------------   -------------   -------------
OPERATING EXPENSES:
  Clinic salaries, wages and
    benefits......................      6,276,081       8,613,746      11,736,735       7,440,854      12,785,972
  Purchased medical services......      3,157,020       3,529,743       4,253,473       3,434,336       7,069,769
  Medical and office supplies.....      2,245,295       3,076,359       4,376,539       2,722,533       4,354,508
  General and administrative
    expenses......................      2,470,559       3,199,543       4,490,872       3,275,551       4,414,349
  Lease and rent expense..........        607,619         655,205         853,232         636,853       1,338,456
  Provision for uncollectible
    accounts......................        696,364         935,650       1,146,381         859,786       1,238,833
  Depreciation and
    amortization..................        509,925         637,782         736,097         549,260       1,238,062
                                    -------------   -------------   -------------   -------------   -------------
    Total operating expenses......     15,962,863      20,648,028      27,593,329      18,919,173      32,439,949
                                    -------------   -------------   -------------   -------------   -------------
    Operating profit (loss).......      2,157,076       3,252,880         529,010         211,813      (7,103,074)
OTHER INCOME (EXPENSES):
  Interest income.................        115,201          97,767          38,820          33,714          87,027
  Interest expense................       (182,738)       (185,921)       (188,650)       (149,491)       (538,426)
  Other...........................        113,331         189,064         120,538          83,047         643,436
                                    -------------   -------------   -------------   -------------   -------------
    Net income (loss) before
      income taxes................      2,202,870       3,353,790         499,718         179,083      (6,911,037)
                                    -------------   -------------   -------------   -------------   -------------
INCOME TAX (BENEFIT) EXPENSE......        888,547       1,416,323         207,952          71,633      (2,272,139)
                                    -------------   -------------   -------------   -------------   -------------
NET INCOME (LOSS).................  $   1,314,323   $   1,937,467   $     291,766   $     107,450   $  (4,638,898)
                                    -------------   -------------   -------------   -------------   -------------
                                    -------------   -------------   -------------   -------------   -------------

        The accompanying notes are an integral part of these statements.

                        HEALTHFIRST MEDICAL GROUP, P.C.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                          COMMON STOCK
                                     ---------------------------------------------------------------------------------------
                                              SERIES 1                      SERIES 2
                                               CLASS A                       CLASS A                       CLASS B
                                     ---------------------------   ---------------------------   ---------------------------
                                        NUMBER                        NUMBER                        NUMBER
                                          OF                            OF                            OF
                                        SHARES         AMOUNT         SHARES         AMOUNT         SHARES         AMOUNT
                                     ------------   ------------   ------------   ------------   ------------   ------------
BALANCE, December 31, 1992.........        3,450    $    345,000       --         $    --              1,065    $    106,508
  Issuance of common stock.........          600          60,000       --              --            --              --
  Repayment of notes receivable
    from stockholders..............      --              --            --              --            --              --
  Net income.......................      --              --            --              --            --              --
                                           -----    ------------         -----    ------------        ------    ------------
BALANCE, December 31, 1993.........        4,050         405,000       --              --              1,065         106,508
  Issuance of common stock.........        1,000         100,000       --              --            --              --
  Redemption of common stock.......         (100)        (10,000)      --              --             (1,065)       (106,508)
  Repayment of notes receivable
    from stockholders..............      --              --            --              --            --              --
  Net income.......................      --              --            --              --            --              --
                                           -----    ------------         -----    ------------        ------    ------------
BALANCE, December 31, 1994.........        4,950         495,000       --              --            --              --
  Issuance of common stock.........          800          80,000       --              --            --              --
  Redemption of common stock.......         (100)        (10,000)      --              --            --              --
  Repayment of notes receivable
    from stockholders..............      --              --            --              --            --              --
  Net income.......................      --              --            --              --            --              --
                                           -----    ------------         -----    ------------        ------    ------------
BALANCE, December 31, 1995.........        5,650         565,000       --              --            --              --
  Notes receivable from
    stockholders acquired from
    Suburban (unaudited)...........      --              --            --              --            --              --
  Common stock issued to acquire
    Suburban (unaudited)...........      --              --              2,200         330,000       --              --
  Issuance of common stock
    (unaudited)....................          200          20,000       --              --            --              --
  Redemption of common stock
    (unaudited)....................          (50)         (9,000)      --              --            --              --
  Repayment of notes receivable
    from shareholders
    (unaudited)....................      --              --            --              --            --              --
  Costs incurred related to
    Physician Partners, Inc.
    transaction (unaudited)........      --              --            --              --            --              --
  Net loss (unaudited).............      --              --            --              --            --              --
                                           -----    ------------         -----    ------------        ------    ------------
BALANCE, September 30, 1996
  (unaudited)......................        5,800    $    576,000         2,200    $    330,000       --         $    --
                                           -----    ------------         -----    ------------        ------    ------------
                                           -----    ------------         -----    ------------        ------    ------------


                                                                      NOTES
                                      ADDITIONAL                    RECEIVABLE
                                       PAID-IN        RETAINED         FROM
                                       CAPITAL        EARNINGS     STOCKHOLDERS      TOTAL
                                     ------------   ------------   ------------   ------------
BALANCE, December 31, 1992.........  $   --         $  3,657,479   $  (124,834)   $  3,984,153
  Issuance of common stock.........      --              --            (60,000)        --
  Repayment of notes receivable
    from stockholders..............      --              --             45,389          45,389
  Net income.......................      --            1,314,323       --            1,314,323
                                     ------------   ------------   ------------   ------------
BALANCE, December 31, 1993.........      --            4,971,802      (139,445)      5,343,865
  Issuance of common stock.........      --              --           (100,000)        --
  Redemption of common stock.......      --              --            --             (116,508)
  Repayment of notes receivable
    from stockholders..............      --              --             88,189          88,189
  Net income.......................      --            1,937,467       --            1,937,467
                                     ------------   ------------   ------------   ------------
BALANCE, December 31, 1994.........      --            6,909,269      (151,256)      7,253,013
  Issuance of common stock.........      --              --            (80,000)        --
  Redemption of common stock.......      --              --            --              (10,000)
  Repayment of notes receivable
    from stockholders..............      --              --             61,956          61,956
  Net income.......................      --              291,766       --              291,766
                                     ------------   ------------   ------------   ------------
BALANCE, December 31, 1995.........      --            7,201,035      (169,300)      7,596,735
  Notes receivable from
    stockholders acquired from
    Suburban (unaudited)...........      --              --           (194,597)       (194,597)
  Common stock issued to acquire
    Suburban (unaudited)...........      122,180         --            --              452,180
  Issuance of common stock
    (unaudited)....................      --              --            (20,000)        --
  Redemption of common stock
    (unaudited)....................      --              --            --               (9,000)
  Repayment of notes receivable
    from shareholders
    (unaudited)....................      --              --             47,547          47,547
  Costs incurred related to
    Physician Partners, Inc.
    transaction (unaudited)........      --           (1,277,040)      --           (1,277,040)
  Net loss (unaudited).............      --           (4,638,898)      --           (4,638,898)
                                     ------------   ------------   ------------   ------------
BALANCE, September 30, 1996
  (unaudited)......................  $   122,180    $  1,285,097   $  (336,350)   $  1,976,927
                                     ------------   ------------   ------------   ------------
                                     ------------   ------------   ------------   ------------

        The accompanying notes are an integral part of these statements.

                        HEALTHFIRST MEDICAL GROUP, P.C.

                            STATEMENTS OF CASH FLOWS

                                                                     DECEMBER 31,                            SEPTEMBER 30,
                                                     ---------------------------------------------   -----------------------------
                                                         1993            1994            1995            1995            1996
                                                     -------------   -------------   -------------   -------------   -------------
                                                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)................................  $   1,314,323   $   1,937,467   $     291,766   $     107,450   $  (4,638,898)
  Adjustment to reconcile net income (loss) to net
    cash provided by (used in) operating
    activities--
    Depreciation and amortization..................        509,925         637,782         736,097         549,260       1,263,509
    Gain on sale of property, plant and
      equipment....................................       --               (32,334)       --              --              --
    Deferred taxes.................................        591,817         330,383          71,551         230,624      (1,935,784)
    Changes in operating assets and liabilities:
      Patient accounts receivable, net.............       (522,101)       (813,916)     (1,020,526)       (422,405)       (251,119)
      Healthcare and other receivables.............       (802,077)       (682,512)        568,116         353,116         990,557
      Related party receivable.....................       --              --              --              --               (69,964)
      Income taxes receivable......................       --              --              (167,988)       --               155,214
      Inventories of drugs and supplies............        (83,301)         33,174         (16,336)        (59,720)        251,395
      Prepaid expenses and deposits................        (82,457)        (10,330)        (78,802)         20,924         (17,803)
      Other assets.................................         48,577         (31,240)        (50,446)          3,435         (85,473)
      Drafts payable...............................       --             1,743,989      (1,579,197)     (1,657,737)        947,582
      Accounts payable.............................       (713,735)        670,417         461,312       1,380,264        (192,762)
      Income taxes payable.........................         62,061         233,334        (358,992)       (358,992)       --
      Accrued expenses.............................        185,821          94,461         (38,539)       (280,282)        766,317
      Related party payable........................       --              --              --              --               541,462
      PPI allocation payable.......................       --              --              --              --               270,754
      Accrued healthcare costs.....................        (30,646)        109,643          91,752          59,552         481,530
      Accrued compensation.........................       (177,477)         94,003         108,182         999,463       1,648,204
      Deferred revenue.............................          8,300           6,700           2,686           2,686         151,103
      Deferred compensation and other long-term
        liabilities................................         61,581         (11,197)        201,536         163,916       3,025,216
                                                     -------------   -------------   -------------   -------------   -------------
        Net cash provided by (used in) operating
          activities...............................        370,611       4,309,824        (777,828)      1,091,554       3,301,040
                                                     -------------   -------------   -------------   -------------   -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property, plant and equipment.....     (1,346,473)     (2,469,749)     (6,690,661)     (4,913,135)     (2,494,035)
    Proceeds from sale of property, plant and
      equipment....................................       --                40,261        --              --              --
    Purchases of investments.......................       (149,977)     (2,465,167)       --              --              --
    Cash proceeds received from short-term
      investments..................................      1,719,508        --             2,616,566       2,616,566        --
                                                     -------------   -------------   -------------   -------------   -------------
        Net cash provided by (used in) investing
          activities...............................        223,058      (4,894,655)     (4,074,095)     (2,296,569)     (2,494,035)
                                                     -------------   -------------   -------------   -------------   -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of long-term debt.......       --              --             4,939,909       1,200,000       1,249,286
    Principal payments on long-term debt...........        (12,823)        (14,362)        (17,001)        (11,745)       (978,545)
    Proceeds from repayments of notes receivable
      from stockholders............................         35,389          38,188          33,046          24,785          47,547
    Payments for redemption of common stock........       --              (116,508)        (10,000)        (10,000)         (9,000)
    Proceeds from issuance of common stock.........         10,000          50,000          28,910        --              --
    Cash received in acquisition of Suburban.......       --              --              --              --               231,000
    Cash received from direct financing lease
      obligation...................................       --              --              --              --             1,000,000
    Costs incurred related to Physician Partners,
      Inc. transaction.............................       --              --              --              --            (1,277,040)
                                                     -------------   -------------   -------------   -------------   -------------
        Net cash provided by (used in) financing
          activities...............................         32,566         (42,682)      4,974,864       1,203,040         263,248
                                                     -------------   -------------   -------------   -------------   -------------
NET INCREASE (DECREASE) IN CASH....................        626,235        (627,513)        122,941          (1,975)      1,070,253
CASH AND CASH EQUIVALENTS, beginning of period.....          3,253         629,488           1,975           1,975         124,916
                                                     -------------   -------------   -------------   -------------   -------------
CASH AND CASH EQUIVALENTS, end of period...........  $     629,488   $       1,975   $     124,916   $           0   $   1,195,169
                                                     -------------   -------------   -------------   -------------   -------------
                                                     -------------   -------------   -------------   -------------   -------------

                        HEALTHFIRST MEDICAL GROUP, P.C.

                                                                DECEMBER 31,                 SEPTEMBER 30,
                                                     ----------------------------------  ----------------------
                                                        1993        1994        1995        1995        1996
                                                     ----------  ----------  ----------  ----------  ----------
                                                                                              (UNAUDITED)
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest...........................  $  176,203  $  178,928  $  186,330  $  169,753  $  453,875
  Cash paid for income taxes.......................     322,997   1,012,033     445,724      --         181,220
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
  Capital lease obligations with related parties
    assumed in the acquisition of Suburban.........  $   --      $   --      $   --      $   --      $3,575,000
  Notes receivable issued in exchange for common
    stock..........................................      60,000     100,000      80,000      31,090      20,000
  HealthFirst acquired all of the outstanding stock
    of Suburban in exchange for 2,200 shares of
    HealthFirst Series 2 Class A stock. The
    acquisition was recorded under the purchase
    method of accounting. The fair values of
    Suburban's assets and liabilities at the date
    of acquisition are presented below:

Current assets................................................  $    2,284,000
Property, plant and equipment.................................       5,325,000
Other long-term assets........................................          99,000
Current liabilities...........................................      (2,833,000)
Long-term liabilities.........................................      (4,617,000)
                                                                --------------
Net equity acquired...........................................  $      258,000
                                                                --------------
                                                                --------------
Reconciliation to equity accounts:
  Common stock................................................  $      330,000
  Additional paid-in capital..................................         122,000
  Notes receivable from stockholders..........................        (194,000)
                                                                --------------
                                                                $      258,000
                                                                --------------
                                                                --------------

        The accompanying notes are an integral part of these statements.

                        HEALTHFIRST MEDICAL GROUP, P.C.

                         NOTES TO FINANCIAL STATEMENTS

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

1. DESCRIPTION OF BUSINESS:

    HealthFirst Medical Group, P.C. (HealthFirst), an Oregon professional corporation, is a multi-specialty medical clinic founded in 1909. In February 1996, The Metropolitan Clinic, P.C. (Metropolitan) merged with The Suburban Medical Clinic, P.C. (Suburban). Effective February 1996, Metropolitan changed its name to HealthFirst and Suburban changed its name to HealthFirst Medical Services Organization and became a 100 percent owned subsidiary of HealthFirst. The merger has been accounted for as a purchase of Suburban by Metropolitan in the accompanying financial statements for the nine months ended September 30, 1996. The unaudited September 30, 1996 results include Suburban's operating results from the date of acquisition.

    As of September 30, 1996, HealthFirst consisted of approximately 681 employees and 145 providers who offer a wide range of primary and specialty care services including allergy, dermatology, gastroenterology, hematology/oncology, infectious disease, pediatrics, geriatrics, obstetrics/gynecology, podiatry, rheumatology and surgery.

    HealthFirst operates clinics in eleven locations in and around Portland, Oregon including: Tualatin, Tigard, Westside, Lake Oswego, Broadway, Northwest Portland, Wilshire, Gateway, Gresham, Hollywood and Powell Valley, four of these clinics were acquired as a part of the purchase of Suburban. A significant change in the demographics of this area may have an adverse impact on the business.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist of all highly liquid investments with original maturities of three months or less.

    CONCENTRATION OF CREDIT RISK

    HealthFirst extends credit to patients covered by insurance programs such as governmental programs (Medicare and Medicaid) and private programs. HealthFirst manages credit risk with the various public and private insurance providers, as deemed appropriate by management. Allowances for doubtful accounts have been made for potential losses, where appropriate.

    INVENTORIES OF DRUGS AND SUPPLIES

    Inventories are stated at the lower of cost or market, determined by the first-in, first-out (FIFO) method. In 1996, HealthFirst began using a just-in-time method with its major supply vendors.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. Maintenance, repairs and minor replacements are expensed as incurred. When properties are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss on disposition is recorded as other income or expense.

                        HEALTHFIRST MEDICAL GROUP, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets. Equipment under capital lease is amortized using straight-line methods over the shorter of the period of the lease term or the estimated useful life of the equipment. Estimated lives are as follows:

Buildings and leasehold improvements..............     7-45 years
Furniture and equipment...........................     3-15 years

    PROVIDER COMPENSATION AND BENEFITS

    Provider compensation and benefits consists of the direct costs of patient care providers such as physicians and other allied health professionals. A substantial portion of these costs are paid to providers who are stockholders.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of cash and cash equivalents, short-term investments, patient receivables, accounts payable and accrued liabilities are a reasonable estimate of their fair value based on the short maturities of these instruments.

    Interest rates that are currently available to HealthFirst for issuance of debt with similar terms and remaining maturities were used to estimate fair value for debt issues. The current carrying value of debt approximates fair value.

    HealthFirst does not hold or issue financial instruments or derivative financial instruments for trading purposes.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    ACCOUNTING FOR LONG-LIVED ASSETS

    In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard Number 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which establishes accounting standards for impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, as well as for long-lived assets and certain identifiable intangibles to be disposed of. HealthFirst adopted the new standard in 1996. The effect of the adoption was not material to HealthFirst's financial position or results of operations.

    UNAUDITED INTERIM FINANCIAL INFORMATION

    The financial information for the interim periods ended September 30, 1995 and 1996 has not been audited by independent accountants. Certain information and footnote disclosures normally included in

                        HEALTHFIRST MEDICAL GROUP, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the unaudited interim financial information. In the opinion of HealthFirst's management, the unaudited interim financial information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation. Results of operations for the interim periods are not necessarily indicative of the results of operations for the respective full years.

3. REVENUES:

    HealthFirst reports its revenues in accordance with the methodologies discussed below:

    PREPAID HEALTHCARE

    HealthFirst contracts with various Health Maintenance Organizations (HMOs) to provide care to plan enrollees. These programs provide for a prepaid monthly fixed capitation payment on a per member basis to HealthFirst by the HMO for plan enrollees.

    The majority of the HMO contracts are full-risk or modified full-risk contracts. Under a full-risk contract, HealthFirst assumes the obligation of providing all healthcare services to enrollees and is obligated to reimburse outside providers for services rendered to enrollees. Generally, such payments to outside providers are limited to out-of-area services, emergency services and services not currently offered by HealthFirst. Modified full-risk contracts are similar to full-risk contracts except that the HMO is obligated to pay for out-of-area services.

    HealthFirst has entered into subcapitation agreements with certain of these outside providers. Under these agreements, HealthFirst prepays the outside provider based upon enrollee/participant formulas in which the subprovider assumes the risk of providing patient care. Additional limitations on losses are provided by the payment of stop loss reinsurance premiums and through a percentage limitation on overall savings or losses of the programs.

    HealthFirst has accrued the claims associated with services provided by outside providers for which HealthFirst is responsible, and an estimate of incurred but not reported claims is included in accrued healthcare cost in the accompanying financial statements.

    FEE-FOR-SERVICE

    Patient service revenues are recorded in the period in which services are provided at established rates. HealthFirst has agreements with third-party payors that provide payments to HealthFirst at amounts different from its established rates. The difference between the established rates and the related payment amounts are reflected as contractual discounts, as shown below:

                                                                                    NINE MONTHS ENDED SEPTEMBER
                                                 YEAR ENDED DECEMBER 31,                        30,
                                       -------------------------------------------  ----------------------------
                                           1993           1994           1995           1995           1996
                                       -------------  -------------  -------------  -------------  -------------
                                                                                            (UNAUDITED)
Fee-for-service, gross...............  $  16,832,271  $  24,173,543  $  29,384,296  $  21,785,874  $  32,035,180
Contractual discounts................      3,327,389      5,360,283      6,549,803      5,444,491      7,835,445
                                       -------------  -------------  -------------  -------------  -------------
  Fee-for-service, net...............  $  13,504,882  $  18,813,260  $  22,834,493  $  16,341,383  $  24,199,735
                                       -------------  -------------  -------------  -------------  -------------
                                       -------------  -------------  -------------  -------------  -------------

                        HEALTHFIRST MEDICAL GROUP, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

3. REVENUES: (CONTINUED)
    A summary of the most significant fee-for-service arrangements is as follows:

    MEDICARE

        A significant portion of HealthFirst's services are provided to Medicare patients. Payments for Medicare outpatient services which are not covered under capitated contracts are based on a prevailing fee schedule. Approximately 9, 9, 8 and 6 (unaudited) percent of net patient service revenues were derived from services provided to fee-for-service Medicare patients in 1993, 1994 and 1995, and the nine months ended September 30, 1996, respectively.

    MEDICAID

        Payments for Medicaid outpatient services which are not covered under capitated contracts are based on a prevailing fee schedule. Approximately 2 percent of net patient service revenues were derived from services provided to fee-for-service Medicaid patients in 1993, 1994 and 1995, and the nine months ended September 30, 1996.

    OTHER PAYORS

        HealthFirst has also entered into payment agreements with certain commercial insurance carriers and preferred provider organizations. The basis for payment under these agreements includes discounts from established charges.

    MAJOR CUSTOMERS

    Four customers individually represented more than 10 percent of HealthFirst's total net revenue as follows:

                                                                    YEAR ENDED
                                                                   DECEMBER 31,               NINE MONTHS
                                                          -------------------------------        ENDED
                                                            1993       1994       1995       SEPTEMBER 30,
                                                          ---------  ---------  ---------         1996
                                                                                           ------------------
                                                                                              (UNAUDITED)
Pacificare--Secure Horizons.............................         14%        11%        10%           12%
Pacificare--Commercial..................................         11         11         11            11
Blue Cross--HMO Oregon..................................         10         13         16            12
Blue Cross--Commercial..................................          9         10         10             6

                        HEALTHFIRST MEDICAL GROUP, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

4. PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment includes the following:

                                                          DECEMBER 31
                                                  ----------------------------  SEPTEMBER 30,
                                                      1994           1995           1996
                                                  -------------  -------------  -------------
                                                                                 (UNAUDITED)
Land and land improvements......................  $   1,898,512  $   1,988,712  $   2,001,164
Buildings and leasehold improvements............      4,397,615      9,796,611     11,601,935
Furniture and equipment.........................      3,777,567      5,172,257      8,058,172
Construction in progress........................        196,975       --             --
Building and equipment under capital lease......       --             --            3,838,484
                                                  -------------  -------------  -------------
                                                     10,270,669     16,957,580     25,499,755
Less--Accumulated depreciation..................     (2,802,561)    (3,534,908)    (5,522,557)
                                                  -------------  -------------  -------------
                                                  $   7,468,108  $  13,422,672  $  19,977,198
                                                  -------------  -------------  -------------
                                                  -------------  -------------  -------------

5. INCOME TAX EXPENSE:

    Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109). SFAS 109 requires that HealthFirst follow the liability method of accounting for deferred income taxes. Differences between financial reporting and tax basis results are due primarily to the use of the cash method of accounting for income tax purposes.

    Deferred income taxes reflect the net tax effects of temporary differences between the amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of HealthFirst's deferred tax assets and liabilities are as follows:

                                                                               DECEMBER 31,
                                                                       ----------------------------  SEPTEMBER 30,
                                                                           1994           1995           1996
                                                                       -------------  -------------  -------------
                                                                                                      (UNAUDITED)
Deferred tax assets:
  Cash to accrual adjustments........................................  $   1,081,021  $   1,516,422   $ 3,798,938
  Valuation Allowance................................................       --             --            (500,971)
                                                                       -------------  -------------  -------------
    Net deferred tax assets..........................................      1,081,021      1,516,422     3,297,967
Deferred tax liabilities:
  Cash to accrual adjustments........................................     (2,744,181)    (3,181,474)   (3,085,393)
  Excess tax depreciation............................................       (212,073)      (281,732)     (212,574)
                                                                       -------------  -------------  -------------
    Gross deferred tax liabilities...................................     (2,956,254)    (3,463,206)   (3,297,967)
                                                                       -------------  -------------  -------------
Net deferred tax liability...........................................  $  (1,875,233) $  (1,946,784)  $   --
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

                        HEALTHFIRST MEDICAL GROUP, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

5. INCOME TAX EXPENSE: (CONTINUED)
    The net deferred tax liability is reflected in the accompanying balance sheet as follows:

                                                           DECEMBER 31,
                                                   ----------------------------  SEPTEMBER 30,
                                                       1994           1995           1996
                                                   -------------  -------------  -------------
                                                                                  (UNAUDITED)
Current deferred tax liability...................  $  (1,784,151) $  (1,844,262)  $   --
Long term deferred tax liability.................        (91,082)      (102,522)      --
                                                   -------------  -------------  -------------
                                                   $  (1,875,233) $  (1,946,784)  $   --
                                                   -------------  -------------  -------------
                                                   -------------  -------------  -------------

    The provision for income taxes is as follows:

                                           YEAR ENDED DECEMBER 31,         NINE MONTHS ENDED
                                     ------------------------------------    SEPTEMBER 30,
                                        1993         1994         1995            1996
                                     ----------  ------------  ----------  ------------------
                                                                              (UNAUDITED)
Current:
  Federal..........................  $  329,700  $  1,003,419  $  119,351    $      (43,552)
  State............................      47,100       143,346      17,050            (6,222)
Deferred:
  Federal..........................     447,779       235,864      62,607        (1,832,569)
  State............................      63,968        33,694       8,944          (261,796)
                                     ----------  ------------  ----------  ------------------
                                     $  888,547  $  1,416,323  $  207,952    $   (2,144,139)
                                     ----------  ------------  ----------  ------------------
                                     ----------  ------------  ----------  ------------------

    The differences between the provision (benefit) for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes were as follows:

                                           YEAR ENDED DECEMBER 31,         NINE MONTHS ENDED
                                     ------------------------------------    SEPTEMBER 30,
                                        1993         1994         1995            1996
                                     ----------  ------------  ----------  ------------------
                                                                              (UNAUDITED)
Federal tax at statutory rate......  $  771,005  $  1,173,826  $  174,902    $   (2,418,863)
Add (deduct):
  State income tax, net of federal
    benefit........................      72,194       115,077      16,896          (269,530)
  Other............................      45,348       127,420      16,154            43,283
  Change in Valuation Allowance....      --           --           --               500,971
                                     ----------  ------------  ----------  ------------------
                                     $  888,547  $  1,416,323  $  207,952    $   (2,144,139)
                                     ----------  ------------  ----------  ------------------
                                     ----------  ------------  ----------  ------------------

    In 1996, HealthFirst recognized a valuation allowance in an amount equal to its net deferred tax asset due to uncertainty regarding HealthFirst's ability to recognize the benefit of those assets in future years.

                        HEALTHFIRST MEDICAL GROUP, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

6. LONG-TERM DEBT:

    Long-term debt consists of the following:

                                                                                DECEMBER 31,
                                                                         --------------------------  SEPTEMBER 30,
                                                                             1994          1995          1996
                                                                         ------------  ------------  -------------
                                                                                                      (UNAUDITED)

Note payable, due in monthly installments of principal and interest of
  $15,630 through July 2000, with a final payment of $1,635,845, bearing interest at 9.875%.The note is secured by a first mortgage on
  land, buildings, and improvements....................................  $  1,747,086  $  1,731,467   $ 1,700,165

Note payable, due in monthly installments of principal and interest of
  $15,827 through December 1998, bearing interest at 8.4%. The note is
  secured by inventory, furniture, and equipment.......................       --            500,000       387,143

Construction loan payable, due in monthly installments of interest only through January 1997 with a final payment of all outstanding principal and accrued unpaid interest on January 1997, bearing interest at prime plus 1% (7.75% at December 31, 1995). The note is
  secured by building and land.........................................       --          2,538,527     3,687,813

Note payable, due in monthly installments of interest only beginning
  January 31, 1996 with a principal payment of $250,000 on August 31,
  1996 and annual principal installments of $115,000 through August
  2011, bearing interest at 7.9%.......................................       --          1,900,000     1,750,000

Note payable, due in monthly installments of $7,066 plus interest
  through January 1999, bearing interest at 9.875%.....................       --            --            197,841

Note payable, due in monthly installments of $8,060 including interest
  through October 2000, bearing interest at 8.75%......................       --            --            325,790

Note payable, related party, due in monthly installments of $428
  including interest through August 1998, bearing interest at 6%.......       --            --              9,260
                                                                         ------------  ------------  -------------

  Total long-term debt.................................................     1,747,086     6,669,994     8,058,012

Less--Current portion..................................................        15,727     2,958,506     4,146,604
                                                                         ------------  ------------  -------------

  Long-term debt, net of current portion...............................  $  1,731,359  $  3,711,488   $ 3,911,408
                                                                         ------------  ------------  -------------
                                                                         ------------  ------------  -------------

                        HEALTHFIRST MEDICAL GROUP, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

6. LONG-TERM DEBT: (CONTINUED)
    Maturities of long-term debt for the next five years are as follows:

1996..........................  $   2,958,506
1997..........................        301,369
1998..........................        316,748
1999..........................        138,499
2000..........................      1,764,872
Thereafter....................      1,190,000
                                -------------
  Total.......................  $   6,669,994
                                -------------
                                -------------

    Management intends to convert the construction loan to a mortgage loan in 1997, which would extend the maturity of the loan.

    HealthFirst has borrowed an additional $1,600,000 on the note payable secured by inventory, furniture, and equipment subsequent to September 30, 1996.

    In June 1996, HealthFirst increased an existing credit agreement with a bank to $2,500,000. The line of credit is secured by inventory, receivables and equipment of HealthFirst which matures April 30, 1997. The agreement includes interest at the U.S. National Bank prime rate plus .5 percent. HealthFirst had $0, $0, and $100,000 outstanding under the line of credit at December 31, 1994, 1995 and September 30, 1996, respectively. HealthFirst has borrowed an additional $1,400,000 under the line of credit subsequent to September 30, 1996.

7. LEASE COMMITMENTS:

    CAPITAL LEASES

    HealthFirst leases certain medical equipment and facilities under agreements which are classified as capital leases. The equipment leases have original terms of five years and have either a bargain purchase option or a transfer of title at the end of the lease. The building lease is with Gateway Properties LLC (see
Note 11) for a term of 21 years. Leased capital assets included in property, plant and equipment at December 31, 1994 and 1995, and September 30, 1996 are as follows:

                                                             DECEMBER 31,
                                                        ----------------------  SEPTEMBER 30,
                                                           1994        1995         1996
                                                        ----------  ----------  -------------
                                                                                 (UNAUDITED)
Buildings and leasehold improvements..................  $   --      $   --       $ 3,574,605
Furniture and equipment...............................      --          --           263,879
                                                        ----------  ----------  -------------
                                                            --          --         3,838,484
  Less--Accumulated amortization......................      --          --           512,105
                                                        ----------  ----------  -------------
                                                        $   --      $   --       $ 3,326,379
                                                        ----------  ----------  -------------
                                                        ----------  ----------  -------------

                        HEALTHFIRST MEDICAL GROUP, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

7. LEASE COMMITMENTS: (CONTINUED)
    OPERATING LEASES

    Such lease commitments are primarily for facilities and equipment. Certain facility leases provide for adjustments relating to the consumer price index and operating expenses.

    MINIMUM LEASE PAYMENTS

    Future minimum lease payments, by year and in the aggregate, under noncancellable operating leases with initial or remaining terms of one year or more consist of the following at December 31, 1995.

1996..........................  $     697,291
1997..........................        544,105
1998..........................        530,467
1999..........................        446,100
2000..........................        466,440
Thereafter....................      2,378,310
                                -------------
                                $   5,062,713
                                -------------
                                -------------

    Due to the acquisition of Suburban in February 1996, HealthFirst assumed operating leases with estimated future minimum lease payments of $324,715, $324,715, $333,195, $333,965, $228,570 and $604,333 for the years ending
December 31, 1996, 1997, 1998, 1999, 2000 and thereafter, respectively. HealthFirst also assumed capital lease obligations in the aggregate amount of $3,648,220 with estimated future minimum lease payments, including interest of $4,457,408, are $463,771, $463,770, $457,582, $426,635, $416,787 and $5,877,083
for the years ending December 31, 1996, 1997, 1998, 1999, 2000 and thereafter, respectively.

    DIRECT FINANCING LEASE OBLIGATION

    In May 1996, HealthFirst sold three facilities to HealthFirst Properties LLC (see Note 11) under a sale/leaseback arrangement. The facilities were sold for $12,550,000, $11,550,000 of which is due in the form of an 8 percent interest-bearing note receivable due in monthly installments through April 2016. The remainder was received in cash. The transaction has been accounted for as a financing, wherein the property and related debt remains on the books and will continue to be depreciated. A financing obligation representing the proceeds of $1 million has been recorded and will be reduced based on payments under the lease. As sales proceeds are received from the LLC, they will be credited to a financing obligation, and amortized as a reduction of operating expenses over the remaining life of the lease. The lease has a term of 20 years and requires minimum annual rental payments of $878,504 in 1996, $1,317,756 in 1997, 1998, 1999 and 2000, and $20,205,592 thereafter.

8. EMPLOYEE BENEFIT PLANS:

    RETIREMENT PLAN

    HealthFirst has a noncontributory profit sharing plan covering all employees who are eligible subject to certain requirements. HealthFirst, at the discretion of the Board of Directors, contributes an annual amount not to exceed the maximum allowed under the Internal Revenue Code. In the year ended

                        HEALTHFIRST MEDICAL GROUP, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

8. EMPLOYEE BENEFIT PLANS: (CONTINUED)
December 31, 1993, HealthFirst contributed $440,044 to the Plan. Subsequent to 1993, no contributions to the Plan have been made. HealthFirst does not foresee making contributions to the profit sharing plan in the future.

    In 1994, HealthFirst added a 401(k) plan covering employees who are eligible subject to certain requirements. Employees contribute between 2 to 10 percent of their annual compensation. HealthFirst matches employee contributions at a rate of 10 percent plus a discretionary percentage determined by the Board of Directors. The contributions to the Plan were $0, $215,190, $68,823, $50,430 (unaudited) and $85,304 (unaudited) in the years ended December 31, 1993, 1994, and 1995, and in the nine months ended September 30, 1995 and 1996, respectively.

    HealthFirst also has a defined contribution money purchase pension plan which is a plan in which all employees are eligible to participate subject to certain requirements. HealthFirst contributes 8 percent of employees' compensation which does not exceed the Social Security integration level, plus a higher percentage of the amount in excess of the integration level for the Plan year. The contributions in the years ended December 31, 1993, 1994, and 1995 and the nine months ended September 30, 1995 and 1996 were $743,487, $942,286, $1,132,887, $976,495 (unaudited) and $1,377,061 (unaudited), respectively.

    SUPPLEMENTAL PENSION PLAN

    In 1987, HealthFirst entered into a supplemental pension plan with eight of its physicians providing for fixed monthly payments over five years commencing with the physicians' retirements or terminations. The physicians receive payments upon retirement or termination if certain vesting requirements have been met. The liability under this agreement is being accrued over the physicians' estimated remaining service periods before becoming fully vested. On the vesting date, the present value of the future benefit payments will have been accrued. HealthFirst has accrued $163,509, $169,606 and $174,360 for the plan at December 31, 1994 and 1995 and September 30, 1996, respectively.

    SUBURBAN PROFIT-SHARING PLAN

    As part of the 1996 acquisition of Suburban, HealthFirst assumed a profit-sharing plan in which all former employees of Suburban are eligible to participate subject to certain eligibility criteria. The plan is funded by discretionary employer contributions as determined by the Board of Directors on an annual basis. The amount of employer contributions, if any, is allocated to eligible employees based on employee compensation. HealthFirst's contributions for the first nine months of 1996 was $31,500.

    HEALTHFIRST BONUS COMPENSATION PLAN

    In February 1996, HealthFirst established a bonus compensation plan for eligible employees. Employees are vested after five years of employment with credit for prior service. A substantial portion of the participants were fully vested as of September 30, 1996. The total payout of approximately $5.25 million will be over a period of eight years. HealthFirst is accruing for the estimated present value of the bonus compensation over the estimated period of the employees' active employment from the date the contract was signed until the date they are fully vested. Compensation expense recognized during the nine months ended September 30, 1996 was approximately $3.9 million, a portion of which has been paid. The expense was recorded to provider compensation and benefits. The amount accrued at September 30, 1996 is

                        HEALTHFIRST MEDICAL GROUP, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

8. EMPLOYEE BENEFIT PLANS: (CONTINUED)
$3,400,871, of which $501,653 is included in current liabilities and the remainder is included in deferred compensation.

9. PROFESSIONAL LIABILITY:

    HealthFirst maintains a claims-made professional liability insurance policy. The policy coverage for the healthcare providers formerly employed by Metropolitan is $5,000,000 per claim, with no aggregate maximum limit, for claims made against HealthFirst and its employees. The policy coverage for the healthcare providers formerly employed by Suburban is $2,000,000 per claim, $4,000,000 aggregate maximum benefit, for claims made against HealthFirst and its employees. Accruals for outstanding claims and the associated deductibles are made in the period in which the event becomes known. HealthFirst also accrues an actuarial estimate of the future liability for claims incurred but not reported prior to the end of the accounting period.

10. LEGAL PROCEEDINGS:

    HealthFirst is subject to various legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, although the ultimate dispositions of these proceedings are not determinable, adverse determinations in any or all of such proceedings would not have a material adverse effect upon the financial position or results of operations of HealthFirst.

11. RELATED PARTY TRANSACTIONS:

    COORDINATED HEALTH NETWORK, INC.

    In December 1993, HealthFirst became a one-third shareholder in Coordinated Health Network, Inc. (CHN). CHN was formed to obtain patient contracts under the Oregon Health Plan and generate purchasing discounts. The investment in CHN has been accounted for under the equity method. In 1993, 1994 and 1995, HealthFirst paid premiums to CHN of $0, $57,167 and $106,204, respectively, and CHN paid HealthFirst $0, $154,711 and $621,654 in 1993, 1994 and 1995, respectively, for claims. CHN legally dissolved in 1996.

    NORTHWEST PHYSICIANS ALLIANCE

    In 1995, HealthFirst invested $52,000 for a one-third share in Northwest Physicians Alliance (the Alliance), which was formed with Blue Cross/Blue Shield of Oregon, two local hospital systems and several physician groups. The Alliance has been accounted for under the equity method. The Alliance is intended to be the primary delivery network for Blue Cross/Blue Shield's HMO Oregon product in the Portland area.

    HEALTHFIRST PROPERTIES, LLC

    HealthFirst Properties, LLC (HPLLC) was formed by certain shareholders of HealthFirst in 1996 to acquire three clinic buildings from HealthFirst. HPLLC purchased these properties from HealthFirst for an aggregate purchase price of $12,550,000, to be paid under an installment sale contract with a 20-year term. In addition, HPLLC made a $1 million down payment to HealthFirst. Simultaneous with the execution of the installment sale contract, HealthFirst agreed to lease back the three buildings from

                        HEALTHFIRST MEDICAL GROUP, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

11. RELATED PARTY TRANSACTIONS: (CONTINUED)
HPLLC under a 20-year lease agreement. This transaction has been recorded as a direct financing lease. Accordingly, the monies received from HPLLC have been recorded as a direct financing lease obligation and the related property is included in property, plant and equipment in the accompanying financial statements.

    GATEWAY PROPERTIES LLC

    Gateway Properties LLC (Gateway) is owned by several former shareholders of Suburban. Throughout 1995, Suburban recorded notes receivable for various payments made on behalf of Gateway. The note receivable at September 30, 1996 was $155,307. The terms of the note include monthly installments of principal and interest of $4,878 through August 1999 with interest accruing at 7 percent. HealthFirst has signed a capital lease to occupy the new clinic building for a term expiring in August 2015.

    STOCK SUBSCRIPTIONS

    HealthFirst maintains various agreements with stockholders for their purchase of common stock. The notes mature at various stages through the year 2008.

12. BUSINESS ACQUISITION:

    On February 1, 1996, HealthFirst acquired all of the outstanding stock of the Suburban Medical Clinic, Inc. in exchange for 2,200 shares of HealthFirst Series 2 Class A stock. Following the acquisition, the name of Suburban was changed to HealthFirst Management Services Organization, P.C. (HealthFirst M.S.O.).

    Results of operations after the acquisition date are included in the September 30, 1996 statement of income. The following pro forma information has been prepared assuming that this acquisition had taken place at the beginning of 1995. Because fair values of purchased assets approximated their carrying values, no material pro forma adjustment was necessary to adjust historical depreciation and amortization.

    The pro forma financial information is not necessarily indicative of the results of operations as they would have been had the acquisition been consummated on the assumed dates.

                                                                  NINE MONTHS ENDED
                                        YEAR ENDED      --------------------------------------
                                     DECEMBER 31, 1995  SEPTEMBER 30, 1995  SEPTEMBER 30, 1996
                                     -----------------  ------------------  ------------------
                                                                     (UNAUDITED)
Net revenues less provider
  compensation and benefits........   $    39,624,916    $     27,662,465    $     26,195,935
Operating expenses.................       (40,363,520)        (28,246,704)        (33,476,122)
Other income (expenses)............          (215,228)            (98,371)            203,148
                                     -----------------  ------------------  ------------------
  Income (loss) before income
    taxes..........................          (953,832)           (682,610)         (7,077,039)
Income tax (benefit) expense.......          (402,438)           (285,286)         (2,272,139)
                                     -----------------  ------------------  ------------------
  Net income (loss)................   $      (551,394)   $       (397,324)   $     (4,804,900)
                                     -----------------  ------------------  ------------------
                                     -----------------  ------------------  ------------------

                        HEALTHFIRST MEDICAL GROUP, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

13. SUBSEQUENT EVENTS:

    PHYSICIAN PARTNERS, INC.

    The Board of Directors of HealthFirst has approved a Reorganization and Merger Agreement (the Agreement) dated July 29, 1996 together with the Boards of The Corvallis Clinic, P.C. and the Medford Clinic, P.C.; and Physician Partners, Inc. (PPI), a newly formed company. This Agreement is subject to the approval of the shareholders of the three medical groups.

    This transaction would result in a separation of operations of the three founding medical groups between medical professional services activities (i.e., providers and medical service staff) and the physician practice management activities of the business. The professional services activities would be spun off into newly formed professional corporations (New PCs). The physician practice management business, along with substantially all of the assets and liabilities of the three founding medical groups, i.e., accounts receivable, property, plant, equipment, contracts, payables, accruals and debt, would be transferred to PPI. When the transaction becomes effective, the shareholders of the existing founding clinics will become the original shareholders of PPI.

    An integral part of the reorganization is a 40-year management agreement whereby PPI would provide physician practice management services to the New PCs. Services to be provided would include management and administrative services, capital resources, facilities, equipment and supplies.

    As consideration, PPI would be entitled to (a) reimbursement of all managerial costs and expenses (Manager's Expenses) incurred by PPI and (b) a management fee equal to 16 percent of the Distributable Profit Amount (defined as (i) gross revenues, booked on an accrual basis and subtracting contractual discounts and bad debts, received by PPI or the New PCs relating to services provided by the New PCs less (ii) Manager s Expense).

    The New PCs would be responsible for providing medical services and the related costs for provider compensation and benefits.

    The parties to the reorganization transaction will receive an opinion from tax counsel that for federal income tax purposes, it is more likely than not that the reorganization will be a tax-free transaction. No ruling will be requested from the Internal Revenue Service regarding the tax consequences of the transaction. If the IRS or tax court were to determine that the transactions were not tax free, there would be significant adverse tax consequence to the parties to the transaction and their respective shareholders.

    The reorganization Agreement contemplates that each of the three founding medical groups will adopt a stock option plan for certain of its employees and grant new options to purchase shares of its capital stock. Such options would then be converted into options to purchase PPI stock.

    In anticipation of the consummation of the reorganization transaction, various individuals have entered into Employment Agreements with PPI which provide for base compensation, incentive bonuses, stock options and awards, termination benefits and, in certain cases, severance compensation in the event the transaction is not consummated prior to January 31, 1997. The obligations of PPI under certain of these agreements are guaranteed by the three founding medical groups.

    In connection with the reorganization transaction, the three founding medical groups have entered into an Expense Sharing Agreement which establishes the basis upon which certain costs incurred in connection with the transactions are to be allocated between the three groups.

                        HEALTHFIRST MEDICAL GROUP, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

13. SUBSEQUENT EVENTS: (CONTINUED)
    In accordance with the terms of the reorganization Agreement, if one of the parties terminates the Agreement, in certain circumstances, it may be liable to the other parties to pay all of their expenses incurred in connection with the transaction.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of

The Suburban Medical Clinic, Inc.:

    We have audited the accompanying balance sheets of The Suburban Medical Clinic, Inc. (an Oregon professional corporation) as of December 31, 1994 and 1995, and the related statements of operations, cash flows and stockholders' equity for each of the years in the three year period ended December 31, 1995. These financial statements are the responsibility of Suburban's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Suburban Medical Clinic, Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Portland, Oregon,

September 6, 1996

                       THE SUBURBAN MEDICAL CLINIC, INC.

                   BALANCE SHEETS--DECEMBER 31, 1994 AND 1995

                                     ASSETS

                                                                                      1994            1995
                                                                                  -------------   -------------

CURRENT ASSETS:
  Cash and cash equivalents.....................................................  $     258,542   $     394,849
  Patient accounts receivable, net of allowances for contractual discounts and uncollectible accounts of $313,719 and $307,053 in 1994 and 1995,
    respectively................................................................        922,373         752,526
  Healthcare and other receivables..............................................      1,565,792         756,784
  Related party receivables.....................................................         88,631         328,060
  Inventories of drugs and supplies.............................................         41,608          55,992
  Prepaid expenses and deposits.................................................        143,109         112,106
  Current deferred tax asset....................................................       --                10,585
                                                                                  -------------   -------------
      Total current assets......................................................      3,020,055       2,410,902
                                                                                  -------------   -------------
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of $829,560 and
  $648,028 for 1994 and 1995, respectively......................................      1,017,182       5,286,997
                                                                                  -------------   -------------
LONG-TERM DEFERRED TAX ASSET....................................................         11,160          37,246
OTHER ASSETS, related parties...................................................        596,046         136,740
                                                                                  -------------   -------------
      Total assets..............................................................  $   4,644,443   $   7,871,885
                                                                                  -------------   -------------
                                                                                  -------------   -------------

                                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of long-term debt and capital lease obligations...............  $     113,341   $     324,096
  Accounts payable..............................................................        479,750         348,960
  Accrued healthcare costs......................................................        636,705       1,341,663
  Accrued compensation..........................................................        823,738         818,433
  Deferred income tax liability.................................................        624,607        --
                                                                                  -------------   -------------
      Total current liabilities.................................................      2,678,141       2,833,152
                                                                                  -------------   -------------
LONG-TERM DEBT, net of current portion..........................................        281,124         697,260
                                                                                  -------------   -------------
CAPITAL LEASE OBLIGATIONS, net of current portion...............................         90,833       3,537,350
OTHER LONG TERM LIABILITIES.....................................................        355,655         382,000
                                                                                  -------------   -------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock--
    Class A--Voting; no par value; 2,000 shares authorized; 1,400 and 2,200 shares issued and outstanding at December 31, 1994 and 1995,
      respectively..............................................................        210,000         330,000
  Retained earnings.............................................................      1,129,779         286,619
  Notes receivable from stockholders for the purchase of stock..................       (101,089)       (194,496)
                                                                                  -------------   -------------
      Total stockholders' equity................................................      1,238,690         422,123
                                                                                  -------------   -------------
      Total liabilities and stockholders' equity................................  $   4,644,443   $   7,871,885
                                                                                  -------------   -------------
                                                                                  -------------   -------------

      The accompanying notes are an integral part of these balance sheets.

                       THE SUBURBAN MEDICAL CLINIC, INC.

                            STATEMENTS OF OPERATIONS

                                                                                                  NINE MONTHS
                                                          YEAR ENDED DECEMBER 31,                    ENDED
                                              -----------------------------------------------    SEPTEMBER 30,
                                                  1993             1994             1995             1995
                                              -------------    -------------    -------------    -------------
                                                                                                  (UNAUDITED)
REVENUES:
  Fee-for-service, net.....................   $   2,736,076    $   3,556,688    $   4,013,507    $   2,713,813
  Prepaid healthcare.......................      10,461,020       11,136,889       11,404,888        8,558,474
                                              -------------    -------------    -------------    -------------
    Net revenues...........................      13,197,096       14,693,577       15,418,395       11,272,287
  Less--Provider compensation and
    benefits...............................       3,293,586        3,513,863        3,915,818        2,740,808
                                              -------------    -------------    -------------    -------------
    Net revenue less compensation to
      providers............................       9,903,510       11,179,714       11,502,577        8,531,479

OPERATING EXPENSES:
  Clinic salaries, wages and benefits......       3,088,539        3,270,221        3,832,011        3,186,962
  Purchased medical services...............       4,263,041        3,662,967        4,718,905        3,551,346
  Medical and office supplies..............       1,052,076          937,493        1,094,804          862,205
  Clinic general and administrative
    expenses...............................       1,166,248        1,790,545        2,232,909        1,041,793
  Lease and rent expense...................         352,486          450,679          434,470          339,780
  Provision for uncollectible accounts.....         124,620          309,038          182,274          135,702
  Depreciation and amortization............         126,315          167,819          274,818          209,743
                                              -------------    -------------    -------------    -------------
    Total operating expenses...............      10,173,325       10,588,762       12,770,191        9,327,531
                                              -------------    -------------    -------------    -------------
    Operating profit (loss)................        (269,815)         590,952       (1,267,614)        (796,052)

OTHER INCOME (EXPENSE):
  Interest income..........................          25,013           33,721           48,716           33,885
  Interest expense.........................          (8,953)         (19,257)        (239,896)        (125,869)
  Equity in loss of affiliate..............          (7,878)          (9,324)         (26,816)        --
  Other....................................          14,639           49,288           32,060           26,343
                                              -------------    -------------    -------------    -------------
    Net income (loss) before income
      taxes................................        (246,994)         645,380       (1,453,550)        (861,693)
                                              -------------    -------------    -------------    -------------
INCOME TAX (BENEFIT) EXPENSE...............         (98,988)         262,667         (610,390)        (356,919)
                                              -------------    -------------    -------------    -------------
NET INCOME (LOSS)..........................   $    (148,006)   $     382,713    $    (843,160)   $    (504,774)
                                              -------------    -------------    -------------    -------------
                                              -------------    -------------    -------------    -------------

        The accompanying notes are an integral part of these statements.

                       THE SUBURBAN MEDICAL CLINIC, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                                          CLASS A
                                                       COMMON STOCK                         NOTES
                                                  -----------------------                 RECEIVABLE
                                                   NUMBER OF                 RETAINED        FROM
                                                    SHARES       AMOUNT      EARNINGS    STOCKHOLDERS     TOTAL
                                                  -----------  ----------  ------------  ------------  ------------
BALANCE, December 31, 1992......................       1,400   $  210,000  $    895,072   $ (198,877)  $    906,195
  Issuance of common stock......................         200       30,000       --           (30,000)       --
  Redemption of common stock....................        (200)     (30,000)      --            --            (30,000)
  Repayment of notes receivable from
    stockholders................................      --           --           --            24,182         24,182
  Forgiveness of notes receivable from
    stockholders................................      --           --           --            59,114         59,114
  Net loss......................................      --           --          (148,006)      --           (148,006)
                                                       -----   ----------  ------------  ------------  ------------
BALANCE, December 31, 1993......................       1,400      210,000       747,066     (145,581)       811,485
  Repayment of notes receivable from
    stockholders................................      --           --           --            44,492         44,492
  Net income....................................      --           --           382,713       --            382,713
                                                       -----   ----------  ------------  ------------  ------------
BALANCE, December 31, 1994......................       1,400      210,000     1,129,779     (101,089)     1,238,690
  Issuance of common stock......................         800      120,000       --          (120,000)       --
  Repayment of notes receivable from
    stockholders................................      --           --           --            26,593         26,593
  Net loss......................................      --           --          (843,160)      --           (843,160)
                                                       -----   ----------  ------------  ------------  ------------
BALANCE, December 31, 1995......................       2,200   $  330,000  $    286,619   $ (194,496)  $    422,123
                                                       -----   ----------  ------------  ------------  ------------
                                                       -----   ----------  ------------  ------------  ------------

        The accompanying notes are an integral part of these statements.

                       THE SUBURBAN MEDICAL CLINIC, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                                                    NINE MONTHS
                                                                              YEAR ENDED DECEMBER 31,                  ENDED
                                                                   ---------------------------------------------   SEPTEMBER 30,
                                                                       1993            1994            1995            1995
                                                                   -------------   -------------   -------------   -------------
                                                                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..............................................  $    (148,006)  $     382,713   $    (843,160)  $   (504,774)
  Adjustment to reconcile net income (loss) to net cash provided by (used in) operating activities--
    Depreciation.................................................        126,315         167,819         274,818        209,743
    Equity in loss of affiliates.................................          7,878           9,324          26,816        --
    Loss on sale of property, plant and equipment................       --              --                33,953        --
    Noncash compensation for provider services...................         59,114        --              --              --
    Deferred income taxes........................................        (76,398)        279,178        (661,278)      (363,184)
    Changes in operating assets and liabilities:
      Patient accounts receivable, net...........................       (138,596)       (277,344)        169,847        521,955
      Healthcare and other receivables...........................        246,024         189,075         809,008          5,972
      Related party receivables..................................       --               (88,631)       (239,429)        17,118
      Inventories of drugs and supplies..........................        (44,346)         24,068         (14,384)        30,651
      Prepaid expenses and deposits..............................        (80,674)        (19,272)         31,003         66,540
      Other assets, related parties..............................        (54,467)       (468,091)         24,703       (423,566)
      Accounts payable...........................................       (161,880)        235,923        (130,790)       175,081
      Income taxes payable.......................................          1,692          (1,692)       --                  389
      Accrued healthcare costs...................................        176,433        (586,896)        704,958        289,442
      Accrued compensation.......................................        633,495        (321,060)         (5,305)      (127,675)
      Other long-term liabilities................................         52,235          52,688          26,345         26,345
                                                                   -------------   -------------   -------------   -------------
        Net cash provided by (used in) operating activities......        598,819        (422,198)        207,105        (75,963)
                                                                   -------------   -------------   -------------   -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment.....................       (203,212)       (536,310)       (994,102)      (585,308)
  Cash distributions received from liquidation of partnership
    interest.....................................................       --              --               407,787        407,787
                                                                   -------------   -------------   -------------   -------------
        Net cash used in investing activities....................       (203,212)       (536,310)       (586,315)      (177,521)
                                                                   -------------   -------------   -------------   -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt.......................         75,932         339,156         688,550        313,550
  Principal payments on long-term debt and capital lease
    obligations..................................................        (37,664)        (86,126)       (199,626)      (130,021)
  Proceeds from repayments of notes receivable from
    stockholders.................................................         24,182          44,492          26,593         18,505
                                                                   -------------   -------------   -------------   -------------
        Net cash provided by financing activities................         62,450         297,522         515,517        202,034
                                                                   -------------   -------------   -------------   -------------
NET INCREASE (DECREASE) IN CASH..................................        458,057        (660,986)        136,307        (51,450)
CASH, beginning of period........................................        461,471         919,528         258,542        258,542
                                                                   -------------   -------------   -------------   -------------
CASH, end of period..............................................  $     919,528   $     258,542   $     394,849   $    207,092
                                                                   -------------   -------------   -------------   -------------
                                                                   -------------   -------------   -------------   -------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest.........................................  $       7,597   $      11,937   $      65,493   $     27,778
  Cash paid for income taxes.....................................       --              --                41,223        --

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:
    Capital lease obligations issued to a related party in
      exchange for property, plant and equipment.................        164,000        --             3,396,735      3,396,735
    Notes receivable issued in exchange for common stock.........         30,000        --               120,000         90,000
    Notes payable issued for redemption of common stock..........         30,000        --              --              --

        The accompanying notes are an integral part of these statements.

                       THE SUBURBAN MEDICAL CLINIC, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995

1. BUSINESS AND ORGANIZATION:

    The Suburban Medical Clinic, Inc. (Suburban), an Oregon professional corporation, is a multi-specialty medical clinic founded in 1956.

    Suburban consists of approximately 200 employees and 29 physicians who offer a wide range of primary care medical services, including internal medicine, pediatrics, geriatrics, podiatry and dermatology.

    Suburban operates clinics in four locations in and around Portland, Oregon including: Gateway, Gresham, Hollywood and Powell Valley. A significant change in the demographics of this area may have an adverse impact on the business.

    Effective February 1, 1996, Suburban merged with HealthFirst Medical Group, P.C. (HealthFirst) and was renamed HealthFirst Management Services Organization, Inc. The stockholders of Suburban exchanged their stock for stock of HealthFirst, Inc. Suburban became a wholly owned subsidiary of HealthFirst Medical Group, P.C. and will operate as a management company providing contracting services for prepaid medical plans.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    CASH EQUIVALENTS

    Cash equivalents consist of all highly liquid investments with original maturities of three months or less.

    CONCENTRATION OF CREDIT RISK

    Suburban extends credit to patients covered by insurance programs such as governmental programs (Medicare and Medicaid) and private programs. Suburban manages credit risk with the various public and private insurance providers, as deemed appropriate by management. Allowances for doubtful accounts have been made for potential losses, where appropriate.

    INVENTORIES OF DRUGS AND SUPPLIES

    Inventories are stated at the lower of cost or market, determined by the first-in, first-out (FIFO) method.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. Maintenance, repairs and minor replacements are expensed as incurred. When properties are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and any resulting gain or loss is recorded as other income or expense.

    Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets. Equipment under capital lease is amortized using straight-line methods over the shorter of the period of the lease term or the estimated useful life of the equipment. Estimated lives are as follows:

Buildings and building improvements.........................     7-40 years
Furniture and equipment.....................................      5-7 years

                       THE SUBURBAN MEDICAL CLINIC, INC.

                           DECEMBER 31, 1994 AND 1995

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    PROVIDER COMPENSATION AND BENEFITS

    Provider compensation and benefits consists of the direct costs of patient care providers such as physicians and other allied health professionals. A substantial portion of these costs are paid to providers who are stockholders.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of cash and cash equivalents, patient receivables, amounts payable and accrued liabilities are a reasonable estimate of their fair value based on the short maturities of these instruments.

    Interest rates that are currently available to Suburban for issuance of debt with similar terms and remaining maturities were used to estimate fair value for debt issues. The current carrying value of debt approximates fair value.

    Suburban does not hold or issue financial instruments or derivative financial instruments for trading purposes.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    ACCOUNTING FOR LONG-LIVED ASSETS

    In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards Number 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which establishes accounting standards for impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, as well as for long-lived assets and certain identifiable intangibles to be disposed of. Suburban adopted the new Standard in 1996 as part of HealthFirst. The effect of the adoption was not material to Suburban's financial position or results of operations.

3. REVENUES:

    Suburban reports its revenues in accordance with the methodologies discussed below:

    PREPAID HEALTHCARE

    Suburban contracts with various Health Maintenance Organizations (HMOs) to provide care to plan enrollees. These programs provide for a prepaid monthly fixed capitation payment on a per member basis to Suburban by the HMO for plan enrollees.

    The majority of the HMO contracts are full-risk or modified full-risk contracts. Under a full-risk contract, Suburban assumes the obligation of providing all healthcare services to enrollees and is obligated

                       THE SUBURBAN MEDICAL CLINIC, INC.

                           DECEMBER 31, 1994 AND 1995

3. REVENUES: (CONTINUED)
to reimburse outside providers for services rendered to enrollees. Generally, such payments to outside providers are limited to out-of-area services, emergency services and services not currently offered by Suburban. Modified full-risk contracts are similar to full-risk contracts except that the HMO is obligated to pay for out-of-area services.

    Suburban has entered into subcapitation agreements with certain of these outside providers. Under these agreements, Suburban prepays the outside provider based upon enrollee/participant formulas in which the subprovider assumes the risk of providing patient care. Additional limitations on losses are provided by the payment of stop loss reinsurance premiums and through a percentage limitation on overall savings or losses of the programs.

    Suburban has accrued the claims associated with services provided by outside providers for which Suburban is responsible, and an estimate of incurred but not reported claims is included in accrued healthcare cost in the accompanying financial statements.

    FEE-FOR-SERVICE

    Patient service revenues are recorded in the period in which services are provided at established rates. Suburban has agreements with third-party payors that provide payments to Suburban at amounts different from its established rates. The difference between the established rates and the related payment amounts are reflected as contractual discounts, as shown below:

                                                              YEAR ENDED DECEMBER 31,
                                                      ----------------------------------------
                                                          1993          1994          1995
                                                      ------------  ------------  ------------
Fee-for-service, gross..............................  $  3,434,751  $  4,464,911  $  5,038,382
Contractual discounts...............................       698,675       908,223     1,024,875
                                                      ------------  ------------  ------------
Fee-for-service, net................................  $  2,736,076  $  3,556,688  $  4,013,507
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------

    A summary of the most significant fee-for-service arrangements is as follows:

       MEDICARE

        A significant portion of Suburban's services are provided to Medicare patients. Payments for Medicare outpatient services which are not covered under capitated contracts are based on a prevailing fee schedule. Approximately 3 percent of net patient service revenues were derived from services provided to fee-for-service Medicare patients in 1993, 1994 and 1995.

       MEDICAID

        Payments for Medicaid outpatient services which are not covered under capitated contracts are based on a prevailing fee schedule. Approximately 2 percent of net patient service revenues were derived from services provided to fee-for-service Medicaid patients in 1993, 1994 and 1995.

                       THE SUBURBAN MEDICAL CLINIC, INC.

                           DECEMBER 31, 1994 AND 1995

3. REVENUES: (CONTINUED)
       OTHER PAYORS

        Suburban has also entered into payment agreements with certain commercial insurance carriers and preferred provider organizations. The basis for payment to Suburban under these agreements includes discounts from established charges.

    MAJOR CUSTOMERS

    Three customers individually represented more than 10 percent of Suburban's total net revenue as follows:

                                                                                    DECEMBER 31,
                                                                        -------------------------------------
                                                                           1993         1994         1995
                                                                           -----        -----        -----
Pacificare--Secure Horizons...........................................         26%          26%          26%
Pacificare--Commercial................................................         12           12           12
Blue Cross--Commercial................................................         10           10           10

4. PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment consists of the following:

                                                                            1994          1995
                                                                        ------------  ------------
Buildings and building improvements...................................  $    535,399  $    912,029
Furniture and equipment...............................................     1,147,343     1,184,512
Building and equipment under capital lease............................       164,000     3,838,484
                                                                        ------------  ------------
                                                                           1,846,742     5,935,025
Less--Accumulated depreciation........................................       829,560       648,028
                                                                        ------------  ------------
                                                                        $  1,017,182  $  5,286,997
                                                                        ------------  ------------
                                                                        ------------  ------------

5. INCOME TAX EXPENSE:

    Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109). SFAS 109 requires that Suburban follow the liability method of accounting for deferred income taxes. Differences between financial reporting and income tax net operating losses are due primarily to the use of the cash method of accounting for income tax purposes.

                       THE SUBURBAN MEDICAL CLINIC, INC.

                           DECEMBER 31, 1994 AND 1995

5. INCOME TAX EXPENSE: (CONTINUED)
    Deferred income taxes reflect the net tax effects of temporary differences between the amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of Suburban's deferred tax assets and liabilities are as follows:

                                                                        1994          1995
                                                                    -------------  -----------
Deferred tax assets:
  Patient accounts receivable, net................................  $    --        $   125,300
  Allowance for uncollectible accounts............................        100,102       97,435
  Healthcare and other receivables................................        135,962       24,774
  Related party receivables.......................................        104,472       80,192
  Accounts payable and accrued expenses...........................       --             41,638
  Accrued compensation and related expenses.......................        140,753      157,073
  Accrued healthcare costs........................................       --            101,429
  Professional liability..........................................        142,262      152,800
                                                                    -------------  -----------
    Gross deferred tax assets.....................................        623,551      780,641
Deferred tax liabilities:
  Prepaid expenses and deposits...................................        (35,218)     --
  Healthcare and other receivables................................       (661,769)    (446,516)
  Excess tax depreciation.........................................        (13,776)     (45,073)
  Investments.....................................................       (165,777)     (74,117)
  Accrued healthcare costs........................................       (266,824)     --
  Accounts payable and accrued expenses...........................        (53,554)    (122,699)
  Capital lease...................................................        (40,080)     (44,405)
                                                                    -------------  -----------
    Gross deferred tax liabilities................................     (1,236,998)    (732,810)
                                                                    -------------  -----------
    Net deferred tax (liability) asset............................  $    (613,447) $    47,831
                                                                    -------------  -----------
                                                                    -------------  -----------

    The net deferred tax liability is reflected in the accompanying balance sheet as follows:

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1994        1995
                                                                        -----------  ---------
Long-term deferred tax asset..........................................  $    11,160  $  37,246
Current deferred tax (liability) asset................................     (624,607)    10,585
                                                                        -----------  ---------
                                                                        $  (613,447) $  47,831
                                                                        -----------  ---------
                                                                        -----------  ---------

                       THE SUBURBAN MEDICAL CLINIC, INC.

                           DECEMBER 31, 1994 AND 1995

5. INCOME TAX EXPENSE: (CONTINUED)
    The provision (benefit) for income taxes for the three years ended December 31, is as follows:

                                                              1993        1994        1995
                                                           ----------  ----------  -----------
Current:
  Federal................................................  $  (19,766) $  (14,447) $    44,527
  State..................................................      (2,824)     (2,064)       6,361
Deferred:
  Federal................................................     (66,848)    244,281     (578,618)
  State..................................................      (9,550)     34,897      (82,660)
                                                           ----------  ----------  -----------
                                                           $  (98,988) $  262,667  $  (610,390)
                                                           ----------  ----------  -----------
                                                           ----------  ----------  -----------

    The differences between the provision (benefit) for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes were as follows:

                                                              1993        1994        1995
                                                           ----------  ----------  -----------
Federal tax at statutory rate............................  $  (86,448) $  225,883  $  (508,743)
Add (deduct):
  State income tax, net of federal benefit...............      (8,043)     21,341      (49,594)
  Other..................................................      (4,497)     15,443      (52,053)
                                                           ----------  ----------  -----------
                                                           $  (98,988) $  262,667  $  (610,390)
                                                           ----------  ----------  -----------
                                                           ----------  ----------  -----------

                       THE SUBURBAN MEDICAL CLINIC, INC.

                           DECEMBER 31, 1994 AND 1995

6. LONG-TERM DEBT:

    Long-term debt consists of the following:

                                                                                                 DECEMBER 31,
                                                                                            ----------------------
UNRELATED                                                                                      1994        1995
------------------------------------------------------------------------------------------  ----------  ----------
Note payable, due in monthly installments of $7,066 plus interest through January 1999, bearing interest at 9.875%...............................................................  $  339,156  $  261,433
Note payable, due in monthly installments of $5,250 including interest through February
 2000, bearing interest at 9.5%; collateralized by accounts receivable and equipment......      --         218,692
Note payable, due in monthly installments of $1,032 including interest through May 2000, bearing interest at prime plus 1.5%; collateralized by accounts receivable and
 equipment................................................................................      --          42,958
Note payable, due in monthly installments of $8,060 including interest through October
 2000, bearing interest at 8.75%..........................................................      --         374,799

RELATED PARTY
------------------------------------------------------------------------------------------
Note payable, related party, due in monthly installments of $428 including interest
 through August 1998, bearing interest at 6%..............................................      16,835      12,604
                                                                                            ----------  ----------
    Total long-term debt..................................................................     355,991     910,486
Less--Current portion.....................................................................      74,867     213,226
                                                                                            ----------  ----------
    Long-term debt, net of current portion................................................  $  281,124  $  697,260
                                                                                            ----------  ----------
                                                                                            ----------  ----------

    Maturities of long-term debt for the next five years, including current maturities, are as follows:

1996..............................................................  $ 213,226
1997..............................................................    219,088
1998..............................................................    229,933
1999..............................................................    162,305
2000..............................................................     85,934
Thereafter........................................................     --
                                                                    ---------
    Total.........................................................  $ 910,486
                                                                    ---------
                                                                    ---------

7. LEASE COMMITMENTS:

    CAPITAL LEASES

    Suburban leases certain medical equipment and facilities under agreements which are classified as capital leases. The equipment leases have original terms of five years and have either a bargain purchase option or a transfer of title at the end of the lease. The building lease is with Gateway Properties LLC (see

                       THE SUBURBAN MEDICAL CLINIC, INC.

                           DECEMBER 31, 1994 AND 1995

7. LEASE COMMITMENTS: (CONTINUED)
Note 11) for a term of 21 years. Leased capital assets included in property, plant and equipment at December 31, 1994 and 1995 are as follows:

                                                                            DECEMBER 31,
                                                                      ------------------------
                                                                         1994         1995
                                                                      ----------  ------------
Buildings and leasehold improvements................................  $   --      $  3,574,605
Furniture and equipment.............................................     164,000       263,879
                                                                      ----------  ------------
                                                                         164,000     3,838,484
Less--Accumulated amortization......................................      38,267       162,915
                                                                      ----------  ------------
                                                                      $  125,733  $  3,675,569
                                                                      ----------  ------------
                                                                      ----------  ------------

    OPERATING LEASES

    Such lease commitments are primarily for facilities and equipment. Certain facility leases provide for adjustments relating to the consumer price index and operating expenses.

    MINIMUM LEASE PAYMENTS

    Future minimum lease payments, by year and in the aggregate, under noncancellable capital leases and operating leases with initial or remaining terms of one year or more consist of the following at December 31, 1995.

                                                                 CAPITAL
                                                                 LEASES      OPERATING LEASES
                                                              -------------  ----------------
1996........................................................   $   463,771     $    324,715
1997........................................................       463,770          324,715
1998........................................................       457,582          333,195
1999........................................................       426,635          333,965
2000........................................................       416,787          228,570
Thereafter..................................................     5,877,083          604,333
                                                              -------------  ----------------
Total minimum lease payments................................     8,105,628     $  2,149,493
Amounts representing interest...............................     4,457,408   ----------------
                                                                             ----------------
                                                              -------------
Present value of net minimum payments.......................     3,648,220
Current portion.............................................       110,870
                                                              -------------
Long-term capitalized lease obligations.....................   $ 3,537,350
                                                              -------------
                                                              -------------

8. RETIREMENT PLANS:

    Suburban has a Profit Sharing Plan (the Plan) in which all employees are eligible to participate subject to certain eligibility criteria. The Plan is funded by discretionary employer contributions as determined by the Board of Directors on an annual basis. The amount of employer contributions, if any, is allocated to eligible employees based on employee compensation. Suburban's contributions for the years ended December 31, 1993, 1994 and 1995 were approximately $340,329, $341,045 and $343,618, respectively.

                       THE SUBURBAN MEDICAL CLINIC, INC.

                           DECEMBER 31, 1994 AND 1995

9. PROFESSIONAL LIABILITY:

    Suburban maintains a claims-made professional liability insurance policy. The policy coverage is $2,000,000 per claim, $4,000,000 aggregate maximum benefit, for claims made against Suburban and its employees. Accruals for outstanding claims and the associated deductibles are made in the period in which the event becomes known. Suburban also accrues an actuarial estimate of the future liability for claims incurred but not reported prior to the end of the accounting period.

10. LEGAL PROCEEDINGS:

    Suburban is subject to various legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, although the ultimate dispositions of these proceedings are not determinable, adverse determinations in any or all of such proceedings would not have a material adverse effect upon the financial position or results of operations of Suburban.

11. OTHER ASSETS, RELATED PARTIES:

    The following are the components of other assets at December 31:

                                                                           1994        1995
                                                                        ----------  ----------
Investment in and loans to Suburban Properties Partnership............  $  434,603  $   --
Note receivable from Gateway Properties LLC...........................     250,074     185,292
Less--Current portion.................................................     (88,631)    (48,552)
                                                                        ----------  ----------
                                                                        $  596,046  $  136,740
                                                                        ----------  ----------
                                                                        ----------  ----------

    SUBURBAN PROPERTIES PARTNERSHIP

    In 1992, Suburban became a 10 percent equity partner in Suburban Properties Partnership (SPP). The remaining 90 percent was owned by various shareholders of Suburban. The investment at December 31, 1994 and 1995 was $146,603 and $0, respectively. The investment in SPP has been accounted for under the equity method.

    In 1994 Suburban loaned SPP $288,000 to pay off a mortgage. These funds were repaid upon sale of the partnership assets in 1995. Subsequent to the sale of the assets, the partnership was liquidated. Suburban realized a capital loss of $28,624 in 1995 as a result of the liquidation.

    GATEWAY PROPERTIES LLC

    Gateway Properties LLC (Gateway) is owned by several stockholders of Suburban. Gateway's assets consist of land and a new building. Throughout 1994 and 1995, Suburban recorded notes receivable for various payments made on behalf of Gateway. The note receivable at December 31, 1994 and 1995 was $250,074 and $185,292, respectively. The terms of the note include monthly installments of principal and interest of $4,878 through August 1999 with interest accruing at 7 percent. Suburban has signed a capital lease to occupy the new clinic building for a term expiring in August 2015 (see Note 7).

                       THE SUBURBAN MEDICAL CLINIC, INC.

                           DECEMBER 31, 1994 AND 1995

11. OTHER ASSETS, RELATED PARTIES: (CONTINUED)
    COORDINATED HEALTH NETWORK, INC.

    In December 1993, Suburban became a one-third shareholder in Coordinated Health Network, Inc. (CHN). CHN was formed to obtain patient contracts under the Oregon Health Plan and generate materials purchases discounts and has been accounted for under the equity method. In 1993, 1994, and 1995 Suburban paid premiums to CHN of $0, $138,823 and $665,755, respectively and CHN paid Suburban $0, $6,911 and $87,144 in 1993, 1994, and 1995, respectively, for claims. CHN legally dissolved in 1996.

    STOCK SUBSCRIPTIONS

    Suburban maintains various agreements with stockholders for their purchase of common stock. The notes mature at various stages through the year 2008.

12. SUBSEQUENT EVENTS:

    PHYSICIAN PARTNERS, INC.

    The Board of Directors of HealthFirst has approved a Reorganization and Merger Agreement (the Agreement) dated July 29, 1996 together with the Boards of The Corvallis Clinic, P.C. and the Medford Clinic, P.C.; and Physician Partners, Inc. (PPI), a newly formed company. This Agreement is subject to the approval of the shareholders of the three medical groups.

    This transaction would result in a separation of operations of the three founding medical groups between medical professional services activities (i.e., providers and medical service staff) and the physician practice management activities of the business. The professional services activities would be spun off into newly formed professional corporations (New PCs). The physician practice management business, along with substantially all of the assets and liabilities of the three founding medical groups, i.e., accounts receivable, property, plant, equipment, contracts, payables, accruals and debt, would be transferred to PPI. When the transaction becomes effective, the shareholders of the existing founding clinics will become the original shareholders of PPI.

    An integral part of the reorganization is a 40-year management agreement whereby PPI would provide physician practice management services to the New PCs. Services to be provided would include management and administrative services, capital resources, facilities, equipment and supplies.

    As consideration, PPI would be entitled to (a) reimbursement of all managerial costs and expenses (Manager's Expenses) incurred by PPI and (b) a management fee equal to 16 percent of the Distributable Profit Amount (defined as (i) gross revenues, booked on an accrual basis and subtracting contractual discounts and bad debts, received by PPI or the New PCs relating to services provided by the New PCs less (ii) Manager's Expense).

    The New PCs would be responsible for providing medical services and the related costs for provider compensation and benefits.

    The parties to the reorganization transaction will receive an opinion from tax counsel that for federal income tax purposes, it is more likely than not that the reorganization will be a tax-free transaction. No ruling will be requested from the Internal Revenue Service regarding the tax consequences of the

                       THE SUBURBAN MEDICAL CLINIC, INC.

                           DECEMBER 31, 1994 AND 1995

12. SUBSEQUENT EVENTS: (CONTINUED)
transaction. If the IRS or tax court were to determine that the transactions were not tax free, there would be significant adverse tax consequence to the parties to the transaction and their respective shareholders.

    The reorganization Agreement contemplates that each of the three founding medical groups will adopt a stock option plan for certain of its employees and grant new options to purchase shares of its capital stock. Such options would then be converted into an option to purchase PPI stock.

    In anticipation of the consummation of the reorganization transaction, various individuals have entered into Employment Agreements with PPI which provide for base compensation, incentive bonuses, stock options and awards, termination benefits and, in certain cases, severance compensation in the event the transaction is not consummated prior to January 31, 1997. The obligations of PPI under certain of these agreements are guaranteed by the three founding medical groups.

    In connection with the reorganization transaction, the three founding medical groups have entered into an Expense Sharing Agreement which establishes the basis upon which certain costs incurred in connection with the transactions are to be allocated between the three groups.

    In accordance with the terms of the reorganization Agreement, if one of the parties terminates the Agreement, in certain circumstances, it may be liable to the other parties to pay all of their expenses incurred in connection with the transaction.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
The Corvallis Clinic, P.C.:

    We have audited the accompanying balance sheets of The Corvallis Clinic, P.C. (an Oregon professional corporation) as of November 30, 1994 and 1995, and the related statements of operations, accumulated deficit and cash flows for each of the years in the three year period ended November 30, 1995. These financial statements are the responsibility of Corvallis' management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Corvallis Clinic, P.C. as of November 30, 1994 and 1995, and the results of its operations and its cash flows for each of the years in the three year period ended November 30, 1995 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Portland, Oregon,
September 6, 1996 (except with respect to the matter discussed under "Employment Obligations" in Note 11, as to which the date is December 18, 1996)

                           THE CORVALLIS CLINIC, P.C.

                                 BALANCE SHEETS

                                     ASSETS

                                                                               NOVEMBER 30,
                                                                      -------------------------------   SEPTEMBER 30,
                                                                           1994             1995             1996
                                                                      --------------   --------------   --------------
                                                                                                         (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents.........................................  $      291,561   $      176,812   $       72,206
  Patient accounts receivable, net of allowances for contractual discounts and uncollectible accounts of $2,062,000, $1,992,000 and $2,352,636 at November 30, 1994 and 1995, and September 30,
    1996, respectively..............................................       4,667,634        4,303,960        4,827,301
  Healthcare and other receivables..................................       1,605,116        1,179,380        1,374,622
  Inventories of drugs and supplies.................................         256,843          224,065          251,755
  Prepaid expenses and deposits.....................................         407,325          479,264          393,834
                                                                      --------------   --------------   --------------
      Total current assets..........................................       7,228,479        6,363,481        6,919,718
                                                                      --------------   --------------   --------------
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation and amortization of $6,989,970, $7,533,789 and $8,811,013 at November
  30, 1994 and 1995, and September 30, 1996, respectively...........      14,157,004       19,533,621       19,224,685
                                                                      --------------   --------------   --------------
OTHER ASSETS:
  Property held for future expansion................................         211,958         --               --
  Investments in affiliates.........................................         186,421          561,668          749,698
  Other.............................................................          23,884           89,882         --
                                                                      --------------   --------------   --------------
                                                                             422,263          651,550          749,698
                                                                      --------------   --------------   --------------
      Total assets..................................................  $   21,807,746   $   26,548,652   $   26,894,101
                                                                      --------------   --------------   --------------
                                                                      --------------   --------------   --------------

                                LIABILITIES, REDEEMABLE STOCK AND ACCUMULATED DEFICIT

CURRENT LIABILITIES:
  Current portion of long-term debt, and capital lease and direct
    finance lease obligation........................................  $      153,534   $      531,934   $      882,581
  Line of credit....................................................        --              1,409,000        1,800,000
  Drafts payable....................................................        --               --                384,626
  Accounts payable and accrued expenses.............................       1,631,842        2,055,262        1,128,134
  Intercompany payable..............................................        --               --                213,892
  Income taxes payable..............................................        --                 32,215         --
  Accrued healthcare costs..........................................         481,435        1,280,367        2,297,473
  Accrued compensation and related expenses.........................       4,911,353        1,909,124          795,939
  Deferred revenue..................................................         346,615          396,747          351,392
                                                                      --------------   --------------   --------------
      Total current liabilities.....................................       7,524,779        7,614,649        7,854,037
                                                                      --------------   --------------   --------------
LONG-TERM DEBT, net of current portion..............................       8,309,588          729,453        1,548,947
CAPITAL AND DIRECT FINANCING LEASE OBLIGATIONS, net of current
  portion...........................................................         155,449       14,258,343       14,026,098
DEFERRED COMPENSATION AND OTHER.....................................       1,489,317        1,629,848        2,028,274
COMMITMENTS AND CONTINGENCIES
REDEEMABLE STOCKS...................................................       4,787,559        5,659,948        6,743,636
ACCUMULATED DEFICIT.................................................        (458,946)      (3,343,589)      (5,306,891)
                                                                      --------------   --------------   --------------
      Total liabilities, redeemable stock and accumulated deficit...  $   21,807,746   $   26,548,652   $   26,894,101
                                                                      --------------   --------------   --------------
                                                                      --------------   --------------   --------------

      The accompanying notes are an integral part of these balance sheets.

                           THE CORVALLIS CLINIC, P.C.

                            STATEMENTS OF OPERATIONS

                                                                                                     TEN MONTHS ENDED SEPTEMBER
                                                               YEAR ENDED NOVEMBER 30,                           30,
                                                    ---------------------------------------------   -----------------------------
                                                        1993            1994            1995            1995            1996
                                                    -------------   -------------   -------------   -------------   -------------
                                                                                                             (UNAUDITED)
REVENUES:
  Fee-for-service, net............................  $  16,422,001   $  19,545,575   $  20,704,589   $  17,096,714   $  17,298,942
  Prepaid healthcare, net.........................     13,516,634      15,798,726      18,469,738      14,967,953      16,788,837
                                                    -------------   -------------   -------------   -------------   -------------
      Net revenues................................     29,938,635      35,344,301      39,174,327      32,064,667      34,087,779
  Less--Provider compensation and benefits........      7,121,963      13,729,125      13,209,215      11,185,542       8,246,936
                                                    -------------   -------------   -------------   -------------   -------------
      Net revenues less compensation to
        providers.................................     22,816,672      21,615,176      25,965,112      20,879,125      25,840,843
                                                    -------------   -------------   -------------   -------------   -------------
EXPENSES:
  Clinic salaries, wages and benefits.............     10,175,248      10,403,834      12,579,457      10,666,658      12,116,458
  Purchased medical services......................      2,656,090       3,081,120       4,716,727       3,351,919       4,444,890
  Medical and office supplies.....................      3,014,285       3,327,093       3,842,572       2,921,183       3,453,739
  General and administrative expenses.............      2,435,511       3,157,030       3,560,219       2,509,094       2,573,211
  Lease and rent expense..........................        176,708         177,594         197,603         167,666         217,003
  Provision for uncollectible accounts............      1,032,860       1,181,471       1,767,545         984,371         843,900
  Depreciation and amortization...................        668,210       1,005,715       1,114,947         860,023       1,278,343
                                                    -------------   -------------   -------------   -------------   -------------
      Total operating expenses....................     20,158,912      22,333,857      27,779,070      21,460,914      24,927,544
                                                    -------------   -------------   -------------   -------------   -------------
      Operating profit (loss).....................      2,657,760        (718,681)     (1,813,958)       (581,789)        913,299
OTHER INCOME (EXPENSE):
  Interest income.................................       --                55,468          65,776          57,589          35,242
  Interest expense................................       (639,397)       (780,123)     (1,223,370)     (1,015,260)     (1,430,585)
  Equity in income of affiliates..................         92,738         107,332         232,428         281,392         211,989
  Other...........................................       (171,884)         58,852         631,945         140,806         343,301
                                                    -------------   -------------   -------------   -------------   -------------
      Net income (loss) before income taxes.......      1,939,217      (1,277,152)     (2,107,179)     (1,117,262)         73,246
                                                    -------------   -------------   -------------   -------------   -------------
INCOME TAX (BENEFIT) EXPENSE......................        759,374        --              --              --              --
                                                    -------------   -------------   -------------   -------------   -------------
NET INCOME (LOSS).................................  $   1,179,843   $  (1,277,152)  $  (2,107,179)  $  (1,117,262)  $      73,246
                                                    -------------   -------------   -------------   -------------   -------------
                                                    -------------   -------------   -------------   -------------   -------------

        The accompanying notes are an integral part of these statements.

                           THE CORVALLIS CLINIC, P.C.

                       STATEMENTS OF ACCUMULATED DEFICIT

BALANCE, November 30, 1992......................................................  $      651,031
  Redemption of common stock....................................................          (7,760)
  Accretion of common stock.....................................................        (449,348)
  Net income....................................................................       1,179,843
                                                                                  --------------
BALANCE, November 30, 1993......................................................       1,373,766
  Redemption of common stock....................................................         (44,000)
  Accretion of common stock.....................................................        (511,560)
  Net loss......................................................................      (1,277,152)
                                                                                  --------------
BALANCE, November 30, 1994......................................................        (458,946)
  Accretion of common stock.....................................................        (777,464)
  Net loss......................................................................      (2,107,179)
                                                                                  --------------
BALANCE, November 30, 1995......................................................      (3,343,589)
  Accretion of common stock (unaudited).........................................      (1,184,042)
  Costs incurred related to PPI transaction (unaudited).........................        (852,506)
  Net income (unaudited)........................................................          73,246
                                                                                  --------------
BALANCE, September 30, 1996 (unaudited).........................................  $   (5,306,891)
                                                                                  --------------
                                                                                  --------------

         The accompanying notes are an integral part of this statement.

                           THE CORVALLIS CLINIC, P.C.

                            STATEMENTS OF CASH FLOWS

                                                                                                          TEN MONTHS ENDED
                                                               YEAR ENDED NOVEMBER 30,                      SEPTEMBER 30,
                                                    ---------------------------------------------   -----------------------------
                                                        1993            1994            1995            1995            1996
                                                    -------------   -------------   -------------   -------------   -------------
                                                                                                             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...............................  $   1,179,843   $  (1,277,152)  $  (2,107,179)  $  (1,117,262)  $      73,246
  Adjustment to reconcile net income (loss) to net
    cash provided by operating activities--
    Depreciation and amortization.................        668,210       1,005,715       1,114,947         860,023       1,278,343
    Equity in income of affiliates................        (92,738)       (107,332)       (232,428)       (281,392)       (211,989)
    Equity in income of affiliate offset against
      interest expense............................       --              --              (288,927)       (192,618)       (350,986)
    Loss on sale of property, plant and
      equipment...................................       --               164,366        --              --              --
    Deferred taxes................................        698,864        --              --              --              --
    Changes in operating assets and liabilities:
      Patient accounts receivable, net............       (654,098)       (327,642)        363,674          56,899        (523,341)
      Healthcare and other receivables............     (1,032,621)        110,955         425,736         727,853        (123,950)
      Inventories of drugs and supplies...........         (5,571)        (13,138)         32,778         (86,257)        (27,690)
      Prepaid expenses and deposits...............        (70,945)        (66,424)        (71,939)         25,957          85,429
      Other assets................................       --               (23,884)        (65,998)        (14,197)         89,882
      Drafts payable..............................       --              --              --               197,265         384,626
      Accounts payable and accrued expenses.......        269,608         417,478         423,420        (612,751)       (713,236)
      Income taxes payable........................       --              --                32,215        --               (32,215)
      Intercompany payable........................       --              --              --              --              --
      Accrued healthcare costs....................        (84,561)        371,470         798,932         418,691       1,017,106
      Accrued compensation and related expenses...       (425,290)      1,319,217      (3,002,229)     (3,371,485)     (1,113,185)
      Deferred revenue............................         82,009         (28,163)         50,132          53,561         (45,355)
      Deferred compensation.......................        566,284         100,218          (1,969)         (1,969)         48,426
      Professional liability......................       --                27,450         142,500         142,500         350,000
                                                    -------------   -------------   -------------   -------------   -------------
      Net cash provided by (used in) operating
        activities................................      1,098,994       1,673,134      (2,386,335)     (3,195,182)        185,111
                                                    -------------   -------------   -------------   -------------   -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment......     (6,820,505)     (3,105,891)     (3,203,644)     (2,491,560)       (969,407)
  Purchases of investments........................       --              --              (123,673)        (70,874)        (96,348)
  Cash distributions received from investments....         48,000          19,408         400,000         115,000         400,000
                                                    -------------   -------------   -------------   -------------   -------------
      Net cash used in investing activities.......     (6,772,505)     (3,086,483)     (2,927,317)     (2,447,434)       (665,755)
                                                    -------------   -------------   -------------   -------------   -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from borrowings under line of
    credit agreement..............................       --              --             1,409,000       1,600,000         391,000
  Proceeds from issuance of long-term debt........      4,710,591        --             1,200,000       1,200,000       1,400,000
  Principal payments on long-term debt and direct
    financing lease obligation....................        (70,960)       (140,712)       (239,408)       (199,507)       (462,104)
  Proceeds from issuance of common stock..........        393,432          18,000        --              --              --
  Proceeds from issuance of preferred stock.......        235,000         310,000        --              --              --
  Payments for redemption of common stock.........        (79,972)        (69,000)        (23,000)        (23,000)       (115,000)
  Payments for redemption of preferred stock......        (23,000)        (48,000)        (19,000)        (19,000)        (57,000)
  Proceeds from repayments of notes receivable
    from stockholders.............................        137,266         143,549         136,925         124,034          71,646
  Cash received in formation of HealthCare
    Partners, LLC.................................       --              --             2,734,386       2,734,386        --
  Costs incurred related to PPI transaction.......       --              --              --              --              (852,504)
                                                    -------------   -------------   -------------   -------------   -------------
      Net cash provided by financing activities...      5,302,357         213,837       5,198,903       5,416,913         376,038
                                                    -------------   -------------   -------------   -------------   -------------
NET INCREASE (DECREASE) IN CASH...................       (371,154)     (1,199,512)       (114,749)       (225,703)       (104,606)
CASH, beginning of year...........................      1,862,227       1,491,073         291,561         291,561         176,812
                                                    -------------   -------------   -------------   -------------   -------------
CASH, end of year.................................  $   1,491,073   $     291,561   $     176,812   $      65,858   $      72,206
                                                    -------------   -------------   -------------   -------------   -------------
                                                    -------------   -------------   -------------   -------------   -------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest..........................  $     680,280   $     780,123   $     891,190   $     742,658   $   1,434,449
  Cash paid (received) for income taxes...........       --                74,420         (41,558)       --                56,306

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

    During 1995, Corvallis formed a limited liability company by contributing certain real property and associated debt in exchange for a 50 percent ownership interest in the new entity. See Notes 7 and 12.

    Notes receivable from shareholders for purchase of stock during 1993, 1994 and 1995 were $315,324, $399,150 and $23,000, respectively.

    During 1996, Corvallis sold its 32% interest of Healthquest for a receivable of $64,464.

        The accompanying notes are an integral part of these statements.

                           THE CORVALLIS CLINIC, P.C.

                         NOTES TO FINANCIAL STATEMENTS

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

1. BUSINESS AND ORGANIZATION:

    The Corvallis Clinic, P.C. (Corvallis), an Oregon professional corporation, is a multi-specialty medical clinic. Corvallis was founded in 1947 with the belief that group practice offers the best means of promoting and maintaining the highest standards of medical care.

    As of September 30, 1996, Corvallis consists of approximately 519 employees and 86 professional providers who offer a wide range of primary and specialty care. In addition, Corvallis offers ancillary services such as Physical Therapy, Optical, Pharmacy, Laboratory and Imaging.

    The majority of Corvallis operations are located in two facilities in Corvallis, Oregon. In addition, Corvallis operates four satellite offices:
Albany Family Medicine, Corvallis Family Medicine, Philomath Family Medicine and Research Park. A significant change in the demographics of this area may have an adverse impact on the business.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    CASH EQUIVALENTS

    Cash equivalents consist of all highly liquid investments with original maturities of three months or less.

    CONCENTRATION OF CREDIT RISK

    Corvallis extends credit to patients covered by insurance programs such as governmental programs (Medicare and Medicaid) and private programs. Corvallis manages credit risk with the various public and private insurance providers, as deemed appropriate by management. Allowances for doubtful accounts have been made for potential losses, where appropriate.

    INVENTORIES OF DRUGS AND SUPPLIES

    Inventories are stated at the lower of cost or market, determined by the first-in, first-out (FIFO) method.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. Maintenance, repairs and minor replacements are expensed as incurred. When properties are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss on disposition is recorded as other income or expense.

    Depreciation is computed using both accelerated and straight-line methods over the estimated useful lives of the respective assets. Equipment under capital lease is amortized using both accelerated and straight-line methods over the shorter of the period of the lease term or the estimated useful life of the equipment. Estimated lives are as follows:

Building and building improvements....................................     7-40 years
Furniture and equipment...............................................     5-15 years

                           THE CORVALLIS CLINIC, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    PROVIDER COMPENSATION AND BENEFITS

    Provider compensation and benefits consists of the direct costs of patient care providers such as physicians and other allied health professionals. A substantial portion of these costs are paid to providers who are stockholders.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of cash and cash equivalents, patient receivables, accounts payable and accrued liabilities are a reasonable estimate of their fair value based on the short maturities of these instruments.

    Interest rates that are currently available to Corvallis for issuance of debt with similar terms and remaining maturities were used to estimates fair value for debt issues. The current carrying value of debt approximates fair value.

    Corvallis does not hold or issue financial instruments or derivative financial instruments for trading purposes.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    ACCOUNTING FOR LONG-LIVED ASSETS

    In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard Number 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which establishes accounting standards for impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, as well as for long-lived assets and certain identifiable intangibles to be disposed of. Corvallis adopted the new standard in 1996. The effect of the adoption was not material to Corvallis' financial position or results of operations.

    NOTES RECEIVABLE FROM STOCKHOLDERS

    Corvallis maintains various agreements with stockholders for their purchase of common stock. The notes bear interest at 8.66 percent and mature at various stages through the year 2006.

    UNAUDITED INTERIM FINANCIAL INFORMATION

    The financial information for the interim periods ended September 30, 1995 and 1996 has not been audited by independent accountants. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the unaudited interim financial information. In the opinion of Corvallis' management, the unaudited interim financial information includes all adjustments, consisting only of

                           THE CORVALLIS CLINIC, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) normal recurring adjustments, necessary for a fair presentation. Results of operations for the interim periods are not necessarily indicative of the results of operations for the respective full years.

3. REVENUES:

    Corvallis reports its revenues in accordance with the methodologies as discussed below:

    PREPAID HEALTHCARE

    Corvallis contracts with various Health Maintenance Organizations (HMOs) to provide care to plan enrollees. These programs provide for a prepaid monthly fixed capitation payment on a per member basis to Corvallis by the HMO for plan enrollees.

    The majority of the HMO contracts are full-risk or modified full-risk contracts. Under a full-risk contract, Corvallis assumes the obligation of providing all healthcare services to enrollees and is obligated to reimburse outside providers for services rendered to enrollees. Generally, such payments to outside providers are limited to out-of-area services, emergency services and services not currently offered by Corvallis. Modified full-risk contracts are similar to full-risk contracts except that the HMO is obligated to pay for out-of-area services.

    Corvallis has entered into subcapitation agreements with certain of these outside providers. Under these agreements, Corvallis prepays the outside provider based upon enrollee/participant formulas in which the subprovider assumes the risk of providing patient care. Additional limitations on losses are provided by the payment of stop loss reinsurance premiums and through a percentage limitation on overall savings or losses of the programs.

    Corvallis has accrued the claims associated with services provided by outside providers for which Corvallis is responsible, and an estimate of incurred but not reported claims is included in accrued healthcare cost in the accompanying financial statements.

    FEE-FOR-SERVICE

    Patient service revenues are recorded in the period in which services are provided at established rates. Corvallis has agreements with third-party payors that provide payments to Corvallis at amounts different from its established rates. The difference between the established rates and the related payment amounts are reflected as contractual discounts, as shown below:

                                                       YEAR ENDED                         TEN MONTHS ENDED
                                                      NOVEMBER 30,                         SEPTEMBER 30,
                                       -------------------------------------------  ----------------------------
                                           1993           1994           1995           1995           1996
                                       -------------  -------------  -------------  -------------  -------------
                                                                                            (UNAUDITED)
Fee-for-service, gross...............  $  21,434,661  $  25,129,788  $  25,778,976  $  20,973,627  $  21,831,202
Contractual discounts................      5,012,660      5,584,213      5,074,387      3,876,913      4,532,260
                                       -------------  -------------  -------------  -------------  -------------
Fee-for-service, net.................  $  16,422,001  $  19,545,575  $  20,704,589  $  17,096,714  $  17,298,942
                                       -------------  -------------  -------------  -------------  -------------
                                       -------------  -------------  -------------  -------------  -------------

                           THE CORVALLIS CLINIC, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

3. REVENUES: (CONTINUED)
    A summary of the most significant fee-for-service arrangements is as follows:

        MEDICARE

        A significant portion of Corvallis' services are provided to Medicare patients. Payments for Medicare outpatient services which are not covered under capitated contracts are based on a prevailing fee schedule. Approximately 17, 18, 15 and 7 (unaudited) percent of net patient service revenues were derived from services provided to fee-for-service Medicare patients in 1993, 1994, 1995 and for the ten months ended September 30, 1996, respectively.

        MEDICAID

        Payments for Medicaid outpatient services which are not covered under capitated contracts are based on a prevailing fee schedule. Approximately 6, 5, 3 and 1 (unaudited) percent of net patient service revenues were derived from services provided to fee-for-service Medicaid patients in 1993, 1994, 1995 and the ten months ended September 30, 1996, respectively.

        OTHER PAYORS

        Corvallis has also entered into payment agreements with certain commercial insurance carriers and preferred provider organizations. The basis for payment to Corvallis under these agreements includes discounts from established charges.

        MAJOR CUSTOMERS

        Four customers individually represented more than 10 percent of Corvallis' total net revenue as follows:

                                                                   YEAR ENDED
                                                                  NOVEMBER 30,
                                                      -------------------------------------      TEN MONTHS ENDED
                                                         1993         1994         1995         SEPTEMBER 30, 1996
                                                         -----        -----        -----     -------------------------
                                                                                                    (UNAUDITED)
Pacificare--Commercial..............................          23%          19%          23%                 20%
Pacificare--Secure Horizons.........................          15           13           16                  11
SelectCare..........................................          --           --           10                  12
Oregon Health Plan..................................          --           --           11                   7

                           THE CORVALLIS CLINIC, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

4. PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment includes the following:

                                                                NOVEMBER 30,
                                                        -----------------------------   SEPTEMBER 30,
                                                            1994            1995            1996
                                                        -------------   -------------   -------------
                                                                                         (UNAUDITED)
Land and land improvements............................  $     454,609   $     666,565   $     666,565
Buildings and leasehold improvements..................     14,289,703      14,109,506      19,400,904
Furniture and equipment...............................      5,706,704       7,016,184       7,968,229
Construction in progress..............................        695,958       5,275,155        --
                                                        -------------   -------------   -------------
                                                           21,146,974      27,067,410      28,035,698
Less--Accumulated depreciation........................     (6,989,970)     (7,533,789)     (8,811,013)
                                                        -------------   -------------   -------------
                                                        $  14,157,004   $  19,533,621   $  19,224,685
                                                        -------------   -------------   -------------
                                                        -------------   -------------   -------------

5. INCOME TAXES:

    Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109). SFAS 109 requires that Corvallis follow the liability method of accounting for deferred income taxes. Differences between financial reporting and income tax net operating losses are due primarily to the use of the cash method of accounting for income tax purposes. Corvallis has adopted a December 31 year-end for income tax purposes.

    Deferred income taxes reflect the net tax effects of temporary differences between the amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of Corvallis' deferred tax assets and liabilities are as follows:

                                                                NOVEMBER 30,
                                                        -----------------------------   SEPTEMBER 30,
                                                            1994            1995            1996
                                                        -------------   -------------   -------------
                                                                                         (UNAUDITED)
Deferred tax assets:
  Cash to accrual adjustments.........................  $   4,578,708   $   4,201,341   $   4,307,379
  Property related book to tax differences............        183,553        --              --
  Net operating loss..................................       --             1,134,819       1,105,521
  Other...............................................         30,250          35,564          37,713
                                                        -------------   -------------   -------------
    Gross deferred tax assets.........................      4,792,511       5,371,724       5,450,613
Less--Valuation allowance.............................     (1,318,932)     (2,417,167)     (2,388,673)
                                                        -------------   -------------   -------------
    Net deferred tax asset............................      3,473,579       2,954,557       3,061,940
                                                        -------------   -------------   -------------
Deferred tax liabilities:
  Cash to accrual adjustments.........................     (3,473,579)     (2,435,644)     (2,543,027)
  Property related book to tax differences............       --              (518,913)       (518,913)
                                                        -------------   -------------   -------------
    Gross deferred tax liabilities....................     (3,473,579)     (2,954,557)     (3,061,940)
                                                        -------------   -------------   -------------
    Net deferred tax (liability) asset................  $    --         $    --         $    --
                                                        -------------   -------------   -------------
                                                        -------------   -------------   -------------

                           THE CORVALLIS CLINIC, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

5. INCOME TAXES: (CONTINUED)
    Due to the differing fiscal periods, the federal and state net operating loss carryforwards reported on the respective tax returns will differ from the amounts reported above.

    The provision for income taxes is as follows:

                                                                               TEN MONTHS ENDED
                                                YEAR ENDED NOVEMBER 30,         SEPTEMBER 30,
                                            -------------------------------  --------------------
                                              1993       1994       1995       1995       1996
                                            ---------  ---------  ---------  ---------  ---------
                                                                                 (UNAUDITED)
Current:
  Federal.................................  $  --      $  --      $  --      $  --      $  --
  State...................................     --         --         --         --         --

Deferred:
  Federal.................................    664,453     --         --         --         --
  State...................................     94,921     --         --         --         --
                                            ---------  ---------  ---------  ---------  ---------
                                            $ 759,374  $  --      $  --      $  --      $  --
                                            ---------  ---------  ---------  ---------  ---------
                                            ---------  ---------  ---------  ---------  ---------

    The differences between the provision (benefit) for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes were as follows:

                                                                            TEN MONTHS ENDED
                                             YEAR ENDED NOVEMBER 30,         SEPTEMBER 30,
                                         -------------------------------  --------------------
                                           1993       1994       1995       1995       1996
                                         ---------  ---------  ---------  ---------  ---------
                                                                              (UNAUDITED)
Federal tax at statutory rate..........  $ 678,726  $(447,003) $(737,513) $(391,042) $  25,637

Add (deduct):
  State income tax, net of federal
    benefit............................     61,699     --         --         --          2,857
  Investments..........................     17,940   (730,133)  (214,896)  (179,080)    --
  Other................................      1,009   (141,796)  (145,826)  (121,522)    --
  Change in valuation allowance........     --      1,318,932  1,098,235    691,644    (28,494)
                                         ---------  ---------  ---------  ---------  ---------
                                         $ 759,374  $  --      $  --      $  --      $  --
                                         ---------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------

                           THE CORVALLIS CLINIC, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

6. LONG-TERM DEBT:

    Long-term debt consists of the following:

                                                                   NOVEMBER 30,
                                                           -----------------------------   SEPTEMBER 30,
                                                               1994            1995            1996
                                                           -------------   -------------   -------------
                                                                                            (UNAUDITED)
Unrelated
Note payable interest at 10%, payable in monthly
  installments of $30,551 through February 1999, secured
  by equipment...........................................  $    --         $   1,007,818   $    777,793
Note payable interest at 9%, payable in monthly
  installments of $35,097 through August 2000 secured by
  equipment..............................................       --              --            1,379,216

Mortgage payable, interest at 9.5%, payable in monthly
  installments of $55,403 through February 2018, secured
  by real property.......................................      6,182,436        --              --

Mortgage payable, interest at 8.875%, payable in monthly
  installments of $12,045 through July 2017, secured by
  real property..........................................      1,409,086        --              --

Mortgage payable, interest at 9.75%, payable in monthly
  installments of $5,703 through January 2003 at which
  time principal amount of $540,995 is due, secured by
  real and personal property.............................        629,118        --              --

Mortgage payable, interest at 9.75%, payable in monthly
  installments of $1,913 through May 2017, secured by
  real property..........................................        195,256        --              --
                                                           -------------   -------------   -------------

                                                               8,415,896       1,007,818      2,157,009

Less--Current portion....................................       (106,308)       (278,365)      (608,062)
                                                           -------------   -------------   -------------

  Long-term debt, net of current portion.................  $   8,309,588   $     729,453   $  1,548,947
                                                           -------------   -------------   -------------
                                                           -------------   -------------   -------------

    Scheduled principal repayments on long-term debt as of November 30, 1995 are as follows:

1996..........................  $     278,365
1997..........................        307,514
1998..........................        339,714
1999..........................         82,225
2000..........................       --
Thereafter....................       --
                                -------------
                                $   1,007,818
                                -------------
                                -------------

                           THE CORVALLIS CLINIC, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

6. LONG-TERM DEBT: (CONTINUED)
    LINES OF CREDIT

    Corvallis maintains a revolving line-of-credit agreement with a bank providing up to $2,500,000, secured by accounts receivable and inventory. Corvallis maintains a second revolving line-of-credit agreement with a bank providing up to $1,400,000 secured by business equipment. At September 30, 1996, borrowings outstanding were $1,800,000. These lines of credit bear interest at the lender's prime rate (8.25 percent at September 30, 1996) and are due on demand.

7. LEASE COMMITMENTS:

    CAPITAL LEASE

    Corvallis leases certain equipment under an agreement which is classified as a capital lease. The lease has an original term of five years and includes a bargain purchase option. Lease equipment included in property, plant and equipment at November 30, 1994 and 1995 and September 30, 1996 is as follows:

                                                            NOVEMBER 30,
                                                       -----------------------  SEPTEMBER 30,
                                                          1994        1995          1996
                                                       ----------  -----------  -------------
Equipment............................................  $  260,255  $   260,255   $   260,255
Less--Accumulated amortization.......................     (69,401)    (121,452)     (164,827)
                                                       ----------  -----------  -------------
                                                       $  190,854  $   138,803   $    95,428
                                                       ----------  -----------  -------------
                                                       ----------  -----------  -------------

    OPERATING LEASES

    Leases that do not meet the criteria for capitalization are classified as operating leases. Such lease commitments are primarily for facilities and equipment and the related rentals are charged to operations as incurred.

                           THE CORVALLIS CLINIC, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

7. LEASE COMMITMENTS: (CONTINUED)
    FUTURE MINIMUM LEASE PAYMENTS

    Future minimum lease payments by year and in the aggregate, under noncancellable capital leases and operating leases with initial or remaining terms of one year or more consist of the following at November 30, 1995:

                                                               CAPITAL LEASE  OPERATING LEASES
                                                               -------------  ----------------
1996.........................................................   $    67,864     $     77,977
1997.........................................................        67,864           74,897
1998.........................................................        39,588           74,897
1999.........................................................       --                27,215
2000.........................................................       --                22,880
Thereafter...................................................       --                45,380
                                                               -------------        --------
Total minimum lease payments.................................       175,316     $    323,246
Amounts representing interest................................       (19,867)        --------
                                                                                    --------
                                                               -------------
Present value of minimum payments............................       155,449
Current portion..............................................       (52,841)
                                                               -------------
Long-term capitalized lease obligations......................   $   102,608
                                                               -------------
                                                               -------------

    DIRECT FINANCING LEASE OBLIGATION

    In June of 1995, Corvallis contributed land, buildings, construction in process and related notes payable to HealthCare Partners, LLC (see Note 12). At the date of transfer, Corvallis entered into 30-year lease agreements for the Asbury, Aumann, CFM and PFM buildings and a 5-year lease agreement for the Albany building. Monthly rental payments under these leases are $191,581. The assets were sold under a sale/leaseback arrangement and, therefore, this is being accounted for as a financing transaction wherein the assets remain on the books and continue to be depreciated. Corvallis recorded a direct financing lease obligation representing the underlying obligations assumed by the LLC as part of the transaction.

    The liability for this lease obligation was $14,356,463 at November 30, 1995 and $14,193,390 at September 30, 1996. Scheduled principal payments at November 30, 1995 are as follows:

1996..........................  $     200,728
1997..........................        219,252
1998..........................        240,779
1999..........................        264,423
2000..........................        290,394
Thereafter....................     13,140,887
                                -------------
                                $  14,356,463
                                -------------
                                -------------

8. PROFESSIONAL LIABILITY:

    Corvallis maintains a claims-made professional liability insurance policy. The policy coverage is $5,000,000 per claim, with no aggregate maximum limit for claims made against Corvallis and its

                           THE CORVALLIS CLINIC, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

8. PROFESSIONAL LIABILITY: (CONTINUED)
employees. Accruals for outstanding claims and the associated deductibles are made in the period in which the event becomes known. Corvallis also accrues an actuarial estimate of the future liability for claims incurred but not reported prior to the end of the accounting period.

9. REDEEMABLE STOCK:

    Corvallis has three classes of stock which are redeemable at the option of the shareholders upon retirement, termination of employment and certain other events. A summary of the activity in these stock accounts for the period November 30, 1992 through September 30, 1996, together with other information, is presented below:

                                                             CLASS A                      CLASS B
                                                         VOTING PREFERRED              VOTING COMMON
                                                    --------------------------   --------------------------
                                                      SHARES       CARRYING        SHARES       CARRYING
                                                      ISSUED         VALUE         ISSUED         VALUE
                                                    ----------   -------------   ----------   -------------
BALANCE, November 30, 1992........................         48    $     718,851       9,755    $   1,944,638
  Stock issued....................................         16          368,000       1,954          340,756
  Stock redeemed..................................         (2)         (46,000)       (374)         (26,212)
  Accretion.......................................     --               76,785      --              372,563
  Payments of notes receivable....................     --             --            --             --
                                                          ---    -------------   ----------   -------------
BALANCE, November 30, 1993........................         62        1,117,636      11,335        2,631,745
  Stock issued....................................          9          207,000         700          210,150
  Stock redeemed..................................         (3)         (25,000)     --             --
  Accretion.......................................     --               58,817      --              452,743
  Payments of notes receivable....................     --             --            --             --
                                                          ---    -------------   ----------   -------------
BALANCE, November 30, 1994........................         68        1,358,453      12,035        3,294,638
  Stock issued....................................          1           23,000      --             --
  Stock redeemed..................................         (1)         (23,000)     --             --
  Accretion.......................................     --                5,661      --              771,803
  Payments of notes receivable....................     --             --            --             --
                                                          ---    -------------   ----------   -------------
BALANCE, November 30, 1995........................         68        1,364,114      12,035        4,066,441
  Stock redeemed..................................         (5)        (115,000)     --             --
  Accretion.......................................     --               75,085      --            1,108,956
  Payments of notes receivable....................     --             --            --             --
                                                          ---    -------------   ----------   -------------
BALANCE, September 30, 1996.......................         63    $   1,324,199      12,035    $   5,175,397
                                                          ---    -------------   ----------   -------------
                                                          ---    -------------   ----------   -------------
Current redemption value per share................               $      23,000                $         595
                                                                 -------------                -------------
                                                                 -------------                -------------
Redemption value for shares issued................               $   1,449,000                $   7,160,825
                                                                 -------------                -------------
                                                                 -------------                -------------
Total authorized shares...........................        200                       25,000
                                                          ---                    ----------
                                                          ---                    ----------


                                                             CLASS C
                                                       NONVOTING PREFERRED
                                                                                    NOTES
                                                    -------------------------    RECEIVABLE
                                                      SHARES       CARRYING         FROM
                                                      ISSUED        VALUE       STOCKHOLDERS       TOTAL
                                                    ----------   ------------   -------------   ------------
BALANCE, November 30, 1992........................       4,020   $   402,000    $   (307,873)   $  2,757,616
  Stock issued....................................       2,350       235,000        (315,324)        628,432
  Stock redeemed..................................        (230)      (23,000)        --              (95,212)
  Accretion.......................................      --           --              --              449,348
  Payments of notes receivable....................      --           --              137,266         137,266
                                                    ----------   ------------   -------------   ------------
BALANCE, November 30, 1993........................       6,140       614,000        (485,931)      3,877,450
  Stock issued....................................       3,100       310,000        (399,150)        328,000
  Stock redeemed..................................        (480)      (48,000)        --              (73,000)
  Accretion.......................................      --           --              --              511,560
  Payments of notes receivable....................      --           --              143,549         143,549
                                                    ----------   ------------   -------------   ------------
BALANCE, November 30, 1994........................       8,760       876,000        (741,532)      4,787,559
  Stock issued....................................      --           --              (23,000)        --
  Stock redeemed..................................        (190)      (19,000)        --              (42,000)
  Accretion.......................................      --           --              --              777,464
  Payments of notes receivable....................      --           --              136,925         136,925
                                                    ----------   ------------   -------------   ------------
BALANCE, November 30, 1995........................       8,570       857,000        (627,607)      5,659,948
  Stock redeemed..................................        (570)      (57,000)        --             (172,000)
  Accretion.......................................      --           --              --            1,184,041
  Payments of notes receivable....................      --           --               71,647          71,647
                                                    ----------   ------------   -------------   ------------
BALANCE, September 30, 1996.......................       8,000   $   800,000    $   (555,960)   $  6,743,636
                                                    ----------   ------------   -------------   ------------
                                                    ----------   ------------   -------------   ------------
Current redemption value per share................               $       100
                                                                 ------------
                                                                 ------------
Redemption value for shares issued................               $   800,000
                                                                 ------------
                                                                 ------------
Total authorized shares...........................     100,000
                                                    ----------
                                                    ----------

    The carrying value of the Class A and Class B shares are being increased (accreted) to the redemption price using the effective interest rate through the earliest estimated redemption date. Currently, none of the shares are redeemable at a date certain. Accordingly, no determination can be made of redemption requirements for specific years in the future.

                           THE CORVALLIS CLINIC, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

10. DEFERRED COMPENSATION:

    Corvallis provides compensation to eligible shareholders who retire based upon average shareholder income, as defined in the Employment Agreement, for the first three years following retirement. Provider/ shareholder retirees who have 20 1/2 years of service and attain age 65 while in service with Corvallis are eligible to receive deferred retirement compensation.

11. COMMITMENTS AND CONTINGENCIES:

    LEGAL PROCEEDINGS

    Corvallis is subject to various legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, although the ultimate dispositions of these proceedings are not determinable, adverse determinations in any or all of such proceedings would not have a material adverse effect upon the financial position or results of operations of Corvallis.

    EMPLOYMENT OBLIGATIONS

    Effective December 18, 1996, the chief executive officer's employment with Corvallis was terminated. In conjunction therewith, Corvallis may have certain obligations which are not determinable at this time. These obligations may have a material adverse impact on Corvallis' financial position and operating results.

12. INVESTMENTS IN AFFILIATES:

    The Company's investments in affiliates consist of investments in various entities which are accounted for on the equity method. The names of these entities, carrying values and the percent of ownership held by Corvallis are summarized below:

                                                                     CARRYING VALUE AT
                                                         ------------------------------------------
                                                              NOVEMBER 30,
                                                         ----------------------    SEPTEMBER 30,
INVESTEE                                  PERCENT OWNED     1994        1995            1996
----------------------------------------  -------------  ----------  ----------  ------------------
                                                                                    (UNAUDITED)
Corvallis MRI...........................           33%   $  186,421  $  231,058     $    343,046
HealthCare Partners, LLC................           50        --         259,319          406,652
Healthquest.............................           32        --          71,291          --
                                                         ----------  ----------         --------
                                                         $  186,421  $  561,668     $    749,698
                                                         ----------  ----------         --------
                                                         ----------  ----------         --------

    Additional information regarding these investments is discussed below.

    CORVALLIS MRI:

    Corvallis holds a one-third interest in Corvallis MRI, a partnership organized in 1988 which owns and operates a magnetic resonance imaging (MRI) scanner. The MRI unit is housed in facilities leased from Good Samaritan Hospital, another partner, and operated by Corvallis Radiology, P.C., the third partner.

                           THE CORVALLIS CLINIC, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

12. INVESTMENTS IN AFFILIATES: (CONTINUED)
Summarized financial information of Corvallis MRI for its December 31 fiscal year and September 30 interim period is presented below:

BALANCE SHEET DATA--

                                                                   AS OF
                                               ---------------------------------------------
                                                       DECEMBER 31,
                                               -----------------------------
                                                                               SEPTEMBER 30,
                                                   1994            1995            1996
                                               -------------   -------------   -------------
                                                                                (UNAUDITED)
Current assets...............................  $     527,386   $     618,677   $    828,317
Fixed assets.................................      1,554,328       1,288,043      1,146,808
                                               -------------   -------------   -------------
    Total assets.............................  $   2,081,714   $   1,906,720   $  1,975,125
                                               -------------   -------------   -------------
                                               -------------   -------------   -------------

Current liabilities..........................  $     325,163   $     346,383   $    371,331
Long-term debt...............................      1,132,782         796,735        574,652
Partners' equity.............................        623,769         763,602      1,029,138
                                               -------------   -------------   -------------
    Total liabilities and Partners' equity...  $   2,081,714   $   1,906,720   $  1,975,121
                                               -------------   -------------   -------------
                                               -------------   -------------   -------------

OPERATIONS DATA--

                                                  YEAR ENDED                     NINE MONTHS ENDED
                                                 DECEMBER 31,                      SEPTEMBER 30,
                                    ---------------------------------------  --------------------------
                                       1993          1994          1995          1995          1996
                                    -----------  ------------  ------------  ------------  ------------
                                                                                    (UNAUDITED)
Revenues..........................  $   937,736  $  1,303,800  $  1,657,619  $  1,238,095  $  1,308,311
Operating expenses................     (683,263)     (746,580)     (834,435)     (611,918)     (696,438)
Other income (expense)............        4,008       (83,592)      (83,351)      (64,864)      (46,337)
                                    -----------  ------------  ------------  ------------  ------------
                                    $   258,481  $    473,628  $    739,833  $    561,313  $    565,536
                                    -----------  ------------  ------------  ------------  ------------
                                    -----------  ------------  ------------  ------------  ------------

    During 1993, 1994 and 1995, payments to Corvallis MRI for services provided to Corvallis were $32,401, $65,504 and $61,785, respectively, and $103,985 for the ten months ended September 30, 1996 and are included in purchased services.

    HEALTHCARE PARTNERS, LLC

    During the year ended November 30, 1995, Corvallis entered into a joint venture agreement with Good Samaritan Hospital Corvallis to form a limited liability company to own and manage Corvallis' buildings and real properties and to serve as a vehicle for financing future property expansion for Corvallis. Corvallis contributed assets and liabilities in exchange for a 50 percent membership interest in the limited liability company.

    The net book value of assets and liabilities contributed by Corvallis was $13,804,704 for buildings, land and construction in progress and $8,363,298 for related debt. In addition, Corvallis received $2,734,386 in

                           THE CORVALLIS CLINIC, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

12. INVESTMENTS IN AFFILIATES: (CONTINUED) cash reimbursements for the market value of the above contributed net assets in excess of the Hospital's contributed equity, as measured at the date of formation of the limited liability company.

    This transaction has been accounted for as a financing due to the continuing involvement of Corvallis in the assets through its ownership interest in the limited liability company. Accordingly, the contributed property remains as an asset of Corvallis. The debt at the transaction date, together with the cash received for the excess value of the contributed net assets, has been included in the related financing obligations (see Note 7).

    Summarized financial information of HealthCare Partners, LLC for its December 31, fiscal year and September 30 interim period is presented below:

BALANCE SHEET DATA--

                                                                         AS OF
                                                             -----------------------------
                                                             DECEMBER 31,    SEPTEMBER 30,
                                                                 1995            1996
                                                             -------------   -------------
                                                                              (UNAUDITED)
Current assets.............................................  $     276,548   $     359,101
Financing lease receivable.................................     18,095,340      18,027,296
Property and improvements..................................      5,357,704       6,323,597
Other assets...............................................        175,414         112,200
                                                             -------------   -------------
    Total assets...........................................  $  23,905,006   $  24,822,194
                                                             -------------   -------------
                                                             -------------   -------------

Current liabilities........................................  $   1,211,560   $   2,017,938
Long-term debt.............................................      8,014,916       8,023,754
Members' equity............................................     14,678,530      14,780,502
                                                             -------------   -------------
    Total liabilities and Members' equity..................  $  23,905,006   $  24,822,194
                                                             -------------   -------------
                                                             -------------   -------------

OPERATIONS DATA--

                                                       INCEPTION
                                                        (JUNE 1       NINE MONTHS
                                                        THROUGH          ENDED
                                                     DECEMBER 31,    SEPTEMBER 30,
                                                         1995)           1996
                                                     -------------   -------------
                                                                      (UNAUDITED)
Revenues...........................................  $  1,257,835    $  1,881,989
Expenses...........................................       679,981       1,180,018
                                                     -------------   -------------
    Net income.....................................  $    577,854    $    701,971
                                                     -------------   -------------
                                                     -------------   -------------

    Interest income includes $1,149,055 for the 1995 period and $1,472,720 for the nine months ended September 30, 1996 relating to the financing lease with Corvallis. As a substantial portion of the joint venture's income is derived from this interest income, Corvallis' share of earnings from the joint venture is offset against interest expense in the accompanying statements of income.

                           THE CORVALLIS CLINIC, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

12. INVESTMENTS IN AFFILIATES: (CONTINUED)
    Concurrent with the formation of the limited liability company, Corvallis has entered into a lease agreement relating to buildings and properties which were contributed to the limited liability company and are occupied by Corvallis. Future minimum rental commitments under the agreement are approximately $2,203,000 per year for the first 5 years and approximately $2,054,000 per year for the next 25 years, subject to fair market value adjustments after the first five years.

    Corvallis has guaranteed approximately $6,100,000 of long-term debt associated with the above joint venture.

13. RETIREMENT PLANS:

    Corvallis has a 401(k) Profit-Sharing Plan (the 401(k) Plan) in which all employees are eligible to participate subject to certain eligibility criteria. The 401(k) Plan permits employees to contribute up to 16 percent of their annual compensation (not to exceed certain annual limits imposed by the Internal Revenue Code). Corvallis is required to make matching contributions equal to 50 percent of employee contributions up to 8 percent of the employee's compensation. Corvallis may also make discretionary contributions. Clinic contributions are 100 percent vested. Corvallis also has a Money-Purchase Pension Plan (the Pension) in which all employees are eligible to participate subject to certain eligibility criteria. Corvallis contributes 5.4 percent of the employee's eligible earnings up to $48,481 and 10.8 percent of eligible earnings in excess of $48,481. These contributions are 100 percent vested upon eligibility.

    Corvallis' contributions for these plans for the years ended November 30, 1993, 1994 and 1995 and the ten months ended September 30, 1995 and 1996 were approximately $2,093,000, $1,813,000, $2,010,000, $1,677,140 (unaudited) and
$1,036,970 (unaudited), respectively.

14. SUBSEQUENT EVENTS:

    STOCK TRANSACTIONS

    In November 1996 a shareholder sold 235 shares of Class B stock for $139,825 and received a retirement benefit of $48,750 to be paid out through 1999.

    PHYSICIAN PARTNERS, INC.

    The Board of Directors of Corvallis has approved a Reorganization and Merger Agreement (the Agreement) dated July 29, 1996 together with the Boards of HealthFirst Medical Group P.C. and the Medford Clinic P.C.; and Physician Partners, Inc. (PPI), a newly formed company. This Agreement is subject to the approval of the shareholders of the three medical groups.

    This transaction would result in a separation of operations of the three founding medical groups between medical professional services activities (i.e., providers and medical service staff) and the physician practice management activities of the business. The professional services activities would be spun off into newly formed professional corporations (New PCs). The physician practice management business, along with substantially all of the assets and liabilities of the three founding medical groups, i.e., accounts receivable, property, plant, equipment, contracts, payables, accruals and debt, would be transferred to PPI. When the transaction becomes effective, the shareholders of the existing founding clinics will become the original shareholders of PPI.

                           THE CORVALLIS CLINIC, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

14. SUBSEQUENT EVENTS: (CONTINUED)
    An integral part of the reorganization is a 40-year management agreement whereby PPI would provide physician practice management services to the New PCs. Services to be provided would include management and administrative services, capital resources, facilities, equipment and supplies.

    As consideration, PPI would be entitled to (a) reimbursement of all managerial costs and expenses (Manager's Expenses) incurred by PPI and (b) a management fee equal to 16 percent of the Distributable Profit Amount (defined as (i) gross revenues, booked on an accrual basis and subtracting contractual discounts and bad debts, received by PPI or the New PCs relating to services provided by the New PCs less (ii) Manager's Expense).

    The New PCs would be responsible for providing medical services and the related costs for provider compensation and benefits.

    The parties to the reorganization transaction will receive an opinion from tax counsel that for federal income tax purposes, it is more likely than not that the reorganization will be a tax-free transaction. No ruling will be requested from the Internal Revenue Service regarding the tax consequences of the transaction. If the IRS or tax court were to determine that the transactions were not tax free, there would be significant adverse tax consequence to the parties to the transaction and their respective shareholders.

    The reorganization Agreement contemplates that each of the three founding medical groups will adopt a stock option plan for certain of its employees and grant new options to purchase shares of its capital stock. Such options would then be converted into options to purchase PPI stock.

    In anticipation of the consummation of the reorganization transaction, various individuals have entered into Employment Agreements with PPI which provide for base compensation, incentive bonuses, stock options and awards, termination benefits and, in certain cases, severance compensation in the event the transaction is not consummated prior to January 31, 1997. The obligations of PPI under certain of these agreements are guaranteed by the three founding medical groups.

    In connection with the reorganization transaction, the three founding medical groups have entered into an Expense Sharing Agreement which establishes the basis upon which certain costs incurred in connection with the transactions are to be allocated between the three groups.

    In accordance with the terms of the reorganization Agreement, if one of the parties terminates the Agreement, in certain circumstances, it may be liable to the other parties to pay all of their expenses incurred in connection with the transaction.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of Corvallis MRI:

    We have audited the accompanying balance sheets of Corvallis MRI (an Oregon Partnership) as of December 31, 1995 and 1994, and the related statements of operations, partners' equity and cash flows for each of the years in the three year period ended December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Corvallis MRI as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                             ARTHUR ANDERSEN LLP

Portland, Oregon,
September 18, 1996

                                 CORVALLIS MRI

                                 BALANCE SHEETS

                                     ASSETS

                                                                               DECEMBER 31,
                                                                        --------------------------  SEPTEMBER 30,
                                                                            1994          1995          1996
                                                                        ------------  ------------  -------------
                                                                                                    (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents...........................................  $    196,610  $    140,235  $    492,253
  Accounts receivable (net of allowance for contractual discounts and doubtful accounts of approximately $94,000, $120,000 and $80,000 at December 31, 1994, 1995 and September 30, 1996,
    respectively).....................................................       330,776       444,095       318,152
  Related party receivable............................................       --             22,244       --
  Prepaid expenses....................................................       --             12,103         2,912
  Other...............................................................       --            --             15,000
                                                                        ------------  ------------  -------------
    Total current assets..............................................       527,386       618,677       828,317
                                                                        ------------  ------------  -------------
EQUIPMENT.............................................................     1,977,791     1,979,258     2,000,363
  Less--Accumulated depreciation......................................      (423,463)     (691,215)     (897,305 )
                                                                        ------------  ------------  -------------
                                                                           1,554,328     1,288,043     1,103,058
                                                                        ------------  ------------  -------------
OTHER ASSETS..........................................................       --            --             43,750
                                                                        ------------  ------------  -------------
    Total assets......................................................  $  2,081,714  $  1,906,720  $  1,975,125
                                                                        ------------  ------------  -------------
                                                                        ------------  ------------  -------------

LIABILITIES AND PARTNERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable....................................................  $     11,278  $     10,336  $      2,851
  Current portion of contribution payable.............................       --            --             15,000
  Current portion of long-term debt...................................       313,885       336,047       353,480
                                                                        ------------  ------------  -------------
    Total current liabilities.........................................       325,163       346,383       371,331
                                                                        ------------  ------------  -------------
LONG-TERM DEBT, LESS CURRENT PORTION..................................     1,132,782       796,735       529,656
LONG-TERM CONTRIBUTION PAYABLE, LESS CURRENT PORTION..................       --            --             45,000

COMMITMENTS AND CONTINGENCIES

PARTNERS' EQUITY:
  Equity--Corvallis Radiology P.C.....................................       207,923       254,534       343,046
  Equity--The Corvallis Clinic P.C....................................       207,923       254,534       343,046
  Equity--Samaritan Enterprises.......................................       207,923       254,534       343,046
                                                                        ------------  ------------  -------------
    Total partners' equity............................................       623,769       763,602     1,029,138
                                                                        ------------  ------------  -------------
    Total liabilities and partners' equity............................  $  2,081,714  $  1,906,720  $  1,975,125
                                                                        ------------  ------------  -------------
                                                                        ------------  ------------  -------------

      The accompanying notes are an integral part of these balance sheets.

                                 CORVALLIS MRI

                            STATEMENTS OF OPERATIONS

                                                        FOR THE YEARS ENDED               FOR THE NINE MONTHS
                                                            DECEMBER 31,                  ENDED SEPTEMBER 30,
                                               --------------------------------------  --------------------------
                                                  1993         1994          1995          1995          1996
                                               ----------  ------------  ------------  ------------  ------------
                                                                                              (UNAUDITED)
NET PATIENT SERVICE REVENUE..................  $  937,736  $  1,303,800  $  1,657,619  $  1,238,095  $  1,308,311

EXPENSES:
  Operating expenses reimbursed to a related
    party....................................     218,435       208,245       231,205       165,839       212,226
  Supplies...................................      78,704       129,474       159,126       116,244       101,470
  Repairs and maintenance....................      74,693        50,005       136,864       100,352       118,212
  Depreciation...............................     189,537       265,278       267,752       200,814       206,090
  Other administrative expenses..............     121,894        93,578        39,488        28,666        58,440
                                               ----------  ------------  ------------  ------------  ------------
    Total expenses...........................     683,263       746,580       834,435       611,915       696,438
                                               ----------  ------------  ------------  ------------  ------------
OPERATING INCOME.............................     254,473       557,220       823,184       626,180       611,873

OTHER INCOME (EXPENSES):
  Interest income............................       6,096         6,519         6,038         4,401         5,781
  Interest expense...........................      (2,088)      (90,111)      (89,389)      (69,265)      (52,118)
                                               ----------  ------------  ------------  ------------  ------------
    Other income (expenses), net.............       4,008       (83,592)      (83,351)      (64,864)      (46,337)
                                               ----------  ------------  ------------  ------------  ------------
    Net income...............................  $  258,481  $    473,628  $    739,833  $    561,316  $    565,536
                                               ----------  ------------  ------------  ------------  ------------
                                               ----------  ------------  ------------  ------------  ------------

        The accompanying notes are an integral part of these statements.

                                 CORVALLIS MRI

                         STATEMENTS OF PARTNERS' EQUITY

                                                               CORVALLIS       THE
                                                    FRANK      RADIOLOGY    CORVALLIS    SAMARITAN
                                                  MOORE M.D.     P.C.      CLINIC P.C.  ENTERPRISES     TOTAL
                                                  ----------  -----------  -----------  -----------  ------------
BALANCE, December 31, 1992......................  $   57,071  $   114,142  $   114,143  $    95,119  $    380,475
  Allocation of net income......................      38,772       77,544       77,545       64,620       258,481
  Purchase of partnership interest..............     (95,843)     (22,332)     (22,333)      (9,492)     (150,000)
                                                  ----------  -----------  -----------  -----------  ------------
BALANCE, December 31, 1993......................      --          169,354      169,355      150,247       488,956
  Allocation of net income......................      --          157,876      157,876      157,876       473,628
  Cash distribution.............................      --         (119,307)    (119,308)    (100,200)     (338,815)
                                                  ----------  -----------  -----------  -----------  ------------
BALANCE, December 31, 1994......................      --          207,923      207,923      207,923       623,769
  Allocation of net income......................      --          246,611      246,611      246,611       739,833
  Cash distribution.............................      --         (200,000)    (200,000)    (200,000)     (600,000)
                                                  ----------  -----------  -----------  -----------  ------------
BALANCE, December 31, 1995......................      --          254,534      254,534      254,534       763,602
  Allocation of net income (unaudited)..........      --          188,512      188,512      188,512       565,536
  Cash distribution (unaudited).................      --         (100,000)    (100,000)    (100,000)     (300,000)
                                                  ----------  -----------  -----------  -----------  ------------
BALANCE, September 30, 1996 (unaudited).........  $   --      $   343,046  $   343,046  $   343,046  $  1,029,138
                                                  ----------  -----------  -----------  -----------  ------------
                                                  ----------  -----------  -----------  -----------  ------------

        The accompanying notes are an integral part of these statements.

                                 CORVALLIS MRI

                            STATEMENTS OF CASH FLOWS

                                                                          YEARS ENDED                   NINE MONTHS ENDED
                                                                         DECEMBER 31,                     SEPTEMBER 30,
                                                            ---------------------------------------  ------------------------
                                                                1993          1994         1995         1995         1996
                                                            -------------  -----------  -----------  -----------  -----------
                                                                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..............................................  $     258,481  $   473,628  $   739,833  $   561,316  $   565,536
  Amortization of contribution payable....................       --            --           --           --             1,250
  Adjustments to reconcile net income to net cash provided
    by operating activities--
    Depreciation..........................................        189,537      265,278      267,752      200,814      206,090
    Changes in operating assets and liabilities:
      Decrease (increase) in accounts receivable..........        127,329     (205,775)    (113,319)     (86,367)     125,943
      Decrease (increase) in prepaid expenses.............          8,208      --           (12,103)      (2,905)       9,191
      Decrease (increase) in related party receivable.....       --            --           (22,244)     (22,244)      22,244
      (Decrease) increase in accounts payable.............       --             11,278         (942)         564       (7,485)
                                                            -------------  -----------  -----------  -----------  -----------
    Net cash provided by operating activities.............        583,555      544,409      858,977      651,178      922,769
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment..................................     (1,739,276)     (80,535)      (1,467)     --           (21,105)
                                                            -------------  -----------  -----------  -----------  -----------
    Net cash used by investing activities.................     (1,739,276)     (80,535)      (1,467)     --           (21,105)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal repayments of long-term debt..................        (98,009)    (278,865)    (313,885)    (233,436)    (249,646)
  New borrowings of long-term debt........................      1,600,000      --           --           --           --
  Purchase of partnership interest........................        (20,000)     --           --           --           --
  Distributions to partners...............................       --           (338,815)    (600,000)    (225,000)    (300,000)
                                                            -------------  -----------  -----------  -----------  -----------
      Net cash provided (used) by financing activities....      1,481,991     (617,680)    (913,885)    (458,436)    (549,646)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS......        326,270     (153,806)     (56,375)     192,742      352,018
CASH AND CASH EQUIVALENTS, beginning of period............         24,146      350,416      196,610      196,610      140,235
                                                            -------------  -----------  -----------  -----------  -----------
CASH AND CASH EQUIVALENTS, end of period..................  $     350,416  $   196,610  $   140,235  $   389,352  $   492,253
                                                            -------------  -----------  -----------  -----------  -----------
                                                            -------------  -----------  -----------  -----------  -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for interest..................................  $       2,088  $    90,111  $    89,389  $    64,864  $    52,118
SUPPLEMENTAL DISCLOSURES OF NONCASH TRANSACTIONS:
  Purchase of partnership interest in exchange for note
    payable...............................................  $     130,000  $   --       $   --       $   --       $   --
  Pledge of contribution payable..........................       --            --           --           --            60,000

        The accompanying notes are an integral part of these statements.

                                 CORVALLIS MRI

                         NOTES TO FINANCIAL STATEMENTS

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    ORGANIZATION

    Corvallis MRI (the Partnership) is an Oregon joint venture engaged in providing Magnetic Resonance Imaging (MRI) services to patients in Corvallis, Oregon and surrounding communities. The Partnership is owned equally by Corvallis Radiology P.C. (CRPC), an Oregon professional corporation, The Corvallis Clinic (TCC), an Oregon professional corporation and Samaritan Enterprises (Enterprises), an Oregon corporation whose sole shareholder is Samaritan, Inc.

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist of highly liquid investments with a maturity of three months or less from the date of purchase.

    EQUIPMENT

    Equipment is recorded at cost including setup and installation. Maintenance and repairs are expensed as incurred. Additions, which result in betterment of operating performance or increased useful life of assets, are capitalized and depreciated over the expected useful life. When properties are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss on disposition is recorded as other income or expense. Depreciation is computed on the straight-line method over the estimated useful lives of the respective assets generally, five to seven years.

    INCOME TAXES

    Corvallis MRI is a partnership; therefore, the partners are individually responsible for their respective share of taxes based upon the partners respective taxable income. Accordingly, no income taxes have been provided in the accompanying financial statements.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Partnership's financial instruments consist of cash and cash equivalents, accounts receivable and debt instruments. At December 31, 1995 and 1994, the fair value of the Partnership's financial instruments approximated the carrying value.

    UNAUDITED INTERIM FINANCIAL INFORMATION

    The financial information for the interim periods ended September 30, 1995 and 1996 has not been audited by independent accountants. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been

                                 CORVALLIS MRI

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) condensed or omitted from the unaudited interim financial information. In the opinion of the Partnership's management, the unaudited interim financial information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation. Results of operations for the interim periods are not necessarily indicative of the results of operations for the respective full years.

2. NET PATIENT SERVICE REVENUE:

    Net patient service revenue include amounts due from third-party payors under agreements that provide for payments to the Partnership at rates different from standard fees. These third-party payors include certain commercial insurance companies, health maintenance organizations (HMOs) and preferred provider organizations, as well as certain government programs such as Medicare and Medicaid. Payments to the Partnership under these agreements are based on prospectively determined rates and discounts from established charges.

    A summary of the payment arrangements with major third-party payors follows:

    FEE-FOR-SERVICE

    Patient service revenues are recorded in the period in which services are provided at established rates. The Partnership has agreements with third-party payors that provide payments to the Partnership at amounts different from its established rates. The difference between changes generated from agreements with third-party payors and the related payment amounts are reflected as contractual discounts.

    MEDICARE AND MEDICAID

    A significant portion of the Partnership's services is provided to Medicare and Medicaid patients. Payments for these services are based on a prevailing fee schedule.

    OTHER PAYORS

    The Partnership has also entered into payment agreements with certain commercial insurance carriers and preferred provider organizations. The basis for payment to the Partnership under these agreements includes discounts from established charges.

    The following are the components of net patient service revenue:

                                                  YEAR ENDED                        NINE MONTHS ENDED
                                                 DECEMBER 31,                         SEPTEMBER 30,
                                  ------------------------------------------   ---------------------------
                                      1993           1994           1995           1995           1996
                                  ------------   ------------   ------------   ------------   ------------
                                                                                       (UNAUDITED)
Gross charges...................  $  1,191,787   $  1,460,336   $  1,953,303   $  1,460,816   $  1,590,449
Less--Contractual discounts.....      (254,051)      (156,536)      (295,684)      (222,721)      (282,138)
                                  ------------   ------------   ------------   ------------   ------------
Net patient service revenue.....  $    937,736   $  1,303,800   $  1,657,619   $  1,238,095   $  1,308,311
                                  ------------   ------------   ------------   ------------   ------------
                                  ------------   ------------   ------------   ------------   ------------

                                 CORVALLIS MRI

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

3. LONG-TERM DEBT:

    Long-term debt consists of the following:

                                                                DECEMBER 31,
                                                        -----------------------------   SEPTEMBER 30,
                                                            1994            1995            1996
                                                        -------------   -------------   -------------
                                                                                        (UNAUDITED)
Note payable, 6.78%; payable in monthly installments
 of $31,339, including interest, due at January 1,
 1999.................................................  $   1,338,098   $   1,043,717   $    809,495
Note payable to former partner, 6.5%; payable in
 monthly installments of $2,185, including interest,
 due at November 1, 1999..............................        108,569          89,065         73,641
                                                        -------------   -------------   -------------
                                                            1,446,667       1,132,782        883,136
Less--Current portion.................................       (313,885)       (336,047)      (353,480)
                                                        -------------   -------------   -------------
                                                        $   1,132,782   $     796,735   $    529,656
                                                        -------------   -------------   -------------
                                                        -------------   -------------   -------------

    The notes have minimum payment schedules that call for the following principal payments:

DECEMBER 31,
------------------------------
  1996........................    $    336,047
  1997........................         359,490
  1998........................         384,568
  1999........................          52,677
                                  ------------
                                  $  1,132,782
                                  ------------
                                  ------------

4. RELATED PARTY TRANSACTIONS:

    OPERATING LEASE

    The Partnership leases facilities from Good Samaritan Hospital Corvallis (the Hospital), a division of Samaritan, Inc., on a month-to-month basis. Rent expense for the years ended December 31, 1993, 1994 and 1995 was $36,207, $28,237 and $31,344, respectively, and $23,805 and $23,040 for the nine months ended September 30, 1995 and 1996, respectively.

    MANAGEMENT FEES

    Beginning in 1994, the Partnership paid a management fee to the Hospital for the day-to-day management of Corvallis MRI. Prior to 1995, CRPC provided management services. Management fees for the years ended December 31, 1993, 1994 and 1995 and the nine months ended September 30, 1995 and 1996 were $23,125, $22,663, $26,170, $26,603 and $26,903.

    SALARIES, WAGES AND BENEFITS

    The Hospital employs personnel for the operations of the Corvallis MRI. All salary, wages and benefits are paid by the Hospital and reimbursed by the Partnership. Salaries, wages and benefits for the

                                 CORVALLIS MRI

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

4. RELATED PARTY TRANSACTIONS: (CONTINUED) years ended December 31, 1993, 1994 and 1995 were $159,103, $157,345 and
$173,691, respectively, and $115,431 and $162,283 for the nine months ended September 30, 1995 and 1996, respectively.

5. SUBSEQUENT EVENT:

    During August 1996, the Partnership made a pledge to a charity in the amount of $75,000, payable in annual installments of $15,000 over 5 years beginning in 1996.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of

Medford Clinic, P.C.:

    We have audited the accompanying balance sheets of Medford Clinic, P.C. (an Oregon professional service corporation) as of December 31, 1994 and 1995, and the related statements of operations, cash flows and stockholders' equity for each of the years in the three year period ended December 31, 1995. These financial statements are the responsibility of Medford's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medford Clinic, P.C. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Portland, Oregon,
September 6, 1996

                              MEDFORD CLINIC, P.C.

                                 BALANCE SHEETS

                                     ASSETS

                                                                                DECEMBER 31,
                                                                        -----------------------------   SEPTEMBER 30,
                                                                            1994            1995            1996
                                                                        -------------   -------------   -------------
                                                                                                         (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents...........................................  $     415,332   $     598,313   $    878,292
  Short-term investments..............................................       --             1,000,000      1,000,000
  Patient accounts receivable, net of allowances for contractual discounts and uncollectible acounts of $3,709,893, $3,430,087 and
    $3,315,699 at December 31, 1994 and 1995, and September 30, 1996,
    respectively......................................................      7,107,738       6,681,655      6,947,108
  Healthcare receivables..............................................        753,635         528,351        609,206
  PPI Allocation Receivable...........................................       --              --              484,646
  Inventories of drugs and supplies...................................        228,486         290,061        256,011
  Prepaid expenses and deposits.......................................        267,554         502,463         59,345
                                                                        -------------   -------------   -------------
        Total current assets..........................................      8,772,745       9,600,843     10,234,608
                                                                        -------------   -------------   -------------
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of
  $3,400,228, $4,432,795 and $5,274,706 at December 31, 1994 and 1995,
  and September 30, 1996, respectively................................      5,601,768       5,342,641      5,605,785
                                                                        -------------   -------------   -------------
LONG-TERM DEFERRED TAX ASSET..........................................        120,807          22,213         25,399
                                                                        -------------   -------------   -------------
OTHER ASSETS:
  Restricted investments..............................................       --               206,802        243,574
  Other...............................................................         38,433          72,476         53,021
                                                                        -------------   -------------   -------------
        Total other assets............................................         38,433         279,278        296,595
                                                                        -------------   -------------   -------------
        Total assets..................................................  $  14,533,753   $  15,244,975   $ 16,162,387
                                                                        -------------   -------------   -------------
                                                                        -------------   -------------   -------------
                                        LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt...................................  $     680,934   $     932,123   $    985,312
  Line of credit......................................................        350,000        --              --
  Accounts payable....................................................        475,286         444,050      1,362,762
  Income taxes payable................................................       --              --               25,000
  Accrued healthcare costs............................................        105,852         486,183        600,659
  Accrued compensation................................................      1,961,743       2,090,690      3,269,459
  Current deferred tax liability......................................      2,157,624       2,406,068      2,163,590
  Other liabilities...................................................        203,181         188,945        --
                                                                        -------------   -------------   -------------
        Total current liabilities.....................................      5,934,620       6,548,059      8,406,782
                                                                        -------------   -------------   -------------
LONG-TERM DEBT, net of current portion................................      5,459,011       4,931,980      4,183,975
                                                                        -------------   -------------   -------------
DEFERRED COMPENSATION AND OTHER LONG-TERM LIABILITIES.................        626,268         599,347      1,215,668
                                                                        -------------   -------------   -------------
STOCKHOLDERS' EQUITY:
  Common stock--
    $10 stated value; 500 shares authorized; 57, 56 and 56 shares outstanding at December 31, 1994 and 1995 and September 30,
      1996, respectively..............................................            570             560            560
  Additional paid-in capital..........................................            618             618            618
  Retained earnings...................................................      2,512,666       3,164,411      2,354,794
  Notes receivable from stockholders for purchase of stock............       --              --                  (10)
                                                                        -------------   -------------   -------------
        Total stockholders' equity....................................      2,513,854       3,165,589      2,355,962
                                                                        -------------   -------------   -------------
        Total liabilities and stockholders' equity....................  $  14,533,753   $  15,244,975   $ 16,162,387
                                                                        -------------   -------------   -------------
                                                                        -------------   -------------   -------------

      The accompanying notes are an integral part of these balance sheets.

                              MEDFORD CLINIC, P.C.

                            STATEMENTS OF OPERATIONS

                                                                   YEAR ENDED                        NINE MONTHS ENDED
                                                                  DECEMBER 31,                         SEPTEMBER 30,
                                                   -------------------------------------------  ----------------------------
                                                       1993           1994           1995           1995           1996
                                                   -------------  -------------  -------------  -------------  -------------
                                                                                                        (UNAUDITED)
REVENUES:
  Fee-for-service, net...........................  $  22,805,323  $  29,920,212  $  33,950,789  $  25,022,343  $  24,830,671
  Prepaid healthcare.............................        268,854      2,407,238      5,014,747      3,270,556      5,437,352
                                                   -------------  -------------  -------------  -------------  -------------
    Net revenues.................................     23,074,177     32,327,450     38,965,536     28,292,899     30,268,023
  Less--Provider compensation and benefits.......      7,008,886      9,248,234     11,239,198      8,281,355      8,552,483
                                                   -------------  -------------  -------------  -------------  -------------
    Net revenue less compensation to providers...     16,065,291     23,079,216     27,726,338     20,011,544     21,715,540
                                                   -------------  -------------  -------------  -------------  -------------
OPERATING EXPENSES:
  Clinic salaries, wages and benefits............      7,683,369     10,900,534     11,837,774      8,678,467     10,019,842
  Purchased medical services.....................        757,687        919,621      2,282,558      1,307,426      2,959,750
  Medical and office supplies....................      3,368,179      4,676,022      5,577,638      4,293,271      3,936,746
  General and administrative expenses............      2,306,128      2,959,495      3,446,487      2,463,269      2,554,974
  Provision for uncollectible accounts...........        395,950      1,026,983        868,441        651,331        766,895
  Depreciation and
    amortization.................................        592,479        917,626      1,124,753        791,803        851,085
  Rent and lease expense.........................        701,675      1,056,982      1,139,027        834,154        803,971
                                                   -------------  -------------  -------------  -------------  -------------
    Total operating expenses.....................     15,805,467     22,457,263     26,276,678     19,019,721     21,893,263
                                                   -------------  -------------  -------------  -------------  -------------
    Operating income (loss)......................        259,824        621,953      1,449,660        991,823       (177,723)
OTHER INCOME (EXPENSE):
  Interest income................................         19,032         27,549         96,899         45,250         94,290
  Interest expense...............................       (200,119)      (324,378)      (486,776)      (379,863)      (336,213)
  Equity in income of affiliate..................         49,614       --             --             --             --
                                                   -------------  -------------  -------------  -------------  -------------
INCOME (LOSS) BEFORE INCOME TAXES................        128,351        325,124      1,059,783        657,210       (419,646)
INCOME TAX EXPENSE (BENEFIT).....................         44,179        132,949        408,038        253,051       (245,664)
                                                   -------------  -------------  -------------  -------------  -------------
NET INCOME (LOSS)................................  $      84,172  $     192,175  $     651,745  $     404,159  $    (173,982)
                                                   -------------  -------------  -------------  -------------  -------------
                                                   -------------  -------------  -------------  -------------  -------------

        The accompanying notes are an integral part of these statements.

                              MEDFORD CLINIC, P.C.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                       NOTES
                                                                      ADDITIONAL                    RECEIVABLE
                                            NUMBER                      PAID-IN       RETAINED         FROM
                                           OF SHARES      AMOUNT        CAPITAL       EARNINGS     STOCKHOLDERS       TOTAL
                                         -------------  -----------  -------------  ------------  ---------------  ------------
BALANCE, December 31, 1992.............           34     $     340     $     670    $  2,236,319        --         $  2,237,329
  Issuance of common stock.............           13           130        --             --             --                  130
  Net income...........................       --            --            --              84,172        --               84,172
                                                  --                                                        --
                                                             -----         -----    ------------                   ------------
BALANCE, December 31, 1993.............           47           470           670       2,320,491        --            2,321,631
  Issuance of common stock.............           12           120        --             --             --                  120
  Redemption of common stock...........           (2)          (20)          (52)        --             --                  (72)
  Net income...........................       --            --            --             192,175        --              192,175
                                                  --                                                        --
                                                             -----         -----    ------------                   ------------
BALANCE, December 31,1994..............           57           570           618       2,512,666        --            2,513,854
  Issuance of common stock.............            5            50        --             --             --                   50
  Redemption of common stock...........           (6)          (60)       --             --             --                  (60)
  Net income...........................       --            --            --             651,745        --              651,745
                                                  --                                                        --
                                                             -----         -----    ------------                   ------------
BALANCE, December 31, 1995.............           56           560           618       3,164,411        --            3,165,589
  Net loss (unaudited).................       --            --            --            (173,982)       --             (173,982)
  Issuance of common stock
    (unaudited)........................            1            10        --             --                (10)         --
  Redemption of common stock
    (unaudited)........................           (1)          (10)       --             --             --                  (10)
  Costs incurred related to Physician
    Partners, Inc. transaction
    (unaudited)........................       --            --            --            (635,635)       --             (635,635)
                                                  --                                                        --
                                                             -----         -----    ------------                   ------------
BALANCE, September 30, 1996
  (unaudited)..........................           56     $     560     $     618    $  2,354,794           (10)    $  2,355,962
                                                  --                                                        --
                                                  --                                                        --
                                                             -----         -----    ------------                   ------------
                                                             -----         -----    ------------                   ------------

        The accompanying notes are an integral part of these statements.

                              MEDFORD CLINIC, P.C.

                            STATEMENTS OF CASH FLOWS

                                                           YEAR ENDED                           NINE MONTHS ENDED
                                                          DECEMBER 31,                            SEPTEMBER 30,
                                          ---------------------------------------------   -----------------------------
                                              1993            1994            1995            1995            1996
                                          -------------   -------------   -------------   -------------   -------------
                                                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................  $      84,172   $     192,175   $     651,745   $     404,159   $    (173,982)
  Adjustment to reconcile net income to
    net cash provided by (used in)
    operating activities--
    Depreciation and amortization.......        592,479         917,626       1,124,753         791,803         851,085
    Equity in income of affiliates......        (49,614)       --              --              --              --
    Deferred taxes......................         89,937         153,943         347,038         154,244        (242,478)
    Changes in operating assets and
      liabilities:
      Patient accounts receivable,
        net.............................     (1,866,122)       (855,225)        426,083         586,827        (265,453)
      Healthcare receivables............       --              (753,635)        225,284         429,467         (80,855)
      PPI allocation receivable.........       --              --              --              --              (484,646)
      Inventories of drugs and
        supplies........................        (46,428)        (88,393)        (61,575)        (46,267)         34,050
      Prepaid expenses and deposits.....        356,402         (54,838)       (234,909)         59,768         443,118
      Other assets......................       (707,226)         92,384         (34,043)         26,297          16,269
      Accounts payable..................        549,327        (119,659)        (31,236)        580,635         918,712
      Income taxes payable..............       --              --              --              --                25,000
      Accrued healthcare costs..........       --               105,852         380,331         459,707         114,476
      Accrued compensation and related
        expenses........................        688,832         (14,540)        128,947         972,158       1,178,769
      Other liabilities.................       (254,788)        116,057         (14,236)       (203,181)       (188,945)
      Deferred compensation and other
        long-term liabilities...........         64,123          61,742         (26,921)        (20,505)        616,321
                                          -------------   -------------   -------------   -------------   -------------
        Net cash provided by (used in)
          operating activities..........       (498,906)       (246,511)      2,881,261       4,195,112       2,761,441
                                          -------------   -------------   -------------   -------------   -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and
    equipment...........................       (197,428)     (3,288,103)       (865,626)       (532,409)     (1,114,229)
  Purchases of short-term investments...       --              --            (1,206,802)     (2,000,000)        (36,772)
  Proceeds from receipt of Rogue Valley
    Dialysis dividends..................         50,000        --              --              --              --
  Cash received in purchase of Rogue
    Valley Dialysis.....................        378,699        --              --              --              --
                                          -------------   -------------   -------------   -------------   -------------
        Net cash provided by (used in)
          investing activities..........        231,271      (3,288,103)     (2,072,428)     (2,532,409)     (1,151,001)
                                          -------------   -------------   -------------   -------------   -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings under line of
    credit agreement....................       --               350,000        --              --              --
  Repayments under line of credit
    agreement...........................       --              --              (350,000)       (350,000)       --
  Proceeds from issuance of long-term
    debt................................      2,706,997       2,999,055         467,224        --              --
  Principal repayments of long-term
    debt................................     (2,000,335)       (259,834)       (743,066)       (144,148)       (694,816)
  Proceeds from issuance of common
    stock...............................            130             120              50        --              --
  Payments for redemption of common
    stock...............................       --                   (72)            (60)             30             (10)
  Costs incurred related to Physician
    Partners, Inc. transaction..........       --              --              --              --              (635,635)
                                          -------------   -------------   -------------   -------------   -------------
        Net cash provided by (used in)
          financing activities..........        706,792       3,089,269        (625,852)       (494,118)     (1,330,461)
                                          -------------   -------------   -------------   -------------   -------------
INCREASE (DECREASE) IN CASH.............        439,157        (445,345)        182,981       1,168,585         279,979
CASH AND CASH EQUIVALENTS, beginning of
  year..................................        421,520         860,677         415,332         415,332         598,313
                                          -------------   -------------   -------------   -------------   -------------
CASH AND CASH EQUIVALENTS, end of
  year..................................  $     860,677   $     415,332   $     598,313   $   1,583,917   $     878,292
                                          -------------   -------------   -------------   -------------   -------------
                                          -------------   -------------   -------------   -------------   -------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for interest................  $     184,964   $     311,965   $     492,280   $     378,394   $     325,148
  Cash paid (received) for income
    taxes...............................        (10,704)        (20,994)         36,000          36,000        --

        The accompanying notes are an integral part of these statements.

                              MEDFORD CLINIC, P.C.

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES: During 1993, Medford purchased the remaining 50 percent ownership of Rogue Valley Dialysis. In conjunction with the acquisition, assets acquired and liabilities were assumed as follows:

Accounts receivable...................................................  $     308,036
Intangibles...........................................................         25,000
Property, plant and equipment.........................................      1,237,158
Long-term debt........................................................     (1,300,000)
Partnership interest..................................................       (648,893)
                                                                        -------------
Cash received.........................................................  $     378,699
                                                                        -------------
                                                                        -------------

        The accompanying notes are an integral part of these statements.

                              MEDFORD CLINIC, P.C.

                         NOTES TO FINANCIAL STATEMENTS

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

1. BUSINESS AND ORGANIZATION:

    Medford Clinic, P.C. (Medford), an Oregon professional service corporation, is a primary-care based, multi-specialty medical clinic. Medford was founded in 1946 with the belief that group practice offers the best means of promoting and maintaining the highest standards of medical care.

    As of September 30, 1996, Medford consists of approximately 588 employees and 73 professional providers who offer a wide range of primary and specialty care. In addition, Medford offers ancillary services such as radiology, pharmacy and laboratory.

    Medford also provides clinical dialysis services through its Rogue Valley Dialysis Center division which was operated as a joint venture with Rogue Valley Medical Center (RVMC) until 1993 when Medford purchased RVMC's interest in a transaction accounted for as a purchase. Medford's sites are located in Southern Oregon. A significant change in the demographics of this area may have an adverse impact on the business.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    CASH EQUIVALENTS

    Cash equivalents consist of all highly liquid investments with original maturities of three months or less.

    INVESTMENTS

    Short-term and restricted investments are readily convertible to cash and have original maturity dates that exceed three months. They are classified as held-to-maturity and mature within one year of the financial statement date. These investments are in commercial paper and the carrying value approximates the fair value.

    CONCENTRATION OF CREDIT RISK

    Medford extends credit to patients covered by insurance programs such as governmental programs (Medicare and Medicaid) and private insurers. Medford manages credit risk with the various public and private insurance providers, as deemed appropriate by management. Allowances for doubtful accounts have been made for potential losses, where appropriate.

    INVENTORIES OF DRUGS AND SUPPLIES

    Inventories are stated at the lower of cost or market, determined by the first-in, first-out (FIFO) method.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. Maintenance, repairs and minor replacements are expensed as incurred. When properties are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss on disposition is recorded as other income or expense. There were no disposals in 1993, 1994 and 1995.

                              MEDFORD CLINIC, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets. Estimated lives are as follows:

Building and building improvements...............................  7-30 years
Furniture and equipment..........................................  5-12 years

    PROVIDER COMPENSATION AND BENEFITS

    Provider compensation and benefits consists of the direct costs of patient care providers such as physicians and other allied health professionals. A substantial portion of these costs are paid to providers who are stockholders.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of cash and cash equivalents, restricted investments, short-term investments, patient receivables, amounts payable and accrued liabilities are a reasonable estimate of their fair value based on the short maturities of these instruments.

    Interest rates that are currently available to Medford for issuance of debt with similar terms and remaining maturities were used to estimate fair value for debt issues. The current carrying value of debt approximates fair value.

    Medford does not hold or issue financial instruments or derivative financial instruments for trading purposes.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    ACCOUNTING FOR LONG-LIVED ASSETS

    In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, as well as for long-lived assets and certain identifiable intangibles to be disposed of. Medford adopted the new standard in 1996. The effect of the adoption was not material to Medford's financial position or results of operations.

    UNAUDITED INTERIM FINANCIAL INFORMATION

    The financial information for the interim periods ended September 30, 1995 and 1996 has not been audited by independent accountants. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been

                              MEDFORD CLINIC, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) condensed or omitted from the unaudited interim financial information. In the opinion of Medford's management, the unaudited interim financial information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation. Results of operations for the interim periods are not necessarily indicative of the results of operations for the respective full years.

3. REVENUES:

    Medford reports its revenues according to two principal types of payment methodologies discussed below:

    PREPAID HEALTHCARE

    Medford contracts with various Health Maintenance Organizations (HMOs) to provide care to plan enrollees. These programs provide for a prepaid monthly fixed capitation payment on a per member basis to Medford by the HMO for plan enrollees.

    The majority of the HMO contracts are full-risk or modified full-risk contracts. Under a full-risk contract, Medford assumes the obligation of providing all healthcare services to enrollees and is obligated to reimburse outside providers for services rendered to enrollees. Generally, such payments to outside providers are limited to out-of-area services, emergency services and services not currently offered by Medford. Modified full-risk contracts are similar to full-risk contracts except that the HMO is obligated to pay for out-of-area services.

    Medford has entered into subcapitation agreements with certain of these outside providers. Under these agreements, Medford prepays the outside provider based upon enrollee/participant formulas in which the subprovider assumes the risk of providing patient care. Additional limitations on losses are provided by the payment of stop loss reinsurance premiums and through a percentage limitation on overall savings or losses of the programs.

    Medford has accrued the claims associated with services provided by outside providers for which Medford is responsible, and an estimate of incurred but not reported claims is included in accrued healthcare cost in the accompanying financial statements.

    FEE-FOR-SERVICE

    Patient service revenues are recorded in the period in which services are provided at established rates. Medford has agreements with third-party payors that provide payments to Medford at amounts different from its established rates. The difference between charges generated from agreements with third-party payors and the related payment amounts are reflected as contractual discounts, as shown below:

                                                                                 NINE MONTHS ENDED SEPTEMBER
                                           YEAR ENDED DECEMBER 31,                           30,
                                ---------------------------------------------   -----------------------------
                                    1993            1994            1995            1995            1996
                                -------------   -------------   -------------   -------------   -------------
                                                                                         (UNAUDITED)
Fee-for-service, gross........  $  27,067,613   $  40,975,385   $  43,299,335   $  33,677,598   $  34,677,681
Contractual discounts.........      4,262,290      11,055,173       9,348,546       8,655,255       9,847,010
                                -------------   -------------   -------------   -------------   -------------
Fee-for-service, net..........  $  22,805,323   $  29,920,212   $  33,950,789   $  25,022,343   $  24,830,671
                                -------------   -------------   -------------   -------------   -------------
                                -------------   -------------   -------------   -------------   -------------

                              MEDFORD CLINIC, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

3. REVENUES: (CONTINUED)
    A summary of the most significant fee-for-service arrangements is as follows:

        MEDICARE

        A significant portion of Medford's services are provided to Medicare patients. Payments for Medicare outpatient services which are not covered under capitated contracts are based on a prevailing fee schedule. Approximately 37, 22, 27 and 21 (unaudited) percent of net patient service revenues were derived from services provided to fee-for-service Medicare patients in 1993, 1994 and 1995, and the nine months ended September 30, 1996, respectively.

        MEDICAID

        Payments for Medicaid outpatient services which are not covered under capitated contracts are based on a prevailing fee schedule. Approximately 4, 2, 2 and 1 (unaudited) percent of net patient service revenues were derived from services provided to fee-for-service Medicaid patients in 1993, 1994 and 1995, and the nine months ended September 30, 1996, respectively.

        OTHER PAYORS

        Medford has also entered into payment agreements with certain commercial insurance carriers and preferred provider organizations. The basis for payment to Medford under these agreements includes discounts from established charges.

    MAJOR CUSTOMER

    One customer represented individually more than ten percent of Medford's net revenue as follows:

                                                     YEAR ENDED                NINE MONTHS
                                                    DECEMBER 31,                  ENDED
                                           -------------------------------    SEPTEMBER 30,
                                             1993       1994       1995           1996
                                           ---------  ---------  ---------  -----------------
                                                                               (UNAUDITED)
Blue Cross/Blue Shield of Oregon.........        16%        14%        16%            22%

                              MEDFORD CLINIC, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

4. PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment consists of the following:

                                                                 DECEMBER 31,
                                                         -----------------------------   SEPTEMBER 30,
                                                             1994            1995            1996
                                                         -------------   -------------   -------------
                                                                                          (UNAUDITED)
Land and land improvements.............................  $     204,134   $     204,134   $    204,134
Buildings and leasehold improvements...................      1,881,703       1,910,507      2,151,135
Furniture and equipment................................      6,913,547       7,647,654      8,471,555
Construction in progress...............................          2,612          13,141         53,667
                                                         -------------   -------------   -------------
                                                             9,001,996       9,775,436     10,880,491
Less--Accumulated depreciation.........................     (3,400,228)     (4,432,795)    (5,274,706)
                                                         -------------   -------------   -------------
                                                         $   5,601,768   $   5,342,641   $  5,605,785
                                                         -------------   -------------   -------------
                                                         -------------   -------------   -------------

5. INCOME TAX EXPENSE:

    Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109). SFAS 109 requires that Medford follow the liability method of accounting for deferred income taxes. Differences between financial reporting and tax basis is primarily due to the use of the cash method of accounting for income tax purposes. At December 31, 1995, Medford has approximately $400,000 and $800,000 of net operating loss carryforwards for federal and state income tax purposes, respectively, that expire in the year 2009.

    Deferred income taxes reflect the net tax effects of temporary differences between the amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of Medford's deferred tax assets and liabilities are as follows:

                                                                 DECEMBER 31,
                                                         -----------------------------   SEPTEMBER 30,
                                                             1994            1995            1996
                                                         -------------   -------------   -------------
                                                                                          (UNAUDITED)
Deferred tax assets:
  Cash to accrual adjustments..........................  $     788,030   $     918,656   $  2,350,531
  Net operating loss and credit carryforwards..........        962,046         329,478        329,478
  Other................................................         10,502          10,507         25,399
                                                         -------------   -------------   -------------
    Gross deferred tax assets..........................      1,760,578       1,258,641      2,705,408
Less--Valuation allowance..............................       (329,478)       (329,478)      (329,478)
                                                         -------------   -------------   -------------
    Net deferred tax asset.............................      1,431,100         929,163      2,375,930
Deferred tax liabilities:
  Cash to accrual adjustments..........................     (3,334,218)     (3,174,258)    (4,514,121)
  Property related book to tax differences.............       (133,699)       (138,760)       --
                                                         -------------   -------------   -------------
    Gross deferred tax liabilities.....................     (3,467,917)     (3,313,018)    (4,514,121)
                                                         -------------   -------------   -------------
    Net deferred tax liability.........................  $  (2,036,817)  $  (2,383,855)  $ (2,138,191)
                                                         -------------   -------------   -------------
                                                         -------------   -------------   -------------

                              MEDFORD CLINIC, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

5. INCOME TAX EXPENSE: (CONTINUED)
    The net deferred tax liability is reflected in the accompanying balance sheet as follows:

                                                             DECEMBER 31,
                                                     -----------------------------   SEPTEMBER 30,
                                                         1994            1995            1996
                                                     -------------   -------------   -------------
                                                                                      (UNAUDITED)
Current deferred tax liability.....................  $  (2,157,624)  $  (2,406,068)  $ (2,163,590)
Long-term deferred tax asset.......................        120,807          22,213         25,399
                                                     -------------   -------------   -------------
                                                     $  (2,036,817)  $  (2,383,855)  $ (2,138,191)
                                                     -------------   -------------   -------------
                                                     -------------   -------------   -------------

    The provision for income taxes is as follows:

                                                     YEAR ENDED               NINE MONTHS ENDED
                                                    DECEMBER 31,                SEPTEMBER 30,
                                           -------------------------------  ---------------------
                                             1993       1994       1995       1995        1996
                                           ---------  ---------  ---------  ---------  ----------
                                                                                 (UNAUDITED)
Current:
  Federal................................  $  --      $  --      $  --      $  --      $   --
  State..................................     --         --         61,000     45,000      --

Deferred:
  Federal................................     38,657    116,330    303,658    182,045    (214,956)
  State..................................      5,522     16,619     43,380     26,006     (30,708)
                                           ---------  ---------  ---------  ---------  ----------
                                           $  44,179  $ 132,949  $ 408,038  $ 253,051  $ (245,664)
                                           ---------  ---------  ---------  ---------  ----------
                                           ---------  ---------  ---------  ---------  ----------

    The differences between the provision for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes were as follows:

                                                     DECEMBER 31,               SEPTEMBER 30,
                                            -------------------------------  --------------------
                                              1993       1994       1995       1995       1996
                                            ---------  ---------  ---------  ---------  ---------
                                                                                 (UNAUDITED)
Federal tax at statutory rate.............  $  44,923  $ 113,793  $ 370,924  $ 230,046  $(146,877)

Add (deduct):
  State income tax, net of federal
    benefit...............................      3,589     10,802     67,828     32,864    (20,982)
  Utilization of net operating loss and
    other.................................     (4,333)     8,354    (30,714)    (9,859)   (77,805)
                                            ---------  ---------  ---------  ---------  ---------
                                            $  44,179  $ 132,949  $ 408,038  $ 253,051  $(245,664)
                                            ---------  ---------  ---------  ---------  ---------
                                            ---------  ---------  ---------  ---------  ---------

                              MEDFORD CLINIC, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

6. LONG-TERM DEBT:

    Long-term debt at December 31, 1994 and 1995, and September 30, 1996 are as follows:

                                                                   DECEMBER 31,
                                                           -----------------------------   SEPTEMBER 30,
                                                               1994            1995            1996
                                                           -------------   -------------   -------------
                                                                                            (UNAUDITED)
Equipment loan with bank, interest at 7.25%, payable in
  monthly installments of $22,169, maturing July 1, 2014,
  secured by equipment, furniture and fixtures and
  accounts receivable....................................  $     944,572   $     865,254   $    711,894

Note payable with title company, interest at 7.90%,
  payable in monthly installments of $6,227, maturing
  July 1, 2013, secured by equipment, furniture and
  fixtures...............................................        726,890         708,954        694,545

Equipment loan with bank, interest at 7.25%, payable in
  monthly installments of $25,868, maturing June 1, 2002,
  secured by equipment, furniture and fixtures, and
  accounts receivable....................................      1,295,347       1,585,450      1,437,690

Equipment loan with bank, interest at 7.75%, interest due
  monthly, maturing May 1, 1999, secured by equipment and
  accounts receivable....................................      2,025,036       1,626,095      1,303,451

Facilities loan with bank, interest at 9.00%, payable in
  monthly installments of $3,651, maturing September 1,
  1998, secured by equipment, furniture and fixtures, and
  accounts receivable....................................        169,645         140,118        115,776

Mortgage with bank, interest at 8.25%, payable in monthly
  installments of $4,987, maturing September 1, 2007,
  secured by first deed on real property and equipment,
  and furniture and fixtures.............................        494,315         474,520        458,568

Mortgage with bank, interest at 8.25%, recalculated on a
  three year basis on a predetermined interest rate
  formula, payable in monthly installments of principal
  plus interest of $1,820, maturing December 15, 2014,
  secured by first deed on real property and equipment,
  furniture and fixtures.................................        228,750         225,639        223,234

Mortgage with bank, interest at 8.25%, recalculated on a
  three year basis on a predetermined interest rate
  formula, payable in monthly installments of principal
  plus interest of $3,145, maturing December 15, 2001,
  secured by second deed on real property and equipment,
  furniture and fixtures.................................        255,390         238,073        224,129
                                                           -------------   -------------   -------------

    Total long-term debt.................................      6,139,945       5,864,103      5,169,287

Less--Current portion....................................       (680,934)       (932,123)      (985,312)
                                                           -------------   -------------   -------------

    Long-term debt, net of current portion...............  $   5,459,011   $   4,931,980   $  4,183,975
                                                           -------------   -------------   -------------
                                                           -------------   -------------   -------------

                              MEDFORD CLINIC, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

6. LONG-TERM DEBT: (CONTINUED)
    Maturities of long-term debt for the next five years, including current maturities, are as follows:

1996..........................  $     932,123
1997..........................      1,014,576
1998..........................      1,094,935
1999..........................        771,116
2000..........................        357,609
Thereafter....................      1,693,744
                                -------------
    Total.....................  $   5,864,103
                                -------------
                                -------------

    In 1994, Medford arranged a borrowing agreement with a bank providing a line of credit for short-term working capital needs of up to $1,000,000 secured by accounts receivable. The line of credit bears interest at the lender's prime rate plus .25 percent. At December 31, 1994, Medford had drawn $350,000 on this line of credit. The line of credit was due May 1995 and paid in February 1995.

    In May 1995, Medford renewed the above line of credit agreement with the bank providing a line of credit for short-term working capital needs of up to $500,000 secured by accounts receivable. At December 31, 1995 and September 30, 1996, Medford had no outstanding balance related to this line of credit. The Agreement expires January 15, 1997 and is expected to be renewed.

7. RETIREMENT PLANS:

    Medford has a 401(k) Profit-Sharing Plan (the 401(k) Plan) in which all employees are eligible to participate subject to certain eligibility criteria. The 401(k) Plan permits employees to contribute up to 15 percent of their annual compensation (not to exceed certain annual limits imposed by the Internal Revenue Code). Medford may also make discretionary contributions, which are immediately 100 percent vested. Medford also has a Money-Purchase Pension Plan in which all employees are eligible to participate subject to certain eligibility criteria. Medford contributes 5.7 percent of the employee's eligible earnings up to $62,481 and 11.4 percent of eligible earnings in excess of limitations imposed by the Internal Revenue Service, $62,481 at December 31, 1995. These contributions are 100 percent vested upon eligibility.

    Medford's contributions for these plans for the years ended December 31, 1993, 1994 and 1995, and the nine months ended September 30, 1996 were approximately $1,245,844, $830,635, $1,529,030 and $1,242,712 (unaudited), respectively.

8. PROFESSIONAL LIABILITY:

    Medford maintains a claims-made professional liability insurance policy. The policy coverage is $1,000,000 per claim per physician, with an aggregate maximum benefit of $3,000,000 per year. Accruals for outstanding claims and the associated deductibles are made in the period in which the event becomes known. Medford also accrues an actuarial estimate of the future liability for claims incurred but not made prior to the end of the accounting period.

                              MEDFORD CLINIC, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

9. COMMITMENTS AND CONTINGENCIES:

    OPERATING LEASES

    Future minimum rental payments under operating leases that have initial or remaining noncancellable lease terms in excess of one year are as follows:

1996..........................  $   1,115,432
1997..........................      1,037,686
1998..........................        822,101
1999..........................        693,037
2000..........................        643,597
Thereafter....................      3,217,985
                                -------------
    Total.....................  $   7,529,838
                                -------------
                                -------------

    LEGAL PROCEEDINGS

    Medford is subject to various legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, although the ultimate dispositions of these proceedings are not determinable, adverse determinations in any or all of such proceedings would not have a material adverse effect upon the financial position or results of operations of Medford.

10. SUBSEQUENT EVENTS:

    PHYSICIAN PARTNERS, INC.

    The Board of Directors of Medford has approved a Reorganization and Merger Agreement (the Agreement) dated July 29, 1996 together with the Boards of HealthFirst Medical Group, P.C.; The Corvallis Clinic, P.C.; and Physician Partners, Inc. (PPI), a newly formed company. This Agreement is subject to the approval of the shareholders of the three medical groups.

    This transaction would result in a separation of operations of the three founding medical groups between medical professional services activities (i.e., providers of medical services) and the physician practice management activities of the business. The professional services activities would be spun off into newly formed professional corporations (New PCs). The physician practice management business, along with substantially all of the assets and liabilities of the three founding medical groups, i.e., accounts receivable, property, plant, equipment, contracts, payables, accruals and debt, would be transferred to PPI. When the transaction becomes effective, the shareholders of the existing founding clinics will become the original shareholders of PPI.

    An integral part of the reorganization is a 40-year management agreement whereby PPI would provide physician practice management services to the New PCs. Services to be provided would include management and administrative services, capital resources, facilities, equipment and supplies.

    As consideration, PPI would be entitled to (a) reimbursement of all managerial costs and expenses (Manager's Expenses) incurred by PPI and (b) a management fee equal to 16 percent of the Distributable Profit Amount (defined as (i) gross revenues, booked on an accrual basis and subtracting contractual discounts and bad debts, received by PPI or the New PCs relating to services provided by the New PCs less (ii) Manager's Expense).

                              MEDFORD CLINIC, P.C.

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

10. SUBSEQUENT EVENTS: (CONTINUED)
    The New PCs would be responsible for providing medical services and the related costs for provider compensation and benefits.

    The parties to the reorganization transaction will receive an opinion from tax counsel that for federal income tax purposes, it is more likely than not that the reorganization will be a tax-free transaction. No ruling will be requested from the Internal Revenue Service regarding the tax consequences of the transaction. If the IRS or tax court were to determine that the transactions were not tax free, there would be significant adverse tax consequence to the parties to the transaction and their respective shareholders.

    The Agreement contemplates that each of the three founding medical groups will adopt a stock option plan for certain of its employees and grant new options to purchase shares of its capital stock. Such options would then be converted into an option to purchase PPI stock.

    In anticipation of the consummation of the reorganization transaction, various individuals have entered into Employment Agreements with PPI which provide for base compensation, incentive bonuses, stock options and awards, termination benefits and, in certain cases, severance compensation in the event the transaction is not consummated prior to January 31, 1997. The obligations of PPI under certain of these agreements are guaranteed by the three founding medical groups.

    In connection with the reorganization transaction, the three founding medical groups have entered into an Expense Sharing Agreement which establishes the basis upon which certain costs incurred in connection with the transactions are to be allocated between the three groups.

    In accordance with the terms of the reorganization Agreement, if one of the parties terminates the Agreement, in certain circumstances, it may be liable to other parties to pay all of their expenses incurred in connection with the transaction.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We have audited, in accordance with generally accepted auditing standards, the financial statements of HealthFirst Medical Group, P.C., The Suburban Medical Clinic, Inc., The Corvallis Clinic, P.C., Corvallis MRI and Medford Clinic, P.C. included in this registration statement and have issued our reports thereon dated September 6, 1996. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules of analysis of changes in the allowance for contractual discounts and uncollectible accounts are the responsibility of each Company's management and are presented for purposes of complying with the requirements of the Securities and Exchange Commission s rules and are not a required part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in our audits of the basic financial statement and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

Portland, Oregon,
September 6, 1996

                        HEALTHFIRST MEDICAL GROUP, P.C.
         ANALYSIS OF CHANGES IN THE ALLOWANCE FOR CONTRACTUAL DISCOUNTS
                           AND UNCOLLECTIBLE ACCOUNTS

 COLUMN A          COLUMN B          COLUMN C              COLUMN D               COLUMN E
-----------   -------------------   -----------   ---------------------------   -------------
                  BALANCE AT                                                     BALANCE AT
DESCRIPTION   BEGINNING OF PERIOD    ADDITIONS            DEDUCTIONS            END OF PERIOD
-----------   -------------------   -----------   ---------------------------   -------------
                                                  CONTRACTUAL      BAD DEBT
                                                   DISCOUNTS      WRITE-OFFS
                                                  ------------   ------------
  1993            $  580,000        $ 4,023,753   $ (3,061,044)  $   (640,340)   $  902,369
  1994               902,369          6,295,933     (5,180,981)      (907,128)    1,110,193
  1995             1,110,193          7,696,184     (6,165,298)    (1,079,470)    1,561,609

                       THE SUBURBAN MEDICAL CLINIC, INC.
         ANALYSIS OF CHANGES IN THE ALLOWANCE FOR CONTRACTUAL DISCOUNTS
                           AND UNCOLLECTIBLE ACCOUNTS

 COLUMN A          COLUMN B          COLUMN C              COLUMN D               COLUMN E
-----------   -------------------   -----------   ---------------------------   -------------
                  BALANCE AT                                                     BALANCE AT
DESCRIPTION   BEGINNING OF PERIOD    ADDITIONS            DEDUCTIONS            END OF PERIOD
-----------   -------------------   -----------   ---------------------------   -------------
                                                  CONTRACTUAL      BAD DEBT
                                                   DISCOUNTS      WRITE-OFFS
                                                  ------------   ------------
  1993            $  174,591        $   823,295   $   (607,011)  $   (107,960)   $  282,915
  1994               282,915          1,217,261       (885,097)      (301,360)      313,719
  1995               313,719          1,207,149     (1,030,529)      (183,286)      307,053

                           THE CORVALLIS CLINIC, P.C.
         ANALYSIS OF CHANGES IN THE ALLOWANCE FOR CONTRACTUAL DISCOUNTS
                           AND UNCOLLECTIBLE ACCOUNTS

 COLUMN A          COLUMN B           COLUMN C               COLUMN D               COLUMN E
-----------   -------------------   -------------   ---------------------------   -------------
                  BALANCE AT                                                       BALANCE AT
DESCRIPTION   BEGINNING OF PERIOD     ADDITIONS             DEDUCTIONS            END OF PERIOD
-----------   -------------------   -------------   ---------------------------   -------------
                                                    CONTRACTUAL      BAD DEBT
                                                     DISCOUNTS      WRITE-OFFS
                                                    ------------   ------------
  1993            $1,337,325        $  6,045,520    $ (4,434,830)  $   (914,784)   $ 2,033,231
  1994             2,033,231           6,765,684      (5,557,955)    (1,178,960)     2,062,000
  1995             2,062,000           6,841,932      (5,128,654)    (1,783,278)     1,992,000

                                 CORVALLIS MRI
         ANALYSIS OF CHANGES IN THE ALLOWANCE FOR CONTRACTUAL DISCOUNTS
                           AND UNCOLLECTIBLE ACCOUNTS

 COLUMN A          COLUMN B          COLUMN C              COLUMN D               COLUMN E
-----------   -------------------   -----------   ---------------------------   -------------
                  BALANCE AT                                                     BALANCE AT
DESCRIPTION   BEGINNING OF PERIOD    ADDITIONS            DEDUCTIONS            END OF PERIOD
-----------   -------------------   -----------   ---------------------------   -------------
                                                  CONTRACTUAL      BAD DEBT
                                                   DISCOUNTS      WRITE-OFFS
                                                  ------------   ------------
  1993            $   50,139        $  245,051    $  (168,675)   $    --         $  126,515
  1994               126,515           156,536       (188,709)        --             94,342
  1995                94,342           295,684       (269,739)        --            120,287

                              MEDFORD CLINIC, P.C.
         ANALYSIS OF CHANGES IN THE ALLOWANCE FOR CONTRACTUAL DISCOUNTS
                           AND UNCOLLECTIBLE ACCOUNTS

 COLUMN A          COLUMN B           COLUMN C             COLUMN D              COLUMN E
-----------   -------------------   ------------   -------------------------   -------------
                  BALANCE AT                                                    BALANCE AT
DESCRIPTION   BEGINNING OF PERIOD    ADDITIONS            DEDUCTIONS           END OF PERIOD
-----------   -------------------   ------------   -------------------------   -------------
                                                   CONTRACTUAL     BAD DEBT
                                                    DISCOUNTS     WRITE-OFFS
                                                   ------------   ----------
  1993            $1,359,451        $  4,658,240   $ (4,110,378)  $ (381,839)   $1,525,474
  1994             1,525,474          12,082,156     (9,056,430)    (841,307)    3,709,893
  1995             3,709,893          10,216,987     (9,604,566)    (892,227)    3,430,087

                                   APPENDIX A
                              AMENDED AND RESTATED
                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

    AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION AND MERGER, dated as of September 19, 1996 (this "Agreement"), among PHYSICIAN PARTNERS, INC., a newly-formed Delaware corporation ("PPI"), THE CORVALLIS CLINIC, P.C., an Oregon professional corporation ("Corvallis"), HEALTHFIRST MEDICAL GROUP, P.C., an Oregon professional corporation ("HealthFirst"), and MEDFORD CLINIC, P.C., an Oregon professional corporation ("Medford" and, together with Corvallis and HealthFirst, referred to herein, collectively, as the "Companies").

    WHEREAS, each of Corvallis, Medford and HealthFirst is a professional medical corporation which employs physicians and other professionals, all of whom are duly licensed and authorized to practice, in the case of physicians, medicine or, in the case of other professionals, the respective professions of such other professionals in the State of Oregon and who are experienced in the rendering of medical services treatment;

    WHEREAS, the board of directors of Corvallis has concluded that it would be in the best interests of Corvallis and its shareholders to effect a reorganization of its corporate structure and a business combination resulting in a consolidation of certain of its operations with those of HealthFirst and Medford, upon the terms and subject to the conditions set forth herein;

    WHEREAS, the board of directors of HealthFirst has concluded that it would be in the best interests of HealthFirst and its shareholders to effect a reorganization of its corporate structure and a business combination resulting in a consolidation of certain of its operations with those of Corvallis and Medford, upon the terms and subject to the conditions set forth herein;

    WHEREAS, the board of directors of Medford has concluded that it would be in the best interests of Medford and its shareholders to effect a reorganization of its corporate structure and a business combination resulting in a consolidation of certain of its operations with those of Corvallis and HealthFirst, upon the terms and subject to the conditions set forth herein;

    WHEREAS, the board of directors of PPI has concluded that it would be in the best interests of PPI to effect a business combination with Corvallis, HealthFirst and Medford pursuant to a merger of such entities with and into PPI (referred to herein as the "Merger") on the terms and subject to the conditions set forth herein;

    WHEREAS, it is intended that the PC Reorganizations (as such term is defined in Section 1.2(c) hereof) and the Merger constitute, for federal income tax purposes, "tax-free" reorganizations under Section 355 and Section 368 of the Internal Revenue Code of 1986, as amended (referred to herein as the "Code"), and the regulations promulgated thereunder;

    WHEREAS, PPI, Corvallis, HealthFirst and Medford have entered into the Agreement and Plan of Reorganization and Merger, dated as of July 29, 1996 (the "Old Reorganization and Merger Agreement"), to effect the PC Reorganizations and the Merger;

    WHEREAS, pursuant to the Old Reorganization and Merger Agreement, (i) Corvallis has incorporated, as a wholly-owned subsidiary thereof, a professional corporation ("Corvallis New PC") under the Oregon Professional Corporation Act,
(ii) HealthFirst has incorporated, as a wholly-owned subsidiary thereof, a professional corporation ("HealthFirst New PC") under the Oregon Professional Corporation Act and (iii) Medford has incorporated, as a wholly-owned subsidiary thereof, a professional corporation ("Medford New PC"); and

    WHEREAS, PPI and the Companies wish to amend and restate the Old Reorganization and Merger Agreement upon the terms and subject to the conditions set forth herein;

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I
                     PROFESSIONAL CORPORATION TRANSACTIONS

    SECTION 1.1 PC INCORPORATION AND DISTRIBUTIONS. (a)(i) Prior to the Effective Time (as such term is defined in Section 2.2 hereof), Corvallis shall amend and restate the Articles of Incoporation of Corvallis New PC under the Oregon Professional Corporation Act by filing the Restated Articles of Incorporation of Corvallis New PC, substantially in the form attached hereto as Exhibit A-1 or with such changes therein as are reasonably acceptable to PPI and the other Companies, with the Secretary of State of the State of Oregon, and adopt Bylaws of Corvallis New PC, substantially in the form attached hereto as Exhibit A-2 or with such changes therein as are reasonably acceptable to PPI and the other Companies (referred to herein, collectively, as the "Corvallis New PC Incorporation").

    (ii) As promptly as practicable after the approval of the Corvallis Reorganization (as such term is defined in Section 1.2(a) hereof) and the Merger by the requisite number of shareholders of Corvallis and upon satisfaction of other closing conditions set forth in Article VII hereof, except for the consummation of the PC Reorganizations and the execution and delivery of the Management Agreements (as such term is defined in Section 1.3 hereof) by the parties thereto, Corvallis shall (A) transfer certain of its assets (referred to herein, collectively, as the "Corvallis New PC Assets") relating to the provider professional services business of Corvallis, which assets are set forth on
Schedule 1.1(a)(ii) attached hereto, to Corvallis New PC, and cause Corvallis New PC to assume the liabilities of Corvallis relating to the Corvallis New PC Assets, and (B) make a distribution in accordance with Section 60.181 of the Oregon Business Corporation Act under which the then-current shareholders of Corvallis shall receive all of the issued and outstanding shares of Corvallis New PC, allocated on a pro rata basis in accordance with the fair market value of each such shareholder's then current equity interest in Corvallis (such transfer and distribution being referred to herein, collectively, as the "Corvallis Distribution"); PROVIDED, HOWEVER, that, at the option of Corvallis, such allocation may be made on a basis other than in accordance with the fair market value of each such shareholder's then-current equity in Corvallis so long as such distribution would not cause adverse tax or other consequences for the other Companies or their respective shareholders with respect to (y) the qualification of the HealthFirst Distribution or the Medford Distribution as a "reorganization" within the meaning of Section 355 of the Code or (z) the qualification of the Merger as a "reorganization" within the meaning of Section 368 of the Code.

    (b)(i) Prior to the Effective Time, HealthFirst shall amend and restate the Articles of Incorporation of HealthFirst New PC under the Oregon Professional Corporation Act by filing the Restated Articles of Incorporation of HealthFirst New PC, substantially in the form attached hereto as Exhibit A-1 or with such changes therein as are reasonably acceptable to PPI and the other Companies, with the Secretary of State of the State of Oregon, and adopt Bylaws of HealthFirst New PC, substantially in the form attached hereto as Exhibit A-2 or with such changes therein as are reasonably acceptable to PPI and the other Companies (referred to herein, collectively, as the "HealthFirst New PC Incorporation").

    (ii) As promptly as practicable after the approval of the HealthFirst Reorganization (as such term is defined in Section 1.2(b) hereof) and the Merger by the requisite number of shareholders of HealthFirst and upon satisfaction of other closing conditions set forth in Article VII hereof, except for the consummation of the PC Reorganizations and the execution and delivery of the Management Agreements by the parties thereto, HealthFirst shall (A) transfer certain of its assets (referred to herein, collectively, as the "HealthFirst New PC Assets") relating to the provider professional services business of HealthFirst, which assets are set forth on Schedule 1.1(b)(ii) attached hereto, to HealthFirst New PC, and cause HealthFirst New PC to assume the liabilities of HealthFirst relating to the HealthFirst New PC Assets, and (B) make a distribution in accordance with Section 60.181 of the Oregon Business Corporation Act under which the then-current shareholders of HealthFirst shall receive all of the issued and outstanding shares of HealthFirst New PC, allocated on a pro rata basis in accordance with the fair market value of each such shareholder's then-current equity interest in HealthFirst (such transfer and distribution being referred to herein, collectively, as the "HealthFirst Distribution").

    (c)(i) Prior to the Effective Time, Medford shall amend and restate the Articles of Incoporation of Medford New PC under the Oregon Professional Corporation Act by filing the Restated Articles of Incorporation of Medford New PC, substantially in the form attached hereto as Exhibit A-1 or with such changes therein as are reasonably acceptable to PPI and the other Companies, with the Secretary of State of the State of Oregon, and adopt Bylaws of Medford New PC, substantially in the form attached hereto as Exhibit A-2 or with such changes therein as are reasonably acceptable to PPI and the other Companies (referred to herein, collectively, as the "Medford New PC Incorporation").

    (ii) As promptly as practicable after the approval of the Medford Reorganization (as such term is defined in Section 1.2(c) hereof) and the Merger by the requisite number of shareholders of Medford and upon satisfaction of other closing conditions set forth in Article VII hereof, except for the consummation of the PC Reorganizations and the execution and delivery of the Management Agreements by the parties thereto, Medford shall (A) transfer certain of its assets (referred to herein, collectively, as the "Medford New PC Assets") relating to the provider professional services business of Medford, which assets are set forth on Schedule 1.1(c)(ii) attached hereto, to Medford New PC, and cause Medford New PC to assume the liabilities of Medford relating to the Medford New PC Assets, and (B) make a distribution in accordance with Section
60.181 of the Oregon Business Corporation Act under which the then-current shareholders of Medford shall receive all of the issued and outstanding shares of Medford New PC, allocated on a pro rata basis in accordance with the fair market value of each such shareholder's then-current equity interest in Medford (such transfer and distribution being referred to herein, collectively, as the "Medford Distribution").

    SECTION 1.2 PC CONVERSIONS. (a) As promptly as practicable after the approval of the Corvallis Reorganization and the Merger by the requisite number of shareholders of Corvallis, and upon satisfaction of other closing conditions set forth in Article VII, hereof, the consummation of the Corvallis New PC Incorporation and the Corvallis Distribution described in Section 1.1(a) hereof and upon satisfaction of other closing conditions set forth in Article VII hereof, except for the execution and delivery of the Management Agreements by the parties thereto, Corvallis shall convert from an Oregon professional corporation to an Oregon business corporation (such conversion being referred to herein as the "Corvallis Conversion" and, together with the Corvallis New PC Incorporation and the Corvallis Distribution, collectively, as the "Corvallis Reorganization") by filing Restated Articles of Incorporation, substantially in the form attached hereto as Exhibit B or with such changes therein as are reasonably acceptable to PPI and the other Companies, together with the required fee, with the Secretary of State of the State of Oregon in accordance with
Section 58.125(2) of the Oregon Professional Corporation Act and Section 60.451 of the Oregon Business Corporation Act (the Oregon Business Corporation Act and the Oregon Professional Corporation Act are referred to herein, collectively, as "Oregon Law").

    (b) As promptly as practicable after the approval of the HealthFirst Reorganization and the Merger by the requisite number of shareholders of HealthFirst, the consummation of the HealthFirst New PC Incorporation and the HealthFirst Distribution described in Section 1.1(b) hereof upon satisfaction of other closing conditions set forth in Article VII hereof, except for the execution and delivery of the Management Agreements by the parties thereto, HealthFirst shall convert from an Oregon professional corporation to an Oregon business corporation (such conversion being referred to herein as the "HealthFirst Conversion" and, together with the HealthFirst New PC Incorporation and the HealthFirst Distribution, collectively, as the "HealthFirst Reorganization") by filing Restated Articles of Incorporation, substantially in the form attached hereto as Exhibit B or with such changes therein as are reasonably acceptable to PPI and the other Companies, together with the required fee, with the Secretary of State of the State of Oregon in accordance with Section 58.125(2) of the Oregon Professional Corporation Act and Section 60.451 of the Oregon Business Corporation Act.

    (c) As promptly as practicable after the approval of the Medford Reorganization and the Merger by the requisite number of shareholders of Medford, the consummation of the Medford New PC Incorporation and the Medford Distribution described in Section 1.1(c) hereof and upon satisfaction of other closing conditions set forth in Article VII hereof, except for the execution and delivery of the Management Agreements by the parties thereto, Medford shall convert from an Oregon professional corporation to an Oregon business corporation (such conversion being referred to herein as the "Medford Conversion" and, together with the Medford New PC Incorporation and the Medford Distribution, collectively, as the "Medford Reorganization") by filing Restated Articles of Incorporation, substantially in the form attached hereto as Exhibit B or with such changes therein as are reasonably acceptable to PPI and the other Companies, together with the required fee, with the Secretary of State of the State of Oregon in accordance with Section 58.125(2) of the Oregon Professional Corporation Act and Section 60.451 of the Oregon Business Corporation Act. The Corvallis Reorganization, the HealthFirst Reorganization and the Medford Reorganization are referred to herein, collectively, as the "PC Reorganizations."

    SECTION 1.3 MANAGEMENT AGREEMENTS. As promptly as practicable after the approval of the respective PC Reorganizations and the Merger by the requisite number of shareholders of Corvallis, HealthFirst and Medford, the consummation of the PC Reorganizations described in Sections 1.1 and 1.2 hereof and upon satisfaction of other closing conditions set forth in Article VII, (a) Corvallis shall enter into a Practice Management Agreement, in substantially the form attached hereto as Exhibit C or with such changes therein as are reasonably acceptable to PPI and the other Companies (referred to herein as the "Corvallis Management Agreement"), with Corvallis New PC, (b) HealthFirst shall enter into a Practice Management Agreement, in substantially the form attached hereto as Exhibit C or with such changes therein as are reasonably acceptable to PPI and the other Companies (referred to herein as the "HealthFirst Management Agreement"), with HealthFirst New PC and (c) Medford shall enter into a Practice Management Agreement, in substantially the form attached hereto as Exhibit C (referred to herein as the "Medford Management Agreement" and, together with the Corvallis Management Agreement and the HealthFirst Management Agreement, referred to herein, collectively, as the "Management Agreements"), with Medford New PC.

                                   ARTICLE II
                                     MERGER

    SECTION 2.1 MERGER. Subject to and upon the terms and conditions of this Agreement, Oregon Law and the General Corporation Law of the State of Delaware (referred to herein as "Delaware Law"), at the Effective Time, Corvallis, HealthFirst and Medford shall be merged with and into PPI, the separate corporate existence of each of Corvallis, HealthFirst and Medford shall cease and PPI shall continue under Delaware Law as the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation").

    SECTION 2.2 EFFECTIVE TIME. As promptly as practicable after the approval of the respective PC Reorganizations and the Merger by the requisite number of shareholders of Corvallis, HealthFirst and Medford, the consummation of the PC Reorganizations described in Sections 1.1 and 1.2 hereof, the execution of the Management Agreements described in Section 1.3 hereof and upon satisfaction of all other closing conditions set forth in Article VII hereof, the Surviving Corporation shall file (a) a certificate of merger relating to the Merger (referred to herein as the "Certificate of Merger") with the Secretary of State of the State of Delaware and (b) articles of merger relating to the Merger (referred to herein as the "Articles of Merger") with the Secretary of State of the State of Oregon. For purposes of this Agreement, the term "Effective Time," with respect to the Merger, means the date and time at which the Certificate of Merger is successfully filed.

    SECTION 2.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges and powers of each of Corvallis, HealthFirst and Medford shall vest in the Surviving Corporation, and all debts, liabilities and obligations of each of Corvallis, HealthFirst and Medford shall become the debts, liabilities and obligations of the Surviving Corporation.

    SECTION 2.4 PPI CERTIFICATE OF INCORPORATION; BYLAWS. At the Effective Time, the Amended and Restated Certificate of Incorporation and the Bylaws of PPI, as in effect immediately prior to the Effective Time (copies of which are attached hereto as Exhibits D-1 and D-2, respectively) shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation and Bylaws.

    SECTION 2.5 PPI DIRECTORS AND OFFICERS. At the Effective Time, the directors and officers of PPI immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

    SECTION 2.6 PPI EMPLOYMENT AGREEMENTS AND OPTION PLANS. Simultaneously with the execution of this Agreement, PPI is entering into the Amended and Restated Employment Agreements with each of David Goldberg, Tim Dupell and David Kobriger, substantially in the forms attached hereto as Exhibit E-1, E-2 and E-5, respectively, and Employment Agreements with Michael Bonazzola, M.D., Jerry Erstgaard and Jon Ness, substantially in the forms attached hereto as Exhibit E-3, E-4 and E-6. Prior to the Effective Time, each of the Companies shall use all reasonable efforts to recommend to its shareholders for the approval and adoption of (a) the Employee Stock Option Plan, substantially in the form attached hereto as Exhibit F-1 or with such changes therein as are reasonably acceptable to PPI and each of the Companies (referred to herein as the "PPI Employee Option Plan"), (b) the Non-Employee Director Stock Option Plan, substantially in the form attached hereto as Exhibit F-2 or with such changes therein as are reasonably acceptable to PPI and each of the Companies (referred to herein as the "PPI Non-Employee Director Option Plan"), (c) the Non-Employee Provider Stock Option Plan, substantially in the form attached hereto as Exhibit F-3 or with such changes therein as are reasonably acceptable to PPI and each of the Companies (referred to herein as the "PPI Non-Employee Provider Option Plan") and (d) the Change in Control Plan, substantially in the form attached hereto as Exhibit F-4 or with such changes therein as are reasonably acceptable to PPI and each of the Companies (referred to herein as the "PPI Change in Control Plan").

    SECTION 2.7 CONVERSION OF OLD PC SHARES IN MERGER. (a) At the Effective Time, by virtue of the Merger and without any action on the part of any of Corvallis, HealthFirst or Medford or any of their respective shareholders, shares of capital stock of Corvallis, HealthFirst and Medford (referred to herein, collectively, as "Old PC Shares") issued and outstanding immediately prior to the Effective Time shall be converted at the Effective Time into the right to receive shares of Class A Common Stock, par value $0.01 per share ("PPI Class A Shares"), of PPI, in accordance with the following exchange ratios (referred to herein as the "Exchange Ratios"), as applicable:

        (i)(A) Each share of Class C Preferred Stock of Corvallis shall be converted into the right to receive such number of PPI Class A Shares as shall have an aggregate value of $100, with the value of each PPI Class A Share being equal to the quotient obtained by dividing (I) the aggregate number of PPI Shares to be issued pursuant to the Merger into (II) the combined value of Corvallis, HealthFirst and Medford as a merged entity based on the assumption that the Merger had occurred on June 30, 1996, as determined by an independent valuation firm designated by Corvallis;

        (B) Each share of Class A Preferred Stock of Corvallis shall be converted into the right to receive such number of PPI Class A Shares as shall have an aggregate value of $23,000, with the value of each PPI Class A Share being equal to the quotient obtained by dividing (I) the aggregate number of PPI

    Shares to be issued pursuant to the Merger into (II) the combined value of Corvallis, HealthFirst and Medford as a merged entity based on the assumption that the Merger had occurred on June 30, 1996, as determined by an independent valuation firm designated by Corvallis; and

        (C) Each share of Class B Common Stock of Corvallis shall be converted into the right to receive such number of PPI Class A Shares as is equal to the quotient obtained by dividing (I) the number of all issued and outstanding shares of Class B Preferred Stock of Corvallis at the Effective Time into (II) the excess of 2,247,750 PPI Class A Shares (which is equal to the product of the Corvallis FTE as of June 1, 1996 multiplied by 27,000) over the aggregate number of PPI Class A Shares into which all of the issued and outstanding shares of Class A Preferred Stock of Corvallis and Class C Preferred Stock of Corvallis are converted under paragraphs (A) and (B) in this Section 2.7(a)(i);

    PROVIDED, HOWEVER, that in the event of a reduction in the number of Corvallis FTE (as such term is defined in Section 3.3(a) hereof) as of October 1, 1996 from the Corvallis FTE as of June 1, 1996 only, the total number of PPI Class A Shares allocated to Corvallis set forth in Clause II of this Section 2.7(a)(i)(C) shall be reduced by an amount equal to the product of the number of such reduction in the Corvallis FTE multiplied by 27,000 PPI Class A Shares;

        (ii) Each Class A Share of HealthFirst shall be converted into the right to receive 354 PPI Class A Shares; PROVIDED, HOWEVER, that (A) in the event of a reduction in the number of HealthFirst FTE (as such term is defined in Section 3.3(b) hereof) as of October 1, 1996 from the HealthFirst FTE as of June 1, 1996 only, the Exchange Ratio for each Class A Share of HealthFirst shall be reduced by an amount equal to the excess of (a) 354 over (b) the quotient obtained by dividing (i) the total number of the issued and outstanding shares of capital stock of HealthFirst into (ii) the product of 27,000 multiplied by the HealthFirst FTE as of October 1, 1996 and (B) in the event any Class A shares of HealthFirst (collectively, the "New HF Shares") are issued, at any time prior to the Effective Time, to any of the 12 non-shareholder provider employees of HealthFirst designated by HealthFirst, the Exchange Ratio for each of Class A Shares of HealthFirst and New HF Shares shall be reduced by an amount equal the excess of (a) 354 over (b) the quotient obtained by dividing (i) the aggregate number of all issued and outstanding Class A Shares of Healthfirst and the New HF Shares into (ii) the product of the HealthFirst FTE effective as of such date multiplied by 27,000; and

        (iii) Each share of Common Stock of Medford shall be converted into the right to receive 27,474 PPI Class A Shares; PROVIDED, HOWEVER, that (A) in the event of a reduction in the Medford FTE (as such term is defined in Section 3.3(c) hereof) as of October 1, 1996 from the Medford FTE as of June 1, 1996 only, the Exchange Ratio for each share of Common Stock of Medford shall be reduced by an amount equal to the excess of (a) 27,474 over (b) the quotient obtained by dividing (i) the total number of the issued and outstanding shares of Common Stock of Medford into (ii) the product of 27,000 multiplied by the Medford FTE as of October 1, 1996 and (B) in the event any shares of Common Stock of Medford (collectively, the "New Medford Shares") are issued, at any time prior to the Effective Time, to any of the two non-shareholder provider employees of Medford designated by Medford, the Exchange Ratio for each share of Common Stock of Medford and the New Medford Shares shall be reduced by an amount equal the excess of (a) 27,474 over (b) the quotient obtained by dividing (i) the aggregate number of all issued and outstanding shares of Common Stock of Medford and the New Medford Shares into (ii) the product of the Medford FTE effective as of such date multiplied by 27,000.

    (b) At the Effective Time, all Old PC Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such Old PC Shares shall thereafter evidence PPI Class A Shares. Each certificate evidencing Old PC Shares shall be exchanged for one or more certificates evidencing PPI Class A Shares issued in consideration therefor upon the surrender of such certificate evidencing Old PC Shares in accordance with the provisions hereof.

    (c) Each share of Corvallis, HealthFirst or Medford held in the treasury thereof immediately prior to the Effective Time shall be canceled and retired and cease to exist, and no PPI Class A Shares shall be issued in exchange therefor.

    (d) At the Effective Time, all PPI Class Shares owned by Corvallis, HealthFirst or Medford shall become treasury stock of PPI.

    SECTION 2.8 STOCK OPTIONS. (a) At the Effective Time, Corvallis' obligations with respect to each outstanding Corvallis Stock Option (as such term is defined in Section 3.3(a) hereof), as amended pursuant to the following sentence, shall be assumed by PPI. The Corvallis Stock Options so assumed by PPI shall continue to have, and be subject to, the same terms and conditions set forth in the stock option plans and agreements pursuant to which such Corvallis Stock Options were issued as in effect immediately prior to the Effective Time, except that (i) each such Corvallis Stock Option shall be exercisable for such number of PPI Class A Shares as is equal to the product of (A) the number of Class B Common Stock of Corvallis covered by such Corvallis Stock Option immediately prior to the Effective Time multiplied by (B) Class B Common Stock of Corvallis and (ii) the per share exercise price for PPI Class A Shares issuable upon the exercise of such Corvallis Stock Option shall be equal to the quotient determined by (A) dividing the exercise price per share of Class B Common Stock of Corvallis into (B) the Exchange Ratio applicable to Class B Common Stock of Corvallis. The date of the grant shall be deemed to be the Effective Time. PPI shall (y) reserve for issuance the number of PPI Class A Shares that will become issuable upon the exercise of such Corvallis Stock Options pursuant to this Section 2.8(a) and (z) at the Effective Time, issue to each holder of an outstanding Corvallis Stock Option a document evidencing the assumption by PPI of the obligations of Corvallis with respect thereto under this Section 2.8(a). Nothing in this Section 2.8(a) shall affect the schedule of vesting with respect to the Corvallis Stock Options to be assumed by PPI as set forth herein.

    (b) At the Effective Time, HealthFirst's obligations with respect to each outstanding HealthFirst Stock Option (as such term is defined in Section 3.3(b) hereof), as amended pursuant to the following sentence, shall be assumed by PPI. The HealthFirst Stock Options so assumed by PPI shall continue to have, and be subject to, the same terms and conditions set forth in the stock option plans and agreements pursuant to which such HealthFirst Stock Options were issued as in effect immediately prior to the Effective Time, except that (i) each such HealthFirst Stock Option shall be exercisable for such number of PPI Class A Shares as is equal to the product of (A) the number of Old PC Shares of HealthFirst covered by such HealthFirst Stock Option immediately prior to the Effective Time multiplied by (B) 354 and (ii) the per share exercise price for PPI Class A Shares issuable upon the exercise of such HealthFirst Stock Option shall be equal to the quotient determined by (A) dividing the exercise price per share of Old PC Shares of HealthFirst into (B) 354. The date of the grant shall be deemed to be the Effective Time. PPI shall (y) reserve for issuance the number of PPI Class A Shares that will become issuable upon the exercise of such HealthFirst Stock Options pursuant to this Section 2.8(b) and (z) at the Effective Time, issue to each holder of an outstanding HealthFirst Stock Option a document evidencing the assumption by PPI of the obligations of HealthFirst with respect thereto under this Section 2.8(b). Nothing in this Section 2.8(b) shall affect the schedule of vesting with respect to the HealthFirst Stock Options to be assumed by PPI as set forth herein.

    (c) At the Effective Time, Medford's obligations with respect to each outstanding Medford Stock Option (as such term is defined in Section 3.3(c) hereof), as amended pursuant to the following sentence, shall be assumed by PPI. The Medford Stock Options so assumed by PPI shall continue to have, and be subject to, the same terms and conditions set forth in the stock option plans and agreements pursuant to which such Medford Stock Options were issued as in effect immediately prior to the Effective Time, except that (i) each such Medford Stock Option shall be exercisable for such number of PPI Class A Shares as is equal to the product of (A) the number of Old PC Shares of Medford covered by such Medford Stock Option immediately prior to the Effective Time multiplied by (B) 27,474 and (ii) the per share exercise price for PPI Class A Shares issuable upon the exercise of such Medford Stock Option shall be equal to the quotient determined by (A) dividing the exercise price per share of Old PC Shares of Medford into (B) 27,474. The date of the grant shall be deemed to be the Effective Time. PPI shall (y) reserve for issuance the number of PPI Class A Shares that will become issuable upon the exercise of such Medford Stock Options pursuant to this Section 2.8(c) and (z) at the Effective Time, issue to each holder of an outstanding Medford Stock Option a document evidencing the assumption by PPI of the obligations of Medford with respect thereto under this
Section 2.8(c). Nothing in this Section 2.8(c) shall affect the schedule of vesting with respect to the Medford Stock Options to be assumed by PPI as set forth herein.

    SECTION 2.9 EXCHANGE OF OLD PC SHARES. (a) No later than the Effective Time, PPI shall make available, and each holder of Old PC Shares will be entitled to receive, upon surrender to PPI of one or more certificates evidencing such Old PC Shares for cancellation, certificates evidencing the number of PPI Class A Shares into which such Old PC Shares are converted in the Merger. PPI Class A Shares into which Old PC Shares are to be converted in the Merger shall be deemed to have been issued at the Effective Time.

    (b) As soon as reasonably practicable after the Effective Time, PPI shall mail to each holder of record of a certificate or certificates evidencing outstanding Old PC Shares which Old PC Shares were converted into PPI Class A Shares pursuant to Section 2.7 hereof (i) a letter of transmittal (which shall specify that risk of loss and title to such certificate or certificates evidencing Old PC Shares shall pass only upon receipt of such certificates by PPI in such form as PPI may reasonably specify) and (ii) instructions for use in effecting the surrender of such certificates in exchange for certificates evidencing PPI Class A Shares. Upon surrender of a certificate evidencing Old PC Shares for cancellation to PPI together with such letter of transmittal, duly executed, the holder of such certificate shall be entitled to receive in exchange therefor a certificate evidencing such number of whole PPI Class A Shares as such holder has the right to receive in respect of such certificate evidencing Old PC Shares surrendered pursuant to the provisions of this Section 2.9.

    (c) In the event that any certificate evidencing Old PC Shares shall have been lost, stolen or destroyed, upon the making of an affidavit with respect thereto by the person or entity claiming such certificate to be lost, stolen or destroyed, as the case may be, PPI will issue or cause to be issued in exchange for such lost, stolen or destroyed certificate the number of PPI Class A Shares into which such Old PC Shares evidenced by such certificate are converted in the Merger in accordance with Section 2.7 hereof. When authorizing any such issuance, the board of directors of PPI may, in its discretion and as a condition precedent to such issuance, require the owner of any such lost, stolen or destroyed certificate to provide the Surviving Corporation a bond in such sum as the Surviving Corporation may direct as indemnity, or provide such other form of indemnity as the Surviving Corporation shall direct, with respect to any claim that may be made against the Surviving Corporation with respect to such certificate evidencing Old PC Shares alleged to have been lost, stolen or destroyed.

    SECTION 2.10 DIVIDENDS; TRANSFER TAXES. No dividends that are declared on PPI Class A Shares will be paid to any person or entity entitled to receive certificates evidencing PPI Class A Shares until such person or entity surrenders its certificate or certificates evidencing Old PC Shares. Upon such surrender, there shall be paid to such person or entity in which name the certificates evidencing such PPI Class A Shares shall be issued any such dividends which shall have become payable, but shall not have been paid, with respect to such PPI Class A Shares between the Effective Time and the time of such surrender. In no event shall any person or entity entitled to receive any such dividends be entitled to receive interest on such dividends. If any certificate for any PPI Class A Shares is to be issued in a name other than that in which the certificate evidencing Old PC Shares surrendered in exchange therefor is registered, it shall be a condition of such issuance that the person or entity requesting such issuance shall (a) pay to PPI any transfer or other taxes required by reason of the issuance of such certificate for such PPI Class A Shares in a name other than that of the registered holder of such certificate evidencing Old PC Shares so surrendered or (b) establish to the satisfaction of PPI that such tax has been paid or that no such tax is payable. Notwithstanding the foregoing, neither PPI nor the Surviving Corporation shall be liable to a holder of Old PC Shares for any PPI Class A Shares or dividends thereon or any cash payment for fractional interests payable under Section 2.11 hereof delivered to a public official pursuant to applicable escheat laws.

    SECTION 2.11 NO FRACTIONAL SECURITIES. No certificates or scrip evidencing fractional PPI Class A Shares shall be issued upon the surrender for exchange of certificates evidencing Old PC Shares under this Article II. In lieu of any such fractional securities, each holder of Old PC Shares which would otherwise have been entitled to a fraction of a PPI Common Share upon surrender of certificates evidencing such Old PC Shares for exchange pursuant to this Article II shall be paid an amount in cash (without interest), rounded to the nearest cent, equal to the product of (a) such fraction multiplied by (b) the fair market value of a PPI Common Share as of the Effective Time as determined by the board of directors of PPI.

    SECTION 2.12 CLOSING OF TRANSFER BOOKS. At the Effective Time, the stock transfer books of Corvallis, HealthFirst and Medford shall be closed and no transfer of Old PC Shares shall thereafter be made. If, after the Effective Time, certificates evidencing Old PC Shares are presented to the Surviving Corporation, such certificates shall be canceled and exchanged for certificates evidencing PPI Class A Shares in accordance with the terms hereof. From and after the Effective Time, the holders of Old PC Shares to be converted into PPI Class A Shares pursuant to this Agreement shall cease to have any rights as shareholders of Corvallis, HealthFirst or Medford, as the case may be, except for the right to surrender stock certificates evidencing such Old PC Shares in exchange for PPI Class A Shares and cash consideration for fractional interests as described in this Article II.

    SECTION 2.13 DISSENTING SHARES. If any shareholder of Corvallis, HealthFirst or Medford (referred to herein as the "Dissenting Shareholder") is entitled to dissent from the Merger and delivers a written demand for the fair value of Old PC Shares held by such Dissenting Shareholder in accordance with the provisions of Section 60.554 of the Oregon Business Corporation Act concerning the right of such Dissenting Shareholder to dissent from the Merger and demand payment of the fair value of such Old PC Shares, such Old PC Shares shall not be converted to PPI Class A Shares as described in Section 2.7 hereof but shall, from and after the Effective Time, represent only the right to receive payment of the fair value of such Old PC Shares, plus accrued interest, determined in accordance with Section 60.557 of the Oregon Business Corporation Act; PROVIDED, HOWEVER, that Old PC Shares held by a Dissenting Shareholder which shall, after the Effective Time, withdraw such Dissenting Shareholder's demand for the fair value of such Old PC Shares or otherwise lose such Dissenting Shareholder's right to receive the fair value thereof by failing to demand payment of the fair value of such Old PC Shares or deposit such Dissenting Shareholder's stock certificates with Corvallis, HealthFirst or Medford, as the case may be, by the dates set forth in the written notice of Corvallis, HealthFirst or Medford provided to such Dissenting Shareholder in accordance with Section 60.567 of the Oregon Business Corporation Act shall be deemed to be converted, as of the Effective Time, into the right to receive PPI Class A Shares in accordance with the Exchange Ratio applicable to such Old PC Shares.

    SECTION 2.14 CLOSING. The consummation of the PC Reorganizations and the Merger contemplated by this Agreement shall take place at the offices of McDermott, Will & Emery, 2049 Century Park East--Suite 3400, Los Angeles, California 90067, at 9:00 a.m., Pacific Standard Time, on the business day immediately following the day on which all of the conditions set forth in
Article VII hereof are satisfied or waived or as soon as practicable thereafter, or at such other date, time and place as the Companies shall agree.

    SECTION 2.15 SUPPLEMENTARY ACTION. If, at any time after the Effective Time, any further assignment or other action is necessary or desirable to vest or to perfect or confirm or record in the Surviving Corporation the title to any property or rights of Corvallis, HealthFirst or Medford, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation shall be authorized and empowered, in the name of and on behalf of Corvallis, HealthFirst or Medford, as the case may be, to execute and deliver any and all documents and instruments necessary or desirable to so vest or to so perfect or confirm or record the title to such property or rights in the Surviving Corporation and otherwise to carry out the provisions of this Agreement.

                                  ARTICLE III
                       REPRESENTATIONS AND WARRANTIES OF
                       CORVALLIS, HEALTHFIRST AND MEDFORD

    Each of Corvallis, HealthFirst and Medford hereby represents and warrants (except (a) in the case of Corvallis, as set forth in the Disclosure Schedule (the "Corvallis Disclosure Schedule") delivered by Corvallis to the other Companies simultaneously with the execution of this Agreement, which Corvallis Disclosure Schedule shall identify exceptions to the representations and warranties set forth herein by reference to such Section numbers, (b) in the case of HealthFirst, as set forth in the Disclosure Schedule (the "HealthFirst Disclosure Schedule") delivered by HealthFirst to the other Companies simultaneously with the execution of this Agreement, which HealthFirst Disclosure Schedule shall identify exceptions to the representations and warranties set forth herein by reference to such Section numbers and (c) in the case of Medford, as set forth in the Disclosure Schedule (the "Medford Disclosure Schedule") delivered by Medford to the other Companies simultaneously with the execution of this Agreement, which Medford Disclosure Schedule shall identify exceptions to the representations and warranties set forth herein by reference to such Section numbers), with respect to itself only, to PPI and the other Companies, as follows:

    SECTION 3.1 ORGANIZATION. Such Company is a professional corporation duly organized, validly existing and in good standing under the laws of the State of Oregon and is qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of property thereby or the conduct of its business requires such qualification or license.

    SECTION 3.2 AUTHORITY. (a) Such Company has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.

    (b) Such Company has all requisite corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement by such Company and the performance by such Company of its obligations hereunder have been duly authorized by such Company's board of directors and no other corporate proceeding on the part of such Company is necessary for the execution and delivery of this Agreement by such Company or the performance by such Company of its obligations hereunder (except for approval by the requisite votes cast by such Company's shareholders at the meeting of such shareholders provided for in
Section 6.4 hereof). This Agreement has been duly and validly executed and delivered by such Company and constitutes a valid and binding obligation of such Company, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles).

    SECTION 3.3 CAPITALIZATION. (a) As of July 29, 1996, (i) the authorized capital stock of Corvallis consists of 200 shares of Class A Voting Preferred Stock ("Corvallis Class A Shares"), 25,000 shares of Class B Voting Common Stock ("Corvallis Class B Shares") and 100,000 shares of Class C Non-Voting Preferred Stock ("Corvallis Class C Shares") and (ii) there are issued and outstanding 67 Corvallis Class A Shares, 11,964 Corvallis Class B Shares and 8,420 Corvallis Class C Shares. It is anticipated that, between the date hereof and the Effective Time, Corvallis will issue employee stock options (the "Corvallis Stock Options") exercisable for an aggregate of such number of Corvallis Class B Shares (collectively, "Corvallis Option Shares") as is equal to the quotient obtained by dividing (A) the Exchange Ratio applicable to Corvallis Class B Shares into (B) 416,250; PROVIDED, HOWEVER, that in the event of a reduction in the number of Corvallis FTE as of October 1, 1996 from the Corvallis FTE as of June 1, 1996 only, the total number of Corvallis Option Shares shall be reduced by an amount equal to the excess of (a) the then-current total number of Corvallis Option Shares over (b) the quotient obtained by dividing (i) the then-current Exchange Ratio for each Corvallis Class B Share determined after giving effect to such reduction in the

Corvallis FTE into (ii) the product of 5,000 multiplied by the Corvallis FTE as of October 1, 1996. As of June 1, 1996, the aggregate number of full-time equivalent providers who worked at Corvallis ("Corvallis FTE"), with full-time-equivalence determined based on a workweek of at least four full-working days, was 83.25. All of the outstanding Corvallis Class A Shares, Corvallis Class B Shares and Corvallis Class C Shares have been validly issued and are fully paid and nonassessable. There are no outstanding options, warrants, subscriptions, conversions or other rights, agreements or commitments obligating Corvallis to issue any additional Corvallis Class A Shares, Corvallis Class B Shares or Corvallis Class C Shares or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any Corvallis Class A Shares, Corvallis Class B Shares or Corvallis Class C Shares. There are no voting trusts or other agreements or understandings to which Corvallis is a party with respect to the voting of Corvallis Class A Shares, Corvallis Class B Shares or Corvallis Class C Shares. The Corvallis Disclosure Schedule sets forth
(i) the names of persons who are shareholders of Corvallis as of July 29, 1996 and the number of shares of capital stock of Corvallis held by each such person as of July 29, 1996 and to be held by such person as of the Effective Time, (ii) the names of persons who are or will be eligible to become shareholders of Corvallis between July 29, 1996 and the Effective Time and the number of shares of capital stock of Corvallis to be held by each such person as of the Effective Time and (iii) the names and number of full-time equivalent providers of Corvallis as of June 1, 1996. On or before October 15, 1996, Corvallis shall provide the other Companies an updated list of full-time equivalent providers of Corvallis as of October 1, 1996.

    (b) As of July 29, 1996, (i) the authorized capital stock of HealthFirst consists of 1,400,000 shares of Class A Common Voting Shares, no par value, of which 800,000 shares are Series 1 Class A Shares, 200,000 shares are Series 2 Class A Shares, 200,000 shares are Series 3 Class A Shares, 100,000 shares are Series 4 Class A Shares and 100,000 shares are Series 5 Class A Shares, and (ii) there are issued and outstanding 5,800 Series 1 Class A Shares and 2,200 Series 2 Class A Shares. It is anticipated that, between the date hereof and the Effective Time, HealthFirst will issue employee stock options (the "HealthFirst Stock Options") exercisable for an aggregate of 1,483 Series 1 Class A Shares of HealthFirst (collectively, "HealthFirst Option Shares"); PROVIDED, HOWEVER, that in the event of a reduction in the HealthFirst FTE as of October 1, 1996 from the HealthFirst FTE as of June 1, 1996 only, the total number of HealthFirst Option Shares shall be reduced by an amount equal to the excess of (a) 1,483 over (b) the quotient obtained by dividing (i) the then-current Exchange Ratio for each Class A Share of HealthFirst determined after giving effect to such reduction in the HealthFirst FTE into (ii) the product of 5,000 multiplied by the HealthFirst FTE as of October 1, 1996. As of June 1, 1996, the aggregate number of full-time equivalent providers who worked at HealthFirst ("HealthFirst FTE"), with full-time-equivalence determined based on a workweek of at least four full-working days, was 105. All of the outstanding Class A Shares of HealthFirst have been validly issued and are fully paid and nonassessable. There are no outstanding options, warrants, subscriptions, conversions or other rights, agreements or commitments obligating HealthFirst to issue any additional Class A Share of HealthFirst or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any Class A Share of HealthFirst. There are no voting trusts or other agreements or understandings to which HealthFirst is a party with respect to the voting of Class A Shares of HealthFirst. The HealthFirst Disclosure Schedule sets forth (i) the names of persons who are shareholders of HealthFirst as of July 29, 1996 and the number of shares of capital stock of HealthFirst held by each such person as of July 29, 1996 and to be held by such person as of the Effective Time, (ii) the names of persons who are or will be eligible to become shareholders of HealthFirst between July 29, 1996 and the Effective Time and the number of shares of capital stock of HealthFirst to be held by each such person as of the Effective Time and
(iii) the names and number of full-time equivalent providers of HealthFirst as of June 1, 1996. On or before October 15, 1996, HealthFirst shall provide the other Companies an updated list of full-time equivalent providers of HealthFirst as of October 1, 1996.

    (c) As of July 29, 1996, (i) the authorized capital stock of Medford consists of 500 shares of par value common stock ("Medford Shares") and (ii) there are issued and outstanding 57 Medford Shares. It is anticipated that, between the date hereof and the Effective Time, Medford will issue employee stock options (the "Medford Stock Options") exercisable for an aggregate of 10.6 Medford Shares (collectively, "Medford Option Shares"); PROVIDED, HOWEVER, that in the event of a reduction in the Medford FTE as of October 1, 1996 from the Medford FTE as of June 1, 1996 only, the total number of Medford Option Shares shall be reduced by an amount equal to the excess of
(a) 10.6 over (b) the quotient obtained by dividing (i) the then-current Exchange Ratio for each share of Common Stock of Medford determined after giving effect to such reduction in the Medford FTE into (ii) the product of 5,000 multiplied by the Medford FTE as of October 1, 1996. As of June 1, 1996, the aggregate number of full-time-equivalent providers who worked at Medford ("Medford FTE"), with full-time-equivalence determined based on a workweek of at least four full-working days, was 58. All of the outstanding Medford Shares have been validly issued and are fully paid and nonassessable. There are no outstanding options, warrants, subscriptions, conversions or other rights, agreements or commitments obligating Medford to issue any additional Medford Shares or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any Medford Shares. There are no voting trusts or other agreements or understandings to which Medford is a party with respect to the voting of Medford Shares. The Medford Disclosure Schedule sets forth (i) the names of persons who are shareholders of Medford as of July 29, 1996 and the number of shares of capital stock of Medford held by each such person as of July 29, 1996 and to be held by such person as of the Effective Time, (ii) the names of persons who are or will be eligible to become shareholders of Medford between July 29, 1996 and the Effective Time and the number of shares of capital stock of Medford to be held by each such person as of the Effective Time and (iii) the names and number of full-time equivalent providers of Medford as of June 1, 1996. On or before October 15, 1996, Medford shall provide the other Companies an updated list of full-time equivalent providers of Medford as of October 1, 1996.

    SECTION 3.4 SUBSIDIARIES. (a) Except as set forth on the Corvallis Disclosure Schedule, Corvallis does not own, directly or indirectly, any outstanding capital stock of or other ownership interest in (or securities, rights or other interests convertible into capital stock or other ownership interests) any person or entity and is not a member of a nonprofit corporation.

    (b) Except as set forth on the HealthFirst Disclosure Schedule, HealthFirst does not own, directly or indirectly, any outstanding capital stock of or other ownership interest in (or securities, rights or other interests convertible into capital stock or other ownership interests) any person or entity and is not a member of a nonprofit corporation.

    (c) Except as set forth on the Medford Disclosure Schedule, Medford does not own, directly or indirectly, any outstanding capital stock of or other ownership interest in (or securities, rights or other interests convertible into capital stock or other ownership interests) any person or entity and is not a member of a nonprofit corporation.

    SECTION 3.5 NO CONFLICT. (a) Except as set forth on the Corvallis Disclosure Schedule, the execution, delivery and performance of this Agreement by Corvallis do not, or at the Effective Time will not, (i) conflict with or violate any presently existing law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Corvallis or by which any of the assets or properties of Corvallis are bound or affected, (ii) violate or conflict with the Articles of Incorporation or the Bylaws of Corvallis or
(iii) except as would not have a Material Adverse Effect (as such term is hereinafter defined) with respect to Corvallis, result in any breach of, or constitute a default (or event which with notice or lapse of time, or both, would become a default) under, or accelerate the performance required by, or require a prepayment or payment subject to premium or penalty under, or result in the creation of any lien or other encumbrance on any of the assets or properties of Corvallis pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which Corvallis is a party or by which any of the assets or properties of Corvallis are bound or affected. For purposes of this Agreement, the term "Material Adverse Effect" means, with respect to any person or entity, a material adverse effect on the business, assets, results of operations or financial condition of such person or entity or in the ability of such person or entity to perform its obligations under this Agreement.

    (b) Except as set forth on the HealthFirst Disclosure Schedule, the execution, delivery and performance of this Agreement by HealthFirst do not, or at the Effective Time will not, (i) conflict with or violate any presently existing law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to HealthFirst or by which any of the assets or properties of HealthFirst are bound or affected, (ii) violate or conflict with the Articles of Incorporation or the Bylaws of HealthFirst or (iii) except as would not have a Material Adverse Effect (as such term is hereinafter defined) with respect to HealthFirst, result in any breach of, or constitute a default (or event which with notice or lapse of time, or both, would become a default) under, or accelerate the performance required by, or require a prepayment or payment subject to premium or penalty under, or result in the creation of any lien or other encumbrance on any of the assets or properties of HealthFirst pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which HealthFirst is a party or by which any of the assets or properties of HealthFirst are bound or affected.

    (c) Except as set forth on the Medford Disclosure Schedule, the execution, delivery and performance of this Agreement by Medford do not, or at the Effective Time will not, (i) conflict with or violate any presently existing law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Medford or by which any of the assets or properties of Medford are bound or affected, (ii) violate or conflict with the Articles of Incorporation or the Bylaws of Medford or (iii) except as would not have a Material Adverse Effect (as such term is hereinafter defined) with respect to Medford, result in any breach of, or constitute a default (or event which with notice or lapse of time, or both, would become a default) under, or accelerate the performance required by, or require a prepayment or payment subject to premium or penalty under, or result in the creation of any lien or other encumbrance on any of the assets or properties of Medford pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which Medford is a party or by which any of the assets or properties of Medford are bound or affected.

    SECTION 3.6 CONSENTS AND APPROVALS. Except for applicable requirements of the Securities Act of 1933, as amended (referred to herein as the "Securities Act"), the Securities Exchange Act of 1934, as amended (referred to herein as the "Exchange Act"), state or foreign laws relating to takeovers, if applicable, state securities or blue sky laws and, as applicable, filing and recordation by the Surviving Corporation of the Certificate of Merger with the Secretary of State of the State of Delaware as required by Delaware Law and the Articles of Merger with the Secretary of State of the State of Oregon as required by the Delaware Oregon, the execution and delivery of this Agreement by such Company do not, and the performance of this Agreement by such Company will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental authority, except such consents, approvals, authorizations or actions the failure of which to obtain, or such filings or notifications the failure of which to make, would not have a Material Adverse Effect with respect to such Company.

    SECTION 3.7 FINANCIAL STATEMENTS. (a) Corvallis has previously delivered to the other Companies true and complete copies of the audited balance sheets of Corvallis as at November 30, 1991, November 30, 1992, November 30, 1993, November 30, 1994 and November 30, 1995 and the related audited statements of income of Corvallis for the fiscal period ended on each such date, in each case together with related notes thereto and accountant's reports thereon, true and complete copies of which were included in the Corvallis Disclosure Schedule (referred to herein, collectively, as the "Corvallis Financial Statements"). Each of the Corvallis Financial Statements presents fairly, in all material respects, the financial position of Corvallis as of its date and the results of operations and cash flow of Corvallis for the period indicated, and except for the Corvallis Financial Statements as at November 30, 1991, November 30, 1992 and November 30, 1993 which have been prepared on the cash basis, all of the other Corvallis Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"). Since November 30, 1995, there has been no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of Corvallis.

    (b) HealthFirst has previously delivered to the other Companies true and complete copies of (i) the unaudited and unreviewed balance sheets of Suburban Medical Clinic, Inc. ("Suburban") as at December 31, 1991, December 31, 1992, December 31, 1993 and the related unaudited and reviewed statements of income of Suburban for the fiscal year ended on each such date, (ii) the unaudited but reviewed balance sheets of Suburban as at December 31, 1994 and December 31, 1995 in each case together with related notes thereto and accountant's reports thereon and (iii) the unaudited but reviewed balance sheets of Metropolitan Clinic, P.C. ("Metropolitan") as at December 31, 1991, December 31, 1992, December 31, 1993, December 31, 1994 and December 31, 1995 and the related unaudited and reviewed statements of income of Metropolitan for the fiscal year ended on each such date, together with related notes thereto and accountant's reports thereon true and complete copies of which were included in the HealthFirst Disclosure Schedule (referred to herein, collectively, as the "HealthFirst Financial Statements"). Each of the HealthFirst Financial Statements presents fairly, in all material respects, the assets and liabilities arising from cash transactions of Suburban, Metropolitan or HealthFirst, as the case may be, as of its date and the results of operations of Suburban, Metropolitan or HealthFirst, as the case may be, for the period indicated, and all of the HealthFirst Financial Statements relating to Suburban have been prepared on the accrual basis, all of the HealthFirst Financial Statements relating to Metropolitan have been prepared on the modified cash basis and the HealthFirst Financial Statements relating to HealthFirst have been prepared in accordance with GAAP. Since November 30, 1995, there has been no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of HealthFirst.

    (c) Medford has previously delivered to the other Companies true and complete copies of (i) the unaudited and unreviewed balance sheets of Medford as at December 31, 1991, December 31, 1992, December 31, 1993 and December 31, 1995 and the related unaudited and unreviewed statements of income of Medford for the fiscal year ended on each such date and (ii) the unaudited but reviewed balance sheet of Medford as at December 31, 1994 and the related unaudited but reviewed statements of income of Medford for the fiscal year ended on such date, together with related notes thereto and accountant's reports thereon, true and complete copies of which were included in the Medford Disclosure Schedule (referred to herein, collectively, as the "Medford Financial Statements" and, together with the Corvallis Financial Statements and the HealthFirst Financial Statements, referred to herein, collectively, as the "PC Company Financial Statements"). Each of the Medford Financial Statements presents fairly, in all material respects, the assets and liabilities arising from cash transactions of Medford as of its date and the results of operations of Medford for the period indicated, and all of the Medford Financial Statements have been prepared on the income tax basis. Since November 30, 1995, there has been no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of Medford.

    SECTION 3.8 LITIGATION. (a) Except as set forth on the Corvallis Disclosure Schedule, there are no claims, actions, proceedings or investigations pending or, to the best of Corvallis' knowledge, threatened against Corvallis or any of the assets or properties of Corvallis before any court, arbitrator or administrative, governmental or regulatory authority or body that would have a Material Adverse Effect with respect to Corvallis. Except as set forth on the Corvallis Disclosure Schedule, there are no orders, writs, judgments, injunctions, decrees, determinations or awards having a Material Adverse Effect to which Corvallis is subject.

    (b) Except as set forth on the HealthFirst Disclosure Schedule, there are no claims, actions, proceedings or investigations pending or, to the best of HealthFirst's knowledge, threatened against HealthFirst or any of the assets or properties of HealthFirst before any court, arbitrator or administrative, governmental or regulatory authority or body that would have a Material Adverse Effect with respect to HealthFirst. Except as set forth on the HealthFirst Disclosure Schedule, there are no orders, writs, judgments, injunctions, decrees, determinations or awards having a Material Adverse Effect to which HealthFirst is subject.

    (c) There are no claims, actions, proceedings or investigations pending or, to the best of Medford's knowledge, threatened against Medford or any of the assets or properties of Medford before any court, arbitrator or administrative, governmental or regulatory authority or body that would have a Material Adverse Effect with respect to Medford. There are no orders, writs, judgments, injunctions, decrees, determinations or awards having a Material Adverse Effect to which Medford is subject.

    SECTION 3.9 LICENSES AND PERMITS. Such Company has all governmental licenses, permits and authorizations necessary to carry on its business as it is now being conducted, except for such governmental licenses, permits and authorizations the absence of which would not have a Material Adverse Effect with respect to such Company.

    SECTION 3.10 PROPERTIES. (a) PC COMPANY REAL PROPERTY. (i) The Corvallis Disclosure Schedule sets forth a complete list of all real property owned by Corvallis ("Corvallis Real Property"). Corvallis Real Property is owned by Corvallis free and clear of all liens, security interests, claims and other charges and encumbrances, except (A) as set forth on the Corvallis Disclosure Schedule, (B) liens for Taxes (as such term is defined in Section 3.17 hereof) not yet payable and (C) liens for Taxes and other claims the validity of which Corvallis is contesting in good faith, the existence of which, in the aggregate, could not have a Material Adverse Effect with respect to Corvallis.

    (ii) The HealthFirst Disclosure Schedule sets forth a complete list of all real property owned by HealthFirst ("HealthFirst Real Property"). HealthFirst Real Property is owned by HealthFirst free and clear of all liens, security interests, claims and other charges and encumbrances, except (A) as set forth on the HealthFirst Disclosure Schedule, (B) liens for Taxes (as such term is defined in Section 3.17 hereof) not yet payable and (C) liens for Taxes and other claims the validity of which HealthFirst is contesting in good faith, the existence of which, in the aggregate, could not have a Material Adverse Effect with respect to HealthFirst.

    (iii) The Medford Disclosure Schedule sets forth a complete list of all real property owned by Medford ("Medford Real Property" and, together with Corvallis Property and HealthFirst Property, referred to herein, collectively, as the "PC Company Real Property"). Medford Real Property is owned by Medford free and clear of all liens, security interests, claims and other charges and encumbrances, except (A) as set forth on the Medford Disclosure Schedule, (B) liens for Taxes (as such term is defined in Section 3.17 hereof) not yet payable and (C) liens for Taxes and other claims the validity of which Medford is contesting in good faith, the existence of which, in the aggregate, could not have a Material Adverse Effect with respect to Medford.

    (b) PC COMPANY LEASES. (i) The Corvallis Disclosure Schedule sets forth a complete list of all leases and subleases of real or personal property to which Corvallis is a party ("Corvallis Leases"). Corvallis Leases are valid and Corvallis is not, and to the best of Corvallis' knowledge no other party to any Corvallis Lease is, in violation of, or in default under, any Corvallis Lease, and no event or circumstance has occurred which constitutes or, after notice or lapse of time or both would constitute, a violation or default thereunder on the part of Corvallis or, to the best of Corvallis' knowledge, on the part of any other party thereto.

    (ii) The HealthFirst Disclosure Schedule sets forth a complete list of all leases and subleases of real or personal property to which HealthFirst is a party ("HealthFirst Leases"). HealthFirst Leases are valid and HealthFirst is not, and to the best of HealthFirst's knowledge no other party to any HealthFirst Lease is, in violation of, or in default under, any HealthFirst Lease, and no event or circumstance has occurred which constitutes or, after notice or lapse of time or both would constitute, a violation or default thereunder on the part of HealthFirst or, to the best of HealthFirst's knowledge, on the part of any other party thereto.

    (iii) The Medford Disclosure Schedule sets forth a complete list of all leases and subleases of real or personal property to which Medford is a party ("Medford Leases"). Medford Leases are valid and Medford is not, and to the best of Medford's knowledge no other party to any Medford Lease is, in violation of, or in default under, any Medford Lease, and no event or circumstance has occurred which constitutes or, after notice or lapse of time or both would constitute, a violation or default thereunder on the part of Medford or, to the best of Medford's knowledge, on the part of any other party thereto.

    (c) PC COMPANY OTHER ASSETS. (i) The Corvallis Disclosure Schedule sets forth a complete list of all tangible properties and assets owned, operated and leased by Corvallis, other than Corvallis Real Property and Corvallis Leases.

    (ii) The HealthFirst Disclosure Schedule sets forth a complete list of all tangible properties and assets owned, operated and leased by HealthFirst, other than HealthFirst Real Property and HealthFirst Leases.

    (iii) The Medford Disclosure Schedule sets forth a complete list of all tangible properties and assets owned, operated and leased by Medford, other than Medford Real Property and Medford Leases.

    (d) CONDITION AND COMPLIANCE. (i) Corvallis Real Property and Corvallis Leases are (A) maintained in a state of repair and operating condition consistent with good business practices, (B) to the best of Corvallis' knowledge, in material compliance with all applicable laws, regulations and ordinances, including, without limitation, building and zoning laws and (C) suitable for the uses intended therefor.

    (ii) HealthFirst Real Property and HealthFirst Leases are (A) maintained in a state of repair and operating condition consistent with good business practices, (B) to the best of HealthFirst's knowledge, in material compliance with all applicable laws, regulations and ordinances, including building and zoning laws, and (C) suitable for the uses intended therefor.

    (iii) Medford Real Property and Medford Leases are (A) maintained in a state of repair and operating condition consistent with good business practices, (B) to the best of Medford's knowledge, in material compliance with all applicable laws, regulations and ordinances, including building and zoning laws, and (C) suitable for the uses intended therefor.

    SECTION 3.11 MATERIAL CONTRACTS. (a) The Corvallis Disclosure Schedule sets forth a list of all contracts, agreements and commitments to which Corvallis is a party or by which Corvallis is bound, copies of which were previously delivered to the other companies (referred to herein, collectively, as the "Corvallis Material Contracts"), including, without limitation (i) all contracts, partnership agreements, joint venture agreements and all other agreements between Corvallis, on the one hand, and any provider, hospital, health maintenance organization, other managed care organization or other third-party provider, on the other hand, relating to the provision of medical or consulting services, treatments, patient referrals or other similar activities,
(ii) Corvallis Leases, (iii) Corvallis Intellectual Property (as such term is defined in Section 3.18(a) hereof), (iv) all indentures, mortgages, notes, loan or credit agreements and other agreements and obligations relating to the borrowing of money or to the direct or indirect guarantee or assumption of obligations of third parties requiring Corvallis to make, or setting forth conditions under which Corvallis would be required to make, aggregate future payments in excess of $50,000 in any fiscal year or $100,000 in the aggregate,
(v) all agreements for capital improvements or acquisitions involving an amount in excess of $25,000 in any fiscal year or $100,000 in the aggregate, (vi) all written employment and consulting agreements providing benefits for directors, officers or employees of Corvallis, (vii) all agreements not entered into in the ordinary course of business involving an amount in excess of $25,000 in any fiscal year or $100,000 in the aggregate, (viii) all agreements containing a covenant limiting the freedom of Corvallis (or any provider employee of Corvallis) to compete in any line of business with any person or entity or in any geographic area or (ix) all written contracts and commitments to which Corvallis is a party that require, in accordance with their respective terms, aggregate future payments by Corvallis in excess of $50,000 in any fiscal year or $100,000 in the aggregate and that are not cancelable by providing notice of 60 days or less. Each Corvallis Material Contract is in full force and effect and Corvallis is not, nor, to the best of Corvallis' knowledge, is any other party to any such Corvallis Material Contract, in violation of, or default under, any material provision of any such Corvallis Material Contract, and no event or circumstance has occurred which constitutes, or after notice or lapse of time or both would constitute, and the consummation of the transactions contemplated hereby (including the Corvallis Reorganization and the Merger) will not constitute, a violation or default thereunder on the part of Corvallis or, to the best of Corvallis' knowledge, on the part of any other party thereto.

    (b) The HealthFirst Disclosure Schedule sets forth a list of all contracts, agreements and commitments to which HealthFirst is a party or by which HealthFirst is bound, copies of which were previously delivered to the other Companies (referred to herein, collectively, as the "HealthFirst Material Contracts"), including, without limitation (i) all contracts, partnership agreements, joint venture agreements and all other agreements between HealthFirst, on the one hand, and any provider, hospital, health maintenance organization, other managed care organization or other third-party provider, on the other hand, relating to the provision of medical or consulting services, treatments, patient referrals or other similar activities, (ii) HealthFirst Leases, (iii) HealthFirst Intellectual Property (as such term is defined in
Section 3.18(b) hereof), (iv) all indentures, mortgages, notes, loan or credit agreements and other agreements and obligations relating to the borrowing of money or to the direct or indirect guarantee or assumption of obligations of third parties requiring HealthFirst to make, or setting forth conditions under which HealthFirst would be required to make, aggregate future payments in excess of $50,000 in any fiscal year or $100,000 in the aggregate, (v) all agreements for capital improvements or acquisitions involving an amount in excess of $25,000 in any fiscal year or $100,000 in the aggregate, (vi) all written employment and consulting agreements providing benefits for directors, officers or employees of HealthFirst, (viii) all agreements not entered into in the ordinary course of business involving an amount in excess of $25,000 in any fiscal year or $100,000 in the aggregate, (viii) all agreements containing a covenant limiting the freedom of HealthFirst (or any provider employee of HealthFirst) to compete in any line of business with any person or entity or in any geographic area or (ix) all written contracts and commitments to which HealthFirst is a party that require, in accordance with their respective terms, aggregate future payments by HealthFirst in excess of $50,000 in any fiscal year or $100,000 in the aggregate and that are not cancelable by providing notice of 60 days or less. Each HealthFirst Material Contract is in full force and effect and HealthFirst is not, nor, to the best of HealthFirst's knowledge, is any other party to any such HealthFirst Material Contract, in violation of, or default under, any material provision of any such HealthFirst Material Contract, and no event or circumstance has occurred which constitutes, or after notice or lapse of time or both would constitute, and the consummation of the transactions contemplated hereby (including the HealthFirst Reorganization and the Merger) will not constitute, a violation or default thereunder on the part of HealthFirst or, to the best of HealthFirst's knowledge, on the part of any other party thereto.

    (c) The Medford Disclosure Schedule sets forth a list of all contracts, agreements and commitments to which Medford is a party or by which Medford is bound, copies of which were previously delivered to the other Companies (referred to herein, collectively, as the "Medford Material Contracts"), including, without limitation (i) all contracts, partnership agreements, joint venture agreements and all other agreements between Medford, on the one hand, and any provider, hospital, health maintenance organization, other managed care organization or other third-party provider or payor, on the other hand, relating to the provision of medical or consulting services, treatments, patient referrals or other similar activities, (ii) Medford Leases, (iii) Medford Intellectual Property (as such term is defined in Section 3.18(c) hereof), (iv) all indentures, mortgages, notes, loan or credit agreements and other agreements and obligations relating to the borrowing of money or to the direct or indirect guarantee or assumption of obligations of third parties requiring Medford to make, or setting forth conditions under which Medford would be required to make, aggregate future payments in excess of $50,000 in any fiscal year or $100,000 in the aggregate, (v) all agreements for capital improvements or acquisitions involving an amount in excess of $25,000 in any fiscal year or $100,000 in the aggregate, (vi) all written employment and consulting agreements providing benefits for directors, officers or employees of Medford, (vii) all agreements not entered into in the ordinary course of business involving an amount in excess of $25,000 in any fiscal year or $100,000 in the aggregate, (viii) all agreements containing a covenant limiting the freedom of Medford (or any provider employee of Medford) to compete in any line of business with any person or entity or in any geographic area or
(ix) all written contracts and commitments to which Medford is a party that require, in accordance with their respective terms, aggregate future payments by Medford in excess of $50,000 in any fiscal year or $100,000 in the aggregate and that are not cancelable by providing notice of 60 days or less. Each Medford Material Contract is in full force and effect and Medford is not, nor, to the best of Medford's knowledge, is any other party to any such Medford Material Contract, in violation of, or default under, any material provision of any such Medford Material Contract, and no event or circumstance has occurred which constitutes, or after notice or lapse of time or both would constitute, and the consummation of the transactions contemplated hereby (including the Medford Reorganization and the Merger) will not constitute, a violation or default thereunder on the part of Medford or, to the best of Medford's knowledge, on the part of any other party thereto.

    SECTION 3.12 LABOR MATTERS. (a) Except as set forth on the Corvallis Disclosure Schedule, in the event of termination of the employment of any of the current officers, directors, employees or agents of Corvallis, neither Corvallis nor any other Company or the Surviving Corporation will, pursuant to any agreement or by reason of anything done prior to the Effective Time by Corvallis, be liable to any of said officers, directors, employees or agents for so-called "severance pay" or any other similar payments or benefits, including, without limitation, post-employment health care or insurance benefits. As of the date hereof, there is no slow-down or work stoppage. Corvallis is and has been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, the Immigration Reform Control Act, the Worker Adjustment and Retraining Notification Act and such laws respecting employment discrimination, equal opportunity, affirmative action, workers' compensation, occupational safety and health requirements and unemployment insurance and related matters, and are not engaged in and have not engaged in any unfair labor practice. To the best knowledge of Corvallis, no investigation or review by or before any governmental authority concerning any violations of any such applicable laws is pending, nor is any such investigation threatened or has any such investigation occurred during the last three years, and no governmental authority has provided any notice to Corvallis or otherwise asserted an intention to conduct any such investigation. Corvallis is not a party to any collective bargaining agreement or other labor union contract. Since December 31, 1992, there has not been any labor strike involving employees of Corvallis.

    (b) In the event of termination of the employment of any of the current officers, directors, employees or agents of HealthFirst, neither HealthFirst nor any other Company or the Surviving Corporation will, pursuant to any agreement or by reason of anything done prior to the Effective Time by HealthFirst, be liable to any of said officers, directors, employees or agents for so-called "severance pay" or any other similar payments or benefits, including, without limitation, post-employment health care or insurance benefits. As of the date hereof, there is no slow-down or work stoppage. HealthFirst is and has been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, the Immigration Reform Control Act, the Worker Adjustment and Retraining Notification Act and such laws respecting employment discrimination, equal opportunity, affirmative action, workers' compensation, occupational safety and health requirements and unemployment insurance and related matters, and are not engaged in and have not engaged in any unfair labor practice. To the best knowledge of HealthFirst, no investigation or review by or before any governmental authority concerning any violations of any such applicable laws is pending, nor is any such investigation threatened or has any such investigation occurred during the last three years, and no governmental authority has provided any notice to HealthFirst or otherwise asserted an intention to conduct any such investigation. HealthFirst is not a party to any collective bargaining agreement or other labor union contract. Since December 31, 1992, there has not been any labor strike involving employees of HealthFirst.

    (c) Except as set forth on the Medford Disclosure Schedule, in the event of termination of the employment of any of the current officers, directors, employees or agents of Medford, neither Medford nor any other Company or the Surviving Corporation will, pursuant to any agreement or by reason of anything done prior to the Effective Time by Medford, be liable to any of said officers, directors, employees or agents for so-called "severance pay" or any other similar payments or benefits, including, without limitation, post-employment health care or insurance benefits. As of the date hereof, there is no slow-down or work stoppage. Medford is and has been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, the Immigration Reform Control Act, the Worker Adjustment and Retraining Notification Act and such laws respecting employment discrimination, equal opportunity, affirmative action, workers' compensation, occupational safety and health requirements and unemployment insurance and related matters, and are not engaged in and have not engaged in any unfair labor practice. To the best knowledge of Medford, no investigation or review by or before any governmental authority concerning any violations of any such applicable laws is pending, nor is any such investigation threatened or has any such investigation occurred during the last three years, and no governmental authority has provided any notice to Medford or otherwise asserted an intention to conduct any such investigation. Medford is not a party to any collective bargaining agreement or other labor union contract. Since December 31, 1992, there has not been any labor strike involving employees of Medford.

    SECTION 3.13 EMPLOYEE BENEFIT PLANS. (a) None of the Employee Plans (as such term is hereinafter defined) of such Company is a multi-employer plan (as such term is defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")). To the best of such Company's knowledge, since December 31, 1992, all of such Company's Employee Plans have been maintained, operated and administered in compliance in all material respects with the requirements prescribed by any and all applicable statutes, orders and governmental rules and regulations currently in effect with respect thereto, and such Company has performed all material obligations required to be performed thereby under, and is not in any material respect in default or in violation of, any of its Employee Plans. Each of the Employee Plans of such Company intended to be qualified under Section 401(m) of the Code has heretofore been determined by the Internal Revenue Service to be so qualified, and each trust created thereunder has heretofore been determined by the Internal Revenue Service to be exempt from tax under the provisions of Section 501(a) of the Code and nothing has occurred since the date of such determination of qualification that would result in the loss of such exemption. There exists no accumulated funding deficiency, whether or not waived, with respect to any of the Employee Plans of such Company. To the best of such Company's knowledge, there have been no prohibited transactions with respect to any of the Employee Plans of such Company that would result in any material liability or excise tax under ERISA or the Code. Such Company has not incurred, and does not reasonably expect to incur
(i) any material liability to the Pension Benefit Guaranty Corporation, (ii) any liability to a trustee under Section 4049 of ERISA or (iii) any "withdrawal liability" (within the meaning of Section 4201 of ERISA), in each case with respect to events occurring on or prior to the Effective Time. Since December 31, 1992, there has been no change in the financial condition of any of the Employee Plans of such Company which is a "funded defined benefit plan" (within the meaning of Section 3(35) of ERISA), other than changes which would not have a Material Adverse Effect with respect to such Company. All benefits, expenses and other amounts due and payable under any Employee Plan of such Company, and all contributions, transfers and payments required to be made to any Employee Plan of such Company, have been, or shall be prior to the Effective Time, paid or made, or accrued and booked, on or before the Effective Time. There are no "leased employees" (within the meaning of Section 414(n) of the Code) who perform services for such Company. There are no actions, suits or claims pending or, to the best of such Company's knowledge, threatened with respect to any Employee Plan of such Company, other than routine claims for benefits. To the best of such Company's knowledge, there has not occurred, nor is there continuing, any transaction or breach of fiduciary duty under applicable law which could have a Material Adverse Effect with respect to such Company or a material adverse effect on any Employee Plan of such

Company. For purposes of this Agreement, the term "Employee Plans" of a person or entity means (A) all "employee benefit plans" (as such term is defined in Section 3(3) of ERISA) in which employees or former employees of such person or entity participate and (B) all other deferred compensation, excess benefit, stock and severance programs in which employees or former employees of such person or entity presently participate.

    (b) Such Company has delivered or made available to the other Companies full and complete copies of all of the Employee Plans of such Company.

    SECTION 3.14 COMPLIANCE WITH APPLICABLE LAW. (a) Except as set forth on the Corvallis Disclosure Schedule, to the best of Corvallis' knowledge, Corvallis is not, nor since December 31, 1992 has Corvallis been, engaged in an activity, nor has Corvallis omitted to take any action, as a result of which Corvallis is or has been in violation of any law, ordinance, regulation or other requirement of any governmental authority applicable to Corvallis, including, without limitation, all applicable health care laws, rules and regulations relating to the payment or receipt of illegal remuneration (referred to herein, collectively, as the "Fraud and Abuse Laws") and physician self-referral prohibitions (e.g., the "Stark" law), which would have a Material Adverse Effect with respect to Corvallis, nor has there been a pattern of violation of any law, ordinance, regulation or other requirement of any governmental authority applicable to Corvallis. No investigation or review by any governmental authority concerning any possible such violation by Corvallis is pending or, to the best of Corvallis' knowledge, threatened, nor has any governmental authority indicated an intention to conduct any such investigation or review.

    (b) Except as set forth on the HealthFirst Disclosure Schedule, to the best of HealthFirst's knowledge, HealthFirst is not, nor since December 31, 1992 has HealthFirst been, engaged in an activity, nor has HealthFirst omitted to take any action, as a result of which HealthFirst is or has been in violation of any law, ordinance, regulation or other requirement of any governmental authority applicable to HealthFirst, including, without limitation, the Fraud and Abuse Laws and physician self-referral prohibitions (e.g., the "Stark" law), which would have a Material Adverse Effect with respect to HealthFirst, nor has there been a pattern of violation of any law, ordinance, regulation or other requirement of any governmental authority applicable to HealthFirst. No investigation or review by any governmental authority concerning any possible such violation by HealthFirst is pending or, to the best of HealthFirst's knowledge, threatened, nor has any governmental authority indicated an intention to conduct any such investigation or review.

    (c) Except as set forth on the Medford Disclosure Schedule, to the best of Medford's knowledge, Medford is not, nor since December 31, 1992 has Medford been, engaged in an activity, nor has Medford omitted to take any action, as a result of which Medford is or has been in violation of any law, ordinance, regulation or other requirement of any governmental authority applicable to Medford, including, without limitation, the Fraud and Abuse Laws and physician self-referral prohibitions (e.g., the "Stark" law), which would have a Material Adverse Effect with respect to Medford, nor has there been a pattern of violation of any law, ordinance, regulation or other requirement of any governmental authority applicable to Medford. No investigation or review by any governmental authority concerning any possible such violation by Medford is pending or, to the best of Medford's knowledge, threatened, nor has any governmental authority indicated an intention to conduct any such investigation or review.

    SECTION 3.15 ABSENCE OF CERTAIN CHANGES AND UNDISCLOSED LIABILITIES. Since November 30, 1995, such Company has not (a) suffered any Material Adverse Effect, (b) except for the transactions contemplated by this Agreement, entered into any material commitment or transaction, or conducted its business and operations other than in the ordinary course of business and consistent with past practice, (c) made any declaration, set aside or paid any dividend or other distribution (whether in cash, property or any combination thereof) in respect of shares of its capital stock or redeemed or otherwise acquired any shares of its capital stock, (d) incurred any liabilities or obligations ("Liabilities") that would be required to be included on a balance sheet, or in the notes thereto, prepared in accordance with GAAP or on the basis of cash receipts and disbursements, as applicable, except (i) Liabilities incurred in the ordinary course of business and consistent with past practice and (ii) Liabilities incurred in connection with or as a result of the transactions contemplated hereunder, (e) amended or modified its Articles of Incorporation or Bylaws, (f) granted or become obligated to grant any increase in compensation to its employees except in the ordinary course of business, or (g) agreed to take, whether in writing or otherwise, any action which, if taken prior to the date hereof, would have made any representation or warranty described in this Article III untrue or incorrect in any material respect.

    SECTION 3.16 TAXES. (a) All federal, state, county and other tax returns, reports and declarations of every nature, including, without limitation, income, employment, payroll, excise, property, sales and use taxes and unemployment contributions imposed by any federal, state or local governmental authority (referred to herein, collectively, as "Taxes"), required to be filed by or on behalf of, or with respect to, Corvallis have been duly and timely filed, or will be filed prior to the Effective Time and within the time periods required by law by Corvallis. Copies of all such returns or reports have been provided to the other Companies. Except as set forth on the Corvallis Disclosure Schedule, all such returns or reports (a) are, or will be at the time of filing thereof, in accordance with the tax laws applicable thereto and (b) accurately reflect, or will accurately reflect at the time of filing thereof, all such Taxes required to be paid by Corvallis for the periods covered thereby. No extension of time, or request therefor or waiver thereof, has been made or are presently pending or effective with respect to any such return, report or Taxes. All Taxes shown to be due and payable on such returns and reports and all deficiencies, assessments, penalties and interest thereon have been paid. All required tax estimates, deposits and prepayments for current periods have been properly made. There are no tax liens on any of the assets of Corvallis and, to the best of Corvallis' knowledge, no basis exists for the imposition of any such liens. Corvallis has no dispute with any taxing authority as to Taxes of any nature. Except as set forth on the Corvallis Disclosure Schedule, there is no unassessed tax deficiency proposed or, to the best of Corvallis' knowledge, threatened against Corvallis, and no action, proceeding or audit with respect to any of Corvallis' returns or reports by any governmental authority is pending or, to the best of Corvallis' knowledge, threatened by any governmental authority for assessment, reassessment or collection of any Taxes against Corvallis or its operations.

    (b) Except as set forth on the HealthFirst Disclosure Schedule, all federal, state, county and other tax returns, reports and declarations of every nature, including Taxes, required to be filed by or on behalf of, or with respect to, HealthFirst have been duly and timely filed, or will be filed prior to the Effective Time and within the time periods required by law by HealthFirst. Copies of all such returns or reports have been provided to the other Companies. Except as set forth on the HealthFirst Disclosure Schedule, all such returns or reports (a) are, or will be at the time of filing thereof, in accordance with the tax laws applicable thereto and (b) accurately reflect, or will accurately reflect at the time of filing thereof, all such Taxes required to be paid by HealthFirst for the periods covered thereby. No extension of time, or request therefor or waiver thereof, has been made or are presently pending or effective with respect to any such return, report or Taxes. All Taxes shown to be due and payable on such returns and reports and all deficiencies, assessments, penalties and interest thereon have been paid. All required tax estimates, deposits and prepayments for current periods have been properly made. There are no tax liens on any of the assets of HealthFirst and, to the best of HealthFirst's knowledge, no basis exists for the imposition of any such liens. HealthFirst has no dispute with any taxing authority as to Taxes of any nature. Except as set forth on the HealthFirst Disclosure Schedule, there is no unassessed tax deficiency proposed or, to the best of HealthFirst's knowledge, threatened against HealthFirst, and no action, proceeding or audit with respect to any of HealthFirst's returns or reports by any governmental authority is pending or, to the best of HealthFirst's knowledge, threatened by any governmental authority for assessment, reassessment or collection of any Taxes against HealthFirst or its operations.

    (c) All federal, state, county and other tax returns, reports and declarations of every nature, including Taxes, required to be filed by or on behalf of, or with respect to, Medford have been duly and timely filed, or will be filed prior to the Effective Time and within the time periods required by law by Medford. Copies of all such returns or reports have been provided to the other Companies. Except as set forth on the

Medford Disclosure Schedule, all such returns or reports (a) are, or will be at the time of filing thereof, in accordance with the tax laws applicable thereto and (b) accurately reflect, or will accurately reflect at the time of filing thereof, all such Taxes required to be paid by Medford for the periods covered thereby. No extension of time, or request therefor or waiver thereof, has been made or are presently pending or effective with respect to any such return, report or Taxes. All Taxes shown to be due and payable on such returns and reports and all deficiencies, assessments, penalties and interest thereon have been paid. All required tax estimates, deposits and prepayments for current periods have been properly made. There are no tax liens on any of the assets of Medford and, to the best of Medford's knowledge, no basis exists for the imposition of any such liens. Medford has no dispute with any taxing authority as to Taxes of any nature. Except as set forth on the Medford Disclosure Schedule, there is no unassessed tax deficiency proposed or, to the best of Medford's knowledge, threatened against Medford, and no action, proceeding or audit with respect to any of Medford's returns or reports by any governmental authority is pending or, to the best of Medford's knowledge, threatened by any governmental authority for assessment, reassessment or collection of any Taxes against Medford or its operations.

    SECTION 3.17  HEALTH AND ENVIRONMENTAL MATTERS.

    (a) COMPLIANCE WITH ENVIRONMENTAL LAWS. Such Company is in compliance with all applicable "Environmental Laws" (as such term is hereinafter defined) in connection with the ownership, operation and condition of all aspects of its properties and businesses and otherwise, except for any such noncompliance which would not have a Material Adverse Effect with respect to such Company. For purposes of this Agreement, "Environmental Laws" means any and all laws, statutes, ordinances, rules, regulations, orders and determinations of any governmental authority of the United States, any state or any political subdivision of any state or political subdivision thereof pertaining to health or the environment (including, without limitation (i) the Clean Air Act, as amended, (ii) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (iii) the Resource Conservation and Recovery Act of 1976, as amended, (iv) the Federal Water Pollution Control Act, as amended, (v) the Safe Drinking Water Act, as amended, and (vi) the Toxic Substances Control Act, as amended.

    (b) VIOLATIONS OF ENVIRONMENTAL LAWS. Such Company has not (i) generated, treated, stored, disposed of, transported or handled any hazardous substance, hazardous waste, solid waste or pollutant or contaminant or (ii) released into the environment any hazardous substance, hazardous waste, solid waste or pollutant or contaminant, in any case in violation of any applicable Environmental Law or under circumstances which have subjected, or may subject, such Company to any indemnity or remedial obligation under any Environmental Law or any contract or agreement with another party.

    (c) EXISTING CONDITIONS. There is and has been no (i) soil, surface water or groundwater contamination affecting any PC Company Real Property of such Company, (ii) asbestos-containing material installed in any such PC Company Real Property, (iii) polychlorinated biphenyls deposited at any such PC Company Real Property or (iv) illness, disability, injury or death of any person or entity (including, without limitation, any employee or former employee of such Company or any person or entity employed at any such PC Company Real Property) in any way arising out of exposure to substances or conditions present at any such PC Company Real Property which would have a Material Adverse Effect with respect to such Company.

    SECTION 3.18 INTELLECTUAL PROPERTY. (a) The Corvallis Disclosure Schedule sets forth a full and complete list of all patents, trademarks, service marks, trade names and franchises with third parties, all applications therefor and all permits, grants and licenses and other rights to intellectual property involving Corvallis that are material to the business of Corvallis (referred to herein, collectively, as "Corvallis Intellectual Property"). Corvallis has free and unencumbered rights to use all of such Corvallis Intellectual Property, except for rights the failure of which to possess would not have a Material Adverse Effect with respect to Corvallis. Corvallis has not received notice of any claim challenging the free and unencumbered right of Corvallis to use such Corvallis Intellectual Property.

    (b) The HealthFirst Disclosure Schedule sets forth a full and complete list of all patents, trademarks, service marks, trade names and franchises with third parties, all applications therefor and all permits, grants and licenses and other rights to intellectual property involving HealthFirst that are material to the business of HealthFirst (referred to herein, collectively, as "HealthFirst Intellectual Property"). HealthFirst has free and unencumbered rights to use all of such HealthFirst Intellectual Property, except for rights the failure of which to possess would not have a Material Adverse Effect with respect to HealthFirst. HealthFirst has not received notice of any claim challenging the free and unencumbered right of HealthFirst to use such HealthFirst Intellectual Property.

    (c) The Medford Disclosure Schedule sets forth a full and complete list of all patents, trademarks, service marks, trade names and franchises with third parties, all applications therefor and all permits, grants and licenses and other rights to intellectual property involving Medford that are material to the business of Medford (referred to herein, collectively, as "Medford Intellectual Property"). Medford has free and unencumbered rights to use all of such Medford Intellectual Property, except for rights the failure of which to possess would not have a Material Adverse Effect with respect to Medford. Medford has not received notice of any claim challenging the free and unencumbered right of Medford to use such Medford Intellectual Property.

    SECTION 3.19  INSURANCE.

    (a) The Corvallis Disclosure Schedule sets forth a full and complete list of all insurance policies naming Corvallis as an insured or beneficiary or as a loss payee or with respect to which Corvallis has paid all or part of the premium in force on July 29, 1996. All of such policies are in full force and effect, and no such policy has been interrupted during the past two years.

    (b) The HealthFirst Disclosure Schedule sets forth a full and complete list of all insurance policies naming HealthFirst as an insured or beneficiary or as a loss payee or with respect to which HealthFirst has paid all or part of the premium in force on July 29, 1996. All of such policies are in full force and effect, and no such policy has been interrupted during the past two years.

    (c) The Medford Disclosure Schedule sets forth a full and complete list of all insurance policies naming Medford as an insured or beneficiary or as a loss payee or with respect to which Medford has paid all or part of the premium in force on July 29, 1996. All of such policies are in full force and effect, and no such policy has been interrupted during the past two years.

    SECTION 3.20. INFORMATION IN DISCLOSURE DOCUMENTS AND REGISTRATION STATEMENT. None of the information to be supplied by such Company to be included in (a) the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (referred to herein as the "SEC") by PPI under the Securities Act for the purpose of registering PPI Class A Shares to be issued in the Merger or pursuant to this Agreement (referred to herein as the "Registration Statement") and (b) the joint proxy statement/ prospectus to be distributed in connection with the meetings of shareholders of the Companies to vote upon this Agreement (referred to herein as the "Joint Proxy Statement"), will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Joint Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement and any amendments or supplements thereto, and at the time of each of the meetings of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement insofar as it pertains to such Company will comply as to form in all material respects with the provisions of the Securities Act, and the rules and regulations promulgated thereunder. The Joint Proxy Statement insofar as it pertains to such Company will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations promulgated thereunder.

    SECTION 3.21 CORPORATE RECORDS OF COMPANY. Such Company has caused to be delivered to the other Companies true, accurate and complete copies of (a) the Articles of Incorporation and Bylaws of such Company, as currently in effect, and (b) records of all proceedings of incorporators, shareholders, directors and committees of directors of such Company during the past five years. The books and records of such Company have been maintained in accordance with good business practices.

    SECTION 3.22 NO FINDERS. No broker, finder or investment banker is entitled to any fee or commission from such Company in connection with the transactions contemplated by this Agreement.

    SECTION 3.23 TAX REPRESENTATIONS. (a)(i) No part of the consideration to be distributed by Corvallis to its shareholders in connection with the Corvallis Distribution will be received by any such shareholder as a creditor, employee or in any capacity other than that of a shareholder of Corvallis.

    (ii) The Corvallis Financial Statements are representative of the present operations of Corvallis and there have been no substantial operational changes since the date of each of the Corvallis Financial Statements.

    (iii) Following the Corvallis Distribution, Corvallis (except in connection with the Merger as contemplated by this Agreement) and Corvallis New PC will each continue the active conduct of its business, independently and with its separate employees.

    (iv) There is no plan or intention by either Corvallis or Corvallis New PC, directly or through any subsidiary thereof, to purchase any of the outstanding shares of its capital stock after the Corvallis Distribution.

    (v) There is no plan or intention on the part of Corvallis New PC to issue any additional shares of its capital stock or securities subsequent to the distribution of the shares of capital stock of Corvallis New PC.

    (vi) Immediately after the distribution of the shares of capital stock of Corvallis New PC, neither Corvallis nor Corvallis New PC will have any outstanding warrants, options, convertible securities or any other type of right pursuant to which any person will be entitled to acquire shares of capital stock of Corvallis New PC.

    (vii) There is no plan or intention (except in connection with the Merger contemplated by this Agreement) to liquidate either Corvallis or Corvallis New PC, to merge either entity with any other entity, or to sell or otherwise dispose of the assets of either entity after the transaction, except in the ordinary course of business.

    (viii) The total adjusted basis and fair market value of the assets to be transferred to Corvallis New PC by Corvallis will each equal or exceed the sum of the liabilities to be assumed by Corvallis New PC plus any liabilities to which the transferred assets will be subject.

    (ix) The liabilities to be assumed in the Corvallis Distribution and the liabilities to which the transferred assets will be subject will have been incurred in the ordinary course of business and will be associated with the assets to be transferred.

    (x) No intercorporate debt will exist between Corvallis and Corvallis New PC at the time of, or immediately subsequent to, the distribution of the shares of capital stock of Corvallis New PC.

    (xi) All transactions between Corvallis and Corvallis New PC will be for arm's length consideration.

    (xii) No two parties to the Corvallis Distribution are investment companies as defined in Section 368(a)(2)(F)(iii) and (v) of the Code.

    (xiii) The cost savings to be achieved by the Corvallis Distribution are not federal tax savings.

    (b)(i) No part of the consideration to be distributed by HealthFirst to its shareholders in connection with the HealthFirst Distribution will be received by any such shareholder as a creditor, employee or in any capacity other than that of a shareholder of HealthFirst.

    (ii) The HealthFirst Financial Statements are representative of the present operations of HealthFirst and there have been no substantial operational changes since the date of each of the HealthFirst Financial Statements.

    (iii) Following the HealthFirst Distribution, HealthFirst (except in connection with the Merger as contemplated by this Agreement) and HealthFirst New PC will each continue the active conduct of its business, independently and with its separate employees.

    (iv) There is no plan or intention by either HealthFirst or HealthFirst New PC, directly or through any subsidiary thereof, to purchase any of the outstanding shares of its capital stock after the HealthFirst Distribution.

    (v) There is no plan or intention on the part of HealthFirst New PC to issue any additional shares of its capital stock or securities subsequent to the distribution of the shares of capital stock of HealthFirst New PC.

    (vi) Immediately after the distribution of the shares of capital stock of HealthFirst New PC, neither HealthFirst nor HealthFirst New PC will have any outstanding warrants, options, convertible securities or any other type of right pursuant to which any person will be entitled to acquire shares of capital stock of HealthFirst New PC.

    (vii) There is no plan or intention (except in connection with the Merger contemplated by this Agreement) to liquidate either HealthFirst or HealthFirst New PC, to merge either entity with any other entity, or to sell or otherwise dispose of the assets of either entity after the transaction, except in the ordinary course of business.

    (viii) The total adjusted basis and fair market value of the assets to be transferred to HealthFirst New PC by HealthFirst will each equal or exceed the sum of the liabilities to be assumed by HealthFirst New PC plus any liabilities to which the transferred assets will be subject.

    (ix) The liabilities to be assumed in the HealthFirst Distribution and the liabilities to which the transferred assets will be subject will have been incurred in the ordinary course of business and will be associated with the assets to be transferred.

    (x) No intercorporate debt will exist between HealthFirst and HealthFirst New PC at the time of, or immediately subsequent to, the distribution of the shares of capital stock of HealthFirst New PC.

    (xi) All transactions between HealthFirst and HealthFirst New PC will be for arm's length consideration.

    (xii) No two parties to the HealthFirst Distribution are investment companies as defined in Section 368(a)(2)(F)(iii) and (v) of the Code.

    (xiii) The cost savings to be achieved by the HealthFirst Distribution are not federal tax savings.

    (c)(i) No part of the consideration to be distributed by Medford to its shareholders in connection with the Medford Distribution will be received by any such shareholder as a creditor, employee or in any capacity other than that of a shareholder of Medford.

    (ii) The Medford Financial Statements are representative of the present operations of Medford and there have been no substantial operational changes since the date of each of the Medford Financial Statements.

    (iii) Following the Medford Distribution, Medford (except in connection with the Merger as contemplated by this Agreement) and Medford New PC will each continue the active conduct of its business, independently and with its separate employees.

    (iv) There is no plan or intention by either Medford or Medford New PC, directly or through any subsidiary thereof, to purchase any of the outstanding shares of its capital stock after the Medford Distribution.

    (v) There is no plan or intention on the part of Medford New PC to issue any additional shares of its capital stock or securities subsequent to the distribution of the shares of capital stock of Medford New PC.

    (vi) Immediately after the distribution of the shares of capital stock of Medford New PC, neither Medford nor Medford New PC will have any outstanding warrants, options, convertible securities or any other type of right pursuant to which any person will be entitled to acquire shares of capital stock of Medford New PC.

    (vii) There is no plan or intention (except in connection with the Merger contemplated by this Agreement) to liquidate either Medford or Medford New PC, to merge either entity with any other entity, or to sell or otherwise dispose of the assets of either entity after the transaction, except in the ordinary course of business.

    (viii) The total adjusted basis and fair market value of the assets to be transferred to Medford New PC by Medford will each equal or exceed the sum of the liabilities to be assumed by Medford New PC plus any liabilities to which the transferred assets will be subject.

    (ix) The liabilities to be assumed in the Medford Distribution and the liabilities to which the transferred assets will be subject will have been incurred in the ordinary course of business and will be associated with the assets to be transferred.

    (x) No intercorporate debt will exist between Medford and Medford New PC at the time of, or immediately subsequent to, the distribution of the shares of capital stock of Medford New PC.

    (xi) Payments made in connection with all continuing transactions between Medford and Medford New PC will be for arm's length consideration.

    (xii) No two parties to the Medford Distribution are investment companies as defined in Section 368(a)(2)(F)(iii) and (v) of the Code.

    (xiii) The cost savings to be achieved by the Medford Distribution are not federal tax savings.

                                   ARTICLE IV
                      REPRESENTATION AND WARRANTIES OF PPI

    PPI hereby represents and warrants to Corvallis, HealthFirst and Medford as follows:

    SECTION 4.1 ORGANIZATION. PPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. PPI has neither engaged in any business activity nor entered into any contract or assumed any liability since the date of its incorporation other than in connection with transactions contemplated hereby.

    SECTION 4.2 AUTHORITY. PPI has all requisite corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement by PPI and the performance by PPI of its obligations hereunder have been duly authorized by PPI's board of directors and no other corporate proceeding on the part of PPI is necessary for the execution and delivery of this Agreement by PPI and the performance by PPI of its obligations hereunder. This Agreement has been duly and validly executed and delivered by PPI and constitutes a valid and binding obligation of PPI, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles).

    SECTION 4.3 CAPITALIZATION. As of the date hereof, the authorized capital stock of PPI consists of 100,000,000 shares (collectively, "PPI Shares") consisting of: (a) 50,000,000 shares of Common Stock, par value $0.01 par share ("Common Stock"), of which 20,000,000 shares are designated as Class A Common Stock and 30,000,000 shares of which are designated as Class B Common Stock, and
(b) 50,000,000 shares of Preferred Stock, par value $0.01 per share. As of the date hereof, 3,000 PPI Class A Shares have been issued and are outstanding, with each of the Companies holding 1,000 PPI Class A Shares. There are no outstanding options, warrants, subscriptions, conversions or other rights, agreements or commitments obligating PPI to issue any additional PPI Shares or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any PPI Shares. There are no voting trusts or other agreements or understandings to which PPI is a party with respect to the voting of PPI Shares.

    SECTION 4.4 NO FINDERS. No broker, finder or investment banker is entitled to any fee or commission from PPI in connection with the transactions contemplated by this Agreement.

                                   ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER

    SECTION 5.1  CONDUCT OF BUSINESS BY CORVALLIS, HEALTHFIRST AND
MEDFORD. (a) Except as contemplated by this Agreement, during the period from the date of this Agreement until the Effective Time, each of Corvallis, HealthFirst and Medford shall (i) conduct its operations only in, and not take any action except in, the ordinary course of business and consistent with past practice and (ii) use all reasonable efforts to (A) preserve intact its business organization, (B) keep available the services of its officers and employees and
(C) maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, customers, business partners and others with which it has business relationships.

    (b) Without limiting the generality of the foregoing, other than as contemplated by this Agreement or as set forth on each Company's Disclosure Schedule, each of Corvallis, HealthFirst and Medford agrees that it shall not, prior to the Effective Time, without the prior written consent of the other
Companies:

        (i) split, combine or reclassify, or directly or indirectly redeem, purchase or otherwise acquire, shares of its capital stock;

        (ii) declare, pay or set aside for payment any distribution in respect of shares of its capital stock; PROVIDED, HOWEVER, that in the event that the quotient obtained by dividing (A) the Corvallis FTE, the HealthFirst FTE or the Medford FTE as of June 1, 1996 into (B) the excess of total assets over total liabilities of Corvallis, HealthFirst or Medford, as applicable (such Company's "FTE Net Shareholder Equity"), as reflected on the balance sheet thereof as at June 30, 1996, reviewed by Arthur Andersen LLP and delivered to the Companies no later than November 15, 1996, which reviewed balance sheet shall be adjusted (except in the case of HealthFirst) by changing the value of any real estate specified thereon from book value to fair market value based on fair market value appraisals prepared by appraisers reasonably acceptable to the other Companies during the past 20-month period, exceeds the FTE Net Shareholder Equity of any other Company by more than 20 percent (the "Minimum Net Equity Threshold"), such Company may make a distribution to its shareholders in an amount equal to the product of (y) the amount of such excess of such Company's FTE Net Shareholder Equity over the Minimum Net Equity Threshold multiplied by (z) such Company's FTE as of June 1, 1996. Such reviewed balance sheets and such fair market appraisals shall, absent manifest error, be conclusive and binding for purposes of determining each Company's FTE Net Shareholder Equity;

        (iii) authorize for issuance, issue, sell, pledge, dispose of or encumber, deliver or agree or commit to issue, sell, pledge or deliver (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) shares of its capital stock or any securities convertible into or exercisable or exchangeable for shares of its capital stock; PROVIDED, HOWEVER, that (A)(I) Corvallis may issue the Corvallis Stock Options, (II) HealthFirst may issue the

    HealthFirst Stock Options and (III) Medford may issue the Medford Stock Options and (B)(I) HealthFirst may issue up to 100 Class A Shares to each of the 12 non-shareholder providers of HealthFirst designated by HealthFirst and (II) Medford may issue 1 share of its Common Stock to each of the two non-shareholder providers of Medford designated by Medford;

        (iv) except in the ordinary course of business and consistent with past practice (A) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any assets, (B) incur, assume or prepay any material indebtedness, liability or obligation or issue any debt securities, (C) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity, (D) make any material loan, advance or capital contribution to, or investment in, any other person or entity or enter into any contract, agreement, commitment or arrangement with respect to any of the matters described in clauses (A) through (D) of this Section 5.1(b)(iv); PROVIDED, HOWEVER, that the cumulative amount of obligations incurred under any contract, agreement commitment or arrangement in the ordinary course of business (y) after December 1, 1995 through the Effective Time shall not, without the prior approval of PPI and the other Companies, exceed $1,300,000 in the case of Corvallis and (z) after January 1, 1996 through the Effective Time shall not, without the prior approval of PPI and the other companies, exceed $4,300,000 in the case of HealthFirst and $1,600,000 in the case of Medford;

        (v) except in the ordinary course of business and consistent with past practice (A) adopt or amend any Employee Plan or other employee welfare arrangement, (B) grant, or become obligated to grant, any general increase in the compensation of its officers or employees or any increase in the compensation payable or to become payable to any individual officer or (C) enter into any employment or similar agreement or arrangement with any employee; PROVIDED, HOWEVER, that the cumulative amount of compensations and benefits received by providers employed thereby in the ordinary of course of business (y) after December 1, 1995 through the Effective Time shall not, without the prior approval of PPI and the other Companies, exceed $12,500,000 in the case of Corvallis and (z) after January 1, 1996 through the Effective Time shall not, without the prior approval of PPI and the other companies, exceed $20,000,000 in the case of HealthFirst and $12,500,000 in the case of Medford;

        (vi) amend its Articles of Incorporation or Bylaws;

    or

        (viii) take any action or agree, in writing or otherwise, to take any action which would make any representation or warranty described in Article III hereof untrue or incorrect.

    SECTION 5.2 CONDUCT OF BUSINESS BY PPI. Except as contemplated by this Agreement, during the period from the date of this Agreement until the Effective Time, PPI shall not, other than as contemplated by this Agreement, prior to the Effective Time, without the prior written consent of the Companies, (a) split, combine or reclassify, declare, pay or set aside for payment any distribution in respect of, or directly or indirectly redeem, purchase or otherwise acquire, PPI Shares; (b) authorize for issuance, issue, sell, pledge, dispose of or encumber, deliver or agree or commit to issue, sell, pledge or deliver (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) PPI Shares, or any securities convertible into or exercisable or exchangeable for PPI Shares, provided that PPI may issue employee stock options to David Goldberg, Tim Dupell, Michael Bonazzola, M.D., Jerry Erstgaard, David Kobriger and Jon Ness upon the terms and conditions contemplated by the respective employment agreements with PPI; or (c) amend its Amended and Restated Certificate of Incorporation or Bylaws.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

    SECTION 6.1 ACCESS TO INFORMATION; ADVICE OF CHANGES. (a) During the period from the date of this Agreement until the Effective Time, each of the Companies shall (i) upon reasonable notice, provide the other Companies and their respective authorized officers, employees, accountants, counsel, financial advisors and other representatives (including, without limitation, McDermott, Will & Emery, Davis Wright Tremaine, Peter F. Stoloff, Esq., Brackhurst, Hornecker, Hassen & Hogan, Arthur Andersen LLP and Symonds, Evans & Larson) access during normal business hours to all of its properties, books, contracts, commitments and records and promptly furnish any other information concerning its businesses and properties as such other Company or Companies may reasonably request and (ii) confer on a regular and frequent basis with the other Companies, report on operational matters and promptly advise the other parties orally and in writing of (A) any material change in the normal course of business or in its properties and (B) any change or event having, or which, insofar as can reasonably be foreseen, could have a Material Adverse Effect with respect to such Company or which would cause or constitute a material breach of any of the representations, warranties or agreements of such Company contained herein.

    (b) All information furnished by any Company to another Company pursuant hereto shall be held in confidence by the Company receiving such information to the extent required by, and in accordance with, the confidentiality agreement previously entered into among Corvallis, HealthFirst and Medford.

    SECTION 6.2 ACQUISITION PROPOSALS. Except as described in the confidentiality agreement referred to in Section 6.1(b) hereof, each of the parties hereto agrees that it shall not, and shall use its best efforts to cause its officers, directors, employees, advisors and agents to not, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in negotiations concerning, provide any confidential information or data to, or have any discussions with, any person (as such term is defined in Section 13(d) of the Exchange Act) other than the other parties hereto relating to any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in, such party. Such party shall immediately notify the other parties if any such inquiries are received, and shall provide details with respect thereto.

    SECTION 6.3 JOINT PROXY STATEMENTS; REGISTRATION STATEMENT; SHAREHOLDER APPROVALS. Each of Corvallis, HealthFirst and Medford, acting through its board of directors, shall, as promptly as practicable, in accordance with Oregon Law and its Articles of Incorporation and Bylaws:

       (a) prepare and file with the SEC a preliminary Joint Proxy Statement and, after consultation with the other Companies, respond to any comments of the SEC with respect to such preliminary Joint Proxy Statement and, as soon as practicable following the date upon which the Registration Statement becomes effective, cause a definitive Joint Proxy Statement to be mailed to its shareholders. Whenever any event occurs which should be described in an amendment or a supplement to the Joint Proxy Statement under the Exchange Act and the rules and regulations promulgated thereunder or which requires a filing to be made with the SEC, such Company will promptly inform the other Companies and will cooperate in filing with the SEC and mailing to its shareholders such amendment or supplement. The Joint Proxy Statement, and all amendments and supplements thereto, shall comply with applicable law and be in form and substance reasonably satisfactory to each such Company.

        (b) prepare and file with the SEC the Registration Statement with respect to PPI Class A Shares to be issued in the Merger hereunder and use all reasonable efforts to have the Registration Statement declared effective. The Companies shall also use all reasonable efforts to obtain a "no action" ruling from the Department of Consumer and Business Services of the State of Oregon and take any other action required to be taken under securities or blue sky laws of the State of Oregon and take any other action required to be taken under securities or blue sky laws of the State of Oregon in connection with the PC Reorganizations. Each of the Companies shall furnish all information concerning such Company and its shareholders and shall take all such other action as may be reasonably requested by the other Companies in connection with such Registration Statement, the PC Reorganizations and the issuance of PPI Class A Shares;

        (c) promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of its shareholders for the purpose of voting to approve and adopt this Agreement and the transactions contemplated hereby (including the applicable PC Reorganization and the Merger) and shall use all reasonable efforts, unless the board of directors thereof reasonably determines that such efforts would involve a breach of its fiduciary duty, to obtain such shareholders' approval; and

        (d) recommend approval and adoption of this Agreement and the transactions contemplated hereby (including the applicable PC Reorganization and the Merger) by the shareholders of such Company, and include in the Joint Proxy Statement such recommendation and undertake all reasonable actions in soliciting such approval, unless the board of directors thereof reasonably determines that such recommendation or such actions would involve a breach of its fiduciary duty.

    SECTION 6.4 AFFILIATE AGREEMENTS. Prior to the mailing to the shareholders of each Company of the Joint Proxy Statement, each Company shall deliver to the other Companies a letter identifying all persons or entities which are, at the time this Agreement and the transactions contemplated hereby (including the PC Reorganizations and the Merger) are submitted for approval to the shareholders of such Company, "affiliates" of such Company for purposes of Rule 145 under the Securities Act. Each Company shall use all reasonable efforts to cause each person and entity named in such letter to deliver to the other Companies at least 10 days prior to the Effective Time a written "affiliates" agreement, in customary form, restricting the disposition by such person or entity of PPI Class A Shares to be received by such person or entity in the Merger, as contemplated by Rule 145 under the Securities Act and as required to cause such person or entity to be an owner of PPI Class A Shares immediately after the Merger for purposes of Section 351 of the Code. Certificates surrendered for exchange by any person or entity constituting an "affiliate" of a Company within the meaning of Rule 145 under the Securities Act shall not be exchanged by PPI for PPI Class A Shares pursuant to Section 2.8 hereof until PPI has received such agreement described in this Section 6.4.

    SECTION 6.5 DIRECTOR AND OFFICER INDEMNIFICATION. All rights to indemnification and advancement of expenses existing in favor of the directors, officers and agents of any party hereto (referred to herein, collectively, as the "Indemnified Parties") under the provisions existing on the date hereof of the Articles of Incorporation, Bylaws or indemnification agreements of such party shall survive the Effective Time for six years thereafter (including any directors' and officers' liability insurance theretofore maintained), and PPI agrees to indemnify and advance expenses to the Indemnified Parties to the full extent required or permitted by any party under the provisions existing on the date hereof of the Articles of Incorporation, Bylaws or indemnification agreements of such party.

    SECTION 6.6 PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, each of the parties hereto shall consult with the other parties before issuing any press release or otherwise making any public statement with respect to any of the transactions contemplated hereunder (including the PC Reorganizations and the Merger) and shall not issue any such press release or make any such public statement prior to such consultation.

    SECTION 6.7 FURTHER ACTION. Upon the terms and subject to the conditions hereof, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement (including the PC Reorganizations and the Merger) and shall use all reasonable efforts to obtain all waivers, permits, consents and approvals and to effect all registrations, filings and notices with or to third parties or governmental authorities which are necessary or desirable in connection with such transactions. None of the parties hereto shall take any action that will have the effect of delaying, impairing or impeding the receipt of any such approvals. Each party will keep the other parties apprised of the status of any inquiries made of such party by the SEC or any other governmental agency or authority or members of their respective staffs with respect to this Agreement or such transactions.

    SECTION 6.8 ACCOUNTING METHODS. Each of the parties hereto agrees that it shall not change its (a) methods of accounting in effect at December 31, 1995, except as required by GAAP (as concurred in by its independent auditors), or (b) fiscal year.

    SECTION 6.9 TAX TREATMENT. Each of the parties hereto agrees that it shall not take or cause to be taken any action, whether before or after the Effective Time, that would disqualify any of the Corvallis Distribution, the HealthFirst Distribution and the Medford Distribution as a "reorganization" within the meaning of Section 355 of the Code or the Merger as a "reorganization" within the meaning of Section 368 of the Code; PROVIDED, HOWEVER, that, at the option of Corvallis, the Corvallis Distribution may be made on a basis other than in accordance with the fair market value of each such shareholder's then-current equity in Corvallis so long as such distribution would not cause adverse tax or other consequences for the other Companies or their respective shareholders with respect to (i) the qualification of the HealthFirst Distribution or the Medford Distribution as a "reorganization" within the meaning of Section 355 of the Code or (ii) the qualification of the Merger as a "reorganization" within the meaning of Section 368 of the Code.

                                  ARTICLE VII
                   CONDITIONS OF CONSUMMATION OF TRANSACTIONS

    SECTION 7.1  CONDITIONS TO OBLIGATION OF THE PARTIES TO EFFECT THE
MERGER. The respective obligations of the parties hereto to consummate the PC Reorganizations and the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, unless waived by all of the parties in writing:

        (a) SHAREHOLDER APPROVAL. (i) This Agreement and the transactions contemplated hereby (including, without limitation, the Corvallis Reorganization and the Merger) shall have been approved and adopted by the vote of the holders of two-thirds of the Corvallis Class A Shares and the vote of the holders of two-thirds of the Corvallis Class B Shares, in each case as a voting group, in accordance with Oregon Law.

        (ii) This Agreement and the transactions contemplated hereby (including, without limitation, the HealthFirst Reorganization and the Merger) shall have been approved and adopted by the vote of the holders of a majority of Class A Shares of HealthFirst in accordance with Oregon Law.

        (iii) This Agreement and the transactions contemplated hereby (including, without limitation, the Medford Reorganization and the Merger) shall have been approved and adopted by the vote of the holders of a majority of Medford Shares in accordance with Oregon Law.

        (b) BLUE SKY NO ACTION RULING. The Department of Consumer and Business Services of the State of Oregon shall have issued a "no action" ruling with respect to (i) the distribution of shares of capital stock of Corvallis New PC to the shareholders of Corvallis in connection with the Corvallis Distribution, (ii) the distribution of shares of capital stock HealthFirst New PC to the shareholders of HealthFirst in connection with the HealthFirst Distribution and (iii) the distribution of shares of capital stock of Medford New PC to the shareholders of Medford in connection with the Medford Distribution.

        (c) REGISTRATION STATEMENT. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Joint Proxy Statement, shall have been initiated or threatened in writing by the SEC.

        (d) NO INJUNCTION OR ORDER. No preliminary or permanent injunction or other order by any federal, state or foreign court of competent jurisdiction which prohibits the consummation of the

    Merger shall have been issued and remain in effect. No statute, rule, regulation, executive order, stay, decree or judgment shall have been enacted, issued, promulgated, enforced or entered by any court or governmental authority which prohibits or restricts the consummation of the Merger or other transactions contemplated hereunder. Other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Articles of Merger with the Secretary of State of the State of Oregon, all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any government authority (referred to herein, collectively, as the "Regulatory Consents") which are necessary for the consummation of the Merger, other than those Regulatory Consents which, if not obtained, would have a material adverse effect on the consummation of the Merger or a Material Adverse Effect with respect to the Surviving Corporation, shall have been filed, occurred or been obtained and such Regulatory Consents shall be in full force and effect. All securities or blue sky permits and other authorizations of the State of Oregon necessary to effect the PC Reorganizations, to issue PPI Class A Shares in exchange for Old PC Shares and to consummate the Merger shall have been received.

        (e) OPTION PLANS. PPI shall have taken all necessary action to adopt the PPI Employee Option Plan, the PPI Non-Employee Director Option Plan, the PPI Non-Employee Provider Option Plan and the PPI Change in Control Plan.

        (f) RIGHTS AGREEMENT. PPI shall have taken all necessary action to adopt a Rights Agreement, substantially in the form attached hereto as Exhibit G, for a dividend distribution of one right for each PPI Common Share to purchase a certain number of shares of a class of preferred stock of PPI.

        (g) TAX OPINION. PPI and each of the Companies shall have received the opinion of McDermott, Will & Emery, dated on or about the date that is two business days prior to the date the Joint Proxy Statement is first mailed to shareholders of each of the Companies, with such assumptions and qualifications as are reasonably satisfactory to the Companies and based on such certificates of officers of each of the Companies as requested by McDermott, Will & Emery, to the effect that (i) each of the Corvallis Distribution, the HealthFirst Distribution and the Medford Distribution will, more likely than not, be treated for federal income tax purposes as a "reorganization" within the meaning of Section 355 of the Code and (ii) the Merger will, more likely than not, be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368 of the Code, except that no such opinion shall be provided to Corvallis in the event that the Corvallis Distribution is effected in a manner that adversely affects (i) the qualification thereof as a "reorganization" within the meaning of Section 355 of the Code or (ii) the qualification of the Merger as a "reorganization" within the meaning of Section 368 of the Code.

        (h) APPROVALS; PROVIDER NUMBERS. Each of Corvallis New PC, HealthFirst New PC and Medford New PC shall have obtained all material approvals, licenses and provider numbers from governmental authorities, in form and substance reasonably satisfactory to the Companies, necessary or appropriate for the operation following the Effective Time of the respective businesses of Corvallis, HealthFirst and Medford as currently operated thereby, including the receipt of confirmation from all applicable governmental agencies that at the Effective Time all licenses required by law to operate such businesses as currently operated will be transferred to, or reissued in the name of, Corvallis New PC, HealthFirst New PC and Medford New PC, as the case may be. Further, each of Corvallis New PC, HealthFirst New PC and Medford New PC shall have received all material approvals, consents or commitments satisfactory to the Companies from Medicare and other third-party payors of certification effective as of the Effective Time for the continued participation by Corvallis New PC, HealthFirst New PC and Medford New PC in each such program and the right of Corvallis New PC, HealthFirst New PC and Medford New PC to receive reimbursement with respect thereto.

    SECTION 7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PPI. The obligation of PPI to consummate the Merger is subject to the following conditions, in addition to the conditions described in Section 7.1 hereof, unless waived in writing by
PPI:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each of Corvallis, HealthFirst and Medford (other than such representations and warranties as are made as of a specific date) contained in Article III of this Agreement shall be true and correct in all material respects at and as of the Effective Time, with the same force and effect as if made at and as of the Effective Time and PPI shall have received a certificate of the chairman of the board or the president of each of the Companies as to the satisfaction of this condition.

        (b) AGREEMENTS AND COVENANTS. Each of Corvallis, HealthFirst and Medford shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with thereby at or prior to the Effective Time.

        (c) CONSENT AND APPROVALS. Each of Corvallis, HealthFirst and Medford shall have obtained the consent or approval of each person or entity the consent or approval of which shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except for such consents and approvals the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect with respect to such Company or upon the consummation of the transactions contemplated hereunder.

        (d) PC REORGANIZATIONS. The respective Restated Articles of Incorporation of Corvallis, HealthFirst and Medford shall have been made effective and the PC Reorganizations shall have been consummated in accordance with Oregon Law.

        (e) MANAGEMENT AGREEMENTS. (i) Corvallis shall have entered into the Corvallis Management Agreement with Corvallis New PC, (ii) HealthFirst shall have entered into the HealthFirst Management Agreement with HealthFirst New PC and (iii) Medford shall have entered into the Medford Management Agreement with Medford New PC.

    SECTION 7.3 ADDITIONAL CONDITIONS TO OBLIGATION OF CORVALLIS. The obligation of Corvallis to consummate the Merger is subject to the following conditions, in addition to the conditions described in Section 7.1 hereof, unless waived in writing by Corvallis:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each of the other parties hereto (other than such representations and warranties as are made as of a specific date) contained in Articles III and IV of this Agreement shall be true and correct in all material respects at and as of the Effective Time, with the same force and effect as if made at and as of the Effective Time and Corvallis shall have received a certificate of the chairman of the board or the president of each of the other parties hereto as to the satisfaction of this condition.

        (b) AGREEMENTS AND COVENANTS. Each of the other parties hereto shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with thereby at or prior to the Effective Time.

        (c) CONSENT AND APPROVALS. Each of the other parties hereto shall have obtained the consent or approval of each person or entity the consent or approval of which shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except for such consents and approvals the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect with respect to such party or upon the consummation of the transactions contemplated hereunder.

        (d) PC REORGANIZATIONS. The respective Restated Articles of Incorporation of HealthFirst and Medford shall have been made effective and the HealthFirst Reorganization and the Medford Reorganization shall have been consummated in accordance with Oregon Law.

        (e) MANAGEMENT AGREEMENTS. HealthFirst shall have entered into the HealthFirst Management Agreement with HealthFirst New PC and (ii) Medford shall have entered into the Medford Management Agreement with Medford New PC.

        (f)  DISSENTING SHAREHOLDERS.  Unless waived in writing by Corvallis,
    (a) the aggregate number of shares held by shareholders of HealthFirst dissenting from the Merger and demanding fair value of such shares in accordance with the provisions of Section 60.554 of the Oregon Business Corporation Act shall not exceed 15 percent all issued and outstanding shares of capital stock of HealthFirst and (b) the aggregate number of shares held by shareholders of Medford dissenting from the Merger and demanding fair value of such shares in accordance with the provisions of
    Section 60.554 of the Oregon Business Corporation Act shall not exceed 15 percent all issued and outstanding shares of capital stock of Medford.

    SECTION 7.4 ADDITIONAL CONDITIONS TO OBLIGATION OF HEALTHFIRST. The obligation of HealthFirst to consummate the Merger is subject to the following conditions, in addition to the conditions described in Section 7.1 hereof, unless waived in writing by HealthFirst:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each of the other parties hereto (other than such representations and warranties as are made as of a specific date) contained in Articles III and IV of this Agreement shall be true and correct in all material respects at and as of the Effective Time, with the same force and effect as if made at and as of the Effective Time and HealthFirst shall have received a certificate of the chairman of the board or the president of each of the other parties hereto as to the satisfaction of this condition.

        (b) AGREEMENTS AND COVENANTS. Each of the other parties hereto shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with thereby at or prior to the Effective Time.

        (c) CONSENT AND APPROVALS. Each of the other parties hereto shall have obtained the consent or approval of each person or entity the consent or approval of which shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except for such consents and approvals the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect with respect to such Company or upon the consummation of the transactions contemplated hereunder.

        (d) PC REORGANIZATIONS. The respective Restated Articles of Incorporation of Corvallis and Medford shall have been made effective and the Corvallis Reorganization and the Medford Reorganization shall have been consummated in accordance with Oregon Law.

        (e) MANAGEMENT AGREEMENTS. (i) Corvallis shall have entered into the Corvallis Management Agreement with Corvallis New PC and (ii) Medford shall have entered into the Medford Management Agreement with Medford New PC.

        (f)  DISSENTING SHAREHOLDERS.  Unless waived in writing by HealthFirst,
    (a) the aggregate number of shares held by shareholders of Corvallis dissenting from the Merger and demanding fair value of such shares in accordance with the provisions of Section 60.554 of the Oregon Business Corporation Act shall not exceed 15 percent all issued and outstanding shares of capital stock of Corvallis and (b) the aggregate number of shares held by shareholders of Medford dissenting from the Merger and demanding fair value of such shares in accordance with the provisions of Section
    60.554 of the Oregon Business Corporation Act shall not exceed 15 percent all issued and outstanding shares of capital stock of Medford.

    SECTION 7.5 ADDITIONAL CONDITIONS TO OBLIGATION OF MEDFORD. The obligation of Medford to consummate the Merger is subject to the following conditions, in addition to the conditions described in Section 7.1 hereof, unless waived in writing by Medford:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each of the other parties hereto (other than such representations and warranties as are made as of a specific date) contained in Articles III and IV of this Agreement shall be true and correct in all material respects at and as of the Effective Time, with the same force and effect as if made at and as of the Effective Time and Medford shall have received a certificate of the chairman of the board or the president of each of the other parties hereto as to the satisfaction of this condition.

        (b) AGREEMENTS AND COVENANTS. Each of the other parties hereto shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with thereby at or prior to the Effective Time.

        (c) CONSENT AND APPROVALS. Each of the other parties hereto shall have obtained the consent or approval of each person or entity the consent or approval of which shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except for such consents and approvals the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect with respect to such party or upon the consummation of the transactions contemplated hereunder.

        (d) PC REORGANIZATIONS. The respective Restated Articles of Incorporation of Corvallis and HealthFirst shall have been made effective and the Corvallis Conversion and the HealthFirst Conversion shall have been consummated in accordance with Oregon Law.

        (e) MANAGEMENT AGREEMENTS. (i) Corvallis shall have entered into the Corvallis Management Agreement with Corvallis New PC and (ii) HealthFirst shall have entered into the HealthFirst Management Agreement with HealthFirst New PC.

        (f) DISSENTING SHAREHOLDERS. Unless waived in writing by Medford, (a) the aggregate number of shares held by shareholders of Corvallis dissenting from the Merger and demanding fair value of such shares in accordance with the provisions of Section 60.554 of the Oregon Business Corporation Act shall not exceed 15 percent all issued and outstanding shares of capital stock of Corvallis and (b) the aggregate number of shares held by shareholders of HealthFirst dissenting from the Merger and demanding fair value of such shares in accordance with the provisions of Section 60.554 of the Oregon Business Corporation Act shall not exceed 15 percent all issued and outstanding shares of capital stock of HealthFirst.

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 8.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby (including, without limitation, the PC Reorganizations and the Merger) abandoned at any time prior to the Effective Time, whether before or after approval by the shareholders of any of the
Companies:

        (a) by mutual written consent of all of the parties hereto;

        (b) by any party (referred to herein as the "Notice Party") if there shall have been any material breach of a material obligation of any other party (referred to herein as the "Breaching Party") hereunder and, if such breach is curable, such default shall have not been remedied within 10 days after receipt by the Breaching Party of notice in writing from the Notice Party specifying such breach and requesting that such breach be remedied; PROVIDED, HOWEVER, that such 10-day period shall be extended for so long as the Breaching Party shall be making diligent attempts to cure such default and such default remains curable;

        (c) by any party (referred to herein as the "Withdrawing Party") if the board of directors of such party shall have (i) determined, in the exercise of its fiduciary duties under applicable law, not to recommend this Agreement, the applicable PC Reorganization or the Merger or shall have withdrawn such recommendation or (ii) resolved to do any of the foregoing;

        (d) by any party if any court of competent jurisdiction in the United States or any governmental authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting any PC Reorganization or the Merger and such order, decree, ruling or other action shall have become final and non-appealable;

        (e) by any party upon written notice to the other parties if any approval of the shareholders of such party required for the consummation of the transactions submitted for their approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders at any adjournment thereof; or

        (f) by any party if the Effective Time shall not have taken place on or before January 31, 1997 (which date may be extended by agreement of the parties hereto), unless the party desiring to so terminate pursuant to this
    Section 8.1(f) is in default hereunder.

    SECTION 8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement in accordance with Section 8.1 hereof, written notice of such termination shall forthwith be provided by the party so terminating this Agreement to the other parties hereto and this Agreement shall become void and have no effect, and the transactions contemplated hereunder shall be abandoned without further action by any of the parties hereto, without any liability or obligation on the part of any party, other than as set forth in this Section 8.2 and Section 9.2 hereof and except to the extent that such termination results from a breach of this Agreement. If this Agreement is terminated as provided herein, each party hereto shall, upon request therefor by any other party hereto, shall destroy all documents, workpapers and other materials of such other party hereto relating to the transactions contemplated hereunder, whether obtained before or after the execution hereof.

    SECTION 8.3 AMENDMENT. This Agreement may be amended by action taken at any time before or after approval hereof by the shareholders of the parties hereto, but, after any such approval, no amendment shall be made which alters any of the Exchange Ratios or which in any way materially adversely affects the rights of such shareholders, without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each party.

    SECTION 8.4 WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered by such other parties hereto pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other parties hereto contained herein. Such extension or waiver (i) shall be valid if set forth in an instrument in writing granting such waiver signed by each party and
(ii) shall not operate as a waiver of, or estoppel with respect, any subsequent or other failure.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    SECTION 9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. No representations, warranties or agreements contained herein shall survive beyond the Effective Time except that the agreements contained in Sections 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 6.5, 6.6, 6.7, 6.10, 9.1, 9.4, 9.6, 9.7 and 9.8 hereof, and all other agreements of PPI, shall survive beyond the Effective Time.

    SECTION 9.2 EXPENSES AND BREAKUP FEE. (a) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereunder (including, without limitation, the PC

Reorganizations and the Merger) shall be paid by the parties hereto in accordance with the Amended and Restated Expense Sharing Agreement, dated as of September 19, 1996, entered into among the parties.

    (b) Notwithstanding the provisions of paragraph (a) of this Section 9.2, if this Agreement is terminated by the Breaching Party under Sections 8.1(b) or the Withdrawing Party under 8.1(c) hereof, then, in such event, such Breaching Party or such Withdrawing Party, as the case may be, shall forthwith pay, within five days of the date of the termination of this Agreement, to each of the other parties hereto a breakup fee in an amount equal to all costs and expenses incurred by such party, including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants incurred by each such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, filing, printing and mailing the Joint Proxy Statement and the Registration Statement, the solicitation of shareholders' approvals and all other matters related to the consummation of the transactions contemplated hereby (including, without limitation, the PC Reorganizations and the Merger).

    SECTION 9.3 NOTICES. All notices and other communications to be provided pursuant hereto shall be in writing and shall be deemed to have been duly provided as of the date delivered if sent by telecopier or delivered personally (including, without limitation, delivery by commercial carrier warranting next-day delivery) or as of the third day after mailing if mailed by registered or certified mail (postage prepaid, return receipt requested) to each party at such party's address set forth herein (or at such other address for a party as shall be specified by similar notice):

    (a) if to PPI:
       Physician Partners, Inc.
       111 SW Columbia Street, Suite 725
       Portland, Oregon 97201
       Attention: President
       with a copy to:
       McDermott, Will & Emery
       2049 Century Park East--Suite 3400
       Los Angeles, California 90067
       Attention: Douglas M. Mancino, Esq.
       Telecopier No.: (310) 277-4730

    (b) if to Corvallis:
       The Corvallis Clinic, P.C.
       444 NW Elks Drive
       Corvallis, Oregon 97330
       Attention: David Kobriger
       Telecopier No.: (541) 757-1847

    (c) if to HealthFirst:
       HealthFirst Medical Group, P.C.
       10535 N.E. Glisan
       Portland, Oregon 97220
       Attention: Jerry Erstgaard
       Telecopier No.: (503) 256-6825

    (d) if to Medford:
       Medford Clinic, P.C.
       555 Black Oak Drive
       Medford, Oregon 97504
       Attention: Jon Ness
       Telecopier No.: (541) 734-3598

    SECTION 9.4 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 9.5 SEVERABILITY. If any term or provision of this Agreement, or the application thereof to any person or entity or property or circumstance, shall to any extent be, or be deemed to be, invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or entities or property or circumstances other than those as to which such term or provision is, or is deemed to be, invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

    SECTION 9.6 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits and other documents and instruments referred to herein) and the confidentiality agreement referenced in Section 6.1(b) hereof (a) constitute the entire agreement, and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto or any of such parties hereto, with respect to the subject matter hereof, (b) are not intended to confer upon any other person or entity any rights or remedies hereunder. In this regard, each of Corvallis, HealthFirst and Medford represents and warrants that such party has no arrangement or understanding with an entity not a party to this Agreement with respect to a merger or similar transaction in the event this Agreement is terminated.

    SECTION 9.7 ASSIGNMENT. Neither this Agreement nor any of the rights set forth herein shall be assigned by any of the parties hereto (by operation of law or otherwise) without the prior written consent of the other parties hereto.

    SECTION 9.8 GOVERNING LAW. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oregon.

    (b) Each party hereby irrevocably submits to the jurisdiction of any Oregon state court or United States federal court sitting in the State of Oregon over any suit, action or other proceeding arising out of or relating to this Agreement and hereby irrevocably agrees that all claims with respect to any such suit, action or proceeding may be heard and determined in such courts.

    SECTION 9.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by such party's officer thereunto duly authorized.

                                PHYSICIAN PARTNERS, INC.

                                By:  /s/ DAVID M. GOLDBERG
                                     -----------------------------------------
                                     Title: PRESIDENT

                                THE CORVALLIS CLINIC, P.C.

                                By:  /s/ DAVID H. CUTSFORTH, JR., M.D.
                                     -----------------------------------------
                                     Title:

                                HEALTHFIRST MEDICAL GROUP, P.C

                                By:  /s/ MATTHEW M. SHELLEY, M.D.
                                     -----------------------------------------
                                     Title: PRESIDENT

                                MEDFORD CLINIC, P.C.

                                By:  /s/ BRUCE E. VAN ZEE, M.D.
                                     -----------------------------------------
                                     Title: PRESIDENT

                                  AMENDMENT TO
                              AMENDED AND RESTATED
                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

    This Amendment, dated as of November 4, 1996, is entered into by and among PHYSICIAN PARTNERS, INC., a newly-formed Delaware corporation ("PPI"), THE CORVALLIS CLINIC, P.C., an Oregon professional corporation ("Corvallis"), HEALTHFIRST MEDICAL GROUP, P.C., an Oregon professional corporation ("HealthFirst"), and MEDFORD CLINIC, P.C., an Oregon professional corporation ("Medford" and, together with Corvallis and HealthFirst, referred to herein, collectively, as the "Companies").

                                    RECITALS

    WHEREAS, PPI, Corvallis, HealthFirst and Medford have entered into the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of September 19, 1996 (the "Reorganization and Merger Agreement"; terms defined in the Reorganization and Merger Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of construction set forth in the Reorganization and Merger Agreement are incorporated herein by reference), to effect the PC Reorganizations and the Merger;

    WHEREAS, PPI and the Companies wish to amend the Reorganization and Merger Agreement upon the terms and subject to the conditions set forth herein;

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

    SECTION 1. AMENDMENTS TO REORGANIZATION AND MERGER AGREEMENT. The Reorganization and Merger Agreement is, effective as of the date hereof, hereby amended as follows:

    (a) Section 5.1(b)(ii) of the Reorganization and Merger Agreement is hereby amended to read in full as follows:

       "(ii) declare, pay or set aside for payment any distribution in respect of shares of its capital stock; PROVIDED, HOWEVER, that in the event that the quotient obtained by dividing (A) the Corvallis FTE, the HealthFirst FTE or the Medford FTE as of June 1, 1996 into (B) the excess of total assets over total liabilities of Corvallis, HealthFirst or Medford, as applicable (such Company's "FTE Net Shareholder Equity"), as reflected on the balance sheet thereof as at June 30, 1996, reviewed by Arthur Andersen LLP and delivered to the Companies no later than November 15, 1996 (or, if available on the date the Joint Proxy Statement is first mailed to shareholders of each of the Companies, as reflected on the balance sheet thereof as at September 30, 1996, reviewed by Arthur Andersen LLP and delivered to the Companies no later than December 1, 1996), which reviewed balance sheet shall be adjusted (except in the case of HealthFirst) by changing the value of any real estate specified thereon from book value to fair market value based on fair market value appraisals prepared by appraisers reasonably acceptable to the other Companies during the past 20-month period, exceeds the FTE Net Shareholder Equity of any other Company by more than 20 percent (the "Minimum Net Equity Threshold"), such Company may make a distribution to its shareholders in an amount equal to the product of (y) the amount of such excess of such Company's FTE Net Shareholder Equity over the Minimum Net Equity Threshold multiplied by (z) such Company's FTE as of June 1, 1996. Such reviewed balance sheets and such fair market appraisals shall, absent manifest error, be conclusive and binding for purposes of determining each Company's FTE Net Shareholder Equity;"

    (b) Section 7.1(g) of the Reorganization and Merger Agreement is hereby amended to read in full as follows:

    "(g) TAX OPINION. PPI and each of the Companies shall have received the opinion of McDermott, Will & Emery, dated on or about the date that is two business days prior to the date the Joint Proxy Statement is first mailed to shareholders of each of the Companies, with such assumptions and qualifications as are reasonably satisfactory to the Companies and based on such certificates of officers of each of the Companies as requested by McDermott, Will & Emery, to the effect that the Merger will, more likely than not, be treated for federal income tax purposes as a 'reorganization' within the meaning of Section 368 of the Code."

    SECTION 2. REFERENCE TO AND EFFECT ON THE REORGANIZATION AND MERGER AGREEMENT. On and after the date hereof, each reference in the Reorganization and Merger Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in the other agreements, documents and instruments relating to the Reorganization and Merger Agreement (the "Transaction Documents") to the Reorganization and Merger Agreement, shall mean and be a reference to the Reorganization and Merger Agreement as amended hereby. Except as hereby expressly amended, the Reorganization and Merger Agreement shall remain in full force and effect, and is hereby ratified and confirmed in all respects on and as of the date hereof.

    SECTION 3. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

    SECTION 4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OREGON.

    IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.

                                          PHYSICIAN PARTNERS, INC.

                                          By: /s/ DAVID M. GOLDBERG

                                          --------------------------------------

                                          Title: President

                                          THE CORVALLIS CLINIC, P.C.

                                          By: /s/ DAVID H. CUTSFORTH, JR. M.D.

                                          --------------------------------------

                                          Title: President

                                          HEALTHFIRST MEDICAL GROUP, P.C.

                                          By: /s/ MATTHEW M. SHELLEY, M.D.

                                          --------------------------------------

                                          Title: President

                                          MEDFORD CLINIC, P.C.

                                          By: /s/ BRUCE VAN ZEE, M.D.

                                          --------------------------------------

                                          Title: President

                         SECOND AMENDMENT AND WAIVER OF
                              AMENDED AND RESTATED
                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

    This Second Amendment and Waiver, dated as of November 29, 1996, is entered into by and among PHYSICIAN PARTNERS, INC., a newly-formed Delaware corporation ("PPI"), THE CORVALLIS CLINIC, P.C., an Oregon professional corporation ("Corvallis"), HEALTHFIRST MEDICAL GROUP, P.C., an Oregon professional corporation ("HealthFirst"), and MEDFORD CLINIC, P.C., an Oregon professional corporation ("Medford" and, together with Corvallis and HealthFirst, referred to herein, collectively, as the "Companies").

                                    RECITALS

    WHEREAS, PPI, Corvallis, HealthFirst and Medford have entered into the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of September 19, 1996, as amended by an Amendment to Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of November 4, 1996 (as so amended, the "Reorganization and Merger Agreement"; terms defined in the Reorganization and Merger Agreement and not otherwise defined herein having the same respective meanings when used herein, and the rules of construction set forth in the Reorganization and Merger Agreement being incorporated herein by reference), to effect the PC Reorganizations and the Merger; and WHEREAS, PPI and the Companies wish to amend the Reorganization and Merger Agreement with respect to the terms and subject to the conditions set forth herein;

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

    SECTION 1. AMENDMENTS TO REORGANIZATION AND MERGER AGREEMENT. The Reorganization and Merger Agreement is, effective as of the date hereof, hereby amended as follows:

    (a) Section 1.1(a) of the Reorganization and Merger Agreement is hereby amended to read in full as follows:

        "(a)(i) Prior to the Effective Time (as such term is defined in Section
    2.2 hereof), Corvallis shall amend and restate the Articles of Incorporation of Corvallis New PC under the Oregon Professional Corporation Act by filing the Restated Articles of Incorporation of Corvallis New PC, substantially in the form attached hereto as Exhibit A-1 or with such changes therein as are reasonably acceptable to PPI and the other Companies, with the Secretary of State of the State of Oregon (referred to herein as the 'Corvallis New PC Incorporation').

        (ii) As promptly as practicable after the approval of the Corvallis Reorganization (as such term is defined in Section 1.2(a) hereof) and the Merger by the requisite number of shareholders of Corvallis and upon satisfaction of other closing conditions set forth in Article VII hereof, except for the consummation of the PC Reorganizations and the execution and delivery of the Management Agreements by the parties thereto, Corvallis shall (A) transfer certain of its assets (referred to herein, collectively, as the 'Corvallis New PC Assets') relating to the provider professional services business of Corvallis, which assets are set forth on Schedule 1.1(a)(ii) attached to the Reorganization and Merger Agreement, to Corvallis New PC, and cause Corvallis New PC to assume the liabilities of Corvallis relating to the Corvallis New PC Assets, and (B) make a distribution in accordance with Section 60.181 of the Oregon Business Corporation Act under which the then-current holders of Class A Preferred Stock of Corvallis shall receive all of the issued and outstanding shares of Corvallis New PC, allocated on a pro rata basis in accordance with the percentage of Class A Preferred Stock of Corvallis then held by each such shareholder (such transfer and distribution being referred to herein, collectively, as the 'Corvallis Distribution'); PROVIDED, HOWEVER, that such allocation may be made only so long as such distribution would not cause adverse tax or other consequences for the other Companies or their respective shareholders with respect to (y) the qualification of the HealthFirst Distribution or the Medford Distribution as a 'reorganization' within the meaning of Section 355 of the Code or (z) the qualification of the Merger as a 'reorganization' within the meaning of Section 368 of the Code."

    (b) Section 1.1(b)(i) of the Reorganization and Merger Agreement is hereby amended to read in full as follows:

        "(b)(i) Prior to the Effective Time, HealthFirst shall amend and restate the Articles of Incorporation of HealthFirst New PC under the Oregon Professional Corporation Act by filing the Restated Articles of Incorporation of HealthFirst New PC, substantially in the form attached hereto as Exhibit A-1 or with such changes therein as are reasonably acceptable to PPI and the other Companies, with the Secretary of State of the State of Oregon (referred to herein as the 'HealthFirst New PC Incorporation')."

    (c) Section 1.1(c)(i) of the Reorganization and Merger Agreement is hereby amended to read in full as follows:

        "(c)(i) Prior to the Effective Time, Medford shall amend and restate the Articles of Incorporation of Medford New PC under the Oregon Professional Corporation Act by filing the Restated Articles of Incorporation of Medford New PC, substantially in the form attached hereto as Exhibit A-1 or with such changes therein as are reasonably acceptable to PPI and the other Companies, with the Secretary of State of the State of Oregon (referred to herein as the 'Medford New PC Incorporation')."

    (d) Exhibit A-2 to the Reorganization and Merger Agreement (Form of Bylaws of Each of Corvallis New PC, HealthFirst New PC and Medford New PC) shall be deleted in its entirety and all references to Exhibit A-2 in the Reorganization and Merger Agreement shall be deleted.

    (e) Exhibit C to the Reorganization and Merger Agreement (Form of Practice Management for Each of Corvallis, HealthFirst and Medford) is hereby amended and restated to read in its entirety in the form attached hereto as Exhibit C. On and after the date hereof, each reference in the Reorganization and Merger Agreement and the other agreements, documents and instruments relating to the Reorganization and Merger Agreement to "Exhibit C," "Practice Management Agreement," "Management Agreement" or words of like import shall mean and be a reference to Exhibit C attached hereto.

    (f) Section 2.7(a) of the Reorganization and Merger Agreement is hereby amended to read in full as follows:

        "SECTION 2.7 CONVERSION OF OLD PC SHARES IN MERGER. (a) At the Effective Time, by virtue of the Merger and without any action on the part of any of Corvallis, HealthFirst or Medford or any of their respective shareholders, shares of capital stock of Corvallis, HealthFirst and Medford (referred to herein, collectively, as 'Old PC Shares') issued and outstanding immediately prior to the Effective Time shall be converted at the Effective Time into the right to receive shares of Class A Common Stock, par value $0.01 per share ('PPI Class A Shares'), of PPI, in accordance with the following exchange ratios (referred to herein as the 'Exchange Ratios'), as applicable:

        (i)(A) Each share of Class C Preferred Stock of Corvallis shall be converted into the right to receive such number of PPI Class A Shares as shall have an aggregate value of $100, with the value of each PPI Class A Share being equal to the quotient (the 'Appraised Per Share Value') obtained by dividing (I) the aggregate number of PPI Class A Shares contemplated to be outstanding, immediately after and assuming the release to the holders of Class B Common Stock of Corvallis and the shareholders of each of HealthFirst and Medford of 50 percent of PPI Class A Shares in the Escrow Deposits (as such term is hereinafter defined) in aggregate, with the remaining 50 percent thereof being cancelled and retired, into (II) the combined value of Corvallis, HealthFirst and Medford as a merged entity based on the assumption that the Merger had occurred on June 30, 1996, as determined by an independent valuation firm designated by Corvallis (the 'Combined Enterprise Value');

        (B) Each share of Class A Preferred Stock of Corvallis shall be converted into the right to receive such number of PPI Class A Shares as shall have an aggregate value of $23,000, with the value of each PPI Class A Share being equal to the Appraised Per Share Value; and

        (C) Each share of Class B Common Stock of Corvallis shall be converted into the right to receive such number of PPI Class A Shares as is equal to the quotient obtained by dividing (I) the number of all issued and outstanding shares of Class B Common Stock of Corvallis at the Effective Time into (II) the excess of (x) 2,410,250 PPI Class A Shares over (y) the aggregate number of PPI Class A Shares into which all of the issued and outstanding shares of Class A Preferred Stock of Corvallis and Class C Preferred Stock of Corvallis are converted under paragraphs (A) and (B) in this Section 2.7(a)(i);

        (ii) Each Class A Share of HealthFirst shall be converted into the right to receive 354 PPI Class A Shares; and

        (iii) Each share of Common Stock of Medford shall be converted into the right to receive 31,544 PPI Class A Shares;

    PROVIDED, HOWEVER, that on the Effective Time, (A) each holder of Class B Common Stock of Corvallis as of Effective Time (each, a 'Corvallis Class B Shareholder') shall deposit into escrow (the 'Corvallis Escrow Deposit') such number of PPI Class A Shares as is equal to 27.41 percent of all PPI Class A Shares issued to such Corvallis Class B Shareholder in the Merger, which would result in a total amount of 621,986 PPI Class A Shares being deposited by all Corvallis Class B Shareholders in the Corvallis Escrow Deposit, (B) each holder of Class A Shares of HealthFirst (each, a 'HealthFirst Shareholder') shall deposit into escrow as of the Effective Time (the 'HealthFirst Escrow Deposit') such number of PPI Class A Shares as is equal to 25.81 percent of all PPI Class A Shares issued to such HealthFirst Shareholder in the Merger, which would result in a total amount of 839,960 PPI Class A Shares being deposited by all HealthFirst Shareholders in the HealthFirst Escrow Deposit and (C) each holder of Common Stock of Medford as of the Effective Time (each, a 'Medford Shareholder') shall deposit into escrow (the 'Medford Escrow Deposit' and, together with the Corvallis Escrow Deposit and the HealthFirst Escrow Deposit, referred to herein, collectively, as the 'Escrow Deposits'), such number of PPI Class A Shares as is equal to 25.81 percent of all PPI Class A Shares issued to such Medford Shareholder in the Merger, which would result in a total of 464,000 PPI Class A Shares being deposited by all Medford Shareholders in the Medford Escrow Deposit. The Escrow Deposits shall be maintained by an escrow agent (the 'Escrow Agent') reasonably acceptable to PPI and the Companies pursuant to an escrow agreement to be entered into among PPI, the Companies and the Escrow Agent (the 'Escrow Agreement'), prior to the Effective Time, in such form as is reasonably acceptable to the parties thereto.

        The PPI Class A Shares in the Corvallis Escrow Deposit, the HealthFirst Escrow Deposit and the Medford Escrow Deposit shall be held by the Escrow Agent until the occurrence of either of the following events:

        (A) In the event that the quotient obtained by dividing (1) the Corvallis FTE, the HealthFirst FTE or the Medford FTE as of October 1, 1996 into (2) the excess of total assets over total liabilities of Corvallis, HealthFirst or Medford, as applicable (such Company's 'FTE Net Shareholder Equity'), as reflected on the balance sheet thereof as at December 31, 1996, audited by Arthur Andersen LLP and delivered to PPI no later than March 31, 1997, which audited balance sheet shall be adjusted (except in the case of HealthFirst) by changing the value of any real estate specified thereon from book value to fair market value if any fair market value appraisals have been prepared by appraisers reasonably acceptable to the other Companies during the 30-month period prior to December 31, 1996 (such audited balance sheets and such fair market appraisals, absent manifest error, being conclusive and binding for purposes of determining each Company's FTE Net Shareholder Equity), does not exceed the FTE Net Shareholder Equity of any other Company by more than 20 percent (the

    'Minimum Net Equity Threshold'), the Escrow Agent shall release from the Escrow Deposits to each of the Corvallis Class B Shareholders, HealthFirst Shareholders and Medford Shareholders such number of PPI Class A Shares as is equal to 50 percent of the number of PPI Class A Shares deposited by each such shareholder in the Corvallis Escrow Deposit, the HealthFirst Escrow Deposit or the Medford Escrow Deposit, as applicable, so as to achieve issuance by PPI of shares of PPI Class A Common Stock as consideration in the Merger on the basis of 27,000 shares per FTE of each Company. Any PPI Class A Shares remaining in the Escrow Deposits will be cancelled and retired and cease to exist; or

        (B) In the event that the FTE Net Shareholder Equity of a Company or Companies (each, the 'Excess Company') exceeds the FTE Net Shareholder Equity of any other Company by more than the Minimum Net Equity Threshold (such excess, referred to herein, as the 'FTE Excess Amount'), the Escrow Agent shall release from the Escrow Deposits to each of the Corvallis Class B Shareholders, HealthFirst Shareholders and Medford Shareholders as of, as the case may be, such number of PPI Class A Shares as is determined by the following procedure:

         (1) Multiply the FTE Excess Amount of the Excess Company by the FTE of such Company and multiply the FTE Excess Amount of any other Excess Company, if any, by the FTE of such Company (each, the 'Excess Company's True-Up Amount');

         (2) If more than one True-Up Amount is available, add both amounts (the 'Total True-Up Adjustment Amount');

         (3) Multiply the Appraised Per Share Value (i.e., $15.82) by the aggregate number of restricted PPI Class A Shares issued to the four executive officers and one director of PPI (i.e., 135,000), the product of which is $2,135,700 (the 'Restricted Stock Adjustment');

         (4) Add the True-Up Adjustment and the Restricted Stock Adjustment (the 'Total Adjustment');

         (5) Subtract the Total Adjustment from the Combined Enterprise Value (the 'Adjusted Combined Enterprise Value');

         (6) Multiply the Adjusted Combined Enterprise Value by a fraction, the numerator of which is the FTE of each of the Companies and the denominator of which is the total FTE (i.e., 240.75) (such Company's 'FTE-Based Value');

         (7) Divide each Company's FTE-Based Value by $15.82 (such Company's 'FTE-based Share Allocation');

         (8) Divide each Company's FTE-Based Share Allocation by the FTE of such Company (such Company's 'Share Allocation per FTE');

         (9) Divide each Company's True-Up Adjustment Amount by $15.82 (such Company's 'PPI Share Equivalency');

        (10) Divide each Company's PPI Share Equivalency by the FTE of such Company (such Company's 'True-Up Share Allocation per FTE');

        (11) Add Share Allocation per FTE to True-Up Share Allocation per FTE of each Company (such Company's 'Final Share Allocation per FTE');

        (12) If any Company's Final Share Allocation per FTE exceeds 27,000 (such excess referred to herein as 'FTE Differential'), the Escrow Agent will release to each of the shareholders of such Company such number of PPI Class A Shares as is equal to (a) 50 percent of the number of PPI Class A Shares deposited in the applicable Escrow Deposit by such shareholder, PLUS
    (b) such number of PPI Class A Shares as is equal to the product of the FTE Excess Differential multiplied by a fraction, (x) the numerator of which is the number of PPI Class Shares deposited by such shareholder in the applicable Escrow Deposit and (y) the denominator of which is the aggregate number of PPI

    Class A Shares deposited by all of the shareholders of such Company in the applicable Escrow Deposit; and

        (13) If any Company's Final Share Allocation per FTE is less than 27,000 (such shortfall referred to herein as 'FTE Shortfall'), the Escrow Agent will release to each of the shareholders of such Company such number of PPI Class A Shares as is equal to (a) 50 percent of the number of PPI Class A Shares deposited in the applicable Escrow Deposit by such shareholder, MINUS
    (b) such number of PPI Class A Shares as is equal to the product of the FTE Shortfall multiplied by a fraction, (x) the numerator of which is the number of PPI Class Shares deposited by such shareholder in the applicable Escrow Deposit and (y) the denominator of which is the aggregate number of PPI Class A Shares deposited by all of the shareholders of such Company in the applicable Escrow Deposit; and

        (14) Any PPI Class A Shares remaining in the Escrow Deposits will be cancelled and retired and cease to exist."

    (g) Section 5.1(b)(ii) of the Reorganization and Merger Agreement is hereby amended to read in full as follows:

        "(ii) declare, pay or set aside for payment any distribution in respect of shares of its capital stock;"

    (h) Section 7.1 of the Reorganization and Merger Agreement is hereby amended by adding the following provision as paragraph (i) thereof:

        "(i) ESCROW AGREEMENT. PPI and the Companies shall have entered into the Escrow Agreement with the Escrow Agent."

    SECTION 2. WAIVER FOR CORVALLIS. PPI, HealthFirst and Medford hereby waive the prohibition set forth in Section 5.1(b)(iii) of the Reorganization and Merger Agreement to permit the issuance by Corvallis of one (1) share of Class A Preferred Stock of Corvallis to Dr. E. Bruce Bynum between the date hereof and the Effective Time. PPI, HealthFirst and Medford hereby waive any rights to assert that the Reorganization and Merger Agreement has been breached by Corvallis based on the issuance of such share of Class A Preferred Stock of Corvallis. The waiver set forth in this Section 2 shall not operate as a waiver of, or estoppel with respect to, any subsequent failure by any of the parties to comply with the terms and conditions of the Reorganization and Merger Agreement.

    SECTION 3. REPRESENTATIONS AND WARRANTIES OF CORVALLIS, HEALTHFIRST AND MEDFORD WITH RESPECT TO CAPITALIZATION. Each of Corvallis, HealthFirst and Medford hereby amends and restates the representations and warranties set forth in Section 3.3 of the Reorganization and Merger Agreement, with respect to itself only, as follows:

        SECTION 3.3 CAPITALIZATION. (a) As of November 29, 1996, (i) the authorized capital stock of Corvallis consisted of 200 shares of Class A Voting Preferred Stock ("Corvallis Class A Shares"), 25,000 shares of Class B Voting Common Stock ("Corvallis Class B Shares") and 100,000 shares of Class C Non-Voting Preferred Stock ("Corvallis Class C Shares") and (ii) there were issued and outstanding 64 Corvallis Class A Shares, 11,800 Corvallis Class B Shares and 8,000 Corvallis Class C Shares. It is anticipated that, between the date hereof and the Effective Time, Corvallis will issue employee stock options (the "Corvallis Stock Options") exercisable for 2,024.7 shares of Corvallis Class B Shares (collectively, "Corvallis Option Shares"), which is equal to the quotient obtained by dividing (A) the Exchange Ratio applicable to Corvallis Class B Shares into
    (B) 388,750. As of June 1, 1996, the aggregate number of full-time equivalent providers who worked at Corvallis ("Corvallis FTE") was 83.25, with full- or part-time equivalence determined based on a workweek of at least four full-working days for full-time equivalence, and as of October 1, 1996, the Corvallis FTE had decreased to 77.25. All of the outstanding Corvallis Class A Shares, Corvallis Class B Shares and Corvallis Class C Shares have been validly issued and are fully paid and nonassessable. Other than Corvallis Stock Options anticipated to be issued prior to the Effective Time, there are no outstanding options, warrants, subscriptions, conversions or other rights, agreements or commitments obligating Corvallis to issue any additional Corvallis Class A Shares, Corvallis Class B Shares or Corvallis Class C Shares or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any Corvallis Class A Shares, Corvallis Class B Shares or Corvallis Class C Shares. There are no voting trusts or other agreements or understandings to which Corvallis is a party with respect to the voting of Corvallis Class A Shares, Corvallis Class B Shares or Corvallis Class C Shares. The Corvallis Disclosure Schedule sets forth (i) the names of persons who are shareholders of Corvallis as of November 29, 1996 and the number of shares of capital stock of Corvallis held by each such person as of November 29, 1996 and to be held by such person as of the Effective Time and the names and number of full-time equivalent providers of Corvallis as of June 1, 1996.

        (b) As of November 29, 1996, (i) the authorized capital stock of HealthFirst consisted of 1,400,000 shares of Class A Common Voting Shares, no par value, of which 800,000 shares are Series 1 Class A Shares, 200,000 shares are Series 2 Class A Shares, 200,000 shares are Series 3 Class A Shares, 100,000 shares are Series 4 Class A Shares and 100,000 shares are Series 5 Class A Shares, and (ii) there were issued and outstanding 7,000 Series 1 Class A Shares and 2,200 Series 2 Class A Shares. It is anticipated that, between the date hereof and the Effective Time, HealthFirst will issue employee stock options (the "HealthFirst Stock Options") exercisable for an aggregate of 1,483 Series 1 Class A Shares of HealthFirst (collectively, "HealthFirst Option Shares"). As of June 1, 1996, the aggregate number of full-time equivalent providers who worked at HealthFirst ("HealthFirst FTE") was 105, with full- or part-time equivalence determined based on a workweek of at least four full-working days for full-time equivalence, and as of October 1, 1996, the HealthFirst FTE had not decreased. All of the outstanding Class A Shares of HealthFirst have been validly issued and are fully paid and nonassessable. Other than the HealthFirst Stock Options anticipated to be issued prior to the Effective Date, there are no outstanding options, warrants, subscriptions, conversions or other rights, agreements or commitments obligating HealthFirst to issue any additional Class A Share of HealthFirst or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any Class A Share of HealthFirst. There are no voting trusts or other agreements or understandings to which HealthFirst is a party with respect to the voting of Class A Shares of HealthFirst. The HealthFirst Disclosure Schedule sets forth (i) the names of persons who are shareholders of HealthFirst as of November 29, 1996 and the number of shares of capital stock of HealthFirst held by each such person as of November 29, 1996 and to be held by such person as of the Effective Time and (ii) the names of persons who are or will be eligible to the names and number of full-time equivalent providers of HealthFirst as of October 1, 1996.

        (c) As of November 29, 1996, (i) the authorized capital stock of Medford consisted of 500 shares of par value common stock ("Medford Shares") and
    (ii) there were issued and outstanding 57 Medford Shares. It is anticipated that, between the date hereof and the Effective Time, Medford will issue employee stock options (the "Medford Stock Options") exercisable for an aggregate of 9.2 Medford Shares (collectively, "Medford Option Shares"). As of June 1, 1996, the aggregate number of full-time-equivalent providers who worked at Medford ("Medford FTE") was 58, with full- or part-time equivalence determined based on a workweek of at least four full-working days for full-time equivalence, and as of October 1, 1996, the Medford FTE had not decreased. All of the outstanding Medford Shares have been validly issued and are fully paid and nonassessable. Other than the Medford Stock Options anticipated to be issued prior to the Effective Date, there are no outstanding options, warrants, subscriptions, conversions or other rights, agreements or commitments obligating Medford to issue any additional Medford Shares or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any Medford Shares. There are no voting trusts or other agreements or understandings to which Medford is a party with respect to the voting of Medford Shares. The Medford Disclosure Schedule sets forth (i) the names of persons who are shareholders of Medford as of November 29, 1996 and the number of shares of capital stock of Medford held by each such person as of July 29, 1996 and to be held by such person as of the Effective Time and (ii) the names and number of full-time equivalent providers of Medford as of October 1, 1996.

    SECTION 4. REFERENCE TO AND EFFECT ON THE REORGANIZATION AND MERGER AGREEMENT. On and after the date hereof, each reference in the Reorganization and Merger Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in the other agreements, documents and instruments relating to the Reorganization and Merger Agreement (the "Transaction Documents") to the Reorganization and Merger Agreement, shall mean and be a reference to the Reorganization and Merger Agreement as amended hereby. Except as hereby expressly amended or waived, the Reorganization and Merger Agreement shall remain in full force and effect, and is hereby ratified and confirmed in all respects on and as of the date hereof.

    SECTION 5. EXECUTION IN COUNTERPARTS. This Second Amendment and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

    SECTION 6. GOVERNING LAW. THIS SECOND AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OREGON.

    IN WITNESS WHEREOF, the parties have caused this Second Amendment and Waiver to be executed by their duly authorized representatives.

                                          PHYSICIAN PARTNERS, INC.

                                          By:       /s/ DAVID M. GOLDBERG

                                          --------------------------------------

                                          Title: President

                                          THE CORVALLIS CLINIC, P.C.

                                          By:       /s/ DAVID H. CUTSFORTH, JR.,
                                          M.D.

                                          --------------------------------------

                                          Title: President

                                          HEALTHFIRST MEDICAL GROUP, P.C.

                                          By:    /s/ MATTHEW M. SHELLEY, M.D.

                                          --------------------------------------

                                          Title: President

                                          MEDFORD CLINIC, P.C.

                                          By:    /s/ STEPHEN J. SCHNUGG, M.D.

                                          --------------------------------------

                                          Title: President

                               THIRD AMENDMENT TO
                              AMENDED AND RESTATED
                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

    This Third Amendment, dated as of December 31, 1996, is entered into by and among PHYSICIAN PARTNERS, INC., a Delaware corporation ("PPI"), THE CORVALLIS CLINIC, P.C., an Oregon professional corporation ("Corvallis"), HEALTHFIRST MEDICAL GROUP, P.C., an Oregon professional corporation ("HealthFirst"), and MEDFORD CLINIC, P.C., an Oregon professional corporation ("Medford" and, together with Corvallis and HealthFirst, referred to herein, collectively, as the "Companies").

                                    RECITALS

    WHEREAS, PPI, Corvallis, HealthFirst and Medford have entered into the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of September 19, 1996, as amended by the Amendment to Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of November 4, 1996 and the Second Amendment and Waiver to Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of November 29, 1996 (as so amended, the "Reorganization and Merger Agreement"; terms defined in the Reorganization and Merger Agreement and not otherwise defined herein having the same respective meanings when used herein, and the rules of construction set forth in the Reorganization and Merger Agreement being incorporated herein by reference), to effect the PC Reorganizations and the Merger; and

    WHEREAS, PPI and the Companies wish to further amend the Reorganization and Merger Agreement with respect to the terms and subject to the conditions set forth herein;

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

    SECTION 1. AMENDMENTS TO REORGANIZATION AND MERGER AGREEMENT. The Reorganization and Merger Agreement is, effective as of the date hereof, hereby amended as follows:

    (a) Exhibit C to the Reorganization and Merger Agreement (Form of Practice Management for Each of Corvallis, HealthFirst and Medford) is hereby amended and restated to read in its entirety, in the form attached hereto as Exhibit C. On and after the date hereof, each reference in the Reorganization and Merger Agreement and the other agreements, documents and instruments relating to the Reorganization and Merger Agreement to "Exhibit C," "Practice Management Agreement," "Management Agreement" or words of like import shall mean and be a reference to Exhibit C attached hereto.

    (b) Section 2.7(a)(iii) of the Reorganization and Merger Agreement is hereby amended to read in full as follows:

        "(iii) Each share of Common Stock of Medford shall be converted into the right to receive 31,362 PPI Class A Shares;"

    (c) Section 5.1(b)(iii) of the Reorganization and Merger Agreement is hereby amended to read in full as follows:

        "(iii) authorize for issuance, issue, sell, pledge, dispose of or encumber, deliver or agree or commit to issue, sell, pledge or deliver (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) shares of its capital stock or any securities convertible into or exercisable or exchangeable for shares of its capital stock; PROVIDED, HOWEVER, that (A)(I) Corvallis may issue the Corvallis Stock Options, (II) HealthFirst may issue the HealthFirst Stock Options and (III) Medford may issue the Medford Stock Options and (B)(I) HealthFirst may issue up to 100 Class A Shares to each of the 12 non-shareholder providers of

    HealthFirst designated by HealthFirst, (II) Corvallis may issue 1 share of Class A Preferred Stock of Corvallis to Dr. E. Bruce Bynum and (III) Medford may issue 1 share of its Common Stock to each of the two non-shareholder providers and 1/3 share of its Common Stock to a non-shareholder provider all designated by Medford;"

    SECTION 3. REFERENCE TO AND EFFECT ON THE REORGANIZATION AND MERGER AGREEMENT. On and after the date hereof, each reference in the Reorganization and Merger Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in the other agreements, documents and instruments relating to the Reorganization and Merger Agreement (the "Transaction Documents") to the Reorganization and Merger Agreement, shall mean and be a reference to the Reorganization and Merger Agreement as amended hereby. Except as hereby expressly amended, the Reorganization and Merger Agreement shall remain in full force and effect, and is hereby ratified and confirmed in all respects on and as of the date hereof.

    SECTION 4. EXECUTION IN COUNTERPARTS. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

    SECTION 5. GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OREGON.

    IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed by their duly authorized representatives.

                                          PHYSICIAN PARTNERS, INC.
                                          By:       /s/ DAVID M. GOLDBERG
                                          --------------------------------------

                                          Title: President

                                          THE CORVALLIS CLINIC, P.C.
                                          By:       /s/ DAVID H. CUTSFORTH, JR.,
                                          M.D.
                                          --------------------------------------

                                          Title:

                                          HEALTHFIRST MEDICAL GROUP, P.C.
                                          By:    /s/ MATTHEW M. SHELLEY, M.D.
                                          --------------------------------------

                                          Title:

                                          MEDFORD CLINIC, P.C.
                                          By:    /s/ STEPHEN J. SCHNUGG, M.D.
                                          --------------------------------------

                                          Title:

                                   APPENDIX B
                             1997 STOCK OPTION PLAN
                                FOR EMPLOYEES OF
                            PHYSICIAN PARTNERS, INC.

1.  PURPOSE OF THE PLAN

    The 1997 Stock Option Plan for Employees of Physician Partners, Inc. (the "Plan") was established by Physician Partners, Inc. (the "Company"), effective as of the effective time (the "Effective Date") of the transaction contemplated under the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of September 19, 1996, as amended on November 4, 1996, November 29, 1996 and December 31, 1996 (referred to herein, as so amended, as the "Reorganization and Merger Agreement") to:

    1.1 furnish incentives to eligible employees chosen to receive options because they are considered capable of responding by improving operations and increasing profits;

    1.2 encourage selected employees to accept or continue employment with the Company or its Affiliates; and

    1.3 increase the interest of selected employees and officers in the Company's welfare through their participation in the growth in value of Class A Common Stock, $.01 par value, of the Company ("Class A Common Stock").

    To accomplish the foregoing objectives, this Plan provides a means whereby employees may receive options to purchase Class A Common Stock. Options granted under this Plan ("Options") will be either nonqualified options ("NQOs") subject to federal income taxation upon exercise or Options intended to be incentive stock options ("ISOs") not subject to immediate federal income taxation upon exercise.

2.  ELIGIBLE PERSONS

    2.1 GENERAL. Every person who at the date on which an Option granted to the person becomes effective (the "Grant Date") and who is an employee or officer of the Company or of any Affiliate.

    2.2 DEFINITION OF AFFILIATE. The term "Affiliate," as used in this Plan, means a "parent corporation" or "subsidiary corporation," as defined in Section 424 of the Internal Revenue Code of 1986 (the "Code"). The term "employee" shall have the meaning ascribed for purposes of Section 3401(c) of the Code and the Treasury Regulations promulgated thereunder and shall include an officer who is also an employee.

3.  STOCK SUBJECT TO THIS PLAN

    The total number of shares of stock reserved for issuance upon the exercise of Options is 900,000 shares of Class A Common Stock. The shares covered by the portion of any grant that expires unexercised under this Plan shall become available again for grants under this Plan. The number of shares reserved for issuance under this Plan is subject to adjustment in accordance with the provisions for adjustment in this Plan.

4.  ADMINISTRATION

    This Plan shall be administered by a committee (the "Committee") of not less than three (3) members appointed by the Board of Directors of the Company. The Committee may delegate nondiscretionary administrative duties to other employees of the Company as it deems proper. Subject to the approval of the Board of Directors and the provisions of this Plan, the Committee shall have the authority to select the persons to receive Options under this Plan, to fix the number of shares that each optionee may purchase, to set the terms and conditions of each Option and to determine all other matters relating to this Plan. Any act approved in writing by a majority of the members of the Committee shall be a valid act of the

Committee. Such determinations shall be final and binding on all persons. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

5.  GRANTING OF THE RIGHTS

    5.1 TEN YEAR LIMITATION. No Options shall be granted under this Plan after ten years from the date the Board of Directors of the Company adopts this Plan.

    5.2 WRITTEN AGREEMENT; EFFECT. Each Option shall be evidenced by a written agreement (the "Option Agreement"), in a form satisfactory to the Committee, executed by the Company and by the person to whom such Option is granted. The Option Agreement shall specify whether each Option it evidences is a NQO or an ISO. Failure of the grantee to execute an Option Agreement shall not void or invalidate the grant of any Option; the Option may not be exercised, however, until the Option Agreement is executed. Each optionee who is or is expected to become an employee shall contemporaneously with the grant of an option execute an Employee Noncompetition, Nondisclosure and Developments Agreement in a form satisfactory to the Committee.

    5.3 ANNUAL $100,000 LIMITATION ON ISOS. To the extent required by Section 422(d) of the Code, the aggregate fair market value of the shares of the Class A Common Stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year shall not exceed $100,000. For this purpose, fair market value shall be the fair market value of the shares covered by the ISOs when the ISOs were granted. If by their terms, such ISOs taken together would first become exercisable at a faster rate, this $100,000 limitation shall be applied by deferring the exercisability of those ISOs or portions of ISOs which have the highest per share exercise prices. The ISOs or portions of ISOs, the exercisability of which is so deferred, shall become exercisable on the first day of the first subsequent calendar year during which they may be exercised, as determined by applying these same principles of this Section and all other provisions of this Section and all other provisions of this Plan, including those relating to the expiration and termination of ISOs.

    5.4 ADVANCE APPROVALS. The Board of Directors may approve the grant of Options to persons who are expected to become employees of the Company, but are not employees at the date of approval. In such cases, the Option shall be deemed granted, without further approval, on the date the grantee becomes an employee and must satisfy all requirements of this Plan for Options granted on that date.

6.  TERMS AND CONDITIONS OF OPTIONS

    Each Option shall be designated as an ISO or a NQO and shall be subject to the terms and conditions set forth in Section 6.1 NQOs shall also be subject to the terms and conditions set forth in Section 6.2, but not those set forth in
Section 6.3. ISOs shall also be subject to the terms and conditions set forth in
Section 6.3, but not those set forth in Section 6.2.

    6.1 TERMS AND CONDITIONS TO WHICH ALL OPTIONS ARE SUBJECT. All Options shall be subject to the following terms and conditions:

        (a) CHANGES IN CAPITAL STRUCTURE. Subject to Section 6.1(b), if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation, or reorganization, appropriate adjustments shall be made in (A) the number and class of shares of stock subject to this Plan and each outstanding Option, and (B) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustment. Each such adjustment shall be determined by the Committee in its sole discretion, which determination shall be final and binding on all persons.

        (b) CORPORATE TRANSACTIONS. New options rights may be substituted for Options granted, or the Company's obligations as to outstanding Options may be assumed, by an employer corporation other than the Company, or an Affiliate thereof, in connection with any merger, consolidation, acquisition, separation, reorganization, dissolution, liquidation, sale or like occurrence in which the Company is involved and which the Committee determines, in its absolute discretion, would materially alter the structure. Substitution shall be done in such manner that the then outstanding Options which are ISOs will continue to be "incentive stock options" within the meaning of Section 422 of the Code to the full extent permitted thereby. Notwithstanding the foregoing or the provisions of
    Section 6.1(a), if such an event occurs and if such employer corporation, or an Affiliate thereof, does not substitute new option rights for, and substantially equivalent to, the outstanding Options granted hereunder, or assume the outstanding Options granted hereunder, or if there is no employer corporation, or if the Committee determines, in its sole discretion, that outstanding Options should not then continue to be outstanding, the Committee may upon ten days prior written notice to optionees in its absolute discretion (A) shorten the period during which Options are exercisable (provided they remain exercisable, to the extent otherwise exercisable, for at least ten days after the date the notice is given), or
    (B) cancel Options upon payment to the optionee in cash, with respect to each Option to the extent then exercisable, of an amount which, in the absolute discretion of the Committee, is determined to be equivalent to any excess of the fair market value (at the effective time of the dissolution, liquidation, merger, consolidation, acquisition, separation, reorganization, sale or other event) of the consideration that the optionee would have received if the Option had been exercised before the effective time, over the exercise price of the Option; provided, however, if there is a successor corporation and replacement options are not granted by the successor corporation, all outstanding Options shall become exercisable prior to the consummation of the transaction such that the optionees shall have not less than ten days to exercise the Options and become stockholders of record entitled to receive the consideration paid to the other stockholders of the Company. If an optionee fails to exercise his option within any exercise period described in this paragraph and the dissolution, liquidation, merger, consolidation, sale or other event is consummated, his option shall no longer be exercisable. Any unexercised option shall be cancelled and terminated. Notwithstanding anything herein to the contrary, nothing shall extend an optionee's right to exercise (1) an ISO after the expiration of ten (10) years from the date it is granted or (2) a NQO after the expiration of ten (10) years from the date it is granted. The actions described in this Section may be taken without regard to any resulting tax consequences to the optionee.

        (c) OPTION GRANT DATE. Each Option Agreement shall specify the date as of which it shall be effective, which date shall be the Grant Date (determined pursuant to Section 5.4 in the case of advance approvals).

        (d) FAIR MARKET VALUE. For purposes of this Plan, the fair market value of the Company's Class A Common Stock shall be determined as follows:

           (1) if the stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers Automated Quotation System, its fair market value shall be the closing sales price for the stock, or the mean between the high bid and low asked prices if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales or bids for such date, then for the last preceding business day on which there were sales or bids), as reported in the Wall Street Journal or similar publication;

           (2) if the stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asking prices for the stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices);

           (3) in the absence of an established market for the stock, the fair market value shall be determined in "good faith" by the Committee, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including sales for the most recent 12 month period, the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management and the values of stock of other corporations in the same or a similar line of business.

        (e) TIME OF OPTION EXERCISE. The Company shall not grant any Options which may become exercisable at a rate in excess of 20% per annum from the date of such grant without the written consent of a majority of the members of the Committee.

        (f) NONASSIGNABILITY OF OPTION RIGHTS. No Option shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, an Option shall be exercisable only by the optionee or the optionee's guardian or legal representative.

        (g) PAYMENT. Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. At the time an Option is granted or before it is exercised, the Committee, in the exercise of its absolute discretion, may authorize any one or more of the following additional methods of payment:

           (1) acceptance of the optionee's full recourse promissory note for some or all of the aggregate exercise price of the shares being acquired (except for the aggregate par value of the shares being acquired, which must be paid in cash or other lawful consideration under applicable law), payable on such terms and bearing such interest rate as determined by the Committee, and secured in such manner as the Committee shall approve; including, without limitation, by a security interest in Class A Common Stock or other securities of the Company;

           (2) delivery by the optionee of Class A Common Stock or other securities of the Company already owned by the optionee for all or part of the aggregate exercise price of the shares being acquired, provided the fair market value of such Class A Common Stock or securities is equal on the date of exercise to the aggregate exercise price of the shares being acquired, or such portion thereof as the optionee is authorized to pay by delivery of such Class A Common Stock or securities; and

           (3) any other property, so long as such property is acceptable to the Committee and constitutes valid consideration under applicable law for the shares being acquired and is surrendered in good form for transfer.

        (h)  TERMINATION.

           (1) Any Option or portion thereof which has not expired or been exercised on or before the date on which an optionee ceases to be an employee or officer ("Termination") for cause, shall expire upon Termination.

           (2) Any Option or portion thereof which has not expired or been exercised on or before the date of Termination without cause, shall expire ninety (90) days after the date of Termination or a break in continuous employment.

           (3) Notwithstanding the foregoing, if Termination is due to the permanent disability or death of the optionee, the optionee, the optionee's personal representative or any other person who acquires option rights from the optionee by will or the applicable laws of descent and distribution, may, within twelve months after the date of Termination, exercise such option rights to the extent they were exercisable on the date of Termination.

        (i) OTHER PROVISIONS. Each Option Agreement may contain such other terms, provisions, and conditions not inconsistent with this Plan, including rights of repurchase, as may be determined by the Committee, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify such option as an "incentive stock option" within the meaning of Section 422 of the Code.

        (j) WITHHOLDING AND EMPLOYMENT TAXES. At the time of exercise of an Option, the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. If and to the extent authorized and approved by the Committee in its sole discretion, an optionee may elect, by means of a form of election to be prescribed by the Committee, to have shares which are acquired upon exercise of an Option withheld by the Company or tender other shares of Class A Common Stock or other securities of the Company owned by the optionee to the Company at the time the amount of such taxes is determined in order to pay the amount of such tax obligations. Any Class A Common Stock or other securities so withheld or tendered will be valued by the Company as of the date they are withheld or tendered. Unless the Committee otherwise determines, the optionee shall pay to the Company in cash, promptly when the amount of such obligation becomes determinable, all applicable federal and state withholding taxes resulting from the lapse of restrictions imposed on exercise of any Option, for a transfer or other disposition of shares acquired upon exercise of an Option or otherwise related to the Option or the shares acquired upon exercise of the Option.

    6.2 TERMS AND CONDITIONS TO WHICH ONLY NQOS ARE SUBJECT. Options granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

        (a)  EXERCISE PRICE.   The exercise price of an NQO shall not be less
    than 85 percent of the fair market value of the stock subject to the Option on the Grant Date; provided, however, that the exercise price of an NQO granted to any person who owns, directly or indirectly (or is treated as owning by reason of attribution rules, currently set forth in Code Section
    424), stock of the Company constituting more than ten percent of the total combined voting power of all classes of outstanding stock of the Company or of any Affiliate of the Company, shall in no event be less than 100 percent of such fair market value.

        (b) OPTION TERM. Unless an earlier expiration date is specified by the Committee at the Grant Date in the Option Agreement, each NQO shall expire ten years from its Grant Date.

    6.3 TERMS AND CONDITIONS TO WHICH ONLY ISOS ARE SUBJECT. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

        (a) EXERCISE PRICE. The exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value of the stock covered by the ISO at the Grant Date; provided, however, that the exercise price of an ISO granted to any person who owns, directly or indirectly (or is treated as owning by reason of attribution rules, currently set forth in Code Section 424), stock of the Company constituting more than ten percent of the total combined voting power of all classes of outstanding stock of the Company or of any Affiliate of the Company, shall in no event be less than 110 percent of such fair market value.

        (b) OPTION TERM. Unless an earlier expiration date is specified by the Committee at the Grant Date in the Option Agreement, each ISO shall expire ten (10) years from its Grant Date; except that an ISO granted to any person who owns, directly or indirectly (or is treated as owning by reason of applicable attribution rules currently set forth in Section 424 of the Code) stock of the Company constituting more than ten percent of the total combined voting power of the Company's outstanding stock, or the stock of any Affiliate of the Company, shall expire five years from its Grant Date.

        (c) DISQUALIFYING DISPOSITIONS. If stock acquired by exercise of an ISO is disposed of within two years from the Grant Date or within one year after the transfer of the stock to the optionee, the holder of the stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require. Such holder shall pay to the Company any withholding and employment taxes which the Company in its sole discretion deems applicable. The Company may instruct its stock transfer agent by appropriate means, including placement of legends on stock certificates, not to transfer stock acquired by exercise of an ISO unless it has been advised by the Company that the requirements of this Section have been satisfied.

7.  MANNER OF EXERCISE

    An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the Secretary of the Company, accompanied by an executed stock purchase agreement in form and substance satisfactory to the Company, by payment of the exercise price and by such other documents as the Committee may request. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price and all such other documents will be considered the date the Option was exercised. Promptly after receipt of written notice of exercise of an Option, the Company shall, without stock issue or transfer taxes to the optionee or any other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or transferee of an Option shall not have any privileges as stockholder with respect to any stock covered by the Option until the date of issuance of a stock certificate.

8.  RELATIONSHIP WITH THE COMPANY

    Nothing in this Plan or any Option granted hereunder shall interfere with or limit in any way the right of the Company to terminate any optionee's employment, affiliation or other relationship with the Company at any time, nor confer upon any optionee any right to continue in the employ of the Company.

9.  AMENDMENT, SUSPENSION OR TERMINATION OF THIS PLAN

    The Board of Directors may at any time amend, alter, suspend or discontinue this Plan. The Board of Directors may amend this Plan and the terms of any Option outstanding hereunder if the amendment is designed to maximize federal income tax benefits accorded to Options; provided, that with respect to outstanding Options, the optionee consents to such amendment.

10.  LIABILITY AND INDEMNIFICATION OF COMMITTEE

    No member of the Committee shall be liable for any act or omission on such member's own part, including but not limited to the exercise of any power or discretion given to such member under this Plan, except for those acts or omissions resulting from such member's own gross negligence or willful misconduct. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his or her part to indemnity from the Company for, all expenses (including attorney's fees and the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such person in connection with or arising out of any action, suit, or proceeding to which the Committee or any member of the Committee may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted under the Plan to the full extent permitted by law and by the Certificate of Incorporation and Bylaws of the Company. The right of indemnity described in this Section 10 shall be in addition to such other rights of indemnification as the members of the Committee shall otherwise be entitled because of their serving on the Board of Directors of the Company or as an employee of the Company.

11.  EFFECTIVE DATE OF THIS PLAN

    This Plan shall become effective as of the Effective Time; provided, that the Plan is approved by the affirmative votes of the holders of a majority of the share of Class A Common Stock present, or represented, and entitled to vote at a meeting of the stockholders duly held not later than January 31, 1997.

                                   APPENDIX C
              1997 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS OF
                            PHYSICIAN PARTNERS, INC.

                                R E C I T A L S:

    The purpose of this 1997 Stock Option Plan for Non-Employee Directors of Physician Partners, Inc. (the "Plan") is to provide the directors of Physician Partners, Inc. (the "Company") who are not either employees or officers of the Company, added incentive to continue in the service of the Company and a more direct interest in the future success of the operations of the Company by granting to such directors options (the "Options", or individually, the "Option"), to purchase shares of the common stock, par value $0.01 per share (the "Common Stock"), of the Company subject to the terms and conditions described below. The Plan shall be effective as of the effective time (the "Effective Date") of the transaction contemplated under the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of September 19, 1996, as amended on November 4, 1996, November 29, 1996 and December 31, 1996 (referred to herein, as so amended, as the "Reorganization and Merger Agreement").

                                   ARTICLE I
                                    GENERAL

    1.01 DEFINITIONS. For Purposes of the Plan and as used herein, "non-employee director" shall mean an individual who (a) is now, or hereafter becomes, a member of the Board of Directors of the Company by virtue of an election by the stockholders of the Company, (b) is neither an employee nor an officer of the Company and (c) has not elected to decline to participate in the Plan pursuant to the next succeeding sentence. A director otherwise eligible to participate in the Plan may make an irrevocable, one-time election, by written notice to the Company within 30 days after his initial election to the Board of Directors of the Company or, in the case of a director in office on the Effective Date, prior to the Effective Date, to decline to participate in the Plan. For purposes of this Plan, "employee" shall mean an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and "officer" shall mean an individual elected or appointed by the Board of Directors of the Company or chosen in such other manner as may be prescribed in the Bylaws of the Company to serve as such except that for the purposes of this Plan any individual serving as the Chairman of the Board, but in no other capacity as an officer or employee, will not be deemed to be an officer of the Company.

    For purposes of this Plan, and as used herein, non-employee directors shall be divided into two groups. The first group of non-employee directors consists of providers whose practice of medicine is associated with an entity or organization for which the Company performs management services ("affiliated directors"). The second group consists of directors who are not affiliated directors ("non-affiliated directors").

    For purposes of this Plan, and as used herein, the "fair market value" of a share of Common Stock is the closing sales price on the date in question (or, if there was no reported sale on such date, on the last preceding day on which any reported sale occurred) of the Common Stock as reported on NASDAQ.

    1.02. OPTIONS. The Options granted hereunder shall be options that are not qualified under Section 422 of the Code.

                                   ARTICLE II
                                 ADMINISTRATION

    The Plan shall be administered by the Board of Directors of the Company or a committee thereof. The Board of Directors shall have no authority, discretion or power to select the non-affiliated directors who will receive Options, to set the number of shares to be covered by each Option granted to a non-affiliated director, to set the exercise price or the exercise period of a non-affiliated director's Options, or to alter any other terms or conditions specified herein applicable to a non-affiliated director, except in the sense of administering the Plan subject to the express provision of the Plan and except in accordance with Sections 3.02 and 5.02 hereof. The Board of Directors shall have the authority, discretion or power to select the affiliated directors who receive Options, to set the number of shares covered by each affiliated director's Options, to set the exercise price or exercise period of an affiliated director's Options, or to alter any other term or conditions specified herein, except in the sense of administering the Plan subject to the express Plan provisions and in accordance with Sections 3.02 and 5.02 hereof. Subject to the foregoing limitations, the Board of Directors or such committee shall have authority and power to adopt such rules and regulations and to take such action as it shall consider necessary or advisable for the administration of the Plan, and to construe, interpret and administer the Plan. The decisions of the Board of Directors or committee relating to the Plan shall be final and binding upon the Company, the Holders (as such term is defined in Section 3.02 hereof) and all other persons. No member of the Board of Directors shall incur any liability by reason of any action or determination made in good faith with respect to the Plan or any stock option agreement entered into pursuant to the Plan.

                                  ARTICLE III
                                    OPTIONS

    3.01. PARTICIPATION. A non-employee director shall be granted Options to purchase the Common Stock under the Plan on the terms and conditions herein described.

    3.02. STOCK OPTION AGREEMENTS. Each Option granted under the Plan shall be evidenced by a written stock option agreement, which agreement shall be entered into by the Company and the non-employee director to whom the Option is granted (the "Holder"), and which agreement shall include, incorporate or conform to the following terms and conditions, and such other terms and conditions of this Plan as the Board of Directors considers appropriate in each case:

        (a) OPTION GRANT DATE. Options shall be granted initially as of the Effective Date to each non-affiliated director serving the Company as a director on such date. Options may be granted initially as of the Effective Date to each affiliated director as the Board of Directors determines. Thereafter, on each January 1 during this term of the Plan, Options shall be granted automatically to the non-affiliated directors serving the Company as directors on such date. As of each January 1 during the term of the Plan, the Board of Directors will determine each affiliated director who will receive Options on such date. The date of grant of an Option pursuant to the Plan shall be referred to hereinafter as the "Grant Date" of such Option. Notwithstanding anything herein to the contrary, the Board of Directors may revoke, on or prior to each January 1, the next automatic grant of Options otherwise provided for by the Plan if no options have been granted to employees since the preceding January 1 under the 1996 Stock Option Plan for Employees of Physician Partners, Inc. or any other employee stock option plan that the Company may adopt.

        (b) NUMBER. Each non-affiliated director serving the Company as a director on the Effective Date and on each Grant Date shall be granted, as of such date, an Option to purchase 7,500 shares of Common Stock, subject to adjustment in accordance with Section 4.02 hereof. The Board of Directors shall determine the number of Common Shares subject to an Option granted to an affiliated director who is serving the Company on the Effective Date and on each Grant Date, subject to adjustment in accordance with Section 4.02 hereof. If, on any January 1 during the term of the Plan, the number of Options scheduled to be granted to non-affiliated directors is greater than the number of shares of Common Stock (subject to adjustment in accordance with Section 4.02 hereof) then available for grant on that date, the available shares shall be allocated pro rata in determining the number of shares of Common Stock to be subject to each Option to be granted to each such non-affiliated director on such date.

        (c) PRICE. The price at which each share of Common Stock covered by a non-affiliated director's Option may be purchased pursuant to this Plan shall be the fair market value of the shares on the Grant Date of such Option. The Board of Directors shall determine the price at which each share of Common Stock covered by an affiliated director's Option may be purchased pursuant to this Plan.

        (d) OPTION PERIOD. The period during which each non-affiliated director's Option may be exercised shall expire, in all cases, ten years from the Grant Date of such Option (the "Option Period"), unless terminated sooner pursuant to Section 3.02(e) below. The Board of Directors shall determine the exercise period during which each affiliated director's Option may be exercised provided that in no event shall such period exceed ten years from the Grant Date of such Option.

        (e) TERMINATION OF SERVICE, DEATH, ETC. Each stock option shall provide as follows with respect to the exercise of the Option granted thereby in the event that the Holder ceases to be a non-employee director for the reasons described in this Section 3.02(e):

           (i) If the directorship of the Holder is terminated within the Option Period on account of fraud, dishonesty or other acts detrimental to the interests of the Company or any direct or indirect majority-owned subsidiary of the Company, the Option shall automatically terminate as of the date of such termination of directorship;

           (ii) If the Holder shall die during the Option Period while a director of the Company (or during the additional three-month period provided by paragraph (iii) of this Section 3.02(e)), the Option may be exercised, to the extent that the Holder was entitled to exercise it at the date of Holder's death, within one year after such date (if otherwise within the Option Period), but not thereafter, by the executor or administrator of the estate of Holder, or by any person or person who shall have acquired the Option directly from the Holder by bequest or inheritance; or

           (iii) If the directorship of a Holder is terminated for any reason (other than the circumstances specified in paragraphs (i) and (ii) of this Section 3.02(e)) within the Option Period, the Option may be exercised, to the extent the Holder was able to do so at the date of termination of the directorship, within three months after such termination (if otherwise within the Option Period), but not thereafter.

        (f) TRANSFERABILITY. No Option shall be assignable or otherwise transferable by the Holder except by will or by the laws of descent and distribution. During the life of the Holder, an Option shall be exercisable only by the Holder or the Holder's guardian or legal representative.

        (g) AGREEMENT TO CONTINUE IN SERVICE. Each Holder shall agree to remain in the service of the Company, at the pleasure of the Company's stockholders, for a continuous period of at least one year after the date of the grant of any Option, at the retainer rate then in effect or at such changed rate as the Company from time to time may establish.

        (h) EXERCISE, PAYMENTS, ETC. Each stock option agreement shall provide that the method for exercising the Option granted thereby shall be by delivery to the Company of, or by sending by United States registered or certified mail, postage prepaid, addressed to the Company (for the attention of its secretary) of, written notice signed by Holder specifying the number of shares of Common Stock with respect to which such Option is being exercised. Such notice shall be accompanied by the full amount of the purchase price of such shares. Payment may be made at the election of the holder of the Option as follows: (i) in cash; (ii) in outstanding shares of Common Stock at their fair market value, as determined by the Board of Directors, on the date of exercise; or (iii) by delivery of vested Options with a value equal to the exercise price (i.e., the difference between the fair market value of the Common Stock on the exercise date subject to such Option and the exercise price thereof). Any such notice shall be deemed to be given three (3) days after the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as above stated. In addition to the foregoing, promptly after demand by the Company, the exercising Holder shall pay to the Company an amount equal to applicable withholding taxes, if any, due in connection with such exercise.

        (i) EXERCISE PERIOD. Each non-affiliated director's Option shall be exercisable as to one-third ( 1/3) of the shares subject to the Option as of each of the first, second and third anniversaries of the Grant Date. The Board of Directors shall determine the exercise period for the shares subject to an affiliated director's Option.

                                   ARTICLE IV
                            AUTHORIZED COMMON STOCK

    4.01 AVAILABLE SHARES OF COMMON STOCK. The total number of shares of Common Stock as to which Options may be granted pursuant to the Plan shall be 100,000, except as such number of shares shall be adjusted from and after the Effective Date in accordance with the provisions of Section 4.02 hereof. If any outstanding Option under the Plan shall expire, be terminated, or forfeited for any reason before the end of the Option Period, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to the Plan. The Company shall, at all times during the life of any outstanding Options, retain as authorized and unissued Common Stock at least the number of shares from time to time included in the outstanding Options or otherwise assure itself of its ability to perform its obligations under the Plan.

    4.02 ADJUSTMENTS UPON CHANGES IN COMMON STOCK. In the event the Company shall effect a split of the Common Stock or dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan shall be increased or decreased proportionately. In the event that before delivery by the Company of all of the shares of Common Stock in respect of which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to the Option shall be increased or decreased proportionately and the purchase price per share shall be increased or decreased proportionately so that the aggregate purchase price for all the then optioned shares shall remain the same as immediately prior to such split, dividend or combination.

    In the event of a reclassification of the Common Stock not covered by the foregoing provisions of this Section 4.02, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, the Board of Directors of the Company shall make such adjustment, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted under the Plan. The provisions of this Section 4.02 shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

    4.03 CORPORATE TRANSACTIONS. New options rights may be substituted for Options granted, or the Company's obligations as to outstanding Options may be assumed, by an employer corporation other than the Company, or an Affiliate thereof, in connection with any merger, consolidation, acquisition, separation, reorganization, dissolution, liquidation, sale or like occurrence in which the Company is involved and which the Board of Directors determines, in its absolute discretion, would materially alter the structure. Notwithstanding the foregoing or the provisions of Section 4.02, if such an event occurs and if such employer corporation, or an Affiliate thereof, does not substitute new option rights for, and substantially equivalent to, the outstanding Options granted hereunder, or assume the outstanding Options granted hereunder, or if there is no employer corporation, or if the Board of Directors determines, in its sole discretion, that outstanding Options should not then continue to be outstanding, the Board of Directors may upon 10 days prior written notice to non-employee directors in its absolute discretion (a) shorten the period during which Options are exercisable (provided they remain exercisable, to the extent otherwise exercisable, for at least 10 days after the date the notice is given), or (b) cancel Options upon payment to the non-employee director in cash, with respect to each Option to the extent then exercisable, of an amount which, in the absolute discretion of the Board of Directors, is determined to be equivalent to any excess of the fair market value (at the effective time of the dissolution, liquidation, merger, consolidation, acquisition, separation, reorganization, sale or other event) of the consideration that the non-employee director would have received if the Option had been exercised before the effective time, over the exercise price of the Option; PROVIDED, HOWEVER, if there is a successor corporation and replacement options are not granted by the successor corporation, all outstanding Options shall become exercisable prior to the consummation of the transaction such that the non-employee directors shall have not less than 10 days to exercise the Options and become stockholders of record entitled to receive the consideration paid to the other stockholders of the Company. If a non-employee director fails to exercise his option within any exercise period described in this Section 4.03 and the dissolution, liquidation, merger, consolidation, sale or other event is consummated, his option shall no longer be exercisable. Any unexercised option shall be cancelled and terminated. The actions described in this Section 4.03 may be taken without regard to any resulting tax consequences to the non-employee director.

                                   ARTICLE V
                               GENERAL PROVISIONS

    5.01. TERMINATION OF PLAN. The Plan shall terminate whenever the Board of Directors adopts a resolution to that effect. If not sooner terminated under the preceding sentence, the Plan shall expire at the close of business on December 31, 2005. After termination of the Plan, no Options shall be granted but the Company shall continue to recognize Options previously granted.

    5.02. AMENDMENT OF PLAN. The Board of Directors may from time to time amend, modify, suspend or terminate the Plan. Nevertheless, no such amendment, modification, suspension or termination shall (a) impair any Options theretofore granted under the Plan or deprive any Holder of any shares of Common Stock which he might have acquired through or as a result of the Plan, or (b) be made without the approval of the stockholders of the Company where such change would increase the total number of shares of Common Stock which may be granted under the Plan.

    5.03 TREATMENT OF PROCEEDS. Proceeds from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

    5.04 EFFECTIVENESS. The Plan shall become effective as of the Effective Date, subject to the conditions stated in the following sentence. The Plan and each Option granted or to be granted hereunder is conditional on and shall be of no force and effect, and no Option shall be exercised, unless and until, stockholders have approved the Plan by the affirmative votes of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at a meeting of stockholders duly held not later than January 31, 1997.

    5.05 PARAGRAPH HEADINGS. The paragraph headings included here are only for convenience, and they shall have no effect on the interpretation of the Plan.

                                   APPENDIX D
                             1997 STOCK OPTION PLAN
                   FOR NON-EMPLOYEE PROVIDER AFFILIATED WITH
                            PHYSICIAN PARTNERS, INC.

1.  PURPOSE OF THE PLAN

    The 1997 Stock Option Plan for Non-Employee Physicians Affiliated with Physician Partners, Inc. (the "Plan") was established by Physician Partners, Inc. (the "Company"), effective as of the effective time (the "Effective Date") of the transaction contemplated under the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of September 19, 1996, as amended on November 4, 1996, November 29, 1996 and December 31, 1996 (referred to herein, as so amended, as the "Reorganization and Merger Agreement") to:

    1.1 furnish incentives to eligible physicians chosen to receive options because they are considered capable of responding by improving operations and increasing profits;

    1.2 increase the interest of selected physicians in the Company's welfare through their participation in the growth in value of Class A Common Stock, $.01 par value, of the Company ("Class A Common Stock").

    To accomplish the foregoing objectives, this Plan provides a means whereby physicians may receive options to purchase Class A Common Stock. Options granted under this Plan ("Options") will be nonqualified options ("NQOs") subject to federal income taxation upon exercise.

2.  ELIGIBLE PERSONS

    2.1 GENERAL. Every person who at the date on which an Option granted to the person becomes effective (the "Grant Date") and who is a non-employee provider affiliated with the Company or any Affiliate or any non-employee provider subject to an acquisition or management agreement with the Company is eligible to receive Options under this Plan.

    2.2 DEFINITION OF AFFILIATE. The term "Affiliate," as used in this Plan, means a "parent corporation" or "subsidiary corporation," as defined in Section 424 of the Internal Revenue Code of 1986 (the "Code"). The term "employee" shall have the meaning ascribed for purposes of Section 3401(c) of the Code and the Treasury Regulations promulgated thereunder and shall include an officer who is also an employee.

3.  STOCK SUBJECT TO THIS PLAN

    The total number of shares of stock reserved for issuance upon the exercise of Options is 1,500,000 shares of Class A Common Stock. The shares covered by the portion of any grant that expires unexercised under this Plan shall become available again for grants under this Plan. The number of shares reserved for issuance under this Plan is subject to adjustment in accordance with the provisions for adjustment in this Plan.

4.  ADMINISTRATION

    This Plan shall be administered by a committee (the "Committee") of not less than three (3) members appointed by the Board of Directors of the Company, at least two (2) of which must be nonemployee disinterested Directors ("Disinterested Directors") as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). The Committee may delegate nondiscretionary administrative duties to other employees of the Company as it deems proper. Subject to the approval of the Board of Directors and the provisions of this Plan, the Committee shall have the authority to select the persons to receive Options under this Plan, to fix the number of shares that each optionee may purchase, to set the terms and conditions of each Option, and to determine all other matters relating to this Plan.

Any act approved in writing by a majority of the members of the Committee shall be a valid act of the Committee. Such determinations shall be final and binding on all persons. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

5.  GRANTING OF THE RIGHTS

    5.1 TEN YEAR LIMITATION. No Options shall be granted under this Plan after ten years from the date the Board of Directors of the Company adopts this Plan.

    5.2 WRITTEN AGREEMENT; EFFECT. Each Option shall be evidenced by a written agreement (the "Option Agreement"), in a form satisfactory to the Committee, executed by the Company and by the person to whom such Option is granted. Failure of the grantee to execute an Option Agreement shall not void or invalidate the grant of any Option; the Option may not be exercised, however, until the Option Agreement is executed.

6.  TERMS AND CONDITIONS OF OPTIONS

    Each Option shall be subject to the terms and conditions set forth in this
Section 6.1.

    6.1 TERMS AND CONDITIONS TO WHICH OPTIONS ARE SUBJECT. Options shall be subject to the following terms and conditions:

        (a) CHANGES IN CAPITAL STRUCTURE. Subject to Section 6.1(b), if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation, or reorganization, appropriate adjustments shall be made in (A) the number and class of shares of stock subject to this Plan and each outstanding Option, and (B) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustment. Each such adjustment shall be determined by the Committee in its sole discretion, which determination shall be final and binding on all persons.

        (b) CORPORATE TRANSACTIONS. New options rights may be substituted for Options granted, or the Company's obligations as to outstanding Options may be assumed, by an employer corporation other than the Company, or an Affiliate thereof, in connection with any merger, consolidation, acquisition, separation, reorganization, dissolution, liquidation, sale or like occurrence in which the Company is involved and which the Committee determines, in its absolute discretion, would materially alter the structure. Notwithstanding the foregoing or the provisions of Section 6.1(a), if such an event occurs and if such employer corporation, or an Affiliate thereof, does not substitute new option rights for, and substantially equivalent to, the outstanding Options granted hereunder, or assume the outstanding Options granted hereunder, or if there is no employer corporation, or if the Committee determines, in its sole discretion, that outstanding Options should not then continue to be outstanding, the Committee may upon ten days prior written notice to optionees in its absolute discretion (A) shorten the period during which Options are exercisable (provided they remain exercisable, to the extent otherwise exercisable, for at least ten days after the date the notice is given), or
    (B) cancel Options upon payment to the optionee in cash, with respect to each Option to the extent then exercisable, of an amount which, in the absolute discretion of the Committee, is determined to be equivalent to any excess of the fair market value (at the effective time of the dissolution, liquidation, merger, consolidation, acquisition, separation, reorganization, sale or other event) of the consideration that the optionee would have received if the Option had been exercised before the effective time, over the exercise price of the Option; provided, however, if there is a successor corporation and replacement options are not granted by the successor corporation, all outstanding Options shall become exercisable prior to the consummation of the transaction such that the optionees shall have not less than ten days to exercise the Options and become stockholders of record entitled to receive the consideration paid to the other stockholders of the Company. If an optionee fails to exercise his option within any exercise period described in this paragraph and the dissolution, liquidation, merger, consolidation, sale or other event is consummated, his option shall no longer be exercisable. Any unexercised option shall be cancelled and terminated. Notwithstanding anything herein to the contrary, nothing shall extend an optionee's right to exercise a NQO after the expiration of ten (10) years from the date it is granted. The actions described in this Section may be taken without regard to any resulting tax consequences to the optionee.

        (c) OPTION GRANT DATE. Each Option Agreement shall specify the date as of which it shall be effective, which date shall be the Grant Date (determined pursuant to Section 5.4 in the case of advance approvals).

        (d) FAIR MARKET VALUE. For purposes of this Plan, the fair market value of the Company's Class A Common Stock shall be determined as follows:

           (1) if the stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers Automated Quotation System, its fair market value shall be the closing sales price for the stock, or the mean between the high bid and low asked prices if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales or bids for such date, then for the last preceding business day on which there were sales or bids), as reported in the Wall Street Journal or similar publication;

           (2) if the stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asking prices for the stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices);

           (3) in the absence of an established market for the stock, the fair market value shall be determined in "good faith" by the Committee, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including sales for the most recent 12 month period, the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management and the values of stock of other corporations in the same or a similar line of business.

        (e) TIME OF OPTION EXERCISE. The Company shall not grant any Options which may become exercisable at a rate in excess of 20% per annum from the date of such grant without the written consent of a majority of the Disinterested Directors.

        (f) NONASSIGNABILITY OF OPTION RIGHTS. No Option shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, an Option shall be exercisable only by the optionee or the optionee's guardian or legal representative.

        (g) PAYMENT. Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. At the time an Option is granted or before it is exercised, the Committee, in the exercise of its absolute discretion, may authorize any one or more of the following additional methods of payment:

           (1) acceptance of the optionee's full recourse promissory note for some or all of the aggregate exercise price of the shares being acquired (except for the aggregate par value of the shares being acquired, which must be paid in cash or other lawful consideration under applicable law), payable on such terms and bearing such interest rate as determined by the Committee, and secured in such manner as the Committee shall approve; including, without limitation, by a security interest in Class A Common Stock or other securities of the Company;

           (2) delivery by the optionee of Class A Common Stock or other securities of the Company already owned by the optionee for all or part of the aggregate exercise price of the shares being acquired, provided the fair market value of such Class A Common Stock or securities is equal on the date of exercise to the aggregate exercise price of the shares being acquired, or such portion thereof as the optionee is authorized to pay by delivery of such Class A Common Stock or securities; and

           (3) any other property, so long as such property is acceptable to the Committee and constitutes valid consideration under applicable law for the shares being acquired and is surrendered in good form for transfer.

        (h)  AFFILIATION.

           (1) Any Option or portion thereof which has not expired or been exercised on or before the date on which an optionee ceases to be affiliated with the Company shall expire ninety (90) days after the date of cessation of such affiliation.

           (2) Notwithstanding the foregoing, if the optionee ceases to be affiliated with the Company due to the permanent disability or death of the optionee, the optionee, the optionee's personal representative or any other person who acquires option rights from the optionee by will or the applicable laws of descent and distribution, may, within twelve months after the date of cessation, exercise such option rights to the extent they were exercisable on the date of cessation.

        (i) OTHER PROVISIONS. Each Option Agreement may contain such other terms, provisions, and conditions not inconsistent with this Plan, including rights of repurchase, as may be determined by the Committee.

        (j) EXERCISE PRICE. The exercise price of an NQO shall not be less than 85 percent of the fair market value of the stock subject to the Option on the Grant Date; provided, however, that the exercise price of an NQO granted to any person who owns, directly or indirectly (or is treated as owning by reason of attribution rules, currently set forth in Code Section
    424), stock of the Company constituting more than ten percent of the total combined voting power of all classes of outstanding stock of the Company or of any Affiliate of the Company, shall in no event be less than 100 percent of such fair market value.

        (k) OPTION TERM. Unless an earlier expiration date is specified by the Committee at the Grant Date in the Option Agreement, each NQO shall expire ten years from its Grant Date.

7.  MANNER OF EXERCISE

    An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the Secretary of the Company, accompanied by an executed stock purchase agreement in form and substance satisfactory to the Company, by payment of the exercise price and by such other documents as the Committee may request. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price and all such other documents will be considered the date the Option was exercised. Promptly after receipt of written notice of exercise of an Option, the Company shall, without stock issue or transfer taxes to the optionee or any other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or transferee of an Option shall not have any privileges as stockholder with respect to any stock covered by the Option until the date of issuance of a stock certificate.

8.  RELATIONSHIP WITH THE COMPANY

    Nothing in this Plan or any Option granted hereunder shall interfere with or limit in any way the right of the Company to terminate any optionee's affiliation or other relationship with the Company at any time.

9.  AMENDMENT, SUSPENSION OR TERMINATION OF THIS PLAN

    The Board of Directors may at any time amend, alter, suspend or discontinue this Plan. The Board of Directors may amend this Plan and the terms of any Option outstanding hereunder if the amendment is designed to maximize federal income tax benefits accorded to Options; provided, that with respect to outstanding Options, the optionee consents to such amendment.

10.  LIABILITY AND INDEMNIFICATION OF COMMITTEE

    No member of the Committee shall be liable for any act or omission on such member's own part, including but not limited to the exercise of any power or discretion given to such member under this Plan, except for those acts or omissions resulting from such member's own gross negligence or willful misconduct. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his or her part to indemnity from the Company for, all expenses (including attorney's fees and the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such person in connection with or arising out of any action, suit, or proceeding to which the Committee or any member of the Committee may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted under the Plan to the full extent permitted by law and by the Certificate of Incorporation and Bylaws of the Company. The right of indemnity described in this Section 10 shall be in addition to such other rights of indemnification as the members of the Committee shall otherwise be entitled because of their serving on the Board of Directors of the Company or as an employee of the Company.

11.  EFFECTIVE DATE OF THIS PLAN

    This Plan shall become effective as of the Effective Date; provided, that the Plan is approved by the affirmative votes of the holders of a majority of the share of Class A Common Stock present, or represented, and entitled to vote at a meeting of the stockholders duly held not later than January 31, 1997.

                                   APPENDIX E
                PHYSICIAN PARTNERS, INC. CHANGE IN CONTROL PLAN
                                   SECTION 1
                                  INTRODUCTION

    1.1. PURPOSE. Physician Partners, Inc. ("PPI") has established the Physician Partners, Inc. Change In Control Plan (the "Plan") to enable PPI and its Subsidiaries and Affiliates (as such terms are defined in Section 1.3 hereof) (collectively, the "Company") to provide severance benefits to eligible executive or management employees whose employment is terminated following a Change in Control of the Company. It is the intent of the Company that the Plan, as set forth herein, constitute an "employee welfare benefit plan" within the meaning of Section 3(1) of the Employee Retirement Income Act of 1974 ("ERISA") and comply with the applicable requirements of ERISA.

    1.2. EFFECTIVE DATE, PLAN YEAR. The "Effective Date" of the Plan is December 31, 1996. A "Plan Year" is the 12-month period beginning on October 1 and ending on the following September 30.

    1.3. EMPLOYERS. Any Subsidiary or Affiliate of PPI employing an employee who has been designated as a Participant by the Committee shall be deemed to have adopted the Plan. A "Subsidiary" of PPI is any corporation more than 50 percent of the voting stock of which is owned, directly or indirectly, by PPI. An "Affiliate" of PPI is any corporation more than 50 percent of the voting stock of which is owned, directly or indirectly, by the owner or owners of more than 50 percent of the voting stock of PPI.

    1.4. ADMINISTRATION. The Plan is administered by the Compensation Committee of the Board of Directors of PPI (the "Committee"). The Committee, from time to time, may adopt such rules and regulations as may be necessary or desirable for the proper and efficient administration of the Plan and as are consistent with the terms of the Plan. The Committee, from time to time, may also appoint such individuals to act as its representatives as the Committee considers necessary or desirable for the effective administration of the Plan. Any notice or document required to be given or filed with the committee will be properly given or filed if delivered or mailed, by registered mail, postage prepaid, to the Committee at 111 SW Columbia Street, Suite 725, Portland, Oregon 97201.

                                   SECTION 2
                                 PARTICIPATION

    The Committee shall designate from time to time those employees of the Company employed in an executive or management position who shall participate in the plan (a "Participant"). An employee who has been so designated shall participate by signing an agreement with the Company, substantially in the form attached hereto as Exhibit A ("Participant's Agreement"), which shall specify the benefits the Participant is entitled to receive should the Participant's employment terminate following a Change in Control of the Company and the terms and conditions under which those benefits will be provided. A Participant's Agreement implements and forms a part of the Plan as respects the Participant's participation in the Plan. To the extent there are any inconsistencies between the Plan document and a Participant's Agreement, the terms of the Participant's Agreement shall be controlling. No employee other those designated by the Committee shall be eligible to participate in the Plan.

                                   SECTION 3
                                 PLAN BENEFITS

    3.1. BENEFITS FOLLOWING A CHANGE IN CONTROL. If a Participant's employment with the Company terminates within twenty-four (24) months following a Change in Control, the Participant shall be entitled to the benefits specified in the Participant's Agreement and such benefits shall be paid at such time, in such manner and subject to such conditions as are specified in the Agreement. A Participant's entitlement to benefits as specified in the Participant's Agreement shall depend upon whether the Participant's termination is voluntary or involuntary and whether for Cause (as such term is defined below), if involuntary, or for Good Reason (as such term is defined below), if voluntary.

    3.2. NON-COMPETITION AND NON-SOLICITATION. In consideration for the benefits provided for under a Participant's Agreement, the Participant shall agree that during the 24-month period following the Participant's date of termination (the "Severance Period"), the Participant:

        (a) will not, without the prior written consent of Company, either jointly or individually, directly or indirectly, whether as an employee, officer, director, agent, consultant or otherwise (i) compete with PPI, any Subsidiary or Affiliate of PPI, [New Corvallis PC Sub, New HealthFirst PC Sub, New Medford PC Sub] or any entity that, directly or indirectly, controls or is controlled by or is under common control with the Company (collectively, "Company Affiliates") or any of the facilities (the "Facilities") operated by the Company or any of the Company Affiliates at the time of termination within the twenty-five (25) mile radius of each such Facility (the "Restricted Area"), (ii) own, manage, operate, join, control, advise, consult with, provide services to, or be employed by or participate in the ownership, operation, management or control (other than as a stockholder owning less than five percent of the capital stock of a company whose stock is publicly traded on a national securities exchange) of any business engaged in the provision of services provided by the Company or any of the Company Affiliates or at any of the Facilities (a "Competing Business") within the Restricted Area or (iii) advise, assist, consult with, lease or sell real property to or aid in the establishment or operation of a Competing Business in the Restricted Area and

        (b) will not, without the prior written consent of Company, alone or in association with others, solicit on behalf of the Participant, or any Competing Business, any employee of Company, or any of the Company Affiliates, for employment with a Competing Business.

If a Participant fails to comply with the restrictions of this subsection 2.2 and the Participant's Agreement, participation in the Plan shall immediately terminate and the Participant shall forfeit any remaining unpaid benefits.

    3.3. CHANGE IN CONTROL. For purposes of the Plan a "Change in Control" shall have occurred if: (a) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") other than PPI, any corporation owned, directly or indirectly, by the stockholders of PPI in substantially the same proportions as their ownership of stock in PPI, or any trustee or other fiduciary holding securities under a Company employee benefit plan or such proportionately owned corporation), becomes the "beneficial owner" (as such term is defined in rule 13d-3 under the Exchange Act), directly or indirectly, of securities of PPI representing 20% or more of the combined voting power of PPI's then outstanding securities; (b) during any period of not more than 24 months, individuals who at the beginning of such period constitute the Board of Directors of PPI, and any new director (other than a director designated by a Person who has entered into an agreement with PPI to effect a transaction described in paragraph (a), (c), or (d) of this
Section 6) whose election by the board or nomination for election by PPI's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; (c) the stockholders of PPI approve a merger or consolidation of PPI with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of PPI outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of PPI or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of PPI (or similar transaction) in which no Person acquires more than 20% of the combined voting power of PPI's then outstanding securities; or (d) the stockholders of PPI approve a plan of complete liquidation of PPI or an agreement for the sale or disposition by PPI of all or substantially all of its assets (or any transaction having a similar effect). PPI may also determine, in its discretion, that a sale of a substantial portion of its assets or one of its businesses constitutes a "Change of Control" with respect to any Participant if the Participant is employed in the affected operation.

    3.4. TERMINATIONS FOR CAUSE AND GOOD REASON. A Participant will be considered to have been terminated for "Cause" if the termination is by reason of the Participant willfully engaging in conduct demonstrably and materially injurious to the Company, the Participant being convicted of or confessing to a crime involving dishonesty or moral turpitude or the Participant's willful and continued failure for a significant period of time to perform the Participant's duties after a demand for substantial performance has been delivered to the Participant by the Board of Directors of PPI which demand specifically identifies the manner in which the Board believes that the Participant has not substantially performed his duties. A Participant's termination shall be considered to have been for "Good Reason" if the Participant's termination is by reason of the occurrence of any of the following events within twenty-four (24) months following a Change in Control without the Participant's express written consent:

        (a) any change in the Participant's title, authorities, responsibilities (including reporting responsibilities) which, in the Participant's judgment, represents an adverse change; the assignment to the Participant of any duties or work responsibilities which, in his reasonable judgment, are inconsistent with such title, authorities or responsibilities; or any removal of the Participant from, or failure to reappoint or reelect him to any of such positions, except if any such changes are because of disability, retirement or Cause;

        (b) a reduction in or failure to pay any portion of the Participant's annual base salary as in effect on the date of the Change in Control or as the same may be increased from time to time thereafter;

        (c) the failure by the Company to provide the Participant with compensation and benefits (including, without limitation, incentive, bonus and other compensation plans and any vacation, medical, hospitalization, life insurance, dental or disability benefit plan), or cash compensation in lieu thereof, which are, in the aggregate, no less favorable than those provided by the Company to the Participant immediately prior to the occurrence of the Change in Control;

        (d) any breach by the Company of any provision of a Participant's Agreement; and

        (e) the failure of the Company to obtain a satisfactory agreement from any successor or assign of the Company to assume and agree to perform the Participant's Agreement.

                                   SECTION 4
                              PAYMENT OF BENEFITS

    4.1. AGREEMENT GOVERNS. Any benefits under the Plan shall be payable at such time, and pursuant to the terms and conditions of each Participant's Agreement.

    4.2. FORM OF PAYMENT. Subject to the terms of a Participant's Agreement, benefits shall be paid in equal installments according to the Company's normal payroll schedule. In the event of a Participant's death before the Participant receives all benefits to which he otherwise would be entitled under the Plan, payment shall be made to the Participant's beneficiary in installments or a lump sum, as determined by the Committee.

    4.3. DESIGNATION OF BENEFICIARY. By signing a form furnished by the Committee, each Participant may designate any person or persons to whom his benefits are to be paid if he dies before he receives all of his benefits. A beneficiary designation form will be effective only when the form is filed with the Committee while the Participant is still alive and will cancel all beneficiary designation forms previously filed by the Participant with respect to this Plan. If a deceased Participant has failed to designate a beneficiary as provided above, or if the designated beneficiary predeceases the participant, payment of the Participant's benefits shall be made to the Participant's estate. If a designated beneficiary dies before complete payment of any benefits attributable to a Participant, remaining benefits shall be paid to the beneficiary's estate.

                                   SECTION 5
                            FINANCING PLAN BENEFITS

    All benefits payable under the Plan shall be paid directly by the Company out of general assets. The Company shall not be required to segregate on its books or otherwise any amount to be used for the payment of benefits under the Plan.

                                   SECTION 6
                                OTHER EMPLOYMENT

    A Participant shall not be required to mitigate the amount of any payment or benefit provided for under the Plan by seeking other employment or otherwise nor shall the amount of any payment or benefit provided for under the Plan be reduced by any compensation earned by the Participant as a result of other employment.

                                   SECTION 7
                                 MISCELLANEOUS

    7.1. INFORMATION TO BE FURNISHED BY PARTICIPANTS. Each Participant must furnish to the Committee such documents, evidence, data or other information as the Committee consider necessary or desirable for the purpose of administering the Plan. Benefits under the Plan for each Participant are provided on the condition that he furnish full, true and complete data, evidence or other information, and that he will promptly sign any document related to the Plan, requested by the Committee.

    7.2. CLAIMS REVIEW. Any claim for benefits under the Plan or a Participant's Agreement by a Participant shall be made in writing and delivered to the Committee. If a Participant, or any beneficiary following the Participant's death (collectively, the "Claimant"), believes he has been denied any benefits or payments under the Plan or Agreement, either in total or in an amount less than the full benefit or payment to which the Claimant would normally be entitled, the Committee shall advise the Claimant in writing of the amount of the benefit, or payment, if any, and the specific reasons for the denial. The Committee shall also furnish the Claimant at that time with a written notice containing:

        (a) A specific reference to pertinent provisions of the Plan or the Participant's Agreement;

        (b) A description of any additional material or information necessary for the Claimant to perfect the claim if possible, and an explanation of why such material or information is needed; and

        (c) An explanation of the claim review procedure set forth below. Within 60 days of receipt of the information described above, a Claimant shall, if further review is desired, file a written request for reconsideration with the Committee. So long as the Claimant's request for review is pending (including such 60-day period), Claimant or his duly authorized representative may review pertinent documents and may submit issues and comments in writing to the Committee. A final and binding decision shall be made by the Committee within 60 days of the filing by the Claimant of the request for reconsideration; provided, however, that if the Committee, in its discretion, feels that a hearing with the Claimant or his representative present is necessary or desirable, this period shall be extended an additional 60 days. The decision by the Committee shall be conveyed to the Claimant in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, which specifically references to the pertinent provisions of the Plan or the Participant's

    Agreement on which the decision is based. The Committee shall use ordinary care and diligence in the performance of its duties.

    7.3. EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

    7.4. FEES AND EXPENSES. The Company shall pay all reasonable legal fees and related expenses (including the reasonable costs of experts, evidence and counsel), when and as incurred by a Participant, as a result of contesting or disputing any termination of employment of the Participant following a Change in Control whether or not such contest or dispute is resolved in the Participant's favor but only if the Participant was seeking in good faith to obtain or enforce any right or benefit provided by the Plan or the Participant's Agreement or by any other plan or arrangement maintained by the Employers under which the Participant is or may be entitled to receive benefits.

    7.5. ACTION BY EMPLOYER. Any action required of or permitted by the Company under the Plan shall be by resolution of its Board of Directors, by resolution of a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolutions of its Board of Directors or such committee.

    7.6. CONTROLLING LAWS. Except to the extent superseded by laws of the United States, the laws of Oregon shall be controlling in all matters relating to the Plan.

    7.7. INTERESTS NOT TRANSFERABLE. The interests of persons entitled to benefits under the Plan are not subject to their debts or other obligations and, except as may be required by the tax withholding provisions of the Internal Revenue Code or any state's income tax act, or pursuant to an agreement between a Participant and the Employers, may not be voluntarily sold, transferred, alienated, assigned or encumbered.

    7.8. MISTAKE OF FACT. Any mistake of fact or misstatement of fact shall be corrected when it becomes known and proper adjustment made by reason thereof.

    7.9. SEVERABILITY. In the event any provision of the Plan or an Agreement shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan or Agreement, and the Plan or Agreement shall be construed and enforced as if such illegal or invalid provisions had never been con-tained in the Plan or Agreement.

    7.10. WITHHOLDING. The Company will withhold from any amounts payable under the Plan all federal, state, city and local taxes as shall be legally required and any applicable insurance premiums, as well as any other amounts authorized or required by Company policy including, but not limited to, withholding for garnishments and judgments or other court orders.

    7.11. EFFECT ON OTHER PLANS OR AGREEMENTS. Payments or benefits provided to a Participant under any Company stock, deferred compensation, savings, retirement or other employee benefit plan are governed solely by the terms of such plan. Any obligations or duties of a Participant pursuant to any non-competition or other agreement with the Company shall not be affected by the receipt of benefits under this Plan.

                                   SECTION 8
                           AMENDMENT AND TERMINATION

    8.1. AMENDMENT AND TERMINATION. PPI reserves the right, to amend the Plan at any time or to terminate the Plan at any time provided that no such amendment or termination of the Plan shall affect the provisions of any Participant's Agreement then in force under the Plan.

                                   EXHIBIT A
                                   AGREEMENT
                                     UNDER
                PHYSICIAN PARTNERS, INC. CHANGE IN CONTROL PLAN
                                     (CAPP)

    THIS AGREEMENT is made as of
------------, 199
-by and between
---------, a
---------corporation (the "Company") and
--------- (the "Employee") under the Physician Partners, Inc. Change in Control Plan (the "Plan").

    WHEREAS, Company considers the maintenance of a vital management group to be essential to protecting and enhancing the best interests of Company and its stockholders and to that end Company has established the Plan to provide benefits to certain management employees in the event their employment is terminated following a change in control of Company, participation in which Plan is evidenced by an individual agreement between Company and each participating employee; and

    WHEREAS, Employee is a member of Company's management group and Company has determined that to reinforce and encourage the continued attention and dedication of Employee to his duties free from distractions which could arise in anticipation of or subsequent to a Change in Control of the Company, it should extend participation in the Plan to Employee;

    NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and Employee agree that Employee shall become a Participant in the Plan subject to the following terms which form a part of the Plan with respect to Employee's participation therein.

    1. TERM AND NATURE OF AGREEMENT. This Agreement and Employee's participation in the Plan shall commence as of the date hereof and shall continue in effect until
---------,
----. As of
---------,
---- and each third
--------- occurring thereafter, this Agreement shall be automatically renewed for a term of three (3) years unless Company gives written notice to Employee at least 90 days prior to the renewal date that this Agreement will not be extended. Notwithstanding the foregoing, if a Change in Control (as hereinafter defined) occurs during the last two (2) years of any term of this Agreement, the term of this Agreement and Employee's Plan participation shall automatically be extended for a period of twenty-four (24) months after the end of the month in which the Change in Control occurs. If Employee's employment with Company terminates prior to a Change in Control, this Agreement and Employee's participation in the Plan shall automatically expire. Furthermore, Employee may terminate this Agreement and his participation in the Plan at any time by giving Company 30 days' advance written notice. This Agreement which evidences Employee's participation in the Plan shall be construed and enforced under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") as an unfunded welfare benefit plan. The Plan and this Agreement shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee").

    2. SEVERANCE BENEFITS FOLLOWING A CHANGE IN CONTROL. If Employee's employment with the Company is terminated within twenty-four (24) months following a Change in Control, Employee shall be entitled to the following severance benefits (in addition to any non-severance compensation and benefits provided for under any of Company's employee benefit plans, policies and practices or under the terms of any other contracts, but in lieu of any severance pay under any Company employee benefit plan, policy and practice or under the terms of any other contract including any employment contract):

        (a) If Employee's employment is terminated by reason of Employee's disability, retirement or death or by Employee other than for Good Reason, the Company shall pay Employee his full base salary through the Date of Termination at the rate in effect at the time of termination (or the date of death in the case of Employee's death), plus any bonus or incentive compensation award which, pursuant to the terms of any compensation or incentive plan, Employee is entitled to receive but which has not yet been paid.

        (b) If Employee's employment is terminated for Cause, the Company shall pay Employee his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given plus any bonus or incentive compensation award which, pursuant to the terms of any compensation or incentive plan, Employee is entitled to receive but which has not yet been paid.

        (c) If Employee's employment is terminated by Company other than for Cause or by Employee for Good Reason, then:

           (i) Within five (5) days after the Date of Termination, Company shall pay Employee his full base salary through the Date of Termination at the greater of the rate in effect at the time the Change in Control occurred or the rate in effect when the Notice of Termination was given plus an amount equal to 100% of Employee's Target Annual Bonus (as such term is defined below).

           (ii) Company shall pay Employee a gross severance benefit equal to the product of three (3) times the sum of (A) Employee's Annual Base Salary at the greater of the rate in effect at the time the Change in Control occurred or the rate in effect when Notice of Termination was given and (B) Employee's Target Annual Bonus. The severance benefit shall be paid during the ensuing 36-month period in equal installments according to Company's normal payroll schedule beginning with the first payroll period in which Employee's Date of Termination occurs. Employee's "Annual Base Salary" shall mean the yearly salary rate established from time to time by the Company as Employee's regular salary for the next succeeding twelve (12) month period, payable pursuant to the Company's payroll on a periodic basis and Employee's "Target Annual Bonus" shall mean the maximum bonus Employee could earn under Company's Short Term Incentive Plan for the year in which his Date of Termination occurs.

           (iii) Any outstanding options to purchase stock of Company held by Employee shall immediately vest and become exercisable in full in accordance with their terms and the provisions of Company's omnibus incentive plan.

           (iv) Company shall pay the costs of a reasonable outplacement service until Employee is employed on a full time basis.

    3. SECTION 280G LIMITATIONS. Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by Employee in connection with a Change in Control or the termination of Employee's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with Company, with any person whose actions result in a Change in Control of Company or with any person affiliated with Company or such person) (all such payments and benefits, including the severance payments and benefits provided herein, being hereinafter called "Total Payments") would not be deductible (in whole or in part) as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the payments and benefits required under this Agreement shall be reduced to the extent necessary to eliminate the disallowance of the deduction under Code
Section 280G after taking into account any reduction in the Total Payments required by such other plans, arrangements or agreements because of Code Section 280G. For purposes of this limitation there shall not be taken into account any payment or benefit which in the opinion of tax counsel selected by Company does not constitute a "parachute payment" within the meaning of Code Section 280G(b)(2). The value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of Employee and Company in applying the terms of this Section 3, any portion of the Total Payments are not deductible by reason of Code Section 280G, Employee shall have an obligation to pay Company upon demand an amount equal to the excess of the Total Payments provided to Employee over the payments and benefits that can provide to Employee on a fully deductible basis.

    4. NON-COMPETITION AND NON-SOLICITATION. In consideration for the severance benefits called for under paragraph 2(c) above, Employee agrees that during the 24-month period following his Date of Termination (the "Severance Period"), Employee:

        (a) will not, without the prior written consent of Company, either jointly or individually, directly or indirectly, whether as an employee, officer, director, agent, consultant or otherwise (i) compete with the Company Physician Partners Subsidiary, Corvallis P.C. Subsidiary, HealthFirst P.C. Subsidiary, Medford P.C. Subsidiary or any entity that, directly or indirectly, controls or is controlled by or is under common control with the Company ("Company Affiliates") or any of the facilities (the "Facilities") operated by the Company or any of the Company Affiliates at the time of termination within the twenty-five (25) mile radius of each such Facility (the "Restricted Area"), (ii) own, manage, operate, join, control, advise, consult with, provide services to, or be employed by or participate in the ownership, operation, management or control (other than as a stockholder owning less than five percent of the capital stock of a company whose stock is publicly traded on a national securities exchange) of any business engaged in the provision of services provided by the Company or any of the Company Affiliates or at any of the Facilities (a "Competing Business") within the Restricted Area or (iii) advise, assist, consult with, lease or sell real property to or aid in the establishment or operation of a Competing Business in the Restricted Area.

        (b) will not, without the prior written consent of Company, alone or in association with others, solicit on behalf of Employee, or any Competing Business, any employee of Company, or any of the Company Affiliates, for employment with a Competing Business.

Should Employee fail to comply with the restrictions contained in this Section 3, this Agreement shall immediately terminate and Employee shall forfeit any remaining unpaid benefits under this Agreement.

    5. OTHER EMPLOYMENT. Employee shall not be required to mitigate the amount of any payment or benefit provided for under this Agreement by seeking other employment or otherwise nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by Employee as a result of other employment. Payment to Employee pursuant to this Agreement shall constitute the entire obligation of the Company for severance pay and full settlement of any claim for severance pay under law or in equity that Employee might otherwise assert against the Company or any of its employees, officers or directors on account of Employee's termination.

    6. CHANGE IN CONTROL. For purposes of this Agreement a "Change in Control" shall have occurred if: (a) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") other than Company, any corporation owned, directly or indirectly, by the stockholders of Company in substantially the same proportions as their ownership of stock of Company, and any trustee or other fiduciary holding securities under a Company employee benefit plan or such proportionately owned corporation), becomes the "beneficial owner" (as such term is defined in rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Company representing 20% or more of the combined voting power of Company's then outstanding securities;
(b) during any period of not more than 24 months, individuals who at the beginning of such period constitute the Board of Directors of Company, and any new director (other than a director designated by a Person who has entered into an agreement with Company to effect a transaction described in paragraphs (a),
(c) or (d) of this Section 6) whose election by the board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the PPI Board; (c) the stockholders of Company approve a merger or consolidation of Company with any other entity or corporation, other than (i) a merger or consolidation which would result in the voting securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of Company (or similar transaction) in which no Person acquires more than 20% of the combined voting power of Company's then outstanding securities; or (d) the stockholders of Company approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of all or substantially all of its assets (or any transaction having a similar effect). Company may also determine, in its discretion, that a sale of a substantial portion of its assets or one of its businesses constitutes a "Change of Control" with respect to Employee if Employee is employed in the affected operation.

    7. TERMINATIONS FOR CAUSE AND GOOD REASON. Employee will be considered to have been terminated for "Cause" if the termination is by reason of Employee willfully engaging in conduct demonstrably and materially injurious to the Company, Employee being convicted of or confessing to a crime involving dishonesty or moral turpitude or Employee's willful and continued failure for a significant period of time to perform Employee's duties after a demand for substantial performance has been delivered to Employee by the Board of Directors of Company which demand specifically identifies the manner in which the Board believes that Employee has not substantially performed his duties. Employee's termination shall be considered to have been for "Good Reason" if Employee's termination is be reason of the occurrence of any of the following events within 24 months following a Change in Control without Employee's express written consent:

        (a) any change in Employee's title, authorities, responsibilities (including reporting responsibilities) which, in Employee's reasonable judgment, represents an adverse change; the assignment to Employee of any duties or work responsibilities which, in his reasonable judgment, are inconsistent with such title, authorities or responsibilities; or any removal of Employee from, or failure to reappoint or reelect him to any of such positions, except if any such changes are because of disability, retirement or Cause;

        (b) a reduction in or failure to pay any portion of Employee's Annual Base Salary as in effect on the date of the Change in Control or as the same may be increased from time to time thereafter;

        (c) the failure by Company to provide Employee with compensation and benefits (including, without limitation, incentive, bonus and other compensation plans and any vacation, medical, hospitalization, life insurance, dental or disability benefit plan), or cash compensation in lieu thereof, which are, in the aggregate, no less favorable than those provided by Company to Employee immediately prior to the occurrence of the Change in Control;

        (d) any breach by Company of any provision of this Agreement; and

        (e) the failure of Company to obtain a satisfactory agreement from any successor or assign of Company to assume and agree to perform this Agreement, as required in Section 9 of this Agreement.

Employee's continued employment after the expiration of 60 days from any action which would constitute Good Reason under paragraph 7(a) above shall constitute a waiver of rights with respect to such action constituting Good Reason under this Agreement.

    8. NOTICE OF TERMINATION. Any purported termination of employment by the Company or by Employee shall be communicated by a written Notice of Termination to the other party which notice is given in accordance with Section 11 of this Agreement. No purported termination shall be effective without such a Notice of Termination. The Notice of Termination shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment and shall specify the Date of Termination. The "Date of Termination" shall mean the date specified in the Notice of Termination provided that in no case shall the date be less than thirty (30) days or more than sixty (60) days after the date the Notice of Termination is given. If within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined either by mutual written agreement of the parties, or by the final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been taken).

    9. SUCCESSORS. Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent Company would be required to perform if no such succession or assignment had taken place. As used in this Agreement, "Company" shall include any successor or assign to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise. This Agreement shall inure to the benefit of and be enforceable by Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's beneficiary and if there is no such beneficiary, to Employee's estate in a lump sum.

    10. FEES AND EXPENSES. Company shall pay all reasonable legal fees and related expenses (including the reasonable costs of experts, evidence and counsel), when and as incurred by Employee, as a result of contesting or disputing any termination of employment of Employee following a Change in Control whether or not such contest or dispute is resolved in Employee's favor but only if Employee was seeking in good faith to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which Employee is or may be entitled to receive benefits.

    11. NOTICE. Any notice or other communication provided for or required by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other or to such other address as either party may have furnished to the other in writing.

    12. MODIFICATIONS, WAIVERS AND SURVIVAL OF OBLIGATIONS. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing and signed by Employee and the Company. A waiver of any condition or provision of this Agreement shall be limited to the terms and conditions of such waiver and shall be not be construed as a waiver of any similar or dissimilar provisions or condition at any time. The obligations of the Company under Section 2 shall survive the expiration of the term of this Agreement.

    13. CLAIMS PROCEDURE. Any claim for benefits under this Agreement by Employee shall be made in writing pursuant to the claims procedure stated in the Plan.

    14. GOVERNING LAW. The laws of Oregon shall be controlling in all matters relating to this Agreement and the Plan to the extent not preempted by ERISA.

    15. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

    16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

    17. ACTION BY COMPANY. Any action required of or permitted by Company under this Agreement shall be by resolution of its Board of Directors, by resolution of a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolutions of its Board of Directors or such committee.

    18. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

    19. NON-EXCLUSIVELY OF RIGHTS. Nothing in this Agreement shall prevent or limit Employee's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by Company and for which Employee may qualify, nor shall anything herein limit or reduce such rights as Employee may have under any other agreements with Company. Amounts which are vested benefits or which Employee is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

                                PHYSICIAN PARTNERS, INC.

                                By:
                                      ----------------------------------------

                                     Its:
                                          -------------------------------------

                                 ---------------------------------------------
                                                   Employee

                                SSN:
                                      ----------------------------------------

                                   APPENDIX G
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                  -------------------------------------------

    THE FOLLOWING RESTATED ARTICLES OF INCORPORATION WERE ADOPTED AT A MEETING
OF THE SHAREHOLDERS OF                             , AN OREGON PROFESSIONAL
CORPORATION, ON          , 1996 TO CONVERT SUCH CORPORATION FROM A PROFESSIONAL
CORPORATION TO A BUSINESS CORPORATION IN ACCORDANCE WITH THE OREGON PROFESSIONAL CORPORATION ACT AND THE OREGON BUSINESS CORPORATION ACT.

                                   ARTICLE I

                                      NAME

    The name of this corporation (the "Corporation") is
              .

                                   ARTICLE II

                               REGISTERED OFFICE

    The address of the Corporation's registered office in the State of Oregon is
                                   , Oregon      , in the County of
              . The name of the Corporation's registered agent at such address
is                                    .

                                  ARTICLE III

                                    PURPOSE

    The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Oregon Business Corporation Act (the "Oregon Act").

    [ALL OTHER PROVISIONS WILL BE IDENTICAL TO THOSE OF THE EXISTING ARTICLES OF INCORPORATION OF CORVALLIS, HEALTHFIRST OR MEDFORD.]

                                   APPENDIX H
                   FORM OF RESTATED ARTICLES OF INCORPORATION
                                       OF
           PHYSICIAN PARTNERS [CORVALLIS][HEALTHFIRST][MEDFORD], P.C.

    THE FOLLOWING RESTATED ARTICLES OF INCORPORATION WERE ADOPTED AT A MEETING OF THE SHAREHOLDERS OF PHYSICIAN PARTNERS [CORVALLIS][HEALTHFIRST][MEDFORD],
P.C., AN OREGON PROFESSIONAL CORPORATION, ON            , 1996 IN ACCORDANCE
WITH THE OREGON PROFESSIONAL CORPORATION ACT AND THE OREGON BUSINESS CORPORATION ACT.

                                   ARTICLE I

                                      NAME

    The name of this corporation (the "Corporation") is Physician Partners [Corvallis][HealthFirst][Medford], P.C.

                                   ARTICLE II

                               REGISTERED OFFICE

    The address of the Corporation's registered office in the State of Oregon is
                                   , Oregon      . The name of the Corporation's
registered agent at such address is                      , M.D.

                                  ARTICLE III

                                    PURPOSE

    The professional service to be rendered by the Corporation is the practice of medicine. The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Oregon Professional Corporation Act, including, without limitation, the operation of medical offices, laboratories and other facilities necessary or incidental to the practice of medicine.

                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK

    The Corporation shall have the authority to issue         shares of [
              , no par value ("Common Stock")].

                                   ARTICLE V

                                SOLE SHAREHOLDER

    The name and address of the sole shareholder of the Corporation is:

                  -------------------------------------------
                  -------------------------------------------
                  -------------------------------------------

    [The Corvallis][HealthFirst Medical Group][Medford] Clinic, P.C., an Oregon professional corporation and the sole shareholder of the Corporation, is incorporating the Corporation solely for the purpose of effecting a "reorganization" (as defined in the Internal Revenue Code of 1986, as amended) pursuant to ORS 58.108(6).

                                   ARTICLE VI

                       COMPOSITION OF BOARD OF DIRECTORS
                            AND SHAREHOLDER MEETINGS

    SECTION 1. The number of directors of the Corporation shall be as specified in the Bylaws of the Corporation (the "Bylaws"), and such number may from time to time be increased or decreased in accordance with the provisions thereof. The directors of the Corporation shall be elected at meetings of the shareholders of the Corporation, as such meetings are convened pursuant to the Bylaws, and shall serve until their respective successors have been duly elected and qualified in accordance with the Bylaws. The names and addresses of the initial directors of the Corporation, all of whom are licensed to practice medicine in the State of Oregon, are as follows:

                    NAMES                                                  ADDRESSES
---------------------------------------------  ------------------------------------------------------------------


------------------------------------           ----------------------------------------------------
------------------------------------           ----------------------------------------------------
------------------------------------           ----------------------------------------------------
------------------------------------           ----------------------------------------------------
------------------------------------           ----------------------------------------------------
------------------------------------           ----------------------------------------------------
------------------------------------           ----------------------------------------------------
------------------------------------           ----------------------------------------------------

    SECTION 2. Newly-created directorships resulting from any increase in the number of directors of the Corporation may be filled by the Board of Directors of the Corporation (the "Board of Directors"), or as otherwise provided in the Bylaws, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors of the Corporation then in office, even if such directors constitute less than a quorum of the Board of Directors, or by a sole remaining director of the Corporation, or as otherwise provided in the Bylaws.

    SECTION 3. Any action required or permitted to be taken by the shareholders of the Corporation may be effected (a) at an annual or special meeting of shareholders of the Corporation duly called in accordance with the Bylaws or (b) by a unanimous written consent of such shareholders of the Corporation.

                                  ARTICLE VII

                     RESTRICTIONS ON TRANSFER OF SHARES BY
                                  SHAREHOLDERS

    SECTION 1. Except as otherwise expressly provided in these Restated Articles, no shareholder may sell, assign, transfer, pledge or otherwise encumber or dispose of (collectively, "Transfer") any shares of Common Stock or of any interest therein held by such shareholder. Any attempted or purported Transfer of shares of Common Stock by such shareholder in contravention of these Restated Articles shall be null and void and of no force and effect.

    SECTION 2. (a) Notwithstanding the provisions of Section 1 hereof, each shareholder shall have the right, but not the obligation, to offer to sell to the Corporation up to an aggregate number of shares equal to 10 percent of the number of shares of Common Stock then held by such shareholder at the price set forth in paragraph (d) of this Section 2. Any shareholder that elects to offer to sell any shares of Common Stock to the Corporation in accordance with this
Section 2(a) (the "Offering Shareholder") shall deliver a notice to the Corporation (the "Offer Notice"), which Offer Notice shall indicate the number of shares of Common Stock (the "Offered Shares") being offered to the Corporation by such Offering Shareholder pursuant to the Offer Notice. Such Offer Notice shall be effective upon the date of actual receipt thereof by the Corporation (the "Offer Notice Date") and the Offer Notice Date shall be noted on such Offer Notice by the Secretary of the Corporation.

    (b) For a period of 15 days following the Offer Notice Date (the "Option Period"), the Corporation shall have the right, but not the obligation, to elect to purchase all or any portion of the Offered Shares of such Offering Shareholder at the price set forth in paragraph (d) of this Section 2. If the Corporation elects to purchase any Offered Shares from any Offering Shareholder, the Corporation shall deliver to such Offering Shareholder a notice (the "Election Notice") that indicates the total number of such Offering Shareholder's Offered Shares that the Corporation elects to purchase pursuant to this Section 2(b); PROVIDED, HOWEVER, that if the Corporation elects to purchase any Offered Shares from any Offering Shareholder pursuant to this Section 2(b), then the Corporation must purchase from each other Offering Shareholder, the same percentage of Offered Shares as the Corporation has purchased from such Offering Shareholder. If the Corporation fails to deliver an Election Notice to any Offering Shareholder during the Option Period, the Corporation shall be deemed to have elected not to purchase any Offered Shares from such Offering Shareholder.

    (c) Any transactions necessary for the Corporation to purchase Offered Shares from Offering Shareholders in accordance with paragraph (b) of this
Section 2 shall be consummated at a closing (the "Company Transfer Closing"), which, unless otherwise agreed upon by the Corporation and the Offering Shareholder, shall take place at the principal office of the Corporation at 10:00 a.m. on the 20th day next following (or, if such 20th day falls on a Saturday, Sunday or legal holiday, the next business day thereafter) the date of the Election Notice (the "Company Transfer Closing Date"). At the Corporation Transfer Closing (i) such Offering Shareholder shall deliver to the Corporation all certificates evidencing the Offered Shares being purchased by the Corporation in accordance with paragraph (b) of this Section 2, duly endorsed for transfer, free and clear of all liens and encumbrances, with no further act required to be taken by the Offering Shareholder or by the Corporation, and (ii) the Corporation shall pay to such Offering Shareholder cash in an amount equal to the aggregate purchase price of such Offered Shares being purchased by the Corporation in accordance with paragraph (b) of this Section 2, as determined in accordance with paragraph (d) of this Section 2; PROVIDED, HOWEVER, that the Corporation may, at its sole option, pay the full amount of such purchase price in cash to the Offering Shareholder or deliver to such Offering Shareholder or to such Offering Shareholder's representative, as the case may be, an amount equal to 10 percent of such purchase price in cash and a 10-year installment note in the principal amount equal to the balance of the amount of such purchase price, bearing interest at the prime rate of interest, as announced or in effect at United States National Bank of Oregon, plus one percent, for the principal amount of such installment note.

    (d) The purchase price of each Offered Share purchased by the Corporation pursuant to paragraph (c) of this Section 2 shall be equal to the Fair Market Value (as such term is hereinafter defined) of each such Offered Share. For purposes hereof, "Fair Market Value" shall mean the amount agreed upon by such Offering Shareholder and the Corporation or, in the absence of any such agreement, the amount determined by an independent appraiser, selected by the Board of Directors and reasonably acceptable to such Offering Shareholder, as the value of the distribution rights with respect to the Offered Shares being sold by such shareholder upon consummation of such sale.

    (e) In the event the Corporation fails to purchase all of the Offered Shares offered by any Offering Shareholder pursuant to this Section 2, then each Offering Shareholder shall have the right, but not the obligation, to sell any Offered Shares not purchased by the Corporation pursuant to this Section 2 (the "Unpurchased Shares") to any other shareholder or to any Eligible Investor (as such term is hereinafter defined), provided that the purchase price of each such Unpurchased Share is not less than the Fair Market Value thereof previously offered to the Corporation. For purposes hereof, the term "Eligible Investor" shall mean (i) any provider employed by the Corporation pursuant to an employment contract in the form required by the Corporation (the "Employment Contract") who is licensed in the State of Oregon to practice medicine, is in good standing with the Board of Medical Examiners or its successor in the State of Oregon and has obtained approval to become a shareholder by a vote, by secret ballot, of the shareholders holding at least two-thirds of the shares of Common Stock, (ii) any Retired Shareholder (as such term is hereinafter defined) or (iii) any individual that has acquired shares of Common Stock from the Corporation in connection with any acquisition by the Corporation of any stock or assets of another entity.

    SECTION 3. Notwithstanding any other provision of these Restated Articles to the contrary, any shareholder ("Retired Shareholder") who, pursuant to such shareholder's Employment Contract, retired from the Corporation (a) after more than 20.5 years of employment by the Corporation or by [The Corvallis Clinic][HealthFirst Medical Group][Medford Clinic], P.C., with full credit given for the period employment by [The Corvallis Clinic][HealthFirst Medical Group][Medford Clinic], P.C., or (b) at age 62 or older, may cause the shares of Common Stock held thereby to be Transferred to a trust upon satisfaction of all of the following conditions:

        (i) until death or incompetency of such Retired Shareholder, such Retired Shareholder shall at all times be a trustee of the trust and the trust shall be, by its terms, revocable under any circumstance by such Retired Shareholder and any co-trustor (a "Permitted Trust");

        (ii) the Corporation is given an opportunity, prior to the Transfer to the trust, to review all relevant documentation, including the trust agreement, to determine whether the trust qualifies as a Permitted Trust;

       (iii) after giving effect to such Transfer, the total number of shares of Common Stock held by providers licensed to practice medicine in the State of Oregon or render any other professional services for which the Corporation is organized would exceed 50 percent of the then-outstanding shares of Common Stock.

                                  ARTICLE VIII

                  RIGHT OF THE CORPORATION TO ISSUE NEW SHARES

    The Corporation shall have the right to issue new shares of Common Stock or to offer or otherwise Transfer, pursuant to any stock option plan or otherwise, additional shares of Common Stock to any shareholder or Eligible Investor.

                                   ARTICLE IX

                              REPURCHASE OF SHARES

    SECTION 1. In the event that a shareholder ceases to be an Eligible Investor due to termination of the Employment Contract of such shareholder (the "Trigger Event"), including upon death or incompetency, the Corporation has the right, but not the obligation, within 90 days following the Trigger Event, to repurchase all of the shares of Common Stock held by such shareholder (the "Non-Eligible Investor") or such Non-Eligible Investor's representative, as the case may be, at the price set forth in Section 3 hereof. The Non-Eligible Investor or such Non-Eligible Investor's representative, as the case may be, shall deliver to the Corporation a written notice which shall state the event that triggered such Non-Eligible Investor's loss of Eligible Investor status and the date of such Trigger Event.

    SECTION 2. Any transactions necessary for the Corporation to repurchase shares of Common Stock from the Non-Eligible Investor in accordance with this
Section 2 shall be consummated at a closing (the

"Company Repurchase Closing") which shall take place at the principal office of the Corporation. At the Corporation Repurchase Closing (i) such Non-Eligible Investor or the Non-Eligible Investor's representative, as the case may be, shall deliver to the Corporation all certificates evidencing the shares of Common Stock being repurchased by the Corporation in accordance with Section 1 hereof, duly endorsed for transfer, free and clear of all liens and encumbrances, with no further act required to be taken by the Corporation, and
(ii) the Corporation shall pay to such Non-Eligible Investor or to such Non-Eligible Investor's representative, as the case may be, cash in an amount equal to the aggregate purchase price of such shares of Common Stock being repurchased by the Corporation at the price per such share set forth in Section 3 hereof; PROVIDED, HOWEVER, that the Corporation may, at its sole option, pay the full amount of such purchase price in cash to such Non-Eligible Investor or deliver to such Non-Eligible Investor or to such Non-Eligible Investor's representative, as the case may be, an amount equal to 10 percent of such purchase price in cash and a 10-year installment note in the principal amount equal to the balance of the amount of such purchase price, bearing interest at the prime rate of interest, as announced or in effect at United States National Bank of Oregon, plus one percent, for the principal amount of such installment note.

    SECTION 3. The purchase price for each share repurchased by the Corporation in accordance with Section 1 hereof shall be equal to the fair market value of each such share on the date of the Triggering Event as reasonably determined by the Board of Directors.

                                   ARTICLE X

                                INDEMNIFICATION

    SECTION 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Corporation, against expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, as the case may be, to the fullest extent and in the manner set forth in and permitted by the Oregon Professional Corporation Act, the Oregon Business Corporation Act and any other applicable law as may be from time to time in effect (collectively, "Oregon Law"). Such right of indemnification shall not be deemed to be exclusive of any other rights to which such director or officer may be entitled apart therefrom. The foregoing provisions of this
Section 1 shall be deemed to be a contract between the Corporation and each director and officer of the Corporation who serves in such capacity at any time while this Section 1 and the relevant provisions of Oregon Law, if any, are in effect, and no repeal or modification thereof shall affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

    SECTION 2. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, as the case may be, to the extent and in the manner set forth in and permitted by Oregon Law as may be from time to time in effect. Such right of indemnification shall not be deemed to be exclusive of any other rights to which any such person may be entitled apart therefrom.

                                   ARTICLE XI

                     LIABILITY FOR BREACH OF FIDUCIARY DUTY

    To the fullest extent permitted by Oregon Law, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as such a director. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as such a director, except for liability (i) for any breach of such director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under ORS 60.367 or (iv) for any transaction from which such director derived an improper personal benefit. If Oregon Law is hereafter amended to authorize the further elimination or limitation of the liability of directors of the Corporation, then the liability of directors shall be eliminated or limited to the fullest extent authorized by Oregon Law, as so amended.

DATED: ______________________, 1996

                                          ________________________________, P.C.
                                          By: __________________________________

                                              Title:

                                   APPENDIX I
                            FORM OF ESCROW AGREEMENT

    This Escrow Agreement (this "Agreement") is made and entered into as of January , 1997, by and among DAVID H. CUTSFORTH, JR., M.D., an individual (the "Corvallis Representative"), as representative of the holders of Class B Common Stock of The Corvallis Clinic, P.C., an Oregon professional corporation ("Corvallis"), RUSSELL A. DOW, M.D., an individual (the "HealthFirst Representative"), as representative of the holders of Class A Shares of HealthFirst Medical Group, P.C., an Oregon professional corporation ("HealthFirst"), JON NESS, an individual (the "Medford Representative" and, together with the Corvallis Representative and the HealthFirst Representative, referred to herein, collectively, as the "Representatives"), as representative of the holders of Common Stock of Medford Clinic, P.C., an Oregon professional corporation ("Medford"), PHYSICIAN PARTNERS, INC., a Delaware corporation ("PPI"), and HARRIS TRUST AND SAVINGS BANK, N.A., an Illinois banking corporation (the "Escrow Agent").

                                    RECITALS

    WHEREAS, PPI, Corvallis, HealthFirst and Medford have entered into the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of September 19, 1996, as amended by the Amendment to Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of November 4, 1996 and the Second Amendment and Waiver of Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of November 29, 1996 (as so amended, as the "Reorganization and Merger Agreement");

    WHEREAS, the Reorganization and Merger Agreement contemplates that (i) Corvallis, HealthFirst and Medford (collectively, the "Companies") will merge with and into PPI (the "Merger") and (ii) the shareholders of each of Corvallis, HealthFirst and Medford will receive shares of Class A Common Stock, par value $0.01 per share ("PPI Shares"), of PPI in exchange for the shares of capital stock of Corvallis, HealthFirst and Medford held thereby, respectively, as consideration in the Merger in accordance with the exchange ratios set forth therein; and

    WHEREAS, the Reorganization and Merger Agreement also contemplates that, prior to the Effective Time (as such term is defined in the Reorganization and Merger Agreement), the holders of Class B Common Stock of Corvallis (the "Corvallis Class B Shareholders"), the holders of Class A Shares of HealthFirst (the "HealthFirst Shareholders") and the holders of Common Stock of Medford (the "Medford Shareholders" and, together with the Corvallis Class B Shareholders and the HealthFirst Shareholders, referred to herein, collectively, as the "Escrow Holders"), the names and addresses of which Escrow Holders are set forth in
Schedule 1 attached hereto, will deposit into escrow a certain number of PPI Shares for a total of 1,926,000 PPI Shares in escrow;

    NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

    1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Reorganization and Merger Agreement.

    2. APPOINTMENT OF ESCROW AGENT. Each of the Representatives and PPI hereby appoint the Escrow Agent as the escrow agent under this Agreement, and the Escrow Agent hereby accepts such appointment.

    3. COMPENSATION. PPI shall compensate the Escrow Agent for its services hereunder in the amount of $3,000.

    4. CONSENT OF COMPANY SHAREHOLDERS. By virtue of the approval of the transactions contemplated by the Reorganization and Merger Agreement by the shareholders of each of the Companies, the Escrow

Holders shall be deemed to have consented to be bound by the terms of this Agreement and to be parties hereto with the same force and effect as if they were signatories hereto, including, without limitation, the appointment of the respective Representative as their representatives for purposes of this Agreement and the taking by such Representatives of any and all actions required or permitted to be taken thereby under this Agreement.

    5. DEPOSIT INTO ESCROW. At the Effective Time, (a) each Corvallis Class B Shareholder shall deposit with the Escrow Agent 52 PPI Shares received thereby as consideration in the Merger (such shares, referred to herein, collectively, as the "Corvallis Escrow Shares") per share of Class B Common Stock of Corvallis (which would result in a total of 622,000 PPI Shares deposited by all of the Corvallis Class B Shareholders as Corvallis Escrow Shares), (b) each HealthFirst Shareholder shall deposit with the Escrow Agent 91 PPI Shares received thereby as consideration in the Merger (such shares, referred to herein collectively, as the "HealthFirst Escrow Shares") per share of Class A Share of HealthFirst (which would result in a total of 840,000 PPI Shares deposited by all of the HealthFirst Shareholders as the HealthFirst Escrow Shares) and (c) each Medford Shareholder shall deposit with the Escrow Agent 8,141 PPI Shares received thereby as consideration in the Merger (such shares, referred to herein, collectively, as the "Medford Escrow Shares" and, together with the Corvallis Escrow Shares and the HealthFirst Escrow Shares, referred to herein, collectively, as the "Escrow Shares") per share of Common Stock of Medford (which would result in a total of 464,000 PPI Shares deposited by all of the Medford Shareholders as the Medford Escrow Shares). Subject to and in accordance with the terms and conditions hereof, the Escrow Agent shall hold the Escrow Shares in escrow and release the Escrow Shares in accordance with Section 6 hereof.

    6. ESCROW RELEASE INSTRUCTIONS. PPI shall arrange for the delivery on or before March 31, 1997 of the balance sheets of Corvallis, HealthFirst and Medford as at December 31, 1996 (collectively, the "Audited Balance Sheets"), audited by Arthur Andersen LLP. On the same day of receipt of the Audited Balance Sheets, PPI shall deliver written instructions (the "Escrow Release Instructions") to the Escrow Agent to release, and the Escrow Agent shall release, within five (5) business days of receipt of the Escrow Release Instructions by the Escrow Agent, the Escrow Shares in accordance with the Escrow Release Instructions. The Escrow Release Instructions shall set forth, among other things, PPI's calculations of the Net Shareholder Equity Per FTE and the Final Share Allocation per FTE (as such terms are defined below) of the Companies, which calculations shall, absent manifest error, be conclusive and binding for all purposes. The Escrow Release Instructions shall be prepared by PPI as follows:

        (a) In the event the quotient obtained by dividing (i) each of the Corvallis FTE, the HealthFirst FTE and the Medford FTE (as such terms are defined in the Reorganization and Merger Agreement) as of October 1, 1996 into (ii) the excess of total assets over total liabilities of Corvallis, HealthFirst or Medford, as applicable (such Company's "Net Shareholder Equity Per FTE"), as reflected on the Audited Balance Sheet thereof, which Audited Balance Sheets shall be adjusted (except in the case of HealthFirst) by changing the value of any real estate specified thereon from book value to fair market value based on fair market value appraisals prepared by appraisers reasonably acceptable to the other Companies during the 30-month period prior to December 31, 1996 (such Audited Balance Sheets and such fair market value appraisals, absent manifest error, being conclusive and binding for purposes of determining each Company's Net Shareholder Equity Per FTE), does not exceed the Net Shareholder Equity Per FTE of any other Company by more than 20 percent (the "Minimum Net Equity Threshold"), PPI shall instruct the Escrow Agent to release from escrow (A) 26 PPI Shares to each Corvallis Class B Shareholder, (B) 45.5 PPI Shares to each HealthFirst Shareholder and (C) 4,070 PPI Shares to each Medford Shareholder (which, in each case, equals 50 percent of the number of Escrow Shares deposited in escrow by each such Escrow Holder pursuant hereto; or

        (b) In the event that the Net Shareholder Equity Per FTE of a Company or Companies (each, the "Excess Company") exceeds the Net Shareholder Equity Per FTE of any other Company by more than the Minimum Net Equity Threshold (such excess, referred to herein, as the "Excess Difference"), PPI shall instruct the Escrow Agent to release from escrow such number of Escrow Shares to such Escrow Holders as determined in accordance with the following procedure:

            (1) Multiply the Excess Difference of the Excess Company by the FTE of such Excess Company and multiply the Excess Difference of any other Excess Company, if any, by the FTE of such other Excess Company (each, the "Excess Company's True-Up Amount");

            (2) If there is more than one Excess Company's True-Up Amount (because more than one Company is an Excess Company), add both Excess Company's True-Up Amounts (collectively, the "Total True-Up Adjustment");

            (3) Multiply (A) $15.82 (the appraised value per PPI Share) by (B) 135,000 (the aggregate number of restricted PPI Shares issued to certain individuals), which product equals $2,135,700 (the "Restricted Stock Adjustment");

            (4) Add the Excess Company's True-Up Amount, or if there is more than one Excess Company, the Total True-Up Adjustment and the Restricted Stock Adjustment (the "Total Adjustment");

            (5) Subtract the Total Adjustment from $105,000,000 (the appraised value of the Companies as a combined entity, assuming such combination as of June 30, 1996) (the resulting amount is referred to herein as the "Adjusted Combined Enterprise Value");

            (6) Multiply the Adjusted Combined Enterprise Value by each of the three fractions, the numerator of which is the FTE of each of the Companies and the denominator of which is 240.75 (the total FTE of the Companies) (each product is referred to herein as such Company's "FTE-Based Value");

            (7) Divide each Company's FTE-Based Value by $15.82 (each quotient is referred to herein as such Company's "FTE-Based Share Allocation");

            (8) Divide each Company's FTE-Based Share Allocation by the FTE of such Company (each quotient is referred to herein as such Company's "Share Allocation per FTE");

            (9) Divide any Excess Company's True-Up Amount by $15.82 (each quotient is referred to herein as such Excess Company's "PPI Share Equivalency");

           (10) Divide any Excess Company's PPI Share Equivalency by the FTE of such Excess Company (each quotient is referred to herein as such Excess Company's "True-Up Share Allocation per FTE"); and

           (11) Add Share Allocation per FTE to True-Up Share Allocation per FTE of each Company (such Company's "Final Share Allocation per FTE").

    In the event that the amount by which a Company's Final Share Allocation per FTE exceeds 27,000 (such excess referred to herein as the "FTE Differential"), PPI shall instruct the Escrow Agent to release to each of the Escrow Holders of such Company such number of Escrow Shares as is equal to (i) 50 percent of the number of PPI Shares deposited in escrow by such Escrow Holder, PLUS (ii) such number of PPI Shares as is equal to the product of the FTE Differential multiplied by a fraction (x) the numerator of which is the number of PPI Shares deposited by such Escrow Holder in escrow and (y) the denominator of which is the aggregate number of PPI Shares deposited by all of the Escrow Holders of such Company in Escrow. In the alternative, if any Company's Final Share Allocation per FTE is less than 27,000 (the "FTE Shortfall"), PPI shall instruct the Escrow Agent to release to each of the Escrow Holders of such Company such number of PPI Shares as is equal to (i) 50 percent of the number of PPI Shares deposited in escrow by such Escrow Holder, MINUS (ii) such number of PPI Shares as is equal to the product of the FTE Shortfall multiplied by a fraction (x) the numerator of which is the number of PPI Shares deposited by such Escrow Holder in escrow and (y) the denominator of which is the aggregate number of PPI Shares deposited by all of the Escrow Holders of such Company in escrow.

        (c) If any Company's Final Share Allocation Per FTE equals 27,000, PPI shall instruct the Escrow Agent to release to each of the Escrow Holders of such Company such number of PPI Shares as is equal to 50 percent of the number of PPI Shares deposited by each such Escrow Holder in escrow.

        (d) If any Escrow Shares remain in escrow subsequent to the releases by the Escrow Agent to the Escrow Holders pursuant to paragraphs (a), (b) or
    (c) of this Section 6, PPI shall instruct the Escrow Agent to release all such Escrow Shares to PPI which shares shall be cancelled and retired by PPI.

    7. SCOPE OF UNDERTAKING. The Escrow Agent's duties and responsibilities in connection with this Agreement shall be limited to those set forth in this Agreement. The Escrow Agent is not a principal, participant or beneficiary in any transaction underlying this Agreement. The Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in accordance with this Agreement, except for its own willful misconduct or negligence. The Escrow Agent may rely on, and shall not be liable for following the Escrow Release Instructions or any other instructions contained in any written notice, instruction or request furnished to it hereunder or pursuant hereto and reasonably believed thereby it to have been signed or presented by the proper party or parties. The Escrow Agent shall be responsible for holding and releasing the Escrow Shares pursuant to this Agreement. Escrow Agent is not responsible or liable in any manner whatsoever for the transaction or transactions requiring or underlying the execution of this Agreement.

    8. INDEMNIFICATION. PPI hereby indemnifies the Escrow Agent against, and hold the Escrow Agent harmless from, any and all expenses reasonably suffered or incurred by the Escrow Agent in connection with or arising from or out of this Agreement, except such acts or omissions as may result from any breach of this Agreement by the Escrow Agent or its willful misconduct or negligence.

    9. NOTICES. Any notice or other communication required or permitted to be given under this Agreement by any party hereto to any other party hereto shall be considered as properly given if in writing and (a) delivered by hand, (b) mailed by registered or certified mail, return receipt requested and postage prepaid, or (c) sent by telex, telefax machine or prepaid telegram, in each case addressed as follows:

       If to Corvallis Representative:

           David H. Cutsforth, Jr., M.D.
           444 NW Elks Drive
           Corvallis, Oregon 97330
           Telephone: (541) 754-1374
           Telecopy: (541) 757-1847

       If to Medford Representative:

           Jon Ness
           555 Black Oak Drive
           Medford, Oregon 97504
           Telephone: (541) 734-3601
           Telecopy: (541) 734-3598

       If to HealthFirst Representative:

           Russell A. Dow, M.D.
           10535 N.E. Glisan
           Portland, Oregon 97220
           Telephone: (503) 229-7538
           Telecopy: (503) 790-1248

       If to PPI:

           Mr. David Goldberg
           Physician Partners, Inc.
           111 SW Columbia Street, Suite 725
           Portland, Oregon 97220
           Telephone: (503) 224-2249
           Telecopy: (503) 224-4713

       If to Escrow Agent:

           Harris Trust and Savings Bank
           311 West Monroe Street, 14th Floor
           Chicago, Illinois 60606
           Attention: Mr. Keith Bradley
           Telephone: (312) 461-2121
           Telecopy: (312) 461-1530

Delivery of any communication given in accordance herewith shall be effective only upon actual receipt thereof by the party or parties to whom such communication is directed. Any party to this Agreement may change the address to which communications hereunder are to be directed by giving written notice to the other party or parties hereto in the manner provided in this Section 9.

    10. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oregon.

    11. RESIGNATION. The Escrow Agent may resign at any time by delivering written notice at least 30 days prior to the date upon which such resignation is to become effective to the parties hereto, who hereby agree to designate, by a written instrument delivered to the Escrow Agent, a successor Escrow Agent. After the effective date of such resignation, the Escrow Agent shall be under no further obligation to perform any of the duties of the Escrow Agent under the terms of this Agreement other than to deliver the entire Escrow Shares to a properly designated successor Escrow Agent. Any successor Escrow Agent shall have all of the duties, powers, rights and immunities conferred upon the Escrow Agent hereby.

    12. ASSIGNMENT. The rights and obligations of the parties hereto under this Agreement cannot be assigned by any of such parties without the prior written consent of the other parties hereto.

    13. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

    14. TERMINATION. This Agreement shall terminate upon (a) release of all of the Escrow Shares in accordance with Section 6 hereof and (b) unless the Escrow Agent shall otherwise elect, full and final payment of all amounts required to be paid to the Escrow Agent hereunder (whether fees, expenses, costs or otherwise); PROVIDED, HOWEVER, that in the event all such amounts required to be paid to the Escrow Agent hereunder are not fully and finally paid prior to termination, the provisions of Section 7 hereof shall survive the termination hereof.

    15. GENERAL. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement and any affidavit, certificate, instrument, agreement or other document required to be provided hereunder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Unless the context shall otherwise require, the singular shall include the plural and each pronoun in any gender shall include all other genders. The terms and provisions of this Agreement and the Reorganization and Merger Agreement constitute the entire agreement among the parties hereto in respect of the subject matter hereof. This Agreement, or any provision hereof, may be amended, modified, waived or terminated only by written instrument duly signed by the parties hereto. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, devisees, executors, administrators, personal representatives, successors, trustees and receivers.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

                                          HARRIS TRUST AND SAVINGS BANK, N.A.,
                                          as
                                          Escrow Agent

                                          By:
                                          --------------------------------------

                                          Title:

                                          PHYSICIAN PARTNERS, INC.

                                          By:
                                          --------------------------------------

                                          Title:

                                          --------------------------------------

                                          DAVID H. CUTSFORTH, JR., M.D.,
                                          as Corvallis Representative

                                          --------------------------------------

                                          RUSSELL A. DOW, M.D.,
                                          as HealthFirst Representative

                                          --------------------------------------

                                          JON NESS,
                                          as Medford Representative

                                   SCHEDULE 1
                     NAMES AND ADDRESSES OF ESCROW HOLDERS

                                   APPENDIX J
                               DISSENTERS' RIGHTS
                 RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

    60.551  DEFINITIONS FOR 60.551 TO 60.594.--As used in ORS 60.551 to 60.594:

    (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held IN A VOTING TRUST or a nominee as the record shareholder.

    (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

    (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under ORS 60.554 and who exercises that right when and in the manner required by ORS 60.561 to 60.587.

    (4) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

    (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

    (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

    (7) "Shareholder" means the record shareholder or the beneficial shareholder. (Last amended by Ch. 1040, L. '89, eff. 10-3-89.)

------------------------------

    Ch. 1040, L. '89, eff. 10-3-89, added matter in italic.

    .1 FAIR VALUE; USE OF MARKETABILITY AND MINORITY INTEREST DISCOUNTS.--In action to determine fair value of dissenting shareholder's shares, trial court correctly applied marketability discount, but should not have applied minority interest discount. Marketability discount sufficiently reflected difference between the shares' proportion of the enterprise value and their fair value. A minority discount, however, would have penalized the dissenter for exercising his statutory rights, while allowing corporation to buy his shares cheaply. COLUMBIA MANAGEMENT CO V WYSS, 765 P2D 207 (CT APP 1988).

    60.554 RIGHT TO DISSENT.--(1) Subject to subsection (2) of this section, a shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate acts:

        (a) Consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by ORS 60.487 or the articles of incorporation and the shareholder is entitled to vote on the merger or if the corporation is a subsidiary that is merged with its parent under ORS 60.491;

        (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

        (c) Consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

        (d) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

           (A) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; or

           (B) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under ORS 60.141; or

        (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

    (2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under ORS 60.551 to 60.594 may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

    (3) Dissenters' rights shall not apply to the holders of shares of any class or series if the shares of the class or series were registered on a national securities exchange or (1) quoted on the National Association of Securities Dealers, Inc. Automated Quotation System as a National Market System issue on the RECORD date (2) FOR the meeting of shareholders at which (3) THE CORPORATE ACTION DESCRIBED IN SUBSECTION (1) OF THIS SECTION IS TO BE APPROVED OR ON THE DATE A COPY OR SUMMARY OF THE PLAN OF MERGER IS MAILED TO SHAREHOLDERS UNDER ORS 60.491, UNLESS THE ARTICLES OF INCORPORATION OTHERWISE PROVIDE. (Last amended by Ch. 403, L. '93, eff. 11-4-93.)

------------------------------

    Ch. 403, L. '93, eff. 11-4-93, added matter in italic and deleted
(1) "prices were"; (2) "fixed to determine the shareholders entitled to vote at"; and (3) "the amendment to the articles of incorporation, plan of merger, exchange or proposed sale or exchange of property and assets is to be acted upon unless the articles of incorporation of the corporation shall otherwise provide".

    60.557 DISSENT BY NOMINEES AND BENEFICIAL OWNERS.--(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares regarding which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

    (2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

        (a) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

        (b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

                        PROCEDURE FOR EXERCISE OF RIGHTS

    60.561 NOTICE OF DISSENTERS' RIGHTS.--(1) If proposed corporate action creating dissenters' rights under ORS 60.554 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under ORS 60.551 to 60.594 and be accompanied by a copy of ORS 60.551 to 60.594.

    (2) If corporate action creating dissenters' rights under ORS 60.554 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send the shareholders entitled to assert dissenters' rights the dissenters' notice described in ORS 60.567.

    60.564 NOTICE OF INTENT TO DEMAND PAYMENT.--(1) If proposed corporate action creating dissenters' rights under ORS 60.554 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated and shall not vote such shares in favor of the proposed action.

    (2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder's shares under this chapter.

    60.567 DISSENTERS' NOTICE.--(1) If proposed corporate action creating dissenters' rights under ORS 60.554 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of ORS 60.564.

    (2) The dissenters' notice shall be sent no later than 10 days after the corporate action was taken, and shall:

        (a) State where the payment demand shall be sent and where and when certificates for certificated shares be deposited;

        (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

        (c) Supply a form for demanding payment that includes the date of the first announcement of the terms of the proposed corporate action to news media or to share holders and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

        (d) Set a date by which the corporation must receive the payment demand. This date may not be fewer than 30 nor more than 60 days after the date the subsection (1) of this section notice is delivered; and

        (e) Be accompanied by a copy of ORS 60.551 to 60.594.

    60.571 DUTY TO DEMAND PAYMENT.--(1) A shareholder sent a dissenters' notice described in ORS 60.567 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to ORS 60.567(2)(c), and deposit the shareholder's certificates in accordance with the terms of the notice.

    (2) The shareholder who demands payment and deposits the shareholder's shares under subsection (1) of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

    (3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

    60.574 SHARE RESTRICTIONS.--(1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under ORS 60.581.

    (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

    60.577 PAYMENT.--(1) Except as provided in ORS 60.584, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with ORS 60.571, the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

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
    (2) The payment must be accompanied by:

        (a) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year and the latest available interim financial statements, if any;

        (b) A statement of the corporation's estimate of the fair value of the shares;

        (c) An explanation of how the interest was calculated;

        (d) A statement of the dissenter's right to demand payment under ORS 60.587; and

        (e) A copy of ORS 60.551 to 60.594. (Last amended by Ch. 579, L. '87.)

    60.581 FAILURE TO TAKE ACTION.--(1) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

    (2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under ORS 60.567 and repeat the payment demand procedure.

    60.584 AFTER-ACQUIRED SHARES.--(1) A corporation may elect to withhold payment required by ORS 60.577 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

    (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of such demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under ORS 60.587.

    60.587 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.--(1) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under ORS 60.577 or reject the corporation's offer under ORS 60.584 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

        (a) The dissenter believes that the amount paid under ORS 60.577 or offered under ORS 60.584 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

        (b) The corporation fails to make payment under ORS 60.577 within 60 days after the date set for demanding payment; or

        (c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

    (2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within 30 days after the corporation made or offered payment for the dissenter's shares.

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                          JUDICIAL APPRAISAL OF SHARES

    60.591 COURT ACTION.--(1) If a demand for payment under ORS 60.587 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand under ORS 60587 and petition the court under subsection (2) of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

    (2) The corporation shall commence the proceeding in the circuit court of the county where a corporation's principal office is located, or if the principal office is not in this state, where the corporation's registered office is located. If the corporation is a foreign corporation without a registered offce in this state, it shall commence the proceeding in the county in this sue where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

    (3) The corporation shall make all dissenters, whether or not resident of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

    (4) The jurisdiction of the circuit court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the court order appointing them, or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

    (5) Each dissenter made a party to the proceeding is entitled to judgment for:

        (a) The amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation; or

        (b) The fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under ORS 60384.

    (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to counsel reasonable fees to be paid out of the amount awarded the dissenters who were benefited.

    60.594 COURT COSTS AND COUNSEL FEES.--(1) The court in an appraisal proceeding commenced under ORS 60.591 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under ORS 60.587.

    (2) The court may also assess the fees and expenses of counsel and expels of the respective parties in amounts the court finds equitable:

        (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of ORS 60.561 to 60.587; or

        (b) Against either the corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses art assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

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